As filed with the Securities and Exchange Commission on March 5, 2004
Registration No. 333-98141

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

Form F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Burns, Philp & Company Limited	Burns Philp Capital Pty Limited
(ACN 000 000 359)	(ACN 100 768 803)
(Exact name of registrants as specified in their charters)
New South Wales, Australia	Australian Capital Territory, Australia
(State of or other jurisdiction of incorporation or organization)	(State of or other jurisdiction of incorporation or organization)
2099	2099
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)
Not applicable	Not applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

(TABLE OF ADDITIONAL REGISTRANTS APPEARS ON FOLLOWING PAGE)

Level 23, 56 Pitt Street

Sydney, NSW 2000
Australia
61-2-9259-1111
(Address, including zip code, and telephone number,
including area code, of registrants’ principal executive offices)

CT Corporation System

111 8th Avenue
13th Floor
New York, New York 10011
212-894-8940
(Name, address, including zip code, and telephone number,
including area code, of registrants’ agent for service)

Copies to:

Helen Golding Burns, Philp & Company Limited Level 23, 56 Pitt Street Sydney, NSW 2000 Australia 61-2-9259-1111	Morton A. Pierce, Esq. Frank R. Adams, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019-6092 212-259-8000

      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective time until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

		Primary Standard
		Industrial	I.R.S. Employer
	Jurisdiction of	Classification Code	Identification
Name of Registrant	Incorporation	Number	No.

Sudamericana de Levaduras S.A. de Inversiones	Argentina	2099	Not Applicable
Burns Philp Australia Pty Limited	Australia	2099	Not Applicable
Burns Philp Camellia Pty Limited	Australia	2099	Not Applicable
Burns Philp Food Holdings Pty Limited	Australia	6719	Not Applicable
Burns Philp Food Overseas Holdings Limited	Australia	6719	Not Applicable
Burns Philp Food Overseas Investments Pty Limited	Australia	2099	Not Applicable
Burns Philp Food Properties Pty Limited	Australia	2099	Not Applicable
Burns Philp Food Services Pty Limited	Australia	2099	Not Applicable
Burns Philp South America Pty Limited	Australia	2099	Not Applicable
Burns Philp Middle East Pty Limited	Australia	2099	Not Applicable
Burns Philp Overseas Holdings Limited	Australia	6719	Not Applicable
Burns Philp Pakistan Pty Limited	Australia	2099	Not Applicable
Burns Philp Technology and Development Pty Limited	Australia	2099	Not Applicable
Burns Philp Technology Pty Limited	Australia	2099	Not Applicable
Burns Philp Treasury (Australia) Limited	Australia	2099	Not Applicable
Indonesian Yeast Company Pty Limited	Australia	2099	Not Applicable
Mauri Fermentation Argentina Pty Limited	Australia	2099	Not Applicable
Mauri Fermentation Brazil Pty Limited	Australia	2099	Not Applicable
Mauri Fermentation Chile Pty Limited	Australia	2099	Not Applicable
Mauri Fermentation China Pty Limited	Australia	2099	Not Applicable
Mauri Fermentation India Pty Limited	Australia	2099	Not Applicable
Mauri Fermentation Indonesia Pty Limited	Australia	2099	Not Applicable
Mauri Fermentation Malaysia Pty Limited	Australia	2099	Not Applicable
Mauri Fermentation Philippines Pty Limited	Australia	2099	Not Applicable
Mauri Fermentation Vietnam Pty Limited	Australia	2099	Not Applicable
Mauri Yeast Australia Pty Limited	Australia	2099	Not Applicable
BPC1 Pty Limited	Australia	2099	Not Applicable
Burns Philp Food Limited	Canada	2099	89665 2195
Burns Philp Ecuador S.A.	Ecuador	2099	Not Applicable
Burns Philp Deutschland Export Nahrungsmittel — Vertriebsgesellschaft mbH	Germany	2099	Not Applicable
Burns Philp Deutschland GmbH	Germany	2099	Not Applicable
Burns Philp Deutschland Grundbesitz GmbH	Germany	2099	Not Applicable
Deutsche Hefewerke GmbH	Germany	2099	Not Applicable
Burns Philp Guatemala, S.A.	Guatemala	2099	Not Applicable
Burns Philp Netherlands European Holdings B.V.	Netherlands	2099	Not Applicable
Burns Philp Treasury (Europe) B.V.	Netherlands	2099	Not Applicable
Burns Philp (New Zealand) Limited	New Zealand	2099	Not Applicable
Goodman Finance Limited	New Zealand	2099	Not Applicable
New Zealand Food Industries Limited	New Zealand	2099	Not Applicable
Burns Philp Peru S.A.C.	Peru	2099	Not Applicable
Burns Philp Food, S.A.	Spain	2099	Not Applicable
Burns Philp (U.K.) Plc	United Kingdom	2099	Not Applicable
BPCUS1 Inc.	USA	2099	83-0347277
Burns Philp Capital (U.S.) Inc.	USA	2099	83-0347276
Burns Philp Food Inc.	USA	2099	22-2723920
Burns Philp Inc.	USA	2099	94-3006329
Tone Brothers, Inc.	USA	2099	42-1128279
Flodden S.A.	Uruguay	2099	Not Applicable
Greensted S.A.	Uruguay	2099	Not Applicable
Levadura Uruguaya S.A.	Uruguay	2099	Not Applicable
Burns Philp Venezuela, S.A.	Venezuela	2099	Not Applicable
Goodman Fielder Pty Limited	Australia	2000	Not Applicable
BCW Hotplate Bakery Pty Limited	Australia	2000	Not Applicable
Country Bake Bakeries Pty Limited	Australia	2000	Not Applicable
Ernest Adams Australia Pty Limited	Australia	2000	Not Applicable
ETA Foods Pty Limited	Australia	2000	Not Applicable

		Primary Standard
		Industrial	I.R.S. Employer
	Jurisdiction of	Classification Code	Identification
Name of Registrant	Incorporation	Number	No.

Fielder Gillespie Davis Finance Pty Limited	Australia	2000	Not Applicable
G F Australia Pty Limited	Australia	2000	Not Applicable
G F D Australia Pty Limited	Australia	2000	Not Applicable
G F Defiance Pty Limited	Australia	2000	Not Applicable
GF Finance International Pty Limited	Australia	2000	Not Applicable
GF Finance Pty Limited	Australia	2000	Not Applicable
GF Fresh Pty Limited	Australia	2000	Not Applicable
GF Group Services Pty Limited	Australia	2000	Not Applicable
GF Trade Finance Pty Limited	Australia	2000	Not Applicable
G Wood Son and Company Proprietary Limited	Australia	2000	Not Applicable
Gillespie Bros Holdings Pty Limited	Australia	2000	Not Applicable
Goodman Fielder Consumer Foods Pty Limited	Australia	2000	Not Applicable
Goodman Fielder Field Operations Pty Limited	Australia	2000	Not Applicable
Goodman Fielder Food Services Pty Limited	Australia	2000	Not Applicable
Goodman Fielder Ingredients Pty Limited	Australia	2000	Not Applicable
Goodman Fielder International Pty Limited	Australia	2000	Not Applicable
M L (WA) Export Pty Limited	Australia	2000	Not Applicable
Mowbray Industries Pty Limited	Australia	2000	Not Applicable
Namregtown International Pty Limited	Australia	2000	Not Applicable
Provincial Traders Foods Pty Limited	Australia	2000	Not Applicable
QBA Properties Pty Limited	Australia	2000	Not Applicable
Quality Bakers Australia Pty Limited	Australia	2000	Not Applicable
Rochna Pty Limited	Australia	2000	Not Applicable
Stuart Bakery Pty Limited	Australia	2000	Not Applicable
Sunicrust Bakeries Pty Limited	Australia	2000	Not Applicable
The Uncle Tobys Company Pty Limited	Australia	2000	Not Applicable
Uncle Tobys Properties Pty Limited	Australia	2000	Not Applicable
William Jackett & Son Pty Limited	Australia	2000	Not Applicable
GF Finance (N.Z.) Limited	New Zealand	2000	Not Applicable
Goodman Fielder Milling & Baking New Zealand Limited	New Zealand	2000	Not Applicable
Goodman Fielder New Zealand Limited	New Zealand	2000	Not Applicable
Meadow Lea Foods Limited	New Zealand	2000	Not Applicable
NZ Margarine Holdings Limited	New Zealand	2000	Not Applicable
Quality Bakers New Zealand Limited	New Zealand	2000	Not Applicable

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities and is not soliciting an offer to exchange these securities in any state or jurisdiction where the offer or exchange is not permitted.

SUBJECT TO COMPLETION DATED MARCH 5, 2004

PROSPECTUS

Burns Philp Capital Pty Limited
(ACN 100 768 803)

Offer to Exchange

9 3/4% Series B Senior Subordinated Notes due 2012

which we have registered under the Securities Act of 1933
for any and all outstanding
9 3/4% Senior Subordinated Notes due 2012,
U.S.$400,000,000 aggregate principal amount outstanding

Unconditionally Guaranteed

by Burns, Philp & Company Limited
and certain of its subsidiaries

Material Terms of the Exchange Offer

•	Expires 5:00 p.m., New York City time, on , 2004, unless extended.

•	We will exchange your validly tendered Old Notes for registered Exchange Notes with substantially identical terms except for certain transfer restrictions and registration rights relating to the Old Notes.

•	You may withdraw your tender of outstanding Old Notes at any time prior to the expiration of the exchange offer.

•	The exchange of Notes should not be a taxable exchange for U.S. Federal or Australian income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	You will be required to make certain representations when you accept the exchange offer, including that you are not engaging in a distribution of the Exchange Notes.

      Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution,” on page 212.

       Please refer to “Risk Factors,” beginning on page 17 of this document, for certain important information.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2004

      Whenever we refer to the outstanding 9 3/4% Senior Subordinated Notes due 2012 issued in a private placement on June 21, 2002, we will refer to them collectively as the “Old Notes” and each individually as an “Old Note.” Whenever we refer to the 9 3/4% Series B Senior Subordinated Notes due 2012 registered under the Securities Act of 1933 and issued in exchange for the Old Notes, we will refer to them collectively as the “Exchange Notes” and each individually as an “Exchange Note.” The Old Notes and the Exchange Notes are collectively referred to as the “Notes” or the “9 3/4% senior subordinated notes due 2012.”

TABLE OF CONTENTS

INDUSTRY AND MARKET DATA	ii
BASIS OF FINANCIAL INFORMATION	ii
FORWARD-LOOKING INFORMATION	iii
EXCHANGE RATE INFORMATION; EXCHANGE CONTROLS	iv
PROSPECTUS SUMMARY	1
RISK FACTORS	17
THE ACQUISITION	34
USE OF PROCEEDS	37
CAPITALIZATION	38
BURNS PHILP GROUP SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA	39
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION	46
NON-GAAP FINANCIAL MEASURE	55
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	59
INDUSTRY	96
BUSINESS	102
MANAGEMENT	125
SECURITY OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS	131
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	133
THE EXCHANGE OFFER	134
DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS	145
DESCRIPTION OF THE EXCHANGE NOTES	155
MATERIAL U.S. FEDERAL INCOME AND AUSTRALIAN TAX CONSEQUENCES	206
PLAN OF DISTRIBUTION	212
ENFORCEMENT OF CIVIL LIABILITIES	212
LEGAL MATTERS	213
EXPERTS	213
AVAILABLE INFORMATION	213
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1
UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF GOODMAN FIELDER LIMITED FOR THE SIX MONTH PERIOD ENDED DECEMBER 31, 2002	F-229

      You should rely only on information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

      Fleischmann’s, Dec-A-Cake, Durkee, French’s, Provesta, Ohly, Calsa, Mauri, Spice Islands, Tone’s, Trader’s Choice, Benchmate, Bluebird, Buttercup, Champion, Country Bake, Diamond, Edmonds, Ernest Adams, Freya’s, Helga’s, Irvines, Leaning Tower, Meadow Lea, Mighty Soft, Pampas, Praise, Quality Bakers, Uncle Tobys, Vogels, White Wings and Wonder White are trademarks registered with the U.S. Patent and Trademark Office or with similar authorities in other jurisdictions. This prospectus also includes Pure Culture Products, an unregistered trademark. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

      The Exchange Notes may not be offered or sold in the United Kingdom by means of any document except in circumstances which do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995, as amended. All applicable provisions of the Financial Services and Markets Act 2000 must be complied with in respect to anything done in relation to the Exchange Notes in, from or otherwise involving the United Kingdom. In particular, this prospectus is directed only at persons who (i) are outside the United Kingdom or (ii) are members or creditors of Burns Philp Capital Pty Limited or (iii) are investment professionals falling within Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended, or (iv) are persons falling within Article 49(2)(a) to (d) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended (all such persons together being referred to as “relevant persons”). This prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

      The Exchange Notes have not been and will not be qualified for sale under the securities laws of any province or territory of Canada. The Exchange Notes are not being offered and may not be offered or sold, directly or indirectly, in Canada or to or for the account of any resident of Canada in contravention of the securities laws of any province or territory thereof.

      No prospectus in relation to the Exchange Notes has been lodged with the Australian Securities and Investment Commission. The Exchange Notes offered by this prospectus may not be offered for issue or sale or issued or sold in the Commonwealth of Australia, its territories or possessions, nor may an invitation to make an offer to subscribe for or buy the Exchange Notes offered by this prospectus be made in the Commonwealth of Australia, its territories or possessions, except under circumstances where the offer or invitation for sale or purchase is for a minimum consideration of A$500,000 (disregarding any amount payable or paid out of funds lent by the offeror or its associates), or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Australian Corporations Act.

      Neither this prospectus, whether in draft or definitive form, nor any such other document inviting applications or offers to subscribe for or buy the Exchange Notes, may be issued or distributed in Australia or to any resident of Australia, unless the offer or invitation for issue, subscription, sale or purchase is for a minimum consideration of A$500,000 (disregarding any amount payable or paid out of funds lent by the offeror or its associates), or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Australian Corporations Act.

      The Exchange Notes, including rights representing an interest in an Exchange Note in global form, issued under this prospectus may not be offered in the Netherlands.

INDUSTRY AND MARKET DATA

      We obtained the industry, market and competitive position data used throughout this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. We believe our internal research is reliable, but it has not been verified by any independent sources. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and cannot guarantee the accuracy of such information.

BASIS OF FINANCIAL INFORMATION

      The consolidated financial statements, tables and discussions of Burns, Philp & Company Limited and its controlled entities included elsewhere in this prospectus have been prepared in accordance with accounting principles generally accepted in Australia, referred to as Australian GAAP, which varies in certain significant respects from accounting principles generally accepted in the United States, referred to as U.S. GAAP. Where appropriate or required, certain U.S. GAAP amounts have been provided. Note 33 to our audited consolidated financial statements, beginning on page F-71, and note 22 to our unaudited interim consolidated financial statements, beginning on page F-137, provide additional disclosure required under U.S. GAAP and provide a description of the significant differences between Australian GAAP and U.S. GAAP as they relate to us as well as a reconciliation of our net profit and equity to U.S. GAAP.

      The financial statements and the financial information of Goodman Fielder Pty Limited, formerly Goodman Fielder Limited, have been prepared in accordance with Australian GAAP. Note 42 to Goodman Fielder’s audited consolidated financial statements, beginning on page F-214, and Attachment C to Goodman Fielder’s unaudited interim consolidated financial statements, beginning on page F-254, provide additional disclosures required under U.S. GAAP and provide a description of the significant differences between Australian GAAP and U.S. GAAP as they relate to the financial statements of Goodman Fielder as well as a reconciliation of net profit and equity to U.S. GAAP.

FORWARD-LOOKING INFORMATION

      This prospectus contains disclosures which are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, acquisitions and other information that do not relate solely to historical or current facts. In particular, forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry,” “Business,” “The Acquisition,” and “Description of Certain other Indebtedness.” When used in this prospectus, forward-looking statements can be identified by the use of words such as “may,” “will,” “project,” “plan,” “propose,” “anticipate,” “believe,” “expect,” “intend” or “continue.” Although we believe that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be different from those projected. These factors, risks and uncertainties include, among others, the following:

•	our significant debt levels;

•	our ability to incur more debt;

•	operating and financial restrictions in our debt agreements;

•	the markets in which we operate becoming more competitive;

•	risks associated with international operations;

•	the possible departure of key executive officers;

•	risks associated with having some customers that contribute a significant amount of our revenue;

•	the availability of supply sources;

•	our acquisition of Goodman Fielder and the additional indebtedness and other liabilities we have incurred in connection with that acquisition;

•	our ability to successfully complete and integrate acquisitions, including our acquisition of Goodman Fielder;

•	the impact of environmental and other government regulations on our business;

•	changes in foreign currency exchange rates;

•	changes in accounting practices; and

•	changes in general economic conditions.

      Our actual results, performance or achievements could differ from those expressed in, or implied by, any of the forward-looking statements. We cannot assure you that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. You are cautioned not to rely unduly on such forward-looking statements when evaluating the information presented in this prospectus. We do not undertake any obligation to update publicly or revise any forward-looking statements.

EXCHANGE RATE INFORMATION; EXCHANGE CONTROLS

      We publish our consolidated financial statements in Australian dollars. In this prospectus, unless otherwise specified or the context requires, references to “U.S.$” or “U.S. dollars” are to United States dollars, references to “A$” or “$” are to Australian dollars, references to “NZ$” are to New Zealand dollars, references to “ARP” are to Argentinian pesos and references to “€” are to Euros.

      The following table contains information for the noon buying rate of U.S. dollars for Australian dollars in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York for the periods indicated.

	At Period End	Average Rate(1)	High	Low

	(U.S.$)	(U.S.$)	(U.S.$)	(U.S.$)
Year ended June 30, 1999	0.6611	0.6248	0.6712	0.5550
Year ended June 30, 2000	0.5971	0.6233	0.6703	0.5685
Year ended June 29, 2001	0.5100	0.5320	0.5996	0.4828
Year ended June 28, 2002	0.5628	0.5240	0.5748	0.4841
Year ended June 30, 2003	0.6713	0.5884	0.6729	0.5280
Six months ended December 31, 2003	0.7520	0.6932	0.7520	0.6390

(1)	The average of the noon buying rates on the last day of each full month during the period as supplied by the Federal Reserve Bank of New York.

      The noon buying rate of U.S. dollars for Australian dollars on March 3, 2004 was 0.7424.

      The following table sets forth, for the periods indicated, the high and low noon buying rates of U.S. dollars for Australian dollars.

Month and Year	High	Low

	(U.S.$)	(U.S.$)
September 2003	0.6810	0.6395
October 2003	0.7077	0.6814
November 2003	0.7238	0.6986
December 2003	0.7520	0.7265
January 2004	0.7805	0.7576
February 2004	0.7979	0.7566

      The Australian dollar is convertible into U.S. dollars at freely floating rates and currently there are no restrictions on the flow of Australian currency between Australia and the United States. The specific prior approval of the Reserve Bank of Australia must be obtained for certain payments or other dealings involving, or connected in certain ways with, certain entities including, as of the date of this prospectus, certain Yugoslav entities or individuals, certain Zimbabwe entities and individuals, certain parties identified with terrorism, UNITA or associated parties or other parties to whom financial sanctions apply. “Suspect transactions,” cash transactions of A$10,000 or more (or the foreign currency equivalent) and international funds transfer instructions, must, subject to certain exceptions, be reported to an agency of the Australian government. In addition, no payments may be made by any of our German subsidiary guarantors to jurisdictions subject to certain sanctions, adopted by the Federal Republic of Germany, implementing resolutions of the Security Council of the United Nations or regulations of the European Union. See also “Risk Factors — Risks Related to Our Business — Our international operations subject us to risks inherent in doing business on an international level,” beginning on page 25, and “— It may be difficult or impossible for you to enforce judgments of courts of the United States and other jurisdictions against the Issuer, Burns Philp and certain of our subsidiary guarantors,” on page 26.

      No such restrictions or prohibitions apply to the United States. This summary is based upon exchange control laws and regulations as now in effect and accurately interpreted and does not take into account any changes in these laws, regulations and interpretations.

PROSPECTUS SUMMARY

      This summary highlights selected information about us and the exchange offer appearing elsewhere in this prospectus and does not contain all of the information that is important to you. In this prospectus, the terms “we,” “us,” “our,” “Group” and “Burns Philp Group” refer to Burns, Philp & Company Limited and its subsidiaries, and, where appropriate, its associated companies, unless the context otherwise requires. When we use the term “Burns Philp,” we are referring only to Burns, Philp & Company Limited and not its subsidiaries or associated companies. The term “Issuer” refers solely to Burns Philp Capital Pty Limited. When we use the term “Goodman Fielder,” we are referring to Goodman Fielder Pty Limited, formerly Goodman Fielder Limited, and its controlled entities, unless the context otherwise requires. In this prospectus, where we refer to yeast, we mean bakers’ yeast unless the context otherwise requires. We encourage you to read this prospectus in its entirety to understand our business, the risks associated with investing in the Notes, the terms of the Notes and the tax and other considerations that are important to your decision to invest in the Notes.

Our Business

      We are one of three global bakers’ yeast producers and our primary focus in our yeast business is on the production of fresh yeast. We produce fresh and dry yeast for supply to thousands of bakeries around the world every day, and packaged fresh and dry yeast for consumer use in home baking. In addition, we manufacture and distribute bakery ingredients and yeast extracts. We are the second largest supplier of herbs and spices to supermarkets in North America and market our products under the Durkee, Spice Islands and French’s brands, among others.

      With our acquisition of Goodman Fielder in March 2003, we have expanded our food ingredients business, developed our consumer branded business and broadened our participation in the consumer branded food industry in Australia and New Zealand. Goodman Fielder manufactures and markets bread and breakfast cereals, edible oils, snack foods, meal components such as pasta sauce, and food ingredients. Including the facilities we acquired in connection with our acquisition of Goodman Fielder, we have 114 production facilities, including one under construction, in 28 countries around the world.

Goodman Fielder Acquisition

      We acquired control of Goodman Fielder on March 19, 2003 and completed the compulsory acquisition of all of Goodman Fielder’s outstanding ordinary shares on June 12, 2003. On December 13, 2002, we announced that we had acquired approximately 14.9% of Goodman Fielder’s outstanding ordinary shares, and on January 3, 2003, we made an unsolicited offer for all of the remaining outstanding ordinary shares of Goodman Fielder for cash. The aggregate amount of the cost of the acquisition of Goodman Fielder’s outstanding ordinary shares was approximately A$2.0 billion, which included the cost of acquiring all of the outstanding options for Goodman Fielder’s ordinary shares. In connection with the acquisition, we also repaid approximately A$300.0 million of Goodman Fielder’s indebtedness, including repayment in full of Goodman Fielder’s U.S.$200.0 million aggregate principal amount of senior notes due 2010.

      We financed our acquisition of Goodman Fielder using existing cash resources, which included approximately A$120.0 million received upon the exercise by entities associated with Mr. Graeme Hart, our principal shareholder, of options for approximately 600.0 million of our ordinary shares, the net proceeds of the issuance of U.S.$210.0 million of the 10 3/4% senior subordinated notes due 2011, which we refer to in this prospectus as our senior subordinated notes due 2011, and the proceeds of our drawings under our secured senior share acquisition bridge facility and our subordinated capital notes bridge facility. On April 4, 2003, we repaid our secured senior share acquisition bridge facility in full from a portion of the funds available under our A$1.3 billion Term A secured senior term loan facility and our U.S.$335.0 million Term B secured senior term loan facility. U.S.$65.0 million of the Term B secured senior term loan facility has since been repaid. On May 5, 2003, we commenced an underwritten offer in New Zealand of up to NZ$250.0 million of New Zealand subordinated capital notes, which we refer to in this prospectus as our New Zealand subordinated capital notes. As of the closing date of the underwritten offer of capital notes on June 27, 2003, we had issued NZ$212.5 million of New Zealand subordinated capital notes, a portion of the proceeds of which has been applied to repay our subordinated capital notes bridge facility in full.

      See “The Acquisition — Financing,” beginning on page 35, and “Description of Certain Other Indebtedness,” beginning on page 145, for additional information.

Recent Developments

      On March 4, 2004, we announced that we had appointed advisers to advance the sale of our herbs and spices business. If a satisfactory transaction is negotiated, we expect that the sale of this business could be completed by June 2004. We cannot assure you whether, or on what terms, we will complete the sale of this business.

      For the year ended June 30, 2003, our herbs and spices business segment generated operating revenue of approximately A$348.4 million and segment EBIT of approximately A$58.2 million. As of June 30, 2003, this business segment had total segment assets of approximately A$177.0 million and segment liabilities of approximately A$24.1 million. See note 23 to our audited consolidated financial statements, beginning on page F-46. For the six months ended December 31, 2003, our herbs and spices business segment generated operating revenue of approximately A$148.6 million and segment EBIT of approximately A$24.1 million. As of December 31, 2003, this business segment had total segment assets of approximately A$168.4 million and segment liabilities of approximately A$27.3 million. See note 4 to our unaudited interim consolidated financial statements, beginning on page F-115.

Risk Factors

      Investing in the Exchange Notes involves substantial risks. You should carefully consider the risk factors set forth under the caption “Risk Factors” and the other information included in this prospectus prior to making an investment in the Exchange Notes. See “Risk Factors,” beginning on page 17.

Corporate Information

      Our executive offices are located at Level 23, 56 Pitt Street, Sydney, NSW 2000, Australia. Our telephone number in Australia is +61 2 9259 1111. Our executive office in the United States is located at 240 Larkin Williams Industrial Court, Fenton, Missouri 63026. We have appointed CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 as our agent for service of process.

Summary of the Exchange Offer

Securities Offered	U.S.$400,000,000 aggregate principal amount of 9 3/4% Series B Senior Subordinated Notes due 2012, which we have registered under the Securities Act.

Issuer	Burns Philp Capital Pty Limited.

The Exchange Offer	On June 21, 2002, we issued U.S.$400,000,000 aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2012 in a private offering. These Old Notes were not registered under the Securities Act. At the time we issued these Old Notes, we entered into a registration rights agreement in which we agreed to offer to exchange Exchange Notes that have been registered under the Securities Act for your Old Notes. The exchange offer is intended to satisfy that obligation. We are offering to exchange U.S.$1,000 principal amount of registered Exchange Notes for each U.S.$1,000 principal amount of the corresponding series of your Old Notes. After the exchange offer is completed, you will no longer be entitled to any exchange rights with respect to your Old Notes.

Required Representations	In order to participate in the exchange offer, you will be required to make certain representations to us in a letter of transmittal, including that:

• any Exchange Notes will be acquired by you in the ordinary course of your business;

• you have no arrangement with any person to distribute the Exchange Notes; and

• you are not an “affiliate” of us.

Resale	We believe that the Exchange Notes may be freely traded by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• the Exchange Notes issued in the exchange offer are being acquired in the ordinary course of your business;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and

• you are not an “affiliate” of us.

If our belief is inaccurate and you transfer any Exchange Note issued to you without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Note from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. We have agreed in the registration rights agreement that a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the Exchange Notes.

Expiration Date	The exchange offer for Old Notes will expire at 5:00 p.m., New York City time, on , 2004, unless extended, in which case the term “expiration date” will mean the latest date and time to which we extend the exchange offer for that series.

Conditions to the Exchange Offer	We may terminate the exchange offer if we determine that our ability to proceed with the exchange offer could be materially impaired by any legal or governmental action, any new law, statute, rule or regulation, or any interpretation of the Staff of the United States Securities and Exchange Commission of any existing law, statute, rule or regulation, or we determine that we are unable to obtain any necessary governmental consent. The exchange offer is not conditioned upon the tender of any minimum principal amount of Old Notes. See “The Exchange Offer — Conditions,” beginning on page 138.

Procedures for Tendering Your Old Notes	If you wish to tender your Old Notes for exchange pursuant to the exchange offer, you must transmit to The Bank of New York, as exchange agent, on or before the expiration date either:

• a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a manually signed facsimile of the letter of transmittal, together with your Old Notes and any other required documentation, at the address set forth in this prospectus under the heading “The Exchange Offer — Exchange Agent,” on page 143, and on the front cover of the letter of transmittal; or

• a computer generated message transmitted by means of The Depository Trust Company’s Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

If either of these procedures cannot be satisfied on a timely basis, then you should comply with the guaranteed delivery procedures described below.

By executing the letter of transmittal, each exchanging holder of Old Notes will make the representations to us described under “The Exchange Offer — Procedures for Tendering,” beginning on page 139.

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the registered holder.

A transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your Old Notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your Old Notes according to the guaranteed delivery procedures described under “The Exchange Offer — Procedures for Tendering — Guaranteed Delivery Procedures,” beginning on page 141.

Acceptance of Old Notes and Delivery of Exchange Notes	Subject to the conditions described under “The Exchange Offer — Conditions,” beginning on page 138, we will accept for exchange any and all Old Notes which are validly tendered in the exchange offer, and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights	You may withdraw the tender of your Old Notes at any time prior to 5:00 p.m., New York City time, on the expiration date, subject to compliance with the procedures for withdrawal described in this prospectus under the heading “The Exchange Offer — Withdrawal Rights,” beginning on page 142.

Material U.S. Federal Income and Australian Tax Considerations	The exchange of Old Notes for Exchange Notes in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes or, for holders who are not residents of Australia and do not carry on a business, or maintain a permanent establishment or fixed base, in Australia, a taxable event for Australian income tax purposes. For a discussion of the material U.S. federal income and Australian tax consequences relating to the exchange of Old Notes for the Exchange Notes, see “Material U.S. Federal Income and Australian Tax Consequences,” beginning on page 206.

Exchange Agent	The Bank of New York, the trustee under the indenture governing the Notes, is serving as the exchange agent. The address, telephone number and facsimile number of the exchange agent are set forth in this prospectus under the heading “The Exchange Offer — Exchange Agent,” on page 143.

Consequences of Failure to Exchange Old Notes	If you do not exchange your Old Notes for Exchange Notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer provided in the Old Notes and in the indenture governing the Old Notes. In general, the Old Notes may not be offered or sold, unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Summary of Terms of the Exchange Notes

      This exchange offer relates to the exchange of up to U.S.$400,000,000 aggregate principal amount of 9 3/4% Series B Senior Subordinated Notes due 2012 for up to an equal principal amount of Old Notes of the corresponding series. The form and terms of each series of Exchange Notes are the same as the form and terms of the corresponding series of Old Notes, except that the Exchange Notes will be registered under the Securities Act. Accordingly, the Exchange Notes will not be subject to transfer restrictions under the Securities Act or registration rights. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the indenture. See “Description of the Exchange Notes,” beginning on page 155, for a more complete description of the Exchange Notes.

Issuer	Burns Philp Capital Pty Limited.

Notes Offered	U.S.$400,000,000 aggregate principal amount of 9 3/4% Series B Senior Subordinated Notes due 2012.

Maturity Date	July 15, 2012.

Interest Payment Dates	January 15 and July 15 of each year, beginning on January 15, 2003.

Guaranties	The Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by Burns Philp and certain of its existing and future subsidiaries.

Ranking	The Notes are unsecured senior subordinated indebtedness of the Issuer. The Notes and guaranties rank equally with all of Burns Philp’s, the Issuer’s and each subsidiary guarantor’s senior subordinated indebtedness, and are subordinated in right of payment to all of Burns Philp’s, the Issuer’s and each subsidiary guarantor’s senior indebtedness.

As of December 31, 2003:

• the Issuer had:

– approximately A$1,716.9 million of indebtedness senior to the Notes, virtually all of which consists of U.S. $100.0 million aggregate principal amount of our unsecured 9 1/2% senior notes due 2010, which we refer to in this prospectus as our senior notes due 2010, and guaranties of the secured senior indebtedness of certain of Burns Philp’s subsidiaries; and

– approximately A$267.1 million of indebtedness ranking equally with the Notes;

• Burns Philp had:

– approximately A$1,734.9 million of indebtedness senior to its guaranty of the Notes, virtually all of which consists of guaranties of the secured senior indebtedness of certain of its subsidiaries and of the senior notes due 2010;

– approximately A$267.1 million of indebtedness ranking equally with its guaranty of the Notes, all of which consists of guaranties of the senior subordinated debt of certain of its subsidiaries; and

– approximately A$185.6 million of indebtedness subordinated to its guaranty of the Notes, all of which consists of a guaranty of NZ$212.5 million of New Zealand subordinated capital notes; and

• the subsidiary guarantors had:

– approximately A$1,734.9 million of indebtedness senior to their guaranties of the Notes, virtually all of which consists of the secured senior indebtedness of certain of Burns Philp’s subsidiaries and of the senior notes due 2010;

– approximately A$267.1 million of indebtedness ranking equally with their guaranties of the Notes, all of which consists of their guaranties of the senior subordinated debt of certain of Burns Philp’s subsidiaries; and

– approximately A$185.6 million of indebtedness subordinated to their guaranties of the Notes, all of which consists of NZ$212.5 million of New Zealand subordinated capital notes and guaranties of those notes.

The Notes are effectively subordinated to indebtedness and other liabilities of Burns Philp’s subsidiaries which are not guaranteeing the Notes. A significant portion of our operations are conducted through non-guarantor subsidiaries and associates. See “Risk Factors — Risks Related to the Exchange Notes — Despite our current debt levels, we may be able to incur substantially more debt, which could increase the risks described above,” beginning on page 19, “Risk Factors — Risks Related to the Exchange Notes — Our significant debt levels may affect the way we carry on our business in the future and have other adverse effects on us,” beginning on page 17, “Description of Certain Other Indebtedness,” beginning on page 145 and “Description of the Exchange Notes — Ranking,” beginning on page 160.

Optional Redemption	The Issuer may redeem some or all of the Notes at any time on or after July 15, 2007, at the redemption prices listed under “Description of the Exchange Notes — Optional Redemption” on page 156, plus accrued and unpaid interest, if any, to the redemption date. In addition, prior to July 15, 2005, the Issuer can redeem up to 35% of the original aggregate principal amount of the Notes (including the original principal amount of any additional Notes) with net proceeds from certain equity issuances at 109.75% of principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Change of Control Offer	The Issuer must offer to repurchase the Notes at 101% of principal amount, plus accrued and unpaid interest, if any, if Burns Philp is the subject of specified kinds of changes of control. See “Description of the Exchange Notes — Change of Control,” beginning on page 163.

Certain Covenants	The indenture contains covenants that limit our ability to:

• incur or guarantee additional indebtedness;

• pay dividends or make distributions on, or redeem or repurchase, our capital stock or subordinated indebtedness;

• make other restricted payments, including investments;

• sell or otherwise dispose of assets, including capital stock of subsidiaries;

• enter into arrangements that restrict dividends from subsidiaries;

• enter into transactions with affiliates; and

• enter into mergers or consolidations.

These restrictions are subject to a number of important qualifications and exceptions. See “Description of the Exchange Notes — Certain Covenants,” beginning on page 164.

Burns Philp Group Summary Historical Consolidated Financial Data

      The following table sets out our summary historical consolidated financial data. The summary historical financial data as of June 30, 2002 and 2003, and for the years ended June 30, 2001, 2002 and 2003, have been derived from our audited consolidated financial statements included in this prospectus. The summary historical financial data as of June 30, 2001 have been derived from our audited consolidated financial statements not included in this prospectus.

      The summary historical financial data as of December 31, 2003 and for the six month periods ended December 31, 2002 and 2003 have been derived from our unaudited interim consolidated financial statements included in this prospectus. The unaudited interim consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all adjustments, including normal recurring accruals and adjustments, necessary for a fair presentation of our financial condition and results of operations for such periods. Results of operations for interim periods are not necessarily indicative of results to be expected for any full fiscal year.

      The following summary historical consolidated financial data and our consolidated financial statements included elsewhere in this prospectus are prepared in accordance with Australian GAAP, which varies in certain significant respects from U.S. GAAP. Note 33 to our audited consolidated financial statements, beginning on page F-71, and note 22 to our unaudited interim consolidated financial statements, beginning on page F-137, contain additional disclosure required under U.S. GAAP and provide a description of the significant differences between Australian GAAP and U.S. GAAP as they relate to us and a reconciliation of our net profit and equity to U.S. GAAP for the periods and as of the dates presented.

      The following data should be read in conjunction with our consolidated financial statements, related notes and other financial information included elsewhere in this prospectus. This table should also be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 59.

						Six Months Ended
	Fiscal Year Ended June 30,					December 31,

DATA IN ACCORDANCE WITH AUSTRALIAN GAAP	2001	2002		2003		2002		2003

	(A$ million, except ratios and percentages)
Statement of Financial Performance Data:
Operating revenue:(1)
Revenue from sale of goods:
Yeast and bakery ingredients	$845.0	$822.9		$803.8		$404.2		$531.4
Herbs and spices	387.4	381.9		348.4		211.7		148.6
Goodman Fielder Australia	—	—		464.9		—		767.1
Goodman Fielder New Zealand	—	—		161.8		—		290.1
Other	93.6	88.0		101.3		34.0		1.8

Total revenue from sale of goods	$1,326.0	$1,292.8		$1,880.2		$649.9		$1,739.0
Revenue from rendering of services:
Other	30.7	29.9		7.0		—		—

Total operating revenue	$1,356.7	$1,322.7		$1,887.2		$649.9		$1,739.0
Net profit	$88.5	$146.2	(12)	$170.0	(13)	$95.1	(14)	$86.3	(15)

				As of
	As of June 30,			December 31,

	2001	2002	2003	2003

	(A$ million)
Statement of Financial Position Data:
Cash assets	$218.2	$923.6	$180.5	$133.6
Intangible assets(2)	407.5	319.4	2,265.3	2,223.8
Inventories	132.7	123.1	314.5	276.7
Property, plant and equipment	704.1	577.2	1,114.9	1,055.1
Receivables	234.8	162.2	393.4	344.2
Total assets	1,860.8	2,364.5	4,604.1	4,337.6
Total debt(3)	1,311.7	1,655.5	2,992.6	2,727.4
Total equity	277.9	479.5	758.3	865.3
Capital stock	613.7	634.4	830.0	880.2
Capital stock (shares, millions)	699.9	802.7	1,780.7	2,031.8

						Six Months Ended
	Fiscal Year Ended June 30,					December 31,

DATA IN ACCORDANCE WITH AUSTRALIAN GAAP	2001	2002		2003		2002		2003

	(A$ million, except ratios and percentages)
Other Financial Data:
Segment EBIT:(4)
Yeast and bakery ingredients	$146.6	$143.2		$149.7		$89.6		$86.1
Herbs and spices	33.3	44.6		58.2		43.4		24.1
Goodman Fielder Australia	—	—		(19.5)		—		26.0
Goodman Fielder New Zealand	—	—		8.2		—		32.1
Other	21.0	18.9		3.9		5.4		0.1
Corporate(5)	(15.5)	(19.9)		139.2		27.9		84.1

Total segment EBIT	$185.4	$186.8	(12)	$339.7	(13)	$166.3	(14)	$252.5	(15)

							Six Months Ended
	Fiscal Year Ended June 30,						December 31,

	2001		2002		2003		2002		2003

	(A$ million, except ratios and percentages)
Depreciation and amortization(6)	$76.5		$72.5		$108.3		$31.2		$105.7
Capital expenditure	88.8		85.3		80.2		27.7		42.3
Net cash flows:
Operating activities	118.4		213.1		201.5		124.8		75.2
Investing activities	(89.8)		(105.8)		(1,946.7)		(368.8)		(33.7)
Financing activities	(17.5)		607.4		1,033.8		(163.0)		(83.8)

Total net cash flows	$11.1		$714.7		$(711.4)		$(407.0)		$(42.3)

EBITDA(7)	$259.9		$256.0	(12)	$443.7	(13)	$195.6	(14)	$356.0	(15)
Ratio of earnings to fixed charges(8)	1.80	x	2.44	x	1.72	x	1.83	x	1.73	x
% of revenue by geographic segment:
North America(9)	60.2%		61.7%		36.0%		63.5%		15.9%
Europe	10.7		12.4		8.7		12.3		4.7
Latin America	16.5		12.7		10.1		11.2		6.8
Asia Pacific	12.6		13.2		45.2		13.0		72.6
A$:U.S.$ Exchange Rates:(10)
Average	0.5312		0.5196		0.5708		0.5449		0.7256
Period end	0.5065		0.5626		0.6669		0.5647		0.7493

						Six Months Ended
	Fiscal Year Ended June 30,					December 31,

DATA IN ACCORDANCE WITH U.S. GAAP	2001	2002		2003		2002		2003

	(A$ million, except ratios and percentages)
Statement of Financial Performance Data:
Net profit from continuing operations	$80.5	$2.3		$186.2		$46.6		$128.8
Net profit from discontinued operations (11)	13.0	12.7		71.0		71.7		—

Net profit	$93.5	$15.0	(16)	$257.2	(17)	$118.3	(18)	$128.8	(19)

				As of
	As of June 30,			December 31,

	2001	2002	2003	2003

	(A$ million)
Statement of Financial Position Data:
Intangible assets(2)	$211.4	$150.8	$2,282.1	$2,293.2
Total assets	1,675.6	2,165.0	4,990.5	4,378.7
Total equity	60.1	235.8	609.6	773.0

							Six Months Ended
	Fiscal Year Ended June 30,						December 31,

	2001		2002		2003		2002		2003

	(A$ million, except ratios and percentages)
Other Financial Data:
EBITDA(7)	$253.7		$166.4	(16)	$508.7	(17)	$225.1	(18)	$347.3
Ratio of earnings to fixed charges(8)	1.57	x	1.30	x	2.13	x	1.95	x	2.06	x
Net Cash Flows:
Operating activities	$118.4		$213.1		$201.5		$124.8		$75.2
Investing activities	(89.8)		(105.8)		(1,946.7)		(368.8)		(33.7)
Financing activities	(16.7)		606.1		1,035.4		(162.7)		(76.5)

Total net cash flows	$11.9		$713.4		$(709.8)		$(406.7)		$(35.0)

(1)	Operating revenue consists of revenue from sale of goods and revenue from rendering of services. Revenue from rendering of services relates only to our former terminals business segment, which we sold on September 18, 2002. Following our acquisition of Goodman Fielder, we have reassessed the presentation of allowances deducted from gross revenue, and some of the allowances which were previously recognized in marketing, selling and distribution expenses have been reclassified and deducted from operating revenue. See note 1(j) to our audited consolidated financial statements, beginning on page F-11.

(2)	Under Australian GAAP, our intangible assets have been periodically revalued. Under U.S. GAAP, our intangible assets are carried at cost less accumulated amortization.

(3)	Total debt consists of the current and non-current portions of our interest bearing liabilities.

(4)	Segment EBIT is derived from note 23 “Segment Information” to our audited consolidated financial statements, beginning on page F-46.

(5)	Corporate consists of the costs incurred operating our corporate head office and technical and development functions in Australia and small ancillary administrative functions in North America and Europe.

(6)	Depreciation and amortization as shown above excludes amortization of prepaid slotting allowances of A$24.2 million, A$32.5 million and A$23.4 million for the fiscal years ended June 30, 2001, 2002 and 2003, respectively, and A$18.4 million and A$12.5 million for the six months ended December 31, 2002 and 2003, respectively.

(7)	EBITDA under Australian GAAP and U.S. GAAP represents net profit before related income tax, net interest expense, depreciation and amortization. We present EBITDA on a consolidated basis, both in this “Prospectus Summary,” and elsewhere throughout this prospectus. For additional information regarding how we calculate this measure, why we present this measure and how we reconcile this measure to the measure determined in accordance with GAAP, see “Non-GAAP Financial Measure,” beginning on page 55.

(8)	For purposes of determining the ratio of earnings to fixed charges and the deficiency, if any, earnings are defined as pre-tax profit from continuing operations before extraordinary items and outside equity interests less income from equity accounted associates, plus distributed income from equity accounted associates, plus fixed charges. Fixed charges consist of borrowing costs expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and a portion of lease rental expenses we deemed to be representative of our interest factor.

(9)	Our North America segment comprises our North American yeast and bakery ingredients business, our herbs and spices business and our former vinegar business segment, which we disposed of in October 2002.

(10)	Foreign currency transactions are translated to Australian currency at rates approximating those in effect at the dates of the transactions. Consequently, the rate for a twelve month period is effectively a weighted average rate influenced by the timing of earnings and fluctuations of exchange rates. We translate our assets and liabilities as stated on our consolidated statement of financial position at the period end rates.

(11)	In fiscal 2003 and in the six months ended December 31, 2002, we have separately disclosed our vinegar and terminals businesses as discontinued operations. The discontinued operations in fiscal 2001 and 2002 also relate to these businesses. For more information on our discontinued operations, see note 24 to our audited consolidated financial statements, beginning on page F-53, and note 18 to our unaudited interim consolidated financial statements beginning on page F-132.

(12)	Net profit, segment EBIT and EBITDA for the fiscal year ended June 30, 2002, include an individually significant loss related to a provision against prepaid slotting allowances and accounts receivable following the filing for bankruptcy by Kmart Corporation, a major customer, and a provision for closure costs and a writedown of the carrying amount of plant and machinery in respect of our Oakland, California yeast plant. See note 3(b) and note 23 to our audited consolidated financial statements, beginning on pages F-18 and F-46, respectively.

(13)	Net profit, segment EBIT and EBITDA for the fiscal year ended June 30, 2003 include the individually significant gains on the sale of our vinegar and terminals businesses, an unrealized foreign exchange gain on the translation to the period end rate of our U.S. dollar denominated borrowings which were used to partially fund our acquisition of Goodman Fielder, and a gain on the sale of property in South Yarra, Australia, offset by a write-off of deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding and our bridge financing in connection with our acquisition of Goodman Fielder and provisions for restructuring costs arising from our acquisition of Goodman Fielder and the Fleischmann’s yeast and industrial bakery ingredients business in Latin America. See note 3(b) and note 23 to our audited consolidated financial statements beginning on pages F-113 and F-115, respectively.

(14)	Net profit, segment EBIT and EBITDA for the six month period ended December 31, 2002, include the individually significant gains on the sale of our vinegar and terminals businesses and a gain on the sale of property in South Yarra, Australia, offset by a write-off of deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding in connection with our acquisition of Goodman Fielder. See note 3(b) and note 4 to our unaudited interim consolidated financial statements, beginning on page F-18 and F-22, respectively.

(15)	Net profit, segment EBIT and EBITDA for the six month period ended December 31, 2003, include the individually significant gain on the recovery of a vendor finance loan and an unrealized foreign exchange gain on the translation to the period end rate of our U.S. dollar denominated borrowings which were used to partially fund our acquisition of Goodman Fielder, partially offset by provisions for additional restructuring costs arising from our acquisition of Goodman Fielder. See note 3(b) and note 4 to our unaudited interim consolidated financial statements, beginning on page F-113 and F-115, respectively.

(16)	The difference between net profit and EBITDA determined under Australian GAAP and net profit and EBITDA determined under U.S. GAAP for the fiscal year ended June 30, 2002, is due primarily to the individually significant loss related to a loss on extinguishment of debt for U.S. GAAP purposes. Additionally, the difference between net profit as determined under Australian GAAP and U.S. GAAP is due to differences in the timing of the recognition of tax losses. See note 33 to our audited consolidated financial statements, beginning on page F-71.

(17)	The difference between net profit and EBITDA determined under Australian GAAP and net profit and EBITDA determined under U.S. GAAP for the fiscal year ended June 30, 2003, is due primarily to the individually significant gains on the sale of our vinegar and terminals businesses, as determined under U.S. GAAP, and provisions for restructuring costs arising from our acquisition of Goodman Fielder and the Fleischmann’s yeast and industrial bakery ingredients business in Latin America, which have been recognized as pre-acquisition liabilities under U.S. GAAP. Additionally, the difference between net profit as determined under Australian GAAP and U.S. GAAP is due to goodwill and intangible assets which are not amortized under U.S. GAAP from July 1, 2002. See note 33 to our audited consolidated financial statements, beginning on page F-71.

(18)	The difference between net profit and EBITDA determined under Australian GAAP and net profit and EBITDA determined under U.S. GAAP for the six months ended December 31, 2002, is due primarily to the individually significant gains on the sale of our vinegar and terminals businesses, as determined under U.S. GAAP. Additionally, the difference between net profit as determined under Australian GAAP and U.S. GAAP is due to goodwill and intangible assets which are not amortized under U.S. GAAP from July 1, 2002. See note 22 to our unaudited interim consolidated financial statements, beginning on page F-137.

(19)	The difference between net profit as determined under Australian GAAP and U.S. GAAP for the six months ended December 31, 2003, is primarily due to goodwill and intangible assets which are not amortized under U.S. GAAP from July 1, 2002. See note 22 to our unaudited interim consolidated financial statements, beginning on page F-137.

Summary Unaudited Pro Forma Condensed Consolidated Financial Information

      The following summary unaudited pro forma condensed consolidated financial information is derived from the unaudited pro forma information set forth in this prospectus under “Unaudited Pro Forma Condensed Consolidated Financial Information,” beginning on page 46, and shows the estimated pro forma impact on our consolidated statement of financial performance of the following transactions:

•	the issuance of the senior notes due 2010 and the application of a portion of the proceeds from that issuance to repay the U.S.$65.0 million tranche of our U.S.$335.0 million Term B secured senior term loan facility;

•	the issuance of the senior subordinated notes due 2011;

•	the issuance of the senior subordinated notes due 2012, and the application of a portion of the proceeds from that issuance to redeem our outstanding 5.5% guaranteed subordinated convertible bonds due 2004;

•	the disposal of our terminals business and our vinegar business;

•	our acquisition of the Fleischmann’s yeast and industrial bakery ingredients business in Latin America;

•	our acquisition of Goodman Fielder, including the indebtedness we have incurred to finance the acquisition; and

•	the disposal by Goodman Fielder of its milling business and its ingredients business segment.

We provide additional information about Goodman Fielder and our acquisition of Goodman Fielder under “The Acquisition,” beginning on page 34, and the financing for this acquisition under “Description of Certain Other Indebtedness,” beginning on page 145.

      The summary unaudited pro forma condensed consolidated financial information is based on our management’s current estimates of, and good faith assumptions regarding, the adjustments arising from the transactions described above. The summary unaudited pro forma condensed consolidated financial information does not purport to represent what our financial position and results of operations actually would have been had our acquisition of Goodman Fielder, the financing for the acquisition and the other transactions reflected in this presentation been consummated on the dates indicated or to project our financial position as of any future date or our results of operations for any future period.

      Certain of the following summary unaudited pro forma condensed consolidated financial information is extracted or derived from our audited consolidated financial statements, beginning on page F-3. The summary unaudited pro forma condensed consolidated statement of financial performance for the fiscal year ended June 30, 2003 gives effect to the transactions reflected in this presentation as if they had occurred on July 1, 2002. You should read the summary unaudited pro forma condensed consolidated financial information in conjunction with our audited consolidated financial statements for the year ended June 30, 2003, beginning on page F-3, our unaudited interim consolidated financial statements for the six month period ended December 31, 2003, beginning on page F-105, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 59, Goodman Fielder’s audited consolidated financial statements, beginning on page F-153 and Goodman Fielder’s unaudited interim consolidated financial statements, beginning on page F-231. You also should see “Risk Factors — Risks Related to Our Acquisition of Goodman Fielder,” beginning on page 32.

Summary Unaudited Pro Forma Condensed Consolidated Financial Information

	Fiscal Year Ended June 30, 2003
	(A$ million)

	Burns Philp	Goodman
	Group(1)	Fielder(2)	Pro Forma(3)

Statement of Financial Performance Data:
Total sales revenue under Australian GAAP	1,880.2	1,912.3	3,581.3
Net interest expense under Australian GAAP	(156.8)	(21.2)	(287.8)
Net profit under Australian GAAP	170.0	54.5	77.7
Net profit under U.S. GAAP	257.2	70.8	207.8

(1)	Includes the operating results of Goodman Fielder since March 19, 2003, being the effective date we gained control of Goodman Fielder.

(2)	Represents the operating results of Goodman Fielder from July 1, 2002 to March 19, 2003, being the effective date we gained control of Goodman Fielder.

(3)	See “Unaudited Pro Forma Condensed Consolidated Financial Information,” beginning on page 46, for a detailed explanation of the individual pro forma adjustments to the historical amounts.

RISK FACTORS

      Your investment in the Exchange Notes involves a high degree of risk. You should carefully consider the following risk factors, as well as the other information included in this prospectus, before deciding whether to invest in the Exchange Notes.

Risks Related to this Exchange Offer

You are responsible for compliance with the exchange offer procedures. You will not receive notice from the Exchange Agent or us of defects or irregularities in your tender of your Old Notes.

      Issuance of the Exchange Notes in exchange for your Old Notes pursuant to this exchange offer will be made only after timely receipt by the Exchange Agent of your Old Notes, a properly completed and signed Letter of Transmittal and all other required documents. Therefore, if you desire to tender your Old Notes in exchange for Exchange Notes, you should allow sufficient time to ensure timely delivery. Neither we nor the Exchange Agent is under any duty to give notification of defects or irregularities in the tender of your Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted for exchange will, following the completion of this exchange offer, continue to be subject to the existing restrictions on transfer of the Old Notes, and upon completion of the exchange offer, our obligation to register your Old Notes will terminate.

Broker-Dealers or holders of Old Notes may become subject to the registration and prospectus delivery requirements of the Securities Act.

      Any broker-dealer that:

•	exchanges its Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, or

•	resells Exchange Notes that were received by it for its own account in the exchange offer,

may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

      In addition to broker-dealers, any holder of Old Notes that exchanges its original certificates in the exchange offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by the noteholder. See “Plan of Distribution,” on page 212.

Risks Related to the Exchange Notes

Our significant debt levels may affect the way we carry on our business in the future and have other adverse effects on us.

      We currently have a significant amount of debt. As of January 31, 2004, we had total debt of approximately A$2,703.2 million, which represented approximately 81.5% of our total capitalization. See “Description of Certain Other Indebtedness,” beginning on page 145 for additional information regarding the indebtedness we have incurred in connection with our acquisition of Goodman Fielder.

      The material consequences of having significant debt levels are as follows:

•	we will need to use a substantial portion of our cash from operating activities to pay principal and interest on our debt, which will reduce the amount of our cash flow available to fund working capital and capital expenditures, as well as research and development efforts necessary to maintain our competitive advantages and market position;

•	our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited because our available cash flow after paying principal and interest on our debt may not be sufficient to make the capital and other expenditures needed to address these changes;

•	adverse economic or industry conditions are more likely to have a negative effect on our business because, during periods in which we experience lower earnings and cash flow, we will be required to devote a proportionally greater amount of our cash flow to paying principal and interest on our debt;

•	we may be at a competitive disadvantage to our competitors that have relatively less debt and have more cash flow available to devote to capital expenditures, research and development and other strategic purposes;

•	our ability to obtain further financing in the future for working capital, capital expenditures, acquisitions or other purposes may be limited because of the restrictions contained in our debt agreements and our existing levels of debt; and

•	our ability to make acquisitions, develop new technologies and products and take advantage of significant business opportunities may be negatively affected if we need to obtain the consent of our lenders to take any such action or if, because of our existing debt levels, we are not able to obtain additional financing for these opportunities.

      If our cash flow and capital resources are not sufficient to make principal and interest payments on our debt and fund our working capital and other business needs, which may result from industry specific or general economic conditions or other events that are beyond our control, we could be forced to:

•	reduce or delay scheduled capital expenditures or forgo other business opportunities;

•	sell material assets or operations;

•	obtain additional capital;

•	restructure or refinance our debt; or

•	undertake other protective measures.

      Some of these transactions could occur at times or on terms that are disadvantageous to us. Our incurrence of additional debt, as is permitted in our secured senior funding agreements, the indenture for our senior notes due 2010, the indenture for the Notes, the indenture for our senior subordinated notes due 2011 and the trust deed and terms of our New Zealand subordinated capital notes, will increase the leverage risks discussed above. See “Description of Certain Other Indebtedness,” beginning on page 145, and “Description of the Exchange Notes — Certain Covenants,” beginning on page 165, for information as to our ability to incur additional indebtedness.

      On January 30, 2003, Moody’s Investors Service downgraded the rating on our senior subordinated notes due 2012 from “B2” to “B3,” with a negative outlook. On January 31, 2003, Standard & Poor’s Ratings Services downgraded the rating on our senior subordinated notes due 2012 from “B” to “B-,” with a negative outlook. These ratings, which also apply to our senior subordinated notes due 2011, were assigned primarily as a result of our planned acquisition of Goodman Fielder and the additional indebtedness we planned to incur to finance this acquisition. Further, Standard & Poor’s indicated that our ratings could be further downgraded by one notch if we successfully acquired Goodman Fielder. On June 17, 2003, Moody’s assigned a “B2” rating to our senior notes due 2010.

      Our credit ratings could change. Any additional downgrade by either Moody’s or Standard & Poor’s could adversely affect our financial condition and our business operations by increasing our costs for, or limiting or preventing us from securing, additional financing if required by future business or liquidity needs.

We may not be able to generate sufficient cash to satisfy our existing and future debt obligations.

      Our ability to pay the required interest and principal payments on our debt depends on the future performance of our business which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control. The majority of our outstanding debt will mature and be payable prior to the maturity of the Notes and, accordingly, must be repaid prior to the maturity of the Notes. In connection with our acquisition of Goodman Fielder we entered into new secured senior term and revolving loan agreements replacing our former senior secured term and revolving loan facility. Our new secured senior term and revolving loan agreements consist of:

•	an A$1.3 billion Term A secured senior term loan facility maturing in December 2007;

•	an A$100.0 million secured senior revolving loan facility maturing in December 2007; and

•	a U.S.$270.0 million Term B secured senior term loan facility maturing in April 2009.

      In February 2003, we issued U.S.$210.0 million of the senior subordinated notes due 2011, and in June 2003, we issued U.S.$100.0 million of the senior notes due 2010, to qualified institutional investors in reliance on the exemption from registration provided by Rule 144A under, and to certain persons in offshore transactions in reliance on Regulation S of, the Securities Act. We commenced an underwritten offering in New Zealand of up to NZ$250.0 million of New Zealand subordinated capital notes on May 5, 2003. As of the closing date of the offer on June 27, 2003, we had issued NZ$212.5 million of these capital notes all of which will mature prior to the maturity of the Notes, a portion of the proceeds of which has been applied to repay our subordinated capital notes bridge facility in full.

      Our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. Our business may not generate sufficient cash flow from operations, and we may not realize our currently anticipated revenues, cost savings and operating performance. In addition, we may not have sufficient future borrowings available to us to enable us to pay our debt, including the Exchange Notes and amounts outstanding under our financing arrangements, or to fund our other liquidity needs. If we are unable to meet our debt service obligations or fund our other liquidity needs, we may attempt to restructure or refinance our debt or seek additional equity capital or we may be required to sell assets. These financing transactions could occur at times or on terms that are disadvantageous to us. Because a significant proportion of our assets are pledged as security to the lenders under our secured senior term and revolving loan agreements, we may not be able to restructure or refinance our debt on satisfactory terms. See “Description of Certain Other Indebtedness,” beginning on page 145, for additional information on the security provided to our secured senior lenders and the terms of our indebtedness.

Despite our current debt levels, we may be able to incur substantially more debt, which could increase the risks described above.

      We may be able to incur substantial additional debt in the future. Although restrictions on the incurrence of additional debt are contained in the indenture governing the Notes and the agreements that govern our other indebtedness, these restrictions are subject to a number of qualifications and exceptions. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. In addition, our secured senior financing arrangements permit revolving borrowings of up to A$100.0 million, subject to specific requirements including compliance with financial covenants. As of February 29, 2004, there was approximately A$15.0 million aggregate principal amount outstanding under this revolving facility. To the extent any new debt is added to our current debt levels, the substantial leverage risks described above would increase.

      Our ability to incur indebtedness depends, in part, upon our satisfaction of certain financial ratios in our secured senior financing arrangements, the indenture governing our senior subordinated notes due 2011, the indenture governing the Notes, the indenture governing our senior notes due 2010 and the trust deed and terms of our New Zealand subordinated capital notes. The amount of indebtedness that we can incur will vary as a result of changes in our earnings, cash flows, ratios to be achieved and other results. As of December 31, 2003, the maximum amount of additional indebtedness that we could have incurred, while remaining in compliance with the agreements governing our secured senior financing arrangements, the indenture governing our senior subordinated notes due 2011, the indenture governing the Notes, the indenture governing our senior notes due 2010 and the trust deed and terms of our New Zealand subordinated capital notes, would have been approximately A$348.6 million. See “Description of Certain Other Indebtedness,” beginning on page 145, and “Description of the Exchange Notes — Certain Covenants,” beginning on page 165, for additional information as to our ability to incur additional indebtedness.

Our inability to comply with the debt covenants contained in the indenture for the Exchange Notes and in our other debt agreements could lead to an acceleration of our debt and possibly bankruptcy.

      The indenture for the Exchange Notes and our other debt agreements contain a number of significant covenants that limit our ability to:

•	incur or guarantee additional indebtedness;

•	pay dividends or make distributions on, or redeem or repurchase, our capital stock or subordinated indebtedness;

•	make other restricted payments, including investments;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	create liens;

•	enter into sale/leaseback transactions;

•	enter into arrangements that restrict dividends from subsidiaries;

•	enter into transactions with affiliates; and

•	enter into acquisitions, mergers or consolidations.

In addition, our secured senior financing arrangements, our unsecured senior financing arrangements, our senior subordinated financing arrangements and our subordinated financing arrangements require us to maintain or meet, in connection with any incurrence of debt, certain financial tests, some of which will become more restrictive over time. These restrictions could limit our ability to raise additional debt, make needed capital expenditures, withstand any future downturn in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise, all of which could lead to declines in our earnings and cash flow. Changes in economic or business conditions, our cash flow or results of operations or other factors could make us unable to comply with these covenants and cause us to default under our debt agreements. A default under any of our debt instruments could result in acceleration of our debt and possibly bankruptcy. See “Description of Certain Other Indebtedness,” beginning on page 145, and “Description of the Exchange Notes — Certain Covenants,” beginning on page 165, for additional information regarding the covenants contained in our debt agreements.

Your right to receive payments on the Exchange Notes will rank behind the existing and future senior indebtedness of the Issuer and the guarantors.

      The Exchange Notes will be unsecured senior subordinated obligations of the Issuer. Therefore, your right to receive payments on these Exchange Notes will rank behind the Issuer’s senior debt, including debt under the secured senior term and revolving loan agreements we have incurred in connection with our acquisition of Goodman Fielder, the senior notes due 2010 and any future senior debt the Issuer may incur. Further, the guaranties of the Exchange Notes by Burns Philp and the subsidiary guarantors will rank behind their existing and future senior debt. As a result, upon any distribution to the Issuer’s, Burns Philp’s or any subsidiary guarantor’s creditors, as applicable, in a bankruptcy, liquidation or reorganization or similar proceeding or upon the distribution of the Issuer’s, Burns Philp’s or any of the subsidiary guarantors’ property, the holders of the senior debt of the relevant entity, including the lenders under our secured senior term and revolving loan agreements and the holders of the senior notes due 2010, will be entitled to be paid in full in cash before any payment may be made with respect to the Exchange Notes or the guaranties.

      In addition, all payments on the Exchange Notes and the guaranties will be blocked in the event of a payment default on certain of our senior indebtedness, including borrowings under the secured senior term and revolving loan agreements and may be blocked for specified periods in the event of certain non-payment defaults on senior debt.

      In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the Issuer, Burns Philp or any of the subsidiary guarantors, holders of the Exchange Notes will participate with other creditors in the distribution of any assets remaining after the Issuer, Burns Philp or the relevant subsidiary guarantor, as the case may be, has paid off all of its senior indebtedness. However, because the indenture governing the Exchange Notes requires that amounts otherwise payable to holders of the Exchange Notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of Exchange Notes may receive ratably less than holders of trade payables in any such proceeding. In any of these cases, the Issuer, Burns Philp and the subsidiary guarantors may not have sufficient funds to pay all of their respective creditors in full and you, as holders of the Exchange Notes, may receive ratably less than holders of senior indebtedness or trade payables. If an event of default under secured indebtedness of ours or a subsidiary guarantor’s were to occur, the secured creditor could exercise its rights under the applicable security documents, including its right to sell assets. The sale price received in connection with any such sale would first be used to satisfy any secured indebtedness and, following such a sale and the satisfaction of the secured indebtedness, no assets may be available to satisfy any unsecured indebtedness, including the Notes.

      As of December 31, 2003, the Notes and guaranties were subordinated to approximately U.S.$1,304.5 million of senior indebtedness, consisting of debt, and guaranties of that debt, outstanding under our new secured senior term and revolving loan agreements and our senior notes due 2010. All of our subsidiaries that have guaranteed the Notes are guarantors of our secured senior term and revolving loan agreements and guarantors of our senior notes due 2010 and these guaranties constitute senior indebtedness. We may also incur additional senior indebtedness consistent with the terms of our outstanding debt agreements. See “Description of Certain Other Indebtedness,” beginning on page 145, for additional information.

We conduct most of our operations through our subsidiaries and depend on funds from them to meet our debt service and other obligations.

      Burns Philp is a holding company and holds most of its assets in, and conducts most of its operations through, direct and indirect subsidiaries. The Issuer is a new subsidiary of Burns Philp and, therefore, most of its assets consist of loans to Burns Philp and Burns Philp’s subsidiaries. Burns Philp is dependent on dividends, loan payments or other inter-company transfers of funds from its subsidiaries, and the Issuer is dependent on loan payments or other inter-company transfers of funds from Burns Philp and Burns Philp’s subsidiaries, to meet their respective debt service and other obligations, including payment of principal and interest on the Notes. The ability of each subsidiary to pay dividends or make other payments or advances to Burns Philp and the Issuer will depend on that subsidiary’s operating results and will be subject to applicable laws and restrictions contained in agreements governing the debt of these subsidiaries. If a sufficient amount of these dividends, advances or loans cannot be paid or made to Burns Philp or the Issuer, we may not be able to meet our debt service obligations, including those relating to the principal and interest due on our senior indebtedness, the Notes and our senior subordinated notes due 2011. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Holding Company Structure,” on page 66.

Your right to receive payment of principal and interest on the Exchange Notes will effectively rank behind the creditors of our subsidiaries not guaranteeing the Exchange Notes.

      Not all of our current and future subsidiaries will guarantee the Exchange Notes. On a consolidated basis we had total assets of A$4,337.6 million and total liabilities of A$3,472.3 million as of December 31, 2003. In calculating these amounts there were substantial inter-company eliminations. As of and for the six months ended December 31, 2003, Burns Philp and our subsidiaries that will guarantee the Exchange Notes had total assets of approximately A$4,436.7 million, total liabilities of approximately A$4,366.1 million, total revenue of approximately A$1,190.8 million, and a net loss of approximately A$39.1 million. As of and for the six months ended December 31, 2003, our subsidiaries that will not guarantee the Exchange Notes had total assets of approximately A$2,006.3 million, total liabilities of approximately A$716.3 million, total revenue of approximately A$568.2 million, and net profit of approximately A$25.8 million. As of the date of this prospectus, Goodman Fielder and all its Australian and New Zealand subsidiaries required to guarantee the Exchange Notes have become guarantors. Not all of Goodman Fielder’s subsidiaries are guaranteeing or will guarantee the Exchange Notes. Although we expect that Goodman Fielder and a majority of its subsidiaries will become guarantors of the Notes, our other outstanding senior and senior subordinated notes, and our secured senior loan facilities (and grant security over their assets in favor of the lenders under our secured facilities), many of these entities organized outside of Australia and New Zealand may not become guarantors until after the Exchange Notes are issued. See “Description of the Exchange Notes — Certain Covenants — Future Guarantors,” beginning on page 177.

      The asset and liability amounts provided separately above for Burns Philp and our guarantor and non-guarantor subsidiaries do not reflect the inter-company eliminations reflected in our total asset and liability amounts. The guaranties of Burns Philp and our subsidiary guarantors will be limited as required to prevent these guaranties from constituting fraudulent conveyances under applicable law. In the event that any of our non-guarantor subsidiaries become insolvent, liquidate, reorganize, dissolve or otherwise wind up, the assets of those subsidiaries will be used first to satisfy the claims of their creditors, including their trade creditors, banks and other lenders. Consequently, your claims will be effectively subordinated to all of the claims of the creditors of non-guarantor subsidiaries. For example, neither our Argentinian operating subsidiary nor our Brazilian subsidiaries are guarantors. Please refer to “Description of the Exchange Notes — Certain Covenants — Future Guarantors,” beginning on page 177, for information on the circumstances under which our future subsidiaries will guarantee the Exchange Notes, and note 33(z) to our audited consolidated financial statements, beginning on page F-93, and note 21 to our unaudited interim consolidated financial statements, beginning on page  F-133, for additional information regarding our guarantor and non-guarantor subsidiaries.

United States and foreign law creditors’ rights, fraudulent conveyance and similar laws may prevent payments on your Exchange Notes.

      Fraudulent conveyance laws or similar provisions or principles have been enacted or exist for the protection of creditors in a number of jurisdictions, and guaranties of the Exchange Notes by our subsidiaries may be subject to claims that they should be subordinated or avoided in favor of creditors of the subsidiary guarantors.

      Under applicable fraudulent transfer or conveyance provisions of the U.S. Bankruptcy Code or comparable provisions of U.S. state law, the issuance by our subsidiaries of the guaranties could be subject to a court’s review. These courts could require you to return payments received from, or prevent payments being made by, a subsidiary guarantor in the event of the bankruptcy or other financial difficulty of that subsidiary guarantor. Under these laws, a guaranty could be avoided if the issuance of the guaranty is found to constitute a fraudulent conveyance. The issuance of a guaranty will generally be a fraudulent conveyance if the subsidiary guarantor issued the guaranty with the intent to hinder, delay or defraud its current or future creditors, or the subsidiary guarantor received less than reasonably equivalent value or fair consideration in return for the guaranty, and any of the following is also true:

•	the subsidiary guarantor was insolvent when it issued the guaranty or was rendered insolvent by reason of the guaranty;

•	the subsidiary guarantor was left with an unreasonably small amount of capital after issuing the guaranty; or

•	the subsidiary guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

      Burns Philp Capital Pty Limited received the net proceeds of the offering of the Old Notes and made the net proceeds available to a subsidiary of Burns Philp in the form of an inter-company loan. Since the subsidiary guarantors have issued the guaranties for Burns Philp’s benefit, and only indirectly for their own benefit, the guaranties could be subject to a claim that they were given in return for less than reasonably equivalent value or fair consideration.

      Although the definition of “insolvency” differs among jurisdictions, the most common definition of insolvency in the fraudulent conveyance context is the “balance sheet” test. Under the balance sheet test, the subsidiary guarantor would be considered insolvent when it issued the guaranty if:

•	its liabilities exceed the fair value of its assets; or

•	the present market value of its assets is less than the amount it would need to pay its total existing debts and liabilities as they mature (including those contingent liabilities which are likely to become certain).

      In other jurisdictions, such as Australia, the test for insolvency in the fraudulent conveyance context is whether the subsidiary guarantor is able to pay its debts as and when they become due and payable.

      Even if a court determined that the subsidiary guarantor was not insolvent when the Exchange Notes were issued, you should be aware that payments under the guaranties may constitute fraudulent transfers or preferences on other grounds. To the extent that the guaranty of any of the subsidiary guarantors is voided as a fraudulent conveyance or otherwise held to be unenforceable, your claim against that subsidiary guarantor could be lost or limited.

      Under the laws of the other jurisdictions where the subsidiary guarantors are organized, the guaranties given by those subsidiary guarantors may be set aside or subordinated by the application of fraudulent conveyance, financial assistance, bankruptcy, equitable subordination principles or other similar provisions or principles existing under the relevant laws, including as a result of the application of laws in relation to the duties of directors to act in good faith and for proper purposes. Under Australian law, if an order to wind-up were to be made against us or any guarantor and a liquidator was appointed for us or any such guarantor, the liquidator would have the power to investigate the validity of past transactions and may seek various court orders, including orders to void certain transactions entered into prior to the winding-up of us or such guarantor and for the repayment of money. These include transactions entered into within a specified period of the winding-up which a court considers uncommercial transactions or transactions entered into when winding-up is imminent which have the effect of preferring a creditor or creditors or otherwise defeating, delaying or interfering with the rights of creditors.

      As of the date of this prospectus, substantially all of our senior debt, other than our senior notes due 2010, is secured. The procedural and substantive provisions of the insolvency and administration laws of the jurisdictions of incorporation of the subsidiary guarantors not incorporated in the United States may be more favorable to secured creditors than comparable provisions of U.S. law and afford other creditors, such as you, only limited protection from such secured creditors. In addition, under the laws of such other jurisdictions, other debts and liabilities of these subsidiary guarantors, such as certain employee entitlements or amounts owed to tax authorities, may rank ahead of claims under the guaranties in the event of administration or insolvency or similar proceedings.

      If one or more of the subsidiary guaranties are avoided, it is possible that you will be left with a claim solely against the Issuer.

      In rendering their respective opinions on the validity of the Exchange Notes and the guaranties, counsels for the Issuer and the guarantors will express no opinion as to the effect of fraudulent conveyance statutes or the enforcement of creditors’ rights generally.

We operate through a number of joint ventures and associates, and our net profit, cash flow and ability to meet our obligations could be adversely affected if these entities are not able to transfer funds to us.

      Burns Philp has a number of investments in associated companies, none of which are providing guaranties of the Exchange Notes. Each of these associated companies has independent and, in some cases, substantial shareholders. Accordingly, Burns Philp does not, in all cases, exercise control over operating and financial decisions of these associated companies. Burns Philp and the Issuer are dependent on dividends or other inter-company transfers of funds from these associated companies to meet their respective debt service and other obligations, including payment of principal and interest on the Exchange Notes. The ability of these associated companies to pay dividends or make other payments or advances to Burns Philp and the Issuer will depend on these associate companies’ operating results and will be subject to applicable laws and restrictions contained in agreements governing the debt of these associated companies and will be subject to restrictions contained in shareholder or joint venture agreements governing the operations of these associated companies. We may undertake additional business operations through joint ventures or associates in the future. If these associated companies are not able to make these dividend payments and inter-company transfers of funds, our net profit and our cash flow could decline.

We may be unable to purchase the Notes as may be required by the terms of the indenture.

      Upon the occurrence of “change of control” events described under “Description of the Exchange Notes — Change of Control,” beginning on page 163, you may require us to purchase your Notes at 101% of their principal amount, plus accrued and unpaid interest. We are similarly required to offer to purchase our senior subordinated notes due 2011 and our senior notes due 2010 upon a “change of control” at 101% of their respective principal amount, plus accrued and unpaid interest. See “Description of Certain Other Indebtedness — 10 3/4% Senior Subordinated Notes due 2011,” beginning on page 151, and “— 9 1/2% Senior Notes due 2010,” beginning on page 152, for additional information. Our secured senior indebtedness may limit our ability to purchase your Notes upon a “change of control” because it provides that specified percentages of the lenders under those agreements may demand prepayment in full of the outstanding loans in the event of certain changes of control. See “Description of Certain Other Indebtedness,” beginning on page 145. If we are unable to repay our secured senior indebtedness under these circumstances or if we are unable to repurchase our senior notes due 2010 under the circumstances specified in the indenture governing the senior notes due 2010, we may be prohibited from purchasing the Notes or our senior subordinated notes due 2011 upon a change of control and our failure to purchase these notes would constitute a default under the indentures governing these instruments. Any of our future debt agreements may contain similar provisions or other provisions that restrict our ability to repurchase the Notes upon a change of control. We may not have the financial resources to purchase your Notes, particularly if a change of control event constitutes a default under, triggers a similar repurchase requirement for, or results in the acceleration of, our other debt.

Because we do not intend to take steps to create an active trading market for the Exchange Notes, you may not be able to resell them.

      The Exchange Notes are being offered to the holders of the Old Notes. The Old Notes were issued on June 21, 2002 to a small number of institutional investors and overseas investors and are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTALSM) Market, the National Association of Securities Dealers’ screen based, automated market for trading of securities eligible for resale under Rule 144A. To the extent that Old Notes are tendered and accepted in the exchange offer, the trading market for the remaining untendered Old Notes could be adversely affected.

There is no existing trading market for the Exchange Notes. We do not intend to apply for listing or quotation of the Exchange Notes on any exchange. Therefore, lack of investor interest could prevent the development of a trading market or limit the liquidity of any such market. Further, the lack of a trading market for the Exchange Notes could hinder your ability to sell your Exchange Notes or to easily predict the price at which the Exchange Notes may be sold. Although the initial purchasers of the Old Notes have informed us that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. As a result, the market price of the Exchange Notes could fall. Historically, the market for non-investment grade debt, such as the Exchange Notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may be detrimental to you, as holders of the Exchange Notes.

Risks Related to Our Business

Our international operations subject us to risks inherent in doing business on an international level.

      We may not be able to manage or overcome the risks related to or arising from operating in international markets and across national boundaries. We maintain significant operations in the United States, Canada, Argentina, Brazil, China, Australia, Germany, and New Zealand, among other countries. These countries represented approximately 33%, 3%, 5%, 3%, 3%, 30%, 5% and 10%, respectively, of our operating revenue for the year ended June 30, 2003 and, following our recent acquisition of Goodman Fielder, approximately 15%, 1%, 3%, 2%, 2%, 46%, 2%, and 17%, respectively, of our operating revenue for the six months ended December 31, 2003.

      Including the facilities we acquired in connection with our acquisition of Goodman Fielder, we have 114 production facilities, including one under construction, in 28 countries around the world. The following are what we believe to be the material risks inherent in doing business on an international level:

•	economic and political instability;

•	restrictions on the transfer of funds in or out of the countries in which we operate;

•	international incidents and military outbreaks;

•	foreign currency fluctuations;

•	changes in the laws and policies of the countries in which we manufacture or sell our products;

•	work stoppages;

•	changes in export controls or import duties;

•	trade restrictions; and

•	transportation delays.

      Our businesses in a country where any of these types of events occur may suffer declines in sales revenues, experience increased costs, be unable to meet customer product needs or obtain a sufficient workforce to conduct their operations. We may be delayed, incur costs in, or be prohibited from transferring cash from any country experiencing these types of problems. For example, under current exchange controls in Argentina, certain transfers by Argentinian companies of funds outside Argentina, including, for example, payments of principal of and interest on loans, dividends and distributions, are subject to the Argentinian Central Bank’s prior authorization. On February 5, 2003, the Venezuelan Central Bank and Ministry of Finance entered into an exchange agreement providing that certain debt owed to entities outside of Venezuela or transfers of funds to or from Venezuela, including, for example, payments of principal of and interest on loans, dividends and distributions by Venezuelan companies, are subject to registration with the Venezuelan Foreign Currency Administration Commission and its prior authorization. In addition, and as we have experienced in Argentina, we may experience declines in our earnings as a result of currency exchange rate fluctuations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Impact of Foreign Exchange Rate Movements and Governmental Policies,” beginning on page 64.

It may be difficult or impossible for you to enforce judgments of courts of the United States and other jurisdictions against the Issuer, Burns Philp and certain of our subsidiary guarantors.

      The Issuer, Burns Philp and certain of our subsidiary guarantors are organized under laws of jurisdictions outside the United States. In addition, many of Burns Philp’s directors, officers and assets, and the directors, officers and assets of the Issuer and our non-U.S. subsidiary guarantors reside or are located outside the United States. Although Burns Philp, the Issuer and these subsidiary guarantors have appointed CT Corporation System as their agent for service of process in New York, it may be difficult or impossible for you to effect service of process on, or to enforce judgments of U.S. courts against, Burns Philp, the Issuer and these non-U.S. subsidiary guarantors, or their respective directors and officers, based on the civil liability provisions of the U.S. federal securities laws. We have been advised by our legal counsel that there is doubt as to the enforceability in original actions in non-U.S. courts of liabilities, or enforceability of judgments of U.S. courts in non-U.S. courts of actions, in each case, based on the U.S. federal securities laws where such judgments contravene local public policy, breach the rules of natural justice or general principles of fairness, are not for a fixed or readily ascertainable sum, are subject to appeal, dismissal, stay of execution or are otherwise not final and conclusive, contain an element of multiple or punitive damages or where the proceedings in such courts are of a revenue or penal nature. See “Enforcement of Civil Liabilities,” beginning on page 212. In addition, the execution of a judgment seeking enforcement of the guaranties of our Argentinian and Venezuelan subsidiaries may be affected by current exchange control regulations applicable to transfers of funds abroad by Argentinian and Venezuelan companies. For example, payments of principal of and interest on loans, dividends and distributions, with respect to our Argentinian subsidiary, are subject to the Argentine Central Bank’s prior authorization and, with respect to our Venezuelan subsidiary, are subject to registration with the Venezuelan Foreign Currency Administration Commission and its prior authorization.

Fluctuations in the exchange rate of the Australian dollar against the U.S. dollar and other currencies could have a material adverse effect on our reported results of operations and financial condition.

      Although a large percentage of our revenue historically has been generated in the United States, we manufacture in 28 countries around the world. For the year ended June 30, 2003, approximately 36.8% of our operating revenue was denominated in currencies other than U.S. dollars or Australian dollars, and for the six months ended December 31, 2003, approximately 39% of our operating revenue was denominated in currencies other than U.S. dollars or Australian dollars. As of December 31, 2003, approximately 47.4% of our debt was denominated in U.S. dollars.

      Our consolidated financial statements are reported in Australian dollars. Accordingly, we are exposed to risks from fluctuations in foreign exchange rates. The financial condition and results of operations of our subsidiaries are measured and recorded in the relevant domestic currency of the jurisdiction in which they are located and then, as required, translated into Australian dollars for inclusion in our consolidated financial statements. Fluctuations in the exchange rates of the relevant domestic currency against the Australian dollar can adversely affect, and have adversely affected, our results of operations and financial condition. A depreciation of the Australian dollar against the U.S. dollar would increase our debt levels, while an appreciation of the Australian dollar against the U.S. dollar would decrease our net profits. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Impact of Foreign Exchange Rate Movements and Governmental Policies,” beginning on page 64. Exchange rate fluctuations have caused, and probably will continue to cause, significant fluctuations in our reported earnings and cash flow and debt levels. These fluctuations may negatively affect our ability to comply with the financial ratios in our debt agreements and affect our ability to make payments of principal and interest on our indebtedness, including the Notes, and limit our ability to incur additional indebtedness, when due.

      Where possible, we borrow in the same countries and currencies as we locate our assets and generate our cash flows, creating a natural hedge. These hedges or strategies may not be effective in limiting or eliminating the possible adverse effects of foreign currency fluctuations. Our increased indebtedness incurred in connection with our acquisition of Goodman Fielder and the issuance of our senior notes due 2010 have significantly increased our U.S. dollar denominated debt and adversely affected our natural hedge with respect to assets and liabilities denominated in U.S. dollars and made it less effective. Our unhedged U.S. dollar denominated borrowings as of December 31, 2003 amounted to approximately U.S.$365.0 million. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Impact of Foreign Exchange Rate Movements and Governmental Policies,” beginning on page 64, and “— Market Risk Factors — Foreign Currency Exchange Rate Risk,” on page 90, for additional information.

Our businesses are highly competitive and aggressive pricing or promotional strategies by our competitors could cause us to lose market share or experience a decline in revenue or increase in costs.

      We operate in highly competitive businesses. We face strong competition from global, regional and local yeast producers in our yeast markets. USA Yeast, a new regional, single plant competitor, has established operations in the North American yeast market, which we believe may result in a decrease in the earnings of our North American yeast business for the fiscal year beginning July 1, 2003 of approximately U.S.$5 million to U.S.$10 million. In our herbs and spices business, we compete with McCormick & Co. Inc., which has a significantly larger share of the North American herbs and spices market than we do, and a number of other, smaller suppliers. In certain regions, such as Turkey, where we produce and sell yeast, we have experienced aggressive competition on the basis of price.

      Goodman Fielder’s businesses face competition from large international food companies, such as George Weston Foods, a wholly-owned subsidiary of Associated British Foods, plc, in its bread production business, Kellogg Company in its breakfast cereals and nutritious snacks businesses, Kraft Foods Inc. and H.J. Heinz Company in its salad dressing business, and Unilever in its margarines and edible oils businesses. Goodman Fielder operates in markets in which consumers are price conscious and there is a low level of brand loyalty, and Goodman Fielder’s bread, breakfast cereal and margarine and edible oils businesses have, in the past, experienced aggressive competition on the basis of price.

      If existing competitors or new entrants in one or more of the businesses or regions in which we or Goodman Fielder operate adopt aggressive pricing or promotional strategies, then we could experience:

•	a decline in our revenues in that business or region if we lower our sales prices to compete, or a decline in sales volume because of competitors’ lower prices; or

•	increased costs if we are required to adopt similar promotional strategies to maintain our pricing or volume levels.

      Our response to aggressive pricing or promotional strategies of competitors differs from business to business and region to region. However, in any of these circumstances, our net profit and cash flow from operations could decline. See “Industry,” beginning on page 96, and “Business — Goodman Fielder Businesses — Business Description,” beginning on page 112, for additional information regarding our competitors.

The loss of certain major customers could cause us to experience a decline in revenues and operating results.

      In our herbs and spices business, our six largest customers accounted for approximately 50% of our total herbs and spices sales in the fiscal year ended June 30, 2003. We may not be able to maintain our relationships with these customers or continue to supply these customers at current levels. The loss of, or a substantial decrease in the amount of sales to, one or more of these large customers could cause a decline in the revenues and operating results of our herbs and spices business.

      On an annualized basis, Goodman Fielder’s two largest customers, Coles Myer Limited and Woolworths Limited, both of which are supermarket operators in Australia, each represent approximately 10% of our pro forma consolidated revenue from the sale of goods. We may not be able to maintain our relationships with these customers or continue to supply these customers at current levels. The loss of, or a substantial decrease in the amount of sales to, either or both of these large customers could have an adverse effect on the business, financial condition and operations of Goodman Fielder and on our consolidated businesses, financial condition and operations.

Supermarkets could reduce Goodman Fielder’s profit margins by exerting downward pressure on supply contract prices, increasing the number of “own label” brands for sale at the expense of our products or failing to award supply contracts through competitive tender processes to us.

      Some of Goodman Fielder’s largest customers are supermarket operators who have, in the past, been able to exert downward pressure on the prices at which products, including our products, are supplied to them, and these customers may continue to do so in the future. Any such downward pressure would have a negative effect on the profit margins we could expect on these products. In addition, supermarkets strongly promote their “own label” products in a number of product categories, including bread. Any growth in “own label” products carried by supermarkets will likely be at the expense of our products, which may have an adverse effect on the business, financial condition and operations of Goodman Fielder and on our consolidated businesses, financial condition and operations.

      Goodman Fielder is a major supplier of these “own label” products to supermarkets, and these “own label” products tend to be sold at prices lower than equivalent Goodman Fielder label products, leading to lower profit margins for Goodman Fielder. Frequently, these supply contracts for “own label” products are offered through a competitive tender process. If Goodman Fielder fails to obtain these contracts through this competitive tender process, it may have an adverse effect on the business, financial condition and operations of Goodman Fielder and on our consolidated businesses, financial condition and operations.

The loss of, or price increases in, certain sources of raw materials could cause us to experience reduced sales volume and lower profit margins.

      Our production operations depend upon obtaining adequate supplies of raw materials on a timely basis. Our results of operations could be adversely affected if we are unable to obtain adequate supplies of raw materials in a timely manner or if the cost of raw materials increases significantly. In addition, from time to time, suppliers may extend lead times, limit supplies or otherwise increase prices of raw materials due to capacity constraints or other factors. For example, molasses, which is the primary raw material for yeast production and represents approximately 40% of the cost of producing yeast, is a by-product in the processing of sugar. In recent years, the supply of molasses in North America has been contracting as a result of increased sugar extraction rates by sugar mills and the consolidation of existing sugar suppliers. Although molasses has typically been priced and supplied on a region-by-region basis, we believe that continued consolidation in the sugar industry, which results in less price competition among our molasses suppliers, and more efficient refinement of sugar, which results in molasses containing fewer fermentable sugars, could have an adverse effect on the availability, price and quality of molasses.

      We may not be able to pass on any increase in the price of molasses to those yeast customers who have fixed the price at which they purchase our yeast for the duration of their contracts with us. Although the sales volumes in our yeast business are directly related to bread production, a staple food, we do experience the effects of price sensitivity with our customers. Some of our fresh yeast customers, typically smaller bakeries, will shift their yeast purchases from fresh yeast to dry yeast if the price of fresh yeast increases above certain levels relative to dry yeast. This can affect us in markets where we face strong competition from dry yeast producers. See “Industry — Yeast — Market,” beginning on page 96. Black pepper is the main ingredient used in our herbs and spices business. We seek to pass on any increases in price to our customers; however, where we have fixed the price at which our customers purchase our herbs and spices, these increases cannot be passed on immediately.

      Wheat represents approximately 78% of the cost of production of flour, a key ingredient in the production of bread. Goodman Fielder has experienced material increases in the price of wheat as a result of the recent drought in Australia, and similar adverse weather conditions could have an adverse effect on the price of wheat. We may not be able to immediately pass on any increase in the price of wheat to customers in our bread production business. In addition, Goodman Fielder’s edible oils business imports approximately 42% of oils required in this business. Any unfavorable fluctuations in exchange rates could have an adverse effect on this business by increasing our cost of production and, where these costs cannot be immediately passed on to customers, decreasing profit margins.

      We may not always be able to obtain raw materials when or where we need them for our business operations, which could lead to reduced sales volumes, lower profit margins and possibly customer relations issues. We also may not be able to pass on all price increases in raw materials to our customers, or we may experience delays in our ability to pass on these increased costs. A significant increase in raw material pricing, which is not offset by product price increases, would negatively impact our profit margins in the affected business operation or region.

We may not be able to maintain production efficiency or avoid production difficulties, which could cause us to lose customers and future revenue, and to experience reduced profitability.

      Our production processes are highly complex, require advanced and costly equipment and are continuously being modified in an effort to improve yields and product performance. See “Business — Business Description,” beginning on page 105, and “— Technology and Intellectual Property,” on page 121. Impurities or other problems with raw materials or the production process can lower yields. Our production efficiency will be an important factor in our future profitability and we may not be able to maintain or increase production efficiency to the same extent as our competitors.

      If we experience production problems in achieving acceptable yields or experience product delivery delays in the future as a result of, among other things, production capacity constraints, the process involved in upgrading or expanding existing production facilities, changing our process technologies or the closure of a significant production facility, we may not be able to meet the product needs of our customers in one or more business segments or regions, and we could suffer a loss of customers and future revenues, which could lead to reduced profitability.

If our products become contaminated, we may be subject to product recalls or other liabilities which could cause us to incur additional costs or otherwise adversely affect us.

      We take all reasonable precautions to ensure that our products are free from contamination. However, in the event that contamination of our products occurs, it may lead to business interruption, product recalls or liabilities to our customers, which may have an adverse effect on our business, reputation, prospects, financial condition and results of operations. In fiscal 2002, we incurred costs relating to a dry yeast recall in Asia. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations,” beginning on page 70. In addition, Goodman Fielder has in the past incurred similar costs and may do so in the future. Although we maintain insurance policies against certain of these risks, in the event contamination occurs, we may not be able to enforce our rights in respect of these policies and any amounts that we do recover may not be sufficient to offset any damages we may suffer.

We may be unable to protect our trademarks and other intellectual property rights.

      Our trademarks and other intellectual property rights are important to our success and our competitive position. We are susceptible to others infringing our intellectual property rights. Infringement of our intellectual property rights could diminish the value of our brands or otherwise adversely affect our revenues. Goodman Fielder has in the past resolved conflicts regarding intellectual property through both legal action and negotiated settlements. The actions we take to establish and protect our trademarks and other intellectual property rights might not be adequate to prevent imitation of our products by others or to prevent others from seeking to invalidate our trademarks or block sales of our products as a violation of the trademarks and intellectual property rights of others. In addition, others might assert rights in, or ownership of, trademarks and other intellectual property rights of ours, or in trademarks that are similar to ours or trademarks that we license and/or market, and we may not be able to successfully resolve these types of conflicts to our satisfaction.

Our business operations could be significantly disrupted if we lose members of our management team.

      Our success depends to a significant degree upon the continued contributions of our management, including our executive officers and key employees, both individually and as a group. Our future performance will be substantially dependent on our ability to retain and motivate them. Most of our managers, including our chief executive officer, Thomas Degnan, have extensive experience critical to our business. The loss of their services could make it difficult for us to execute our business strategy and otherwise have a significant negative impact on our business.

Three of the members of Burns Philp’s board of directors might have interests that differ from yours, because of their significant interests in the ordinary shares of Burns Philp or participation in our management.

      Burns Philp’s board of directors has six members, including Thomas Degnan, our chief executive officer, and Graeme Hart, our deputy chairman. Mr. Hart has significant ownership interests in our ordinary shares, and Mr. Degnan is a member of our executive management. In addition, Bryce Murray, appointed to Burns Philp’s board of directors in June 2003, is chief financial officer of Rank Group Limited. Rank Group is a private company through which Mr. Hart holds beneficial interests in our securities. The presence of a significant shareholder, a person affiliated with the significant shareholder and an officer on Burns Philp’s board of directors may increase the risk of conflicts of interest between Burns Philp’s board members and our securityholders, as well as raise concerns about the ability of Burns Philp’s board of directors to independently oversee our businesses and exercise independent judgment in discharging its duties. See “Management,” beginning on page 125.

Mr. Hart, through his ownership of our stock, has a substantial influence over the affairs of the Burns Philp Group. A disposition of our stock by Mr. Hart could have adverse consequences to us under our financing arrangements.

      As of February 29, 2004, Mr. Hart beneficially owned approximately 57.6% of our outstanding voting stock on a fully diluted basis, consisting of ownership of 53.7% of our presently issued ordinary shares and ownership of 67.4% of our outstanding converting preference shares. His ownership of our voting stock could prevent or delay an acquisition of the Burns Philp Group that is not satisfactory to him. In addition, Mr. Hart is deputy chairman of Burns Philp’s board of directors. Mr. Hart, through his significant ownership interest in us, substantially influences our management and policies. We also have relationships with Mr. Hart’s company, under which we reimburse it for the salaries and travel and expenses of employees of his private company who perform services for us. In addition, Goodman Fielder New Zealand Limited packages products for New Zealand Dairy Foods Limited, a wholly owned subsidiary of Mr. Hart’s company. See “Certain Relationships and Related Party Transactions,” on page 133. Circumstances may occur in which the interests of Mr. Hart, as an equity investor, could be in conflict with your interests.

      If Mr. Hart or certain of his affiliates or family members cease to beneficially own at least 35% of our stock on a fully diluted basis and be our largest single shareholder, or group of shareholders, the lenders holding at least two-thirds of the aggregate principal amount outstanding under our Term A loan secured senior funding agreement are entitled, in accordance with the terms of that agreement, to demand prepayment in full, and the lenders holding at least a majority of the aggregate principal amount outstanding under our Term B secured senior term loan facility, are entitled, in accordance with the terms of that agreement, to demand prepayment in full. In addition, the indenture governing the Notes, and the indentures governing our senior subordinated notes due 2011 and our senior notes due 2010, contain provisions requiring that we offer to purchase the notes issued thereunder at 101% of their respective principal amounts, plus accrued and unpaid interest, upon a change of control, and we would be in default under these indentures if we are unable to consummate these offers or if our senior secured indebtedness were to be accelerated. As of December 31, 2003, we had approximately A$1,583.4 million of indebtedness outstanding under our secured senior financing arrangements, approximately A$133.5 million in respect of our senior notes due 2010, approximately A$800.9 million of senior subordinated notes, consisting of our senior subordinated notes due 2011 and the Notes and other indebtedness outstanding that we expect would be in default if our senior indebtedness were accelerated. We may not be able to repay or refinance any of this indebtedness in the event of a prepayment demand by our lenders. Any such prepayment demand arising as a result of these events would have a material adverse effect on our financial condition and could possibly lead to bankruptcy. See “Description of Certain Other Indebtedness,” beginning on page 145.

We may not be able to consummate future acquisitions and certain consequences of acquisitions and investments which we do complete may adversely affect us.

      We plan to continue to pursue strategic acquisitions and investments that will expand our yeast and bakery ingredients businesses and our activity in the food and non-alcoholic beverage industry generally. We may not be able to identify or complete additional acquisitions or investments or, if we do and they are consummated, we may not realize any anticipated benefits from such acquisitions or investments. We may pursue additional acquisitions and investments in areas of the food and non-alcoholic beverage sector outside our core businesses where our knowledge and expertise may be lower. In addition, we may not be able to obtain financing and, depending on the terms of additional acquisitions or investments, any financing could be restricted by the terms of our secured senior indebtedness, the indenture governing the Notes, the indenture governing our senior subordinated notes due 2011 and the indenture governing our senior notes due 2010. We are also required to comply with the covenants under our secured senior indebtedness to be permitted to make acquisitions and, if we cannot comply with these covenants, or obtain the consents required under our secured senior indebtedness, we may not be able to make a particular acquisition. In addition, most of the agreements governing our other indebtedness also contain restrictions on certain investments. The process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of our existing operations. In addition, we may be required by regulatory authorities, in order to consummate a possible future acquisition, to divest part of our existing operations. Future acquisitions could result in the incurrence of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets and increased capital expenditures, interest and other costs, any of which could have a material adverse effect on our financial condition and operating results by reducing our net profit or increasing our total liabilities, or both.

Compliance with environmental and other governmental regulations could be costly and require us to make significant expenditures.

      Our operations, including those of Goodman Fielder, are subject to extensive federal, state, provincial, regional and local environmental laws and regulations relating to the protection of the environment and human health and safety, including those governing air emissions, water and wastewater discharges, noise and odor emissions and the management of, disposal of and exposure to hazardous materials. We could incur substantial costs, including clean-up costs, fines and civil or criminal sanctions, third-party property damage or personal injury claims and capital expenditures for equipment upgrades, as a result of compliance with, violations of or liabilities under environmental laws or non-compliance with environmental permits applicable to our production facilities. For example, in a number of jurisdictions, we have been required to build effluent treatment plants to process the waste by-products resulting from yeast production at our manufacturing operations and to undertake other significant capital improvement projects as a result of these types of regulations. Laws and regulations relating to workplace safety and worker health which, among other things, regulate employee exposure to hazardous substances in the workplace, also govern our operations.

      The nature of our operations exposes us to the risk of liabilities or claims with respect to environmental matters, including those relating to contamination at sites we currently or formerly owned or operated, including contamination caused by prior owners and operators, abutters or other parties, and the off-site disposal of hazardous materials. We may incur material costs in connection with such liabilities or claims. In addition, liabilities or claims may arise or be exacerbated by:

•	amendments or enactments of environmental or health and safety legislation or regulations;

•	a change in enforcement, administration or interpretation of existing or future laws or regulations; or

•	a change in the amount of future expenditures which may be required to comply with these environmental or health and safety laws or regulations or to respond to environmental claims.

Risks Related to Our Acquisition of Goodman Fielder

We may face difficulties in integrating the businesses of Goodman Fielder.

      To achieve the anticipated benefits of the Goodman Fielder acquisition, we will need to continue the integration of the businesses of Goodman Fielder with our operations. We will face significant challenges in consolidating functions and integrating procedures, personnel, product lines and operations in an efficient and effective manner. The integration process will be complex and time consuming, may be disruptive to, and may cause an interruption of, or a loss of momentum in, the businesses as a result of a number of obstacles, such as:

•	the loss of key employees or customers;

•	the need to coordinate increasingly diverse organizations;

•	difficulties in integrating administrative and other functions;

•	the loss of key members of Goodman Fielder management following the acquisition; and

•	the diversion of our management’s attention from our day-to-day operations.

      If we are not successful in integrating Goodman Fielder’s businesses or if the integration takes longer than expected, we could be subject to significant costs and our business could be adversely affected.

We may be limited in our ability to realize cost savings, synergies or revenue enhancements from combining Goodman Fielder’s businesses with our operations.

      Even if we are able to integrate the businesses of Goodman Fielder with our operations successfully, we may be limited in our ability to realize cost savings, synergies or revenue enhancements from the integration. Our ability to realize cost savings, synergies or revenue enhancements may be affected by:

•	the outcome of our general review of the business of Goodman Fielder;

•	the amount and timing of any cost savings we may achieve;

•	the amount of cash integration costs we incur and the extent to which they affect any cost savings and other synergies we may achieve; and

•	any increases in other expenses or by the significance of operational problems unrelated to the acquisition.

Our acquisition of Goodman Fielder has significantly increased the size of our operations and the risks described in this prospectus.

      Our acquisition of Goodman Fielder has significantly increased the size of our operations and may intensify some of the other risks described in this prospectus. There will also be additional risks associated with managing a significantly larger company, including, among other things, the application of company-wide controls. In connection with this acquisition, the rating agencies lowered our debt ratings in January 2003, which may increase our cost of financing and may impair our ability to obtain additional financing in the future. Standard & Poor’s indicated that our ratings could be further downgraded by one notch following our acquisition of Goodman Fielder.

We made our acquisition of Goodman Fielder on the basis of the limited publicly available information concerning Goodman Fielder, and Goodman Fielder may have liabilities or obligations that are not adequately reflected in its publicly available financial or other information.

      Goodman Fielder has been a subsidiary of ours for a short period of time. In connection with our acquisition of Goodman Fielder, we conducted a review of information regarding Goodman Fielder available to us. Prior to March 24, 2003, we had no access to Goodman Fielder and its management, and our review was based upon financial statements and other information regarding Goodman Fielder that is on file with the Australian Stock Exchange and New Zealand Stock Exchange or was otherwise publicly available, including Goodman Fielder’s target statement dated January 17, 2003 and supplements to the target statement, its audited consolidated financial statements for the fiscal year ended June 30, 2002 and its unaudited interim consolidated financial statements for the six months ended December 31, 2002. Goodman Fielder may have incurred contractual, financial, regulatory, environmental or other obligations and liabilities that may impact us in the future which were not adequately reflected in financial and other information regarding Goodman Fielder upon which we based our evaluation of this acquisition. If the financial and other information on which we have relied in making our offer for the outstanding ordinary shares of Goodman Fielder proves to be materially incorrect or incomplete, it could have a material adverse effect on the value of the shares, the business and operations of Goodman Fielder and on our consolidated businesses, financial condition and operations.

Goodman Fielder has given warranties and indemnities to the purchasers in connection with its recent business disposals, which have not yet expired and may give rise to claims against us or our subsidiaries.

      Goodman Fielder has disposed of a number of its businesses, including its milling business and its ingredients business segment, and has given warranties and indemnities of the types frequently given in such circumstances to the relevant purchasers of these businesses. Some of the time periods within which a claim can be brought under warranty and indemnity provisions have not yet expired and we have experienced a few claims under these indemnities. For example, there is a current proceeding in the Dutch courts for which we may have an obligation to indemnify a purchaser of one of the Goodman Fielder businesses. To date, the amount of damages claimed by the plaintiff in the proceedings is approximately U.S.$13.5 million (A$18.2 million). For more information regarding this proceeding, see “Business — Litigation and Regulatory Matters,” on page 124. If any material claims in respect of these dispositions are successfully brought against Goodman Fielder, it may have an adverse effect on the business, financial condition and operations of Goodman Fielder and on our consolidated businesses, financial condition and operations.

The unaudited pro forma financial information we present in this prospectus is limited and does not reflect many significant effects of the transactions we or Goodman Fielder have entered into.

      The unaudited pro forma condensed consolidated financial information, beginning on page 46, is limited in scope. This unaudited pro forma information does not purport to represent what our results of operations would actually have been had the transactions described in the unaudited pro forma financial information been consummated on the dates indicated or to project our results of operations for any future period.

      The unaudited pro forma adjustments are based on currently available information and actual adjustments could differ materially from our current estimates. For example, estimates of business integration costs or of anticipated cost savings or potential revenue enhancements we may realize in connection with our recent acquisitions have not been reflected. Although the unaudited pro forma information gives effect to our October 2002 acquisition of the Fleischmann’s yeast and industrial bakery ingredients business in Latin America from Kraft Foods International, Inc., as this business was operated within Kraft Foods prior to its acquisition by us and Kraft Foods did not maintain discrete accounts for this business, we lack certain historical financial and operating information regarding the Fleischmann’s business required to make all adjustments needed to give complete pro forma effect to this acquisition. Specifically, we have only made limited unaudited pro forma adjustments to reflect the statement of financial performance impact of this acquisition.

      As a result of the foregoing, you should not place undue reliance on the unaudited pro forma condensed consolidated financial information included in this prospectus.

THE ACQUISITION

      The following is a summary of our acquisition of Goodman Fielder. Whether or not we successfully integrate Goodman Fielder’s businesses with our operations, this acquisition and the financing requirements of this acquisition will have a significant impact on our business and, potentially, our ability to repay the Notes. For a discussion of the uncertainties relating to this acquisition and its impact on us, see “Risk Factors — Risks Related to Our Acquisition of Goodman Fielder,” beginning on page 32.

The Offer

      On December 13, 2002, we announced that we had acquired approximately 14.9% of the outstanding ordinary shares of Goodman Fielder for an aggregate purchase price of approximately A$325.6 million. On January 3, 2003, our wholly owned subsidiary BPC1 Pty Limited (ACN 101 665 918) made an unsolicited offer for all of the remaining outstanding ordinary shares of Goodman Fielder for cash, at a price of A$1.85 per ordinary share. On February 12, 2003, Goodman Fielder announced to the Australian Stock Exchange a dividend of A$0.035 per ordinary share held of record on February 21, 2003. On February 19, 2003, Goodman Fielder announced to the Australian Stock Exchange a special dividend of A$0.20 per ordinary share held of record on March 7, 2003. To reflect the value of the dividend and special dividend, our effective offer price was reduced to A$1.615 per ordinary share of Goodman Fielder.

      On March 13, 2003, we increased our effective offer price to A$1.635 per ordinary share, the Goodman Fielder board announced that it had recommended to its shareholders that they accept our revised offer and we declared our offer free from conditions. On March 19, 2003, four of our nominees were appointed as directors of Goodman Fielder, constituting a majority of the Goodman Fielder board of directors, with Mr. Alan McGregor, our Chairman, appointed as Chairman of the Goodman Fielder board. On April 4, 2003, following the receipt of our compulsory acquisition notice, Goodman Fielder announced that the remaining continuing directors, Dr. Keith Barton, Sir Ross Buckland and Goodman Fielder’s Chief Executive Officer and Managing Director, Mr. Tom Park, had resigned from Goodman Fielder’s board of directors.

      The effective offer price applied to all Goodman Fielder shareholders that accepted our offer. The aggregate amount of the cost of our acquisition of Goodman Fielder’s outstanding ordinary shares was approximately A$2.0 billion, which included the costs of acquiring all the outstanding options for Goodman Fielder’s ordinary shares. We closed our offer on March 28, 2003, at which time we had acquired 93.7% of the outstanding ordinary shares of Goodman Fielder. On June 12, 2003, we announced that we had acquired all the outstanding ordinary shares of Goodman Fielder following the completion of a compulsory acquisition process. On May 27, 2003, we informed Goodman Fielder option holders that we were also commencing the compulsory acquisition in relation to Goodman Fielder options and these were compulsorily acquired and cancelled on July 8, 2003.

Goodman Fielder

      Goodman Fielder manufactures and markets bread and breakfast cereals, edible oils, snack foods, meal components, such as pasta sauce, and food ingredients. Goodman Fielder operates in the following business segments:

•	New Zealand, which includes Goodman Fielder’s New Zealand based businesses, including:

—	its cereal business and potato-based snacks, breakfast cereals, desserts, pack flour, cake mixes and pastry products businesses;

—	its baking, flour milling, crumbing, pastry and related baked foods businesses; and

—	its margarine, oils, mayonnaises and sauces businesses.

•	Baking, which includes its baking, crumbing, pastry and related baked foods businesses (in regions other than New Zealand).

•	Consumer Foods, which includes the following businesses (in regions other than New Zealand):

—	Goodman Fielder’s cereal snacks, breakfast cereals, desserts, pack flour, cake mixes and pastry products businesses; and

—	Goodman Fielder’s margarine, oils, mayonnaises and sauces businesses.

•	International, which includes exports from Australia and New Zealand, poultry, baking and flour milling in the South Pacific region and food manufacturing, and wholesale and distribution operations in the Asian region.

      We believe that the acquisition of Goodman Fielder has provided, and will provide, a number of benefits to us, including:

•	expanding our food ingredients business; and

•	developing our consumer branded business and broadening our participation in the consumer branded food industry in Australia and New Zealand.

      We have commenced a broad-based, general review of Goodman Fielder’s structure and operations. While we do not have any specific intentions regarding this review, we expect that this review may identify opportunities to enhance the performance of existing Goodman Fielder businesses through:

•	profit improvement measures involving a wide range of initiatives, including (but not limited to) overhead cost reductions, focused marketing expenditure, reductions in shrinkage and waste and more efficient logistics and distribution; and

•	improved capital management achieved through more selective capital expenditure and working capital criteria.

      We are not able to estimate with any certainty business integration costs or what cost savings we can achieve from the combination. Our ability to achieve cost savings will depend on the results of the general review described above and many other factors which are beyond our control. However, we have combined, or propose to combine, certain common Goodman Fielder and Burns Philp corporate head office functions, including finance and accounting, company secretarial, risk management and in-house legal, as well as those functions involved in setting overall planning and control of our combined operations, with a view to eliminating duplication of tasks. Any remaining Goodman Fielder head office functions will be devolved to the relevant business units. We expect that in this way, it will be possible to significantly reduce the cost of Goodman Fielder head office functions. We also have combined the management of Goodman Fielder’s International division with the management of our Australia and New Zealand, China and East Asia operations. On May 6, 2003, we announced to the Australian Stock Exchange the completion of the first phase of our review of Goodman Fielder’s Australian baking operations. Among other initiatives, this first phase resulted in the closure of eight bakeries.

      For more information about Goodman Fielder’s financial condition and results of operations, and the effects of the business combination with Goodman Fielder on our financial condition and results of operations, see Goodman Fielder’s audited consolidated financial statements, beginning on page F-153, Goodman Fielder’s unaudited interim consolidated financial statements, beginning on page F-231, and “Unaudited Pro Forma Condensed Consolidated Financial Information,” beginning on page 46.

Financing

      We have acquired 100% of Goodman Fielder’s outstanding ordinary shares. We acquired these ordinary shares using existing cash resources, which included approximately A$120.0 million received upon the exercise by entities associated with Mr. Hart of options for approximately 600.0 million of our ordinary shares, the proceeds of our drawings under our secured senior share acquisition bridge facility, our subordinated capital notes bridge facility and the proceeds of the senior subordinated notes due 2011. We repaid our secured senior share acquisition bridge facility using a portion of the funds drawn down under our secured senior term loan agreements. On May 5, 2003, we commenced an underwritten offering in

New Zealand of up to NZ$250.0 million of New Zealand subordinated capital notes. As of the closing date of the offer on June 27, 2003, we had issued NZ$212.5 million of New Zealand subordinated capital notes, a portion of the proceeds of which has been applied to repay our subordinated capital notes bridge facility in full.

      In connection with the acquisition of Goodman Fielder, we also repaid approximately A$300.0 million of Goodman Fielder’s indebtedness, including repayment in full of its U.S.$200.0 million aggregate principal amount of senior notes due 2010.

      For a description of our financing arrangements and other indebtedness, see “Description of Certain Other Indebtedness,” beginning on page 145.

USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange Old Notes in like principal amount, the forms and terms of which are identical, in all material respects, to the Exchange Notes. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled. We used the proceeds from the sale of the Old Notes to redeem the outstanding balance of our 5.5% guaranteed subordinated convertible bonds due 2004 and for working capital and other general corporate purposes.

CAPITALIZATION

      The following table sets forth, in accordance with Australian GAAP, our cash, debt, equity and total capitalization as of January 31, 2004. This table should be read in conjunction with our audited consolidated financial statements, beginning on page F-3, and our unaudited interim consolidated financial statements, beginning on page F-105.

Burns Philp
Group
As of
January 31,
2004(1)

(A$ million)
Cash	$97.3

Current Debt:
Senior indebtedness
Term A secured senior term loan facility	$110.0
Revolving loan facility(2)	—
Term B secured senior term loan facility	3.5
Bank overdrafts	4.9
Other indebtedness	11.1

Total current debt(3)	129.5

Noncurrent Debt:
Senior indebtedness
Term A secured senior term loan facility	1,116.1
Term B secured senior term loan facility	348.4
9 1/2% senior notes due 2010	131.3
9 3/4% senior subordinated notes due 2012	525.3
10 3/4% senior subordinated notes due 2011	262.9
New Zealand subordinated capital notes	186.7
Other	3.0

Total long term debt	2,573.7

Total debt	2,703.2

Equity:
Contributed equity
Ordinary shares	880.2
Converting preference shares	233.9

Total equity	1,114.1
Reserves	(253.1)
(Accumulated losses)/retained earnings	(18.5)
Outside equity interest in controlled entities	24.5

Total equity	867.0

Total capitalization(4)	$3,440.7

(1)	Burns Philp Group as of January 31, 2004 includes our cash, equity, and total capitalization. The results of the operations of Goodman Fielder and its controlled entities have been consolidated from March 19, 2003, which was the date we gained effective control of Goodman Fielder.

(2)	As of January 31, 2004, there was no amount outstanding under our revolving loan facility. As of February 29, 2004, there was approximately A$15.0 million aggregate principal amount outstanding under our revolving loan facility.

(3)	Total current debt includes the amounts under our secured senior financing facilities which are due and payable within the next twelve months in accordance with the loan amortization schedules set forth in “Description of Certain Other Indebtedness,” beginning on page 145.

(4)	Excludes total current debt.

BURNS PHILP GROUP SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The following table sets out our selected historical consolidated financial data. The selected historical financial data as of June 30, 2002 and 2003 and for the years ended June 30, 2001, 2002 and 2003, have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected historical financial data as of June 30, 1999, 2000 and 2001 and for the years ended June 30, 1999 and 2000 have been derived from our audited consolidated financial statements not included in this prospectus.

      The selected historical financial data as of December 31, 2003 and for the six month periods ended December 31, 2002 and 2003 have been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. The unaudited interim consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all adjustments, including normal recurring accruals and adjustments, necessary for a fair presentation of our financial condition and results of operations for such periods. Results of operations for interim periods are not necessarily indicative of results to be expected for any full fiscal year.

      The following Australian GAAP selected historical financial data and our consolidated financial statements included elsewhere in this prospectus are prepared in accordance with Australian GAAP which varies in certain significant respects from U.S. GAAP. Note 33 to our audited consolidated financial statements, beginning on page F-71, and note 22 to our unaudited interim consolidated financial statements, beginning on page F-137, contain additional disclosures required under U.S. GAAP and provide a description of the significant differences between Australian GAAP and U.S. GAAP as they relate to us and a reconciliation of our net profit and equity to U.S. GAAP for the periods and as of the dates presented.

      The following data should be read in conjunction with our audited consolidated financial statements, our unaudited interim consolidated financial statements, related notes and other financial information included elsewhere in this prospectus. This table should also be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 59. We are currently seeking to dispose of our herbs and spices business segment. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments,” on page 62.

								Six Months Ended
	Fiscal Year Ended June 30,							December 31,

DATA IN ACCORDANCE WITH	1999	2000	2001	2002		2003		2002		2003
AUSTRALIAN GAAP

	(A$ million, except for per share data)
Statement of Financial Performance Data:
Operating revenue:(1)
Revenue from sale of goods:
Yeast and bakery ingredients:
North America	$305.4	$302.7	$340.7	$349.7		$305.0		$175.6		$128.6
Europe	145.1	129.4	144.7	163.5		163.7		79.7		82.0
Latin America	236.8	204.2	223.8	167.4		191.4		73.1		117.9
Asia Pacific	109.8	118.0	135.8	142.3		143.7		75.8		202.9

Total yeast and bakery ingredients	$797.1	$754.3	$845.0	$822.9		$803.8		$404.2		$531.4

Herbs and spices	353.7	343.5	387.4	381.9		348.4		211.7		148.6
Goodman Fielder Australia	—	—	—	—		464.9		—		767.1
Goodman Fielder New Zealand	—	—	—	—		161.8		—		290.1
Other(2)	88.9	86.5	93.6	88.0		101.3		27.0		1.8

Total revenue from sale of goods	$1,239.7	$1,184.3	$1,326.0	$1,292.8		$1,880.2		$642.9		$1,739.0

Revenue from rendering of services:
Other	29.0	30.1	30.7	29.9		7.0		7.0		—

Total operating revenue	$1,268.7	$1,214.4	$1,356.7	$1,322.7		$1,887.2		$649.9		$1,739.0

Interest revenue	14.6	9.9	13.0	7.0		18.0		9.1		3.2
Proceeds from disposal of non-current assets(3)	121.3	2.9	15.3	2.3		193.1		176.5		17.9
Other revenue(4)	4.7	4.5	3.6	4.1		143.1		1.4		101.6

Total revenue	$1,409.3	$1,231.7	$1,388.6	$1,336.1		$2,241.4		$836.9		$1,861.7

Segment EBIT:(5)
Yeast and bakery ingredients:
North America	$67.7	$41.0	$69.1	$58.4		$72.8		$46.1		$26.7
Europe	27.0	34.5	32.6	33.8		30.7		13.2		18.8
Latin America	28.5	22.0	21.5	27.1		9.4		8.2		17.5
Asia Pacific	12.3	19.5	23.4	23.9		36.8		22.1		23.1

Total yeast and bakery ingredients	$135.5	$117.0	$146.6	$143.2		$149.7		$89.6		$86.1

Herbs and spices	30.4	71.4	33.3	44.6		58.2		43.4		24.1
Goodman Fielder Australia	—	—	—	—		(19.5)		—		26.0
Goodman Fielder New Zealand	—	—	—	—		8.2		—		32.1
Other(6)	28.8	17.0	21.0	18.9		3.9		5.4		0.1
Corporate expense(7)	(7.3)	(26.3)	(15.5)	(19.9)		139.2		27.9		84.1

Total segment EBIT(9)	$187.4	$179.1	$185.4	$186.8		$339.7		$166.3		$252.5

Borrowing costs	(116.1)	(90.9)	(95.8)	(72.9)		(174.8)		(63.6)		(144.7)
Interest revenue	14.6	9.9	13.0	7.0		18.0		9.1		3.2

Net interest expense(8)	(101.5)	(81.0)	(82.8)	(65.9)		(156.8)		(54.5)		(141.5)
Profit before tax and outside equity interests	85.9	98.1	102.6	120.9		182.9		111.8		111.0

Income tax expense before individually significant income tax item	(18.3)	(14.4)	(12.1)	(19.3)		(13.0)		(14.8)		(22.5)
Individually significant income tax benefit	—	—	—	47.9		4.4		—		—
Outside equity (loss) interests	(1.7)	(1.5)	(2.0)	(3.3)		(4.3)		(1.9)		(2.2)

Net profit(9)	$65.9	$82.2	$88.5	$146.2	(16)	$170.0	(17)	$95.1	(18)	$86.3	(19)

Basic earnings per share (cents)
Continuing operations	6.8	12.4	10.5	14.9		9.0		3.5		3.9
Discontinued operations(10)	5.7	3.1	3.1	2.4		5.4		6.9		—

	12.4	15.4	13.6	17.3		14.4		10.4		3.9

Diluted earnings per share (cents)
Continuing operations	3.3	5.8	4.6	5.5		4.5		1.6		3.1
Discontinued operations(10)	2.8	1.4	1.4	0.8		2.3		2.4		—

	6.1	7.2	6.0	6.3		6.8		4.0		3.1

Dividends per ordinary share (cents)	—	—	—	—		—		—		—

	As of June 30,					As of December 31,

DATA IN ACCORDANCE WITH	1999	2000	2001	2002	2003	2003
AUSTRALIAN GAAP

	(A$ million)
Statement of Financial Position Data:
Cash assets	$81.4	$188.9	$218.2	$923.6	$180.5	$133.6
Receivables	185.7	191.7	234.8	162.2	393.4	344.2
Inventories	104.7	119.8	132.7	123.1	314.5	276.7
Property, plant and equipment	600.5	615.9	704.1	577.2	1,114.9	1,055.1
Intangible assets(11)	336.3	355.0	407.5	319.4	2,265.3	2,223.8
Total assets	1,417.9	1,596.7	1,860.8	2,364.5	4,604.1	4,337.6
Total debt(12)	1,154.6	1,220.3	1,311.7	1,655.5	2,992.6	2,727.4
Total equity	33.6	129.6	277.9	479.5	758.3	865.3
Capital stock	579.9	581.5	613.7	634.4	830.0	880.2
Capital stock (shares, millions)	530.6	538.8	699.9	802.7	1,780.7	2,031.8

								Six Months Ended
	Fiscal Year Ended June 30,							December 31,

	1999	2000	2001	2002		2003		2002		2003

	(A$ million, except ratios and percentages)
Other Financial Data:
Depreciation and amortization(13)	$70.9	$71.0	$76.5	$72.5		$108.3		$31.2		$105.7
Capital expenditures	37.8	38.2	88.8	85.3		80.2		27.7		42.3
Net cash flows:
Operating activities	122.4	152.1	118.4	213.1		201.5		124.8		75.2
Investing activities	120.5	(32.9)	(89.8)	(105.8)		(1,946.7)		(368.8)		(33.7)
Financing activities	(640.3)	(21.4)	(17.5)	607.4		1,033.8		(163.0)		(83.8)

Total net cash flows	$(397.4)	$97.8	$11.1	$714.7		$(711.4)		$(407.0)		$(42.3)

EBITDA(9)(14)	$256.6	$248.6	$259.9	$256.0	(16)	$443.7	(17)	195.6	(18)	356.0
Ratio of earnings to fixed charges(15)	1.44x	1.83x	1.80x	2.44x		1.72x		1.83x		1.73x

						Six Months Ended
	Fiscal Year Ended June 30,					December 31,

	2001	2002		2003		2002		2003
DATA IN ACCORDANCE WITH U.S. GAAP

	(A$ million, except for per share data, ratios and percentages)
Statement of Financial Performance Data:
Net profit from continuing operations	$80.5	$2.3		$186.2		$46.6		$128.8
Net profit from discontinued operations (10)	13.0	12.7		71.0		71.7		—

Net profit(9)	$93.5	$15.0	(16)	$257.2	(17)	$118.3	(18)	$128.8	(19)

Earnings (loss) per share:
Basic earnings/(loss) per share (cents):
Earnings/(loss) from continuing operations	12.4	(1.8)		15.9		4.5		6.1
Earnings from discontinued operations	2.0	1.7		6.7		8.7		—

Basic earnings/(loss) per share	14.4	(0.1)		22.6		13.2		6.1

Diluted earnings per share (cents):
Earnings from continuing operations	5.4	—		7.5		1.9		4.6
Earnings from discontinued operations	0.9	0.6		2.9		3.0		—

Diluted earnings per share	6.3	0.6		10.4		4.9		4.6

				As of
	As of June 30,			December 31,
	2001	2002	2003	2003

	(A$ million)
Statement of Financial Position Data:
Intangible assets(11)	$211.4	$150.8	$2,282.1	$2,293.2
Total assets	1,675.6	2,165.0	4,990.5	4,378.7
Total equity	60.1	235.8	609.6	773.0

							Six Months Ended
	Fiscal Year Ended June 30,						December 31,

	2001		2002		2003		2002		2003

	(A$ million, except for per share data, ratios and percentages)
Other Financial Data:
EBITDA(9)(14)	$253.7		$166.4	(16)	$508.7	(17)	$225.1	(18)	$347.3	(19)
Depreciation and amortization(13)	72.9		64.3		72.4		26.0		57.6
Ratio of earnings to fixed charges(15)	1.57	x	1.30	x	2.13	x	1.95	x	2.06	x
Net Cash Flows:
Operating activities	$118.4		$213.1		$201.5		$124.8		$75.2
Investing activities	(89.8)		(105.8)		(1,946.7)		(368.8)		(33.7)
Financing activities	(16.7)		606.1		1,035.4		(162.7)		(76.5)

Total net cash flows	$11.9		$713.4		$(709.8)		$(406.7)		$(35.0)

(1)	Operating revenue consists of revenue from sale of goods and revenue from rendering of services. Revenue from rendering of services relates only to our former terminals business segment, which we sold on September 18, 2002. Following our acquisition of Goodman Fielder, we have reassessed the presentation of allowances deducted from gross revenue, and some of the allowances which were previously recognized in marketing, selling and distribution expenses have been reclassified and deducted from operating revenue. See note 1(j) of our audited consolidated financial statements, beginning on page F-11.

(2)	Other revenue from sale of goods is revenue earned by discontinued businesses plus revenue earned by Cochin Spices, our spice trading subsidiary in India and, for periods subsequent to March 19, 2003, Goodman Fielder’s businesses in the South Pacific and Asia. From July 1, 2003, Goodman Fielder’s businesses in the South Pacific and Asia are reported as part of our Yeast Asia-Pacific businesses.

(3)	In accordance with Australian GAAP, we are required to report the proceeds from the disposal of non-current assets as a separate revenue item.

(4)	Other revenue is revenue earned other than through the sale of goods, from rendering of services or interest income. Other revenue for the year ended June 30, 2003, includes an unrealized foreign currency gain of A$139.1 million, which we are required to present as a revenue item under Australian GAAP. Other revenue for the six month period ended December 31, 2003, includes an unrealized foreign currency exchange gain of A$69.5 million and a gain of A$30.0 million on the recovery of a vendor finance loan, both of which we are required to present as a revenue item under Australian GAAP.

(5)	Segment EBIT is derived from note 23 “Segment Information” to our audited consolidated financial statements beginning on page F-46 and from note 4 “Segment Reporting” to our unaudited interim consolidated financial statements beginning on page F-115.

(6)	Other includes discontinued businesses and Cochin Spices, our spice trading subsidiary in India and, for periods subsequent to March 19, 2003, Goodman Fielder’s businesses in the South Pacific and Asia. From July 1, 2003, Goodman Fielder’s businesses in the South Pacific and Asia are reported as part of our Yeast Asia-Pacific businesses.

(7)	Corporate consists of the costs incurred through operating the corporate head office and technical and development center in Australia and small ancillary administrative offices in North America and Europe.

(8)	Net interest expense consists of borrowing costs less interest revenue.

(9)	Segment EBIT, EBITDA and net profit for the fiscal years ended June 30, 1999 through 2003 and for the six month periods ended December 31, 2002 and 2003 include individually significant items. Individually significant items are revenues or expenses from ordinary activities which, in the opinion of management, are of such a size, nature or incidence that their disclosure is relevant in explaining our operating performance over different periods. We recorded an individually significant gain in the fiscal year ended June 30, 1999 which resulted from the disposal of certain of our non-current assets. The proceeds on disposal of assets of A$109.6 million were included in our revenue and the carrying amount of the assets sold of A$94.9 million was included in expenses. We recorded an individually significant gain in the fiscal year ended June 30, 2000 which arose from the reassessment of the carrying amount of certain of our non- current assets. We recorded an individually significant loss in the fiscal year ended June 30, 2002 which related to a provision against receivables and prepaid slotting allowances following the filing for bankruptcy by Kmart Corporation, a major customer, of A$10.1 million and a provision for closing costs and a write- down of the carrying value of plant and machinery in respect of our Oakland, California yeast plant totaling A$25.1 million. We recorded an individually significant gain of A$112.7 million in the fiscal year ended June 30, 2003 which represents an A$40.7 million gain on the sale of our terminals business, an A$10.9 million gain on the sale of our vinegar business, an A$6.6 million gain on the sale of land in South Yarra, Australia and an A$139.1 million gain arising from an unrealized foreign exchange gain on the translation to the period end rate of our U.S. dollar denominated borrowings which were used to partially fund our acquisition of Goodman Fielder. These gains were partially offset by an A$32.6 million write-off of deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding and our bridge financing in connection with our acquisition of Goodman Fielder, and provisions for restructuring costs of approximately A$48.7 million and A$3.3 million arising from our acquisition of Goodman Fielder and Fleischmann’s yeast and industrial bakery ingredients business in Latin America, respectively. We recorded an individually significant gain of A$44.0 million in the six month period ended December 31, 2002 which represents an A$40.7 million gain on the sale of our terminals business, an A$11.1 million gain on the sale of our vinegar business, and an A$6.6 million gain on the sale of land in South Yarra, Australia, partially offset by an A$14.4 million write-off of deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding in connection with our acquisition of Goodman Fielder. We recorded an individually significant gain of A$85.6 million in the six month period ended December 31, 2003 which represents an A$30.0 million gain on the recovery of a vendor finance loan and an A$69.5 million unrealized foreign exchange gain on the translation to the period end rate of our U.S. dollar denominated borrowings which were used to partially fund our acquisition of Goodman Fielder, partially offset by provisions of A$13.9 million for additional restructuring costs arising from our acquisition of Goodman Fielder. See note 3(b) and note 23 to our audited consolidated financial statements beginning on pages F-18 and F-46, respectively, and note 3(b) and note 4 to our unaudited interim consolidated financial statements beginning on page F-113 and F-115, respectively.

(10)	In fiscal 2002 and 2003, we have separately disclosed our vinegar and terminals businesses as discontinued operations. The discontinued operations in fiscal 1999, 2000 and 2001 also relate to these businesses. For more information on our discontinued operations, see note 24 to our audited consolidated financial statements beginning on page F-53.

(11)	Under Australian GAAP, our intangible assets have been periodically revalued. Under U.S. GAAP, our intangible assets are carried at cost less accumulated amortization.

(12)	Total debt consists of the current and non-current portions of our interest bearing liabilities.

(13)	Depreciation and amortization excludes amortization of prepaid slotting allowances of A$28.8 million, A$27.6 million, A$24.2 million, A$32.5 million and A$23.4 million for the fiscal years ended June 30, 1999, 2000, 2001, 2002, and 2003, respectively, and A$18.4 million and A$12.5 million for the six months ended December 31, 2002 and 2003, respectively.

(14)	EBITDA under Australian GAAP and U.S. GAAP represents net profit before related income tax, net interest expense, depreciation and amortization. For additional information regarding EBITDA including how we calculate this measure, why we present this measure, and how we reconcile this measure to a measure determined in accordance with GAAP, see “Non-GAAP Financial Measure,” beginning on page 55.

(15)	For purposes of determining the ratio of earnings to fixed charges and the deficiency, if any, earnings are defined as pre-tax profit from continuing operations before extraordinary items and outside equity interests less income from equity accounted associates plus distributed income from equity accounted associates and fixed charges. Fixed charges consist of borrowing costs expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and a portion of lease rental expenses we deemed to be representative of our interest factor.

(16)	The difference between net profit and EBITDA determined under Australian GAAP and net profit and EBITDA determined under U.S. GAAP for the fiscal year ended June 30, 2002, is due primarily to the individually significant loss of A$90.3 million in such period related to a loss on extinguishment of debt for U.S. GAAP purposes. Additionally, the difference between net profit as determined under Australian GAAP and U.S. GAAP is due to differences in the timing of the recognition of tax losses of A$39.0 million. See note 33 to our audited consolidated financial statements beginning on page F-71.

(17)	The difference between net profit and EBITDA determined under Australian GAAP and net profit and EBITDA determined under U.S. GAAP for the fiscal year ended June 30, 2003 is due primarily to the additional individually significant gains on the sale of our vinegar and terminals businesses and the sale of property in South Yarra, Australia, as determined under U.S. GAAP of A$17.5 million and provisions for restructuring costs arising from our acquisition of Goodman Fielder and the Fleischmann’s yeast and industrial bakery ingredients business in Latin America of A$48.7 million and A$3.3 million, respectively, which have been recognized as pre-acquisition liabilities under U.S. GAAP. Additionally, the difference between net profit as determined under Australian GAAP and U.S. GAAP is due to goodwill and intangible assets which are not amortized under U.S. GAAP from July 1, 2002. Under Australian GAAP, amortization expense for goodwill and intangible assets of A$21.8 million and A$13.3 million, respectively, was recognized. See note 33 to our audited consolidated financial statements beginning on page F-71.

(18)	The difference between net profit and EBITDA determined under Australian GAAP and net profit and EBITDA determined under U.S. GAAP for the six months ended December 31, 2002, is due primarily to the individually significant gains on the sale of our vinegar and terminals businesses, as determined under U.S. GAAP. Additionally, the difference between net profit as determined under Australian GAAP and U.S. GAAP is due to goodwill and intangible assets which are not amortized under U.S. GAAP from July 1, 2002. See note 22 to our unaudited interim consolidated financial statements beginning on page F-137

(19)	The difference between net profit determined under Australian GAAP and net profit determined under U.S. GAAP for the six months ended December 31, 2003, is primarily due to goodwill and intangible assets which are not amortized under U.S. GAAP from July 1, 2002. See note 22 to our unaudited interim consolidated financial statements beginning on page F-137.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

      The following unaudited pro forma condensed consolidated financial information for the fiscal year ended June 30, 2003 shows the pro forma impact on our consolidated statement of financial performance of the following transactions:

•	the issuance of the senior notes due 2010 on June 16, 2003 and the application of a portion of the proceeds to repay the U.S.$65.0 million tranche of our U.S.$335.0 million Term B secured senior term loan facility;

•	the issuance of the senior subordinated notes due 2011 on February 20, 2003;

•	the issuance of the senior subordinated notes due 2012 on June 21, 2002 and the application of a portion of the proceeds from the offering to redeem our 5.5% guaranteed subordinated convertible bonds due 2004 on September 9, 2002;

•	the disposal of our terminals business on September 18, 2002 and our vinegar business on October 9, 2002;

•	our acquisition of the Fleischmann’s yeast and industrial bakery ingredients business in Latin America on October 31, 2002; and

•	our acquisition of Goodman Fielder, including:

—	the incurrence of indebtedness to finance the acquisition and the repayment of certain of our and Goodman Fielder’s existing indebtedness;

—	the disposal by Goodman Fielder of its milling business on October 4, 2002;

—	the disposal by Goodman Fielder of its ingredients business segment; and

—	fair value adjustments and restructuring provisions resulting from our allocation of the purchase price on acquisition.

      As of June 12, 2003, we had acquired 100% of Goodman Fielder’s outstanding ordinary shares for a total price of approximately A$2.0 billion, which amount includes the costs of acquiring all the outstanding options for Goodman Fielder’s ordinary shares. We provide additional information about Goodman Fielder and our acquisition of Goodman Fielder under “The Acquisition,” beginning on page 34 and the terms of the additional indebtedness we have incurred to finance the acquisition under “Description of Certain Other Indebtedness,” beginning on page 145.

      Certain of the following unaudited pro forma condensed consolidated financial information is extracted or derived from our audited consolidated financial statements, beginning on page F-3. The unaudited pro forma condensed consolidated statement of financial performance for the fiscal year ended June 30, 2003 gives effect to our acquisition of Goodman Fielder, the financing for the acquisition and the other transactions reflected in this presentation as if they had each occurred on July 1, 2002. We have treated our recent acquisition of the Fleischmann’s yeast and industrial bakery ingredients business in Latin America and our recent acquisition of Goodman Fielder as purchase transactions for financial accounting purposes and, in addition to other intangibles, goodwill will be recorded for the excess of the purchase price over the fair value of the net assets acquired.

      The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations actually would have been had the transactions described in the unaudited pro forma condensed consolidated financial information been consummated on the dates indicated or to project our results of operations for any future period. You should read the unaudited pro forma condensed consolidated financial information in conjunction with our audited consolidated financial statements, beginning on page F-3, and our unaudited interim consolidated financial statements, beginning on page F-105, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 59, and Goodman Fielder’s audited consolidated financial statements,

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION — (Continued)

beginning on page F-153 and unaudited interim consolidated financial statements, beginning on page F-231.

      The unaudited pro forma condensed consolidated financial data included in this prospectus is based on our management’s current estimates of, and good faith assumptions regarding, the adjustments arising from the transactions described in the unaudited pro forma condensed consolidated financial information. The unaudited pro forma adjustments are based on currently available information and actual adjustments could differ materially from our current estimates. For example, estimates of business integration costs or of anticipated cost savings or potential revenue enhancements we may realize in connection with our recent acquisitions have not been reflected in the unaudited pro forma condensed consolidated financial information. Although the unaudited pro forma condensed consolidated financial information gives effect to our October 2002 acquisition of the Fleischmann’s yeast and industrial bakery ingredients business in Latin America from Kraft Foods International, Inc., as this business was operated within Kraft Foods prior to its acquisition by us and Kraft Foods did not maintain discrete accounts for this business, we lack certain historical financial and operating information regarding the Fleischmann’s business required to make all adjustments needed to give complete pro forma effect to this acquisition.

      As a result of the foregoing, you should not place undue reliance on the unaudited pro forma condensed consolidated financial information included in this prospectus.

      The following unaudited pro forma condensed consolidated financial information is prepared in accordance with Australian GAAP and reconciled to U.S. GAAP. Our audited consolidated financial statements, beginning on page F-3, and Goodman Fielder’s audited consolidated financial statements, beginning on page F-153, and unaudited interim consolidated financial statements, beginning on page F-231, are each prepared in accordance with Australian GAAP, which varies in certain significant respects from U.S. GAAP. Note 33 to our audited consolidated financial statements and note 22 to our unaudited interim consolidated financial statements contain additional disclosures required under U.S. GAAP and provide a description of the significant differences between Australian GAAP and U.S. GAAP as they relate to us and a reconciliation of our net profit and equity to U.S. GAAP for the periods and as of the dates presented. Note 42 to Goodman Fielder’s audited consolidated financial statements, beginning on page F-214, and Attachment C to Goodman Fielder’s unaudited interim consolidated financial statements, beginning on page F-254, provide additional disclosures required under U.S. GAAP and provide a description of the significant differences between Australian GAAP and U.S. GAAP as they relate to the financial statements of Goodman Fielder and a reconciliation of Goodman Fielder’s net profit and equity to U.S. GAAP for the periods and as of the dates presented.

      In calculating the unaudited pro forma condensed consolidated financial adjustments presented below, foreign currency amounts have been translated to Australian dollars at the exchange rate prevailing at June 30, 2003, which was A$1:U.S.$0.6669, unless otherwise indicated.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL PERFORMANCE
For the Year Ended June 30, 2003

				Adjust-
				ments						Adjust-
				for						ments
				Senior						for
				Sub-					Adjust-	Dis-
				ordinated	Adjust-				ments	posal
				Notes	ments				for	of
				due	for				Dis-	Good-
			Adjust-	2012	Sale				posal	man	Adjust-
		Adjust-	ments	and	of	Adjust-			of	Fielder’s	ments
		ments	for	Repay-	Termi-	ments			Good-	Ingredi-	for
		for	Senior	ment	nals	for	Burns		man	ents	Good-
		Senior	Sub-	of	and	Fleisch-	Philp		Fielder’s	Busi-	man
	Burns	Notes	ordinated	Convert-	Vinegar	mann’s	Group	Good-	Milling	ness	Fielder
	Philp	due	Notes	ible	Busi-	Acqui-	Pro	man	Busi-	Seg-	Acqui-	Pro
	Group	2010(1)	due 2011(2)	Bonds(3)	nesses(4)	sition(5)	Forma	Fielder(6)	ness(7)	ment(8)	sition(9)	Forma

	(A$ million, except share and per share data)
Sales revenue	$1,880.2	$—	$—	$—	$(25.5)	$—	$1,854.7	$1,912.3	$(89.1)	$(96.6)	$—	$3,581.3
Cost of goods sold	(1,119.5)	—	—	—	16.2	—	(1,103.3)	(1,223.1)	62.3	66.2	5.7	(2,192.2)
Revenue from rendering of services	7.0	—	—	—	(7.0)	—	—	—	—	—	—	—
Other revenue from ordinary activities	27.5	—	—	—	(0.3)	—	27.2	(1.2)	(0.2)	—	—	25.8
Share of net profit of associates accounted for using the equity method	11.1	—	—	—	—	—	11.1	0.6	—	—	—	11.7
Marketing, selling and distribution expenses	(378.4)	—	—	—	3.9	—	(374.5)	(391.1)	13.8	8.4	—	(743.4)
General and administration expenses	(200.9)	—	—	—	7.4	(3.7)	(197.2)	(144.0)	6.6	5.9	(36. 2)	(364.9)
Net interest expense	—	—			—	—		—	—	—
- Borrowing costs	(174.8)	(14.0)	(24.1)	2.0	—	—	(210.9)	(32.6)	1.2	(2.4)	(54.5)	(299.2)
- Interest revenue	18.0	—	—	—	(0.1)	—	17.9	11.4	—	—	(17.9)	11.4
Individually significant items	112.7	—	—	—	(51.6)	—	61.1	(64.1)	(12.5)	(18.5)	95.1	61.1

Profit from ordinary activities before related income tax benefit/(expense)	182.9	(14.0)	(24.1)	2.0	(57.0)	(3.7)	86.1	68.2	(17.9)	(37.0)	(7.8)	91.6
Income tax (expense)/benefit before individually significant item	(13.0)	4.2	7.3	(0.6)	0.1	—	(2.0)	(41.7)	(1.6)	4.3	16.3	(24.7)
Individually significant income tax item	4.4	—	—	—	—	—	4.4	27.5	(2.7)	2.5	(18.7)	13.0

Profit/(loss) after ordinary activities after related income tax benefit/(expense)	174.3	(9.8)	(16.8)	1.4	(56.9)	(3.7)	88.5	54.0	(22.2)	(30.2)	(10.2)	79.9
Net profit/(loss) attributable to outside equity interests	(4.3)	—	—	—	—	—	(4.3)	0.5	—	—	1.6	(2.2)

Net profit/(loss) attributable to members	$170.0	$(9.8)	$(16.8)	$1.4	$(56.9)	$(3.7)	$84.2	$54.5	$(22.2)	$(30.2)	$(8.6)	$77.7

Adjustments required to reconcile to U.S. GAAP:
Property, plant & equipment revaluations	0.8	—	—	—	(0.2)	—	0.6	0.1	—	—	(0.1)	0.6
Pension plans	(0.2)	—	—	—	—	—	(0.2)	—	—	—	—	(0.2)
Derivative financial instruments	(9.0)	—	—	—	—	—	(9.0)	1.7	—	—	—	(7.3)
Amortization of goodwill and intangible assets	35.1	—	—	—	(0.1)	3.7	38.7	20.1	—	—	36.2	95. 0
Amortization of non-compete arrangements	—	—	—	—	—	—	—	(0.9)	—	—	0.9	—
Amortization of deferred expenditure	0.2	—	—	—	—	—	0.2	—	—	—	—	0.2
Rationalization and restructuring provisions	52.0	—	—	—	—	—	52.0	—	—	—	—	52.0
Stock compensation expense	—	—	—	—	—	—	—	(0.5)	—	—	0.5	—
Equity method investment	(4.2)	—	—	—	—	—	(4.2)	(0.2)	—	—	—	(4.4)
Gain/(loss) on sale of discontinued operations and other properties	17.5	—	—	—	(15.7)	—	1.8	—	—	1.4	—	3.2
Cumulative effect of change in accounting policy	(0.3)	—	—	—	—	—	(0.3)	—	—	—	—	(0.3)
Deferred borrowing cost provision
Tax effect of U.S. GAAP adjustments	(4.7)	—	—	—	—	—	(4.7)	(4.0)	—	—	—	(8.7)

Net income per U.S. GAAP	$257.2	$(9.8)	$(16.8)	$1.4	$(72.9)	$—	$159.1	$70.8	$(22.2)	$(28.8)	$28.9	$207.8

Per share data (10)
Basic earnings per share (cents) - Australian GAAP	14.4	—	—	—	—	—	6.3	—	—	—	—	5.7
Diluted earnings per share (cents) - Australian GAAP	6.8	—	—	—	—	—	3.4	—	—	—	—	3.1
Basic earnings per share (cents) - U.S. GAAP	22.6	—	—	—	—	—	13.4	—	—	—	—	18.0
Diluted earnings per share (cents) - U.S. GAAP	10.4	—	—	—	—	—	6.4	—	—	—	—	8.3
Basic weighted number of shares (millions)	1,056.5	—	—	—	—	—	1,056.5	—	—	—	—	1,056.5
Diluted weighted number of shares (millions)	2,491.4	—	—	—	—	—	2,491.4	—	—	—	—	2,491.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF FINANCIAL PERFORMANCE
For the Year Ended June 30, 2003 — (continued)

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE
FOR THE YEAR ENDED JUNE 30, 2003

(1)	Issuance of Senior Notes due 2010

      Our audited consolidated statement of financial position as of June 30, 2003 reflects new debt of U.S.$100.0 million from the issuance on June 16, 2003 of our senior notes due 2010.

      We have recognized additional interest expense of A$14.0 million. This interest expense is comprised of an additional A$13.6 million interest on the notes at an annual interest rate of 9 1/2% and an additional A$0.4 million of amortization of deferred note issuance costs. The pro forma additional interest expense generates a pro forma income tax benefit of A$4.2 million.

(2)	Issuance of Senior Subordinated Notes due 2011

      Our audited consolidated statement of financial position as of June 30, 2003 reflects new debt of approximately U.S.$199.3 million from the issuance on February 20, 2003 of our senior subordinated notes due 2011 comprised of gross debt of U.S.$210.0 million, net of original issue discount of approximately U.S.$10.7 million.

      We have recognized additional interest expense of A$24.1 million. This interest expense is comprised of A$21.6 million interest on these notes at an annual interest rate of 10 3/4%, A$1.2 million amortization of deferred note issuance costs and A$1.3 million of amortization of original issue discount. The pro forma additional interest expense generates a pro forma income tax benefit of A$7.3 million.

(3)	Senior Subordinated Notes due 2012 and repayment of 5.5% guaranteed subordinated convertible bonds due 2004

      On September 9, 2002 we used a portion of the proceeds from our issuance of our senior subordinated notes due 2012, which were issued on June 21, 2002, to redeem the outstanding balance of our 5.5% guaranteed subordinated convertible bonds due 2004.

      The unaudited pro forma adjustments to give effect to these transactions are as follows:

•	A decrease in interest expense of A$2.0 million to reflect the elimination of interest on the convertible bonds for the year ended June 30, 2003; and

•	Additional pro forma income tax expense of A$0.6 million as a result of the pro forma net decrease in interest expense of A$2.0 million.

(4)	Sale of our terminals and vinegar businesses

      On September 18, 2002, we completed the sale of our terminals business, and on October 9, 2002, we completed the sale of our vinegar business. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Fiscal 2003 Compared to Fiscal 2002,” beginning on page 76.

      Both of these businesses are disclosed as discontinued operations in our audited consolidated financial statements for the year ended June 30, 2003.

      This unaudited pro forma adjustment reflects the elimination of operating profit and gain on disposal of the terminals and vinegar businesses from the results for the year ended June 30, 2003.

      For U.S. GAAP purposes, this unaudited pro forma adjustment also reflects the elimination of the U.S. GAAP adjustments to operating profit and gain on disposal of the terminals and vinegar businesses from the results for the year ended June 30, 2003.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE
FOR THE YEAR ENDED JUNE 30, 2003 — (Continued)

(5) Fleischmann’s yeast and industrial bakery ingredients business in Latin America

      We completed the acquisition of the Fleischmann’s yeast and industrial bakery ingredients business in Latin America on October 31, 2002 for a purchase price of approximately A$197.9 million. The purchase price for the Fleischmann’s acquisition was increased by approximately A$2.2 million based upon the amount of working capital of the Fleischmann’s business on the closing date of the acquisition. The results of the acquired business have been included in our statement of financial performance for the year ended June 30, 2003, from the date of the acquisition. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Fiscal 2003 Compared to Fiscal 2002,” beginning on page 76.

      The Fleischmann’s business was operated within Kraft Foods International, Inc. prior to its acquisition by us and Kraft Foods did not maintain discrete accounts for this business. We therefore lack certain historical financial and operating information regarding the Fleischmann’s business that is needed to make certain adjustments to our unaudited pro forma condensed consolidated statement of financial performance to give effect to this acquisition. Specifically, we have only made adjustments to our unaudited pro forma condensed consolidated statement of financial performance to reflect the impact of fair value adjustments and the amortization of goodwill and intangible assets arising on acquisition, as discussed below. No other adjustments have been made to items such as revenues, cost of goods sold and net profit.

      The unaudited pro forma adjustments to give effect to our Fleischmann’s acquisition are as follows:

•	General and administrative expenses. A net increase of A$3.7 million in general and administrative expenses to reflect the allocation of the purchase price adjustments on acquisition, comprising:

—	An increase in the amortization expense of brandnames of A$0.1 million based on the fair value of certain brandnames of A$13.0 million and an amortization period of 40 years; and

—	An increase in the amortization expense of goodwill of $3.6 million to reflect the amortization of goodwill from the beginning of the period, adjusted for the effects of the fair value adjustments described above on the carrying value of goodwill.

•	Adjustments to reconcile to U.S. GAAP. For U.S. GAAP purposes, we have determined that the acquired intangible assets have indefinite useful lives, and therefore are not subject to amortization from July 1, 2002. An adjustment of A$3.7 million has been made to reverse the Australian GAAP amortization expense.

(6) Goodman Fielder financial information

      This information, which is prepared in accordance with Australian GAAP and reconciled to U.S. GAAP, represents the operating results of Goodman Fielder from July 1, 2002 to March 19, 2003, the effective date we gained control of Goodman Fielder, and is derived from the unaudited management accounting records of Goodman Fielder. This unaudited pro forma statement of financial performance should be read in conjunction with Goodman Fielder’s unaudited interim consolidated financial statements for the six months ended December 31, 2002, beginning on page F-231.

      Goodman Fielder’s results for the six months ended December 31, 2002 include a net individually significant loss of A$14.0 million before the related income tax. As detailed in Goodman Fielder’s unaudited interim consolidated financial statements for the six months ended December 31, 2002, beginning on page F-231, this relates to a gain of A$12.5 million on the divestment of a portion of Goodman Fielder’s milling business, a loss of A$5.0 million relating to an adjustment of workers compensation liability in respect of the transition to self insurance, a loss of A$5.0 million in respect of costs associated with the takeover bid by us and a provision for rationalization and restructuring costs of A$16.5 million.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE
FOR THE YEAR ENDED JUNE 30, 2003 — (Continued)

(7) Disposal of Goodman Fielder’s milling business

      On October 4, 2002, Goodman Fielder disposed of its milling business. The proceeds on disposal of this business were A$195.3 million. The unaudited pro forma adjustments for the year ended June 30, 2003, to give effect to this transaction are as follows:

•	Sales Revenue. A decrease in sales revenue of A$89.1 million.

•	Other Revenue from ordinary activities. A decrease in revenue of A$0.2 million.

•	Expenses. A decrease in cost of goods sold, marketing, selling and distribution expenses, and general and administrative expenses of A$62.3 million, A$13.8 million and A$6.6 million, respectively, and a decrease in borrowing costs of A$1.2 million.

•	Income Tax (Expense)/ Benefit. An increase in income tax expense of A$4.3 million.

•	Individually Significant Items. A decrease in individually significant items of A$12.5 million representing the profit before tax on disposal of Goodman Fielder’s milling operations.

(8) Disposal of Goodman Fielder’s ingredients business segment

      On August 15, 2001, Goodman Fielder disposed of its international Germantown dairy stabilizers business for proceeds of A$197.4 million. On March 28, 2002, Goodman Fielder disposed of a portion of its Leiner Davis Gelatin business for proceeds of A$190.7 million. The international Germantown dairy stabilizers business and the portion of Goodman Fielder’s Leiner Davis Gelatin business comprised a majority of Goodman Fielder’s ingredients business segment. On April 4, 2003, Goodman Fielder disposed of the remaining portion of its Leiner Davis Gelatin business for proceeds of A$110.8 million, which concluded the disposal of Goodman Fielder’s ingredients business segment.

      The unaudited pro forma adjustments for the year ended June 30, 2003 to give effect to the disposal of Goodman Fielder’s ingredients business segment are as follows:

•	Sales Revenue. A decrease in sales revenue of A$96.6 million.

•	Expenses. A decrease in cost of goods sold, marketing, selling and distribution expenses, and general and administrative expenses of A$66.2 million, A$8.4 million and A$5.9 million, respectively.

•	Interest revenue and income tax expense. A decrease in interest revenue and income tax expense of A$2.4 million and A$6.8 million, respectively.

•	Individually significant items. A decrease in individually significant items of A$18.5 million representing the profit before tax on disposal of Goodman Fielder’s remaining ingredients business.

(9) Goodman Fielder acquisition accounting

      The summary unaudited pro forma financial data is based on currently available information and our management’s current estimates of accounting for the acquisition of Goodman Fielder. While the unaudited pro forma adjustments include a preliminary allocation of purchase price adjustments on acquisition, final purchase price adjustments could differ materially. In particular, certain assets and liabilities have been recognized in respect of contingencies arising from the disposal by Goodman Fielder of certain of its discontinued businesses. We expect to finalize the allocation of the purchase price by March 19, 2004.

      The following unaudited pro forma adjustments are prepared in accordance with Australian GAAP, which differs in certain significant respects from U.S. GAAP. In particular, the accounting for any

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE
FOR THE YEAR ENDED JUNE 30, 2003 — (Continued)

goodwill arising in acquisition accounting under U.S. GAAP is addressed in SFAS No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets.” SFAS No. 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001 and also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill. SFAS No. 142 requires that goodwill no longer be amortized, but instead tested for impairment at least annually.

      Our acquisition of Goodman Fielder’s ordinary shares has been funded by way of existing cash reserves, additional borrowings and the exercise of 600.0 million options to acquire ordinary shares of Burns Philp by Mr. Hart and his associated entities for aggregate cash proceeds of approximately A$120.0 million. The additional borrowings have also been used to repay our existing senior debt and to repay certain of Goodman Fielder’s borrowings.

      The unaudited pro forma adjustments to give effect to our acquisition of Goodman Fielder are as follows:

•	Cost of goods sold. The following adjustments have been made to cost of goods sold to reflect the preliminary allocation of purchase price adjustments on acquisition of Goodman Fielder:

—	an increase in depreciation expense of A$3.2 million, representing a 10.0% annual depreciation charge arising on an adjustment of A$32.2 million to the fair value of property, plant and equipment;

—	a decrease in depreciation expense of A$8.5 million, representing a 20.0% annual depreciation charge arising on the fair value adjustment of A$42.4 million related to capitalized software costs; offset by

—	a decrease in depreciation expense of A$0.4 million to eliminate the additional depreciation expense already recognized in the statement of financial performance for the year ended June 30, 2003.

•	General and administrative expenses. The following adjustments have been made to general and administrative expenses to reflect the preliminary allocation of the purchase price adjustments on acquisition of Goodman Fielder:

—	An increase in the amortization expense of brandnames of A$7.4 million based on the preliminary fair value of brandnames of A$650.9 million and an amortization period of 40 years, as follows:

A$ million

Amortization expense based on preliminary fair value	$16.3
Existing amortization expense	(8.9)

Adjustment to amortization expense	$7.4

—	An increase in the amortization expense of goodwill of A$28.8 million, based on goodwill arising on acquisition of A$1,213.3 million and an amortization period of 20 years, as follows:

A$ million

Amortization expense	$60.7
Existing amortization expense	(31.9)

Adjustment to amortization expense	$28.8

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE
FOR THE YEAR ENDED JUNE 30, 2003 — (Continued)

•	Net Interest Expense — Borrowing Costs. The unaudited pro forma adjustments to give effect to the financing for our acquisition of Goodman Fielder, including the repayment of our existing senior debt and certain of Goodman Fielder’s borrowings, result in a net additional interest expense of A$54.5 million, comprised of the following components:

	A$ million

Additional pro forma interest expense:
Term A loan facility — A$1.3 billion at 7.5%* per year	$97.5
Term B loan facility — U.S.$270.0 million at 4.4%* per year	17.9	**
New Zealand subordinated capital notes — NZ$212.5 million at 9.80%* per year	18.2	**
Amortization of new deferred debt issue costs	18.8
Elimination of existing interest expense on our senior debt	(86.6)
Elimination of interest expense on repayment of Goodman Fielder’s unsecured other long term loans	(11.3)

Net additional pro forma interest expense	$54.5

Further information regarding the terms of the new debt facilities is presented under “Description of Certain Other Indebtedness,” beginning on page 145.

*	Each 0.125% change in the interest rates set forth above and applicable to the Term A loan facility, Term B loan facility and the New Zealand subordinated capital notes would change the applicable annual interest expense by A$1.6 million, A$0.6 million and A$0.2 million, respectively, assuming constant exchange rates.

**	Based on the June 30, 2003 exchange rates of A$1:U.S.$0.6669 and A$1:NZ$1.1446.

•	Net Interest Expense — Interest Revenue. The utilization of cash reserves to fund the acquisition would have resulted in a reduction in interest income of A$17.9 million reported in our historical statement of financial performance for the year ended June 30, 2003.

•	Individually significant items. An adjustment of A$95.1 million to eliminate the following individually significant items because, on a pro forma basis, these would not have occurred during the year ended June 30, 2003:

—	Elimination of an A$32.6 million expense related to the write-off of deferred borrowing costs and bridge financing facilities costs;

—	Elimination of an A$36.5 million expense incurred by Goodman Fielder during the period prior to our acquisition related to the early repayment of certain indebtedness; and

—	Elimination of an A$26.0 million expense incurred by Goodman Fielder during the period prior to our acquisition related to their defense of our takeover offer.

•	Income Tax (Expense)/ Benefit Before Individually Significant Item. A net reduction in income tax expense of A$16.3 million on the above acquisition related transactions, comprised of:

A$ million

Net income tax benefit from additional net interest expense	$10.7
Income tax benefit from the reduction in interest income	—
Income tax benefit from the amortization of deferred new debt issue costs	5.6

Net reduction in pro forma tax expense	$16.3

•	Individually significant tax item. A net decrease of A$18.7 million in individually significant tax benefit, representing the income tax benefit arising on the individually significant items referred to above.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE
FOR THE YEAR ENDED JUNE 30, 2003 — (Continued)

•	Net profit attributable to outside equity interests. An adjustment of A$1.6 million to outside equity interests to eliminate the share of Goodman Fielder’s net profit attributable to outside equity interests prior to us acquiring 100% of the ordinary shares of Goodman Fielder on June 12, 2003 which, on a pro forma basis, would not have been recorded during the year ended June 30, 2003.

Adjustments required to reconcile to U.S. GAAP

•	Under U.S. GAAP, from July 1, 2002, goodwill is no longer amortized but subject to an annual impairment test. We have also determined that our identifiable intangible assets have an indefinite useful life and therefore, in accordance with U.S. GAAP, are no longer subject to amortization. An adjustment of A$36.2 million is required to reverse the amortization expense on goodwill and intangible assets that has been recorded under Australian GAAP.

•	Elimination of Goodman Fielder’s historical depreciation adjustment of A$0.1 million under U.S. GAAP.

•	Elimination of the additional U.S. GAAP amortization of non-compete arrangements of A$0.9 million, as these arrangements were deemed to have no fair value upon acquisition. Consequently, no amortization expense would be incurred during the year ended June 30, 2003.

•	Elimination of the U.S GAAP stock compensation expense of A$0.5 million, as on a pro-forma basis, all of Goodman Fielder’s equity instruments are deemed to have been purchased or cancelled as of July 1, 2002.

(10) Pro forma earnings per share

      Our calculation of pro forma consolidated basic earnings per share is based on an Australian GAAP pro forma net profit of A$77.7 million and a U.S. GAAP pro forma net profit of A$207.8 million, less dividends on converting preference shares of A$17.9 million, and 1,056.5 million ordinary shares, representing the weighted average ordinary shares on issue during the year ended June 30, 2003.

      Our calculation of pro forma consolidated diluted earnings per share is based on an Australian GAAP pro forma net profit of A$77.7 million and a U.S. GAAP pro forma net profit of A$207.8 million and 2,491.4 million ordinary shares, being weighted average diluted shares during the year ended June 30, 2003.

NON-GAAP FINANCIAL MEASURE

      We present EBITDA (net profit before related income tax, net interest expense, depreciation and amortization (excluding amortization of prepaid slotting allowances)), on a consolidated basis throughout this prospectus.

      We believe that, in addition to cash flow from operating activities, EBITDA is a useful liquidity measurement, as it provides management, investors and lenders with an additional basis to evaluate our ability to incur and service debt and to fund capital expenditures. In evaluating this measurement, we believe that investors should consider the amount by which this measurement exceeds borrowing costs for the period, how this measurement compares to principal repayments on debt for the period and how this measurement compares to capital expenditures for the period. To evaluate this measurement, the components of EBITDA, including total operating revenue, costs of goods sold and selling, general and administration expenses, and the variability of these components over time, should also be considered. Additionally, in evaluating this measurement you should also consider the individually significant items identified in our consolidated financial statements. See note 3(b) to our audited consolidated financial statements, beginning on page F-18 and note 3(b) to our unaudited interim consolidated financial statements, beginning on Page F-113.

      EBITDA, as disclosed in this prospectus, will not necessarily be the same as the amounts calculated for purposes of the agreements governing our senior and senior subordinated indebtedness.

      We include the following components in our calculation of EBITDA using Australian GAAP and U.S. GAAP financial data as set out below:

Components based on Australian GAAP financial data

•	Net profit; plus

•	Income tax expenses/(benefit); plus

•	Net interest expense; plus

•	Depreciation and amortization (excluding prepaid slotting allowances)

=	EBITDA calculated using Australian GAAP

Components based on U.S. GAAP financial data

•	Australian GAAP net profit; plus

•	Adjustment required to comply with U.S. GAAP

      = Net profit calculated using U.S. GAAP

Add:

•	Income tax expense/(benefit); and

•	Net interest expense which consists of:

—	loss/(gain) on certain derivative financial instruments;

—	borrowing costs;

—	amortized discount on debt including the senior subordinated notes due 2011 and 7.5% Notes; and

•	interest income; and

•	Depreciation and amortization

=	EBITDA calculated using U.S. GAAP

      Depreciation and amortization expense and the other items excluded from EBITDA are significant components in understanding and assessing our liquidity and financial performance. However, EBITDA should not be construed as an alternative to cash flows from operating activities under Australian GAAP or U.S. GAAP as a measure of liquidity or our ability to meet all our cash needs.

      The tables below reconcile cash flows from operating activities to EBITDA. The historical data for fiscal 1999 through 2002 presented does not reflect our acquisition of Goodman Fielder, which we gained effective control of on March 19, 2003.

RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO EBITDA

CALCULATED USING AUSTRALIAN GAAP FINANCIAL DATA

	Fiscal Year Ended			Six Months Ended
	June 30,			December 31,

	2001	2002	2003	2002	2003

	(A$ million)
Cash flow from operating activities	$118.4	$213.1	$201.5	$124.8	$75.2
Add/(less):
Individually significant items(1)	—	(35.2)	112.7	44.0	85.6
Net profit/(loss) on sale of non-current assets	0.5	(2.0)	11.3	3.6	0.3
Equity earnings from associates, net of dividends received	3.8	(5.2)	(1.6)	0.8	2.2
Borrowing costs paid, net of interest received	82.2	56.7	87.3	18.4	136.6
Income taxes paid	9.9	16.6	54.2	3.6	31.8
Slotting allowances paid, net of amortization	16.3	(0.5)	(12.9)	(7.6)	4.3
Outside equity interests	(2.0)	(3.3)	(4.3)	(1.9)	(2.2)
Changes in working capital and other assets and liabilities	30.8	15.8	(4.5)	9.9	22.2

EBITDA	$259.9	$256.0	$443.7	$195.6	$356.0

(1)	The individually significant loss of A$35.2 million in the fiscal year ended June 30, 2002 related to a provision against receivables and prepaid slotting allowances following the filing for bankruptcy by Kmart Corporation, a major customer, of A$10.1 million and a provision for closing costs and a write-down of the carrying value of plant and machinery in respect of our Oakland, California yeast plant totaling A$25.1 million.

The individually significant gain of A$112.7 million in the fiscal year ended June 30, 2003 represents an A$40.7 million gain on the sale of our terminals business, and A$10.9 million gain on the sale of our vinegar business, an A$6.6 million gain on the sale of land in South Yarra, Australia and an A$139.1 million gain arising from an unrealized foreign exchange gain on the translation to the period end rate of our U.S. dollar denominated borrowings which were used to partially fund our acquisition of Goodman Fielder. These gains were partially offset by an A$32.6 million write-off of deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding and our bridge financing in connection with our acquisition of Goodman Fielder, and provisions for restructuring costs of approximately A$48.7 million and A$3.3 million arising from our acquisition of Goodman Fielder and Fleischmann’s yeast and industrial bakery ingredients business in Latin America, respectively. See note 3(b) “Individually Significant Items” to our audited consolidated financial statements, beginning on page F-18.

The individually significant gain of A$44.0 million for the six months ended December 31, 2002 represents an A$40.7 million gain on the sale of our terminals business, an A$11.1 million gain on the sale of our vinegar business, an A$6.6 million gain on the sale of land in South Yarra, Australia, partially offset by a provision of A$14.4 million for the write-off of deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding in connection with our acquisition of Goodman Fielder.

The individually significant items of A$85.6 million for the six months ended December 31, 2003 represent an A$30.0 million gain on the recovery of a vendor finance loan, an A$69.5 million unrealized foreign currency gain on translation to the period end rate of a portion of our U.S. dollar denominated borrowings which are not effectively hedged, partially offset by provisions of A$13.9 million for additional restructuring costs arising from our acquisition of Goodman Fielder. See note 3(b) “Individually Significant Items” to our unaudited interim consolidated financial statements, beginning on page F-113.

RECONCILIATION OF CASH FLOW FROM

OPERATING ACTIVITIES TO EBITDA CALCULATED USING U.S. GAAP FINANCIAL DATA

				Six Months
				Ended
	Fiscal Year Ended June 30,			December 31,

	2001	2002	2003	2002	2003

	(A$ million)
Cash flow from operating activities	$118.4	$213.1	$201.5	$124.8	$75.2
Add/(less):
Individually significant items(1)	—	(125.5)	182.2	76.4	79.9
Net profit/(loss) on sale of non-current assets	0.5	(2.0)	11.3	3.6	0.3
Equity earnings from associates, net of dividends received	4.3	(7.4)	(5.8)	(1.9)	(0.9)
Borrowing costs paid, net of interest received	82.2	56.7	87.3	18.4	136.6
Income taxes paid	9.9	16.6	54.2	3.6	31.8
Slotting allowances paid, net of amortization	16.3	(0.5)	(12.9)	(7.6)	4.3
Outside equity interests	(2.0)	(3.3)	(4.3)	(1.9)	(2.2)
Changes in working capital and other assets and liabilities	24.1	18.7	(4.8)	9.7	22.3

EBITDA	$253.7	$166.4	$508.7	$225.1	$347.3

(1)	For the fiscal year ended June 30, 2002, individually significant items of A$125.5 million includes a provision against prepaid slotting allowances and accounts receivable following the filing for bankruptcy by Kmart Corporation, a major customer, a provision for closure costs and a write-down of the carrying value of plant and machinery in respect of our Oakland, California yeast plant, and a loss on the extinguishment of debt as determined under U.S. GAAP.

For the fiscal year ended June 30, 2003, the net individually significant gain of A$182.2 million represents gains on the sale of our terminals business, our vinegar business, a gain on the sale of land in South Yarra, Australia and an unrealized foreign exchange gain on the translation to the period end rate of a portion of our U.S. dollar denominated borrowings. These gains were partially offset by a write-off of deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding and our bridge financing in connection with our acquisition of Goodman Fielder. See note 3(b) “Individually Significant Items” to our audited consolidated financial statements, beginning on page F-18.

For the six months ended December 31, 2002, individually significant items of A$76.4 million represent gains on the sale of our terminals and vinegar businesses and a gain on the sale of a property. Under Australian GAAP, individually significant items includes a provision for deferred borrowing costs, which is not recorded under U.S. GAAP until the borrowings are repaid.

For the six months ended December 31, 2003, individually significant items of A$79.9 million represent a gain on the recovery of a vendor finance loan, an unrealized foreign currency gain on translation to the period end rate of a portion of our U.S. dollar denominated borrowings which are not effectively hedged, partially offset by provisions for restructuring costs arising from our acquisition of Goodman Fielder. See note 3(b) “Individually Significant Items” to our unaudited interim consolidated financial statements, beginning on page F-113.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion of our financial condition and results of operations for the fiscal years ended June 30, 2001, 2002 and 2003 and for the six month periods ended December 31, 2002 and 2003 should be read in conjunction with our consolidated financial statements, including the notes thereto, beginning on page F-3, and our unaudited interim consolidated financial statements for the six months ended December 31, 2003, beginning on page F-105.

      Our consolidated financial statements have been prepared in accordance with Australian GAAP, which differs in material respects from U.S. GAAP. Note 33 to our audited consolidated financial statements and note 22 to our unaudited interim consolidated financial statements contain additional disclosures required under U.S. GAAP and provide a description of the significant differences between Australian GAAP and U.S. GAAP as they relate to us and a reconciliation of our net profit and equity to U.S. GAAP for the periods and as of the dates presented. Note 42 to Goodman Fielder’s audited consolidated financial statements, beginning on page F-214, and Attachment C to Goodman Fielder’s unaudited interim consolidated financial statements, beginning on page F-254, provide additional disclosures required under U.S. GAAP and provide a description of the significant differences between Australian GAAP and U.S. GAAP as they relate to the financial statements of Goodman Fielder. Our fiscal year ends on June 30. The fiscal year ended June 30, 2003 means the twelve months ended June 30, 2003 and is referred to as “fiscal 2003.” Other fiscal years are referred to in a corresponding manner. All references to “revenue” in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” mean revenue from the sale of goods together with revenue from the rendering of services, which we refer to as operating revenue.

Introduction

     History

      Burns Philp was established in 1883 as a trading company in Australia and the South Pacific. Over the years, we evolved into a diversified group operating in many industries throughout the world. In the early 1980s, we acquired our first yeast company. Throughout the early and mid 1990s, we continued our involvement in a wide range of businesses but increased our interests in food companies.

      In early 1997, we decided to focus on our global yeast and bakery ingredients businesses and began to sell our other assets. At the same time, our board of directors decided to restructure our management team. This included the hiring of a new chief executive officer, Thomas Degnan, who commenced employment in September 1997. At approximately the same time, Graeme Hart became our largest shareholder.

      In September 1997, we recorded a significant write-down in the carrying value of our herbs and spices business when it became evident that the realizable value of this business was less than its carrying value in our financial statements. This write-down caused us to breach certain covenants in our outstanding senior debt facilities. We entered into standstill agreements with our senior lenders and renegotiated the terms of our outstanding senior debt.

     August 2001 Refinancing

      In August 2001, we refinanced our senior debt. We entered into a new five year secured senior loan facility consisting of a U.S.$425.0 million term loan facility and a U.S.$25.0 million revolving loan facility.

      As part of the August 2001 refinancing, we raised approximately A$240.0 million of new equity in the form of converting preference shares, which we refer to as our CP Shares. Of this A$240.0 million of new equity, approximately A$107.0 million was raised through a renounceable rights issue and approximately A$130.0 million of CP Shares were issued as part of an offer to buy back our outstanding 7.5% Notes of approximately A$261.0 million. A$33.8 million of our 7.5% Notes had been redeemed previously and the redemption amounts were used to exercise our 2003 options. The remaining balance of our 7.5% Notes of A$5.3 million was redeemed for cash.

      The holders of our 7.5% Notes who participated in the offer to buy back our A$261.0 million outstanding 7.5% Notes received consideration consisting of cash and CP Shares. Under Australian GAAP, the total consideration paid to redeem our 7.5% Notes was based on the cash paid and the issue price of the CP Shares of A$0.30 per share. The combination of the cash and the issue price of the CP Shares was equivalent to the carrying value of our 7.5% Notes redeemed as part of this buy-back offer and, as a result, no gain or loss was recognized upon redemption under Australian GAAP. As a result of this issuance of additional equity and repayment of our 7.5% Notes in August 2001, our interest costs for fiscal 2002 decreased as compared to fiscal 2001.

      Under U.S. GAAP, the consideration paid to redeem our 7.5% Notes was based on the cash paid and the fair value of the CP Shares issued, as determined by quoted market prices. Consequently, under U.S. GAAP, a loss of A$90.3 million was recorded on the extinguishment of our 7.5% Notes in fiscal 2002.

Recent debt issuances and the financing for our acquisition of Goodman Fielder

      In June 2002, we raised, before expenses, approximately U.S.$400.0 million through the issuance of our senior subordinated notes due 2012.

      We financed our acquisition of Goodman Fielder’s ordinary shares using our existing cash resources, which included approximately A$120.0 million received upon the exercise by entities associated with Mr. Hart of options for approximately 600.0 million of our ordinary shares, the proceeds of our senior subordinated notes due 2011 issued on February 20, 2003, and the proceeds of our drawings under a secured senior share acquisition bridge facility and a subordinated capital notes bridge facility. We also repaid our former secured senior loan facility in March 2003 using a portion of the funds available under the secured senior share acquisition bridge loan facility. On January 16, 2003, we entered into a A$1.4 billion five year secured senior funding agreement, and on February 21, 2003, we entered into a U.S.$335.0 million six year secured senior term loan facility. On April 4, 2003, we used a portion of the funds drawn down under these facilities to repay our secured senior share acquisition bridge facility.

      On May 5, 2003, we commenced an underwritten offer in New Zealand of up to NZ$250.0 million of New Zealand subordinated capital notes. As of the closing date of the offer on June 27, 2003, we had issued NZ$212.5 million of New Zealand subordinated capital notes, a portion of the proceeds of which has been applied to repay our subordinated capital notes bridge facility in full.

      In June 2003, we raised, before expenses, approximately U.S.$100.0 million through the issuance of our senior notes due 2010.

      Our interest costs will increase substantially as a result of our incurrence of additional debt since June 1, 2002, including the incurrence of our secured senior debt and the issuance of our senior notes due 2010, our senior subordinated notes due 2012, our senior subordinated notes due 2011 and our New Zealand subordinated capital notes. As a result of our acquisition of Goodman Fielder we also anticipate a significant increase in cash flow, in amounts sufficient to satisfy our debt service obligations.

Goodman Fielder Acquisition

      We acquired Goodman Fielder on March 19, 2003 and completed our compulsory acquisition of all Goodman Fielder’s outstanding ordinary shares on June 12, 2003. The aggregate amount of the cost of the acquisition of Goodman Fielder’s outstanding ordinary shares was approximately A$2.0 billion, which included the costs of acquiring all the outstanding options for Goodman Fielder’s ordinary shares. In connection with the acquisition, we also repaid approximately A$300.0 million of Goodman Fielder’s indebtedness, including repayment in full of Goodman Fielder’s U.S.$200.0 million aggregate principal amount of senior notes due 2010.

      In connection with our acquisition of Goodman Fielder, we entered into new secured senior term and revolving loan facilities replacing our former senior secured term and revolving loan facility. Our new secured senior term and loan facilities consist of:

•	an A$1.3 billion Term A secured senior term loan facility maturing in December 2007,

•	an A$100.0 million secured senior revolving loan facility maturing in December 2007, and

•	a U.S.$270.0 million Term B secured senior term loan facility maturing in April 2009.

      In February 2003, we issued U.S.$210.0 million of our senior subordinated notes due 2011 to qualified institutional investors in reliance on the exemption from registration provided by Rule 144A under, and to certain persons in offshore transactions in reliance on Regulation S of, the Securities Act. On March 13, 2003 we borrowed approximately NZ$175.0 million of subordinated indebtedness, pursuant to a capital notes bridge facility maturing on September 30, 2003. We commenced an underwritten offering in New Zealand of up to NZ$250.0 million of New Zealand subordinated capital notes on May 5, 2003. As of the closing date of the offer on June 27, 2003, we had issued NZ$212.5 million of these subordinated capital notes, a portion of the proceeds of which has been applied to repay our subordinated capital notes bridge facility in full.

      On January 8, 2003, Goodman Fielder advised shareholders in an ASX announcement of recent correspondence from the Australian Taxation Office. On December 24, 2002, the Australian Taxation Office advised Goodman Fielder that it had determined that Part IVA of the Australian Income Tax Assessment Act 1936 applied to arrangements concerning a financial facility entered into in 1990. On March 26, 2003, Goodman Fielder announced to the ASX that the Australian Taxation Office had issued amended assessments in respect of the matter which impose additional income tax, penalties and interest of approximately A$126.5 million. A Settlement Deed has been made with the Australian Taxation Office to settle the matter for approximately A$53.0 million in tax, penalties and interest. A$20.0 million was paid in cash to the Australian Taxation Office on June 4, 2003, which will be offset against the A$53.0 million now required to be paid to the Australian Taxation Office. On December 23, 2003, Goodman Fielder paid A$16.5 million to the Australian Taxation Office. The balance of A$16.5 million plus A$0.3 million of interest was paid on January 16, 2004.

      The results of the operations of Goodman Fielder and its controlled entities have been consolidated from March 19, 2003, which was the date we gained effective control of Goodman Fielder. Because of this acquisition and the other acquisitions and dispositions during fiscal 2003, our historical financial condition and results of operations are not indicative of our future results. For more information about Goodman Fielder’s financial condition and results of operations, see Goodman Fielder’s audited consolidated financial statements, beginning on page F-153, and Goodman Fielder’s unaudited interim consolidated financial statements, beginning on page F-231. For more information on the effects of our acquisition of Goodman Fielder on our financial condition and results of operations in prior periods, see “Unaudited Pro Forma Condensed Consolidated Financial Information,” beginning on page 46.

      On January 30, 2003, Moody’s Investors Service downgraded the rating on our senior subordinated notes due 2012 from “B2” to “B3,” with a negative outlook. On January 31, 2003, Standard & Poor’s Ratings Services downgraded the rating on our senior subordinated notes due 2012 from “B” to “B-,” with a negative outlook. These ratings, which also apply to our senior subordinated notes due 2011, were assigned primarily as a result of our planned acquisition of Goodman Fielder and the additional indebtedness we planned to incur to finance this acquisition. Further, Standard & Poor’s indicated that our ratings could be further downgraded by one notch if we successfully acquired Goodman Fielder. On June 26, 2003, Standard & Poor’s removed our ratings from its CreditWatch listing.

      On June 17, 2003, Moody’s assigned a “B2” rating to the senior notes due 2010. Our credit ratings could change. Any additional downgrade by either Moody’s or Standard & Poor’s could adversely affect our financial condition and our business operations by increasing our costs for, or limiting or preventing us from securing, additional financing if required by future business or liquidity needs.

Fleischmann’s Acquisition

      On October 31, 2002, we acquired the Fleischmann’s yeast and industrial bakery ingredients business in Latin America from Kraft Foods International, Inc. for approximately A$197.9 million. The purchase price for this acquisition was increased by approximately A$2.2 million based on the working capital level of the business on the closing date of the acquisition. The acquisition was paid for from existing cash resources.

     Recent Developments

      On March 4, 2004, we announced that we had appointed advisers to advance the sale of our herbs and spices business. If a satisfactory transaction is negotiated, we expect that the sale of this business could be completed by June 2004. We cannot assure you whether, or on what terms, we will complete the sale of this business.

      For the year ended June 30, 2003, our herbs and spices business segment generated operating revenue of approximately A$348.4 million and segment EBIT of approximately A$58.2 million. As of June 30, 2003, this business segment had total segment assets of approximately A$177.0 million and segment liabilities of approximately A$24.1 million. See note 23 to our audited consolidated financial statements, beginning on page F-46. For the six months ended December 31, 2003, our herbs and spices business segment generated operating revenue of approximately A$148.6 million and segment EBIT of approximately A$24.1 million. As of December 31, 2003, this business segment had total segment assets of approximately A$168.4 million and segment liabilities of approximately A$27.3 million. See note 4 to our unaudited interim consolidated financial statements, beginning on page F-115.

     Business Strategy

      Our business strategy emphasizes the following key elements:

•	maintaining our market position;

•	optimizing the configuration of our plants to lower our costs of producing yeast;

•	expanding our participation in dry yeast export markets;

•	expanding our plants in high growth markets and pursuing new plant opportunities;

•	pursuing selective acquisitions and investments to expand our interests in the food and non-alcoholic beverage industry;

•	improving performance in our herbs and spices business;

•	maximizing efficiency of funds invested in working capital, plants and equipment;

•	reducing our cost base and improving operating performance; and

•	improving margins in low growth markets.

See “Business — Business Strategy,” beginning on page 104, for additional information.

      Our existing secured senior financing arrangements currently permit us to incur greater amounts of capital expenditures than our former secured senior financing arrangements, and allow us to acquire businesses in food ingredients, consumer branded food products or non-alcoholic beverage industries without the consent of our lenders, as long as we remain in compliance with the financial and other covenants contained in our secured senior financing arrangements. Depending on the circumstances at the time of an acquisition, we would fund such an acquisition using our cash reserves at the time of the acquisition, which may include proceeds from the issuance of the notes, drawings on our revolving loan facility, or external financing such as bank borrowings, or debt or equity securities issuances. See “Description of Certain Other Indebtedness,” beginning on page 145.

Our Businesses

      Prior to our acquisition of Goodman Fielder, we operated in two main business segments:

•	yeast and bakery ingredients, including industrial and consumer yeast and yeast extracts; and

•	herbs and spices.

      Following our acquisition of Goodman Fielder, we operate in two additional main business segments:

•	Goodman Fielder Australia, consisting of packaged bread; baked goods; breakfast cereals; snacks; cake mixes; flour; margarine; mayonnaise; dressings and spreads; and

•	Goodman Fielder New Zealand, consisting of salty and nutritious snacks; spreads and oils; loaf bread; baked goods; frozen meals and flour.

      In addition, our “Other” business segment consists of our vinegar and terminals businesses, which we disposed of on October 9, 2002 and September 18, 2002, respectively, and Goodman Fielder’s International operations in the South Pacific and Asia. From July 1, 2003, Goodman Fielder’s International operations in the South Pacific and Asia are reported in the Yeast Asia Pacific business segment.

     Yeast and Bakery Ingredients

      We are one of the world’s largest producers and marketers of yeast and bakery ingredients and the leading seller of consumer yeast in North America. We produce yeast from 33 plants in 23 countries, with one plant under construction, yeast extracts from a plant in Germany and a plant in the United States and bakery ingredients from five plants in five countries.

      Yeast is a non-substitutable ingredient used in the production of bread. It gives bread certain of its flavor characteristics and acts as a leavening agent. Yeast is sold in two main forms, fresh and dry. Fresh yeast has a limited shelf life but is more consistent in terms of leavening. Dry yeast has a much longer shelf life but is less consistent. Fresh yeast tends to be used in markets with well-developed infrastructure and larger, more sophisticated bakers. Dry yeast is primarily used in less developed markets, by smaller bakers and also by most home bakers. Fresh yeast is usually supplied from local or regional plants whereas dry yeast can be exported around the world. Demand for yeast is closely linked to the demand for bread. This is usually related to population growth but is also affected by changes in diet and lifestyle. This is most evident in the developing markets of China and India. In North America, the demand for consumer yeast is decreasing as fewer people bake at home. The rate of this decline is difficult to quantify precisely but we believe it is currently between 5% and 8% per annum. In certain markets we also sell bakery ingredients. These are used primarily to improve the shelf life and quality of bread and other baked goods. In Argentina, our range of bakery ingredients is much more extensive and includes fats, oils and margarine.

      Yeast extracts are products derived from yeast. Their two main uses are in providing a natural savory food flavoring for the food industry and as growth media for the fermentation and pharmaceutical industries.

      The main factors affecting profitability in our yeast and bakery ingredients business are selling prices, sales volumes, the cost of the key raw material, molasses, and the yield of yeast in proportion to the molasses input. Selling and marketing costs are also significant factors in the profitability of our consumer yeast segment.

     Herbs and Spices

      Our herbs and spices business primarily involves the sourcing, grinding, blending, packaging and distribution of herbs and spices products to both the foodservice and consumer markets in the United States. We also sell cake decorations and dry sauce mixes. We operate from one site located near Des Moines, Iowa. The main factors affecting profitability in this business are selling prices, sales volumes, raw material prices, mainly black pepper, and selling and marketing costs. We are currently seeking to dispose of this business and have appointed advisers to advance the sale of this business. We cannot assure you whether, or on what terms, we will dispose of this business. We also operate a pepper processing facility in India.

     Other

      We sold our vinegar business on October 9, 2002, and our terminals business on September 18, 2002. Our vinegar business produced bulk vinegar mainly for use by other food companies, and distribution costs were significant, with the result that we operated from eight sites situated throughout the United States. Our terminals business provided portside bulk liquid storage and related services from facilities at eight sites throughout Australia and New Zealand. We determined to dispose of these non-core assets because we believed that our future returns from these businesses would have been less than we could realize if we deployed the funds elsewhere.

     Goodman Fielder Australia

      Following our acquisition of Goodman Fielder, we have restructured the former Baking Australia and Consumer Foods business segments to form Goodman Fielder Australia.

      Goodman Fielder Australia’s baking business is the largest bread manufacturer in Australia, involving the manufacture of packaged bread and other baked goods, such as rolls, muffins and crumpets. Our product distribution to supermarket customers has recently been extended to include supplying pre-mix and finished products to supermarkets’ in-store bakery operations. We also operate a complementary business producing bread improvers and crumbs and stuffings.

      Goodman Fielder Australia also manufactures and markets retail branded products primarily to retail customers through supermarkets and convenience stores. We also operate complementary food service and commercial oil operations. The business’ range of consumer foods includes breakfast cereals, nutritious snacks, cake mixes, branded flour, and edible oils such as margarine, mayonnaise, dressings and spreads.

      The main factors affecting our profitability in our Goodman Fielder Australia business are selling prices, sales volumes, raw material prices, mainly wheat, flour, and edible oils such as soybean oil, distribution, selling and marketing costs.

     Goodman Fielder New Zealand

      Our Goodman Fielder New Zealand business is a fully integrated consumer goods business that manages all of our Goodman Fielder operations in New Zealand. These operations encompass the manufacture and marketing of salty nutritious snacks, spreads and oils, loaf bread, baked goods, frozen meals, flour and other complementary businesses.

      We are a major local edible oils producer in New Zealand, with a manufacturing plant in Auckland, New Zealand. We also produce a range of spreads, cooking oils, pourable dressings and meal solutions. These products are sold both through retail channels and commercial channels.

      We also manufacture flour, baking ingredients, packaged bread, sweet and savory baked products, pies and pastries. Other products include salty and nutritious snacks and grocery products such as pasta, oats and dessert mixes.

      We conduct milling operations out of two mills, in Mt. Maunganui, New Zealand and Christchurch, New Zealand. From these mills, we sell approximately 45% of our flour production to Goodman Fielder’s 12 bakeries located across New Zealand. The balance is sold to various customers, including retail outlets, in-store bakeries, the food service industry and external bakeries.

      The main factors affecting our profitability in our Goodman Fielder New Zealand business are selling prices, sales volumes, raw material prices, mainly wheat, flour, and edible oils such as soybean oil, distribution, selling and marketing costs.

Impact of Foreign Exchange Rate Movements and Governmental Policies

     General

      Prior to our acquisition of Goodman Fielder, our assets were generally located in, and our profits and cash flows were mainly generated from, locations outside Australia. While, as a result of our acquisition of Goodman Fielder, we now have significant additional assets in Australia, we continue to have substantial assets outside Australia. In respect of our operations outside Australia, we attempt to match our cash inflows in a particular foreign currency to the cash outflows of that currency where possible. Similarly, we attempt to match our foreign currency assets with foreign currency borrowings where appropriate. See “— Market Risk Factors — Foreign Currency Exchange Rate Risk,” beginning on page 90. However, our reported earnings, cash flows and carrying amounts of assets and liabilities, as reported in Australian dollars, are affected by changes in foreign currency exchange rates. A significant portion of our earnings and cash flows generated outside Australia have been generated, and a significant portion of our assets have been located, in the United States. In addition, a significant portion of our debt is denominated in U.S. dollars. Accordingly, changes in the exchange rate between the Australian dollar and the U.S. dollar have had in recent periods, and may have in future periods, a significant effect on our reported results of operations and financial condition. There has been a material appreciation in this exchange rate since December 31, 2001. The exchange rate of the Australian dollar to the U.S. dollar was 0.5065, 0.5626 and 0.6669 as of June 30, 2001, 2002 and 2003, respectively. As of December 31, 2003, this exchange rate was 0.7493. A depreciation of the Australian dollar versus the U.S. dollar will generally increase our reported earnings, assets, debt levels and debt servicing costs whereas an appreciation of the Australian dollar versus the U.S. dollar will generally decrease our reported earnings, assets, debt levels and debt servicing costs, in each case, as reported in Australian dollars.

      For financial reporting purposes, we generally convert our foreign currency assets and liabilities to Australian dollars at the rate of exchange existing at the end of the relevant period. Any resulting foreign currency translation gains and losses are reflected in our statement of financial position at the end of the relevant period. We convert foreign currency earnings at a weighted average of the relevant exchange rates during the relevant period. For the year ended June 30, 2003 and the six months ended December 31, 2003, we recorded unrealized foreign exchange gains of A$139.1 million and A$69.5 million, respectively, in our operating results. These gains arose from the translation to the period end rate of our U.S. dollar denominated borrowings which have been used to partially fund our acquisition of Goodman Fielder. Our unhedged U.S. dollar denominated borrowings at December 31, 2003 amounted to approximately U.S.$365.0 million.

      We conduct business on an international level and are exposed to a number of material risks as a result. We have identified economic and political instability, restrictions on the transfer of funds in or out of the countries in which we operate, international incidents and military outbreaks, foreign currency fluctuations, changes in the laws and policies of the countries in which we manufacture or sell our products, work stoppages, changes in export controls or import duties, trade restrictions and transportation delays as material risks arising from our international operations. Any one of these risks could materially adversely affect our business, results of operations and financial condition.

     Argentina

      Our Argentinian operations accounted for approximately 5% of our operating revenues for the fiscal year ended June 30, 2003 and approximately 3% of our operating revenues for the six months ended December 31, 2003. In recent years, Argentina has been negatively affected by volatile economic and political conditions. These volatile conditions pose many risks to our business and results of operations in Argentina.

      Since December 2001, the value of the Argentinian peso has significantly decreased versus the Australian dollar and other major currencies. As of December 31, 2001, we had a net investment in Argentina of approximately ARP113 million. Prior to December 20, 2001, the value of the Argentinian peso was pegged at 1.00 ARP to 1.00 U.S. dollar. After a prolonged period of recession, the Argentinian government abandoned its decade old Argentinian peso to U.S. dollar fixed exchange rate and a sole and free exchange market for the purchase and sale of foreign currency, with an exchange rate determined freely by offer and demand, was established. As of June 30, 2002, the value of the Argentinian peso was 3.81 ARP to 1.00 U.S. dollar and as of June 30, 2003, the value of the Argentinian peso was 2.81 ARP to 1.00 U.S. dollar. As of December 31, 2003, the value of the Argentinian peso was 2.94 ARP to 1.00 U.S. dollar.

     Brazil

      Our Brazilian operations accounted for approximately 3% of our operating revenues for the fiscal year ended June 30, 2003 and approximately 2% of our operating revenues for the six months ended December 31, 2003. On October 31, 2002, we completed our acquisition from Kraft Foods International, Inc. of its Fleischmann’s yeast and industrial bakery ingredients business in Latin America for U.S.$110.0 million. This purchase price was increased by A$2.2 million based on the working capital level of the business on the closing date of the acquisition. As a result of the completion of the acquisition, we expanded our operations in Brazil. As in Argentina, Brazil has experienced volatile economic conditions. In efforts to curb Brazil’s historically high rate of inflation, the Brazilian government has, among other things, frequently devalued its currency, the real. It has also, in the past, imposed temporary restrictions on remittances to foreign investors in an effort to preserve Brazil’s foreign currency reserves, and it currently restricts Brazilians and foreign entities from converting reals into U.S. dollars or other foreign currencies, except in certain authorized transactions. The Brazilian government may, in the future, impose further currency restrictions depending on the extent of Brazil’s foreign currency reserves, the availability of foreign currency in the foreign exchange markets, the size of Brazil’s debt service burden, Brazil’s policy towards the International Monetary Fund and other factors.

Holding Company Structure

      Burns Philp is a holding company and holds most of its assets in, and conducts most of its operations through, direct and indirect subsidiaries. We also have a number of investments in associated companies, each of which has independent and, in some cases, substantial shareholders. As such, we are dependent on dividends, loan payments or other inter-company transfers of funds from these subsidiaries and associated companies to meet our debt service and other obligations. The ability of each subsidiary to pay dividends or make other payments or advances to us will depend on its operating results, and will be subject to applicable laws and restrictions contained in agreements governing the debt of these subsidiaries and, in the case of the associated companies, restrictions contained in shareholder or joint venture agreements governing their operations.

      While there are certain foreign exchange control restrictions (including the current restrictions on and prior approval requirements for transfers of funds by our Argentinian subsidiary outside Argentina, including, for example, payments of principal of and interest on loans, dividends and distributions) and foreign taxation implications which may affect the ability of certain of our subsidiaries to pay dividends, or make loans or advances, to us, the amounts and restrictions involved have not been material to us in the past and we do not believe that such restrictions will have a material adverse impact on us or our ability to meet our cash flow requirements.

Critical Accounting Policies and Accounting Estimates

      Our critical accounting policies are those that we believe are most important to the portrayal of our financial condition and results, and that require management’s most difficult, subjective or complex judgments. In many cases, the accounting treatment of a particular transaction is specifically dictated by generally accepted accounting principles with no need for the application of our judgment. In certain circumstances, however, the preparation of consolidated financial statements in conformity with generally accepted accounting principles requires us to use our judgment to make certain estimates and assumptions. These estimates affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. We believe the policies described below are our critical accounting policies.

     Valuation of Long-Lived and Intangible Assets and Goodwill

      We assess the impairment of identifiable intangible and long-lived assets and goodwill on a regular basis, including at each financial quarter. To determine whether impairment exists, we compare expected future cash flows, undiscounted and without interest charges, to the carrying values of the underlying assets. We would consider a potential impairment to have occurred if the carrying value of these assets exceeded the associated future cash flows. As of December 31, 2003, we had approximately A$3,279 million of long-lived and intangible assets and goodwill, excluding accounts receivable and prepaid slotting allowances, recorded on our statement of financial position. Any impairment in value would result in a reduction in the carrying value on the statement of financial position and an expense recorded in our statement of financial performance. In assessing future cash flows, we make estimates with respect to the useful lives of our assets. Changes in circumstances, including the relative cost efficiency of our plants, may cause us to change these estimates.

      In March 2002, we announced the closure of our yeast plant in Oakland, California. As a result, we assessed the expected net proceeds from the likely sale of the related land, buildings and equipment and compared this to the carrying value. This led us to record a write-down of the long-lived assets of approximately A$17.2 million in fiscal 2002.

Accounting for Acquisitions

      We account for acquisitions under the purchase method of accounting. The excess of the purchase price over the fair value of net tangible assets acquired is allocated first to the fair value of identifiable intangible assets. The remaining purchase price is then allocated to goodwill.

      At the time of acquisition, the purchase price is allocated based on the preliminary assessment of the fair value of assets acquired and liabilities assumed. The final allocation of the purchase price may vary from the preliminary estimates. Areas requiring significant management estimates include the identification and measurement of separately identifiable intangible assets, and the preliminary assessment of their estimated useful lives.

      Goodwill is amortized on a straight line basis over the period of expected benefit not exceeding 20 years. Other intangible assets acquired, primarily trademarks and brandnames, are amortized on a straight line basis over the period of expected benefit not exceeding 40 years.

      The results of operations for businesses acquired are included in our consolidated financial statements from the date of acquisition.

      On October 31, 2002, we acquired the Fleischmann’s yeast and industrial bakery ingredients business in Latin America from Kraft Foods International, Inc. for approximately A$197.9 million in cash. The purchase price for this acquisition was increased by approximately A$2.2 million based on the working capital level of the business on the closing date of the acquisition. Approximately A$177.9 million of the total purchase price has been allocated to goodwill and other intangible assets, primarily trademarks acquired.

      On March 19, 2003, we acquired control of Goodman Fielder. The total purchase price of Goodman Fielder’s outstanding ordinary shares was approximately A$2.0 billion, of which approximately A$1.9 billion has been allocated to goodwill and identifiable intangible assets.

     Accounts Receivable and Provision for Uncollectible Amounts

      We provide credit terms to our customers. We perform ongoing credit evaluation and maintain allowances for potential credit losses. This allowance is based on historical experience and known, customer-specific factors. Where issues are identified, we amend our supply terms to the customer to reduce further exposure. As of December 31, 2003, we had approximately A$344.2 million of accounts receivable recorded on our statement of financial position. This amount was net of a provision for uncollectible amounts of approximately A$16.5 million. If our credit evaluations indicate that additional allowances are required, the statement of financial position amounts will be reduced and an expense will be recorded in our statement of financial performance. The expense will be recorded in the business segment that provided the credit.

     Prepaid Slotting Allowances

      We make payments to U.S. retailers in connection with shelf space contracts for certain of our herbs and spices food products. Where the expenditure is incurred before the products are sold, the amount is capitalized and recorded in our statement of financial position as prepaid slotting allowances. Where these shelf space contracts are volume-based, the expenditure is amortized over the volume of purchases. Where these shelf space contracts are time-based, the expenditure is amortized over the life of the contract, generally three to five years. The carrying amount is reviewed regularly. Amounts are not recorded in excess of their recoverable value. This assessment is based on our estimates of future cash flows. These estimates may change as a result of changes in consumer buying habits and the competitive environment, both between ourselves and our competitors and between our customers, the major U.S. grocery retailers. As of December 31, 2003, we had approximately A$23.1 million of prepaid slotting allowances recorded on our statement of financial position. If our analysis reveals that the carrying amount exceeds recoverable value, the statement of financial position amounts will be reduced and an expense will be recorded in our statement of financial performance in the herbs and spices business segment. In December 2001, we provided for A$10.1 million, representing the carrying amount of our prepaid slotting allowances and accounts receivable that related to Kmart Corporation, a major customer, that has filed for bankruptcy protection. This was based on our assessment that the expected future cash flows from that customer would now be less than the carrying value of the asset.

     Income Tax

      We have significant unrecognized future income tax benefits available in the United States, Australia and Germany. These unrecognized assets, arising primarily from prior year tax losses, are available to reduce the tax payable arising from future taxable profits. Under Australian GAAP, these assets cannot be recognized on the statement of financial position if it is not “virtually certain” that the asset will be recovered. For the test of virtual certainty to be satisfied, an extremely high probability that the future benefit will be realized must exist.

      When assessing if virtual certainty exists, we consider whether:

•	the cause of the losses has ceased,

•	the losses were incurred as a result of a one-time event,

•	the relevant company is currently earning profits and taxable income,

•	the relevant company expects to continue earning profits and taxable income, and

•	the relevant company has a record of budget reliability.

      The recent history of our U.S. businesses indicates an ongoing improvement in profitability and a return to generating taxable profits. The losses were incurred largely as a result of poor performances of our herbs and spices business. This business has been restructured and is now operating profitably. In addition, we expect our U.S. businesses to continue to be profitable and generate future taxable profits.

      As a result of these factors, under Australian GAAP we have recognized a deferred tax asset of A$44.0 million as of December 31, 2003 in respect of tax benefits available in the United States. As of December 31, 2003, we have also recognized an A$62.6 million benefit in respect of tax losses in Australia, which has been fully offset against the deferred tax liability arising on the unrealized foreign currency gain of A$208.6 million recorded during the year ended June 30, 2003 and the six months ended

December 31, 2003. No benefits have been recognized in respect of Germany, as we are not virtually certain that the benefits will be realized.

     Review of Accounting Policies and Estimates

      Our senior management discusses all significant accounting policies and estimates regularly with our board of directors and with the audit committee of our board of directors when preparing our annual and quarterly financial statements.

Generally Accepted Accounting Principles

      Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in Australia, or Australian GAAP. Australian GAAP has significant differences from the accounting principles generally accepted in the United States, or U.S. GAAP. Profit from continuing operations, net profit, total assets and total shareholders equity under U.S. GAAP are presented above in “Burns Philp Group Selected Historical Consolidated Financial Data,” beginning on page 39.

      Our consolidated financial statements have been prepared in accordance with Australian GAAP, which differs in certain significant respects from U.S. GAAP. Note 33 to our audited consolidated financial statements, beginning on page F-71 and note 22 to our unaudited interim consolidated financial statements, beginning on page F-137, provide a description of the material differences between Australian GAAP and U.S. GAAP as they relate to us and a reconciliation of our net profit and equity to U.S. GAAP for the periods, and as of the dates, presented. The significant differences between Australian GAAP and U.S. GAAP, as they affect us, relate primarily to the accounting for:

•	Revaluation of non-current assets. Under Australian GAAP certain intangible assets and land and buildings were revalued prior to fiscal 2002. Under U.S. GAAP, these assets are carried at cost.

•	Derivative instruments. The requirements under U.S. GAAP for the designation of derivative contracts as effective hedging instruments are more onerous than under Australian GAAP.

•	Losses on the extinguishment of debt. U.S. GAAP is more prescriptive because it requires shares issued in consideration for extinguishing debt to be recorded at fair value.

•	Amortization of goodwill and other intangible assets. Under Australian GAAP, goodwill is required to be amortized over its useful life, not exceeding 20 years and intangible assets are amortized over their useful lives. Under U.S. GAAP, from July 1, 2002, goodwill and intangible assets with an indefinite life are no longer amortized. However, they are tested annually for impairment.

Impact of adopting AASB equivalents to International Financial Reporting Standards

      For annual reporting periods beginning on or after July 1, 2005, we must comply with International Financial Reporting Standards (IFRS) as issued by the Australian Accounting Standards Board. Note 1(i) to our unaudited interim consolidated financial statements, beginning on page F-110, contains a summary of the differences between Australian GAAP and IFRS identified to date as potentially having a significant effect on our financial performance and financial position. We have not quantified the effects of the differences discussed in the note. Accordingly, we cannot assure you that the consolidated financial performance and financial position as disclosed in this prospectus would not be significantly different if determined in accordance with IFRS.

Management

      Our yeast and bakery ingredients business is managed on a geographic basis with management teams in North America, Latin America, Europe and Asia Pacific. Our chief executive officer, Thomas Degnan, relocated to the United States in January 2002, from where he continues to manage our businesses. We also have a centralized group of staff that provides ongoing assistance in the areas of improving quality and productivity at our yeast and bakery sites. Our yeast extract operations are managed by our European management team. Separate management teams exist for our herbs and spices business, and our former vinegar and terminals businesses. We also provide certain corporate functions, including overall Burns Philp Group management, legal, treasury, external reporting and taxation. These services are provided by a staff based primarily in Sydney, Australia, with small teams based in North America and Europe, as well. In addition, our technical and development team is also headquartered in Sydney.

Developments since June 30, 2003

      USA Yeast, a new regional, single plant competitor, has established operations in the North American yeast market, which we believe may result in a decrease in the earnings of our U.S. yeast business for the fiscal year beginning July 1, 2003 of approximately U.S.$5 million to U.S.$10 million.

      In the first quarter of fiscal 2004, as part of its every day low price strategy, Woolworths, one of the two major Australian supermarkets, announced that it had entered into an agreement with George Weston Foods to increase the shelf space devoted to George Weston Foods branded bread at the expense of our branded bread. In return for the additional shelf space, George Weston Foods agreed to reduce the price of certain of its key branded food products. We have entered into a similar agreement with Coles, the other major Australian supermarket, in which Coles will increase the shelf space devoted to our branded bread. We have also gained additional private label business from Coles to partially offset the volume lost at Woolworths.

Results of Operations

      The following tables, including the notes thereto, summarize our net profit and our operating revenues and segment EBIT by industry segment and by geographic segments by region in accordance with Australian GAAP. This information should be read together with the information presented above in “Burns Philp Group Selected Historical Consolidated Financial Data,” beginning on page 39 and our audited consolidated financial statements, beginning on page F-3.

	Fiscal Year Ended June 30,						Six Months Ended December 31,

	2001		2002		2003		2002		2003

	(A$ million, except percentages)
Operating revenue:(1)
Revenue from sale of goods:
Yeast and bakery ingredients:
North America	$340.7	25.1%	$349.7	26.4%	$305.0	16.2%	$175.6	27.0%	$128.6	7.4%
Europe	144.7	10.7	163.5	12.4	163.7	8.7	79.7	12.2	82.0	4.7
Latin America	223.8	16.5	167.4	12.7	191.4	10.1	73.1	11.3	117.9	6.8
Asia Pacific	135.8	10.0	142.3	10.8	143.7	7.6	75.8	11.7	202.9	11.7

Total yeast and bakery ingredients	845.0	62.3%	822.9	62.2%	803.8	42.6%	404.2	62.2%	531.4	30.6%
Herbs and spices	387.4	28.6	381.9	28.9	348.4	18.5	211.7	32.6	148.6	8.5
Goodman Fielder Australia	—	—	—	—	464.9	24.6	—	—	767.1	44.1
Goodman Fielder New Zealand	—	—	—	—	161.8	8.6	—	—	290.1	16.7
Other	93.6	6.8	88.0	6.7	101.3	5.3	27.0	4.1	1.8	0.1

Total revenue from sale of goods	1,326.0	97.7%	1,292.8	97.7%	1,880.2	99.6%	642.9	98.9%	1,739.0	100.0%
Revenue from rendering of services:
Other	30.7	2.3	29.9	2.3	7.0	0.4	7.0	1.1	—	—

Total operating revenue	1,356.7	100.0%	1,322.7	100.0%	1,887.2	100.0%	649.9	100.0%	1,739.0	100.0%
Cost of goods sold	(784.5)		(730.5)		(1,119.5)		(348.6)		(1,083.4)
Selling, general and administration(2)	(418.1)		(386.7)		(579.3)		(192.6)		(515.1)
Other revenue(3)	18.9		6.4		27.6		8.3		20.0
Share of profits of associates	12.4		10.1		11.1		5.3		6.4
Individually significant items(4)	—		(35.2)		112.7		44.0		85.6

Total segment EBIT(5)	185.4		186.8		339.7		166.3		252.5
Net interest expense	(82.8)		(65.9)		(156.8)		(54.5)		(141.5)

Profit before tax and outside equity interests	102.6		120.9		182.9		111.8		111.0
Income tax expense before individually significant income tax item	(12.1)		(19.3)		(13.0)		(14.8)		(22.5)

	Fiscal Year Ended June 30,			Six Months Ended December 31,

	2001	2002	2003	2002	2003

	(A$ million, except percentages)
Individually significant income tax benefit	—	47.9	4.4	—	—
Outside equity interests	(2.0)	(3.3)	(4.3)	(1.9)	(2.2)

Net profit	$88.5	$146.2	$170.0	$95.1	$86.3

(1)	Operating revenue consists of revenue from sale of goods and revenue from rendering of services.

(2)	Includes selling, marketing and distribution expenses and general and administrative expenses.

(3)	Other revenue is revenue earned other than through the sale of goods, from rendering of services or from interest income. Other revenue includes rental income from properties.

(4)	Individually significant items are revenues or expenses from ordinary activities which, in the opinion of management, are of such a size, nature or incidence that their disclosure is relevant in explaining our operating performance over different periods. The individually significant loss of A$35.2 million in the fiscal year ended June 30, 2002 related to a provision against prepaid slotting allowances and accounts receivable following the filing for bankruptcy by Kmart Corporation, a major customer, of A$10.1 million, and a provision for closure costs and a write-down of the carrying value of plant and machinery in respect of our Oakland, California yeast plant totaling A$25.1 million.

The individually significant gain of A$112.7 million in the fiscal year ended June 30, 2003 represents an A$40.7 million gain on the sale of our terminals business, an A$10.9 million gain on the sale of our vinegar business, an A$6.6 million gain on the sale of land in South Yarra, Australia and an A$139.1 million gain arising from an unrealized foreign exchange gain on the translation to the period end rate of our U.S. dollar denominated borrowings which were used to partially fund our acquisition of Goodman Fielder. These gains were partially offset by an A$32.6 million write-off of deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding and our bridge financing in connection with our acquisition of Goodman Fielder, and provisions of restructuring costs of approximately A$48.7 million and A$3.3 million arising from our acquisition of Goodman Fielder and Fleischmann’s Latin America, respectively. The individually significant gain of A$44.0 million in the six month period ended December 31, 2002 represents an A$40.7 million gain on the sale of our terminals business, an A$11.1 million gain on the sale of our vinegar business, and an A$6.6 million gain on the sale of land in South Yarra, Australia, partially offset by an A$14.4 million write-off of deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding in connection with our acquisition of Goodman Fielder. The individually significant gain of A$85.6 million in the six month period ended December 31, 2003 represents an A$30.0 million gain on the recovery of a vendor finance loan and an A$69.5 million unrealized foreign exchange gain on the translation to the period end rate of our U.S. dollar denominated borrowings which were used to partially fund our acquisition of Goodman Fielder, and partially offset by provisions of A$13.9 million for additional restructuring costs arising from our acquisition of Goodman Fielder. See note 3(b) “Individually Significant Items” to our audited consolidated financial statements, beginning on page F-18, and note 3(b) to our unaudited interim consolidated financial statements, beginning on page F-113.

(5)	Total segment EBIT is derived from note 23 “Segment Information” to our audited consolidated financial statements, beginning on page F-46, and note 4 “Segment Reporting” to our unaudited interim consolidated financial statements, beginning on page F-115.

Operating Revenue and EBIT

	Fiscal Year Ended June 30,						Six Months Ended December 31,

	2001		2002		2003		2002		2003

	(A$ million, except percentages)
By Operation
Segment EBIT:(1)
Yeast and bakery ingredients:
North America	$69.1	37.3%	$58.4	31.3%	$72.8	21.4%	$46.1	27.7%	$26.7	10.6%
Europe	32.6	17.6	33.8	18.1	30.7	9.0	13.2	8.0	18.8	7.4
Latin America	21.5	11.6	27.1	14.6	9.4	2.8	8.2	4.9	17.5	6.9
Asia Pacific	23.4	12.6	23.9	12.7	36.8	10.9	22.1	13.3	23.1	9.2

Total yeast and bakery ingredients	146.6	79.1%	143.2	76.7%	149.7	44.1%	89.6	53.9%	86.1	34.1%
Herbs and spices	33.3	18.0	44.6	23.9	58.2	17.1	43.4	26.1	24.1	9.6
Goodman Fielder Australia	—	—	—	—	(19.5)	(5.7)	—	—	26.0	10.3
Goodman Fielder New Zealand	—	—	—	—	8.2	2.4	—	—	32.1	12.7
Other	21.0	11.3	18.9	10.1	3.9	1.1	5.4	3.2	0.1	—
Corporate(2)	(15.5)	(8.4)	(19.9)	(10.7)	139.2	41.0	27.9	16.8	84.1	33.3

Total segment EBIT	$185.4	100.0%	$186.8	100.0%	$339.7	100.0%	$166.3	100.0%	$252.5	100.0%

By Region
Operating revenue:(3)
North America(4)	$817.0	60.2%	$816.2	61.7%	$678.9	36.0%	$412.8	63.5%	$277.2	15.9%
Europe	144.7	10.7	163.5	12.4	163.7	8.7	79.7	12.3	82.0	4.7
Latin America	223.8	16.5	167.4	12.7	191.4	10.1	73.1	11.2	117.9	6.8
Asia Pacific	171.2	12.6	175.6	13.2	853.2	45.2	84.3	13.0	1,261.9	72.6

Total operating revenue	$1,356.7	100.0%	$1,322.7	100.0%	$1,887.2	100.0%	$649.9	100.0%	$1,739.0	100.0%

Segment EBIT(1)
(excluding corporate expense):
North America(4)	$111.9	55.7%	$113.9	55.1%	$134.7	67.2%	$93.2	67.3%	$50.9	30.2%
Europe	32.6	16.2	33.8	16.4	30.7	15.3	13.2	9.5	18.8	11.2
Latin America	21.5	10.7	27.1	13.1	9.4	4.7	8.2	5.9	17.5	10.4
Asia Pacific	34.9	17.4	31.9	15.4	25.7	12.8	23.8	17.3	81.2	48.2

Total segment EBIT (excluding corporate expense)	$200.9	100.0%	$206.7	100.0%	$200.5	100.0%	$138.4	100.0%	$168.4	100.0%

(1)	Segment EBIT is derived from note 23 “Segment Information,” to our audited consolidated financial statements, beginning on page F-46, and note 4 “Segment Reporting” to our unaudited interim consolidated financial statements, beginning on page F-115.

(2)	Corporate expense consists of the costs incurred operating the corporate head office and technical and development functions in Australia and small ancillary administrative functions in North America and Europe.

(3)	Operating revenue consists of revenue from sale of goods and revenue from rendering of services. Following our acquisition of Goodman Fielder, we have reassessed the presentation of allowances deducted from gross sales revenue, and some of the allowances which were previously recognized in marketing, selling and distribution expenses have been reclassified and deducted from operating revenue. See note 1(j) to our audited consolidated financial statements, beginning on page F-11 and note 1(e) to our unaudited interim consolidated financial statements, beginning on page F-109.

(4)	Comprises our North American yeast and bakery ingredients business and our herbs and spices business and our vinegar business segment, which we disposed of in October 2002.

Six Month Period Ended December 31, 2003 Compared to Six Month Period Ended December 31, 2002

Overview

      Net profit for the six month period ended December 31, 2003, decreased to A$86.3 million from A$95.1 million for the six month period ended December 31, 2002. This decrease was primarily due to additional interest expense of approximately A$87.0 million on our borrowings resulting from our acquisition of Goodman Fielder and an approximately A$21.6 million decline in earnings resulting from the appreciation of the Australian dollar against the U.S. dollar and other major currencies. The current period also includes a net individually significant gain of A$85.6 million, which is comprised of an A$69.5 million unrealized foreign currency gain, and an A$30.0 million profit on the recovery of a vendor finance loan, partially offset by an A$13.9 million expense for additional restructuring costs at Goodman Fielder Australia.

      In 1999, Goodman Fielder provided a vendor finance loan of A$35.3 million to Bartter Enterprises Pty Limited (Bartter) as part of the sale of its Australian poultry operations to Bartter. This loan was fully reserved by Goodman Fielder in June 2001, as recovery of this receivable was not certain. At the time of our acquisition of Goodman Fielder, there continued to be significant uncertainty regarding the recoverability of this loan. Accordingly, no value was assigned on acquisition. During the six months ended December 31, 2003, Bartter completed a significant financial restructuring of its operations which resulted in the Group recovering approximately A$30.0 million of this vendor finance loan. The recovery of this loan has been recognized as revenue in the six months ended December 31, 2003.

      The prior period includes a net individually significant gain of A$44.0 million, comprised of an A$40.7 million gain on the sale of our terminals business, an A$11.1 million gain on the sale of our vinegar business, and an A$6.6 million gain on the sale of property in South Yarra, Australia, offset by a provision of A$14.4 million for deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding in connection with our acquisition of Goodman Fielder.

      The six month period ended December 31, 2003, includes the results of our recent business acquisitions, Goodman Fielder and the Fleischmann’s yeast and industrial bakery ingredients business in Latin America. The prior corresponding six month period included the results of Fleischmann’s Latin America from October 31, 2002, the date of acquisition. As a consequence of these acquisitions, our revenues, cost of goods sold, and selling, general and administrative expenses, and borrowing costs in the six month period have increased substantially compared to the prior corresponding period.

Operating Revenue

      Revenue from sales of goods and rendering of services, which we refer to as operating revenue, increased 167.6% to A$1,739.0 million for the six month period ended December 31, 2003, from A$649.9 million for the six month period ended December 31, 2002. This increase was principally due to the revenues contributed from our recently acquired Goodman Fielder businesses of approximately A$1,192.1 million, which were not owned by us in the prior corresponding period, and Fleischmann’s yeast and industrial bakery ingredients business in Latin America of approximately A$53.7 million, which was owned by us for only a portion of the prior corresponding period. This increase was partially offset by a decline in revenues of approximately A$108.1 million resulting from the appreciation of the Australian dollar against the U.S. dollar and other currencies, the sale of our terminals business in Australia and our vinegar business in North America in the prior corresponding period, as well as increased competition leading to pressure on selling prices in our North American industrial yeast business and reduced volumes in our herbs and spices business.

Yeast and Bakery Ingredients

      Revenue in our yeast and bakery ingredients business in the six month period ended December 31, 2003 increased 31.5% to A$531.4 million from A$404.2 million in the six month period ended December 31, 2002. This increase is primarily due to revenues of approximately A$172.8 million from

Goodman Fielder’s Asia Pacific businesses and the Fleischmann’s yeast and industrial bakery ingredients business in Latin America which are included in the current period. This increase is partially offset by a decline in revenues of approximately A$53.9 million as a result of changes in foreign currency exchange rates versus the Australian dollar.

      Revenue in North America decreased 26.8% to A$128.6 million in the first six months of fiscal 2004 from A$175.6 million in the prior corresponding period. The decrease was primarily due to the strengthening of the Australian dollar against the U.S. dollar leading to a decline of approximately A$33.7 million, and the impact of a new competitor, USA Yeast, in industrial yeast which has led to reduced prices and sales volumes. While our sales volumes have only marginally decreased, average prices have decreased in the current six months compared to average prices in the prior corresponding period. Sales volumes in consumer yeast were down, primarily due to a 5% decline in the market.

      Revenue in Europe increased 2.9% to A$82.0 million in the current six months from A$79.7 million in the prior year period. Revenue in Turkey improved as we have maintained price increases introduced in the last quarter of fiscal 2003. This was partially offset by lower sales volumes in our yeast extracts business, and the impact of the appreciation of the Australian dollar which reduced revenues by approximately A$5.2 million.

      Revenue in Latin America increased 61.3% to A$117.9 million in the six month period ended December 31, 2003 from A$73.1 million in the prior corresponding period. This increase was primarily due to the revenues contributed by the Fleischmann’s yeast and industrial bakery ingredients business in Latin America, acquired on October 31, 2002, which contributed revenues of approximately A$53.7 million during the current period compared to A$15.9 million in revenues in the prior corresponding period.

      Revenue in the Asia Pacific region increased 167.7% to A$202.9 million in the six months ended December 31, 2003 from A$75.8 million in the prior corresponding period. This increase was primarily due to the inclusion of Goodman Fielder’s Asia Pacific businesses in the revenues for our Yeast Asia-Pacific operations, which businesses contributed approximately A$130.4 million during the current period.

Herbs and Spices

      Revenue in our herbs and spices business decreased 29.8% to A$148.6 million in the six month period ended December 31, 2003 from A$211.7 million in the prior corresponding period. This decrease in operating revenue was primarily due to the strengthening of the Australian dollar against the U.S. dollar which reduced revenue by approximately A$49.8 million. Additionally, sales volumes to our retail customers declined, partially due to a workers strike at some of our customers and two of our other customers filing for bankruptcy.

Goodman Fielder Australia

      Revenue from Goodman Fielder Australia, which we acquired in March 2003, was A$767.1 million for the six months ended December 31, 2003. We did not own this business in the prior corresponding period.

Goodman Fielder New Zealand

      Revenue from Goodman Fielder New Zealand, which we acquired in March 2003, was A$290.1 million for the six months ended December 31, 2003. We did not own this business in the prior corresponding period.

Other

      Revenue from other businesses decreased 94.7% to A$1.8 million in the six months ended December 31, 2003, compared to A$34.0 million in the prior corresponding period. This decrease was primarily due to the sale of our terminals business and vinegar business in the prior corresponding six month period. Revenues from our Cochin Spices operation in India, which is included in this segment, were consistent compared to the prior corresponding period.

Segment EBIT

      Segment EBIT increased 51.8% to A$252.5 million for the six month period ended December 31, 2003 from A$166.3 million for the six month period ended December 31, 2002, reflecting the contributions of approximately A$86.5 million from our recently acquired Goodman Fielder and Fleischmann’s Latin American yeast and industrial bakery ingredients business. The appreciation of the Australian dollar against other currencies, primarily the U.S. dollar, reduced segment EBIT by approximately A$21.6 million, compared to the prior corresponding period.

      The six month period ended December 31, 2003 includes a net individually significant gain of A$85.6 million, which is comprised of an A$69.5 million unrealized foreign currency gain, and an A$30.0 million profit on the recovery of a vendor finance loan, partially offset by an A$13.9 million expense for additional restructuring costs at Goodman Fielder Australia.

      The six month period ended December 31, 2002 includes a net individually significant gain of A$44.0 million, comprised of an A$40.7 million gain on the sale of our terminals business, an A$11.1 million gain on the sale of our vinegar business, and an A$6.6 million gain on the sale of property in South Yarra, Australia, offset by a provision of A$14.4 million for the deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding in connection with our acquisition of Goodman Fielder.

Yeast and Bakery Ingredients

      Segment EBIT in our yeast and bakery ingredients business in the six month period ended December 31, 2003, decreased 3.9% to A$86.1 million from A$89.6 million in the six month period ended December 31, 2002. The appreciation of the Australian dollar against other currencies, primarily the U.S. dollar, reduced segment EBIT by approximately A$12.0 million, compared to the prior corresponding period. This reduction was offset by the contributions of approximately A$10.2 million from Goodman Fielder’s Asia Pacific businesses which now form part of our yeast Asia-Pacific operations.

      Segment EBIT in North America decreased 42.1% to A$26.7 million from A$46.1 million in the prior corresponding period. This was primarily due to the depreciation of the U.S. dollar against the Australian dollar of approximately A$8.2 million, reduced industrial yeast sales volumes and prices, principally arising from the effects of a new competitor, USA Yeast, on our business, as well as higher promotional expenses experienced in our consumer yeast business to maintain our market share in a declining market.

      Segment EBIT in Europe increased 42.4% to A$18.8 million from A$13.2 million, primarily due to a return to profitability in Turkey, which benefited from price increases introduced in the last quarter of fiscal 2003.

      Segment EBIT in Latin America increased 113.4% to A$17.5 million in the six month period ended December 31, 2003 from A$8.2 million in the six month period ended December 31, 2002. This was primarily due to the contribution from the Fleischmann’s Latin America yeast and bakery ingredients business acquired in October 2002, as well as improved margins in Argentina and Brazil.

      Segment EBIT in Asia Pacific increased 4.5% to A$23.1 million from A$22.1 million, reflecting the contributions from Goodman Fielder’s Asia Pacific businesses which now form part of our Yeast Asia-Pacific operations. These operations contributed approximately A$10.2 million to segment EBIT in Asia-Pacific. Segment EBIT in our yeast operations in local currency terms remained in line with the prior corresponding period, however, it was affected by the strengthening Australian dollar, which reduced segment EBIT by approximately A$2.8 million. Additionally, the decline in segment EBIT resulted from the prior corresponding period having included an individually significant gain of A$6.6 million from the sale of property in South Yarra, Australia.

Herbs and Spices

      Segment EBIT in our herbs and spices business decreased 44.5% to A$24.1 million in the six month period ended December 31, 2003 from A$43.4 million in the six month period ended December 31, 2002. This decrease was primarily due to the impact of the appreciation of the Australian dollar against the U.S. dollar of approximately A$9.0 million. Additionally, the decrease resulted from reduced volumes to our retail customers, partially due to a workers strike at some of our customers, and the filing by two of our retail customers for bankruptcy, which has also reduced our current period segment EBIT.

Goodman Fielder Australia

      Segment EBIT in our Goodman Fielder Australia businesses was A$26.0 million for the six month period ended December 31, 2003, which is in line with expectations. This result includes A$13.9 million of restructuring costs recorded during the current six month period.

Goodman Fielder New Zealand

      Segment EBIT in our Goodman Fielder New Zealand business was A$32.1 million for the six month period ended December 31, 2003, which is in line with expectations.

Other and Corporate

      Segment EBIT for the six months ended December 31, 2003 includes net individually significant gains of A$99.5 million comprised of an A$69.5 million unrealized foreign currency gain on the translation into Australian dollars of a portion of our U.S. dollar denominated borrowings, and an individually significant gain of A$30.0 million arising from the recovery of a vendor finance loan.

      The prior corresponding period included net individually significant gains of A$37.4 million. This amount was comprised of the A$40.7 million gain on the sale of our terminals business and an A$11.1 million gain on the sale of our vinegar business. These gains were partially offset by an A$14.4 million provision against deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding in connection with our acquisition of Goodman Fielder.

Net Interest Expense and Income Tax

      Net interest expense increased 159.6% to A$141.5 million in the six month period ended December 31, 2003 from A$54.5 million in the six month period ended December 31, 2002. This increase was due to the additional interest expense incurred on our new senior secured loan facilities, our U.S.$100.0 million senior notes due 2010, our U.S.$210.0 million senior subordinated notes due 2011, and our New Zealand subordinated capital notes.

      Income tax expense increased 52.0% to A$22.5 million in the six month period ended December 31, 2003 from A$14.8 million in the six month period ended December 31, 2002. This increase was primarily due to increased profits in countries where we are tax payers.

Net Profit

      Primarily as a result of the factors discussed above, our net profit decreased by A$8.8 million, or 9.3%, to A$86.3 million for the six months ended December 31, 2003 from A$95.1 million for the six months ended December 31, 2002.

Fiscal 2003 Compared to Fiscal 2002

Operating Revenue

      Revenue from sales of goods and rendering of services, which we refer to as operating revenue, increased 42.7% to A$1,887.2 million in fiscal 2003 from A$1,322.7 million in fiscal 2002. This increase was principally due to the additional revenues of approximately A$699.9 million and A$66.1 million contributed by Goodman Fielder Limited and the Fleischmann’s yeast and industrial bakery ingredients business in Latin America, respectively, (neither of which were owned by us in the corresponding prior period) and to price increases in certain markets and volume growth, primarily in Asia. Changes in foreign currency exchange rates versus the Australian dollar, primarily the U.S. dollar and Argentinian peso, partially offset the growth in operating revenue by approximately A$183.2 million.

Yeast and Bakery Ingredients

      Revenue in our yeast and bakery ingredients business decreased 2.3% to A$803.8 million in fiscal 2003 from A$822.9 million in fiscal 2002.

      Revenue in North America decreased 12.8% to A$305.0 million in fiscal 2003 from A$349.7 million in fiscal 2002. The decrease was primarily due to the strengthening of the Australian dollar against the U.S. dollar, leading to a decline in revenue of approximately A$35.9 million. The contraction in the consumer yeast market decreased sales volumes by approximately 4.9% during the year. Additional sales volumes in both our industrial yeast and yeast extracts businesses have partially offset this decline.

      Revenue in Europe increased 0.1% to A$163.7 million in fiscal 2003 from A$163.5 million in fiscal 2002. This increase was primarily due to increased sales in Portugal, as a result of the start up of the new yeast dryer part way through the last fiscal year. However, this growth was offset by increased competition in Turkey leading to pressure on selling prices and volumes.

      Revenue in Latin America increased 14.3% to A$191.4 million in fiscal 2003 from A$167.4 million in fiscal 2002. The Fleischmann’s yeast and industrial bakery ingredients business, acquired on October 31, 2002, has contributed revenues of A$66.1 million. This was offset by a decline in revenues of approximately A$84.1 million resulting from the depreciation of local currencies, in particular the Argentinian peso, versus the Australian dollar. However, we have managed to increase selling prices, in local currency terms, in many markets, which has partially offset the effects of this foreign currency translation.

      Revenue in the Asia Pacific region increased 1.0% to A$143.7 million in fiscal 2003 from A$142.3 million in fiscal 2002. This increase was primarily due to volume increases in the region over the prior year period largely as a result of plant expansions.

Herbs and Spices

      Revenue in our herbs and spices business decreased 8.8% to A$348.4 million in fiscal 2003 from A$381.9 million in fiscal 2002. This decrease in operating revenue was primarily due to a A$45.3 million decline in revenues resulting from the appreciation of the Australian dollar against the U.S. dollar and an increase in customer rebates of approximately A$9.6 million. Sales in local currency terms increased by approximately 2.0% from the corresponding period last year due to price increases and volume gains in the club store and foodservice channels.

Goodman Fielder Australia & New Zealand

      On March 19, 2003, we gained effective control of Goodman Fielder Limited. On June 12, 2003, we completed our acquisition of the outstanding ordinary shares of Goodman Fielder for a total purchase price of approximately A$2.0 billion.

      Since gaining effective control of Goodman Fielder, we have completed a comprehensive review of its operations and structure. Following this review, we report the results of Goodman Fielder as Goodman Fielder Australia (comprised of the former Baking Australia and Consumer Foods divisions) and Goodman Fielder New Zealand. The former Goodman Fielder International division, comprised of its South Pacific and Asian businesses, is now managed by our Asia Pacific management team, and is included in our Other business segment.

      From the date of acquisition to June 30, 2003, Goodman Fielder Australia has contributed revenues of A$464.9 million and Goodman Fielder New Zealand has contributed revenues of A$161.8 million.

Other

      Our other businesses primarily include the former Goodman Fielder International businesses, and our discontinued operations consisting of our vinegar and terminals businesses. During the year ended June 30, 2003, our other businesses contributed revenues of A$108.3 million, of which the vinegar and terminals businesses contributed A$25.5 million and A$7.0 million, respectively, prior to their disposal in fiscal 2003. During the year ended June 30, 2002, revenue from other businesses was A$117.9 million, of which the vinegar and terminals businesses contributed A$84.8 million and A$31.0 million, respectively.

Costs of Goods Sold

      Cost of goods sold increased 53.3% to A$1,119.5 million in fiscal 2003 from A$730.5 million in fiscal 2002. The increase was due to the additional cost of goods sold recognized as a result of our acquisition of Goodman Fielder and the Fleischmann’s yeast and industrial bakery ingredients business in Latin America during the period. However, this increase was partially offset by a decline in cost of goods sold of approximately A$102.1 million, resulting from foreign currency exchange rate movements versus the Australian dollar. Margins increased as a result of improved manufacturing efficiencies, primarily due to the closures of the high cost yeast plants in Oakland, California and South Yarra, Australia.

Selling, General and Administration Costs

      Selling, general and administration costs consist of our selling, marketing and distribution expenses and our general and administrative expenses. Our selling, general and administration costs increased 49.8% to A$579.3 million in fiscal 2003 from A$386.7 million in fiscal 2002. The increase was primarily due to the acquisition of Goodman Fielder and Fleischmann’s yeast and industrial bakery ingredients business in Latin America, neither of which was owned by us in the prior corresponding period. However, these additional costs were partially offset by a decline in selling, general and administration costs of approximately A$56.2 million, due to foreign currency exchange rate movements versus the Australian dollar.

Profits from Associates

      Profits from associates are allocated to industry segments and geographic segments by region based on their location and are included in segment EBIT. Our share of net profits of associates accounted for using the equity method increased 9.9% to A$11.1 million in fiscal 2003 from A$10.1 million in fiscal 2002.

Segment EBIT

      Segment EBIT (excluding corporate expense) decreased 3.0% to A$200.5 million in fiscal 2003 from A$206.7 million in fiscal 2002. The appreciation of the Australian dollar, primarily against the U.S. dollar and Argentinian peso, reduced EBIT by approximately A$24.9 million compared to the prior corresponding period.

Yeast and Bakery Ingredients

      Segment EBIT in our yeast and bakery ingredients business increased 4.5% to A$149.7 million in fiscal 2003 from A$143.2 million in fiscal 2002.

      Segment EBIT in North America increased 24.7% to A$72.8 million in fiscal 2003 from A$58.4 million in fiscal 2002. Fiscal 2002 included a provision of A$25.1 million for closure costs and a write-down of the carrying amount of plant and machinery in respect of our Oakland, California yeast plant which was closed in May 2002. Cost reduction initiatives, arising from the closure of our Oakland plant and reductions in our administrative staff, were partially offset by the depreciation of the U.S. dollar versus the Australian dollar which reduced segment EBIT by approximately A$8.5 million, and by increased sales, marketing and distribution expenses of approximately A$2.5 million in our consumer yeast business.

      Segment EBIT in Europe decreased 9.2% to A$30.7 million in fiscal 2003 from A$33.8 million in fiscal 2002. This was due to losses of approximately A$4.2 million incurred in Turkey as a result of ongoing pricing competition in that market that has also led to a reduction in sales volumes.

      Segment EBIT in Latin America decreased 65.3% to A$9.4 million in fiscal 2003 from A$27.1 million in fiscal 2002. The depreciation of the local currencies led to a decline of approximately A$9.3 million in Australian dollar earnings. This was partially offset by local price increases and cost reduction initiatives, arising from plant rationalization and administrative staff reductions in Argentina. Fiscal 2003 includes a provision of A$3.3 million for restructuring costs arising from our acquisition of the Fleischmann’s yeast and industrial bakery ingredients business in Latin America. Excluding individually significant restructuring costs, approximately A$6.1 million in costs have been incurred as part of integrating the new Fleischmann’s business.

      Segment EBIT in Asia Pacific increased 54.0% to A$36.8 million in fiscal 2003 from A$23.9 million in fiscal 2002. Fiscal 2003 includes an A$6.6 million gain on the sale of property in South Yarra, Australia. Excluding this gain, the increase in segment EBIT was largely due to volume growth in China, Sri Lanka and Vietnam. In addition, costs of approximately A$0.8 million associated with a product recall in fiscal 2002 were recorded in the prior period, resulting in reduced EBIT in that period.

Herbs and Spices

      Segment EBIT in our herbs and spices business increased 30.5% to A$58.2 million in fiscal 2003 compared with A$44.6 million in fiscal 2002. Fiscal 2002 included a provision of A$10.1 million against prepaid slotting allowances and accounts receivable of a major customer. Cost reduction initiatives, the majority of which related to headcount reductions, increased segment EBIT by approximately A$5.7 million. The depreciation of the U.S. dollar versus the Australian dollar has reduced operating EBIT by A$4.5 million.

Goodman Fielder Australia and New Zealand

      Since the acquisition on March 19, 2003, Goodman Fielder Australia recorded an EBIT loss of A$19.5 million, while Goodman Fielder New Zealand recorded EBIT of A$8.2 million. These results include provisions for restructuring costs of A$36.6 million and A$8.3 million, respectively, arising from our acquisition of Goodman Fielder, allocable to these segments.

Other

      Other businesses, which consist mainly of the Goodman Fielder International businesses and discontinued operations, generated EBIT of A$3.9 million during the year ended June 30, 2003. Included in this result are provisions for restructuring costs of A$3.8 million arising from our acquisition of Goodman Fielder. Prior to their disposal, the vinegar and terminals business earned A$3.7 million and A$1.6 million, respectively. During the year ended June 30, 2002, EBIT from other businesses was A$18.9 million, of which the vinegar and terminals businesses contributed A$10.9 million and A$7.9 million, respectively.

Net Interest Expense and Income Tax

      Net interest expense, excluding the write-off of deferred borrowing costs of A$32.6 million, increased 137.9% to A$156.8 million in fiscal 2003 compared with A$65.9 million in fiscal 2002. The increase was due to the additional interest expense incurred on our U.S.$400 million 9 3/4% senior subordinated notes due 2012 issued on June 21, 2002, our U.S.$210 million 10 3/4% senior subordinated notes due 2011 issued on

February 20, 2003 and our new secured senior funding facilities drawn down in April 2003. This was partially offset by increased interest income of approximately A$11.0 million.

      Income tax expense, before individually significant income tax items, decreased 32.6% to A$13.0 million in fiscal 2003 compared with A$19.3 million in fiscal 2002, primarily due to lower earnings in countries where we are tax payers. In fiscal 2003, we recorded a net individually significant tax benefit of A$4.4 million, representing a tax benefit of A$9.0 million arising from the recognition of an additional portion of U.S. tax losses, offset by an A$4.6 million tax charge arising from a subsidiary ownership restructure. The prior corresponding period included an A$47.9 million tax benefit arising from the recognition of a portion of U.S. tax losses, which had not previously been brought to account.

Individually Significant Items

      Net profit for the year ended June 30, 2003 included net gains from individually significant items of A$112.7 million. This was comprised of an A$40.7 million gain on the sale of the terminals business, an A$10.9 million gain on the sale of the vinegar business, and an A$6.6 million gain on the sale of land in South Yarra, Australia. This land was previously the site of a yeast plant that was decommissioned in July 2002. South Yarra’s production has been transferred to our Camellia, Australia facility. An A$139.1 million gain has also been recorded in the current period, arising from an unrealized foreign exchange gain on the translation to the period end rate of our U.S. dollar denominated borrowings which were used to partially fund our acquisition of Goodman Fielder, due to the appreciation of the Australian dollar against the U.S. dollar during the period.

      These gains were partially offset by an A$32.6 million write-off of deferred borrowing costs that were expensed as a result of refinancing our existing secured senior funding and our bridge financing in connection with our acquisition of Goodman Fielder. We also incurred restructuring costs of approximately A$52.0 million, consisting of A$48.7 million arising from our acquisition of Goodman Fielder and A$3.3 million arising from our acquisition of Fleischmann’s yeast and industrial bakery ingredients business in Latin America.

      The prior corresponding period included a provision of A$10.1 million against amounts due from Kmart Corporation and a provision of A$25.1 million for restructuring and closure of our yeast plant in Oakland, California.

Net Profit

      Primarily as a result of the factors discussed above, our net profit increased by 16.3% to A$170.0 million in fiscal 2003 from A$146.2 million in fiscal 2002. Excluding individually significant items and individually significant tax items, net profit decreased 60.4% to A$52.9 million.

     Fiscal 2002 Compared to Fiscal 2001

     Operating Revenue

      Revenue from sales of goods and rendering of services, which we refer to as operating revenue, decreased 2.5% to A$1,322.7 million in fiscal 2002 from A$1,356.7 million in fiscal 2001, principally due to the depreciation of the Argentinian peso versus the Australian dollar. Reduced consumer yeast volumes in North America, reduced volumes in our herbs and spices business and the sale of our consumer vinegar business in February 2001, also contributed to the reduction. These factors were partially offset by increased volumes in Portugal, Germany, China, India and Vietnam and price increases, primarily in Argentina. Geographically, approximately 64%, 12%, 12% and 12% of our revenues were derived in North America, Europe, Latin America and Asia Pacific, respectively, in fiscal 2002, compared to approximately 62%, 10%, 16% and 12% in fiscal 2001, respectively.

          Yeast and Bakery Ingredients

      Revenue in our yeast and bakery ingredients business decreased 2.6% to A$822.9 million in fiscal 2002 from A$845.0 million in fiscal 2001.

      Revenue in North America increased 2.6% to A$349.7 million in fiscal 2002 from A$340.7 million in fiscal 2001. This increase in revenue was primarily due to an increase in industrial yeast and bakery ingredients volumes of approximately 3.8% and sales price increases in the United States of approximately 6.4%. These factors were partially offset by a decline of approximately 9.9% in consumer yeast volumes as the market volume, particularly for bread mixes, continued to decline.

      Revenue in Europe increased 13.0% to A$163.5 million in fiscal 2002 from A$144.7 million in fiscal 2001. This increase in revenue was primarily due to an increase in volumes of approximately 33.9% resulting from the start-up of our new yeast dryer in Portugal and volume gains of approximately 16.4% from our German yeast extract business.

      Revenue in Latin America decreased 25.2% to A$167.4 million in fiscal 2002 from A$223.8 million in fiscal 2001. This decrease in revenue was principally due to the devaluation of the Argentinian peso versus the Australian dollar. In addition, volumes in Argentina declined by approximately 29.3%, primarily in bakery ingredients. Volumes in Brazil also declined slightly, by approximately 0.4% compared to the prior period.

      Revenue in the Asia Pacific region increased 4.8% to A$142.3 million in fiscal 2002 from A$135.8 million in fiscal 2001. This increase in revenue was primarily due to volume increases in India of approximately 9.7% and in Vietnam of approximately 35.6%, which was partially offset by pricing and volume decreases of approximately 7% in Australia. We experienced an increase of 4.1% in volumes in the Asia Pacific region as compared to the prior period.

          Herbs and Spices

      Revenue in our herbs and spices business decreased 1.4% to A$381.9 million in fiscal 2002 from A$387.4 million in fiscal 2001. This was primarily due to a decline in sales volume of approximately 12.4%, which was partially offset by the depreciation of the Australian dollar against the U.S. dollar.

          Other

      Our other businesses primarily consist of our vinegar and terminals businesses, as well as our Cochin Spices operations in India.

      Revenue in our vinegar business decreased 5.4% to A$84.8 million in fiscal 2002 from A$89.6 million in fiscal 2001. This decrease in revenue was primarily due to the A$7.7 million decline in revenues resulting from the sale of our consumer vinegar business in February 2001. Industrial vinegar volumes declined by approximately 7.0%, which was partially offset by price increases of approximately 4.6%.

      Revenue in our terminals business decreased 2.6% to A$29.9 million in fiscal 2002 from A$30.7 million in fiscal 2001. The decline was primarily due to decommissioning tanks in preparation for the exit of a site in Melbourne and the upgrade of tanks at the remaining site.

     Cost of Goods Sold

      Cost of goods sold decreased 6.9% to A$730.5 million in fiscal 2002 from A$784.5 million in fiscal 2001. This decrease was a result of the productivity improvements and plant rationalizations in North America and Argentina, reducing cost of goods sold by approximately A$3.8 million and A$6.2 million, respectively. We also experienced a 49.8% reduction in black pepper prices and a decrease of approximately A$7.3 million in cost of goods sold due to the divestment of our consumer vinegar business.

     Selling, General and Administration Costs

      Selling, general and administration costs consist of our selling, marketing and distribution expenses and our general and administrative expenses. Our selling, general and administration costs decreased 7.5% to A$386.7 million in fiscal 2002 from A$418.1 million in fiscal 2001. This decrease was due primarily to the depreciation of the Argentinian peso against the Australian dollar and, to a lesser extent, a A$7.5 million reduction in marketing and promotional expenses in North America.

     Profits from Associates

      Profits from associates are allocated to industry segments and geographic segments by region based on their location and are included in segment EBIT. Our share of net profits of associates accounted for using the equity method decreased 18.5% to A$10.1 million in fiscal 2002 from A$12.4 million in fiscal 2001. This decrease was primarily due to the increased amortization charges of A$1.4 million and higher effluent treatment costs of approximately A$1.8 million in our Meishan, China, Hull, U.K. and Malaysian plants.

     Segment EBIT

      Segment EBIT (excluding corporate expense) increased 2.9% to A$206.7 million in fiscal 2002 from A$200.9 million in fiscal 2001. Geographically, approximately 55%, 16%, 13% and 15% of segment EBIT, (excluding corporate expense), was derived in North America, Europe, Latin America and Asia Pacific, respectively, in fiscal 2002 compared to approximately 56%, 16%, 11% and 17% in fiscal 2001, respectively.

          Yeast and Bakery Ingredients

      Segment EBIT in our yeast and bakery ingredients business decreased 2.3% to A$143.2 million in fiscal 2002 from A$146.6 million in fiscal 2001. Fiscal 2002 includes a provision of A$25.1 million for closure costs and a write-down of the carrying amount of plant and machinery in respect of our Oakland, California yeast plant which closed in May 2002. Benefits, in the form of cost savings from lower depreciation and reduced head count, amounted to approximately A$17.5 million, which partially offset this one-time charge.

      Segment EBIT in North America decreased 15.5% to A$58.4 million in fiscal 2002 from A$69.1 million in fiscal 2001. Fiscal 2002 includes a provision of A$25.1 million of closure costs and a write-down of the carrying amount of plant and machinery in respect of our Oakland, California yeast plant which closed in May 2002. This was partially offset by cost reductions of approximately A$2.7 million resulting from staff reductions, other productivity improvements of approximately A$1.1 million and reduced marketing costs of approximately A$7.5 million. We announced the closure of our Oakland, California plant in late fiscal 2002, which had high operating costs relative to our other yeast plants. We expect cost savings related to this closure to commence in July 2002, consisting of approximately A$3.5 million annually due to employee reductions and depreciation expense. These estimates are based on assumptions and forecasts of operating costs, labor requirements and timing. Some of these matters are, to varying extents, beyond our control. We may not achieve these estimates, and you should not place undue reliance upon them.

      Segment EBIT in Europe increased 3.7% to A$33.8 million in fiscal 2002 from A$32.6 million in fiscal 2001. Increased revenue from the new yeast dryer in Portugal was partially offset by start-up costs relating to the plant. The ongoing price competition in Turkey also led to reduced earnings.

      Segment EBIT in Latin America increased 26.0% to A$27.1 million in fiscal 2002 from A$21.5 million in fiscal 2001. This was primarily due to cost reductions in the amount of approximately A$6.2 million resulting from plant rationalizations in Argentina where we have merged the operations from five facilities into two facilities. Local currency price increases of approximately 38.7%, and close control of our costs, also led to improved profits in Argentina. In Brazil, our EBIT was negatively affected by approximately 7.9% due to increased competitive pressure on prices.

      Segment EBIT in Asia Pacific increased 2.1% to A$23.9 million in fiscal 2002 from A$23.4 million in fiscal 2001. Costs of approximately A$0.8 million incurred in connection with recalling some shipments of dry yeast in Australia, as a result of possible metal contamination, and increased effluent treatment costs of approximately A$1.0 million in Malaysia and China largely offset the approximately 4.1% increase in sales volumes.

          Herbs and Spices

      Segment EBIT in our herbs and spices business increased 33.9% to A$44.6 million in fiscal 2002 compared with A$33.3 million in fiscal 2001. The increase was due to cost reductions of approximately A$11.7 million, resulting from a reduction in the number of employees, productivity improvements and lower black pepper prices, which decreased on average by 49.8% in fiscal 2002 as compared to fiscal 2001. Fiscal 2002 also included a provision of A$10.1 million against prepaid slotting allowances and accounts receivable following the filing for bankruptcy by Kmart Corporation, a major customer.

          Other

      Our other businesses primarily consist of our vinegar and terminals businesses, as well as our Cochin Spices operation in India.

      EBIT in our vinegar business increased 14.7% to A$10.9 million in fiscal 2002 from A$9.5 million in fiscal 2001. This was primarily due to the sale of our loss-making consumer vinegar business in February 2001, which had an operating loss of A$1.8 million in fiscal 2001.

      EBIT in our terminals business decreased 29.5% to A$7.9 million in fiscal 2002 from A$11.2 million in fiscal 2001. This was primarily due to the reduced revenue and recognition of costs of approximately A$2.0 million to vacate and remediate land at our facility in Melbourne, Australia.

     Net Interest Expense and Income Tax

      Net interest expense decreased 20.4% to A$65.9 million in fiscal 2002 from A$82.8 million in fiscal 2001. This decrease was primarily due to reduced debt levels and lower interest rates. As our senior subordinated notes due 2012 were issued on June 21, 2002, interest expense in fiscal 2002 does not reflect the full impact of the Notes on our interest expense.

      Income tax expense, before the recoupment of United States tax losses and timing differences, increased 59.5% to A$19.3 million in fiscal 2002 from A$12.1 million in fiscal 2001. The increase was primarily due to increased profits of approximately 24.5% in the jurisdictions where we are taxpayers. In addition, we recognized the benefit of tax losses and other deferred tax assets available in the United States, totalling approximately A$47.9 million.

     Individually Significant Items

      During fiscal 2002, we recorded the following two individually significant items. In December 2001, we provided A$10.1 million for amounts relating to our business with Kmart Corporation, as that company filed for bankruptcy protection. The amounts provided for were primarily comprised of accounts receivable and unamortized prepaid slotting allowances. In March 2002, we recorded a provision of A$25.1 million relating to the closure of our yeast plant in Oakland, California and the write-down of plant and equipment as we expect the proceeds from the sale of this plant and equipment will be less than their carrying amounts. Of this provision, A$17.2 million related to plant, property and equipment write-downs, A$3.2 million related to severance costs, and the remaining other provision of A$4.7 million was recorded for the write-off of raw materials and spare parts, estimated site and tank clean up costs and contract termination penalties. There were no individually significant items recorded in fiscal 2001.

     Net Profit

      Primarily as a result of the factors discussed above, our net profit increased by 65.2% to A$146.2 million in fiscal 2002 from A$88.5 million in fiscal 2001. Excluding individually significant items and the tax benefit recognized, net profit increased 50.8% to A$133.5 million.

Liquidity and Capital Resources

      The following table sets forth our consolidated cash flows for fiscal 2001, 2002 and 2003, as well as for the six month periods ended December 31, 2002 and 2003. This information has been extracted from our audited consolidated financial statements for fiscal 2003 and our unaudited interim consolidated financial statements for the six months ended December 31, 2003, included elsewhere in this prospectus.

				Six Months Ended
	Year Ended June 30,			December 31,

	2001	2002	2003	2002	2003

	(A$ million)
Net cash provided by operating activities	$118.4	$213.1	$201.5	$124.8	$75.2
Net cash (used in) investing activities	(89.8)	(105.8)	(1,946.7)	(368.8)	(33.7)
Net cash provided by (used in) financing activities	(17.5)	607.4	1,033.8	(163.0)	(83.8)

Net increase (decrease) in cash held	$11.1	$714.7	$(711.4)	$(407.0)	$(42.3)

      Our cash requirements have generally been funded through cash flow from operations, borrowings under our credit facilities and, in certain cases, equity offerings and asset sales.

      Net cash provided by operating activities for the six months ended December 31, 2003 was A$75.2 million compared to A$124.8 million provided by operating activities for the six month period ended December 31, 2002. The decrease was primarily due to A$36.4 million of business restructuring costs paid during the current six months, and an increase in interest paid to A$140.9 million from A$27.7 million in the prior corresponding six months. During the current period, we also paid A$16.5 million in income taxes as part of the settlement with the Australian Taxation Office of Goodman Fielder’s tax liabilities. The remaining A$16.5 million plus interest of A$0.3 million was paid on January 16, 2004.

      Net cash provided by operating activities for fiscal 2003 was A$201.5 million compared to A$213.1 million for fiscal 2002. This decrease was primarily due to an increase in our borrowing costs arising on our new senior loan facilities and senior subordinated notes, and an increase in income taxes paid during the year. Income taxes paid include non recurring tax payments of approximately A$37.0 million as a result of our acquisition of Goodman Fielder. An increase in cash receipts from customers of A$529.9 million was largely offset by a corresponding increase in cash payments to suppliers and employees of A$461.1 million, and non recurring costs of approximately A$31.1 million paid in respect of Goodman Fielder restructuring costs.

      Net cash provided by operating activities for fiscal 2002 increased to A$213.1 million from A$118.4 million for fiscal 2001. This increase was primarily due to our increased net profit, a reduction in our working capital and a reduction in the payments we made for slotting. In addition, we received increased dividends from our associates.

      Net cash used in investing activities for the six months ended December 31, 2003 was a net outflow of A$33.7 million compared with a net cash outflow of A$368.8 million for the six months ended December 31, 2002. This was primarily due to the initial purchase of shares in Goodman Fielder for A$325.6 million in the prior corresponding period. During the current period, we paid A$42.3 million in capital expenditures and improvements, and paid an additional A$35.8 million in business acquisition costs related to Goodman Fielder. During the current six months, we also received A$30.0 million from the recovery of a vendor finance loan provided to the purchaser of Goodman Fielder’s poultry business prior to our acquisition.

      Net cash used in investing activities for fiscal 2003 was a net outflow of A$1,946.7 million, compared with a net outflow of A$105.8 million for fiscal 2002. This was primarily due to our acquisition of Goodman Fielder for a net cash outflow of approximately A$1,967.3 million. Net cash used in investing activities also reflects the remaining payment for our acquisition of Fleischmann’s yeast and industrial bakery ingredients business in Latin America from Kraft Foods International, Inc. of A$191.5 million, offset by the receipt of gross proceeds from the sale of our vinegar business in North America of A$80.6 million and by the receipt of gross proceeds from the sale of our terminals business of A$86.4 million. Net proceeds were A$76.9 million from the sale of our vinegar business and A$83.5 million from the sale of our terminals business.

      Net cash used in investing activities for fiscal 2002 was A$105.8 million as compared to A$89.8 million for fiscal 2001. This increase was primarily due to the investment of funds on new plant upgrades and expansions in our yeast and bakery ingredients business, as well as ongoing expenditures on health, safety and environmental upgrades in our business generally. The major plant expansion and upgrade projects included the rationalization of our yeast and baking ingredients plants in Argentina where:

•	our Tucuman yeast plant has been expanded to allow for the closure of our plant at Hurlingham, and

•	our Lanus bakery ingredients plant has been expanded to allow for the closure of our plant at Lomas de Zamora and the relocation of our Tronador warehouse and administration offices.

We also expanded yeast plants in China, India and Germany and completed the construction of our new yeast dryer in Portugal.

      In June 2002, we paid a non-refundable deposit of approximately A$20.0 million in connection with our preliminary agreement with Kraft Foods International, Inc. to acquire its Fleischmann’s yeast and industrial bakery ingredients business in Latin America. We provide additional information about our historical and anticipated capital expenditures below, under the caption “— Capital Expenditures and Commitments,” beginning on page 87.

      Net cash used in financing activities for the six months ended December 31, 2003 was A$83.8 million compared to A$163.0 million for the prior corresponding period. During the current period, we received approximately A$50.2 million from the exercise of the remaining options into ordinary shares, and we repaid A$106.5 million of borrowings. We also paid A$12.6 million in refinancing costs during the period, primarily in respect of a modification to the terms of our Term B secured senior term loan facility, which has resulted in a reduction in the interest margin on this facility. In the prior corresponding period, we redeemed the outstanding balance of our 5.5% guaranteed subordinated convertible bonds due 2004 for approximately A$181.1 million.

      Net cash provided by financing activities for fiscal 2003 was A$1,033.8 million compared to net cash generated from financing activities of A$607.4 million in the corresponding prior period. The increase was primarily due to the issue of our senior notes due 2010 in June 2003, and our senior subordinated notes due 2011 in February 2003, the drawdown of our new senior financing facilities, and the receipt of proceeds of approximately A$195.6 million from the exercise of options, including the exercise of approximately 600.0 million of options by our major shareholder, Mr. Hart. This was partially offset by the redemption of our outstanding 5.5% guaranteed subordinated convertible bonds due 2004, the repayment of borrowings under our former senior funding agreement, and the payment of approximately A$195.3 million in dividends to former Goodman Fielder shareholders.

      Net cash generated from financing activities for fiscal 2002 was A$607.4 million compared to A$17.5 million net cash used for fiscal 2001. We received approximately A$104.0 million of net proceeds from the issue of our CP Shares, approximately A$20.0 million from the exercise of 2003 options and A$823.0 million from borrowings under our secured senior funding agreement. We also raised U.S.$400.0 million through the issuance of the senior subordinated notes due 2012, which bear interest at an annual rate of 9 3/4% and mature in 2012. In the same period, we repaid approximately A$136.0 million of 7.5% Notes and A$835.0 million of senior debt outstanding under our previous senior debt facility. We also repaid approximately A$10.0 million borrowed under our existing credit facility and incurred

A$39.0 million in costs and brokerage fees relating to our refinancing and debt raising. We paid dividends in respect of the CP Shares totaling approximately A$12.0 million.

      As of December 31, 2003, our total cash assets were approximately A$133.6 million and we had total debt of approximately A$2,727.4 million, consisting of A$1,583.4 million under our secured senior term loans, A$133.5 million of our senior notes due 2010, A$267.1 million of our senior subordinated notes due 2011, A$533.8 million of our senior subordinated notes due 2012, A$185.6 million of our New Zealand subordinated capital notes, and A$24.0 million in other debt. Approximately A$181.1 million of the proceeds from the issuance of our senior subordinated notes due 2012, was used to redeem our 5.5% guaranteed subordinated convertible bonds due 2004 in September 2002.

      We believe that our existing cash resources and the anticipated cash flows from operations and asset sales will provide sufficient liquidity over the next twelve months to meet our currently anticipated cash requirements. Our ability to generate sufficient cash depends on our future performance which, to a certain extent, is subject to general economic, financial, competitive and other factors beyond our control. In addition, our future capital expenditures and other cash requirements could be higher than we currently expect as a result of various factors, including any acquisitions that we may complete. If this occurs, or if the amounts of our anticipated sources of cash are lower than expected, we may be required to seek additional external financing. However, as of December 31, 2003, the maximum amount of additional indebtedness we could have incurred, while remaining in compliance with the agreements governing our secured senior financing arrangements, the indenture governing our senior subordinated notes due 2011, the indenture governing the Notes, the indenture governing our senior notes due 2010 and the trust deed and terms of our New Zealand subordinated capital notes, would have been approximately A$348.6 million.

      As of June 30, 2003, approximately 251.6 million options to subscribe for ordinary shares in Burns Philp were outstanding. All options outstanding at June 30, 2003, except for 488,788 options, were exercised prior to their expiry on August 14, 2003 at the exercise price of A$0.20 per share, and we received proceeds of approximately A$50.2 million from the exercise of such options.

      As a condition of the financing for our acquisition of Goodman Fielder, on December 12, 2002, entities associated with Mr. Hart exercised options covering approximately 250.0 million ordinary shares. On March 26, 2003, June 10, 2003 and August 6, 2003, entities associated with Mr. Hart exercised options covering 350.0 million ordinary shares, approximately 351.6 million ordinary shares, and approximately 34.5 million ordinary shares, respectively. As of December 31, 2003, Mr. Hart beneficially owned 53.7% of our presently issued ordinary shares.

      In fiscal 2003, in connection with our acquisition of Goodman Fielder, we incurred approximately:

•	A$1.3 billion and U.S.$335.0 million of secured senior term loan financing (U.S.$65.0 million of which has since been repaid from the proceeds of the issuance of our U.S.$100.0 million senior notes due 2010);

•	U.S.$210.0 million of senior subordinated notes due 2011; and

•	NZ$212.5 million of New Zealand subordinated capital notes.

We also incurred approximately A$1.35 billion under a nine month term secured senior share acquisition bridge facility, which we repaid on April 4, 2003 with, among other sources, the proceeds from our secured senior term loan financing. A portion of the proceeds from the share acquisition bridge facility had been used to refinance our former secured funding agreement, including our former U.S.$425.0 million term loan facility. In addition, we have established an A$100.0 million secured senior revolving loan facility. As of February 29, 2004, there was approximately A$15.0 million aggregate principal amount outstanding under this revolving loan facility.

      We also have used a portion of our borrowings under our new facilities to repay and replace certain Goodman Fielder indebtedness. In 1999, a subsidiary of Goodman Fielder issued U.S.$200.0 million of senior notes due 2011. On April 2, 2003, these notes were repaid in full. The net cash cost of the “make whole” obligation after allowing for the receipt from the close-out of interest rate swaps was A$35.2 million. In addition to these U.S.$200.0 million senior notes due 2011, Goodman Fielder has a number of banking facilities, particularly working capital facilities for offshore subsidiaries. The total amounts outstanding under these facilities were not more than U.S.$18.0 million as of the date of this prospectus. On March 26, 2003, Goodman Fielder announced to the ASX that the Australian Taxation Office had issued amended assessments in respect of a financial facility Goodman Fielder entered into in 1990, which would impose additional income tax, penalties and interest of approximately A$126.5 million. A Settlement Deed has been made with the Australian Taxation Office to settle the matter for approximately A$53.0 million in tax, penalties and interest. A$20.0 million was paid in cash to the Australian Taxation Office on June 4, 2003, which will be offset against the A$53.0 million now required to be paid to the Australian Taxation Office. On December 23, 2003, Goodman Fielder paid A$16.5 million to the Australian Taxation Office. The balance of A$16.5 million plus A$0.3 million of interest was paid on January 16, 2004.

      In June 2003, we issued U.S.$100.0 million of senior notes due 2010 and used a portion of the net proceeds to repay the outstanding principal amount of the U.S.$65.0 million tranche of our U.S.$335.0 million Term B secured senior term loan facility; we intend to use the remaining proceeds for working capital and other general corporate purposes.

      See “Description of Certain Other Indebtedness,” beginning on page 145, for additional information about the terms of our financing.

Capital Expenditures and Commitments

      The following table shows our cash commitments as of June 30, 2003:

	Payments Due by Period as of June 30, 2003

	Total	Less than 1 year	1-3 years	3-5 years	After 5 years

	(A$ million)
Contractual Obligations:
Total debt(1)	$2,992.6	$178.8	$339.7	$858.0	$1,616.1
Capital lease obligations	—	—	—	—	—
Operating leases	71.6	25.0	26.1	13.5	7.0
Unconditional purchase obligations(2)	16.1	16.1	—	—	—

Total pro forma contractual cash obligations	$3,080.3	$219.9	$365.8	$871.5	$1,623.1

(1)	Total debt consists of principal amounts only, based on exchange rates in effect at June 30, 2003.

(2)	Unconditional purchase obligations consist of capital expenditure obligations.

      The following table shows our cash commitments as of December 31, 2003:

	Payments Due by Period as of December 31, 2003

		Less than			After 5
	Total	1 year	1-3 years	3-5 years	years

	(A$ million)
Contractual Obligations:
Total debt(1)	$2,727.4	$134.5	$380.3	$904.7	$1,307.9
Capital lease obligations	—	—	—	—	—
Operating leases	68.1	20.9	29.4	13.7	4.1
Unconditional purchase obligations(2)	13.9	13.9	—	—	—

Total contractual cash obligations	$2,809.4	$169.3	$409.7	$918.4	$1,312.0

(1)	Total debt consists of principal amounts only, based on exchange rates in effect at December 31, 2003.

(2)	Unconditional purchase obligations consist of capital expenditure obligations.

      The amounts shown in the tables above represent existing contractual obligations only. Most of our planned capital expenditures are not currently committed and, therefore, our future capital expenditures will substantially exceed the amounts shown above. In addition, our actual future expenditures for the other items shown above could exceed the amounts shown due to changes in our business, plans and operating results, changes in foreign exchange rates or other factors.

      During the six months ended December 31, 2003, we made capital expenditures of A$42.3 million. Our significant capital expenditures during the period included capital improvements and efficiency projects in the Goodman Fielder Australia and New Zealand consumer foods plants for A$11.8 million and A$6.6 million, respectively. We also continued work on the expansion of the chicken farming facilities in Fiji for A$5.0 million, and continued work on projects to expand the capacity of our yeast plants in Latin America for A$4.3 million. The remaining capital expenditures for the year were comprised of individually non-material project activities.

      During fiscal 2003, we made capital expenditures of A$80.2 million. Our significant capital expenditures during the year included the integration and restructure of the Goodman Fielder consumer foods and baking businesses for A$9.1 million and A$9.3 million, respectively, and the Goodman Fielder New Zealand business for A$3.5 million. We also installed a new warehouse picking system in our herbs and spices business for A$4.1 million and continued the plant consolidation project in Argentina for A$6.2 million. We continued work on projects to expand our yeast cooling capacity in North America for A$7.9 million and the capacity of our yeast plants in Harbin, China for A$3.8 million and Chiplun, India for A$5.0 million. The remaining capital expenditures for the year were comprised of individually non-material project activities.

      During fiscal 2002, we made capital expenditures of A$82.3 million. Our significant capital expenditures during the year included the completion of the construction of our new yeast dryer in Portugal for A$5.6 million and the expansion of our yeast plants in China for A$6.1 million and in India for A$3.9 million. In addition, we completed the expansion of our yeast plant in Tucuman, Argentina for A$16.0 million, permitting the closure of our plant in Buenos Aires, Argentina. We also expanded our bakery ingredients plant in Argentina for A$6.9 million, allowing the closure of one manufacturing and one distribution facility. We incurred further expenditures of A$10.2 million increasing the productivity at our herbs and spices plant and A$3.1 million to upgrade our terminals facilities in Melbourne, Australia and Sydney, Australia. The remaining capital expenditures for the year were comprised of individually non-material project activities.

      During fiscal 2001, we made capital expenditures of A$88.8 million. Our significant capital expenditures during the year included the installation of cream yeast receiving systems for some of our key large customers in North America for A$7.4 million and the undertaking of plant expansions at LaSalle, Quebec for A$11.4 million. In Latin America, we carried out work on our effluent treatment facilities for A$0.8 million, expanded our yeast plant in Brazil for A$3.9 million and incurred expenditures increasing our productivity across our yeast plants for A$5.5 million. We also acquired margarine and fats businesses in Argentina for A$7.3 million. In Europe, we began building our new yeast dryer in Portugal for A$6.8 million. In the Asia Pacific region, we expanded our Harbin, China yeast plant for A$3.4 million and continued construction on our effluent treatment plant for A$3.3 million. The remaining capital expenditures for the year were comprised of individually non-material project activities.

      Under the terms of our secured senior funding agreements, our capital expenditures in future periods will be limited to the greater of:

•	20.0% of EBITDA for the Group for that fiscal year; or

•	an amount for that fiscal year consisting of A$170.0 million for the fiscal year ending June 30, 2004, A$150.0 million for the fiscal year ending June 30, 2005, A$130.0 million for the fiscal year ending June 30, 2006 and A$120.0 million for each fiscal year thereafter.

We expect that, subject to any acquisitions that we may make, capital expenditures in future periods will not exceed 20.0% of the EBITDA for the Group for that fiscal year.

Off-Balance Sheet Arrangements

      Other than the operating lease commitments and unconditional purchase agreements referred to in the “Contractual Obligations” table above on page 87 and our derivatives referred to below, we do not believe that we have entered into any off-balance sheet transaction, arrangement or other relationship that is reasonably likely to materially affect liquidity, the availability of capital resources or requirements for capital resources.

Market Risk Factors

      We are exposed to market risks, including changes in interest rates, changes in foreign currency exchange rates, changes in commodity prices and credit risk. To manage the volatility relating to these risks, we take advantage of natural offsets to the extent possible. For example, where possible and as appropriate, we borrow in the same countries and currencies as we locate our assets and generate our cash flows. In appropriate circumstances, and where we are unable to naturally offset our exposure to these risks, we enter into derivative transactions to synthetically reduce the exposures. The purpose of these hedging instruments is to create a corresponding, but opposite, movement in the underlying value of the asset, liability or cash flow being hedged. We enter into these transactions only in accordance with internal policies set by our directors. We do not hold or enter into derivative financial instruments for trading purposes.

     Interest Rate Risk

      We have a significant level of interest bearing debt outstanding. The amount of interest that we are required to pay to our lenders is based upon the amount owed and agreed interest rates and may vary if interest rates change. As interest rates increase, so does our interest expense. Conversely, if interest rates decrease, interest expense also decreases.

      Our policy is to manage our interest rate risk through the use of both fixed and floating rate debt as well as the use of derivatives in the form of interest rate swaps. The terms of the indebtedness we incurred in connection with our acquisition of Goodman Fielder require that we maintain a policy, reasonably acceptable to the facility agent for the new secured senior funding agreement, of hedging our interest rate exposure for between 50% and 100% of our total indebtedness. Our primary exposure is to interest rates in the United States, Canada, Europe, Australia and New Zealand. Our policy is to have no more than 25% of our outstanding floating rate Australian dollar debt exposed to movements in interest rates.

      As of June 30, 2003, we had total interest bearing liabilities outstanding of approximately A$2,992.6 million. Of this amount, A$1,248.8 million was borrowed at fixed interest rates. Changes in interest rates have no effect on the interest expense that we will be required to pay in relation to this indebtedness. We also had approximately A$1,743.8 million of interest bearing liabilities outstanding that were borrowed at floating rates. As of June 30, 2003, the average floating interest rate was based on bank bill rates plus a credit margin. The weighted average bank bill interest rate at that date was approximately 4.8%.

      As of December 31, 2003, we had total interest bearing liabilities outstanding of approximately A$2,727.4 million. Of this amount, A$1,120.0 million was borrowed at fixed interest rates. Changes in interest rates have no effect on the interest expense that we will be required to pay in relation to this indebtedness. We also had approximately A$1,607.4 million of interest bearing liabilities outstanding that was borrowed at floating rates. As of December 31, 2003, the average floating interest rate was based on bank bill rates plus a credit margin. The weighted average bank bill rate at that date was approximately 4.17%.

      As of June 30, 2003, we had entered into certain derivative transactions with a face value of approximately A$532.7 million to reduce our exposure to movements in interest rates. Interest rate swaps allow us to swap floating rate borrowings into fixed rates. Maturities of the swap contracts principally ranged between one and five years. Each contract involves quarterly or semi-annual payment or receipt of the net amount of interest. The fixed rates varied from 2.74% to 7.15%, plus a credit margin. As a result of entering into these derivative transactions, we were exposed to interest rate movements on A$1,211.1 million of our interest bearing liabilities. If interest rates across all of our floating rate debt that was not covered by interest rate swaps were to change 1%, our annual interest expense on our interest bearing obligations outstanding as of June 30, 2003 would change by A$12.1 million assuming constant foreign currency exchange rates. As of June 30, 2003, our interest rate swaps had unrealized “mark to market” losses of approximately A$26.9 million.

      As of December 31, 2003, we had entered into certain derivative transactions with a face value of A$755.2 million to reduce our exposure to movements in interest rates. Interest rate swaps allow us to swap floating rate borrowings into fixed rates. Maturities of the swap contracts principally ranged between one and five years. Each contract involves quarterly or semi-annual payment or receipt of the net amount of interest. The fixed rates varied from 2.74% to 5.85%, plus a credit margin. As a result of entering into these derivative transactions, we were exposed to interest rate movements on A$852.2 million of our interest bearing liabilities. If interest rates across all of our floating rate debt that was not covered by interest rate swaps were to change 1%, our annual interest expense on our interest bearing obligations outstanding as of December 31, 2003 would change by A$8.5 million, assuming constant exchange rates. As of December 31, 2003, our interest rate swaps had unrealized “mark to market” losses of approximately A$14.7 million.

     Foreign Currency Exchange Rate Risk

      We are an international group of companies based in Australia. Following our acquisition of Goodman Fielder, we have production facilities and sales operations in 39 countries. In addition, we sell products into a large number of additional markets. A significant portion of our revenues, expenditures and cash flows are generated, and our assets and liabilities located, in countries outside Australia. The functional currencies of our major markets outside Australia are the U.S. dollar, the New Zealand dollar, the Euro, the Canadian dollar, the Argentinian peso, the Chinese remimbi and the Brazilian real. As a result, we are exposed to risk arising from movements in foreign currency exchange rates. These risks include:

•	financial reporting;

•	cash flow; and

•	specific transactions.

      Financial Reporting. We report our financial results in Australian dollars. Movements in foreign currency exchange rates will affect our reported financial results, financial position and cash flows. We attempt to reduce this risk by matching our revenues and expenditures as well as our assets with our liabilities, by country and currency. As a result, we believe that movements in exchange rates generally will tend to change our revenues in proportion with our expenditures and our assets in proportion with our liabilities. We believe this serves to reduce the impact of the exchange rate movements on our financial results and position. We attempt to match revenue and expenses and assets and liabilities to the maximum extent practicable. In some jurisdictions, such as Brazil and Argentina, we are unable to create this natural hedge to the extent we would like, due to the difficulty in borrowing funds in these jurisdictions. We do not enter into any derivative transactions to manage our Australian dollar reported earnings. For the year ended June 30, 2003 and the six months ended December 31, 2003, we derived approximately 70.0% and 53.5%, respectively, of our operating revenue from sources outside of Australia. On a pro forma basis, after taking into account our acquisition of Goodman Fielder and Fleischmann’s yeast and industrial bakery ingredients business in Latin America for the year ended June 30, 2003, we derived approximately 53.0% of our operating revenue from sources outside Australia.

      For the year ended June 30, 2003 and the six months ended December 31, 2003, we recorded unrealized foreign exchange gains of A$139.1 million and $69.5 million, respectively, in our operating results. These gains arose from the translation into Australian dollars of our U.S. dollar denominated borrowings which have been used to partially fund our acquisition of Goodman Fielder. We have entered into certain cross-currency swap contracts to hedge a portion of our U.S. dollar borrowings. As of

December 31, 2003, the “mark-to-market” loss on these contracts was approximately A$8.5 million which has partially offset the unrealized foreign currency gains on our unhedged U.S. dollar borrowings. We continue to review our foreign currency position.

      Cash Flow. As discussed previously, we attempt to match our cash inflows and outflows by country and currency. In particular, we borrow funds in the currencies in which we generate the majority of our cash flows. As a result, movements in exchange rates generally will have a minimal effect on the net cash flow of a specific country.

      Specific Transactions. If a company in the Group enters into a commitment to spend funds in a currency other than its own functional currency, that company generally will enter into a forward foreign exchange contract to hedge that specific transaction. As of December 31, 2003, our forward foreign exchange contracts had unrealized “mark to market” losses of approximately A$3.1 million.

      If foreign currency exchange rate movements cause the Australian dollar to increase by 10%, our segment EBIT before individually significant items for the six months ended December 31, 2003, as reported in Australian dollars, would have decreased by approximately A$13.4 million.

     Commodity Risk

      We are a purchaser of certain commodities, such as molasses, black pepper, wheat and soybean oil. We generally purchase these commodities based upon market prices that are established with the relevant seller as part of the purchase process. In general, we do not use commodity financial instruments to hedge commodity prices where there is a correlation between the commodity cost and the ultimate selling price of the product. This correlation between commodity cost and ultimate selling price is not perfect however, as we, for a variety of reasons, occasionally are unable to increase our selling prices to account for increased commodity costs. As appropriate, we enter into derivative contracts for the purchase of raw materials to reduce the effect of price fluctuations on future manufacturing requirements. As of December 31, 2003, we had entered into commodity futures contracts to buy approximately 21,900 tonnes of wheat and to buy approximately 1,800 tonnes of soybean oil. Maturities on these contracts principally range between one month and twelve months. The commodity prices on each contract range from U.S.$124.19 per tonne to U.S.$145.87 per tonne on wheat contracts and U.S.$544.54 per tonne to U.S.$616.85 per tonne on soybean oil contracts. As of December 31, 2003, we had also sold commodity options contracts giving counterparties the option to buy approximately 56,500 tonnes of wheat. Maturities on these contracts principally range between one month and twelve months. The strike prices on each option contract range from U.S.$146.97 per tonne to U.S.$150.65 per tonne on wheat contracts. As of December 31, 2003, our commodity futures contracts had an unrealized “mark to market” gain of approximately A$0.2 million and our commodity options contracts had an unrealized “mark to market” gain of approximately A$0.1 million.

     Credit Risk

      Credit risk represents the loss that would be recognized if counterparties failed to perform as contracted.

      Recognized Financial Instruments. The credit risk on financial assets, excluding investments, of the Group which have been recognized on the statement of financial position is the carrying amount, net of any provision for doubtful debts. We are not materially exposed to any individual customer.

      Unrecognized Financial Instruments. The credit risk on unrecognized derivative contracts is minimized as counterparties are recognized financial intermediaries with acceptable credit ratings determined by a recognized rating agency. Swap contracts are subject to credit risk in relation to the relevant counterparties, which are all large banks. The credit risk on swap contracts is limited to the net amount to be received from counterparties on contracts that are favorable to us. There was no accrued amount due to us as of December 31, 2003.

Pension Plans

      We sponsored seven defined benefit employee pension plans as of June 30, 2003. Our contributions are based on the advice of the plans’ actuaries and amounted to A$11.6 million during the year ended June 30, 2003. The weighted average expected rate of return on plan assets as of June 30, 2003 was 5.95%. The determination of the expected return on plan assets is made with reference to factors that include independent actuarial advice, historical rates of return, including both short term and longer term trends, and changes in the age profile of our workforce. Given the inherent uncertainty of the nature of this item, a change in the expected return may be required in future periods. Although the precise impact of a potential change cannot be quantified, a sustained downward revision of the expected return on plan assets may result in the recognition of material additional pension expense.

Taxation

      The Group is subject to income taxes on an entity basis on income arising or derived from the tax jurisdictions in which our parent company and each of its subsidiaries are domiciled and operate.

      In accordance with Australian GAAP, the Group uses the income statement liability method of tax effect accounting. Under this method income tax expense is based on accounting profit adjusted for permanent differences between accounting and taxable income. Future income tax benefits relating to tax losses are not brought to account unless realization of the benefit is virtually certain. This level of assurance that is required is usually referred to as the “virtual certainty” test and it is more demanding than the test required under U.S. GAAP, which is usually described as the “more likely than not” test.

      Also, while we have recognized some future income tax benefits, we have available significant tax losses and timing differences that have not been recognized as an asset because recovery of these tax losses is not virtually certain and recovery of these timing differences is not assured beyond any reasonable doubt. These losses and timing differences are also available across different jurisdictions but primarily in Australia, the United States and Germany. As of June 30, 2003, the total benefit of unrecognized tax losses and timing differences was estimated to be A$296.3 million.

      As a consequence of the substantive enactments of tax consolidation legislation in Australia and since the consolidated tax group within the consolidated entity has now formally notified the Australian Taxation Office of the implementation date for the tax consolidation, the consolidated entity has applied UIG 52 “Income Tax Accounting under the Tax Consolidation System” in the six months ended December 31, 2003. The head entity in the consolidated tax group is Burns Philp, and each subsidiary in the consolidated tax group has agreed to enter into a tax sharing agreement with Burns Philp. We believe that, at this time, there is no material impact on the Group’s deferred tax balances arising from the formation of a consolidated tax group.

      On January 8, 2003, Goodman Fielder advised shareholders in an Australian Stock Exchange announcement of recent correspondence from the Australian Taxation Office. On December 24, 2002, the Australian Taxation Office advised Goodman Fielder that it had determined that Part IVA of the Australian Income Tax Assessment Act 1936 applied to arrangements concerning a financial facility entered into in 1990. On March 26, 2003, Goodman Fielder announced to the Australian Stock Exchange that the Australian Taxation Office had issued amended assessments in respect of the matter which impose additional income tax, penalties and interest of approximately A$126.5 million. A Settlement Deed has been made with the Australian Taxation Office to settle the matter for approximately A$53.0 million in tax, penalties and interest. A$20.0 million was paid in cash to the Australian Taxation Office on June 4, 2003, which will be offset against the A$53.0 million now required to be paid to the Australian Taxation Office. On December 23, 2003, Goodman Fielder paid A$16.5 million to the Australian Taxation Office. The balance of A$16.5 million plus A$0.3 million of interest was paid on January 16, 2004.

Recently Issued Accounting Pronouncements

     Australian Accounting Pronouncements

International Accounting Standards

      For annual reporting periods beginning on or after July 1, 2005, we must comply with International Financial Reporting Standards (IFRS) as issued by the Australian Accounting Standards Board. Note 1(i) to our unaudited interim consolidated financial statements, beginning on page F-110, contains a summary of the differences between Australian GAAP and IFRS identified to date as potentially having a significant effect on our financial performance and financial position. We have not quantified the effects of the differences discussed in the note. Accordingly, we cannot assure you that the consolidated financial performance and financial position as disclosed in this prospectus would not be significantly different if determined in accordance with IFRS.

     U.S. Accounting Pronouncements

Exit or Disposal Activities Costs

      In July 2002, the FASB issued Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” Statement No. 146 is based on the general principle that a liability for a cost associated with an exit or disposal activity should be recorded when it is incurred and initially measured at fair value. Statement No. 146 applies to costs associated with (1) an exit activity that does not involve an entity newly acquired in a business combination, or (2) a disposal activity within the scope of Statement No. 144. These costs include certain termination benefits, costs to terminate a contract that is not a capital lease, and other associated costs to consolidate facilities or relocate employees. This statement did not have a material impact on our consolidated results or financial position on the date of adoption.

Acquisitions of Certain Financial Institutions

      In October 2002, the FASB issued Statement No. 147, “Acquisitions of Certain Financial Institutions.” The adoption of Statement No. 147 did not have a material impact on the Group’s consolidated results or financial position under U.S. GAAP.

Stock-Based Compensation

      In December 2002, the FASB issued Statement No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an amendment of Statement No. 123.” This Statement amends Statement No. 123, “Accounting for Stock Based Compensation,” to provide alternative methods of voluntarily transitioning to the fair value-based method of accounting for stock-based employee compensation. Statement No. 148 also amends the disclosure requirements of Statement No. 123 to require more prominent disclosure of the method used to account for stock-based employee compensation and the effect of the method on reported results in both annual and interim financial statements. The disclosure provisions are effective for us from July 1, 2002. The adoption of Statement No. 148 did not have a material impact on the Group’s consolidated results or financial position under U.S. GAAP.

Guarantor’s Accounting and Disclosure Requirements for Guarantees

      In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others.” This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. This Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of this Interpretation are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on the Group’s financial statements. The adoption of this interpretation has not resulted in any additional disclosure as the Group has not provided any guarantees of indebtedness to others.

Consolidation of Variable Interest Entities

      In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities.” This Interpretation requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity’s activities via voting rights or similar rights. In October 2003, the FASB postponed the applicability of Interpretation 46 to many variable interest entities. This Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. For companies with a variable interest in a variable interest entity created before February 1, 2003, this Interpretation, as amended, applies to the Group no later than the beginning of the first interim or annual reporting period ending after December 15, 2003. This Interpretation requires certain disclosures in financial statements issued after January 31, 2003 if it is reasonably possible that the Group will consolidate or disclose information about variable interest entities when the Interpretation becomes effective. This Interpretation did not have a material impact on the Group’s consolidated results or financial position on the date of adoption.

Derivative Instruments and Hedging Activities

      In April 2003, the FASB issued Statement No. 149, “Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities.” This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement requires contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. Statement No. 149 amends certain other existing pronouncements. This Statement is effective for contracts entered into or modified after June 30, 2003, except for hedging relationship designated after June 30, 2003. The provisions of this Statement that relate to Statement No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The adoption of Statement No. 149 did not have a material impact on the Group’s consolidated results or financial position under U.S. GAAP.

Financial Instruments with Characteristics of Both Liabilities and Equity

      In May 2003, the FASB issued Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments (presently classified as equity) that embody obligations for the issuer. Generally, this statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this standard did not have a material impact on our financial position or net profit.

Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor

      In November 2002, the EITF reached a consensus on Issue 02-16 “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor.” This Issue provides guidance on how a customer, including a reseller, should characterize consideration received from a vendor (Issue 1) and when the customer should recognize that consideration in the income statement (Issue 2). The consensus on Issue 1 should be applied to fiscal periods beginning after December 15, 2002. The consensus on Issue 2 is effective for arrangements entered into after November 21, 2002. As the guidance is applicable to customers, including resellers, that sell goods or services to a vendor (that is, resellers and vendors that sell goods or services to each other) and end-users that receive cash consideration from a vendor, the adoption of the consensus on Issue 2 did not have any impact on the Group’s financial position or net profit. Likewise, the adoption of Issue 1 did not have an impact on the Group’s financial position or net profit.

INDUSTRY

Yeast

     Market

      Bakers’ yeast is a non-substitutable ingredient used in the production of bread. It is used as a leavening agent to raise the dough and add certain flavor characteristics. In this prospectus, where we refer to yeast, we mean bakers’ yeast unless the context otherwise requires.

      Yeast is produced in fresh and dry forms. Fresh yeast is available in the form of a liquid, which we refer to as cream yeast, and a solid form, which we refer to as compressed, crumbled or block yeast. Fresh yeast has a short life of approximately two to three weeks, and distribution is usually constrained by the availability of adequate infrastructure such as roads and refrigeration. Dry yeast has a considerably longer life of up to two years, however it does not provide the same level of consistency as fresh yeast. Dry yeast is more concentrated and, as a result, a quantity in weight of dry yeast provides approximately three times the leavening for bakery products as the same quantity in weight of fresh yeast.

      Generally, bakers prefer fresh yeast as a leavening agent because it provides a higher level of performance and consistency. Large industrial bakers demand a high level of consistency and performance and rarely substitute dry yeast for fresh yeast. Smaller bakeries which have the production flexibility are better able to, and occasionally do, switch between fresh and dry yeast if one becomes cheaper than the other. Fresh yeast represents the largest segment, on a revenue basis, of the global yeast market and is more widely used in developed countries where large commercial bakeries are prevalent. Dry yeast consumption is higher than fresh yeast consumption in regions with less developed infrastructure, particularly in parts of Asia, Africa and the Middle East.

      The demand for yeast is directly related to bread consumption, and the growth of bread consumption varies significantly by region. We believe that mature markets such as North America, which we consider to be the United States and Canada, and Western Europe generally demonstrate growth in bread consumption that is proportionate to population growth. We believe that Asia and certain Latin American countries have higher bread consumption growth rates, due to higher population growth rates, increasingly westernized eating habits and increases in per capita income.

      The two principal yeast markets are the industrial market, where yeast is supplied to commercial bakeries, and the consumer market, where yeast is supplied to the home baking market, typically through supermarkets. We compete on a global basis with Lesaffre, a privately held French company, and Royal DSM, a publicly traded Dutch company. We believe that we, Lesaffre and Royal DSM collectively account for approximately half of global yeast sales by volume. The rest of global yeast sales are accounted for by a number of regional and local companies, such as Lallemand in North America and Pakmaya in Turkey. Recently, USA Yeast, a new, single plant regional yeast producer, established operations in the North American market. We are primarily a producer of fresh yeast with plants located around the world serving local markets. In contrast, our global competitors, Lesaffre and Royal DSM, produce proportionately more dry yeast than we do. Their dry yeast is produced in large, centralized plants and is then exported around the world.

      Lesaffre, our largest competitor, has historically been a local producer of fresh yeast in Europe and an exporter of dry yeast to global markets from very large, low-cost plants located in Europe and a low-cost plant located in Mexico. In recent years, Lesaffre expanded its fresh yeast business through its acquisition of Red Star Yeast from Sensient Technologies in North America and through the acquisition of a number of plants in Eastern Europe. These acquisitions have significantly increased Lesaffre’s fresh yeast capacity and overall global market share. Royal DSM is primarily a supplier of fresh yeast in Europe and an exporter of dry yeast from plants in Europe.

      Yeast prices are essentially set on a local basis and are influenced by production costs, customer demand and local competitive conditions. Variations in key production costs like molasses, energy and effluent treatment generally are reflected, after time lags, by adjusting yeast prices. In addition, because dry yeast produces approximately three times as much leavening as fresh yeast, dry yeast prices for a given weight are, on average, approximately three times that of fresh yeast.

      The industrial yeast customer base varies significantly by market. In the North American market, the largest portion of the market is made up of large, sophisticated, industrial bakeries whose facilities are designed predominantly to use only fresh yeast.

      The European market is broadly similar, except that it has a larger number of smaller bakeries. In these markets, fresh yeast is preferred due to its superior performance characteristics. The Latin American market is characterized predominantly by tens of thousands of small bakeries serviced by a number of distributors. There are only a small number of large commercial bakeries in Latin America. The smaller customers in Latin America tend to have production flexibility to substitute between dry and fresh yeast, but often use more dry yeast due to its longer shelf life, ease of handling and storage, and lower infrastructure requirements. Throughout the Asian market there are a large number of small customers, although large bakeries are increasing in number. The African and Middle East markets are primarily dry yeast markets and yeast is generally sold to distributors or traders.

     Distribution

      Distribution varies from market to market. Where large industrial bakers are the primary customers, cream yeast is usually delivered directly from the yeast plants to the bakeries in refrigerated tanker trucks. Where smaller bakeries are the primary customers, compressed yeast is packed in block form and typically delivered in refrigerated trucks. Due to its longer shelf life, dry yeast is delivered by truck or by ship, depending on the distance and destination of delivery.

     Production

      Fresh yeast is grown through a fermentation process beginning with a very small quantity of yeast. Using molasses, oxygen and other nutrients as a feedstock, the yeast grows rapidly to produce commercial quantities over one to two days. After this growth stage, the yeast goes through a separation process where excess water from the fermentation process is progressively extracted to produce cream yeast, which becomes compressed yeast as more water is extracted. Dry yeast may then be formed through an additional drying process.

      Molasses is the key input in the production of yeast and accounts for approximately 40% of the total production cost of yeast. Molasses is the most readily available, low cost source of sugar on which to grow yeast. The price of molasses varies from region to region but historically has not been volatile to any material extent. There are primarily two types of molasses, one being the by-product of the refining of sugar cane and the other being the by-product of the refining of sugar beet. Similar to other agricultural products, the price of molasses fluctuates according to its supply and demand in local markets. Other competing uses for molasses include the production of animal feed and alcohol.

      Molasses is predominantly sourced locally from producers of sugar cane or sugar beet. Supply contracts for molasses are typically entered into annually to cover a specific sugar crop at a fixed price. Historically, we generally have been able to recoup increased costs of molasses and other raw materials through increased yeast sales prices; however, contractual commitments with our yeast customers may delay our ability to implement these price increases.

      Other significant costs in the production of yeast are energy costs, water and effluent treatment costs required to comply with environmental regulations. We generally purchase our energy locally, either at current market prices or pursuant to fixed prices contracts of terms up to two years. We either purchase our water locally at current market prices or we draw it from our own wells. Energy and water costs generally are not volatile. We have experienced some volatility in energy prices in certain markets, such as Brazil, and the effects of this volatility have not been significant to us as a whole.

Yeast Extracts

     Market

      The two main uses for yeast extracts are as natural savory food flavorings for a variety of foods and as growth media for the fermentation and pharmaceutical industries.

      Food applications currently account for the vast majority of global sales of yeast extracts. The use of yeast extracts is a growing market and we believe that newly developing applications, such as fermentation media in the production of certain pharmaceuticals, will experience higher growth over the coming years.

      There are four main producers in the yeast extracts market including ourselves. Bio Springer USA, a subsidiary of Lesaffre, which we believe serves slightly less than half of the market, is our largest competitor. Our other two large competitors are Royal DSM and Quest, a subsidiary of ICI Plc, a publicly listed U.K. company. We and our three main competitors collectively serve the substantial majority of the yeast extracts market. There also are a number of smaller competitors.

      The major customers in the food sector include those who make snacks and prepared foods, such as soups, and those who make flavorings. Yeast extracts are often specifically designed to provide a customer with a particular flavor. Consequently, most customer relationships are long term in nature due to the high level of expertise required in the development and production of yeast extracts. Yeast extracts are perceived in the market as a safer food flavoring product, and hence may have a competitive advantage over cheaper substitutes such as hydrolyzed vegetable proteins and monosodium glutamate in markets where health considerations are important.

      Where customer relationships are of a long term nature, the pricing of yeast extracts is typically agreed upon with an allowance for annual price adjustments to incorporate the effect of any changes to production costs. This provides a high degree of certainty for customers and suppliers and protects against potentially significant costs to both parties in the event of the customer switching to a new yeast extract provider.

     Production

      The key input to the production of yeast extracts is bakers’ yeast. We produce bakers’ yeast at our plants in Hamburg, Germany and Hutchinson, Minnesota, for use in our yeast extracts business. The yeast cells are broken open to release the internal cell contents from the cell exterior or wall. The cell walls are then separated from the internal contents, which is the yeast extract. These yeast extracts are sold either in this crude form or further refined to become a clear liquid or solid product.

Herbs and Spices

     Market and Distribution

      We divide the North American herbs and spices industry into five primary product categories which are gourmet spice, regular spice, custom blends, dry sauce mix and cake decorations. These product categories are supplied through four distribution channels which are retail, club, foodservice and industrial. We and McCormick & Co., Inc. are the two main suppliers of herbs and spices to the North American market, with a number of smaller competitors in each of the product categories. We regard the North American market as consisting of the United States and Canada.

      We believe that growth in the herbs and spices industry is driven by demographic and behavioral trends. With an increasingly aging, diverse and wealthy population, the demand for foodservice products and a greater variety of cuisine has led to growth in the North American herbs and spices markets.

      We estimate that the retail channel represents approximately 40% of the overall North American herbs and spices market. The main customers in the retail channel are supermarkets. Typically, a supermarket will carry one major brand of regular spice products as well as a private label offering. In addition, a supermarket will often stock multiple brands of dry sauce mixes and potentially more than one brand of gourmet spices. Supermarket chains also stock branded products on a regional or niche product basis. Generally, spice manufacturers gain access to grocery stores by entering into prepaid contracts for shelf space, typically giving the manufacturers the right to shelf space for a specified amount of product sales, an arrangement known as slotting. These contractual upfront payments are capitalized by the manufacturer and amortized over the sales volume or life of the contract. Contractual arrangements providing shelf space for a set time period exist, but are less common. We believe that this reliance on slotting arrangements is slowly changing, with manufacturers and suppliers moving towards focusing on reaching agreement with grocery stores to supply them with spice products based on mutually agreed prices rather than depending on contractual upfront payments for shelf space.

      We estimate that the foodservice channel accounts for approximately 35% of the overall North American herbs and spices market. The customers in the foodservice channel consist of businesses that prepare food for consumption, such as restaurants, hotels and hospitals. Herbs and spices manufacturers generally resell their products to foodservice customers through third party distributors, although sometimes the manufacturer will supply products directly to customers, especially for custom blends of herbs and spices. In the United States, the top five foodservice distributors generate approximately one half of total distributor volume. Distributors typically sign multi-year contracts with manufacturers and, in exchange, often receive modest slotting expense payments. Given the distributor concentration, the market share of herbs and spices manufacturers is determined by the number of key distributor accounts which it holds.

      We estimate that the industrial channel represents approximately 20% of the overall North American herbs and spices market. Products offered include both lower-margin processed bulk spices as well as higher-margin custom blends. Customers in this segment are food manufacturers and meat processors that incorporate herbs and spices into their manufacturing operations.

      The club channel, the customer base of which consists of large warehouse stores, is supplied with larger-sized product offerings. The club channel is the smallest market segment, representing approximately 5% of the overall North American herbs and spices market. It is comprised of three main customers: Sam’s Club, BJ’s Wholesale Club, Inc. and Costco Wholesale Corporation.

     Production

      The processing of herbs and spices varies according to the nature of the end product. In most cases, the herbs and spices are ground and then packaged into glass or plastic bottles or, in the case of sauce or gravy mixes, into packets. For some end products, the herbs or spices are also blended with other ingredients before being packed.

      Prior to receipt by the processor, the raw herbs and spices are usually cleaned and dried by the supplier. These suppliers include growers, traders and processors from the large herb and spice growing countries in the world, including the U.S., India, Indonesia, Egypt, Turkey, Brazil and Morocco.

      The primary raw material used in the herbs and spices industry is black pepper. Prices for black pepper tend to be cyclical with a typical cycle being over three to five years, although prices may fluctuate within this cycle. Contracts for the purchase of black pepper are entered into for fixed prices for varying durations, not in excess of one year. Other, less significant raw materials in the production of our products in this segment are garlic and onion. These are commodity products which we typically buy at current market prices. While the prices of these products can fluctuate, these fluctuations have not been material to the segment. Historically, we have been able to recoup increased costs of raw materials through increased selling prices.

Goodman Fielder Businesses

      Our Goodman Fielder businesses primarily operate in the Bread, Breakfast Cereals and Snacks, and Edible Oils industries in Australia and New Zealand.

Bread

Market

      Participants in the Australian and New Zealand bread industry manufacture, sell and distribute a wide variety of baked products such as traditional and specialty loaves, rolls, buns, crumpets, muffins, croissants, pizza bases and hotcakes. We believe that we and George Weston Foods, a wholly-owned subsidiary of Associated British Foods, are the two largest suppliers to the Australian bread market and the New Zealand bread market.

      Manufactured bread consumption has been declining in recent years which we believe is attributable in large part to increased competition from products produced by supermarket in-store bakeries and hot bread shops. The increased competition for sales from specialty in-store bakeries and hot-bread shops has resulted in large bakeries introducing new products at the expense of white bread sales.

      The industry can be segmented into factory operations and small scale operations such as specialty bakeries.

      The primary outlet for factory bread products is through supermarkets. Excluding in-store bakeries and hot bread shops, supermarkets account for approximately 85% of bread manufacturing sales with the balance sold directly to institutions and the hospitality industry. The retail grocery food industry in Australia is dominated by two supermarkets, Woolworths and Coles, and in New Zealand by Progressive Enterprises and Foodstuffs.

Distribution

      The perishable nature of bread generally makes it unsuitable for long periods in transit. As a result bread manufacturers have traditionally been located in close proximity to their final markets. Over time, improvements in storage and transportation have allowed companies to undertake larger scale production, and supply wider regional areas. Today, the Australian and New Zealand bread manufacturing industry is made up of many small bakeries supplying local areas, and a few large companies with centralized production facilities supplying wider areas. Bread is manufactured in all states of Australia and provinces of New Zealand. Generally, the national distribution of bread production reflects population patterns.

Breakfast Cereals and Snacks

Market and Distribution

      The Australian and New Zealand breakfast cereals and snacks products include ready-to-eat cereals, oats, breakfast bars, muesli bars, fruit snacks, fruit bars and biscuit and cheese snacks.

      We, Kellogg and Sanitarium are, we believe, the three largest suppliers to the Australian breakfast cereal market. We believe that we and Kellogg are the two largest suppliers to the Australian nutritious snacks market.

      Competition within the breakfast cereal market has historically been based primarily upon price, branding and merchandising, although in recent years product innovation, for example cereal breakfast bars, and product differentiation, for example using low fat and carbohydrate ingredients, have also emerged as bases for competition.

      Recent years have also seen the gradual introduction of functional ingredients along with the development of functional foods, which act as meal supplements or which boast nutritional or fiber content values. In addition, a number of participants are attempting to reposition breakfast cereals as a healthy snack alternative which can be consumed at any time during the day.

Edible Oils

      The Australian and New Zealand edible oil and fat manufacturing industry products include salad dressing, cooking oils and margarine. We believe that we and Unilever are the two largest suppliers of edible oils in Australia and New Zealand.

      Oil and fats production consists of three stages. The first stage involves processing or crushing oilseeds to produce oil and meal. The second stage involves refining the oil, and the third stage is vegetable oil processing to produce a number of products including edible oil.

      Industry activity in edible oil and fat manufacturing is concentrated in the states of New South Wales and Victoria in Australia and in the city of Auckland in New Zealand. Industry activity occurs in rural and metropolitan areas. Oilseed crushing plants are located close to oilseed growing areas. Plants refining vegetable oil are mainly located in capital cities to minimise transport costs of the final products that require refrigeration.

BUSINESS

General

      We are one of three global yeast producers and our primary focus in our yeast business is on the production of fresh yeast. We believe we have a leading position in the majority of the markets where we produce yeast, including North America, where we are a leading supplier of industrial and consumer yeast. In North America we market our consumer yeast under the Fleischmann’s brand where, for the 52 week period ended January 10, 2004, our market share was approximately 64.9%. Yeast is a non-substitutable ingredient used in the production of bread. We produce fresh and dry yeast for supply to thousands of industrial bakeries around the world every day and packaged fresh and dry yeast for consumer use in at-home baking. In addition, we manufacture and distribute bakery ingredients and yeast extracts. We are the second largest supplier of herbs and spices to supermarkets in North America and market our brands under the Durkee, Spice Islands and French’s brands, among others. Following our acquisition of Goodman Fielder, our operations also include the manufacture and sale of branded food products, including bread and baked goods, breakfast cereals, margarine, flour, and snack foods primarily in Australia and New Zealand.

      Our operations have a global reach with 114 production facilities, including one facility currently under construction, across 28 countries and distribution networks which supply a large number of additional countries. Our businesses do not generally experience seasonality, except for our consumer yeast business and our herbs and spices business which experience some seasonality in sales around the Thanksgiving and Christmas period. Approximately one third of the sales of these two businesses are generated during the months of September, October and November.

      For the fiscal year ended June 30, 2003, we generated operating revenue and segment EBIT of A$1,887.2 million and A$339.7 million, respectively. For the six months ended December 31, 2003, we generated operating revenue and segment EBIT of A$1,739.0 million and A$252.5 million, respectively.

      For the fiscal year ended June 30, 2003, we derived approximately 42.6%, 18.5%, 24.6%, and 8.6% of our operating revenues from our yeast business, herbs and spices business, Goodman Fielder Australia business, and Goodman Fielder New Zealand business, respectively. Because we acquired Goodman Fielder on March 19, 2003, the results for our Goodman Fielder Australia and Goodman Fielder New Zealand businesses reflect revenues recognized subsequent to that date. Over the same period, approximately 36.0%, 8.7%, 10.1%, and 45.2% of our operating revenue was generated in North America, Europe, Latin America and Asia Pacific, respectively.

      For the six months ended December 31, 2003, we derived approximately 30.6%, 8.5%, 44.1% and 16.7% of our operating revenues from our yeast business, herbs and spices business, Goodman Fielder Australia business, and Goodman Fielder New Zealand business, respectively. Over the same six month period, approximately 15.9%, 4.7%, 6.8% and 72.6% of our operating revenue was generated in North America, Europe, Latin America, and Asia Pacific, respectively.

      We recently acquired Goodman Fielder, and provide more information about its operations in “Business — Goodman Fielder Businesses — Business Description,” beginning on page 112.

History

      Burns, Philp & Company Limited was incorporated in Australia in 1883 and, from its origins as a trading company, developed over 100 years into a large conglomerate with diverse business operations throughout Australia and the South Pacific region.

      Since the mid 1980s, our strategy has been to concentrate on the food industry by selling several non-core businesses and expanding into food businesses globally. In early 1997, we decided to focus on our global yeast and bakery ingredients businesses and started to dispose of most of our non-core assets. We restructured our management team and, as a result of a significant write-down in the asset value of our herbs and spices business, we undertook a renegotiation of our senior debt and restructured our share capital. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Introduction,” beginning on page 59.

Our Strengths

      We believe that we possess the following strengths, which position us to maintain our growth and enhance our profitability:

•	Yeast is a Non-Substitutable Ingredient Used in the Production of Bread, an Everyday Staple Food Item: Yeast is a natural ingredient which has no substitutes able to replicate its unique features of taste and leavening. Accordingly, we believe that our yeast business is not faced with the prospect of replacement products being developed.

•	Stable End-Markets: We operate in the food industry. Yeast is an essential ingredient used in the production of bread, and the demand for yeast is directly related to bread consumption. Bread is a staple food item with very stable consumption patterns which show little volatility throughout the economic cycle. The other industry segments in which we operate are also characterized by stable, non-cyclical demand from customers.

•	Significant Position in the Australian and New Zealand Consumer Branded Food Markets: As a result of our acquisition of Goodman Fielder, we maintain prominent positions in the consumer branded food markets in Australia and New Zealand through brand names which we own, such as Uncle Tobys, Meadow Lea, Wonder White, Mighty Soft, Bluebird and Quality Bakers.

•	Significant Position in Global Industrial Yeast Market: We are one of three global producers of industrial yeast and have leading market positions in major yeast markets in North America, Europe, South America and Asia Pacific.

•	Significant Position in North America Consumer Yeast: With the prominent Fleischmann’s brand, we had approximately a 64.9% share of the North American consumer yeast market for the 52 week period ended January 10, 2004.

•	Fresh Yeast Advantage: We are a leading global producer of fresh yeast and our business is focused predominantly on its production and distribution. Fresh yeast is the preferred yeast of large bakers in North America and Europe due to its higher level of performance and consistency. We expect that, compared with dry yeast, the demand for fresh yeast will increase in Asia and certain Latin American countries.

•	Focus on Being Low Cost Producer: We have an ongoing cost reduction program which has resulted in the closure of some of our higher cost plants, the expansion of some of our lower cost plants, reallocation of production, the introduction of more efficient production methods and continued focus on reducing headcount.

•	Few Large Competitors in Our Yeast Business: We are one of only three global competitors in the yeast market. The production of yeast demands significant technical expertise and, in markets characterized by a large number of small bakeries, requires access to reliable distribution channels. We believe that these features tend to limit the ability of new competitors to successfully enter our core yeast markets.

•	Strong Market Positions in Rapidly Growing Asian Markets: While bread consumption is relatively stable in the developed world, it is growing strongly in parts of Asia. We currently have 15 plants in countries in Asia, with one plant under construction, and believe we are well positioned to benefit from this growth trend.

•	Strong Relationships with Our Broad Base of Established Customers: We have built strong, enduring relationships with a broad customer base. We provide consistent high quality products. We have developed extensive distribution networks to serve key markets characterized by large numbers of small customers, differentiating ourselves by supplying a wide range of bakery ingredients in many of these markets.

•	Experience in Consumer Branded Products: We have a proven track record in our consumer branded products businesses. In North America, we have the largest market share in consumer yeast with the prominent Fleischmann’s brand and we believe we are the second largest manufacturer and distributor of herbs and spices under such brand names as Durkee, Spice Islands and French’s.

•	Track Record in Efficient Capital Management and Cost Control: Our management team continues to focus on cost control, operational efficiencies and capital management. Since June 30, 1997, we have rationalized our operations, including the divestment of 28 non-core businesses and assets for gross proceeds of approximately A$599.0 million, including our recent disposals of our vinegar and terminals businesses.

•	Highly Experienced Management Team: Our senior management team consists of a number of highly respected industry executives with extensive experience in the food sector. Our chief executive officer, Thomas Degnan, has over 30 years of experience in the food industry, including 24 years at Sensient Technologies, formerly Universal Foods, a global food company based in North America. The remainder of our senior management team has an average of over 15 years of experience in the food industry.

Business Strategy

      We intend to pursue performance improvement and growth opportunities in yeast and other food and non-alcoholic beverage businesses through organic growth and through acquisitions. Our business strategy emphasizes the following key elements:

•	Maintain Our Market Position: We are focused on maintaining our market positions in North America, Australia, New Zealand and Europe, which we believe are supported by our reputation for high quality products and services. We preserve our reputation by maintaining the level of expertise required to meet specific customer requirements and by continually focusing on identifying cost reduction initiatives and implementing plans to realize the related benefits of these initiatives.

•	Optimize Plant Configuration: We have made significant capital investments in our plant configuration over recent years which have enabled us to produce yeast at a lower cost. We have expanded production capacities at many of our low cost plants and have closed several of our high cost plants.

•	Expand Participation in Dry Yeast Export Market: In recent years we have significantly increased our participation in the dry yeast export market, increasing our dry yeast production capacity by approximately 30%. With our recently commissioned dry yeast production capabilities in China, Vietnam, Portugal and Brazil, we have developed a coordinated approach to supplying certain dry yeast markets in Africa, Asia and the Middle East.

•	Expand Plants in High Growth Markets and Pursue New Plant Opportunities: We have an ongoing program of expanding our plant capacities in fast growing markets in Asia and are monitoring opportunities to develop new yeast plant capacity in existing and new markets. While such opportunities require careful analysis and implementation, we believe the benefits can be significant, as we have experienced an increase in the volume of production and associated increases in revenue, along with greater capacity to access local markets, from our new plants in Brazil, Vietnam and China.

•	Pursue Selective Acquisitions and Investments: We intend to pursue selective acquisitions of businesses and other investments in segments that will expand our interests in the food and non-alcoholic beverage industry. Through selective acquisitions and investments, we will seek to build our global presence and expertise in supplying the industrial, food service and consumer food channels. We intend to rigorously evaluate potential acquisitions and investments to ensure they are businesses to which we can add substantial value and for which we have sufficient management expertise to manage and integrate effectively.

•	Improve Performance in Herbs and Spices: We will seek to increase revenues in our herbs and spices business by continuing to improve service levels and marketing programs and reducing costs through investing in plant automation. We seek to improve our service levels through programs intended to better tailor our product offering to the needs of the herbs and spices consumer. We intend to achieve this by making sure that our products are properly displayed on supermarket shelves, tailored to the seasonal cooking and baking needs of consumers, and by providing better support services to our retail customers. We are currently seeking to dispose of this business. However, we cannot assure you whether, or on what terms, we will dispose of this business.

•	Maximize Efficiency of Funds Invested: We will continue to manage closely our investments in working capital and in new plants and equipment so as to maximize the returns generated from these investments.

•	Reduce Our Cost Base and Increase Performance: Through effective capital management and cost control, we aim to lower our operating costs and improve operational efficiencies so as to maximize the returns generated from our businesses.

•	Improve Margins in Low Growth Markets: By improving operational efficiencies and lowering our cost base, we aim to improve our operating margins in low growth and mature markets.

Business Description

Yeast and Bakery Ingredients Business

      We believe we are one of the largest fresh yeast producers in the world and a leading supplier of fresh yeast in North America, which we regard as consisting of the United States and Canada. We operate 33 yeast plants in 23 countries, with one plant under construction. The majority of our yeast plants produce fresh yeast and some produce dry yeast for distribution in local markets and for export.

      As yeast production is a complex process, requiring the technology and industry expertise to identify and reproduce specific strains of yeast, to de-water and dry cream yeast to make block yeast and dry yeast and to ensure our packaging preserves the condition of our product, all of our production facilities have a quality control laboratory staffed by qualified chemists or biologists. In each of our facilities, we maintain costly, stainless steel tanks, pumps and blowers and, in some of our facilities, we use automated manufacturing processes. We are required to maintain a food-grade standard level of cleanliness, often called “clean in place,” a critical element to ensure the quality of our yeast strains. In addition, we maintain a central technical and development facility that provides technical support and training across our yeast business. See “— Technology and Intellectual Property,” on page 121.

      We manufacture various types of yeast extracts at two plants, one in Hamburg, Germany and the other in Hutchinson, Minnesota. We also supply some dry yeast to the specialty wine and health food markets.

      We also produce and distribute bakery ingredients, particularly in fragmented markets where bakers value relationships with suppliers that are able to meet the bulk of their ingredient needs. These markets include Latin America and Asia, where we supply products such as dough conditioners, leaveners, fats and oils. We operate five bakery ingredients plants in five countries.

     North America

      We believe we are a leading producer of yeast in North America and we are the largest consumer yeast producer in North America. We sell our yeast products in North America under the Fleischmann’s brand name.

      In North America, our yeast business generated operating revenue of A$305.0 million and segment EBIT of A$72.8 million for fiscal 2003, and operating revenue of A$128.6 million and segment EBIT of A$26.7 million for the six months ended December 31, 2003.

Industrial Yeast

      We believe we are a leading producer of industrial yeast in North America. In the North American industrial yeast market we supply fresh yeast, in cream, block or crumbled form, to a relatively small number of large-plant bakeries. In addition, we supply fresh yeast, in block or crumbled form, and dry yeast to smaller bakeries and to the food service industry, including fast food chains and restaurants.

      We typically supply our cream yeast to the large-plant bakeries under annually renewable contracts. These contractual arrangements are generally negotiated directly by our own sales force. Our cream yeast is generally delivered to the large-plant bakeries using refrigerated tanker trucks. These tanker trucks are owned and operated by independent third parties, although we retain the risk in respect of the product during transportation, a risk for which we maintain insurance. Large-plant bakeries usually have cream yeast receiving systems, which are on-site storage systems that are integrated into the bakeries’ production processes and are frequently supplied and financed by yeast producers like ourselves. We supply yeast to smaller bakeries either directly or through independent distributors acting on our behalf, who generally purchase the yeast from us to resell for their own account. Our dry yeast does not require refrigeration and has a much longer shelf life than cream yeast. We transport dry yeast to our customers by trucks, which are owned and operated by independent third parties and, in most markets, we retain the risk in respect of the product during transportation. We maintain insurance to cover this risk.

      Our major competitors in the North American industrial yeast market are Red Star Yeast, wholly owned by Lesaffre, and Lallemand, a privately owned Canadian company whose activities are primarily confined to North America. We and our two major competitors are of a broadly similar size and are capable of supplying the full range of yeast products to bakeries anywhere within North America. Recently, USA Yeast, a new, single plant regional yeast producer, established operations in the North American market.

      In addition to yeast, we produce a range of bakery ingredients products, such as dough conditioners, mold inhibitors, leaveners and other baking related ingredients. Generally, these products are supplied to the same bakery customers and complement our yeast products. Our bakery ingredients products are marketed under the Benchmate brand name.

      We operate three yeast plants in North America. These are located in Memphis, Tennessee, Calgary, Alberta and LaSalle, Quebec. In addition, our range of bakery ingredients is produced at our plant in Greenville, Texas.

      We have taken significant steps to rationalize our portfolio of yeast plants in recent years in order to maintain our competitive position as a low cost producer of yeast. In April 2001, we closed our yeast plant in Gastonia, North Carolina, with its production transferred to our lower-cost LaSalle plant. In May 2002, we closed our high-cost Oakland, California plant. Production of fresh yeast formerly carried out by our Oakland plant has been transferred to LaSalle and LaSalle’s production of dry yeast has been reduced, with the shortfall being supplied by our dry yeast plants in Portugal and Brazil.

Consumer Yeast

      In North America we sell our consumer yeast under the Fleischmann’s brand name where, for the 52 week period ended January 10, 2004, our market share was approximately 64.9%. Our major competitor in the consumer yeast market is Lesaffre and together we are the principal suppliers of yeast to the North American consumer market.

      Our major customers are the supermarket chains. Due to our significant market share, we have product offerings in almost every supermarket and, in many of those supermarkets, Fleischmann’s is the only brand of yeast available. We negotiate contractual arrangements with the supermarkets directly and utilize brokers to stock supermarket shelf space on our behalf.

      Our consumer yeast products are manufactured and packaged at our plant in LaSalle, Quebec and distributed through independent distributors by trailer truck. In most markets, we retain the risk in respect of the product during transportation. We maintain insurance to cover this risk.

     Europe

Yeast

      We believe we are among the largest producers of yeast in Europe. We produce and supply fresh yeast to a diverse set of bakery customers ranging from a small number of large plant bakeries to several thousand smaller bakeries. While Europe remains a predominantly fresh yeast market, the proportion of fresh yeast sold in the form of cream yeast is lower than that of North America due to the smaller number of large-plant bakeries.

      Our European yeast business generated operating revenue of A$163.7 million and segment EBIT of A$30.7 million in fiscal 2003 and operating revenue of A$82.0 million and segment EBIT of A$18.8 million for the six months ended December 31, 2003.

      We currently distribute our yeast to ten countries in Europe. These consist of the six countries in which we have production facilities, namely England, Germany, Portugal, Ireland, Spain and Turkey, as well as Belgium, France, Luxembourg and the Netherlands, where we do not have production facilities. Our operations in England and Ireland are joint ventures with local partners. Competition throughout Europe varies from country to country. In general, we compete throughout Europe with Lesaffre and Royal DSM. In particular countries, however, we also compete with local yeast producers such as Pakmaya and Akmaya in Turkey and Geigold and Aroussen in Germany.

      The greater number and diversity in size of bakeries in Europe influences the nature of our distribution system. For example, while we deliver cream yeast directly to some customers by tanker trucks owned by third parties, as in North America, we place a greater reliance in Europe on third party distributors, who generally purchase our product to resell for their own account, to supply our yeast to smaller bakeries. Where we use third-party tanker trucks, we retain the risk in respect of the product during transportation and maintain insurance to cover this risk. In many cases, we have contractual arrangements with distributors to ensure a supply channel to smaller bakeries. Where we use distributors, risk and title are transferred when the yeast is delivered.

      Our yeast drying plant in Portugal was commissioned in October 2001 and, together with our dry yeast production facilities in Brazil, Vietnam and China, has provided the basis for our strategy to grow our share in the global dry yeast market.

     Yeast Extracts

      We are one of the few large producers of yeast extracts in the world. Yeast extracts are used as a natural savory food flavoring for the food industry or as growth media for the pharmaceutical and fermentation industries.

      We produce various types of yeast extracts from our plants located in Hamburg, Germany and Hutchinson, Minnesota. At Hutchinson, we produce a form of yeast extract known as torula yeast, sold under the brand names Pure Culture Products and Provesta. Torula yeast is used as a food flavoring input primarily in the production of soups and processed meat products in North America.

      Our Hamburg plant produces extracts for use as both food flavorings and growth media. These products are sold worldwide under the Ohly brand, with a major part of the sales being made in Europe. Our largest customer in Europe uses yeast extracts as a growth media for the production of pharmaceuticals. This requires us to produce a yeast extract to very exact specifications and with high standards of quality control. Our work with this customer has resulted in us forming a close long term relationship which we believe will form the basis of our growth in this aspect of the yeast extracts business in the future.

      Although our yeast extracts business is managed by our European yeast management team, revenues and segment EBIT for yeast extracts manufactured at our Hamburg plant and for our yeast extracts manufactured at our Hutchinson plant are accounted for in our European yeast operations and our North American yeast operations, respectively.

     Latin America

      We believe we are one of the largest producers of fresh yeast in Latin America. The yeast markets in Latin America are quite different from those in North America. The customer base primarily consists of thousands of small bakeries. We estimate that in our two largest markets in Latin America, Argentina and Brazil, there are over 15,000 and over 45,000 bakeries, respectively. In these markets, we believe having access to an efficient and reliable distribution network is key to the ability to sell yeast. Consequently, we supply our yeast to distributors who supply these products to the bakeries. Generally, these distributors purchase our product to resell for their own account. Upon delivery of our yeast to these distributors, risk in, and usually title to, the yeast passes to them.

      Within Latin America, we operate in Argentina, Brazil, Uruguay and Chile. Following our acquisition on October 31, 2002 of Fleischmann’s yeast and industrial bakery ingredients business in Latin America from Kraft Foods International, Inc., we also operate in Columbia, Peru and Ecuador, and have trading operations in Venezuela, Bolivia, Guatemala, El Salvador, Costa Rica, Honduras and Nicaragua. Our Latin American yeast business generated operating revenue of A$191.4 million and segment EBIT of A$9.4 million for fiscal 2003 and operating revenue of A$117.9 million and segment EBIT of A$17.5 million for the six months ended December 31, 2003. Segment EBIT in fiscal 2003 includes a provision of A$3.3 million for restructuring costs arising from our acquisition of the Fleischmann’s yeast and industrial bakery ingredients business in Latin America.

     Argentina

      We believe we are one of the largest producers of yeast in Argentina. In Argentina, we operate primarily in three product segments: fresh and dry yeast and bakery ingredients, edible fats, and oils and margarines. Products in each of these segments are sold under our Calsa brand name, a brand name which has high recognition among bakers. Our ability to offer a wide range of bakery input products under a well recognized brand name is particularly beneficial in our attracting and retaining distributors, providing us with a key competitive advantage in this market. Within Argentina, we operate one yeast plant and one edible fats and oils plant.

      Our yeast competitors in Argentina are Lesaffre, Royal DSM and Levapan S.A., a regional producer based in Colombia. Our major competitor in fats, oils and margarines is Danica.

      We have experienced a reduction in our sales volumes as a result of the economic downturn in Argentina. The volume declines in yeast have been less than those in fats, oils and margarines, which are used in more discretionary products, such as cookies, cakes and pastries.

      To reduce the impact of the current economic difficulties in Argentina, we have implemented and continue to undertake numerous initiatives to maintain our profitability. These include, for example, managing our cost base by transferring production to and expanding low cost plants, closing high cost plants, reducing staff and management personnel numbers, raising prices to recover input cost increases and reducing our working capital investment.

     Brazil

      We believe we are one of the largest producers of yeast in Brazil and have grown our market position significantly since commissioning our plant in the Sao Paulo region in 1996. There are a number of other yeast producers in the Brazilian market including Itaiquara, Levapan, Lesaffre and Royal DSM. Currently, we are experiencing relatively low yeast prices and profitability in Brazil.

      We operate in Brazil from our Sao Paulo plant where we produce fresh and dry yeast. Our market position has grown as a result of our low cost, high quality product and the deterioration of the Brazilian exchange rate, which has increased sales of locally produced dry yeast compared to imported product. A large proportion of the dry yeast we produce in Brazil is exported to markets in Africa, the Middle East and North America.

      As a result of our acquisition in October 2002, from Kraft Foods International, Inc. of its Fleischmann’s yeast and industrial bakery ingredients business in Latin America, we have two additional plants in Brazil, one located at Petropolis and another located at Jundiai. In June 2003, we announced the closure of our Petropolis plant.

     Uruguay and Chile

      We also operate yeast and bakery ingredients businesses in Uruguay and Chile. Our Chilean operations are conducted through a joint venture.

     Colombia, Peru and Ecuador

      As a result of our acquisition in October 2002, from Kraft Foods International, Inc. of its Fleischmann’s yeast and industrial bakery ingredients business in Latin America, we have operations in Colombia, Peru and Ecuador and additional plants in Palmira, Colombia, Callao, Peru and Duran, Ecuador. In addition to these countries, we also have trading operations in Venezuela, Bolivia, Guatemala, El Salvador, Costa Rica, Honduras and Nicaragua.

     Asia Pacific

      We believe we are one of the leading producers of yeast in the Asia Pacific market. We now hold leading market positions across the eight countries in which we operate and have been acquiring and constructing yeast plants for over 20 years in the Asia Pacific region. As the Asia Pacific markets grow, we will seek to maintain these leading positions through ongoing investment to improve our capacity. Since 1997, we have constructed new plants in Vietnam and China, expanded several existing plants, including those in China, Indonesia, the Philippines and Vietnam and acquired additional yeast operations in India. We are currently involved in the construction of a new joint venture plant in Pakistan and have recently entered into a joint venture agreement for the construction of a new yeast plant in the Xianjiang province in China.

      Our Asia Pacific business generated operating revenue of A$143.7 million and segment EBIT of A$36.8 million for fiscal 2003 and operating revenue of A$202.9 million and segment EBIT of A$23.1 million for the six months ended December 31, 2003. Segment EBIT in fiscal 2003 includes an A$6.6 million gain on the sale of property in South Yarra, Australia.

      We currently produce both fresh and dry yeast to meet the requirements of the Asia Pacific markets. The market in Asia is primarily a dry yeast market where the customers are predominantly smaller independent bakeries. We anticipate that as infrastructures develop, bakers will increase their use of fresh yeast and we will be well positioned to benefit from developing fresh yeast opportunities.

      Competition in the region varies by country. In general, we compete against imported dry yeast supplied by Lesaffre and Royal DSM, together with a number of small local producers specific to each market.

      We operate in China, Vietnam, Indonesia, Malaysia and the Philippines through joint venture agreements with local partners. We believe these agreements provide us with local knowledge and access to distribution networks and customers. In China, we typically partner with a local government organization that often also has an interest in the local sugar mill which provides us with secure and reliable access to our key raw ingredient, molasses.

      The Australian and New Zealand yeast markets share similar characteristics with the North American markets as primarily fresh yeast markets with customers consisting of mostly large-plant bakeries. We supply these large-plant bakeries directly with cream yeast delivered by refrigerated tanker trucks. These tanker trucks are owned and operated by third parties, although we retain the risk in respect of the product during transportation, a risk for which we maintain insurance. Elsewhere in the Asia Pacific region, bakers are generally small operations. Consequently, we sell our product to distributors who, in turn, sell to their customers. Title to the product passes at the time the product is sold to the distributor.

      Within the Asia Pacific region, we have yeast production operations in China, Malaysia, Indonesia, the Philippines, Vietnam, India, Australia and New Zealand. We produce bakery ingredients from plants located in China, India, Vietnam, Malaysia, Indonesia, the Philippines and New Zealand. We also operate a yeast and bakery ingredients distribution business in Sri Lanka, with product supplied from our Indian business. In addition to the local markets in which we operate, we supply dry yeast produced in Australia, China and Vietnam to many export markets, including Russia, Japan, Laos, Cambodia, Thailand and the Middle East.

      Following the acquisition of Goodman Fielder, Goodman Fielder’s International business has been merged into our Yeast Asia Pacific business because of its similar distribution channels and customers. Prior to this, the division had a total of 25 manufacturing sites in Papua New Guinea, Fiji, New Caledonia, the Solomon Islands and China, as well as an interest in two edible oil joint ventures in Indonesia and China. In Fiji and Papua New Guinea, the division’s products have strong market shares in the margarine, snacks and feed categories. In Fiji, the division’s products also have the leading market position in the processed chicken category.

      The business also manages the export of Goodman Fielder Australia’s and Goodman Fielder New Zealand’s manufactured products to over 25 countries. These products include margarine and oils, and extruded and salty snacks. For the year ended June 30, 2003, the operating results of the Goodman Fielder International businesses have been included in the “Other” business segment.

     Herbs and Spices Business

      We believe we are the second largest manufacturer and distributor of herbs and spices in North America. Our business is involved in the manufacture, distribution and marketing of herbs, spices, dry sauce mixes and gravies, cake decoration products and related items in North America.

      Our herbs and spices business generated A$348.4 million of operating revenue and segment EBIT of A$58.2 million for fiscal 2003, and operating revenue of A$148.6 million and segment EBIT of A$24.1 million for the six months ended December 31, 2003.

      We market our products under several brand names which we own, including Spice Islands, Durkee, Tone’s, Trader’s Choice, Dec-A-Cake and one brand name, French’s, which we market under a license. These brand names range from a top-shelf gourmet line to a low-price value line to meet the needs of all types of consumers.

      Our operations are focused on the provision of these products to the retail and food service channels. Within the retail channel, we supply product primarily to supermarkets, grocery stores and club stores. Often, when we sell our products to the retail channel, we pay slotting expenses to the retailer for shelf space. In some cases we also engage brokers to carry out in store presentations for which we pay the brokers a commission, consisting of a small percentage of the sales. We are not involved to any material degree in the provision of bulk herbs and spices to industrial food manufacturers.

      Our major retail customers are the supermarket chains, accounting for approximately 51% of our operating revenue, and the club stores, which contribute approximately 30% of our revenue. Sales to the foodservice channel, for on-sale to restaurants and catering institutions, account for approximately 18% of our operating revenue. All of our products are distributed by trailer trucks owned by third parties directly to our customers’ retail outlets or distribution centers. We retain the risk in respect of the product during transportation and maintain insurance to cover this risk.

      Our major competitor is McCormick & Co., Inc. There are also a number of smaller regional competitors such as The C.F. Sauer Company and Morton & Bassett Spices.

      Our business operates from a single plant near Des Moines, Iowa. This plant, which has over 750,000 square feet of space, meets all the needs of our herbs and spices business including raw material storage, product processing, bottling and packaging, warehousing and distribution.

      We also have some minor interests in the production and sourcing of herbs and spices through our wholly owned Indian subsidiary, Cochin Spices.

      In 1997, after considering a divestiture of our herbs and spices business, we decided to undertake a significant restructuring. We are currently realizing profits and generating positive cash flows from the business. On March 4, 2004, we announced that we had appointed advisers to advance the sale of this business. If a satisfactory transaction is negotiated, we expect that the sale of this business could be completed by June 2004. We cannot assure you whether, or on what terms, we will complete a sale of this business.

     Goodman Fielder Businesses

      Goodman Fielder manufactures and markets bread and breakfast cereals, edible oils, snack foods, meal components, such as pasta sauce, and food ingredients, and derived 64% of its sales revenues in the six months ended December 31, 2002 from its Australian operations, 21% of its sales revenues in the six months ended December 31, 2002 from its New Zealand operations and the remainder from its operations in Papua New Guinea, the South Pacific, Asia, Europe and North and Latin America.

      Goodman Fielder’s audited consolidated financial statements for its fiscal year ended June 30, 2002 and unaudited interim consolidated financial statements for the six months ended December 31, 2002 reflect certain businesses that have been sold by Goodman Fielder. On August 15, 2001, Goodman Fielder disposed of its international Germantown dairy stabilizers business for proceeds of A$197.4 million. On March 28, 2002, Goodman Fielder disposed of a portion of its Leiner Davis Gelatin business for proceeds of A$190.7 million. On April 4, 2003, Goodman Fielder disposed of the remaining portion of its Leiner Davis Gelatin business for proceeds of A$110.8 million which concluded the disposal of Goodman Fielder’s ingredients business segment. On October 4, 2002, Goodman Fielder disposed of its Australian milling operations for proceeds of A$195.3 million.

      See “The Acquisition,” beginning on page 34, for additional information about our acquisition of Goodman Fielder and “Description of Certain Other Indebtedness,” beginning on page 145, for additional information about the terms of the indebtedness we have incurred in connection with the acquisition. For more information about Goodman Fielder’s financial condition and results of operations, and the effects of the business combination with Goodman Fielder on our financial condition and results of operations, see Goodman Fielder’s audited consolidated financial statements for the year ended June 30, 2002, beginning on page F-153.

     Business Overview

      The following tables, including the notes thereto, summarize Goodman Fielder’s operating revenues by industry segment and by geographic segments. This information should be read together with Goodman Fielder’s audited consolidated financial statements for the year ended June 30, 2002, beginning on page F-153, its unaudited interim consolidated financial statements for the six months ended December 31, 2002, beginning on page F-231, and “Unaudited Pro Forma Condensed Consolidated Financial Information,” beginning on page 46.

	Fiscal Year Ended June 30,

	2000		2001		2002

	(A$ million, except percentages)
By Business Segment
Operating revenue(1)
GF Consumer Foods	$905.4	28.9%	$828.9	27.1%	$846.6	28.6%
Baking Australia	716.3	22.8	772.8	25.2	765.6	25.9

Goodman Fielder Australia	1,621.7	51.7	1,601.7	52.3	1,612.2	54.5
Goodman Fielder New Zealand	476.1	15.2	486.6	15.9	511.4	17.3
International	319.6	10.2	306.4	10.0	297.3	10.0

Total continuing operations	2,417.4	77.1	2,394.7	78.2	2,420.9	81.8
Discontinued operations
Milling Australia	285.0	9.1	260.3	8.5	268.0	9.1
Ingredients	398.2	12.7	407.5	13.3	268.6	9.1
Poultry(2)	35.7	1.1	—	—	—	—

Total operating revenue	$3,136.3	100.0%	$3,062.5	100.0%	$2,957.5	100.0%

	Fiscal Year Ended June 30,

	2000		2001		2002

	(A$ million, except percentages)
By Geographic Segment
Operating revenue(1)
Australia	$2,130.5	67.9%	$1,966.6	64.2%	$1,952.3	66.0%
New Zealand	518.8	16.5	520.1	17.0	521.0	17.6
Other	487.0	15.6	575.8	18.8	484.2	16.4

Total operating revenue	$3,136.3	100.0%	$3,062.5	100.0%	$2,957.5	100.0%

(1)	Operating revenue consists of revenue from sale of goods to third parties.

(2)	Goodman Fielder’s poultry business segment was sold in August 1999.

     Business Description

     Goodman Fielder Australia

      Following our acquisition of Goodman Fielder, we restructured the former Baking Australia and Consumer Foods business segments of Goodman Fielder to form our Goodman Fielder Australia business segment.

      We believe Goodman Fielder Australia’s baking business is the largest bread manufacturer in Australia, involving the manufacture of packaged bread and other baked goods, such as rolls, muffins and crumpets. Our product distribution to supermarket customers has recently been extended to include supplying pre-mix and finished products to supermarkets’ in-store bakery operations. We also operate a complementary business producing bread improvers and crumbs and stuffings.

      In the Australian bread market, Goodman Fielder Australia markets its products under widely recognized Australian brands such as Buttercup, Helga’s, Uncle Tobys and Wonder White. The products sold to supermarkets include our branded products and housebrands. Housebrands is a term used to describe products that are contract manufactured on behalf of a supermarket and are packaged under the supermarket’s own brand. The business’ largest competitor in this market is George Weston, an Australian company which is wholly owned by Associated British Foods, plc.

      In the first quarter of fiscal 2004, as part of its every day low price strategy, Woolworths, one of the two major Australian supermarkets, announced that it had entered into an agreement with George Weston Foods to increase the shelf space devoted to George Weston Foods branded bread at the expense of our branded bread. In return for the additional shelf space, George Weston Foods agreed to reduce the price of certain of its key branded food products. We have entered into a similar agreement with Coles, the other major Australian supermarket, in which Coles will increase the shelf space devoted to our branded bread. We have also gained additional private label business from Coles to partially offset the volume lost at Woolworths.

      Goodman Fielder Australia manufactures and sells baked goods through numerous channels, including supermarkets, gas stations, dairies and home delivery. The largest of these channels is supermarkets, through which approximately 75% of its bakery products are sold.

      Goodman Fielder Australia sources flour, its key input, from Allied Mills under long term volume and price contracts. Goodman Fielder previously owned Allied Mills, but sold the business in October 2002 at which time it entered into these long term contracts. Wheat remains the largest input in the production of flour, accounting for approximately 78% of the total cost.

      Goodman Fielder Australia also manufactures and markets retail branded products primarily to retail customers through supermarkets and convenience stores. The business’ range of consumer foods includes breakfast cereals, nutritious snacks, cake mixes, branded flour, and edible oils such as margarine, mayonnaise, dressings and spreads. These products are sold under well recognized Australian brand names, including Meadow Lea, Uncle Tobys, White Wings, and Praise.

      Competition is generally limited to individual products rather than across the entire category group. Key competitors include Kellogg Company in breakfast cereal and nutritious snacks, Kraft Foods and H.J. Heinz in salad dressing, and Unilever in margarine and cooking oils.

      Goodman Fielder Australia has a commercial food service division which is a major supplier of bread, bakery ingredients, edible oils and fats, and other consumer products to a variety of customers including hospitals, prisons, universities, restaurants, in-store bakeries and other small food manufacturers. Customers are supplied directly and through distributors.

      During the period from acquisition to June 30, 2003, Goodman Fielder Australia generated operating revenue of A$464.9 million and a segment EBIT loss of A$19.5 million, and operating revenue of A$767.1 million and segment EBIT of A$26.0 million for the six months ended December 31, 2003. Segment EBIT for fiscal 2003 and for the six months ended December 31, 2003 includes provisions for restructuring costs of A$36.6 million and A$13.9 million, respectively, arising from our acquisition of Goodman Fielder.

     Goodman Fielder New Zealand

      Our Goodman Fielder New Zealand business is a fully integrated consumer goods business that manages all of our Goodman Fielder operations in New Zealand. These operations encompass the manufacture and marketing of salty nutritious snacks, spreads and oils, loaf bread, baked goods, frozen meals, flour and other complementary businesses.

      We are a major local edible oils producer in New Zealand, with a manufacturing plant in Auckland, New Zealand. We also produce a range of spreads, cooking oils, pourable dressings and meal solutions under well-known New Zealand brand names, including Meadow Lea. These products are sold both through retail channels and commercial channels.

      We also manufacture flour, baking ingredients, packaged bread, sweet and savory baked products, pies and pastries. Other products include salty and nutritious snacks and grocery products such as pasta, oats and dessert mixes. These products are sold under the brand names Bluebird, Diamond, Uncle Tobys, and White Wings.

      We conduct milling operations out of two mills, in Mt. Maunganui, New Zealand and Christchurch, New Zealand. From these mills, we sell approximately 45% of our flour production to Goodman Fielder’s 12 bakeries located across New Zealand. The balance is sold to various customers, including retail outlets, in-store bakeries, the food service industry and external bakeries.

      During the period from acquisition to June 30, 2003, Goodman Fielder New Zealand generated operating revenue of A$161.8 million and segment EBIT of A$8.2 million, and operating revenue of A$290.1 million and segment EBIT of A$32.1 million for the six months ended December 31, 2003. Segment EBIT in fiscal 2003 includes provisions for restructuring costs of A$8.3 million arising from our acquisition of Goodman Fielder.

     International

      Prior to our acquisition, Goodman Fielder’s International business was responsible for the management of Goodman Fielder’s local operations in the South Pacific and Asia that manufacture flour, processed chicken, margarine, ice cream and snack foods in a number of countries in that region. Subsequent to June 30, 2003, Goodman Fielder’s International business was merged into the Yeast Asia Pacific business. Prior to this, the division had a total of 25 manufacturing sites in Papua New Guinea, Fiji, New Caledonia, the Solomon Islands and China, as well as interest in two edible oil joint ventures in Indonesia and China. In Fiji and Papua New Guinea, the division’s products have strong market shares in the margarine, snacks and feed categories. In Fiji, the division’s products also have strong market shares in the processed chicken category. In addition to its manufacturing operations, the International business also manages the export of Goodman Fielder’s Australian and New Zealand manufactured products to over 25 countries. The products it exports include margarine and oils, extruded and salty snacks, cereals and cereal based products, and dry grocery products.

      During the period from acquisition to June 30, 2003, the International business generated operating revenue of A$73.2 million.

Organizational Structure

      Burns Philp is a holding company that conducts its business operations through its subsidiaries.

      Set forth below are Burns Philp’s significant subsidiaries, their country of incorporation and the proportion of ownership and voting interest held, directly or indirectly, in them by Burns Philp.

Company Name	Country of Incorporation	Ownership and Voting Interest

		(%)
Burns Philp Inc.	United States	100
Tone Brothers, Inc.	United States	100
Burns Philp Food Inc.	United States	100
Burns Philp Capital (U.S.) Inc.	United States	100
BPCUS1 Inc.	United States	100
Burns Philp (U.K.) Plc	United Kingdom	100
Burns Philp Treasury (Europe) B.V.	Netherlands	100
Burns Philp Netherlands European Holdings B.V.	Netherlands	100
Burns Philp Overseas Holdings Limited	Australia	100
Burns Philp Food Overseas Holdings Limited	Australia	100
Burns Philp Treasury (Australia) Limited	Australia	100
Burns Philp Technology Pty Limited	Australia	100
Burns Philp Capital Pty Limited	Australia	100
BPC1 Pty Limited	Australia	100
Goodman Fielder Pty Limited	Australia	100
Compania Argentina de Levaduras SAIC	Argentina	97

      Goodman Fielder Pty Limited, an indirect wholly owned subsidiary of Burns Philp, is a holding company and holds most of its assets in, and conducts most of its operations through, direct and indirect subsidiaries. Set forth below are Goodman Fielder’s significant subsidiaries, their country of incorporation and the proportion of ownership and voting interest held, directly or indirectly, in them by Goodman Fielder Pty Limited.

Company Name	Country of Incorporation	Ownership and Voting Interest

		(%)
GF Australia Pty Limited	Australia	100
Mowbray Industries Pty Limited	Australia	100
Goodman Fielder Consumer Foods Pty Limited	Australia	100
GF Finance (N.Z.) Limited	New Zealand	100
GF Intertrade Limited	New Zealand	100
Goodman Fielder Milling & Baking New Zealand Limited	New Zealand	100

      The chart on page 116 sets forth the selected corporate organization of the Issuer, Burns Philp and the subsidiary guarantors. The Issuer and the subsidiary guarantors are, directly or indirectly, wholly owned subsidiaries of Burns Philp and, unless otherwise stated, are incorporated in Australia. This chart is not a complete list of our subsidiaries. Note 29 to our Consolidated Financial Statements, beginning on page F-62, sets forth our controlled entities as of June 30, 2003.

(PROJECT RUGBY FLOW CHART)

[Project Rugby Flow Chart]

Production Facilities

      We currently own 114 facilities in 28 countries around the world, including our Lahore, Pakistan facility which is currently under construction and not currently operational. Our facilities generally operate at a production rate of between approximately 3,300 tons per year and approximately 71,000 tons per year. We believe that our facilities, which are of varying ages and types of construction, are in generally good condition, and are suitable for their present use in our business. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources,” beginning on page 84 and “— Capital Expenditures and Commitments,” beginning on page 87 for additional information as to our recent and anticipated capital expenditures relating to our facilities.

      The following table sets forth the location of our key production facilities, all of which are owned by us unless otherwise stated.

		Approximate			Approximate
Country	Location	square feet	Country	Location	square feet

Yeast
Argentina	Tucuman	69,000	India	Calcutta	39,000
				Delhi	98,000
				Mumbai	75,000
Australia	Sydney	77,000		Chiplun	65,000
	Toowoomba	32,000	Indonesia	Bandung(2)	7,000
Brazil	Bauru	109,000		Jakarta(2)	10,000
	Petropolis	115,000	Malaysia	Kuala Lumpur(2)	43,000
	Jundiai	109,000	New Zealand	Auckland	78,000
Canada	Calgary	56,000	Pakistan	Lahore(1)(2)	32,000
	LaSalle	240,000	Peru	Callao	75,000
Chile	Valdivia(2)	50,000	Philippines	Iligan(2)	85,000
China	Harbin	81,000	Portugal	Setubal	50,000
	Hebei	48,000	Spain	Cordoba	48,000
	Yantai	94,000	Turkey	Bandirma	45,000
	Meishan(2)	63,000	Uruguay	Montevideo	70,000
Colombia	Palmira	252,000	United States	Memphis	73,000
Ecuador	Duran	42,000	Vietnam	La Nga	70,000
England	Hull(2)	39,000
Germany	Nurnberg	71,000
Ireland	Dublin(2)	16,000

Yeast Extracts
Germany	Hamburg	171,000	United States	Hutchinson	36,000

Bakery Ingredients
Argentina	Lanus	110,000	Malaysia	Kuala Lumpur(2)	4,500
China	Panyu	6,000	United States	Greenville	64,000
India	Pune	21,000

Herbs and Spices
India	Cochin	30,000	United States	Des Moines	768,000

		Approximate			Approximate
Country	Location	square feet	Country	Location	square feet

Bakeries
Australia	Canberra	40,000		Maroochydore	30,000
	Greenacre	86,000		Carina	215,000
	Moorebank	300,000		Wacol	40,000
	Dubbo	35,000		Townsville	20,000
	Tamworth	35,000		Rockhampton	20,000
	Unanderra	40,000		Burleigh Heads	54,000
	Adelaide	60,000		Darwin	26,000
	Hobart	60,000		Malaga	180,000
	Ballarat	60,000		Geelong	27,000
	Wodonga	97,000		Mildura	30,000
	Clayton(4)	396,000		Cairns(3)	30,000
	Alice Springs	25,000
New Zealand	Auckland	117,000		Oamaru	17,000
	Christchurch	75,000		Napier	28,000
	Dunedin	52,000		Nelson	41,000
	Rotorua	38,000		Palmerston North	41,000
	Hamilton	21,000		Wellington	45,000
	Taranaki	22,000
Consumer Foods
Australia	Mascot	428,000		Murrarie	1,261,000
	West Footscray	673,000		Bunbury	384,000
				Wahgunyah	580,000
New Zealand	Auckland	549,000		Palmerson North	111,000
Milling
New Zealand	Mt Maunganui	87,000		Christchurch	79,000

(1)	Facility in the course of construction and not currently operational.

(2)	Facilities in which we have an interest of 50% or less.

(3)	Facilities held under lease.

(4)	We own two bakeries at Clayton.

      As of the date of this prospectus, our yeast plants have a total annual production capacity of approximately 640,000 tons and are operating at approximately 84% of capacity. Our yeast extracts plants have a total production capacity of approximately 11,000 tons and are operating at approximately 71% of capacity. Our bakery ingredients plants have a total production capacity of 69,000 tons and are operating at approximately 52% of capacity. Our herbs and spices plants have a total production capacity of approximately 115,000 tons and are currently operating at approximately 50% of capacity. Our utilization rates at our facilities vary from a low of approximately 22% of capacity in our herbs and spices processing plant in Cochin, India to 100% of capacity.

      As of the date of this prospectus, our significant Goodman Fielder bakery plants in Australia have a total production capacity of approximately 1,288 million units of bread and bread related products and are operating at approximately 41% of capacity. Our Goodman Fielder edible fats and oil plants in Australia have a total annual production capacity of approximately 435,000 tons and are operating at approximately 76% of capacity. Our Goodman Fielder cereals and snacks plant in Australia has a total production capacity of approximately 88,000 tons and is operating at approximately 70% of capacity.

      Our significant Goodman Fielder consumer food plants in New Zealand have an annual production capacity of approximately 149,000 tons and are operating at approximately 57% of capacity. Our Goodman Fielder bakery plants in New Zealand have a total annual production capacity of approximately 681.5 million units of bread and bread related products and are operating at approximately 45% of capacity. Our Goodman Fielder milling plants in New Zealand have an annual production capacity of approximately 265,000 tons and are operating at approximately 83% of capacity.

Employees

      As of January 31, 2004, we had approximately 13,850 employees distributed as follows:

Segment	Employees

Yeast and bakery ingredients:
North America	385
Europe	465
Latin America	1,300
Asia Pacific	2,385

Total yeast and bakery ingredients	4,535
Herbs and spices	540
Goodman Fielder Australia	4,845
Goodman Fielder New Zealand	2,355
Other(1)	1,480
Corporate	95

Total employees	13,850

(1)	Includes employees of our Goodman Fielder International businesses in the South Pacific and Asia.

      These employee numbers include approximately 920 people employed in joint venture operations in which our ownership interest is 50% or less.

      As of January 31, 2004, approximately 7,000 of our employees belong to unions or are covered by collective bargaining agreements. We believe the relationship between our management and the unions is generally good.

Sales and Marketing

      Our sales and marketing is primarily carried out on a decentralized basis in our various businesses throughout the world.

      In our industrial yeast business, we negotiate directly with our customers, which include bakeries and distributors. Our sales of dry yeast to the large import markets of Africa and the Middle East are coordinated through a centralized sales and marketing office based in Europe. In our consumer yeast business we negotiate directly with supermarkets and use brokers to stock supermarket shelf space on our behalf.

      In our herbs and spices business, we have a 45 person sales and marketing team. We also use a broker network with over 4,700 representatives for direct sales initiatives. For product promotions, we use a combination of consumer promotion, print advertising and point-of-sale merchandising.

      Goodman Fielder currently operates separate sales and marketing functions in each of its business segments employing approximately 610 people, which includes approximately 500 people employed in the sales field operations.

Technology and Intellectual Property

      Our technology and development department focuses on improving quality and productivity across our global yeast, yeast extracts and bakery ingredients businesses. It provides support in six main areas:

•	the ongoing design, construction and commissioning of new yeast plants;

•	design and selection of environmental control equipment, most particularly new effluent treatment plants;

•	operational support including general process advice, fermentation and microbiological trouble shooting and testing know-how;

•	process and trouble-shooting advice in respect to environmental issues;

•	provision of yeast seed cultures to operations; and

•	development and introduction of new products and processes.

      Our Goodman Fielder consumer foods and bakery business engages in research and development projects to improve the quality of its products and the efficiencies of its processes. This results in the creation of proprietary technology and intellectual property in areas including:

•	development of product and company brands, trademarks and logos;

•	product and packaging designs;

•	development of new materials for packaging and storing food;

•	development of new or improved food ingredients; and

•	development of new food manufacturing processes.

      The technology we use in the manufacture of our yeast and bakery ingredients products is important to our business. None of this technology is patented. Although we own a number of patents, we do not consider any patent to be of such importance that its loss would materially affect us. Additionally, our intellectual property rights consist of a portfolio of trademarks. In connection with our yeast and bakery ingredients business, we own the Fleischmann’s and Benchmate brand names in the United States and Canada, the Mauri brand name throughout Asia Pacific, Europe and Brazil, the Calsa brand name in Argentina, and the Pure Culture Products, Provesta and Ohly brand names in Europe and the United States. As a result of completing our acquisition from Kraft Foods International, Inc., of its Fleischmann’s yeast and bakery ingredients business in Latin America, we have acquired its Fleischmann’s trademark for yeast and bakery ingredients in South and Central America. In connection with our herbs and spices business, we own the Durkee, Spice Islands, Trader’s Choice, Dec-A-Cake and Tone’s brand names. We also have a perpetual license to use the French’s brand name in our herbs and spices business, subject to termination for failing to maintain certain sales minimums. Although we have met such sales minimums in the past, we cannot assure you that we will be able to satisfy such minimums in the future. In connection with Goodman Fielder’s consumer foods and bakery business, we own the Bluebird, Buttercup, Champion, Country Bake, Irvines, Leaning Tower, Meadow Lea, Mighty Soft, Pampas and Uncle Tobys brand names. Goodman Fielder also has a license to use the Vogels brand name in its bread and bakery business in New Zealand.

      We believe that we devote appropriate resources to the protection of our technology and intellectual property. The protective actions that we take, however, may not be enough to prevent misappropriation, unauthorized usage or imitation by others, which might cause us to incur significant litigation costs and could harm our competitive position, image or brands. Additionally, the laws of certain countries may not protect our technology and trademarks to the same extent as do the laws of the United States.

Environmental Matters

      Our operations, including those of Goodman Fielder, are subject to extensive federal, state, provincial and local environmental laws and regulations, including those governing air emissions, water and wastewater discharges, noise and odor emissions, the management and disposal of hazardous materials, and the clean up of contaminated sites. In addition, we have incurred, and in the future may incur, liability under environmental statutes and regulations with respect to the contamination of sites we own or operate or have owned or operated (including contamination caused by prior owners and operators of such sites, abutters or other persons), and the off-site disposal of hazardous materials. We regard the management of environmental risks and compliance with environmental laws as a key business issue.

      The following summarizes how we comply with the environmental rules and regulations that currently affect us.

Air Emissions

      Our production of yeast generates certain air pollutants, including acetaldehyde, a volatile organic compound. In order to achieve and maintain compliance with environmental standards, we could either install pollution control technologies, such as biofiltration, or monitor and control the production processes, such as by optimizing the oxygen supply in the fermenter, to reduce emissions. Although our yeast production facilities have often achieved compliance with environmental standards through technical improvements in production processes, the enactment of a new air law in Germany may require our German facilities to install a new gas scrubber or to make improvements to the existing scrubber, if applicable. Production of yeast also generates occasional odor emissions from feed material or imbalances during the fermentation process. These are generally minor in nature, and in only a few situations are air treatment systems necessary. Yeast extract production produces greater odor emissions and we have either made changes to the materials used or installed air treatment systems at certain facilities to remove the odor.

      Our herbs and spices operations result in the generation of organic particulates, nitrogen oxide from process boilers, and cryogenic milling emissions. We have obtained air permits from the requisite regulatory agencies, where necessary, for these emissions.

      All our Goodman Fielder operations result in the emissions of some air pollutants, the quantities of which are in compliance with applicable environmental standards and/or any permits. For our larger Australian facilities, as required by law, we report our emissions, as well as our use of certain hazardous substances, into a publicly available Australian database.

      Our bread bakeries and snacks/cereals plants emit pollutants such as carbon dioxide, nitrous oxide and volatile organic compounds, that are the by-products of the combustion process as well as emit ethanol resulting from the fermentation process. Due to the type of fermentation process we use, collection and emission control equipment for exhaust is not required nor is it anticipated to be required at our Goodman Fielder bakeries.

Wastewater Discharges

      At some of our facilities, especially those involved in yeast production, process wastewater is generated that exceeds statutory and regulatory pollutant content limits for discharge into bodies of water or into the sewer system. As a result, we collect, treat, and/or store wastewater on-site in order to reduce the pollutant content to levels that are acceptable to regulatory agencies. Collection, treatment, and storage systems are facility-specific, depending on the volume and composition of the wastewater stream, the extent and type of treatment that is required, and the ultimate means of disposal. Where it is necessary to meet local regulations, we construct and operate wastewater treatment plants, most commonly biological treatment plants but also some chemical treatment processes. Additionally, we may change the raw materials and install additional engineering controls in order to change the content of the effluent stream. Furthermore, we obtain the requisite permits to discharge, if such a permit is required by law. We have and will continue to have to expend funds to construct, improve and upgrade effluent treatment facilities and stormwater management systems for ongoing and future compliance. At certain Goodman Fielder facilities we have implemented procedures to ensure that our stormwater discharges do not exceed applicable thresholds. In addition, equipment is installed at most of our Goodman Fielder plants to collect minor waste matter before it may leave the site as stormwater run-off. Process wastewater and stormwater have been actively segregated at these facilities. At our larger Goodman Fielder facilities, process wastewater is treated by various methods in order to ensure that discharges are in compliance with local statutory requirements.

Management and Disposal of Hazardous Materials

      The production of yeast requires the storage of certain hazardous materials, such as ammonia, ammonium sulfate, phosphoric acid, nitric acid and sulfuric acid. Edible oil processing requires the use and storage of hazardous materials, such as caustic soda, sulphuric acid, hydrochloric acid, diatomaceous earth, nitrogen, oxygen, hydrogen, platinum catalyst and liquid ammonia. Vinegar production requires the use and storage of ethanol. Some of our bread bakeries require the use and storage of carbon dioxide for some products. There are statutory and regulatory requirements in some locations where we operate governing the storage of such materials in order to avoid inadvertent releases to the environment. Our materials are stored in accordance with applicable regulations governing such storage, except for specific improvements at our Australian vinegar plant which are in progress. We also maintain tanks that contain significant quantities of molasses, which is not a hazardous material. However, due to the large quantity of material involved and the potential environmental impact if there were a release, we have adopted appropriate spill response plans and containment measures to prevent off-site migration and/or soil pollution in the event of a spill. For our spice processing operations, we store liquid nitrogen in accordance with applicable requirements.

      Our facilities generate small quantities of hazardous wastes (mostly solvents) and used oils. We dispose of such wastes in accordance with the governing statutory and regulatory requirements, including transferring such wastes to solid waste management contractors and/or to authorized recyclers for proper disposition.

Employee Health and Safety

      We comply with statutory and regulatory requirements on training and protecting employees from certain chemical hazards. We provide training on notification, hazard communication, emergency response, spill prevention and containment. In addition, where required, we provide hearing protection equipment inside facilities in order to maintain acceptable decibel levels for employees.

      We have allocated capital expenditure amounts for ongoing and future environmental compliance in a number of our operations. A particular focus of this is the improvement of effluent treatment facilities at our yeast manufacturing plants around the world. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations,” beginning on page 70, “— Liquidity and Capital Resources,” beginning on page 84 and “— Capital Expenditures and Commitments,” beginning on page 87 for additional information.

      We believe that there are no material instances of environmental non-compliance. We periodically experience a small number of minor environmental incidents, some of which have resulted in fines from regulatory authorities. In addition, wastewater discharges at some of our yeast manufacturing plants do not meet local standards. In these cases, action plans have been agreed upon with local regulatory authorities to address the issue.

      We cannot assure you that the application or violation of environmental laws and requirements or the adoption of new laws and regulations will not have a material adverse effect on our operations, financial performance or prospects.

Litigation and Regulatory Matters

      On March 26, 2003, Goodman Fielder announced that the Australian Taxation Office had issued an assessment imposing additional income tax, penalties and interest relating to arrangements concerning a financing facility entered into in 1990 and scheduled to expire in 2005. The amended assessments incorporated additional income tax, penalties and interest of approximately A$126.5 million. A Settlement Deed has been made with the Australian Taxation Office to settle the matter for approximately A$53.0 million in tax, penalties and interest. A$20.0 million was paid in cash to the Australian Taxation Office on June 4, 2003, which will be offset against the A$53.0 million now required to be paid to the Australian Taxation Office. On December 23, 2003, Goodman Fielder paid A$16.5 million to the Australian Taxation Office. The balance of A$16.5 million plus A$0.3 million of interest was paid on January 16, 2004.

      On April 23, 2003, the Dutch Court of Appeal in the Hague held that a flour shipment supplied by Meneba B.V., a Dutch company sold by Goodman Fielder, was entitled to be rejected by the purchasers of that flour and that the purchasers were also entitled to be repaid the purchase price, accrued interest, additional damages and legal costs. Goodman Fielder Limited had agreed in April 1997 to indemnify Meneba for all damages, costs or expenses in connection with this dispute. Meneba has the right to appeal the decision of the Dutch Court of Appeal to the Dutch Supreme Court. However, it is not possible to do this until the present proceedings, as pending before the Court of Appeal in the Hague, have resulted in a final judgment of the Dutch Court of Appeal and only then can a further appeal (against both the interim appeal judgment of April 23, 2003 and the final appeal judgment yet to be given) be lodged. On December 4, 2003 the plaintiff in the Dutch Court of Appeal proceedings (the purchasers of the flour) filed their Brief on Damages with the Court. The amount claimed by the plaintiffs in these proceedings as specified in their Brief on Damages is approximately U.S.$13.5 million (A$18.2 million).

      Meneba filed its Brief in response to the plaintiff’s Brief on Damages on January 15, 2004. It is uncertain as to when a decision on the amount of damages will be made by the Dutch Court of Appeal, but it is not expected that a decision would be made before mid 2004. Management currently estimates that damages for the repayment of the purchase price, accrued interest, additional damages and legal costs will be less than the amount claimed by the plaintiff’s in their Brief on Damages. Goodman Fielder may also have liability with respect to separate proceedings to which Meneba is party before the Belgium Court of Cassation. These proceedings relate to an alleged breach of trademarks which were used on the flour sacks. The maximum potential liability of Meneba in these proceedings is estimated to be U.S.$1.2 million plus accrued interest (A$1.6 million). Therefore, it is not currently possible to estimate what impact, if any, the ultimate resolution of this matter would have on our results of operations, financial position or cash flows. In addition there is some uncertainty surrounding our indemnification liability to Meneba, and the amount of our ultimate liability may be more or less than the amount ultimately awarded by the Dutch Court of Appeal and the Belgium Court of Cassation.

      From time to time we are engaged in litigation and regulatory investigations arising in the ordinary course of our businesses. While any such litigation or investigation has an element of uncertainty, we do not believe that we are engaged in any legal proceedings which would be likely to have a material adverse effect on our financial condition or results of operations.

      Goodman Fielder has disposed of a number of its businesses, including its milling business and its ingredients business segment, and has given warranties and indemnities to the relevant purchasers of these businesses in connection with these disposals. Some of the time periods within which a claim can be brought under these warranty and indemnity provisions have not yet expired. If any material claims under these provisions are successfully brought against Goodman Fielder, it may have an adverse effect on the business, financial condition and operations of Goodman Fielder and our consolidated businesses, financial condition and operations.

MANAGEMENT

      The directors of Burns Philp are subject to periodic retirement and re-election by shareholders in accordance with Burns Philp’s constitution and the rules of the Australian Stock Exchange Limited. Every director, other than the managing director, must retire from office and stand for re-election at the later of three years from the date of his or her appointment or the third annual general meeting following his or her appointment. A director who is appointed by the board during the year is required to stand for election at the next Annual General Meeting.

      The following table sets forth certain information with respect to the persons who are members of the board of directors of Burns Philp or who are executive officers of the Burns Philp Group.

Name	Age	Title

Alan McGregor	67	Chairman of the Board of Directors
Graeme Hart	48	Deputy Chairman of the Board of Directors
Thomas Degnan	56	Managing Director and Chief Executive Officer
Mark Burrows	59	Director
Bryce Murray	46	Director
Fred Smith	72	Director
Allen Hugli	41	Chief Financial Officer
Helen Golding	41	Company Secretary & Group Legal Counsel
Geoffrey Black	53	Vice President, Technology & Development
Frank Schoonyoung	61	President, Yeast/ Bakery North America
R. Steven Martin	47	President, Tone Brothers, Inc. & Managing Director, Baking Australia
Oscar Devotto	75	Chairman, Yeast/ Bakery Latin America
Fernando Wall	53	Vice President, Hispanoamerica
Paulo Stoffel	48	Vice President, Brazil
John Lynch	59	President, Yeast Europe and Extracts
Richard Meagher	39	Vice President, Australia, New Zealand, China & East Asia
Srinivas Garapati	39	Vice President, Yeast/ Bakery South & West Asia
Ronald Vela	42	Managing Director, Goodman Fielder New Zealand Limited
Andrew McIver	40	General Manager, Goodman Fielder Australia (Consumer Foods)
Geoffrey Erby	34	General Manager, Meadow Lea Foods
Paul Hitchcock	44	General Manager, Goodman Fielder Australia (Commercial and Food Services)

      Alan McGregor: Mr. McGregor was appointed Chairman of the Board of Directors in April 1997 after having served as a director since 1993. He is a member of the Audit Committee. Mr. McGregor is also Chairman of James Hardie Industries Limited, an international manufacturer and marketer of fiber cement building products, and Australian Wool Testing Authority Limited, a company which tests and assesses essential characteristics of wool.

      Graeme Hart: Mr. Hart was appointed Deputy Chairman in September 1997. Prior to joining us, Mr. Hart was Chairman of Whitcoulls Group Ltd., a New Zealand stationery supply and New Zealand and Australian stationery and book retail group. He is the Chairman of Rank Group Limited, a private investment company, a director of New Zealand Dairy Foods Holdings Limited and New Zealand Dairy Foods Limited, a consumer foods group supplying a range of dairy products, and a director of a number of private investment companies.

      Thomas Degnan: Mr. Degnan was appointed Managing Director and Chief Executive Officer in September 1997. Prior to joining us, Mr. Degnan was Group Vice President, Universal Foods Corporation, now Sensient Technologies Corporation, a North American based yeast and specialized food products manufacturer. Mr. Degnan is a director of Jones Dairy Inc., a manufacturer and distributor of meat products.

      Mark Burrows: Mr. Burrows was appointed as a director in October 1991. He is Chairman of the Audit Committee. Mr. Burrows is also Deputy Chairman of ING Barings Holdings Limited (U.K.), an investment bank, and Brambles Industries Limited, an international provider of industrial services, materials and business rental equipment. He is also Chairman of the Sydney Theatre Company. He is a director of John Fairfax Holdings Limited, a media and publishing group.

      Bryce Murray: Mr. Murray was appointed as a director in June 2003. Mr. Murray is the Chief Financial Officer of Rank Group Limited. He is also a director of New Zealand Dairy Foods Limited and New Zealand Dairy Foods Holdings Limited. Each of these companies are wholly owned subsidiaries of Rank Group Limited. Prior to his joining Rank Group he was a partner in Deloitte Touche Tohmatsu. Mr. Murray has had extensive involvement with the management and operations of the Burns Philp Group since Rank Group became a shareholder in 1997.

      Fred Smith: Mr. Smith was appointed as a director in March 1993. He is a member of the Audit Committee. Mr. Smith was also Chairman of Stallion Technologies Pty. Limited, a computer technology company, until August 2002.

      Allen Hugli: Mr. Hugli was appointed Chief Financial Officer in November 1999. Prior to becoming our Chief Financial Officer, he was our Group Financial Controller. Prior to joining us, Mr. Hugli held positions in financial management and audit practices in Australia, Canada and New Zealand. Mr. Hugli was formerly employed by Mr. Hart’s private company.

      Helen Golding: Ms. Golding was appointed Company Secretary & Group Legal Counsel in April 1998. Ms. Golding joined us in January 1992 and has held various roles in our legal department.

      Geoffrey Black: Mr. Black joined us in March 1994 and was appointed Vice President, Technology & Development in February 1998.

      Frank Schoonyoung: Mr. Schoonyoung was appointed President Yeast/ Bakery North America in September 1996. Mr. Schoonyoung has over 30 years experience in the global food ingredients industry and, prior to joining us, held senior management positions in international food businesses in North America.

      R. Steven Martin: Mr. Martin was appointed President and Chief Executive Officer of Tone Brothers, Inc. in June 2001 and Managing Director, Baking Australia in April 2003. Prior to joining Tone Brothers, Inc., Mr. Martin held the position of Executive Vice President of Sensient Technologies Corporation, a North American based yeast and specialized food products manufacturer, and was responsible for managing Sensient’s flavor, color and yeast businesses. Mr. Martin began his career at Monsanto Chemical Company, a leading global provider of agricultural products, in 1978 and in his 15 years there served in various technical, sales and business management positions.

      Oscar Devotto: Mr. Devotto was appointed Chairman Yeast/ Bakery Latin America in 1990. Mr. Devotto has over 30 years experience in managing food operations in Latin America.

      Fernando Wall: Mr. Wall was appointed Vice President, Hispanoamerica in 2002, after previously having served as Vice President, Yeast/ Bakery Argentina and Chile since 1993. Mr. Wall joined us in 1985. Mr. Wall has over 20 years experience in the food industry.

      Paulo Stoffel: Mr. Stoffel was appointed Vice President, Brazil in 2002, after having previously served as Vice President, Yeast/ Bakery Brazil and Uruguay since September 1999. Mr. Stoffel joined us in October 1995 as General Manager of our Brazilian yeast operation. Prior to joining us, Mr. Stoffel held the position of Sales and Marketing Director, Europe & Middle East with the Carborundum Company, a specialty ceramic product manufacturer.

      John Lynch: Mr. Lynch joined us in December 1984 and was appointed President Yeast Europe & Extracts in July 1990. He assumed global responsibility for the yeast extract business in 1998. Prior to joining us, Mr. Lynch spent eight years as Managing Director of Bolande Bakery Ltd., a bakery/food company located in Ireland.

      Richard Meagher: Mr. Meagher was appointed Vice President, Australia, New Zealand, China & East Asia in February 2001 and Managing Director of Goodman Fielder’s International Business in April 2003. Prior to joining us, Mr. Meagher worked for Goodman Fielder.

      Srinivas Garapati: Mr. Garapati was appointed Vice President of Yeast/ Bakery South & West Asia in December 1994, having joined us in July 1993. Mr. Garapati is responsible for our operations in the Indian sub-continent, Vietnam, Malaysia and the Middle East. Prior to joining us, Mr. Garapati held several management positions in the U.S. and in Asia.

      Ronald Vela: Mr. Vela was appointed Managing Director of Goodman Fielder New Zealand Limited in March 2001. Mr. Vela has held five senior executive positions over the last 16 years with Goodman Fielder, including Managing Director of Bluebird Foods Ltd. and General Manager of Corporate NZ. Prior to joining Goodman Fielder, Mr. Vela was Finance Director of the Vela Group of Companies, which included Vela Fishing Ltd. and Vela Thoroughbreds.

      Andrew McIver: Mr. McIver joined Goodman Fielder in January 1990 and was appointed General Manager of Goodman Fielder Australia (Consumer Foods) in August 2003. Mr. McIver has held various senior management roles at Goodman Fielder in retail, industrial and food service.

      Geoffrey Erby: Mr. Erby was appointed General Manager of Meadow Lea Foods in August 2003. Mr. Erby joined Goodman Fielder as Category Manager in November 2001, and has held various positions in sales and marketing. Prior to joining Goodman Fielder, Mr. Erby held various sales and marketing positions with Coca-Cola Amatil.

      Paul Hitchcock: Mr. Hitchcock was appointed General Manager of Goodman Fielder Australia (Commercial and Food Services) in August 2003. Mr. Hitchcock has held senior positions over the past four years with Goodman Fielder, including Director of Field Operations and Business Director, Goodman Fielder Food Service and Commercial. Prior to joining Goodman Fielder, Mr. Hitchcock worked for the Lion Nathan Ltd., an Australasian brewing company, in various senior management positions.

Executive Compensation

      The performance and compensation of our board and senior executives are reviewed annually and the Managing Director’s compensation is approved by our board of directors. The fees paid to our non-executive directors are within the combined amount approved by our shareholders. Executive compensation and other employment terms are reviewed annually by us having regard to performance during the year, relevant comparative information and independent expert advice. Our broad policy is to ensure that compensation properly reflects the nature of the individual’s duties and responsibilities and is competitive enough to attract, retain and motivate people of the highest caliber. Our senior executives may receive a performance based incentive related to achievement of specific objectives set at the start of the year, including profit achievement and operational goals. See the Summary Compensation Table below. Our senior executives who manage operations, other than Mr. Degnan, also are eligible for annual performance based bonuses of each of their respective base salaries, payable annually on achievement of EBIT, cash-flow targets and individual objectives specific to their respective business units. These targets are determined by the board of directors of Burns Philp.

      During fiscal 2003, we paid an aggregate of A$305,000 in base compensation and A$27,450 in superannuation contributions, which are payments into tax-advantaged retirement trust funds established under Australian law, to three of our five non-executive directors. Mr. Hart and Mr. Murray did not receive a director’s fee for fiscal 2003. From 1993 to November 5, 2003, the maximum amount of fees payable in the aggregate to our non-executive directors in any one financial year was A$450,000, exclusive of retirement payments. On November 5, 2003, our shareholders passed a resolution by which the aggregate remuneration of non-executive directors was increased by A$450,000 to a total amount not exceeding A$900,000 in any one financial year. The basic fee payable to our non-executive directors in fiscal 2003 was A$60,000. Mr. Burrows received A$5,000 above the basic fee for acting as Chair of our Audit Committee. Mr. McGregor received A$120,000 over the basic fee for acting as Chairman. Our non-executive directors do not receive any performance based compensation. Our directors do not receive compensation in the form of stock options.

      The following table sets forth certain summary information concerning the compensation received by our non-executive directors during fiscal 2003. Mr. Degnan is the only executive officer who serves as a director. As he receives no compensation in his capacity as a director, summary information concerning Mr. Degnan’s compensation is included in the discussion of the compensation received by our executive officers.

	Base		Non-Cash	Superannuation	Options	Retirement	Total
	Compensation	Incentives	Benefits	Contributions	Issued(1)	Benefits	Compensation

	(A$)	(A$)	(A$)	(A$)	(A$)	(A$)	(A$)
Mark Burrows	65,000	—	—	5,850	—	—	70,850
Graeme Hart	—	—	—	—	—	—	—
Alan McGregor	180,000	—	—	16,200	—	—	196,200
Bryce Murray	—	—	—	—	—	—	—
Fred Smith	60,000	—	—	5,400	—	—	65,400

(1)	No options over unissued shares in Burns Philp were granted to any director or any executive officer of the Burns Philp Group as part of their remuneration during the reporting period. There are no unvested options held by any director or executive officer.

     Up until the end of 2003, Messrs. McGregor, Smith and Burrows were entitled to certain accrued benefits on retirement. At Burns Philp’s board of directors’ meeting on November 5, 2003, it was resolved to discontinue these retirement arrangements. It was agreed that the amounts accrued under these arrangements be fixed as of December 31, 2003, and adjusted thereafter by reference to the Consumer Price Index from January 1, 2004, until each ceases to be a director, on which respective date the accrued benefit shall be paid. It was also resolved on November 5, 2003, that we would adopt a composite fee model with effect from January 1, 2004, under which our Chairman would receive fees of A$300,000 and each of the other non executive directors would receive fees of A$100,000. Mr. Hart and Mr. Murray do not currently intend to draw a director’s fee. These fees are inclusive of any compulsory superannuation contributions we are required to make. No additional fees will be payable to any non executive director for participation on any committee of Burns Philp’s board of directors.

      Our executive officers do not receive compensation in the form of stock options. The following table sets forth certain summary information concerning the compensation during fiscal 2003 received by (a) our Chief Executive Officer and the four other most highly compensated executive officers of Burns

Philp and (b) the five continuing executive officers of the Burns Philp Group receiving the highest compensation.

	Base		Non-Cash	Superannuation	Options	Retirement	Total
	Compensation	Incentives	Benefits(2)	Contributions	Issued(3)	Benefits	Compensation

	(A$)	(A$)	(A$)	(A$)	(A$)	(A$)	(A$)
Burns Philp
Thomas Degnan(1)	1,676,856	978,166	127,766	24,279	—	—	2,807,067
Allen Hugli	390,500	97,625	25,435	—	—	—	513,560
Richard Meagher	270,000	175,000	6,231	30,000	—	—	481,231
Helen Golding	246,104	75,000	47,695	30,000	—	—	398,799
Geoffrey Black	176,000	44,000	1,333	44,000	—	—	265,333
Burns Philp Group
R. Steven Martin(1)	768,559	768,559	34,744	15,441	—	—	1,587,303
John Lynch(1)	421,576	39,785	92,692	268,212	—	—	822,265
Frank Schoonyoung(1)	571,511	135,371	89,726	24,279	—	—	820,887
Fernando Wall(1)	539,365	152,838	33,375	—	—	—	725,578
Robert MacPherson(1)	337,118	210,968	32,751	15,441	—	—	596,278

(1)	Compensation was paid in currencies other than A$ and for the purposes of disclosure it was converted at the average exchange rates during the period.

(2)	This includes movements in accrued annual leave liabilities from the previous financial year.

(3)	No options over unissued shares in Burns Philp were granted to any director or any executive officer of the Burns Philp Group as part of their remuneration during the reporting period. There are no unvested options held by any director or executive officer.

      Mr. Degnan has entered into an employment agreement with Burns Philp Inc. for a term expiring on February 1, 2006. Under this agreement, Mr. Degnan serves as Chief Executive Officer and President of Burns Philp Inc. and pursuant to that agreement, received an initial base salary of U.S.$750,000. Mr. Degnan’s current initial base salary is U.S.$1,200,000. Mr. Degnan will be eligible for an annual performance-based bonus of up to 50% of his base salary, based on attaining pre-established key financial and strategic objectives. These targets are determined by the board of directors of Burns Philp in consultation with Mr. Degnan. Mr. Degnan also is eligible for an annual car allowance of U.S.$70,000 and reimbursement of financial planning assistance costs up to U.S.$25,000. Mr. Degnan’s compensation is subject to periodic review in accordance with the agreement.

      Mr. Degnan will be entitled to a change of controlling shareholder payment in the form of a lump sum payment equal to approximately twice his annual base salary, maximum bonus and car allowance if Mr. Hart ceases to be our controlling shareholder on a fully diluted basis. In addition, if Mr. Degnan’s employment is terminated without cause or is deemed terminated prior to the expiration of the employment term, Mr. Degnan will be entitled to a lump sum severance payment equal to (1) the base salary, maximum bonus and car allowance for the remainder of the employment term if no change of controlling shareholder payment has been made or (2) one year of base salary, maximum bonus and car allowance if a change of controlling shareholder payment has already been made.

      Mr. Martin receives a base salary of U.S.$600,000 and will receive an annual bonus of U.S.$400,000 for the period July 1, 2003 to June 30, 2004. In the event of Mr. Martin’s termination without cause, he will receive one year’s salary plus the highest annual bonus he was paid in the preceding three years, and will be eligible for the continuation of medical benefits for 18 months. If there is a sale of all or substantially all of the capital stock or assets of Tone Brothers, Inc., Mr. Martin will be entitled to a lump sum payment equal to three times his base annual salary. Mr. Martin will also be entitled to a lump sum payment equal to three times his base annual salary if Mr. Hart ceases to be our controlling shareholder on a fully diluted basis.

      Mr. Lynch is paid a base salary of €250,000. He may also be entitled to an annual bonus representing a percentage of his annual base salary. The maximum bonus he is to receive, and the criteria to determine the amount he actually receives, are determined by Burns Philp’s board of directors on an annual basis. In addition, we contribute a yearly amount to his pension equal to the sum of (1) 18% of Mr. Lynch’s base salary and bonus and (2) €35,030 (increased annually at the rate Mr. Lynch’s base salary is increased). His employment with Burns Philp can be terminated upon six months written notice by either him or Burns Philp, by a lump sum payment to him from Burns Philp representing six months salary, or by mutual agreement. Burns Philp may also terminate Mr. Lynch’s employment without notice in the event of serious misconduct.

      Messrs. Schoonyoung, Wall, MacPherson, Hugli, Meagher and Black and Ms. Golding each receive a base salary of U.S.$325,000, U.S.$370,000, U.S.$222,000, A$450,000, A$350,000, A$235,000 and A$400,000, respectively. They each may also be entitled to an annual bonus representing a percentage of their respective annual base salary. The maximum bonus for which they are each eligible, and the criteria to determine the amount they actually receive, are determined by Burns Philp’s board of directors on an annual basis. In connection with the possible sale of our herbs and spices business, we are negotiating an agreement with Mr. MacPherson that would entitle him to receive additional amounts in relation to that sale; we do not expect these additional amounts to be material to us.

SECURITY OWNERSHIP OF OUR

DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

      As of February 29, 2004, we had outstanding:

•	2,031,834,572 ordinary shares; and

•	797,300,123 CP Shares, each of which are convertible, subject to their terms, into one ordinary share.

      The CP Shares do not, until converted into ordinary shares, have general voting rights. No shareholder has voting rights that differ from any other holder of those shares.

Beneficial Owners

      The following tables set forth certain information regarding beneficial ownership of our ordinary shares as of February 29, 2004, by:

•	each person who is known by us to own beneficially 5% or more of the outstanding shares of each class of our voting shares;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and named executive officers as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities as well as the right to acquire securities under options and convertible securities. In computing the number of shares beneficially owned by a person and the percent of ownership of that person, shares subject to options and warrants such as our CP Shares held by that person that are presently exercisable or will become exercisable within 60 days are deemed outstanding. These shares are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to the following table, the persons named in the table have sole voting and investment power with respect to all of our ordinary shares shown as beneficially owned by them.

Shareholdings of 5% Beneficial Owners

	Beneficial Ownership
	of Ordinary Shares

		% of
		shares
		beneficially
	Number	owned

Beneficial Owner:
Graeme Hart(1)	1,629,315,312	57.6

(1)	Mr. Hart’s beneficial ownership of ordinary shares shown above is represented by:

•	1,091,671,101 issued ordinary shares (250,000,089 of which were issued on December 12, 2002, 350,000,000 of which were issued on March 26, 2003, 351,634,600 of which were issued on June 10, 2003 and 34,494,086 of which were issued on September 4, 2003, in each case pursuant to the exercise of 2003 options); and

•	537,644,211 shares represented by CP Shares.

These shares are held by Millstreet Investments Limited and Kintron Developments Limited, subsidiaries of Rank Group Limited, of which Mr. Hart is the owner. The CP Shares do not carry any voting power. As of February 29, 2004, Mr. Hart had present voting power of 53.7% of our outstanding ordinary shares. Except for changes in Mr. Hart’s beneficial shareholdings, there has not been any significant change in the percentage ownership by any existing shareholder during the past three years.

Shareholdings of Directors and Executive Officers

			% of total
			beneficially
	Ordinary Shares	CP Shares(1)	owned

Directors and Executive Officers
Alan McGregor	114,608	244,226	*
Graeme Hart	1,091,671,101	537,644,211	57.6
Thomas Degnan	3,391,050	619,122	*
Mark Burrows	5,843	—	*
Bryce Murray	—	—	—
Fred Smith	13,723	5,779	*
Allen Hugli	210,571	100,000	*
Helen Golding	—	—	—
John Lynch	98,035	—	*
Srinivas Garapati	102,000	6,000	*
Oscar Devotto	—	—	—
Frank Schoonyoung	—	—	—
R. Steven Martin	500,000	—	*
Geoffrey Black	—	—	—
Fernando Wall	—	—	—
Paulo Stoffel	—	—	—
Richard Meagher	—	—	—
Robert Gordon	—	—	—
Ronald Vela	—	—	—
Andrew McIver	—	—	—
Geoffrey Erby	—	—	—
Paul Hitchcock	16,400	—	*

Directors and Executive Officers as a Group (22 persons):	1,096,173,331	538,619,338	57.8%

*	indicates less than 1%.

(1)	A total of 799,022,733 CP Shares were issued in August 2001. Mr. Hart acquired 537,644,211 CP shares in August 2001.

Domicile of Shareholders

	Ordinary Shares		CP Shares

	Number of	Number of	Number of	Number of
	Holders(1)	Securities	Holders(1)	Securities

Australia	29,549	798,508,195	7,182	230,583,793
United States	65	2,196,228	4	26,187
Other	4,683	1,231,130,149	951	566,690,143

Total	34,297	2,031,834,572	8,165	797,300,123

(1)	Holders of record. Since certain of the shares are held by brokers or other nominees, the above numbers are approximations and not representative of the actual number of United States and Australian persons who are beneficial owners.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      Graeme Hart holds his beneficial interests in our securities through subsidiaries of his private company, Rank Group Limited, of which he is Chairman. During the past three fiscal years we have paid Rank Group A$1,542,000, A$1,349,000 and A$1,816,000, and in the six months ended December 31, 2003 we have incurred approximately A$900,000 in reimbursement of salaries and travel and expenses of employees of his private company who performed services for us during the particular period.

      Rank Group owns 100% of New Zealand Dairy Foods Holdings Limited and New Zealand Dairy Foods Limited, a foods group supplying a range of dairy products. A controlled entity of Goodman Fielder, Goodman Fielder New Zealand Limited, packages certain products for New Zealand Dairy Foods Limited. The terms of this arrangement were entered into in August 2003. The value of the work performed and invoiced is approximately NZ$6.0 million per year.

      From time to time, our directors, directors of our subsidiaries or their close family members may purchase goods from us. These purchases are on the same terms and conditions as our employees or customers and are trivial in nature.

      Each of our directors, other than Mr. Murray, holds ordinary shares. Each of our directors, other than Mr. Burrows and Mr. Murray, holds CP Shares. See “Security Ownership of Our Directors, Executive Officers and Certain Beneficial Owners,” beginning on page 131. Each director will participate in benefits which they are entitled to receive as the result of holding the ordinary shares and CP Shares in accordance with the relevant terms of the securities. All transactions in our shares, 7.5% Notes and CP Shares have been on the same terms and conditions as those generally available to other security holders.

      Each of our directors also held 7.5% Notes issued by Burns Philp Food North America Inc., one of our subsidiaries. Each of our directors participated in benefits which they were entitled to receive as the result of holding the 7.5% Notes in accordance with their terms. We repurchased all the 7.5% Notes between June 30, 2001, and December 31, 2001.

      At our extraordinary general meetings held in February 1998, June 1999, June 2001 and July 2003, our ordinary shareholders approved, by the majority required by relevant Australian statutes and the Australian Stock Exchange Listing Rules, a series of resolutions which, among other things, authorized:

•	the issue by us of our 7.5% Notes;

•	the issue by us of our 2003 options (which expired on August 14, 2003);

•	the issue by us of our CP Shares;

•	the exercise of 2003 options by Mr. Hart, or certain of his affiliates, without being required to make a full takeover offer for us; and

•	the making of an offer by us to buy back our 7.5% Notes.

      Under Australia’s corporations legislation and the Australian Stock Exchange’s Listing Rules, Mr. Hart and his related parties were not permitted to vote on resolutions in which they were directly interested. Accordingly, those resolutions that dealt with matters which conferred benefits on Mr. Hart and his related parties were approved by the requisite majority of the balance of our shareholders.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

      We sold the Old Notes on June 21, 2002 to the initial purchasers with further distribution permitted only to (i) qualified institutional buyers under Rule 144A under the Securities Act and (ii) persons in offshore transactions in reliance on Regulation S under the Securities Act. In connection with the sale of the Old Notes, we and the initial purchasers entered into a registration rights agreement, dated June 21, 2002, which requires us to file with the SEC the registration statement of which this prospectus is a part within 120 days of the date of the issuance of the Old Notes (the “Issue Date”) with respect to a registered offer to exchange the Old Notes for the 9 3/4% Series B Senior Subordinated Notes due 2012 offered pursuant to this prospectus, which we refer to as the Exchange Notes and which are identical in all material respects to the Old Notes, except for the transfer restrictions under the Securities Act and registration rights related to the outstanding Old Notes. We also are required to use our reasonable best efforts to cause such registration statement to become effective under the Securities Act within 210 days of June 21, 2002. The registration rights agreement requires us to keep the exchange offer open for at least 30 days after the date notice of the exchange offer is mailed to the holders, and to complete the exchange offer within 40 days after the registration statement for the exchange offer is declared effective by the SEC. A copy of the registration rights agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The exchange offer is being made pursuant to the registration rights agreement to satisfy our obligations thereunder.

      Under existing SEC interpretations contained in several no-action letters regarding similar exchange offers, we believe that, except as described below, the Exchange Notes will be freely transferable by holders other than our affiliates after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents to us in the Registered Exchange Offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Issuer, Burns Philp or any of the subsidiary guarantors, as such terms are interpreted by the SEC; provided, however, that broker-dealers (“Participating Broker-Dealers”) receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement unless the Participating Broker-Dealer cannot make the representations set forth below. In that event, the Participating Broker-Dealer would have to comply with the registration and prospectus delivery requirements of the Securities Act, which are described below in the paragraph following the required representations. See also “Plan of Distribution,” on page 212.

      By tendering Old Notes for Exchange Notes, you will represent to us that, among other things:

(i) the Exchange Notes issued in the exchange offer are being acquired in the ordinary course of business of the person receiving the Exchange Notes, whether or not such person is the holder;

(ii) neither you nor any such other person has an arrangement or understanding with any person to participate in a distribution of such Exchange Notes within the meaning of the Securities Act;

(iii) neither you nor any such other person is an affiliate of the Issuer, Burns Philp or any of the subsidiary guarantors, or if you or such other person is an affiliate of the Issuer, Burns Philp or any of the subsidiary guarantors, you or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

(iv) if you or any such other person is not a broker-dealer that none of you are engaged in or intend to engage in a distribution of the Exchange Securities;

(v) if you are a broker-dealer, that you will receive the Exchange Notes for your own account, you will deliver a prospectus on resale of your Exchange Notes and you acquired your Old Notes as a result of market-making activities or other trading activities; and

(vi) you or any such other person will comply will all transfer restrictions that continue to apply to the Exchange Securities.

      In the event that you cannot make the requisite representations to us, you cannot rely on such interpretations by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other retransfer of Exchange Notes only as specifically set forth herein.

      As noted above, we base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat this exchange offer in the same way it has treated other exchange offers in the past. If our belief is wrong, you could incur liabilities under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

      In the event that:

(1) applicable interpretations of the staff of the SEC do not permit us to effect such a Registered Exchange Offer; or

(2) for any other reason we do not consummate the Registered Exchange Offer within 250 days of the Issue Date; or

(3) an Initial Purchaser shall notify us following consummation of the Registered Exchange Offer that Notes held by it are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer; or

(4) any holders, other than broker-dealers who exchange Old Notes acquired as a result of market-making or other trading activities, are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, then, we have agreed to

(1) promptly file a shelf registration statement (the “Shelf Registration Statement”) with the SEC covering resales of the Notes or the Exchange Notes, as the case may be;

(2) (A) in the case of clause (1) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 210th day after the Issue Date and (B) in the case of clause (2), (3) or (4) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 90th day after the date on which the Shelf Registration Statement is required to be filed; and

(3) keep the Shelf Registration Statement effective until the earliest of (A) the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the Issue Date and (C) the date on which all Notes registered thereunder are disposed of in accordance therewith.

      We are permitted to delay filing any amendment or supplement to a Shelf Registration Statement that has become effective under the Securities Act, or the related prospectus, necessary to permit the sale of Notes under the Registration Statement, and to suspend the use of the Shelf Registration Statement and prospectus, for up to 45 consecutive days and a total of 90 days during any 12-month period, if we determine in good faith that the amendment or supplement would interfere with the negotiation or completion of a transaction or involve disclosure obligations that are not in our best interests at that time.

      We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange

Notes, as the case may be. A holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

      The Issuer will pay additional cash interest to holders of Notes and Exchange Notes subject to restrictions on transfer under the Securities Act,

(1) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 210th day after the Issue Date or, if obligated to file a Shelf Registration Statement pursuant to clause 2(A) above, a Shelf Registration Statement is not declared effective by the SEC on or prior to the 210th day after the Issue Date,

(2) if the exchange offer is not consummated on or before the 40th day after the Exchange Offer Registration Statement is declared effective,

(3) if obligated to file the Shelf Registration Statement, the Issuer fails to file the Shelf Registration Statement with the SEC on or prior to the 30th day (the “Shelf Filing Date”) after the date on which the obligation to file a Shelf Registration Statement arises,

(4) if obligated to file a Shelf Registration Statement pursuant to clause 2(B) above, the Shelf Registration Statement is not declared effective on or prior to the 90th day after the Shelf Filing Date, or

(5) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, the Registration Statement thereafter ceases to be effective or usable during the period in which we are required to maintain the effectiveness of such Registration Statement because either:

•	an event has occurred that results in the prospectus included in the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or

•	it is necessary to amend the Registration Statement or supplement the prospectus to comply with the Securities Act or the Exchange Act and, if the amendment or supplement relates to naming additional holders as selling security holders, the amendment or supplement is not filed or declared effective within five days after we receive the information required to be included in the Shelf Registration Statement from the holder;

(each such event referred to in the preceding clauses (1) through (5) a “Registration Default”);

from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

We will not be required to pay additional interest if a Registration Default relating to a Shelf Registration Statement has occurred principally as a result of

•	the filing of a post-effective amendment to the Registration Statement to incorporate annual financial statements which has not yet become effective,

•	other material events, as to which

o	we are proceeding promptly and in good faith to amend or supplement the Registration Statement and related prospectus, or

o	we have determined that an amendment or supplement to the Registration Statement would interfere with the negotiation or completion of a transaction or involve disclosure obligations that are not in our best interests at that time, and have delayed filing the necessary amendment or supplement, as long as the delay does not exceed 45 consecutive days, or 90 days within any twelve-month period.

      The rate of the additional interest we will pay in the event of a Registration Default will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all

Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. The Issuer will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.

      Because the Registration Statement has not yet been declared effective, on January 17, 2003, an initial Registration Default occurred, and we became required to pay additional annual interest on the Notes. The additional annual interest we are required to pay increased to 1.0% on October 15, 2003 for so long as we have not complied with the registration and exchange offer requirements of the registration rights agreement.

      All references in the indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any additional interest pursuant to the registration rights agreement.

      If we effect the Registered Exchange Offer, we will be entitled under the registration rights agreement to close and consummate the Registered Exchange Offer 30 days after the commencement thereof provided that we have accepted all Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

      Under the registration rights agreement, the Issuer is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by the Securities Act to deliver such prospectus). Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution,” beginning on page 212.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept for exchange any and all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below). We will issue U.S.$1,000 principal amount of Exchange Notes in exchange for each U.S.$1,000 principal amount of outstanding Old Notes surrendered pursuant to the exchange offer. Old Notes may be tendered only in integral multiples of $1,000.

      The form and terms of the Exchange Notes will be the same as the form and terms of the Old Notes except the Exchange Notes will be registered under the Securities Act and therefore will not bear legends restricting the transfer thereof under the Securities Act. The Exchange Notes will evidence the same debt as the Old Notes. The Exchange Notes will be issued under and entitled to the benefits of the indenture, dated June 21, 2002 among the Issuer, Burns Philp, certain of its subsidiaries and The Bank of New York, as Trustee, which also authorized the issuance of the Old Notes, such that both series will be treated as a single class of debt securities under the indenture.

      As of the date of this prospectus, U.S.$400 million in aggregate principal amount of the Old Notes is outstanding. This prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the obligation to accept Old Notes for exchange pursuant to the exchange offer is subject to certain conditions described below under “— Conditions,” beginning on page 138.

      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement.

      We will be deemed to have accepted for exchange properly tendered Old Notes when, as and if we have given oral or written notice thereof to the Exchange Agent and complied with the provisions of the indenture. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.

      If you tender Old Notes in the exchange offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “— Fees and Expenses,” beginning on page 143.

Expiration Date; Extensions; Amendments

      The term “Expiration Date” shall mean 5:00 p.m., New York City time on                     , 2004, unless we, in our sole discretion, extend the exchange offer, in which case the term “Expiration Date” shall mean the latest date to which the exchange offer is extended.

      If we extend the exchange offer, we will notify the Exchange Agent of any extension by oral or written notice and make timely public announcement thereof as described below.

      We reserve the right, in our sole discretion, (i) to extend the exchange offer and, thereby, to delay accepting any Old Notes or to terminate the exchange offer and not permit acceptance of Old Notes not previously accepted, if any of the conditions set forth below under “— Conditions” have not been satisfied, by giving oral or written notice of the delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the exchange offer in any manner which, in our good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Exchange Notes. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to registered holders, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

      Without limiting the manner in which we may choose to make a public announcement of any delay, extension, termination or amendment of the exchange offer, unless we are required by law to distribute a prospectus supplement, we will have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a press release or public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Interest on the Exchange Notes

      The Exchange Notes will bear interest at 9 3/4% per year. Interest on the Exchange Notes will be payable semiannually, in arrears, on January 15 and July 15 of each year, commencing on January 15, 2003. Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of the original issuance of the Old Notes.

Conditions

      Prior to the Expiration Date, we may terminate the exchange offer if:

(a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, might materially impair our ability to proceed with the exchange offer, or

(b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the Staff of the Commission, which, in our judgment, might materially impair our ability to proceed with the exchange offer, or

(c) any governmental approval has not been obtained, which approval we shall, in our discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

      If we determine in our discretion that any of these conditions are not satisfied, we may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders promptly after termination of the exchange offer, (ii) extend the exchange offer and retain all Old Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such Old Notes to withdraw their tendered Old Notes, or (iii) waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered Old Notes which have not been withdrawn.

      The foregoing conditions are for our benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our discretion prior to the Expiration Date. Our failure at any time to exercise any of our rights shall not be deemed a waiver of any such right, and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.

Procedures for Tendering

Book-Entry Interests

      The Old Notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in The Depository Trust Company, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

      If you hold your Old Notes in the form of book-entry interests and you wish to tender your Old Notes for exchange pursuant to the exchange offer, you must transmit to the Exchange Agent on or prior to the Expiration Date either:

(1) a written or facsimile copy of a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the cover page of the Letter of Transmittal; or

(2) a computer-generated message transmitted by means of The Depository Trust Company’s Automated Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the Letter of Transmittal.

      In addition, in order to deliver Old Notes held in the form of book-entry interests:

(1) a timely confirmation of book-entry transfer of such Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedure for book-entry transfers described on page 142 below under “— Book-Entry Transfer” must be received by the Exchange Agent prior to the Expiration Date; or

(2) you must comply with the guaranteed delivery procedures described below.

      The method of delivery of Old Notes and the Letter of Transmittal for your Old Notes and all other required documents to the Exchange Agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. You should not send the Letter of Transmittal or Old Notes to us. You may request your broker, dealer, commercial bank, trust company, or nominee to effect the above transactions for you.

     Certificated Old Notes

      Only registered holders of certificated Old Notes, if any, may tender those Notes in the exchange offer. If your Old Notes are certificated Notes and you wish to tender those Notes for exchange pursuant to the exchange offer, you must transmit to the Exchange Agent on or prior to the Expiration Date a written or facsimile copy of a properly completed and duly executed Letter of Transmittal, including all other required documents, to the address set forth below under “— Exchange Agent,” on page 143. In addition, in order to validly tender your certificated Old Notes:

(1) the certificates representing your Old Notes must be received by the Exchange Agent prior to the Expiration Date; or

(2) you must comply with the guaranteed delivery procedures described below.

     Procedures Applicable to All Holders

      If you tender an Old Note and you do not withdraw the tender prior to the Expiration Date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

      If your Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed, written power of attorney, sometimes called a bond power, authorizing you to transfer the Old Notes in the Exchange Offer from the registered holder. The transfer of registered ownership may take considerable time.

      Signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by an eligible institution, as described in the next paragraph, unless:

(1) Old Notes tendered in the exchange offer are tendered either

(A) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the holder’s Letter of Transmittal or

(B) for the account of an eligible institution; and

(2) the box entitled “Special Issuance Instructions” on the Letter of Transmittal has not been completed.

      If signatures on a Letter of Transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program. Signature guarantees by a notary public, or by an institution that does not participate in one of the Medallion programs are not sufficient.

      If the Letter of Transmittal is signed by a person other than you, your Old Notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those Old Notes.

      If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the Letter of Transmittal proper evidence satisfactory to us of their authority to act on your behalf.

      We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Old Notes. This determination will be final and binding. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties.

      You must cure any defects or irregularities in connection with tenders of your Old Notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Old Notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your Old Notes will be returned to you if:

(1) you improperly tender your Old Notes;

(2) you have not cured any defects or irregularities in your tender; and

(3) we have not waived those defects, irregularities or improper tender.

      The Exchange Agent will return your Old Notes, unless otherwise provided in the Letter of Transmittal, promptly following the expiration of the exchange offer.

      In addition, we reserve the right in our sole discretion to:

(1) purchase or make offers for, or offer registered notes for, any Old Notes that remain outstanding subsequent to the expiration of the exchange offer;

(2) terminate the exchange offer; and

(3) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise.

      The terms of any of these purchases or offers could differ from the terms of the exchange offer.

      In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the Exchange Agent of certificates for your Old Notes or a timely book-entry confirmation of your Old Notes into the Exchange Agent’s account at The Depository Trust Company, a properly completed and duly executed Letter of Transmittal, or a computer-generated message instead of the Letter of Transmittal, and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged Old Notes, or Old Notes in substitution therefor, will be returned without expense to you promptly following the expiration or termination of the exchange offer. In addition, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent’s account at The Depository Trust Company pursuant to the book-entry transfer procedures described below, the non-exchanged Old Notes will be credited to your account maintained with The Depository Trust Company, promptly after the expiration or termination of the exchange offer.

      Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution,” on page 212.

     Guaranteed Delivery Procedures

      If you desire to tender your Old Notes and your Old Notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

(1) you tender through an eligible financial institution;

(2) on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from an eligible institution a written or facsimile copy of a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by us; and

(3) the certificates for all certificated Old Notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be sent by facsimile transmission, mail or hand delivery. The Notice of Guaranteed Delivery must set forth:

(1) your name and address;

(2) the amount of Old Notes you are tendering; and

(3) a statement that your tender is being made by the Notice of Guaranteed Delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the Notice of Guaranteed Delivery, the eligible institution will deliver the following documents to the Exchange Agent:

(A) the certificates for all certificated Old Notes being tendered, in proper form for transfer or a book-entry confirmation of tender,

(B) a written or facsimile copy of the Letter of Transmittal, or a book-entry confirmation instead of the Letter of Transmittal; and

(C) any other documents required by the Letter of Transmittal.

Book-Entry Transfer

      The Exchange Agent will establish an account with respect to the book-entry interests at The Depository Trust Company for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the applicable account maintained by the Exchange Agent at The Depository Trust Company. Any financial institution that is a participant in The Depository Trust Company’s systems may make book-entry delivery of book-entry interests by causing The Depository Trust Company to transfer the book-entry interests into the Exchange Agent’s applicable account at The Depository Trust Company in accordance with The Depository Trust Company’s procedures for transfer.

      If one of the following situations occur:

(1) you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the Exchange Agent’s applicable account at The Depository Trust Company; or

(2) you cannot deliver all other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date,

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

Withdrawal Rights

      You may withdraw tenders of your Old Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

      For your withdrawal to be effective, the Exchange Agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under “— Exchange Agent,” on page 143 prior to 5:00 p.m., New York City time, on the Expiration Date.

      The notice of withdrawal must:

(1) state your name;

(2) identify the specific Old Notes to be withdrawn, including the certificate number or numbers, if any, and the principal amount of withdrawn Notes;

(3) be signed by you in the same manner as you signed the Letter of Transmittal when you tendered your Old Notes, including any required signature guarantees or be accompanied by documents of transfer sufficient for the Exchange Agent to register the transfer of the Old Notes into your name; and

(4) specify the name in which the Old Notes are to be registered, if different from yours.

      We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Old Notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under “— Procedures for Tendering,” beginning on page 139 above, at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Exchange Agent

      The Bank of New York has been appointed as Exchange Agent of the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Hand Delivery:

The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street – 7 East
New York, New York 10286

By Registered or Certified Mail or Overnight Delivery:

The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street – 7 East
New York, New York 10286

By Facsimile (for eligible institutions):

(212) 298-1915

For Information or Confirmation by Telephone:

(212) 815-3750

Fees and Expenses

      We will pay the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and our regular employees and our affiliates.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

      We will pay the fees and expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

      We will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the exchange offer. If, however, Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the exchange offer, then the amount of any transfer taxes (whether imposed on the holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

      Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend on the Old Notes and in the indenture as a result of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities law. Accordingly, the Old Notes may be resold only (i) to us (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or (iv) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws. In the event that any Old Notes remain outstanding after consummation of the exchange offer, we expect that we will register the resale of such Old Notes. To the extent Old Notes are tendered and accepted in the exchange offer, the trading market, if any, for the Old Notes will be damaged.

Accounting Treatment

      The Exchange Notes will be recorded at the same carrying amount as the Old Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize a gain or loss for accounting purposes.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

General

      Our existing indebtedness consists of secured senior debt comprised of:

•	an A$1.4 billion Term A loan senior funding agreement, comprising:

—	an A$1.3 billion Term A secured senior loan facility, and

—	an A$100.0 million revolving loan facility; and

•	a U.S.$270.0 million Term B secured senior term loan facility.

      In addition, our indebtedness consists of U.S.$100.0 million of our senior notes due 2010, senior subordinated debt, comprised of U.S.$400.0 million of our senior subordinated notes due 2012 and U.S.$210.0 million of our senior subordinated notes due 2011, and subordinated debt comprised of NZ$212.5 million (approximately A$185.6 million based on an exchange rate of A$1:NZ$1.1448 as of December 31, 2003) of New Zealand subordinated capital notes.

Secured Senior Funding Agreements

Secured Senior Share Acquisition Bridge Facility

      On March 4, 2003, we entered into an A$1.35 billion secured senior share acquisition bridge facility in order to, among other things, fund acceptances of our offer for Goodman Fielder shares and related expenses, refinance our then existing secured senior indebtedness and fund our working capital requirements. On March 13, 2003 we drew the entire amount available under this facility and used a portion of the proceeds to refinance our former secured funding agreement, including our U.S.$425.0 million term loan facility. On April 4, 2003, we repaid the A$1.35 billion secured senior share acquisition bridge facility in full from, among other sources, a portion of the funds drawn down under our Term A loan facility and our Term B secured senior term loan facility.

Term A Loan Senior Funding Agreement

      On January 16, 2003, we entered into A$1.4 billion five year senior secured credit facilities, which are together governed by the document we refer to as our Term A loan senior funding agreement, comprised of an A$1.3 billion secured senior term loan facility, referred to as our Term A loan facility (available for the purpose of funding our acquisition of Goodman Fielder, refinancing our then existing senior secured indebtedness, the repayment in full of U.S.$200.0 million aggregate principal amount of Goodman Fielder’s senior notes due 2011, the repayment of any other indebtedness of Goodman Fielder and funding the working capital requirements of the Group) and an A$100.0 million revolving loan facility available for working capital purposes. As of February 29, 2004, there was approximately A$15.0 million aggregate principal amount outstanding under this revolving facility. Certain subsidiaries of Burns Philp are permitted to make borrowings under our Term A loan facility and our revolving loan facility.

      The borrowers under our Term A loan senior funding agreement have drawn down the full amount of our A$1.3 billion Term A loan facility.

          Term A Loan Facility Agreement

      Our Term A loan facility consists of a A$1.3 billion term loan maturing on December 12, 2007 and is subject to semi-annual amortization as follows:

Number of months	Required Repayment
after December 12, 2002	(A$)

6	35,000,000
12	35,000,000
18	55,000,000
24	55,000,000
30	85,000,000
36	85,000,000
42	100,000,000
48	100,000,000
54	125,000,000
60	Balance

      Prepayment of our Term A loan facility is permitted without penalty other than break costs. In certain situations, prepayments of our Term A loan facility are mandatory, including when amounts are received from certain asset disposals or certain insurance claims and, as long as our Term B secured senior term loan facility is outstanding, when mandatory prepayments must be made under our Term B secured senior term loan facility. We are permitted to borrow in currencies other than the Australian dollar, and in certain circumstances, we may also be required to prepay a portion of our Term A loan facility as a result of currency fluctuations.

      In addition, the borrowers are required to prepay our Term A loan facility from a percentage of our free cash flow (as defined in our Term A loan senior funding agreement), ranging from 100% to 0% depending on the ratio of our senior debt (net of cash) to EBITDA (as defined in our Term A loan senior funding agreement), at the end of each calendar year, beginning with the calendar year ended December 31, 2003.

      We are currently seeking to dispose of our herbs and spices business. We cannot assure you whether, or on what terms, we will complete the sale of this business. If a satisfactory transaction is negotiated, we expect that the sale of this business could be completed by June 2004. Under our financing arrangements, 25% of the net proceeds of sale are required to be applied in the reduction of our secured senior indebtedness. In addition, as a condition to the approval of the New Zealand Commerce Commission to our acquisition of Goodman Fielder, we provided the New Zealand Commerce Commission with an undertaking that we would dispose of our New Zealand yeast business on or before March 12, 2004. We currently estimate cash proceeds from this disposal to be approximately NZ$20.0 million. Mandatory prepayments of this facility will be applied pro rata between this facility and our Term B secured senior term loan facility (and any incremental loans of up to U.S.$100.0 million as contemplated by our Term B secured senior term loan facility (“Incremental Loans”)), subject to the right of the lenders, under our Term B secured senior term loan facility and any Incremental Loans, to refuse such payments (in which case, such refused prepayments shall be applied to the repayment of our Term A loan facility.

          Revolving Loan Facility Agreement

      Our Term A loan senior funding agreement includes an A$100.0 million revolving loan facility terminating on December 12, 2007. Advances under this revolving loan facility are repayable on the maturity date for the relevant advance. All outstanding advances and any accrued but unpaid interest on advances must be repaid on the expiration date of this revolving loan facility. As of February 29, 2004, there was approximately A$15.0 million aggregate principal amount outstanding under this revolving loan facility.

          Interest Payments

      The interest rates on outstanding balances under our Term A loan facility and revolving loan facility may be periodically adjusted, at terms we elect that generally will not exceed six months (unless intended to improve the alignment of our interest periods with our hedging transactions). Interest is payable at a rate per annum which is the sum of:

•	the base rate as normally quoted on the Reuters monitor system for the relevant currency and term of the advance in question; and

•	the margin on the date of drawdown, being 2.50% per annum for the Term A loan facility and 2.00% per annum for the revolving facility for the first six months and thereafter determined by reference to the Gearing Ratio.

The Gearing Ratio is the ratio of our total debt (net of consolidated cash and the New Zealand subordinated capital notes) to our LTM, or “last-twelve-month,” EBITDA (as defined in the Term A loan senior funding agreement).

      The table below represents the margin per annum which corresponds with particular Gearing Ratios:

	Applicable Margin

		Term A
Gearing Ratio	Revolving Loan Facility	Loan Facility

3.51 times or greater	2.00%	2.50%
3.26 times or greater, but less than 3.51 times	1.75%	2.25%
3.01 times or greater, but less than 3.26 times	1.50%	2.00%
2.51 times or greater, but less than 3.01 times	1.25%	1.75%
Less than 2.51 times	1.00%	1.50%

          Undertakings

      Our Term A loan senior funding agreement imposes certain undertakings on us, including covenants:

•	requiring that, for the trailing twelve months of each calendar month, we maintain for the applicable period:

a)	the ratio of (1) our EBITDA (as defined in our Term A loan senior funding agreement), plus (a) any net decreases in our working capital, less (b) our capital expenditures and taxes and net increases in our working capital occurring after December 31, 2002 (other than to unwind any debtor securitization of Goodman Fielder or its subsidiaries), to (2) our amortized repayment of principal under the Term A loan facility and Term B secured senior term loan facility, and any other specified repayments of amounts in the nature of principal, plus our net interest expense (excluding capitalized interest and interest payments on the New Zealand subordinated capital notes and New Zealand subordinated capital notes bridge facility), at not less than:

•	1.10 to 1.00 (subject to upward adjustments, favorable to us, for the initial calculation dates) until December 31, 2004, and then increasing to 1.20 to 1.00 thereafter;

b)	the ratio of (1) total debt, less the sum of (a) available consolidated cash in certain amounts up to U.S.$50.0 million in aggregate, (b) the principal amount of the New Zealand subordinated capital notes bridge facility and (c) the New Zealand subordinated capital notes and any other unsecured, subordinated notes, in each case as of the last day of the period, to (2) LTM EBITDA (as defined in the Term A loan senior funding agreement), which includes defined cost savings and amounts from permitted acquisitions (including from the integration of

Goodman Fielder for a period continuing until 12 months after it becomes our wholly-owned subsidiary), at not more than:

•	4.90 to 1.00 until December 31, 2003,

•	4.75 to 1.00 from January 1, 2004 until June 30, 2004,

•	4.25 to 1.00 from July 1, 2004 until December 31, 2004, and then decreasing by 0.25 for each succeeding six month period reaching 3.25 to 1.00 after July 1, 2006;

c)	the ratio of (1) our EBITDA (as defined in our Term A loan senior funding agreement), to (2) our net interest expense, at not less than:

•	2.10 to 1.00 until December 31, 2003,

•	2.25 to 1.00 from January 1, 2004 until June 30, 2004, and then increasing by 0.25 for each succeeding year commencing July 1, 2004 reaching 3.00 to 1.00 after July 1, 2006;

d)	the ratio of (1) our EBITDA (as defined in our Term A loan senior funding agreement), to (2) our total interest expense, less the gross amount of our interest and financing costs in respect of our indebtedness other than our Term A loan facility, our revolving loan facility, the Term B secured senior term loan facility and hedging and related transactions to manage costs under these agreements, at not less than:

•	3.75 to 1.00 until December 31, 2003, and then increasing by 0.25 for each succeeding six month period commencing January 1, 2004 reaching 4.75 to 1.00 from July 1, 2005,

and if we fail to maintain similar ratios in respect of our New Zealand subordinated capital notes, we are required to suspend payment of interest on these obligations;

•	restricting our ability to incur additional financial indebtedness;

•	restricting our aggregate Group capital expenditures in a fiscal year to the greater of:

—	20% of EBITDA for the Group for that fiscal year; and

—	an amount for that fiscal year consisting of A$100.0 million for the fiscal year ended June 30, 2003, A$170.0 million for the fiscal year ending June 30, 2004 and decreasing each succeeding fiscal year by A$20.0 million, and becoming fixed at A$120.0 million for the fiscal year beginning July 1, 2006 and each fiscal year thereafter;

•	limiting our ability to pay dividends or make distributions;

•	restricting the sale and purchase of assets or the creation of encumbrances over our assets; and

•	requiring delivery of our accounts, reports and other information to the facility agent.

      We are in compliance with these undertakings as of the date of this prospectus.

Events of Default and Review Events

      If an event of default under our Term A loan senior funding agreement occurs and is not remedied, the senior lenders may by notice to us terminate the facilities and require the facilities to be prepaid in full immediately.

      Events of default include:

•	non-payment of principal on its due date under our Term A loan facility, revolving loan facility and related facilities;

•	non-payment of any amount other than principal within two business days of its due date under our Term A loan facility, revolving loan facility and related facilities;

•	failure to comply with obligations under our Term A loan facility, revolving loan facility and related facilities, which failure cannot reasonably be remedied;

•	breach of representations and warranties;

•	unenforceability of the security interests;

•	insolvency and insolvency-related matters;

•	cross-defaults, except relating to the acquisition of Goodman Fielder;

•	the occurrence of events giving rise to or that are likely to give rise to a material adverse effect, other than any event or change as a consequence of our offer to acquire Goodman Fielder or financing of the offer;

•	compulsory acquisition;

•	cessation of business;

•	creation of encumbrances, or enforcement of encumbrances securing an amount in excess of A$20.0 million;

•	loss of material authorizations; and

•	breach of environmental law causing a material adverse effect on us.

      No event of default or potential event of default would occur under our Term A loan senior funding agreement in the event that Goodman Fielder or its subsidiaries either fail to guarantee the indenture for the senior subordinated notes due 2012, or cause a default or acceleration of indebtedness under that indenture until the holders of those notes or the trustee thereof declares the principal of, and accrued and unpaid interest on, those notes to be due and payable.

      If a “review event” under our Term A loan senior funding agreement occurs, the senior lenders may, by notice to us within 30 days after the review event occurs, terminate the facility and require the facility to be prepaid in full 90 days after the date of the notice. A review event occurs if none of Mr. Hart, any of his immediate family members or any entity controlled directly or indirectly by a member or members of Mr. Hart’s immediate family or any trust for the benefit of a member of Mr. Hart’s immediate family:

(a) has, or together have, a beneficial interest, directly or indirectly, in us, on a fully diluted basis, of at least 35% of our issued share capital; and

(b) is, or together are, our single largest shareholder or group of shareholders on a fully diluted basis.

Term B Secured Senior Loan Facility

      On February 20, 2003, we entered into a U.S.$335.0 million six year senior secured credit facility, which we refer to as our Term B secured senior term loan facility, for the purpose of funding the acquisition of Goodman Fielder, refinancing our then existing senior secured indebtedness, the repayment of certain indebtedness of Goodman Fielder and for other corporate purposes. A wholly owned subsidiary of Burns Philp is the sole borrower under our Term B secured senior term loan facility. The obligations under the Term B secured senior term loan facility are unconditionally guaranteed by Burns Philp and by each of our other subsidiary guarantors on substantially the same terms as the Term A loan senior funding agreement. Our Term B secured senior term loan facility consists of a U.S.$270.0 million tranche and a separate U.S.$65.0 million tranche. The U.S.$65.0 million tranche has since been repaid.

      The borrower has drawn down the full amount of our Term B secured senior term loan facility. Our Term B secured senior term loan facility matures on April 2, 2009 (or, upon the occurrence of certain events, September 15, 2008), referred to as the maturity date, and is subject to scheduled amortization of equal quarterly installments of 0.25% of the original principal amount with the outstanding balance being paid on the maturity date.

      Prepayment of our Term B secured senior term loan facility is permitted without penalty other than break costs, subject to the right of lenders under our Term B secured senior term loan facility to refuse such prepayments. In certain situations, prepayments of our Term B secured senior term loan facility are mandatory, including when proceeds are received from certain asset disposals, certain issuances of equity, certain issuances or other disposition of indebtedness or certain insurance claims.

      In addition, the borrower is required to prepay our Term B secured senior term loan facility from a percentage of our free cash flow (as defined in our Term B secured senior term loan facility), ranging from 100% to 0% depending on the ratio of our senior debt (net of consolidated cash in certain accounts up to U.S.$50.0 million in aggregate) to EBITDA (as defined in our Term B secured senior term loan facility), at the end of each calendar year, beginning with the calendar year ended December 31, 2003.

          Interest Payments

      The interest rate on outstanding balances under this facility is, at our option:

•	a floating rate equal to 2.25% plus the greater of the administrative agent’s prime rate and the federal funds effective rate plus 0.50%; and

•	a rate periodically adjusted at terms we elect that will not exceed six months, equal to 3.25% plus the London interbank offered rate, adjusted for statutory reserves.

          Undertakings; Events of Default

      Our Term B secured senior loan facility imposes undertakings similar to those imposed by our Term A loan senior funding agreement, subject to changes required to accommodate U.S. law and practice. The Term B secured senior term loan facility also imposes restrictions on investments, restricted payments and transactions with affiliates. Our Term B secured senior term loan facility also contains events of default similar to those contained in our Term A loan senior funding agreement, subject to changes required to accommodate U.S. law and practice, except that a change in control constitutes an event of default 30 days after the occurrence of such change of control (if it has not been remedied within that time period). We are in compliance with our undertakings in the Term B secured senior term loan facility as of the date of this prospectus.

Other Terms of the Secured Senior Facilities

      For purposes of our Term A loan senior funding agreement and our Term B secured senior term loan facility, including compliance with their various financial ratio covenants and conditions precedent, certain definitions of financial amounts, such as total debt and adjusted EBITDA, reflect additional adjusting items that are not included in the definition of such terms determined on the basis of generally accepted accounting principles in Australia. Additionally, the definition of such terms differs from the terms defined and presented elsewhere in this document.

Security Arrangements

      Burns Philp and most of our major asset owning subsidiaries in Australia and certain other jurisdictions have granted security over their assets as security for the facilities in favor of J.P. Morgan Australia Limited as security trustee, and JPMorgan Chase Bank as co-trustee in respect of the United States collateral.

      The security trustee holds the security interest on trust for the senior lenders under the Term A loan senior funding agreement and Term B secured senior term loan facility.

      We have granted security interests to the security trustee on trust for the senior lenders by way of a security trust deed dated July 28, 1998, debenture trust deeds dated July 28, 1998 and March 7, 2003, fixed equitable charges (requiring us to obtain prior consent from the security trustee before disposing of, dealing with or otherwise transferring the collateralized assets) and floating equitable charges (allowing us to dispose of, deal with or otherwise transfer the collateralized assets in the ordinary course of business, unless an event of default or other event occurs which causes the security to become fixed) granted by Burns Philp and certain Australian subsidiaries, and various other forms of security granted by non-Australian subsidiaries in other jurisdictions.

      The obligations of Burns Philp and our subsidiaries under our Term A loan senior funding agreement and Term B secured senior term loan facility are secured by most of our assets, including assets of our subsidiaries. In addition, we intend for additional subsidiaries of Goodman Fielder to become guarantors of these facilities (and our other secured debt) and grant security over their other assets to secure these senior loans to the extent required by the loan agreements (and our other secured debt) and are required to do so (subject to certain exceptions) in a prompt manner consistent with the laws of the relevant jurisdiction.

10 3/4% Senior Subordinated Notes due 2011

      On February 20, 2003, Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. issued U.S.$210.0 million in aggregate principal amount of 10 3/4% senior subordinated notes due 2011 to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under, and to certain persons in offshore transactions in reliance on Regulation S of, the Securities Act. These notes are unsecured senior subordinated obligations of Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. and are fully and unconditionally guaranteed on an unsecured senior subordinated basis by Burns Philp and certain of our existing and future subsidiaries. These notes were issued pursuant to an indenture, dated as of February 20, 2003, by and among Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc., Burns Philp, certain of our subsidiaries and Wells Fargo Bank, National Association, as trustee.

      These senior subordinated notes due 2011 have interest payment dates on February 15 and August 15 of each year, beginning on August 15, 2003. These senior subordinated notes due 2011 are redeemable at our option, in whole or in part, at any time on or after February 15, 2007, at the redemption price, expressed in percentages of principal amount on the redemption date, plus accrued interest to the redemption date, if redeemed during the twelve-month period commencing on February 15 of the years set forth below:

Redemption
Period	Price

2007	105.375%
2008	102.688
2009 and thereafter	100.000

In addition, prior to February 15, 2006, the senior subordinated notes due 2011 may be redeemed in an aggregate principal amount not to exceed 35% of the aggregate principal amount of our senior subordinated notes due 2011 originally issued at a redemption price, expressed as a percentage of principal amount, of 110.750%, plus accrued and unpaid interest, with the net proceeds of certain equity issuances.

      These senior subordinated notes due 2011 are unsecured senior subordinated obligations of Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. and rank equally with each of their and each guarantor’s senior subordinated indebtedness, and are subordinated to the senior indebtedness of these entities. The terms of the indenture for the senior subordinated notes due 2011 are generally similar to the terms of the indenture for the Notes except that, among other things:

•	the limitation on indebtedness covenant:

(1)	in lieu of the covenant described in clause (a) on page 165, requires as a condition of incurring indebtedness that, after giving effect thereto,

•	in the case of indebtedness other than subordinated obligations and specifically identified classes of indebtedness, we have a consolidated leverage ratio (as described below) that is less than (i) 4.25 to 1.00 if the indebtedness is incurred on or prior to February 15, 2005,

(ii) 4.00 to 1.00 if the indebtedness is incurred after February 15, 2005 and on or prior to February 15, 2007 or (iii) 3.75 to 1.00 if the indebtedness is incurred after February 15, 2007 (the “leverage ratio test”),

•	in the case of subordinated obligations, we have a consolidated coverage ratio that is 2.0 to 1.0,

(2)	specifically permitted us to incur the indebtedness in connection with our acquisition of Goodman Fielder,

(3)	does not permit us to use our “general” indebtedness basket of U.S.$60.0 million (described in clause (b)(15) on page 167) to finance all or any portion of any acquisition;

•	the indenture for the senior subordinated notes due 2011 places additional limits on our ability to make restricted payments;

•	we are required to offer to repurchase our senior subordinated notes due 2011 at a purchase price equal to 111.75% of the accreted value of the notes, plus accrued and unpaid interest, if we incur indebtedness in excess of the amounts provided for in the limitation on indebtedness covenant and, if within 45 days of our becoming aware of the excess incurrence, we are unable to incur an additional $1.00 of indebtedness under the consolidated leverage ratio prescribed by the indenture;

•	additional interest will accrue on the senior subordinated notes due 2011 at a rate of 0.50% per annum if either:

(1)	the aggregate amount of unsubordinated indebtedness, subject to certain exclusions, we incur to acquire Goodman Fielder exceeds the sum of A$1.4 billion and U.S.$535.0 million, or

(2)	we do not receive net cash proceeds of at least A$140.0 million from the exercise of outstanding options to purchase our ordinary shares subsequent to February 1, 2003 and prior to August 31, 2003; and

•	we are not required to cause Goodman Fielder or any of its subsidiaries to provide a guaranty of the payment of the senior subordinated notes due 2011, if otherwise required to do so, until 210 days after these entities become restricted subsidiaries.

      The “consolidated leverage ratio,” generally, is the ratio of the aggregate amount of our unsubordinated Indebtedness (less our cash and Temporary Cash Investments), to EBITDA for the most recent four fiscal quarters prior to the date of determination, (with such pro forma adjustments to EBITDA as are permitted by the indenture governing the senior subordinated notes due 2011).

      Pursuant to a registration rights agreement we entered into at the time we issued the senior subordinated notes due 2011, we have filed a registration statement with the SEC to register an offer to exchange these notes for notes registered under the Securities Act. Because the registration statement has not been declared effective, we became required to pay additional annual interest of 0.25% on September 18, 2003 on the senior subordinated notes due 2011, which increased to 0.5% on December 17, 2003 and will have increased to 0.75% on March 16, 2004 for so long as we have not complied with the registration and exchange offer requirements of the registration rights agreement.

9 1/2% Senior Notes due 2010

      On June 16, 2003, Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. issued U.S. $100.0 million in aggregate principal amount of 9 1/2% senior notes due 2010 to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under, and to certain persons in offshore transactions in reliance on Regulation S of, the Securities Act. These notes are unsecured senior obligations of Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. and are fully and unconditionally guaranteed on an unsecured senior basis by Burns Philp and certain of our existing and future subsidiaries. These notes were issued pursuant to an indenture, dated June 16, 2003, by and among Burns Philp Capital Pty Limited, Burns Philp Capital (U.S.) Inc., Burns Philp, certain of our subsidiaries and Wells Fargo Bank, National Association, as trustee.

      These senior notes due 2010 have interest payment dates on May 15 and November 15 of each year beginning on November 15, 2003. These senior notes due 2010 are redeemable at our option, in whole or in part, at any time on or after February 15, 2007, at the redemption price, expressed in percentages of principal amount on the redemption date, plus accrued interest to the redemption date, if redeemed during the twelve-month period commencing on February 15 of the years set forth below:

Redemption
Period	Price

2007	104.750%
2008	102.375
2009 and thereafter	100.000%

      In addition, prior to February 15, 2005, the senior notes due 2010 may be redeemed in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the senior notes due 2010 originally issued at a redemption price, expressed as a percentage of principal amount, of 109.500%, plus accrued and unpaid interest, with the net proceeds of certain equity issuances.

      The senior notes due 2010 are unsecured obligations of Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc., and rank equally with their and each guarantor’s senior indebtedness. The terms of the indenture for the senior notes due 2010 are generally similar to the terms of the indenture for the Notes, other than as to ranking, except that, among other things, the indenture for the senior notes due 2010 includes covenants limiting our ability to incur liens on our assets and our ability to enter into sale/lease back transactions. In addition, the indenture places additional limitations on our ability to make restricted payments, and the covenant that corresponds to paragraph (b)(2) under “Description of Exchange Notes — Limitation on Restricted Payments,” beginning on page 168, contains an additional limitation on our ability to make Restricted Payments consisting of the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of indebtedness subordinated to the senior notes due 2010 in exchange for, or from the proceeds of a substantially concurrent sale of, Senior Indebtedness, by requiring that immediately after giving pro forma effect to the Incurrence, our “Senior Leverage Ratio” is less than 2.50 to 1.00. The “Senior Leverage Ratio” is defined, generally, as the ratio of our unsubordinated Indebtedness (less cash and Temporary Cash Investments), to EBITDA for the most recent four consecutive fiscal quarters preceding the determination date. In addition, in the event we are required to make an offer to repurchase any indebtedness subordinated to the senior notes due 2010, the Limitation on Restricted Payments covenant in the indenture for these senior notes will permit us to do so, as long as we have made a similar offer for the senior notes due 2010 and purchased all senior notes that have been validly tendered.

      Pursuant to a registration rights agreement we entered into at the time we issued the senior notes due 2010, we have filed a registration statement with the SEC to register an offer to exchange these notes for notes registered under the Securities Act. Because the registration statement has not been declared effective, we became required to pay additional annual interest of 0.25% on January 12, 2004 on the senior notes due 2011, which will have increased to 0.5% on April 11, 2004 for so long as we have not complied with the registration and exchange offer requirements of the registration rights agreement.

New Zealand Subordinated Capital Notes

      On January 16, 2003, we entered into a NZ$250.0 million subordinated bridge loan maturing on November 28, 2003 to facilitate our acquisition of Goodman Fielder, among other purposes. We drew down NZ$175.0 million under this bridge loan.

      We commenced an underwritten offering in New Zealand of subordinated capital notes on May 5, 2003. As of the closing date of the offer on June 27, 2003, we had issued NZ$212.5 million of New Zealand subordinated capital notes (approximately A$185.6 million based on an exchange rate of

A$1:NZ$1.1448 as of December 31, 2003), a portion of the proceeds of which has been applied to repay our subordinated capital notes bridge facility in full. These subordinated capital notes have been issued by a newly created subsidiary of ours and are general unsecured, subordinated obligations of this subsidiary, guaranteed by Burns Philp and certain of our subsidiaries on a basis subordinated to all other secured and unsecured liabilities of Burns Philp and our subsidiaries, including the Notes. The subordinated capital notes contain limiting covenants, including limitations on our ability to incur additional debt and to pay dividends on our ordinary shares if the ratio of our net total debt to last twelve months EBITDA, each as defined in the agreements governing the subordinated capital notes, exceeds 5.00 to 1 prior to December 31, 2004, and 4.75 to 1 thereafter, and the holders of these notes have limited rights in the event of non-payment. The subordinated capital notes do not contain cross-default provisions. The subordinated capital notes have been issued in two series; approximately NZ$175.0 million were issued in a series which will mature in December 2008 and the remainder will mature in November 2011. Thirty business days prior to the initial maturity date of each series of subordinated capital notes, the issuer of the subordinated capital notes will issue a notice to the holders of the subordinated capital notes of the relevant series that it will restate the terms of such series of subordinated capital notes or redeem all, or a portion of, such series of subordinated capital notes for cash equal to their principal amount. Holders of the affected series of subordinated capital notes may accept or reject the restated terms. However, the issuer of the subordinated capital notes may, at its option, elect that it, or Burns Philp, or a subsidiary of Burns Philp, will redeem the affected series of subordinated capital notes regardless of whether any holders of the affected series of subordinated capital notes accept or reject the restated terms. The issuer may redeem the affected series of subordinated capital notes for either cash equal to the principal amount of the affected series (subject to the payment not causing a breach of any covenant of any prior-ranking financial indebtedness) or ordinary shares of Burns Philp, the aggregate value of which equals the aggregate principal amount of the affected series outstanding at the time of redemption with the value of the ordinary shares deemed to be equal to 95.0% of the weighted average ordinary share price on the Australian Stock Exchange during the ten business days prior to the initial maturity date of the affected series.

Other Loan and Hedging Facilities

      We have also entered into working capital facilities and hedging arrangements with several of the senior lenders. These facilities and arrangements are or will be secured by the security arrangements described above.

      We also have a number of other financings, typically involving small amounts, for purposes such as working capital, overdrafts, trade finance and equipment leasing. These financings are typically not secured and generally are extended to our operating subsidiaries and do not contain substantive covenants or other provisions having an effect on us as a whole.

DESCRIPTION OF THE EXCHANGE NOTES

      You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions,” beginning on page 184. In this description, the term “Issuer” refers only to Burns Philp Capital Pty Limited and not to any of its subsidiaries, and the term “Burns Philp” refers only to Burns, Philp & Company Limited and not to any of its subsidiaries.

      The Issuer issued the Old Notes, and will issue the Exchange Notes, under the indenture dated June 21, 2002, among itself, Burns Philp, the Subsidiary Guarantors and The Bank of New York, as Trustee. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except for transfer restrictions under the Securities Act relating to the Old Notes, and, in both cases, include those terms stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act. Any Old Notes that remain outstanding after the exchange offer, together with the Exchange Notes issued in the exchange offer, will be treated as a single class of securities under the indenture for voting and other purposes. When we refer to the term “Notes” in this “Description of the Exchange Notes” section, we are referring to both the Old Notes and the Exchange Notes to be issued in the exchange offer.

      The following description is only a summary of the material provisions of the indenture and the registration rights agreement dated June 21, 2002 among the Issuer, Burns Philp, Credit Suisse First Boston Corporation and TD Securities (USA) Inc. We urge you to read the indenture and the registration rights agreement because they, not this description, define your rights as holders of these Notes. You may request copies of these agreements at our address set forth under the heading “Available Information,” beginning on page 213.

Brief Description of the Notes

      The Issuer is a newly formed Australian company that may issue debt securities from time to time guaranteed by Burns Philp.

      The Notes will be fully and unconditionally guaranteed, on a senior subordinated basis, by Burns Philp.

      The Notes and the Company Guaranty of the Notes

•	are unsecured senior subordinated obligations of the Issuer and Burns Philp, respectively;

•	are subordinated in right of payment to all existing and future Senior Indebtedness of the obligor thereon;

•	are senior in right of payment to any future Subordinated Obligations of such obligor; and

•	are subject to registration with the SEC pursuant to the registration rights agreement.

Principal, Maturity and Interest

      The Issuer issued the Old Notes initially with a maximum aggregate principal amount of U.S.$400.0 million. The Issuer issued Old Notes in denominations of U.S.$1,000 and integral multiples of U.S.$1,000. The Notes will mature on July 15, 2012.

      The Issuer is entitled to, without the consent of the holders, issue additional notes under the indenture on the same terms and conditions as the Notes. The Notes and any additional notes will be treated as a single class for all purposes of the indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for the purposes of the indenture and this “Description of the Exchange Notes,” all references to the term “Notes” include any additional notes.

      Interest on the Notes will accrue at the rate of 9 3/4% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2003. We will make each interest payment to the holders of record of these Notes on the immediately preceding January 1 and July 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

      Interest on the Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Additional interest may accrue on the Notes in certain circumstances pursuant to the registration rights agreement.

Optional Redemption

      Except as set forth below or under “— Redemption for Changes in Withholding Taxes,” beginning on page 158, the Issuer will not be entitled to redeem the Notes prior to July 15, 2007.

      On and after July 15, 2007, the Issuer will be entitled at its option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices, expressed in percentages of principal amount on the redemption date, plus accrued interest to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period commencing on July 15, of the years set forth below:

Redemption
Period	Price

2007	104.875%
2008	103.250
2009	101.625
2010 and thereafter	100.000

      Prior to July 15, 2005, the Issuer may at its option on one or more occasions redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes originally issued at a redemption price, expressed as a percentage of principal amount, of 109.75%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Qualified Equity Issuances; provided, however, that:

(1) at least 65% of such aggregate principal amount of Notes, other than Notes held directly or indirectly by Burns Philp or its Affiliates, remains outstanding immediately after the occurrence of each such redemption; and

(2) each such redemption occurs within 90 days after the date of the related Qualified Equity Issuance. For purposes of this clause (2) the date of a Qualified Equity Issuance pursuant to the exercise of Company Options shall be August 23, 2003.

Selection and Notice of Redemption

      If the Issuer redeems less than all the Notes at any time, the trustee will select Notes on a pro rata basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate.

      The Issuer will redeem Notes of U.S.$1,000 or less in whole and not in part. The Issuer will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

      If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancellation of the original new Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

      The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the captions “— Change of Control,” beginning on page 163, and “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock,” beginning on page 172. We may at any time and from time to time purchase Notes in the open market or otherwise.

Additional Amounts

      All payments made under the Notes or the guaranties by the Issuer, Burns Philp or any Subsidiary Guarantor must be made free and clear of and without withholding or deduction for any present or future tax, duty, levy, impost, assessment or other governmental charge of whatever nature. These charges, referred to as “taxes,” include penalties, interest and other liabilities, imposed or levied by any jurisdiction from or through which payment is made or in which the payor is organized or incorporated or resident for tax purposes, each of which is referred to as a relevant taxing jurisdiction, unless any of the Issuer, Burns Philp or a Subsidiary Guarantor is required to withhold or deduct taxes by law.

      If the Issuer, Burns Philp or a Subsidiary Guarantor is required to withhold or deduct any amount for any taxes from any payment made under the Notes or under a guaranty, the issuer, Burns Philp or a Subsidiary Guarantor, as the case may be, will pay additional amounts so that the amount received by the holders of Notes after tax would be equal to the amount they would have received if no such taxes were withheld or deducted.

      No additional amounts will be paid, however, for or on account of:

•	taxes that would not have been imposed but for the fact that the holder of Notes:

—	is or was resident, domiciled or a national of, or engaged in business or maintained a permanent establishment in, or is or was physically present in, the relevant taxing jurisdiction other than by merely owning, or receiving payment under, the Notes;

—	presented the Notes for payment in the relevant taxing jurisdiction, unless the holder could not have presented them anywhere else; or

—	presented the Notes more than 30 days after the date on which payment in respect of the Notes first became due and payable or if later provided for, except to the extent the holder would have been entitled to the additional amounts if it had presented the Notes for payment during that 30 day period;

•	estate, inheritance, gift, sale, transfer, personal property or similar taxes;

•	taxes payable otherwise than by withholding or deduction from payments of, or in respect of, principal of, or any premium or interest on, the Notes;

• taxes imposed or withheld because the holder failed to comply with our request:

— to provide information concerning the nationality, residence, identity or address of the holder; or

— to make any declaration or similar claim or satisfy any information or reporting requirement, required by law, regulation, or other practice of the relevant taxing jurisdiction as a precondition to any exemption from all or part of any taxes; or

• any combination of these tax matters above.

Furthermore, no additional amounts will be paid with respect to any payment under the Notes to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of the payment, to the extent the payment would, under the laws of the relevant taxing authority, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to the fiduciary or a member of the partnership or a beneficial owner who would not have been entitled to the additional amounts had it been the holder of the Notes.

      We will not be liable to pay additional amounts to any holder for any deduction or withholding on account of any duties or taxes imposed or levied by or on behalf of the Commonwealth of Australia by virtue of the holder being our associate, as defined in Section 128F of the Income Tax Assessment Act 1936 (Australia), or as a result of the holder being a party to or participating in a scheme to avoid the duties or taxes, being a scheme which we neither were party to nor participated in.

      If asked, we will provide the trustee with official receipts or other documentation satisfactory to the trustee evidencing the payment of the taxes with respect to which additional amounts are paid.

      Whenever in the indenture there is mentioned, in any context:

• the payment of principal;

• purchase prices in connection with a purchase of Notes;

• interest; or

• any other amount payable on or with respect to any of the Notes,

that reference shall be deemed to include payment of additional amounts as described under this heading to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

      We will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the indenture or any other document or instrument related to them, or the receipt of any payments with respect to the Notes, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of:

•	Australia and the jurisdiction of incorporation of any Subsidiary Guarantor,

•	the jurisdiction of incorporation of any successor of the Issuer or Burns Philp, or

•	any jurisdiction in which a paying agent is located, and we will agree to indemnify the holders for any such taxes paid by such holders.

      The obligations described under this heading will survive any termination, defeasance or discharge of the indenture and will apply, with the remaining alterations, to any jurisdiction in which any successor Person to the Issuer, Burns Philp or any Subsidiary Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

      For a discussion of Australian withholding taxes applicable to payments under or with respect to the Notes, see “Material U.S. Federal Income and Australian Tax Consequences,” beginning on page 206.

Redemption for Changes in Withholding Taxes

      The Issuer, Burns Philp or the Subsidiary Guarantors, as the case may be, are entitled to redeem the Notes, at their option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, in the event the Issuer or, if actually called upon to make a payment under a Guaranty, Burns Philp or any Subsidiary Guarantor, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any additional amounts as a result of:

(1) a change in or an amendment to the laws or treaties, including any regulations or rulings promulgated thereunder, of any relevant taxing jurisdiction; or

(2) any change in or amendment to any official position regarding the application or interpretation of such laws, treaties, regulations or rulings, including a holding, order or decree of a court of competent jurisdiction or any other authority or agency having jurisdiction with respect to taxes, which change or amendment is announced or becomes effective on or after the date of this Prospectus and we cannot avoid such obligation by taking reasonable measures available to us, which will not include changing the Issuer’s, Burns Philp’s or any Subsidiary Guarantor’s obligations with respect to the Notes. The foregoing provisions will apply, with the necessary alterations, to the laws and official positions of any jurisdiction in which any successor permitted under “— Certain Covenants — Merger and Consolidation,” beginning on page 176, is organized, but only with respect to events arising after the date of succession.

      Before publishing or mailing notice of redemption of the Notes as described above, the Issuer, Burns Philp or the Subsidiary Guarantors, as the case may be, will deliver to the trustee an Officers’ Certificate stating that they cannot avoid the obligation to pay additional amounts by taking reasonable measures available to them. They will also deliver an opinion of independent legal counsel of recognized standing stating that they would be obligated to pay additional amounts as a result of a change or amendment referred to in clause (1) or (2) above.

Subsidiary Guaranties

      Each Subsidiary Guarantor will jointly and severally guarantee, on a senior subordinated basis, the Issuer’s obligations under the Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Related to the Exchange Notes — United States and foreign law creditors’ rights, fraudulent conveyance and similar laws may prevent payments on your Exchange Notes,” beginning on page 22.

      If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness, including guarantees and other contingent liabilities, of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guaranty could be reduced to zero. See “Risk Factors — Risks Related to the Exchange Notes — United States and foreign law creditors’ rights, fraudulent conveyance and similar laws may prevent payments on your Exchange Notes,” beginning on page 22.

      Pursuant to the indenture, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under “— Certain Covenants — Merger and Consolidation,” beginning on page 176; provided, however, that if such other Person is not the Issuer, Burns Philp or another Subsidiary Guarantor, such Subsidiary Guarantor’s obligations under its Subsidiary Guaranty must be expressly assumed by such other Person.

      The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

(1) upon the sale or other disposition, including by way of consolidation or merger, of a Subsidiary Guarantor to a person other than Burns Philp or a Restricted Subsidiary;

(2) upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor to a person other than Burns Philp or a Restricted Subsidiary;

(3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary; or

(4) if

•	such Subsidiary Guarantor is not Guaranteeing any Indebtedness Incurred pursuant to clause (1) or (2) of paragraph (b) of the covenant described under “— Certain Covenants — Limitation on Indebtedness,” beginning on page 165, and

•	a change in or amendment to the laws, including any regulations or rules promulgated thereunder, of the jurisdiction of organization of such Subsidiary Guarantor has occurred that prohibits such Subsidiary Guarantor from maintaining its Subsidiary Guaranty;

in each case as permitted by the indenture.

Ranking

     Senior Indebtedness versus Notes

      The payment of the principal of, premium, if any, and interest on the Notes and the payment of the Company Guaranty or any Subsidiary Guaranty will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Issuer, Burns Philp or the relevant Subsidiary Guarantor, as the case may be.

      As of December 31, 2003:

•	the Issuer had:

–	approximately A$1,716.9 million of indebtedness senior to the Notes, virtually all of which consists of the senior notes due 2010 and guaranties of the secured senior indebtedness of certain of Burns Philp’s subsidiaries; and

–	approximately A$267.1 million of indebtedness ranking equally with the Notes;

•	Burns Philp had:

–	approximately A$1,734.9 million of indebtedness senior to its guaranty of the Notes, virtually all of which consists of guaranties of the secured senior indebtedness of certain of its subsidiaries and of the senior notes due 2010;

–	approximately A$267.1 million of indebtedness ranking equally with its guaranty of the Notes, all of which consists of guaranties of the senior subordinated debt of certain of its subsidiaries; and

–	approximately A$185.6 million of indebtedness subordinated to its guaranty of the Notes, all of which consists of a guaranty of NZ$212.5 million of our New Zealand subordinated capital notes; and

•	the subsidiary guarantors had:

–	approximately A$1,734.9 million of indebtedness senior to their guaranties of the Notes, which consists of their guaranties of the secured senior indebtedness of certain of Burns Philp’s subsidiaries and of the senior notes due 2010;

–	approximately A$267.1 million of indebtedness ranking equally with their guaranties of the Notes, all of which consists of their guaranties of the senior subordinated debt of certain of Burns Philp’s subsidiaries; and

–	approximately A$185.6 million of indebtedness subordinated to their guaranties of the Notes, all of which consists of NZ$212.5 million of our New Zealand subordinated capital notes and guaranties of those notes.

      Although the indenture contains limitations on the amount of additional Indebtedness that Burns Philp, the Issuer and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “— Certain Covenants — Limitation on Indebtedness,” beginning on page 165, and “Description of Certain Other Indebtedness,” beginning on page 145.

     Liabilities of Subsidiaries versus Notes

      All of Burns Philp’s operations are conducted through its subsidiaries. Some of its subsidiaries are not guaranteeing the Notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of its creditors, including holders of the Notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the Notes will be effectively subordinated to creditors, including trade creditors, and preferred stockholders, if any, of such non-

guarantor subsidiaries, and holders should not expect to have a direct claim against such non-guarantor subsidiaries.

      At June 30, 2003 and December 31, 2003, the total liabilities of Burns Philp’s subsidiaries, other than the Issuer and the Subsidiary Guarantors, were approximately U.S.$854.4 million and U.S.$536.7 million respectively, including trade and inter-company payables. Although the indenture limits the incurrence of Indebtedness and preferred stock of certain of Burns Philp’s subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the indenture. See “— Certain Covenants — Limitation on Indebtedness,” on page 165.

     Other Senior Subordinated Indebtedness versus Notes

      Only Indebtedness of the Issuer, Burns Philp or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes, the Company Guaranty and the relevant Subsidiary Guaranty in accordance with the provisions of the indenture. The Notes, the Company Guaranty and each Subsidiary Guaranty will in all respects rank equally with all other Senior Subordinated Indebtedness of the Issuer, Burns Philp and the relevant Subsidiary Guarantor, respectively.

      The Issuer, Burns Philp and the Subsidiary Guarantors have agreed in the indenture that they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to Senior Indebtedness of the obligor, unless such Indebtedness is Senior Subordinated Indebtedness of the Issuer, Burns Philp or the Subsidiary Guarantors, as applicable, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Issuer, Burns Philp or the Subsidiary Guarantors, as applicable. The indenture does not treat

•	unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured and

•	Secured Indebtedness as subordinated or junior to any other Secured Indebtedness merely because it has a junior priority with respect to the same collateral.

     Payment of Notes

      The Issuer is not permitted to pay principal of, premium, if any, or interest on the Notes or make any deposit pursuant to the provisions described under “— Defeasance,” beginning on page 182 below, and may not purchase, redeem or otherwise retire any Notes, referred to as “pay the Notes,” if either of the following occurs, referred to as a “Payment Default”:

(1) any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due; or

(2) any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Issuer is permitted to pay the Notes if the Issuer and the trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

      During the continuance of any default, other than a Payment Default, with respect to any Designated Senior Indebtedness of the Issuer pursuant to which the maturity thereof may be accelerated without further notice, except such notice as may be required to effect such acceleration, or the expiration of any applicable grace periods, the Issuer is not permitted to pay the Notes for a period, referred to as a “Payment Blockage Period,” commencing upon the receipt by the trustee, with a copy to the Issuer, of written notice, referred to as a “Blockage Notice,” of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending

179 days thereafter. During a Payment Blockage Period, the holders of the Notes are not prevented from pursuing all legal remedies available to them under the terms of the indenture and the Notes against the Issuer, Burns Philp or a Subsidiary Guarantor, including rights available to them upon a Default. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

      Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Issuer is permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of Burns Philp during such period.

      Upon any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or other similar proceeding for the benefit of creditors relating to the Issuer or its property:

(1) the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment;

(2) until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive certain Capital Stock and subordinated debt obligations; and

(3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

      If payment of the Notes is accelerated because of an Event of Default, the Issuer or the trustee must promptly notify the holders of Designated Senior Indebtedness of the Issuer or the Representative of such Designated Senior Indebtedness of the acceleration.

      The obligations of Burns Philp under the Company Guaranty and of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, your rights as holders of Notes to receive payment by Burns Philp or by a Subsidiary Guarantor pursuant to the Company Guaranty or a Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of Burns Philp or such Subsidiary Guarantor, as the case may be. The terms of the subordination and payment blockage provisions described above with respect to the Issuer’s obligations under the Notes apply equally to Burns Philp and a Subsidiary Guarantor and the obligations of Burns Philp and such Subsidiary Guarantor under the Company Guaranty or Subsidiary Guaranty, as the case may be.

      By reason of the subordination provisions contained in the indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer, Burns Philp or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Issuer, Burns Philp or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the holders of the Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

      The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under “— Defeasance,” beginning on page 182.

Change of Control

      Upon the occurrence of any of the following events, each of which is a “change of control,” each holder shall have the right to require that the Issuer repurchase such holder’s Notes. The purchase price in cash for these Notes shall be equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date:

(1) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than one or more Permitted Holders, is or becomes the “beneficial owner,” as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly through its ownership of more than 50% of the voting power of the Voting Stock of another person, of more than 50% of the total voting power of the Voting Stock of Burns Philp;

(2) individuals who on the date on which the Notes are originally issued, referred to as the issue date, constituted Burns Philp’s Board of Directors, together with any new directors appointed or nominated by one or more Permitted Holders or whose election by Burns Philp’s Board of Directors or whose nomination for election by Burns Philp’s shareholders was approved by a vote of a majority of Burns Philp’s directors then still in office who were either directors on the issue date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of Burns Philp’s Board of Directors then in office;

(3) other than in connection with a transaction described below in clause (4), the adoption of a plan relating to the liquidation or dissolution of Burns Philp;

(4) the merger or consolidation of Burns Philp with or into another Person or the merger of another Person with or into Burns Philp, or the sale of all or substantially all the assets of Burns Philp, determined on a consolidated basis, in one or a series of related transactions, to another Person other than, in all such cases,

(A) a transaction in which the surviving or acquiring Person is controlled by the Permitted Holders or

(B) a transaction following which holders of securities that represented 100% of Burns Philp’s Voting Stock immediately prior to such transaction, or other securities into which such securities are converted as part of such transaction, beneficially own in the aggregate directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person or transferee immediately after such transaction; or

(5) Burns Philp ceases to own, directly or indirectly, all the Voting Stock of the Issuer.

      Within 30 days following any change of control, the Issuer will mail a notice to each holder with a copy to the trustee, referred to as the “change of control offer” stating:

(1) that a change of control has occurred and that such holder has the right to require us to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date;

(2) the circumstances and relevant facts regarding such change of control;

(3) the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

(4) the instructions, as determined by us, consistent with the covenant described hereunder, that a holder must follow in order to have its Notes purchased.

      The Issuer will not be required to make a change of control offer following a change of control if a third party makes the change of control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a change of control offer made by us and purchases all Notes validly tendered and not withdrawn under such change of control offer.

      The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a change of control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue of its compliance with such securities laws or regulations.

      The change of control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Burns Philp and, thus, the removal of incumbent management. The change of control purchase feature is a result of negotiations between Burns Philp and the Initial Purchasers. Burns Philp does not have the present intention to engage in a transaction involving a change of control, although it is possible that it could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described below under “— Certain Covenants — Limitation on Indebtedness,” beginning on page 165. These restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

      Our Term A loan senior funding agreement and our Term B secured senior term loan facility may limit our ability to purchase your Notes upon a change of control. If Mr. Hart, our largest shareholder, or certain of his affiliates or family members cease to beneficially own at least 35% of our stock on a fully diluted basis and be our largest single shareholder, or group of shareholders, the lenders holding at least two-thirds of the aggregate principal amount outstanding under the Term A loan senior funding agreement, the related Term A secured senior term loan facility agreement and the related revolving loan facility agreement are entitled, in accordance with the terms of those agreements, to demand prepayment in full of those loans, and the lenders holding at least a majority of the aggregate principal amount outstanding under the Term B secured senior term loan facility agreement are entitled, in accordance with the terms of that agreement, to demand prepayment in full. If we are unable to repay our secured senior indebtedness under these circumstances, we would be in default under those agreements, and it would be unlikely that we could purchase the Notes. Our senior notes due 2010 contain covenants requiring Burns Philp to offer to repurchase these senior notes in the same circumstances and on the same terms as Burns Philp is required to repurchase the Notes. If we are unable to repay these senior notes under these circumstances, we would be in default under the indenture governing those senior notes, and it would be unlikely that we could purchase the Notes.

      Our failure to purchase the Notes upon a change of control would constitute a default under the indenture. In addition, future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a change of control or require the repurchase of such indebtedness upon a change of control. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the change of control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a change of control may be limited by our then existing financial resources. Our senior subordinated notes due 2011 contain covenants requiring Burns Philp to offer to repurchase these notes in the same circumstances upon a change of control and on the same terms as Burns Philp is required to offer to repurchase the Notes. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

      The definition of “change of control” includes a disposition of all or substantially all of the assets of Burns Philp to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of Burns Philp. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

      The provisions under the indenture relative to the obligation to make an offer to repurchase the Notes as a result of a change of control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

Certain Covenants

      The indenture contains covenants including, among others, the following:

Limitation on Indebtedness

      (a) Burns Philp will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Burns Philp, the Issuer and the other Restricted Subsidiaries will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

      (b) Notwithstanding the foregoing paragraph (a), Burns Philp, the Issuer and any other Restricted Subsidiary will be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred by Burns Philp or any of its Restricted Subsidiaries pursuant to any Revolving Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of:

(A) U.S.$25.0 million and

(B) the sum of:

•	65% of the book value of the inventory of Burns Philp and its Restricted Subsidiaries and

•	85% of the book value of the accounts receivable of Burns Philp and its Restricted Subsidiaries in each case as of the most recently ended fiscal quarter of Burns Philp preceding the date on which such Indebtedness is Incurred, but excluding accounts receivable transferred to a Securitization Subsidiary;

(2) Indebtedness Incurred by Burns Philp or any of its Restricted Subsidiaries pursuant to any Term Loan Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed U.S.$450.0 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant below described under “— Limitation on Sales of Assets and Subsidiary Stock,” beginning on page 172;

(3) Indebtedness owed to and held by Burns Philp or any of its Restricted Subsidiaries; provided, however, that:

(A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness, other than to Burns Philp or a Restricted Subsidiary, shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and

(B) if Burns Philp is the obligor on such Indebtedness and the holder is a Person other than the Issuer or any Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(4) the Notes and the Exchange Notes, other than any additional notes, and any Guarantees thereof;

(5) Indebtedness outstanding on the issue date, other than Indebtedness described in clause (1), (2), (3) or (4) of this covenant;

(6) Capital Lease Obligations, Purchase Money Indebtedness or other financings incurred to finance all or part of the purchase price or the cost of construction, lease, improvement or repair of, or additions to, property, plant or equipment used in the business of Burns Philp or any of its Restricted Subsidiaries, in each case Incurred not later than 365 days after the later of the acquisition, lease, completion of construction, repair, improvement or addition, or the commencement of full operation of the property, and Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to this clause (6); provided, however, the aggregate principal amount of all Indebtedness Incurred under this clause (6) and then outstanding does not exceed the greater of U.S.$25.0 million and 3% of Total Assets;

(7) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Person or assets owned by such Person were acquired by Burns Philp or a Restricted Subsidiary, other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Subsidiary of Burns Philp or such assets were acquired by Burns Philp or a Restricted Subsidiary, and Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to this clause (7); provided, however, that the aggregate principal amount of all Indebtedness Incurred under this clause (7) and then outstanding does not exceed U.S.$20.0 million;

(8) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) above or pursuant to clause (4) or (5) or this clause (8);

(9) Hedging Obligations consisting of Interest Rate Agreements, Currency Agreements or Commodity Agreements entered into for the purpose of hedging interest rate, exchange rate or commodity exposure risks and not for speculative purposes;

(10) obligations:

(A) in respect of performance, bid appeal or surety bonds and completion guarantees,

(B) for or in connection with pledges, deposits or payments in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations,

(C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchisees or customers of obligations, other than Indebtedness, and

(D) in respect of worker’s compensation obligations, employee benefit obligations, property, casualty or liability insurance and self-insurance,

in each of cases (A) through (D), where the requirement or request to incur such obligation arises in the ordinary course of business;

(11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Burns Philp receiving notice of its Incurrence;

(12) Guarantees by Burns Philp or any of its Restricted Subsidiaries of any Indebtedness of Burns Philp or any of its Restricted Subsidiaries permitted to be Incurred pursuant to this covenant, other than pursuant to clause (14) of this paragraph (b);

(13) Indebtedness Incurred by any Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor; provided, however, that the amount of such Indebtedness, when added together with the aggregate amount of all Indebtedness Incurred pursuant to this clause (13) and then outstanding, does not exceed the sum of U.S.$21.5 million and 5% of EBITDA for the 12 month period ending on the most recent June 30 or December 31 preceding the date such Indebtedness is Incurred;

(14) Indebtedness of a Securitization Subsidiary Incurred in a Permitted Receivables Financing; and

(15) Indebtedness of Burns Philp, the Issuer or of any other Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of Burns Philp, the Issuer and the other Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) above or paragraph (a)) does not exceed U.S.$60.0 million.

      (c) Notwithstanding the foregoing, neither the Issuer, Burns Philp nor any Subsidiary Guarantor will incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Issuer, Burns Philp or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes, the Company Guaranty or the applicable Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Obligations.

      (d) For purposes of determining compliance with this covenant:

(1) any Indebtedness remaining outstanding under the Credit Agreement after the application of the net proceeds from the sale of the Notes will be treated as Incurred on the issue date under clauses (1) and (2) of paragraph (b) above;

(2) in the event that an item of Indebtedness, or any portion thereof, meets the criteria of more than one of the types of Indebtedness described above, Burns Philp, in its sole discretion, will classify such item of Indebtedness, or any portion thereof, at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses; and

(3) Burns Philp will be entitled to

(A)	divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above and

(B)	in the case of Indebtedness Incurred pursuant to clause (1), (2), (6), (7), (13) or (15) of paragraph (b) above, from time to time to reclassify items of such Indebtedness; provided, however, that the amount and type of such Indebtedness will be required to be included in one of clauses (1), (2), (6), (7), (13) or (15) of paragraph (b) above and must qualify as such Indebtedness at the time of the reclassification.

      (e) Notwithstanding paragraphs (a) and (b) above, neither Burns Philp, the Issuer, nor any Subsidiary Guarantor will Incur:

(1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of Burns Philp, the Issuer or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of Burns Philp or such Subsidiary Guarantor, as applicable, or

(2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the Company Guarantee, the Notes or the relevant Subsidiary Guaranty, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

      (f) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that:

(1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and

(2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

      (g) Notwithstanding paragraphs (a) and (b) above, the Issuer may not Incur any Indebtedness unless such Indebtedness is fully and unconditionally Guaranteed by Burns Philp.

Limitation on Restricted Payments

      (a) Burns Philp will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to make a Restricted Payment if at the time Burns Philp or such Restricted Subsidiary makes that Restricted Payment:

(1) a Default shall have occurred and be continuing, or would result therefrom;

(2) Burns Philp is not entitled to Incur an additional U.S.$1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “— Limitation on Indebtedness,” beginning on page 165; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the issue date would, without duplication exceed the sum of:

(A) 50% of the Consolidated Net Income accrued during the period from April 1, 2002 to the date of such Restricted Payment, treated as one accounting period, or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit; plus

(B) 100% of the aggregate Net Cash Proceeds received by Burns Philp from the issuance or sale of its Capital Stock, other than Disqualified Stock, subsequent to the issue date, other than an issuance or sale to a Subsidiary of Burns Philp and other than an issuance or sale to an employee stock ownership plan or to a trust established by Burns Philp or any of its Subsidiaries for the benefit of their employees, and 100% of any cash capital contribution received by Burns Philp from its shareholders subsequent to the issue date; plus

(C) the amount by which Indebtedness of Burns Philp is reduced on Burns Philp’s balance sheet upon the conversion or exchange subsequent to the issue date of any Indebtedness of Burns Philp or any Restricted Subsidiary convertible or exchangeable for Capital Stock, other than Disqualified Stock, of Burns Philp, less the amount of any cash, or the fair value of any other property, distributed by Burns Philp upon such conversion or exchange; provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by Burns Philp or any Restricted Subsidiary from the sale of such Indebtedness, excluding Net Cash Proceeds from sales to a Subsidiary of Burns Philp or to an employee stock ownership plan or to a trust established by Burns Philp or any of its Subsidiaries for the benefit of their employees; plus

(D) an amount equal to the sum of:

•	the net reduction in the Investments, other than Permitted Investments, made by Burns Philp or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, excluding dividends and distributions, in each case received by Burns Philp or any Restricted Subsidiary, and

•	to the extent such Person is an Unrestricted Subsidiary, the portion, proportionate to Burns Philp’s equity interest in such Subsidiary, of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments, excluding Permitted Investments, previously made, and treated as a Restricted Payment, by Burns Philp or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

      (b) The preceding provisions will not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of Burns Philp (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Burns Philp or an employee stock ownership plan or to a trust established by Burns Philp or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by Burns Philp from its shareholders; provided, however, that

      (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and

      (B) the Net Cash Proceeds from such sale or such cash capital contribution, to the extent so used for such Restricted Payment,

shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of:

(A) Subordinated Obligations of Burns Philp or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under “— Limitation on Indebtedness,” beginning in page 165, or

(B) Convertible Bonds;

provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(4) the purchase, redemption or other acquisition or retirement for value of Capital Stock of Burns Philp held by officers, directors or employees or former officers, directors or employees, or their estates or beneficiaries or permitted transferees, upon death, disability, retirement, severance or termination of employment, or in order to satisfy tax withholding obligations of such persons upon the exercise of options or the vesting of performance shares, or pursuant to any agreement or written plan, each as amended, under which such Capital Stock was issued; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed U.S.$2.0 million in any calendar year plus an amount, not to exceed U.S.$2.0 million in any calendar year, equal to the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in the immediately preceding calendar year; provided, further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

(5) repurchases by Burns Philp of Capital Stock of Burns Philp deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from the calculation of the amount of Restricted Payments;

(6) the purchase by Burns Philp of fractional shares arising out of stock dividends, splits or combinations, fractional shares arising out of the conversion or exchange of any securities of Burns Philp or any of its Subsidiaries into Capital Stock of Burns Philp, or fractional shares arising out of business combinations; provided, however, that such purchases will be included in the calculation of the amount of Restricted Payments;

(7) dividends payable on Burns Philp’s Converting Preference Shares; provided, however, that such dividends will be included in the calculation of the amount of Restricted Payments;

(8) any purchase or redemption of Subordinated Obligations from Net Available Cash remaining after an offer to the holders of the Notes to purchase Notes with Net Available Cash pursuant to the covenant described under “— Limitation on Sales of Assets and Subsidiary Stock,” beginning on page 172; provided, however, that such purchases or redemptions will be excluded in the calculation of the amount of Restricted Payments;

(9) the acquisition in open-market purchases of Capital Stock for matching contributions to employee stock purchase and deferred compensation plans in the ordinary course of business; provided, however, that such acquisitions will be excluded in the calculation of the amount of Restricted Payments;

(10) payments made by Burns Philp or any Restricted Subsidiary as a result of dissenters’ rights related to a merger involving Burns Philp; provided, however, that as a result of such merger Burns Philp has made a change of control offer pursuant to the covenant described under “— Change of Control,” beginning on page 163, and any Notes tendered in connection therewith have been purchased; provided further, however, that any such payments will be excluded in the calculation of the amount of Restricted Payments;

(11) dividends payable on Disqualified Stock; provided, however, that such dividends will be excluded in the calculation of the amount of Restricted Payments; or

(12) other Restricted Payments in an aggregate amount not to exceed U.S.$40.0 million; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

      Burns Philp will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

      (a) pay dividends or make any other distributions on its Capital Stock to Burns Philp or a Restricted Subsidiary or pay any Indebtedness owed to Burns Philp,

      (b) make any loans or advances to Burns Philp or

      (c) transfer any of its property or assets to Burns Philp, except:

(1) any encumbrance or restriction existing on the Issue Date, including pursuant to the Credit Agreement;

(2) any encumbrance or restriction contained in the terms of any Indebtedness Incurred under the Credit Agreement if:

• Burns Philp determines at the time any such Indebtedness is Incurred, and at the time of any modification of the terms of any such encumbrance or restriction, that any such encumbrance or restriction will not materially affect Burns Philp’s ability to make, or to provide funds to the Issuer to make, principal or interest payments on the Notes and

• the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings or agreements, as determined by Burns Philp in good faith;

(3) any encumbrance or restriction with respect to any Person or assets existing on or prior to the date on which such Person or assets were acquired by Burns Philp or any Restricted Subsidiary, other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or such Person or assets were acquired by Burns Philp or any Restricted Subsidiary, and outstanding on such date;

(4) any encumbrance or restriction that amends, extends, renews, refinances or replaces any encumbrances or restrictions referred to in clause (1) or (3) of this covenant or this clause (4) or contained in any amendment to an agreement referred to in clause (1) or (3) of this covenant or this clause (4); provided, however, that the encumbrances and restrictions are not materially less favorable, taken as a whole, to the holders of Notes than the encumbrances and restrictions being extended, renewed, refinanced or replaced;

(5) any encumbrance or restriction imposed pursuant to an agreement entered into for the sale or disposition of assets permitted by the covenant described under “— Limitation on Sales of Assets and Subsidiary Stock,” beginning on page 172; provided, however, that such encumbrance or restriction applies only to the assets that are the subject of such agreement or consists of reasonable and customary provisions, as determined in good faith by Burns Philp, providing for escrow, net worth maintenance or other similar restrictions to support indemnification obligations of Burns Philp or any of its Restricted Subsidiaries pursuant to such agreement;

(6) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(7) any encumbrance or restriction existing under or by reason of applicable law;

(8) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of Burns Philp or a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

(9) any encumbrance or restriction with respect to Indebtedness or other contractual requirements of a Securitization Subsidiary in connection with a Permitted Receivables Financing; provided, however, that such encumbrance or restriction applies only to such Securitization Subsidiary;

(10) any encumbrance or restriction consisting of provisions in joint venture agreements with respect to the disposition or distribution of interests in, or assets or property of, such joint venture;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12) any encumbrance or restriction arising in respect of Purchase Money Indebtedness, Capital Lease Obligations or other financings incurred to finance all or part of the purchase price or cost of construction, lease, improvement or repair of, or additions to, property, plant or equipment used in the business of Burns Philp or any of its Restricted Subsidiaries Incurred pursuant to the covenant described under “— Limitation on Indebtedness,” beginning on page 165;

(13) any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of property or assets of Burns Philp or any of its Restricted Subsidiaries in any manner material to Burns Philp and its Restricted Subsidiaries;

(14) a set-off arrangement entered into as a part of normal banking arrangements or in the ordinary course of day-to-day trading;

(15) a title retention arrangement entered into with a supplier in the ordinary course of business; and

(16) any Liens securing Indebtedness otherwise permitted to be Incurred under the covenant described under the sub-heading “— Limitation on Indebtedness,” beginning on page 165, that limit the right of the debtor to dispose of the assets subject to such Liens.

     Limitation on Sales of Assets and Subsidiary Stock

      (a) Burns Philp will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

(1) Burns Philp or such Restricted Subsidiary receives consideration at least equal to the fair market value, including as to the value of all non-cash consideration, as determined in good faith by Burns Philp’s Board of Directors, of the shares and assets subject to such Asset Disposition;

(2) in the case of an Asset Disposition other than an Asset Swap, at least 75% of the consideration thereof received by Burns Philp or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Burns Philp, or such Restricted Subsidiary, as the case may be,

(A) first, to the extent Burns Philp elects, or is required by the terms of any Indebtedness, to prepay, repay, redeem or purchase Senior Indebtedness of Burns Philp or Indebtedness, other than any Disqualified Stock, of a Restricted Subsidiary, in each case other than Indebtedness owed to Burns Philp or an Affiliate of Burns Philp, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent Burns Philp elects, to acquire, construct or invest in, or improve or repair, but only to the extent that such improvement or repair is accounted for in Burns Philp’s balance sheet under the caption “property, plant and equipment,” Additional Assets that will constitute part of or be used in the business of Burns Philp or a Restricted Subsidiary within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, or within 270 days of the end of such one year period if Burns Philp or such Restricted Subsidiary enters into a binding commitment for such acquisition, construction, investment, improvement or repair within such one year period, provided that such commitment shall be subject only to customary conditions, other than financing; and

(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes, and to holders of other Senior Subordinated Indebtedness of the Issuer or Burns Philp designated by Burns Philp, to purchase Notes, and such other Senior Subordinated Indebtedness of the Issuer or Burns Philp, pursuant to and subject to the conditions contained in the indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Burns Philp or such Restricted Subsidiary shall, except in respect of Indebtedness Incurred pursuant to paragraph (b)(1) of the covenant described under “— Limitation on Indebtedness,” beginning on page 165, permanently retire such Indebtedness and shall cause any related loan commitment to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

      Notwithstanding the foregoing provisions of this covenant, Burns Philp and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds U.S.$25.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

      For the purposes of this covenant, the following are deemed to be cash or Temporary Cash Investments:

(1) the assumption of Indebtedness or trade payables of Burns Philp or any Restricted Subsidiary and the release of Burns Philp or such Restricted Subsidiary from all liability on such Indebtedness or trade payables in connection with such Asset Disposition; and

(2) securities, notes or other obligations received by Burns Philp or any Restricted Subsidiary from the transferee to the extent converted within 90 days by Burns Philp or such Restricted Subsidiary into cash or Temporary Cash Investments.

      (b) In the event of an Asset Disposition that requires Burns Philp to make an offer to purchase Notes, and other Senior Subordinated Indebtedness of the Issuer or Burns Philp, pursuant to clause (a)(3)(C) above, Burns Philp will purchase Notes tendered pursuant to an offer by Burns Philp for the Notes, and such other Senior Subordinated Indebtedness, at a purchase price of 100% of their principal amount, or, in the event such other Senior Subordinated Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof, without premium, plus accrued but unpaid interest, or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness, in accordance with the procedures, including prorating in the event of oversubscription, set forth in the indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, Burns Philp will select the securities to be purchased on an equal basis but in round denominations, which in the case of the Notes will be denominations of U.S.$1,000 principal amount or multiples thereof. Burns Philp shall not be required to make such an offer to purchase Notes, and other Senior Subordinated Indebtedness of Burns Philp, pursuant to this covenant until the 45th day after the first day of a calendar month in which the Net Available Cash available therefor totals at least U.S.$10.0 million, with lesser amounts being carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition, except as provided in the next sentence. Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

      (c) Burns Philp will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Burns Philp will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

      In the event an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(3)(C) above, at a time when we are prohibited by the Credit Agreement from purchasing Notes, we may seek the consent of our lenders to the purchase of Notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing Notes. In such case, our failure to offer to purchase Notes would constitute a Default under the indenture, which could, in turn, constitute a default under the Credit Agreement.

     Limitation on Affiliate Transactions

      (a) Burns Philp will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction, including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service, with, or for the benefit of, any Affiliate of Burns Philp, referred to as an “affiliate transaction” unless:

(1) the terms of the affiliate transaction are no less favorable to Burns Philp or such Restricted Subsidiary than those that could be obtained at the time of the affiliate transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2) if such affiliate transaction involves an amount in excess of U.S.$5.0 million, the terms of the affiliate transaction are set forth in writing and a majority of the non-employee directors of Burns Philp disinterested with respect to such affiliate transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant affiliate transaction as evidenced by a resolution of the Board of Directors; and

(3) if such affiliate transaction involves an amount in excess of U.S.$15.0 million, Burns Philp’s Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such affiliate transaction is fair, from a financial standpoint, to Burns Philp and its Restricted Subsidiaries or is not less favorable to Burns Philp and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

      (b) The provisions of paragraph (a) above will not prohibit:

(1) any Investment, other than a Permitted Investment, or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under “— Limitation on Restricted Payments,” beginning on page 168;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by Burns Philp’s Board of Directors;

(3) loans or advances to employees not to exceed U.S.$5.0 million in the aggregate outstanding at any one time;

(4) the payment of reasonable and customary directors’ fees, indemnification and similar arrangements, employee salaries, bonuses or employment agreements, consulting agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of Burns Philp or any of its Restricted Subsidiaries entered into in the ordinary course of business;

(5) any transaction with or among Restricted Subsidiaries or joint ventures or similar entities which would constitute an affiliate transaction solely because Burns Philp or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(6) the issuance or sale of any Capital Stock, other than Disqualified Stock, of Burns Philp, including pursuant to stock options;

(7) transactions between Burns Philp or any of its Restricted Subsidiaries and a Securitization Subsidiary or between a Securitization Subsidiary and any Person in which the Securitization Subsidiary has an Investment;

(8) any financial advisory, investment banking, commercial banking, corporate trust, insurance, institutional fund management and similar financial or ancillary services provided by any Person in the ordinary course of business and on commercially reasonable terms; and

(9) any agreement or arrangement in effect on the issue date, including arrangements for the reimbursement of costs of services, fees and expenses in respect of services provided by any entity affiliated with Graeme Hart, as amended, modified or replaced from time to time; provided, however, that the amended, modified or replaced agreement or arrangement is not less favorable in any material respect to Burns Philp and its Restricted Subsidiaries than that in effect on the issue date.

     Limitation on Issuer

      The Issuer will not own any material assets or other property, other than Indebtedness owing to the Issuer by Burns Philp and its other Restricted Subsidiaries and Temporary Cash Investments, or engage in any trade or conduct any business other than treasury, cash management, hedging and cash pooling activities and activities incidental thereto. The Issuer will not Incur any material liabilities or obligations other than its obligations pursuant to the Notes, the indenture, the Credit Agreement and other Indebtedness permitted to be Incurred by the Issuer as described in the covenant above, under “— Limitation on Indebtedness,” beginning on page 165, and liabilities and obligations pursuant to business activities permitted by this covenant.

Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries and the Issuer

      (a) Burns Philp

(1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person, other than Burns Philp or a Wholly Owned Subsidiary, and

(2) will not permit any Restricted Subsidiary to issue any of its Capital Stock, other than, if necessary, shares of its Capital Stock constituting directors’ or other legally required qualifying shares, to any Person, other than to Burns Philp or a Wholly Owned Subsidiary, unless, in the case of a Restricted Subsidiary other than the Issuer,

(A) immediately after giving effect to such issuance, sale or other disposition, neither Burns Philp nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary;

(B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by Burns Philp and such Investment would be permitted to be made under the covenant described under “— Limitation on Restricted Payments,” beginning on page 168, if made on the date of such issuance, sale or other disposition; or

(C) immediately after giving effect to such issuance, sale or other disposition of Capital Stock (other than Disqualified Stock), such Restricted Subsidiary would continue to be a Restricted Subsidiary, and in the case of each of (A), (B) and (C), such issuance, sale or other disposition complies with, and the proceeds thereof are applied in accordance with, the covenant described under “— Limitation on Sales of Assets and Subsidiary Stock,” beginning on page 172.

      (b) The Issuer will continue to be, directly or indirectly, a Wholly Owned Subsidiary of Burns Philp.

     Merger and Consolidation

      (a) Burns Philp will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person, referred to as the “successor company,” shall be a Person organized and existing under the laws of Australia or the laws of any political subdivision thereof, the laws of New Zealand or the laws of any political subdivision thereof, the laws of Norway or the laws of any political subdivision thereof, the laws of the United States of America, any State thereof or the District of Columbia, the laws of the United Kingdom or the laws of any political subdivision thereof, the laws of any member of the European Union or the laws of any political subdivision thereof and the successor company, if not Burns Philp, shall expressly assume, by an indenture supplemental thereto, executed and delivered to the trustee, all the obligations of Burns Philp under the Company Guaranty and the indenture;

(2) immediately after giving pro forma effect to such transaction, and treating any Indebtedness which becomes an obligation of the successor company or any Subsidiary as a result of such transaction as having been Incurred by such successor company or such Subsidiary at the time of such transaction, no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, the successor company would be able to Incur an additional U.S.$1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “— Limitation on Indebtedness,” on page 165; and

(4) Burns Philp shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and any such supplemental indenture comply with the indenture;

provided, however, that clause (3) will not be applicable to

•	a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to Burns Philp or

•	Burns Philp consolidating or merging with or transferring all or part of its properties to, its Affiliate principally for the purpose and with the principal effect of reincorporating Burns Philp in another jurisdiction or otherwise changing the jurisdiction of organization of Burns Philp and not for evading the foregoing limitations.

      For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Burns Philp, which properties and assets, if held by Burns Philp instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Burns Philp on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Burns Philp.

      The successor company will be the successor to Burns Philp and shall succeed to, and be substituted for, and may exercise every right and power of, Burns Philp under the indenture and the Company Guaranty, and the predecessor company, except in the case of a lease, shall be released from its obligations with respect to the Company Guaranty.

      (b) The Issuer will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series or transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person, referred to as the “successor issuer” shall be a Person organized and existing under the laws of Australia or the laws of any political subdivision thereof, the laws of New Zealand or the laws of any political subdivision thereof, the laws of Norway or the laws of any political subdivision thereof, the laws of the United States of America, any State thereof or the District of Columbia, the laws of the United Kingdom or the laws of any political subdivision thereof, the laws of any member of the European Union or the laws of any political subdivision thereof; and the successor issuer, if not the Issuer, shall expressly assume, by an indenture supplemental thereto, executed and delivered to the trustee, all the obligations of the Issuer under the Notes and the indenture;

(2) immediately after giving pro forma effect to such transaction, and treating any Indebtedness which becomes an obligation of the successor issuer as a result of such transaction as having been Incurred by such successor issuer at the time of such transaction, no Default shall have occurred and be continuing and no change of control shall have occurred; and

(3) Burns Philp shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and any supplemental indenture comply with the indenture.

      The successor issuer will be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the indenture, and the predecessor Issuer, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

      (c) Burns Philp will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person, other than to Burns Philp or a Subsidiary of Burns Philp, whether through a merger, consolidation or sale of Capital Stock or assets, the resulting, surviving or transferee Person, if not such Subsidiary, shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis, and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction, no Default shall have occurred and be continuing; and

(3) Burns Philp delivers to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and any Guaranty Agreement complies with the indenture.

     Future Guarantors

      Burns Philp will cause each Restricted Subsidiary that Incurs any Indebtedness pursuant to paragraph (a) or pursuant to clause (1), (2), (8), to the extent that such Indebtedness directly or indirectly refinances Indebtedness Incurred pursuant to paragraph (a), (12) or (15) of paragraph (b) of the covenant described under “— Limitation on Indebtedness,” beginning on page 165 above, to, at the same time, execute and deliver to the trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the indenture; provided, however, that no Restricted Subsidiary will be required to provide such a Guarantee if:

•	such Restricted Subsidiary is not Guaranteeing any Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (8), to the extent that such Indebtedness directly or indirectly refinances Indebtedness Incurred pursuant to paragraph (a), (12) or (15) of paragraph (b) of the covenant described under “— Limitation on Indebtedness,” beginning on page 165 above, and

•	in the good faith judgment of the Burns Philp’s Board of Directors, it is not reasonably practicable or it is too expensive, having regard to the value of the assets involved, for such Restricted Subsidiary to Guarantee payment of the Notes under applicable law.

     SEC Reports

      Burns Philp shall furnish to holders of Notes and the trustee:

(1) all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Form 20-F and 10-Q if Burns Philp were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial information, a report thereon by Burns Philp’s certified independent accountants; provided, however, if such financial information that would be required to be contained in a filing with the SEC on Form 20-F is not prepared in accordance with generally accepted accounting principles in the United States, there shall be a reconciliation to such principles, including a determination of EBITDA on such basis, included in such annual information; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Burns Philp were required to file such reports, other than such reports that are required as a result of Regulation S sales of equity securities, all such information to be furnished at the time such filings would have been required for a U.S. corporation; provided, however, that, unless otherwise required by the Securities Act or the Exchange Act, or rules and regulations thereunder, Burns Philp shall not be required to provide the information specified by Item 7 of Form 8-K in respect of its acquisition from Kraft Foods International, Inc. of the Fleischmann’s yeast and industrial bakery ingredients business in Latin America;

provided, further, however, that such quarterly financial information shall be furnished within 45 days after the end of each of the first three quarters. In addition, whether or not required by the rules and regulations of the SEC, Burns Philp will file a copy of all such information and reports with the SEC for public availability, unless the SEC will not accept such filing. Notwithstanding any of the foregoing, if any Subsidiary Guarantor’s financial statements would be required to be included in the financial statements filed or delivered pursuant to this covenant if Burns Philp were subject to Section 13(a) or 15(d) of the Exchange Act, Burns Philp will not be required by the indenture to file or furnish such financial statements.

      At any time that any of Burns Philp’s Subsidiaries are Unrestricted Subsidiaries and such Unrestricted Subsidiaries, considered in the aggregate, would constitute a Significant Subsidiary of Burns Philp as of the date of such report, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 59, of the financial condition and results of operations of Burns Philp and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Burns Philp.

      In addition, Burns Philp and the Issuer will furnish to the holders of the Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to

Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Defaults

      Each of the following is an Event of Default:

(1) a default in the payment of interest or any additional amounts on the Notes when due, continued for 30 days;

(2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) the failure by Burns Philp or the Issuer to comply with its obligations under “— Certain Covenants — Merger and Consolidation,” beginning on page 176 above;

(4) the failure by Burns Philp to comply for 30 days after notice with any of its obligations in the covenants described above under “Change of Control” (other than a failure to purchase Notes), beginning on page 163, or under “— Certain Covenants — Limitation on Indebtedness,” beginning on page 165, “— Limitation on Restricted Payments,” beginning on page 168, “— Limitation on Restrictions on Distributions from Restricted Subsidiaries,” beginning on page 171, “— Limitation on Sales of Assets and Subsidiary Stock” (other than a failure to purchase Notes), beginning on page 172, “— Limitation on Affiliate Transactions,” beginning on page 174, “— Limitation on Issuer,” on page 175, “— Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries and the Issuer,” on page 175, “— Future Guarantors,” beginning on page 177, or “— SEC Reports,” beginning on page 178;

(5) the failure by Burns Philp, the Issuer or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the indenture or a Subsidiary Guaranty;

(6) Indebtedness of Burns Philp, the Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds U.S.$10.0 million, referred to as the “cross acceleration provision”;

(7) certain events of bankruptcy, insolvency or reorganization of Burns Philp, the Issuer, or any Significant Subsidiary, referred to as the “bankruptcy provisions”;

(8) any final judgment or decree for the payment of money in excess of U.S.$10.0 million (to the extent not covered by available insurance) is entered against Parent, Burns Philp, the Issuer or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such final judgment and is not discharged, waived, vacated or stayed, referred to as the “judgment default provision”; or

(9) the Company Guaranty or any Subsidiary Guaranty ceases to be in full force and effect other than, in the case of a Subsidiary Guaranty, in accordance with the terms of such Subsidiary Guaranty or as a result of a change in law, or Burns Philp or any Subsidiary Guarantor denies or disaffirms its obligations under the Company Guaranty or its Subsidiary Guaranty, as the case may be.

However, a default under clauses (4) and (5) will not constitute an Event of Default until Burns Philp receives written notice from the trustee or the holders of 25% in principal amount of the outstanding Notes specifying the default and Burns Philp does not cure such default within the time specified in such clause after receipt of such notice.

      If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Burns Philp or the Issuer occurs and is continuing, the principal of and interest on all the Notes will thereby become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive any payment of principal, premium or interest when due, no holder of a Note may pursue any remedy with respect to the indenture or the Notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding Notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) holders of a majority in principal amount of the outstanding Notes have not given the trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the trustee in personal liability.

      If a Default occurs, is continuing and is known to the trustee, the trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

      Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a tender offer or exchange for the Notes, and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

(1) reduce the amount of Notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) change the provisions applicable to the redemption of any Note as described under “— Optional Redemption,” on page 156, or “— Redemption for Changes in Withholding Taxes,” beginning on page 158 above;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes, including pursuant to the Company Guaranty or any Subsidiary Guaranty;

(7) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8) make any change in the ranking or priority of any Note that would adversely affect the holders of the Notes;

(9) make any change in the Company Guaranty or any Subsidiary Guaranty that would adversely affect the holders of the Notes; or

(10) make any change in the provisions of the indenture described under “— Additional Amounts,” beginning on page 157, that adversely affects the rights of any holders of the Notes or amend the terms of the Notes or the indenture in a way that would result in the loss of an exemption from any of the taxes described thereunder.

      Notwithstanding the preceding, without the consent of any holder of the Notes, Burns Philp, the Issuer, the Subsidiary Guarantors and trustee may amend the indenture:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of Burns Philp, the Issuer, or any Subsidiary Guarantor to the extent permitted by the indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) to add Guarantees with respect to the Notes, including any Subsidiary Guaranty, or to secure the Notes;

(5) to add to the covenants of Burns Philp, the Issuer or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon Burns Philp, the Issuer or a Subsidiary Guarantor;

(6) to make any change that does not adversely affect the rights of any holder of the Notes; or

(7) to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

      However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness of Burns Philp, the Issuer or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness, or their Representative, consent to such change.

      The consent of the holders of the Notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

      After an amendment under the indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

      The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

      At any time, we may terminate all our obligations under the Notes and the indenture, referred to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

      In addition, at any time we may terminate our obligations under “— Change of Control,” beginning on page 163, and under the covenants described under “— Certain Covenants” (other than the covenant described under “— Merger and Consolidation”), beginning on page 165, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “— Defaults,” beginning on page 179 above, and the limitations contained in clause (a)(3) under “— Certain Covenants — Merger and Consolidation,” beginning on page 176 above, referred to as “covenant defeasance.”

      We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (8) under “— Defaults,” beginning on page 179 above, or because of the failure of Burns Philp to comply with clause (a)(3) or (a)(4) under “— Certain Covenants — Merger and Consolidation,” beginning on page 176 above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

      In order to exercise either of our defeasance options, we must irrevocably deposit in trust, referred to as the “defeasance trust,” with the trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of

      (1) an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law,

      (2) an Opinion of Counsel in the jurisdiction of organization of the Issuer to the effect that holders of the Notes will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance and will be subject to income tax of such jurisdiction on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and

      (3) an Opinion of Counsel in Australia to the effect that holders of the Notes will not recognize income, gain or loss for Australian income tax purposes as a result of such deposit and defeasance and will be subject to Australian income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Concerning the Trustee

      The Bank of New York is to be the trustee under the indenture. We have appointed The Bank of New York as Registrar and Paying Agent with regard to the Notes.

      The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Burns Philp, the Issuer or any Subsidiary Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

      The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default occurs, and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of Notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of Burns Philp, the Issuer or any Subsidiary Guarantor will have any liability for any obligations of Burns Philp, the Issuer or any Subsidiary Guarantor under the Notes, the Company Guaranty, any Subsidiary Guaranty or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

      The indenture, the Notes, the Company Guaranty and the Subsidiary Guaranties will be governed by, and construed in accordance with, the laws of the State of New York.

Enforceability of Judgments

      Since many of our operating assets are situated outside the United States, any judgment obtained in the United States against Burns Philp, the Issuer or a Subsidiary Guarantor, including judgments with respect to the payment of principal, interest, additional amounts, redemption price and any purchase price with respect to the Notes, might not be collectible within the United States.

      The Issuer, Burns Philp and certain Subsidiary Guarantors are corporations organized under the laws of jurisdictions outside the United States. Certain of the Issuer’s and Burns Philp’s directors and officers, the directors and officers of these Subsidiary Guarantors and certain of the experts named in this prospectus reside outside of the United States and all or a substantial portion of the Issuer’s and Burns Philp’s assets and the assets of these non-United States Subsidiary Guarantors and of certain of these experts are located outside the United States. Although the Issuer, Burns Philp and the non-United States Subsidiary Guarantors will agree to accept service of process in the United States by their respective agent designated for such purpose, it may be difficult or impossible for the holders of the Notes or the trustee to effect service of process within the United States upon any of these persons including with respect to matters arising under the Securities Act, or to enforce against any of these persons, or the Issuer, Burns

Philp or the non-United States Subsidiary Guarantors, judgments of courts of the United States predicated upon the civil liability provisions of the United States Federal securities laws. We have been advised by our legal counsel that there is doubt as to the enforceability, in original actions in non-United States courts, of liabilities predicated solely on the United States Federal securities laws and as to the enforceability in non-United States courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of the United States Federal securities laws where such judgments contravene local public policy, breach the rules of natural justice or general principles of fairness, are not for a fixed or readily ascertainable sum, are subject to appeal, dismissal, stay of execution or are otherwise not final and conclusive or contain an element of multiple or punitive damages or where the proceedings in such courts were of a revenue or penal nature.

Consent to Jurisdiction and Service

      The Issuer, Burns Philp and each Subsidiary Guarantor have appointed CT Corporation System as its agent for actions relating to the Notes, the registration rights agreement or the indenture brought under Federal or state securities laws brought in any Federal or state court located in the Borough of Manhattan in The City of New York and will submit to such jurisdiction.

Certain Definitions

      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Additional Assets” means:

(1) any property, plant or equipment;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Burns Philp or another Restricted Subsidiary;

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

(4) Investments in joint ventures operating Related Businesses; provided, however, that such Investments do not exceed in the aggregate 5% of Total Assets.

      “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “— Certain Covenants — Limitation on Restricted Payments,” beginning on page 168, “— Certain Covenants — Limitation on Affiliate Transactions,” beginning on page 174, and “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock,” beginning on page 172 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock, on a fully diluted basis, of Burns Philp or of rights or warrants to purchase such Capital Stock, whether or not currently exercisable, and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

      “Asset Disposition” means (i) an Asset Swap or (ii) any sale, lease, transfer or other disposition, or series of related sales, leases, transfers or dispositions, by Burns Philp or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction, each referred to for the purposes of this definition as a “disposition,” of:

(1) any shares of Capital Stock of a Restricted Subsidiary, other than

•	directors’ qualifying shares or shares required by applicable law to be held by a Person other than Burns Philp or a Restricted Subsidiary and

•	in connection with an issuance of shares permitted by the covenant described under “— Certain Covenants — Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries and the Issuer,” on page 175, immediately after which the proportionate interest of Burns Philp and/or its Restricted Subsidiaries in such issuing Restricted Subsidiary is substantially the same as prior thereto;

(2) all or substantially all the assets of any division or line of business of Burns Philp or any Restricted Subsidiary; or

(3) any other assets of Burns Philp or any Restricted Subsidiary outside of the ordinary course of business of Burns Philp or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition to Burns Philp or a Restricted Subsidiary;

(B) for purposes of the covenant described under “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock,” beginning on page 172 only, a disposition:

•	that constitutes a Restricted Payment permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments,” beginning on page 168, or a Permitted Investment,

•	that constitutes a transaction permitted by paragraph (a) of the covenant described under “— Certain Covenants — Merger and Consolidation,” beginning on page 176, or

•	by Burns Philp or any Restricted Subsidiary of Burns Philp’s Terminals Business or Vinegar Business;

(C) a disposition of assets with a fair market value of less than U.S.$2.0 million;

(D) the disposition by Burns Philp or any Restricted Subsidiary of

•	inventory and other assets acquired or produced and held for sale or resale in the ordinary course of business, including inventory that is no longer useful in the conduct of Burns Philp’s or its Subsidiaries’ businesses,

•	obsolete, damaged or worn out personal property that is no longer useful in the ordinary course of business,

•	undeveloped land,

•	facilities, including the related land, which have been permanently closed and are no longer useful in the ordinary course of business or

•	rights granted to others pursuant to leases, subleases or licenses in the ordinary course of business;

(E) any disposition of receivables and related assets, proceeds or Capital Stock of a Securitization Subsidiary pursuant to a Permitted Receivables Financing;

(F) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(G) the sale, discount or factoring of accounts receivable arising in the ordinary course of business; and

(H) any disposition of Capital Stock or assets of an Unrestricted Subsidiary.

      “Asset Swap” means any exchange of property or assets of Burns Philp or any Restricted Subsidiary for property or assets of another Person that are intended to be used by Burns Philp or any Restricted Subsidiary in a Related Business, including, to the extent necessary to equalize the value of the assets being exchanged, cash of any party to such asset swap.

      “Attributable Debt” in respect of a Sale/ Leaseback Transaction means, as at the time of determination, the present value, discounted at the interest rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction, including any period for which such lease has been extended; provided, however, that if such Sale/ Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

      “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

      “Board of Directors” with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

      “Business Day” means each day which is not a Legal Holiday.

      “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      “Capital Securities” means, with respect to any Person, any securities, including notes and Capital Stock:

(1) which would rank junior to the Notes, the Company Guaranty or a Subsidiary Guaranty, as applicable, in any bankruptcy of such Person;

(2) which do not require any redemption, repayment, repurchase or other payment of the principal amount thereof by such Person except for redemptions, repayments, repurchases or other payments that, at the sole option of such Person, can be made in Capital Stock of such Person, which is not Disqualified Stock; and

(3) which are not convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; provided, however, that such Person’s obligation with respect to such securities are not Guaranteed by any Person or secured by any Lien.

      “Capital Stock” of any Person means:

(1) any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in, however designated, equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity and

(2) any Capital Securities of such Person.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Commodity Agreement” means any commodity or raw material futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw material prices.

      “Company Guaranty” means the guarantee of Burns Philp, contained in the indenture, of the Issuer’s obligations with respect to the Notes.

      “Company Options” means the options issued by Burns Philp that were outstanding and listed on the Australian Stock Exchange on the Issue Date.

      “Consolidated Coverage Ratio” as of any date of determination means the ratio of

•	the aggregate amount of EBITDA for the period of

—	the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination or

—	if quarterly financial information is available for the immediately preceding fiscal quarter and such financial information is included in the reports filed or delivered pursuant to the covenant described under the sub-heading “— Certain Covenants — SEC Reports,” beginning on page 178, the most recent four consecutive fiscal quarters, to

•	Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1) if Burns Philp or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on the date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period; provided further, however, that Consolidated Interest Expense for each of the four consecutive fiscal quarters ended on March 31, 2002 shall be calculated on a pro forma basis as if the Notes had been issued on April 1, 2001 and the proceeds thereof applied on such date to repay the Convertible Bonds in full and to repay U.S.$325.0 million of Indebtedness under Burns Philp’s Term Loan Facility;

(2) if Burns Philp or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged, in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced, on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Burns Philp or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3) if since the beginning of such period Burns Philp or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA, if positive, directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA, if negative, directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Burns Philp or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Burns Philp and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period, and, without duplication, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Burns Philp and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale;

(4) if since the beginning of such period, Burns Philp or any Restricted Subsidiary, by merger or otherwise, shall have made an Investment in any Restricted Subsidiary, or any person which becomes a Restricted Subsidiary, or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of a line of business or an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness, as if such Investment or acquisition occurred on the first day of such period; and

(5) if since the beginning of such period any Person, that subsequently became a Restricted Subsidiary or was merged with or into Burns Philp or any Restricted Subsidiary since the beginning of such period, shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Burns Philp or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto in substantially the manner described in clause (3) or (4) above, as the case may be, as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of Burns Philp. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if less, a remaining term equal to the remaining term of the Indebtedness.

      “Consolidated Interest Expense” means, for any period, the total interest expense of Burns Philp and its consolidated Restricted Subsidiaries, less interest income, plus, to the extent not included in such total interest expense, and to the extent incurred by Burns Philp or its Restricted Subsidiaries, without duplication:

(1) interest expense attributable to capital leases, which interest shall be deemed to accrue at an interest rate reasonably determined in good faith by Burns Philp to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP, and the interest expense attributable to leases constituting part of a Sale/ Leaseback Transaction;

(2) amortization of debt discount, other than discount based on the value of Capital Stock, excluding Disqualified Stock, issued with another security;

(3) capitalized interest;

(4) non-cash interest expense;

(5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6) net payments pursuant to obligations under Interest Rate Agreements and, to the extent Currency Agreements relate to Indebtedness or Interest Rate Agreements, Currency Agreements;

(7) dividends in respect of all Disqualified Stock held by Persons other than Burns Philp or a Wholly Owned Subsidiary, other than dividends

•	payable solely in Capital Stock, other than Disqualified Stock, of Burns Philp and

•	in respect of Converting Preference Shares;

provided, however, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock, expressed as a decimal, for such period, as estimated by the Chief Financial Officer of Burns Philp in good faith;

(8) interest incurred in connection with Investments in discontinued operations;

(9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by, or secured by the assets of, Burns Philp or any Restricted Subsidiary; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person, other than Burns Philp, in connection with Indebtedness Incurred by such plan or trust.

      “Consolidated Net Income” means, for any period, the net income of Burns Philp and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income of any Person, other than Burns Philp, if such Person is not a Restricted Subsidiary, except that:

(A) subject to the exclusion contained in clause (4) below, Burns Philp’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Person during such period to Burns Philp or a Restricted Subsidiary as a dividend or other distribution, subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below; and

(B) Burns Philp’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2) any net income, or loss, of any Person acquired by Burns Philp or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(3) any net income of any Restricted Subsidiary if payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Burns Philp is not permitted by the terms of its charter or by-laws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to such Restricted Subsidiary, but only to the extent that the foregoing restricts the ability of Burns Philp to readily procure that an amount of cash equal to the amount of net income for such period is transferable to Burns Philp or a Restricted Subsidiary and the amount that is readily procurable will be certified by the chief financial officer of Burns Philp, except that:

(A) subject to the exclusion contained in clause (4) below, Burns Philp’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Burns Philp or another Restricted Subsidiary as a dividend or other distribution, subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause; and

(B) Burns Philp’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4) any gain, or loss, realized upon the sale or other disposition of any assets of Burns Philp, its consolidated Subsidiaries or any other Person, including pursuant to any sale-and-leaseback arrangement, which is not sold or otherwise disposed of in the ordinary course of business and any gain, or loss, realized upon the sale or other disposition of any Capital Stock of any Person;

(5) extraordinary gains or losses/unusual items; and

(6) the cumulative effect of a change in accounting principles.

      Notwithstanding the foregoing, for the purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments,” beginning on page 168 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to Burns Philp or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

      “Convertible Bonds” means the 5.5% guaranteed subordinated convertible bonds due 2004 of Burns Philp Treasury (Europe) B.V. and guaranteed by Burns, Philp & Company Limited outstanding on the issue date.

      “Converting Preference Shares” means Burns Philp’s Converting Preference Shares outstanding on the issue date.

      “Credit Agreement” means

      (1) the Senior Funding Agreement dated August 2, 2001 among Burns, Philp & Company Limited, certain borrowers thereunder, Credit Suisse First Boston, Melbourne Branch, as lead arranger and underwriter, The Toronto-Dominion Bank, as a co-lead arranger and underwriter, Credit Suisse First Boston, Melbourne Branch, as facility agent, and certain financial institutions,

      (2) the related Term Loan Facility Agreement dated August 2, 2001 and

      (3) the related Revolving Loan Facility Agreement dated August 2, 2001,

      together with the related documents thereto, including the term loans and revolving loans thereunder, any guarantees and security documents, in the case of each of the foregoing clauses (1), (2) and (3), as amended, extended, renewed, restated, supplemented replaced, by one or more credit agreements or facilities, debt instruments and/or related documentation, or otherwise modified, in whole or in part, and without limitation as to amount, outstanding or committed, maturity, terms, conditions, covenants and other provisions, from time to time, and any agreement, and related document, governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

      “Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

      “Designated Senior Indebtedness,” with respect to a Person means:

(1) any Indebtedness Incurred pursuant to the Credit Agreement; and

(2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least U.S.$25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of the indenture.

      “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder, or upon the happening of any event:

(1) matures or is mandatorily redeemable, other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock, pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case, except for purposes of clause (7) of the definition of “Consolidated Interest Expense” and clause (b)(11) of the covenant described under “Certain Covenants — Limitation on Restricted Payments,” beginning on page 168, on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the terms applicable to the Notes and described under “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock,” beginning on page 172, and “— Change of Control,” beginning on page 163; and

(B) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

      The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

      “EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1) all income tax expense of Burns Philp and its consolidated Restricted Subsidiaries;

(2) Consolidated Interest Expense;

(3) depreciation and amortization expense of Burns Philp and its consolidated Restricted Subsidiaries, excluding amortization expense attributable to a prepaid operating activity item and amortization of prepaid slotting allowances in each case that were paid in cash in a prior period; and

(4) all other non-cash charges of Burns Philp and its consolidated Restricted Subsidiaries, excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent, and in the same proportion, including by reason of minority interests, that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only

•	to the extent that such amount would be permitted at the date of determination to be dividended to Burns Philp by such Restricted Subsidiary without prior approval, that has not been obtained,

pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders or

•	to the extent that Burns Philp can readily procure that such amount of cash is transferable to Burns Philp and such amount is certified by the chief financial officer of Burns Philp.

      “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

      “Exchange Notes” means the debt securities of the issuer issued pursuant to the indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the registration rights agreement.

      “GAAP” means generally accepted accounting principles, standards and practices in Australia or which are required to be applied under the Corporations Act 2001 of Australia, which are applicable as of the date of determination; provided that the definitions contained in the indenture and all ratios and calculations under the covenants described therein will be determined in accordance with GAAP as in effect on the date of the indenture.

      “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such Person, whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise; or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part;

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

      “Guarantor” means Burns Philp or any Subsidiary Guarantor.

      “Guaranty” means the Company Guaranty or any Subsidiary Guaranty.

      “Guaranty Agreement” means a supplemental indenture, in substantially the form included as an exhibit to the indenture, pursuant to which a Subsidiary Guarantor Guarantees the Issuer’s obligations with respect to the Notes on the terms provided for in the indenture.

      “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Commodity Agreement or Currency Agreement.

      “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary, whether by merger, consolidation, acquisition or otherwise, shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with “— Certain Covenants — Limitation on Indebtedness,” beginning on page 165:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the accrual or capitalization of interest;

(3) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(4) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

      “Indebtedness” means, without duplication, with respect to any Person on any date of determination:

(1) the principal in respect of

•	indebtedness of such Person for money borrowed and

•	indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable,

including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, other than obligations with respect to letters of credit securing obligations, other than obligations described in clauses (1) through (3) above, entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit;

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Capital Stock of such Person or any Subsidiary of such Person or that are determined by the value of such Capital Stock, the principal amount of such Capital Stock to be determined in accordance with the indenture;

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person, whether or not such obligation is assumed by such Person, the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

provided, however, that Capital Securities of such Person shall not be Indebtedness of such Person.

      Notwithstanding the foregoing, in connection with the purchase by Burns Philp or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

      The amount of Indebtedness of any Person at any date shall be

•	the outstanding balance at such date of all unconditional obligations as described above,

•	the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, and

•	in the case of any Indebtedness consisting of Hedging Obligations, the net amount payable if the related Interest Rate Agreement, Commodity Agreement or Currency Agreement were terminated at that time; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

      “Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing in any jurisdiction in which Burns Philp is incorporated; provided, however, that such firm is not an Affiliate of Burns Philp.

      “Initial Purchaser” means Credit Suisse First Boston Corporation and TD Securities (USA) Inc., individually and, collectively, the “Initial Purchasers.”

      “Interest Rate Agreement” means in respect of a Person any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other financial agreement or arrangement designed to protect such Person against or manage exposure to fluctuations in interest rates.

      “Investment” in any Person means any direct or indirect advance, loan, other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable, endorsements for collection or deposits arising in to ordinary course of business, or other extensions of credit, including by way of Guarantee or similar arrangement, or capital contribution to, by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

      For purposes of the definition of “Unrestricted Subsidiary,” on page 202, the definition of “Restricted Payment,” beginning on page 198, and the covenant described under “— Certain Covenants — Limitation on Restricted Payments,” beginning on page 168:

(1) “Investment” shall include the portion, proportionate to Burns Philp’s equity interest in such Subsidiary, of the fair market value of the net assets of any Subsidiary of Burns Philp at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Burns Philp shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount, if positive, equal to

•	Burns Philp’s “Investment” in such Subsidiary at the time of such redesignation less

•	the portion, proportionate to Burns Philp’s equity interest in such Subsidiary, of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Burns Philp’s Board of Directors.

      “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

      “Lenders” has the meaning specified in the Credit Agreement.

      “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof.

      “Net Available Cash” from an Asset Disposition means cash payments received therefrom, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form, in each case net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred in connection with such Asset Disposition, including fees and expenses of counsel, investment bankers, consultants and accountants, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Burns Philp or any Restricted Subsidiary after such Asset Disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition.

      “Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, including upon exercise of Company Options, or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      “Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

      “Officer” means the Chairman of the Board, any director, the Chief Executive Officer, the Chief Financial Officer and the Secretary of Burns Philp.

      “Officers’ Certificate” means a certificate signed by two Officers.

      “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Burns Philp or the trustee.

      “Permitted Holders” means Graeme Hart, or, in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative, collectively referred to as “heirs,” or any Person controlled, directly or indirectly, by Graeme Hart or his heirs or any trust for the benefit of Graeme Hart or his heirs.

      “Permitted Investment” means an Investment by Burns Philp or any Restricted Subsidiary in:

(1) Burns Philp, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Burns Philp or a Restricted Subsidiary;

(3) cash and Temporary Cash Investments;

(4) receivables owing to Burns Philp or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

provided, however, that such trade terms may include such concessionary trade terms as Burns Philp or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees that are approved in good faith by a majority of Burns Philp’s Board of Directors in an amount not to exceed U.S.$5.0 million outstanding at any one time;

(7) stock, obligations or securities received in compromise or settlement of debts created in the ordinary course of business and owing to Burns Philp or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for

• an Asset Disposition as permitted pursuant to the covenant described under “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock,” beginning on page 172, or

• a disposition not constituting an Asset Disposition by virtue of clause (D) of the definition of Asset Disposition;

(9) any Person where such Investment was acquired by Burns Philp or any of its Restricted Subsidiaries

• in exchange for any other Investment or accounts receivable held by Burns Philp or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or

• as a result of a foreclosure by Burns Philp or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by Burns Philp or any Restricted Subsidiary;

(11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under “— Certain Covenants — Limitation on Indebtedness,” beginning on page 165;

(12) any Person to the extent such Investments consist of Burns Philp or a Restricted Subsidiary funding a benefit plan for employees of Burns Philp and the Restricted Subsidiaries;

(13) Investments in a Securitization Subsidiary in connection with and to facilitate any Permitted Receivables Financing, which Investments are customary for such transactions;

(14) Investments in any Person that, as of

• its most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such Investment or

• if quarterly financial information for such Person is available for the immediately preceding fiscal quarter, its most recent four consecutive fiscal quarters, derived a majority of its revenue from a Related Business, if:

• at the time of making such Investment, Burns Philp would have been permitted to Incur an additional U.S.$1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “— Certain Covenants — Limitation on Indebtedness,” beginning on page 165; and

• the aggregate amount of all such Investments, when taken together with all other Investments made pursuant to this clause (14), provided that any Investment previously made pursuant to this clause (14) shall be deemed not to have been made under this clause (14) if, on the date of an Investment that is meant to qualify under this clause (14), such previous Investment would constitute an Investment in a Restricted Subsidiary, do not exceed in the aggregate 25% of Total Assets;

(15) Persons to the extent such Investments are in existence on the issue date, and

• any extension, renewal or replacement of any such Investment in the same Person on terms and conditions no less favorable in any material respect than the Investment being renewed or replaced or

• any Investment made in exchange for any such Investment; and

(16) Investments having an aggregate fair market value, measured on the date each such investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed U.S.$20.0 million.

      “Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable from Burns Philp or any Restricted Subsidiary and enters into a third party financing thereof on customary market terms that the Board of Directors has concluded are fair to Burns Philp and its Restricted Subsidiaries.

      “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      “Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

      “principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

      “Purchase Money Indebtedness” means any Indebtedness incurred by a Person to finance the cost, including cost of construction, or acquisition of any property or business.

      “Qualified Equity Issuance” means a primary offering of

•	ordinary shares or comparable securities of Burns Philp, including an issuance of ordinary shares or comparable securities of Burns Philp upon exercise of Company Options, or

•	Preferred Stock of Burns Philp that is mandatorily convertible into ordinary shares or comparable securities of Burns Philp;

provided, however, that in either case any such offering results in at least U.S.$10.0 million of net cash proceeds to Burns Philp; provided further, however, that the exercise of Company Options will be deemed to be such an offering.

      “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

      “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of Burns Philp or any Restricted Subsidiary existing on the issue date or Incurred in compliance with the indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the date that is the earlier of the Stated Maturity of the Indebtedness being Refinanced and the first anniversary of the Stated Maturity of the Notes;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

(3) such Refinancing Indebtedness has an aggregate principal amount, or if Incurred with original issue discount, an aggregate issue price, that is equal to or less than the aggregate principal amount, or if Incurred with original issue discount, the aggregate accreted value, then outstanding or committed, plus fees and expenses, including any premium and defeasance costs, under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include

•	Indebtedness of any Subsidiary that Refinances Indebtedness of Burns Philp, except to the extent that such Refinancing Indebtedness results in the discharge or termination of a Guarantee of Indebtedness of Burns Philp, or

•	Indebtedness of Burns Philp or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

      “Related Business” means

•	any business in which Burns Philp was engaged on the issue date,

•	any business involving the manufacture or distribution of food or beverage products or packaged goods or

•	any business related, ancillary or complementary to any of the foregoing.

      “Representative” means, with respect to a Person, any trustee, any agent or representative for an issue of Senior Indebtedness of such Person.

      “Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock, including any payment in connection with any merger or consolidation involving such Person, or similar payment to the direct or indirect holders of its Capital Stock, other than dividends or distributions payable solely in its Capital Stock, other than Disqualified Stock, and dividends or distributions payable solely to Burns Philp or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders, or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation;

(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Burns Philp held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of Burns Philp, other than a Restricted Subsidiary, including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock, other than into Capital Stock of Burns Philp that is not Disqualified Stock;

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person, other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(4) the making of any Investment, other than a Permitted Investment, in any Person.

      “Restricted Subsidiary” means the Issuer and each other Subsidiary of Burns Philp that is not an Unrestricted Subsidiary.

      “Revolving Credit Facility” means the revolving credit facility contained in any Credit Agreement.

      “Sale/ Leaseback Transaction” means any arrangement with any Person providing for the leasing by Burns Philp or any Restricted Subsidiary of Burns Philp, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by Burns Philp or such Subsidiary to such Person in contemplation of such leasing.

      “SEC” means the U.S. Securities and Exchange Commission.

      “Secured Indebtedness” means any Indebtedness of Burns Philp secured by a Lien.

      “Securities Act” means the U.S. Securities Act of 1933, as amended.

      “Securitization Subsidiary” means a Subsidiary of Burns Philp

(1) that is designated a “Securitization Subsidiary” by the Board of Directors;

(2) that does not engage in any activities other than Permitted Receivables Financing and any activity necessary or incidental thereto;

(3) no portion of the Indebtedness or any other obligation, contingent or otherwise, of which

• is Guaranteed by Burns Philp or any Restricted Subsidiary,

• is recourse to or obligates Burns Philp or any other Restricted Subsidiary in any way, or

• subjects any property or asset of Burns Philp or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof; and

(4) with respect to which neither Burns Philp nor any Restricted Subsidiary has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results;

other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

      “Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the issue date or thereafter Incurred; and

(2) all other Obligations of such Person, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding, in respect of Indebtedness described in clause(1) above;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate or rank equally in right of payment to the Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

• any obligation of such Person to any Subsidiary of such Person;

• any liability for federal, state, local or other taxes owed or owing by such Person;

• any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees thereof or instruments evidencing such liabilities,;

• any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

• that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the indenture;

provided, further, however, that with respect to Burns Philp and Burns Philp Treasury (Europe) B.V. only, “Senior Indebtedness” shall include all obligations of such companies which would rank ahead of claims under the Convertible Bonds in a liquidation of such companies until the earlier of

• the date the Convertible Bonds are no longer outstanding and

• the date that is 180 days after the issue date.

      “Senior Subordinated Indebtedness” means, with respect to a Person, the Notes, in the case of the Issuer, the Company Guaranty, in the case of Burns Philp, the Subsidiary Guaranty, in the case of a Subsidiary Guarantor, and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank equally with the Notes, the Company Guaranty or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

      “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of Burns Philp within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

      “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred.

      “Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person, whether outstanding on the issue date or thereafter Incurred, which is subordinate or junior in right of payment to the Notes, in the case of the Issuer, the Company Guaranty, in the case of Burns Philp, or a Subsidiary Guaranty, in the case of a Subsidiary Guarantor, as the case may be, pursuant to a written agreement to that effect.

      “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

      “Subsidiary Guarantor” means

(1) Sudamericana de Levaduras S.A. de Inversiones, Burns Philp Camellia Pty Limited (ACN 003 925 040), Burns Philp Food Holdings Pty Limited (ACN 000 003 010), Burns Philp Food Overseas Holdings Limited (ACN 000 010 711), Burns Philp Food Properties Pty Limited (ACN 008 443 856), Burns Philp Food Services Pty Limited (ACN 003 994 250), Burns Philp South America Pty Limited (ACN 072 208 309), Burns Philp Middle East Pty Limited (ACN 077 288 021), Burns Philp Overseas Holdings Limited (ACN 004 474 551), Burns Philp Pakistan Pty Limited (ACN 068 581 653), Burns Philp Technology and Development Pty Limited (ACN 003 994 241), Burns Philp Technology Pty Limited (ACN 061 602 506), Burns Philp Treasury (Australia) Limited (ACN 003 731 986), Indonesian Yeast Company Pty Limited (ACN 061 753 026), Mauri Fermentation Argentina Pty Limited (ACN 003 994 312), Mauri Fermentation Brazil Pty Limited (ACN 060 142 038), Mauri Fermentation Chile Pty Limited (ACN 061 325 157), Mauri Fermentation China Pty Limited (ACN 051 675 775), Mauri Fermentation India Pty Limited (ACN 063 797 759), Mauri Fermentation Indonesia Pty Limited (ACN 001 515 617), Mauri Fermentation Malaysia Pty Limited (ACN 051 611 628), Mauri Fermentation Philippines Pty Limited (ACN 068 581 493), Mauri Fermentation Vietnam Pty Limited (ACN 066 107 426), Mauri Yeast Australia Pty Limited (ACN 003 853 656), Terminals Pty Limited (ACN 000 348 407), Burns Philp Food Limited, Burns Philp Deutschland GmbH, Burns Philp Deutschland Grundbesitz GmbH, Deutsche Hefewerke GmbH & Co. oHG, Deutsche Heferwerke

Verwaltungs GmbH, Burns Philp Treasury (Europe) B.V., Burns Philp Netherlands European Holdings B.V., Burns Philp (New Zealand) Limited, New Zealand Food Industries Limited, BST (Auckland) Limited, Bulk Storage Terminals Limited, Burns Philp Food S.A., Burns Philp Inc., Burns Philp Food Inc., Tone Brothers, Inc., Burns Philp (U.K.) Plc and Levadura Uruguaya S.A. and

(2) each other Subsidiary of Burns Philp that executes the indenture as a Guarantor on the issue date and each other Subsidiary of Burns Philp that thereafter Guarantees the Notes pursuant to the terms of the indenture.

      “Subsidiary Guaranty” means a guarantee by a Subsidiary Guarantor of the Issuer’s obligations with respect to the Notes as provided for in the indenture.

      “Temporary Cash Investments” means any of the following:

(1) (a) any investment in direct obligations of the United States of America, Australia, New Zealand, any member state of the European Union or Euros,

(b) any Investment in direct obligations of any other state or country in which any Restricted Subsidiary has operations, or

(c) any Investment in direct obligations of any agency of any of the foregoing or obligations guaranteed by any of the foregoing or any agency thereof;

(2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof and overnight bank deposits, in each case with or issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, which bank or trust company, if organized under the laws of Australia, shall be authorized to carry on banking business under the Banking Act of 1959 (Commonwealth), and which bank or trust company has capital, surplus and undivided profits aggregating in excess of U.S.$50.0 million, or the foreign currency equivalent thereof, and whose outstanding debt, or that of its parent, which is rated “A,” or such similar equivalent rating, or higher by at least one nationally recognized statistical rating organization, as defined in Rule 436 under the Securities Act, or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation, other than an Affiliate of Burns Philp, organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1,” or higher, according to Moody’s Investors Service, Inc. or “A-1,” or higher, according to Standard and Poor’s Ratings Group; and

(5) investments in securities with maturities of 270 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America or any state of Australia, or by any political subdivision or taxing authority thereof, and rated at least “A-2” by Standard & Poor’s Ratings Group or “P-2” by Moody’s Investors Service, Inc.

      “Terminals Business” means the Subsidiaries and assets existing on the issue date and then comprising the “Terminals” industry segment of Burns Philp reported in Note 24 to the Consolidated Statements of Financial Position of Burns Philp and its controlled entities as of June 30, 2001 and 2000, and the related consolidated statements of financial performance and cash flows for each of the years in the three-year period ended June 30, 2001, and subsequent earnings and proceeds therefrom reinvested in or retained by such industry segment.

      “Term Loan Facility” means the term loan facility contained in any Credit Agreement.

      “Total Assets” means the total consolidated assets of Burns Philp and its Restricted Subsidiaries.

      “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the issue date.

      “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the trustee assigned by the trustee to administer its corporate trust matters.

      “Unrestricted Subsidiary” means:

(1) any Subsidiary of Burns Philp that at the time of determination shall be designated an Unrestricted Subsidiary in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

      The Board of Directors of Burns Philp, or, if the Subsidiary to be so designated has total assets of U.S.$1,000 or less, the Chief Financial Officer of Burns Philp, may designate any Subsidiary of Burns Philp, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Burns Philp or any other Restricted Subsidiary; provided, however, that either

•	the Subsidiary to be so designated has total assets of U.S.$1,000 or less or

•	if such Subsidiary has assets greater than U.S.$1,000, such designation would be permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments,” beginning on page 168.

      Burns Philp’s Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

•	Burns Philp could Incur U.S.$1.00 of additional Indebtedness under paragraph (a) of the covenant described under “— Certain Covenants — Limitation on Indebtedness,” beginning on page 165, and

•	no Default shall have occurred and be continuing.

      Any such designation of any Unrestricted Subsidiary to be a Restricted Subsidiary by Burns Philp’s Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of Burns Philp’s Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

      “U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

      Except as described under “— Certain Covenants — Limitation on Indebtedness,” beginning on page 165, whenever it is necessary to determine whether Burns Philp, the Issuer or any Subsidiary Guarantor has complied with any covenant in the indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

      “U.S. Government Obligations” means direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

      “Vinegar Business” means the Subsidiaries and assets existing on the issue date and then comprising the “Vinegar” industry segment of Burns Philp reported in Note 24 to the Consolidated Statements of Financial Position of Burns Philp and its controlled entities as of June 30, 2001 and 2000, and the related consolidated statements of financial performance and cash flows for each of the years in the three-year period ended June 30, 2001, and subsequent earnings and proceeds therefrom reinvested in or retained by such industry segment.

      “Voting Stock” of a Person means all classes of Capital Stock or other interests, including partnership interests, of such Person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof.

      “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which, other than directors’ qualifying shares, is owned by Burns Philp or one or more Wholly Owned Subsidiaries.

Book-Entry, Delivery and Form

     General

      The Exchange Notes initially will be issued in the form of one or more fully registered Notes in global form referred to as the “Global Notes.” The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company and registered in the name of The Depository Trust Company or its nominee, in each case for credit to the accounts of institutions that have accounts with The Depository Trust Company or its nominee, referred to as the “DTC participants,” and to the accounts of institutions that have accounts with Euroclear or its nominee participants, referred to as the “Euroclear participants” and, collectively with the DTC participants, the “participants.” Each of The Depository Trust Company and Euroclear is referred to herein as a “Book Entry Facility.” Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by a Book Entry Facility or its nominee, with respect to participants interests, for such Global Notes or by participants or persons that hold interests through participants, with respect to beneficial interests of persons other than participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Notes.

      So long as The Depository Trust Company, or its nominee, is the registered holder of the Global Notes, The Depository Trust Company or such nominee, as the case may be, will be considered the sole legal owner and holder of such Notes represented by such Global Notes for all purposes under the indenture and the Exchange Notes. Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have such Global Notes or any Notes represented thereby registered in their names, will not receive or be entitled to receive physical delivery or Certificated Notes in exchange therefor and will not be considered to be the owners or holders of such Global Notes or any Notes represented thereby for any purpose under the Exchange Notes or the indenture. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Notes desires to take any action that The Depository Trust Company, as the holder of such Global Notes, is entitled to take, The Depository Trust Company would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      Any payment of principal or interest due on the Exchange Notes on any interest payment date or at maturity will be made available by us to the trustee by such date. As soon as possible thereafter, the trustee will make such payments to The Depository Trust Company or its nominee, as the case may be, as the registered owner of the Global Notes representing such Notes in accordance with existing arrangements between the trustee and the depositary.

      We expect that The Depository Trust Company or its nominee, upon receipt of any payment of principal or interest in respect of the Global Notes will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Notes as shown on the records of The Depository Trust Company. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

      None of us, the trustee or any payment agent for the Global Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in the Global Notes owning through such participants.

      Because of time zone differences, the securities account of a Euroclear participant purchasing an interest in a Global Note from a The Depository Trust Company participant will be credited, and any such crediting will be reported to the relevant Euroclear participant, during the securities settlement processing day, which must be a business day for Euroclear, immediately following The Depository Trust Company settlement date. Cash received in Euroclear as a result of sales of interests in a Global Note by or through a Euroclear participant to The Depository Trust Company participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Euroclear cash account only as of the business day following settlement in The Depository Trust Company.

      As long as the Exchange Notes are represented by a Global Note, The Depository Trust Company’s nominee will be the holder of such Notes and therefore will be the only entity that can exercise a right to repayment or repurchase of such Notes. See “— Change of Control,” beginning on page 163, and “— Certain Covenants — Limitation on Sales of Assets and Subsidiary Stock,” beginning on page 172. Notice by participants or by owners of beneficial interests in the Global Notes held through such participants of the exercise of the option to elect repayment of beneficial interests in Notes represented by the Global Note must be transmitted to the relevant Book Entry Facility in accordance with its procedures on a form required by the relevant Book Entry Facility and provided to participants. In order to ensure that The Depository Trust Company’s nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other participant to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to The Depository Trust Company. We will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

      Unless and until exchanged in whole or in part for Notes in definitive form in accordance with the terms of the Exchange Notes, the Global Notes may not be transferred except as a whole by The Depository Trust Company to a nominee of The Depository Trust Company or by a nominee of The Depository Trust Company to The Depository Trust Company or another nominee of The Depository Trust Company or by The Depository Trust Company or any such nominee to a successor of The Depository Trust Company or a nominee of each successor.

      Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of a Book Entry Facility, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us or the trustee will have any responsibility for the performance by a Book Entry Facility or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. We and the trustee may conclusively rely on, and shall be protected in relying on, instructions from a Book Entry Facility for all purposes.

     Certificated Notes

      The Global Notes shall be exchangeable for corresponding Notes in certificated fully registered form, referred to as “certificated notes,” registered in the name of persons other than The Depository Trust Company or its nominee only if

(1) The Depository Trust Company

• notifies us that it is unwilling or unable to continue as depositary for the Global Notes, and fails to appoint a successor depositary, or

•	at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” and, in either case, we fail to appoint a successor depositary within 90 days of such notice,

(2) there shall have occurred and be continuing an Event of Default, as defined in the indenture, with respect to the applicable Notes or

(3) we execute and deliver to the trustee an order that the Global Notes shall be so exchangeable. Any certificated Notes will be issued only in fully registered form, and shall be issued without coupons in denominations of U.S.$1,000 and integral multiples thereof. Any certificated Notes so issued will be registered in such names and in such denominations as The Depository Trust Company shall request.

     The Clearing System

      The Depository Trust Company has advised us as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and “a clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of institutions that have accounts with its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of securities certificates. The Depository Trust Company’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to The Depository Trust Company’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

MATERIAL U.S. FEDERAL INCOME AND AUSTRALIAN TAX CONSEQUENCES

Material U.S. Federal Income Tax Consequences

      The following is a summary of the material U.S. federal income tax consequences of the exchange of Old Notes for Exchange Notes pursuant to the exchange offer and of owning and disposing of the Exchange Notes. This summary is limited to beneficial owners of Old Notes that purchased the Old Notes in the initial offering of Old Notes for an amount equal to their face amount and that exchange the Old Notes for Exchange Notes pursuant to the exchange offer.

      This summary is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to you in light of your individual investment circumstances or the U.S. federal income tax consequences to you if you are a beneficial owner that is subject to special treatment under U.S. federal income tax laws, such as a non-U.S. holder, as defined below, financial institution, insurance company, dealer in securities or foreign currency, trader that has elected market-to-market accounting, tax exempt organization, partnership or other pass through entity, person that will hold Exchange Notes as part of a “straddle,” “hedging,” “conversion” or other risk reduction transaction for U.S. federal income tax purposes or person that has a functional currency other than the U.S. dollar, in which case you may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any foreign, state, or local tax considerations. This summary assumes you will hold your Exchange Notes as “capital assets” (generally, property held for investment).

      This summary is for general information purposes only. You are urged to consult your own tax advisor regarding the U.S. federal, state, local and foreign income and other tax considerations of exchanging Old Notes for Exchange Notes pursuant to the exchange offer and of owning and disposing of Exchange Notes in your particular circumstances.

      For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of Old Notes or Exchange Notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States or any State or political subdivision thereof;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that was in existence on August 20, 1996, was treated as a U.S. person under the Code on the previous day and elected to continue to be so treated.

      You are a non-U.S. holder if you are a beneficial owner of Old Notes or Exchange Notes that is not a partnership for U.S. federal income tax purposes and is not a U.S. holder.

      If a partnership is a beneficial owner of an Old Note or Exchange Note, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of Old Notes or Exchange Notes that is a partnership and partners in such a partnership are urged to consult their own tax advisors about the U.S. federal income tax consequences of exchanging Old Notes for Exchange Notes pursuant to the exchange offer and of owning and disposing of the Exchange Notes.

     Exchange of Old Notes for Exchange Notes Pursuant to this Exchange Offer

      The exchange of Old Notes for Exchange Notes pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, if you exchange Old Notes for Exchange Notes pursuant to the exchange offer, you will not recognize taxable gain or loss on such exchange, your adjusted tax basis in the Exchange Notes will be the same as your adjusted tax basis in the Old Notes exchanged therefor immediately before such exchange, and your holding period for the Exchange Notes will include your holding period for the Old Notes exchanged therefor.

     Payments of Interest

      Subject to the discussion under “— Additional Payments” below, interest on an Exchange Note, including additional amounts paid in respect of any withholding taxes, as described under “Description of the Exchange Notes — Additional Amounts,” beginning on page 157 above, generally will be taxable to you as ordinary income at the time it accrues, or is actually or constructively received, in accordance with your regular method of accounting for U.S. federal income tax purposes.

      We believe that interest payable on the Exchange Notes (including additional amounts paid in respect of any withholding taxes) should constitute foreign source income for U.S. federal income tax purposes. Assuming the interest constitutes foreign source income, you may be eligible to claim a deduction or, subject to a number of complex limitations, a foreign tax credit, in respect of any withholding taxes imposed upon such payments. We urge you to consult your own tax advisor with regard to the availability of a foreign tax credit and the application of the foreign tax credit or deduction rules to your particular situation as well as with respect to the consequences to you if all or a portion of the interest were to constitute U.S. source income for U.S. federal income tax purposes.

     Sale, Redemption or Other Disposition of the Notes

      Subject to the discussion below under “— Additional Payments,” on page 208, you generally will recognize capital gain or loss upon the sale, redemption or other disposition of the Exchange Notes in an amount equal to the difference between the amount realized on the disposition, other than amounts attributable to accrued but unpaid interest (which will be taxable as ordinary income to the extent such interest has not been previously included in income), and your tax basis in such Exchange Notes. Your amount realized on a sale, redemption, or other disposition of Exchange Notes is the sum of cash plus the fair market value of all other property received on such sale, redemption, or other disposition. Any capital gain or loss will generally be U.S. source gain or loss for foreign tax credit purposes. Therefore, if the gain is subject to Australian tax, you may not be able to credit Australian tax against your U.S. federal income tax liability. Any capital gain will be long-term if you hold your Old Notes and Exchange Notes for more than one year in the aggregate. The deductibility of capital losses is subject to limitations.

      Under the recently enacted Jobs and Growth Reconciliation Act of 2003, long-term capital gains earned by individual U.S. holders on or after May 6, 2003, and before January 1, 2009 generally are subject to U.S. federal income tax at a reduced maximum rate of 15%. We urge you to consult your own tax advisor regarding the implications of the new tax legislation in your particular circumstances.

     Merger and Consolidation

      If we engage in activities described under “Description of the Exchange Notes — Certain Covenants — Merger and Consolidation” on page 176 above, it is possible that you could be treated for U.S. federal income tax purposes as having constructively exchanged the Exchange Notes for new notes in a taxable transaction. We urge you to consult your own tax advisor with regard to whether our engaging in such activities results in a constructive exchange and, if so, the U.S. federal income tax consequences of such a constructive exchange.

     Additional Payments

      We have paid additional interest on the Old Notes as a result of our failure to register the Old Notes within the period of time specified under the registration rights agreement entered into with respect to the Old Notes. In addition, as more fully described under “Description of the Exchange Notes — Additional Amounts,” beginning on page 157 above, we may be required to pay additional amounts to you as a result of the imposition of withholding or similar taxes on payments made on the Exchange Notes and as more fully described under “Description of the Exchange Notes — Change of Control,” beginning on page 163 above, we may be required to repurchase the Exchange Notes from you at a premium in the event of a change of control. Under the contingent payment debt rules of the original issue discount regulations, certain payments or possible payments are not treated as contingencies or are excepted (for example, in cases in which the payments or possible payments are remote, incidental, or fit certain other exceptions). We do not plan to treat the payments or possible payments described above as contingent payments that are subject to the contingent payment debt rules. It is possible, however, that the IRS may take a different position regarding the payment or potential payment of amounts in excess of stated interest or principal, in which case the timing, amount and character of income with respect to an Exchange Note may be different and you could be required to treat as interest income any gain recognized on the disposition of an Exchange Note. We urge you to consult your own tax advisor as to the tax considerations that relate to the payment or potential payment of amounts in excess of stated interest or principal.

     Backup Withholding and Information Reporting

      In general, you will be subject to U.S. federal backup withholding tax at the applicable rate (currently 28%) with respect to interest, principal, or premium, if any, paid on an Exchange Note, and the proceeds from the exchange, sale, redemption, or other disposition of an Exchange Note, if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. In addition, if you receive payments of interest, principal, or premium, or proceeds from an exchange, sale, redemption, or other disposition, you will generally be subject to information reporting requirements unless you are an exempt entity. The amount of any backup withholding from a payment made to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided you furnish the required information to the IRS.

Material Australian Tax Consequences

      The following is a general summary of the material Australian tax consequences arising under the Income Tax Assessment Act 1936 and the Income Tax Assessment Act 1997 (the “Tax Act”), and any relevant regulations, rulings, or judicial or administrative interpretations, as of the date of this Registration Statement in relation to your investment in the Exchange Notes if you were an original purchaser of the Old Notes who is not a resident of Australia for tax purposes, does not carry on business in Australia or have a permanent establishment or fixed base in Australia, and purchased the Old Notes for an amount equal to their face amount (a “Non-Resident Investor”).

      This summary assumes the Exchange Notes will be offered in the manner described in this Registration Statement to at least ten unassociated institutional investors.

      This general summary is not intended to be nor should it be construed to be legal or tax advice to any particular investor. Each investor is urged to contact its own tax advisor for specific advice relating to its particular circumstances.

Exchange of Old Notes for Exchange Notes Pursuant to the Exchange Offer

      The exchange of Old Notes for Exchange Notes pursuant to the exchange offer is, in general, potentially a taxable exchange under the Tax Act. However, any profit or gain made on the exchange of Old Notes for Exchange Notes pursuant to the exchange offer will not be subject to Australian tax provided that such profit or gain does not have an Australian source (as described under “— Australian

Source” below) and is not deemed to be income that consists of interest or is in the nature of interest (referred to collectively herein as “interest”) (as described under “— Australian Withholding Taxation” below).

Profits or Gains on Disposal of the Exchange Notes

      Any profit or gain made on disposal of the Exchange Notes will not be subject to Australian tax provided that such profit or gain does not have an Australian source (as described under “— Australian Source” below) and is not deemed to be interest (as described under “— Australian Withholding Taxation” below).

Australian Source

      Whether a profit or gain on disposal of an Exchange Note has an Australian source is a question of fact that will be determined on the basis of the circumstances existing at the time of the disposal. In general, the profit or gain would not have an Australian source provided that the Exchange Notes are:

•	acquired and held outside Australia;

•	held in connection with a business conducted exclusively outside Australia; and

•	are disposed of to a non-resident directly or to a non-resident through a non-resident agent.

      However, this is not an exhaustive list of the factors that can determine that profit or gain does not have an Australian source, and the absence of one of these elements, of itself, would not mean that there is an Australian source, as it will depend on all the relevant circumstances.

Double Tax Treaty

      Even if the profit or gain on disposal of an Exchange Note has an Australian source, you may be eligible for relief from Australian tax on such profit or gain under a double tax treaty between Australia and your country of residence, provided the profit or gain is not deemed to be interest (as described under “— Australian Withholding Taxation” below). For example, under the double tax treaty between Australia and the United States, you may be eligible for relief from Australian tax on your profit or gain on the disposal of an Exchange Note. You are urged to consult your own tax advisor regarding your entitlement to benefits under a tax treaty.

Stamp Duty

      Some States of the Commonwealth of Australia impose stamp duty, which is a tax payable on documents that affect interests in property, on transfers of marketable securities, which term could include the Exchange Notes, although corporate debt securities are generally exempt from stamp duty in those States. To the extent that there may be a potential liability for stamp duty, transfers of Exchange Notes from you to another Non-Resident Investor will generally qualify for exemptions applicable to corporate debt securities and stamp duty will not be payable on them.

Payments under the Exchange Notes

Australian Withholding Taxation

      Payments of interest to you will be subject to a 10% withholding tax unless either the exemption provided by section 128F of the Tax Act or a tax treaty applies. If section 128F of the Tax Act does apply, there will be no Australian withholding tax on payments of interest.

      In addition, there are specific rules that may apply to treat certain amounts as interest for withholding tax purposes. For example, the amount of the discount on which the Exchange Notes are issued may constitute interest, in respect of which you will qualify for the exemption from interest withholding tax provided the provisions of section 128F of the Tax Act are complied with. The amount of the discount would be an amount by which the face amount of the Exchange Notes exceeds their “issue price” (i.e., the fair market value of the Old Notes immediately before the exchange of Old Notes for Exchange Notes pursuant to the exchange offer).

      Furthermore, if you sell an Exchange Note which is a “qualifying security” to a resident of Australia (within the meaning of the Tax Act) or a non-resident carrying on business in Australia at or through a permanent establishment in Australia, a gain on the sale of such an Exchange Note (being the difference between the sale price and the issue price of the Exchange Note) may constitute interest and therefore be subject to a 10% withholding tax, unless the provisions of section 128F of the Tax Act are complied with in respect of the issue of the Exchange Notes. For these purposes, a qualifying security is effectively a security that, taking into account any discount, provides for a non-periodic interest return of greater than 1.5% per annum of the face amount of the security.

      We intend to comply with the provisions of section 128F of the Tax Act by offering the Exchange Notes in accordance with the terms of this Registration Statement to at least ten unassociated institutional investors. If that is done, then based on the current legislation and administration policy of the Australian Taxation Office, the exemption will be available, except in the additional circumstance as described below.

      In broad terms, the exemption in section 128F of the Tax Act also does not apply to interest paid by an Issuer if the payee is a person who, the payer knew or had reasonable grounds to suspect is an onshore or an offshore associate of the payer (as defined in section 128F of the Tax Act) at the time the interest is paid. However, the exemption in section 128F of the Tax Act will be available to interest paid to such an associate of the Issuer if that associate receives the interest payments solely in its capacity as a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

Double Tax Treaty

      Even if exemption from the 10% Australian withholding tax provided by section 128F of the Tax Act does not apply, you may be eligible for relief from such tax under a tax treaty between Australia and your country of residence. For example, under the recently ratified U.S. Protocol between Australia and the United States, no source country tax may be levied on interest derived by a resident of the other country in certain cases. The restriction on levying source country tax applies, broadly speaking, where a financial institution (as defined in the U.S. Protocol) is unrelated to and dealing wholly independently with the payer. Accordingly, you may be eligible for relief from Australian interest withholding tax under the U.S. Protocol, depending on your particular circumstances.

Payments under Guaranties

Australian guarantors

      The Subsidiary Guarantors may be required to make payments under the guaranties in the event of default by the Issuer. See “Description of the Exchange Notes — Defaults,” beginning on page 178 above. Upon such payments by Subsidiary Guarantors incorporated in Australia, you may be subject to Australian withholding tax depending on whether or not the amounts are characterized as interest. If an amount is not characterized as interest, the Australian incorporated guarantors would not have an obligation to deduct withholding tax.

      It is not finally resolved under Australian law whether a payment made under a guaranty falls under this definition of interest. The Tax Act relevantly defines interest to include an amount that:

•	is in the nature of interest; or

•	could reasonably be regarded as having been converted into a form that is in substitution for interest.

      To the extent that the guaranty amounts payable to you can be characterized as interest, you may be required to pay withholding tax in respect of the amounts paid by those Subsidiary Guarantors. In this regard, the wording of section 128F of the Tax Act applies only to interest paid by the Issuer, and not to interest paid by another entity such as a guarantor.

      The Australian Taxation Office, however, has issued a taxation determination that states that a payment made by a guarantor is regarded by the Australian Taxation Office as being in the nature of interest, notwithstanding that there is arguably no debtor/creditor relationship between the parties so that the existence of a relevant form of debt may be doubtful, and that the exemption in section 128F of the Tax Act discussed under “Australian Withholding Taxation” above could apply to such a payment. This determination is binding on the Australian Taxation Office unless and until it is withdrawn.

      If it is ultimately determined that you are subject to withholding tax or deduction on any payment to be made by a an Australian incorporated Subsidiary Guarantor, you may be entitled to additional amounts. See “Description of the Exchange Notes — Additional Amounts,” beginning on page 157. If additional amounts are payable as a result of, among other things, any change in or amendment to the ruling in the above mentioned taxation determination, or any change in the Australian Taxation Office’s application or interpretation of that ruling, either of which occurring after the original issue date of the Old Notes, the Issuer may then redeem all but not some of the Notes. See “Description of the Exchange Notes —Redemption for Changes in Withholding Taxes,” on page 158 above.

Non-Australian Subsidiary Guarantors

      If the Issuer defaults, non-Australian incorporated Subsidiary Guarantors may also be required to make certain payments under the guaranties.

      The withholding taxation implications in the jurisdictions of incorporation of the Subsidiary Guarantors vary from jurisdiction to jurisdiction. In many of the jurisdictions, you may be subject to tax withholding or deduction depending on whether the amounts are characterized as interest or other kinds of income. It is not finally resolved under the laws of some of those jurisdictions whether a payment made under a guaranty is characterized as interest or another kind of income or not. To the extent that a payment is characterized as interest or other kind of income, you may be subject to tax withholding or deduction in those jurisdictions in respect of amounts paid by Subsidiary Guarantors incorporated in those jurisdictions.

      If it is ultimately determined that you are subject to tax withholding or deduction on any payment to be made by a Subsidiary Guarantor, you may be entitled to additional amounts. See “Description of the Exchange Notes —Additional Amounts,” on page 157.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives Exchange Notes for its own account as a result of the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                               , 2004, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

      We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account as a result of the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any of these broker-dealers or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that it received for its own account as a result of the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any of these resales of Exchange Notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a period of 180 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

ENFORCEMENT OF CIVIL LIABILITIES

      Burns Philp, the Issuer and certain of our subsidiary guarantors are corporations organized under the laws of jurisdictions outside the United States. Certain of our directors and officers, the directors and officers of these subsidiary guarantors and certain of the experts named in this prospectus reside outside of the United States and all or a substantial portion of our assets and the assets of these non-United States subsidiary guarantors and of certain of these experts are located outside the United States. Although we and our non-United States subsidiary guarantors have agreed to accept service of process in the United States by our or their respective agent designated for such purpose, it may be difficult or impossible for investors to effect service of process within the United States upon any of these persons including with respect to matters arising under the Securities Act, or to enforce against any of these persons, or us or our non-United States subsidiary guarantors, judgments of courts of the United States predicated upon the civil liability provisions of the United States Federal securities laws. We have been advised by our legal counsel that there is doubt as to the enforceability, in original actions in non-United States courts, of liabilities predicated solely on the United States Federal securities laws and as to the enforceability in non-United States courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of the United States Federal securities laws or in certain other circumstances including where such judgments contravene local public policy, breach the rules of natural justice or general principles of fairness, are not for a fixed or readily ascertainable sum, are subject to appeal, dismissal, stay of execution or are otherwise not final and conclusive, or contain an element of multiple or punitive damages or where the proceedings in such courts were of a revenue or penal nature.

LEGAL MATTERS

      Certain legal matters with respect to the validity of the Exchange Notes and the Guaranties thereof will be passed upon for Burns Philp by Dewey Ballantine LLP, New York, New York as to New York and California law, by Dorsey & Whitney LLP, Des Moines, Iowa as to Iowa law, by Brons & Salas, Buenos Aires, Argentina as to Argentinian and certain matters of Uruguayan law, by Allens Arthur Robinson, Sydney, Australia, or by Freehills, Sydney, Australia, as to Australian law, by Blake, Cassels & Graydon LLP, Toronto, Canada as to Canadian law, by Freshfields Bruckhaus Deringer, Dusseldorf, Germany as to German law, by Clifford Chance LLP, Amsterdam, Netherlands as to Dutch law, by Russell McVeagh, Auckland, New Zealand, or by Bell Gully, Auckland, New Zealand, as to New Zealand law, by Mayer, Brown, Rowe & Maw LLP, London, England as to English law, by Perez, Bustamante & Ponce, Ecuador as to Ecuadorian law, by Bonilla, Montano & Toriello, Guatemala as to Guatemalan law, Posadas, Posadas & Vecino, Uruguay as to certain matters of Uruguayan law, McLeod Dixon, Venezuela as to matters of Venezuelan law, Muniz, Forsyth, Ramirez, Perez-Taiman & Luna-Victoria, Peru as to matters of Peruvian law and by Uria & Menendez as to matters of Spanish law. Eduardo E. Represas, a director of Sudamericana de Levaduras S.A. de Inversiones, is a partner in the firm of Brons & Salas. Raul de la Torre and Jose Maria Perez, each a director of Burns Philp Ecuador S.A., are members of the firm of Perez Bustamante & Ponce. Lorena Barrios and Rolando Barrios, each a director of Burns Philp Guatemala S.A., are members of the firm of Bonilla, Montano & Toriello. Albert Alex Jesus Forsyth Solari and Sergio Oquendo Heraud, each a director of Burns Philp Peru S.A.C., are members of Muniz, Forsyth, Ramirez, Perez-Taiman & Luna-Victoria.

EXPERTS

      The consolidated financial statements of Burns, Philp & Company Limited and its subsidiaries as of June 30, 2002 and 2003, and for each of the years in the three-year period ended June 30, 2003, have been included herein in reliance upon the report of KPMG, independent accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Goodman Fielder Limited and its subsidiaries as of June 30, 2001 and 2002, and for each of the years in the three-year period ended June 30, 2002, have been included herein in reliance upon the report of Ernst & Young, independent accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

      We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form F-4, including amendments thereto, under the Securities Act with respect to our offering of the Exchange Notes. This prospectus does not contain all of the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and the Exchange Notes in the registration statement. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Burns Philp, the subsidiary guarantors and the Exchange Notes, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. The registration statement and exhibits are available without charge to holders of the Notes upon oral or written request. Please contact Burns Philp’s Company Secretary & Group Legal Counsel, Level 23, 56 Pitt Street, Sydney NSW 2000, Australia, telephone 61-2-9259-1111.

      Burns Philp will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and will file periodic reports, statements and other information with the SEC. We do not expect that the subsidiary guarantors will be subject to the informational requirements of the Exchange Act.

      Pursuant to the indenture, we will deliver to the Trustee copies of the annual reports and of the information, documents and other reports, if any, which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The indenture also provides that, notwithstanding that we may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will file with the SEC, to the extent permitted, and provide the Trustee with quarterly and annual financial information and other current information. See “Description of the Exchange Notes — Certain Covenants — SEC Reports,” beginning on page 178. We will comply with the provisions of Section 314(a) of the TIA. Furthermore, we will make available to the holders of the Exchange Notes and any prospective investors, upon the request of the holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Exchange Notes are not fully transferable under the Securities Act.

      A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and shareholders of Burns, Philp & Company Limited:

      We have audited the accompanying consolidated statements of financial position of Burns, Philp & Company Limited and its controlled entities (the Group) as of June 30, 2002 and 2003, and the related consolidated statements of financial performance and cash flows for each of the years in the three-year period ended June 30, 2003, all expressed in Australian dollars. These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in Australia and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group at June 30, 2002 and 2003 and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2003, in conformity with accounting principles generally accepted in Australia.

      Accounting principles generally accepted in Australia vary in certain respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 33 to the consolidated financial statements.

KPMG

Sydney, Australia

September 12, 2003

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

CONSOLIDATED STATEMENTS OF FINANCIAL PERFORMANCE

			For the Year Ended June 30,

	Note		2001	2002	2003

			(A$ million)
Revenue from sale of goods	2		1,326.0	1,292.8	1,880.2
Cost of goods sold			(784.5)	(730.5)	(1,119.5)

Gross profit			541.5	562.3	760.7
Revenue from rendering of services	2		30.7	29.9	7.0
Other revenues from ordinary activities	2		18.9	6.4	27.5
Other revenues from ordinary activities — individually significant items	2,3	(b)	—	—	308.7
Share of net profits of associates accounted for using the equity method	9		12.4	10.1	11.1
Selling, marketing and distribution expenses			(280.7)	(250.9)	(378.4)
General and administrative expenses:
Individually significant items	3	(b)	—	(35.2)	(196.0)
Other			(137.4)	(135.8)	(200.9)
Net borrowing costs:
Borrowing costs	3	(a)	(95.8)	(72.9)	(174.8)
Interest revenue	2		13.0	7.0	18.0

Profit from ordinary activities before related income tax (expense)/benefit	3		102.6	120.9	182.9
Income tax (expense)/benefit relating to ordinary activities	4		(12.1)	28.6	(8.6)

Profit from ordinary activities after related income tax (expense)/benefit			90.5	149.5	174.3
Profit attributable to outside equity interests	19		(2.0)	(3.3)	(4.3)

Net profit attributable to Burns, Philp & Company Limited shareholders	18		88.5	146.2	170.0

Non-owner transaction changes in equity
Net exchange difference relating to self-sustaining foreign operations	17	(a)	21.0	(177.0)	(75.2)
Net increase in accumulated losses on initial adoption of Revised AASB 1028 “Employee Benefits”	1	(x)	—	—	(0.3)

Total revenues, expenses and valuation adjustments attributable to Burns, Philp & Company Limited shareholders recognized directly in equity			21.0	(177.0)	(75.5)

Total changes in equity from non-owner related transactions attributable to Burns, Philp & Company Limited shareholders	20		109.5	(30.8)	94.5

Earning per share — basic (cents)
Continuing operations	25		10.5	14.9	9.0
Discontinued operations	25		3.1	2.4	5.4

Basic earnings per share			13.6	17.3	14.4

Earnings per share — diluted (cents)
Continuing operations	25		4.6	5.5	4.5
Discontinued operations	25		1.4	0.8	2.3

Diluted earnings per share			6.0	6.3	6.8

See accompanying notes to consolidated financial statements.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		As of June 30,

	Note	2002	2003

		(A$ million)
Current assets
Cash assets	5	923.6	180.5
Receivables	6	160.4	385.0
Inventories	7	123.1	314.5
Other assets	8	27.9	53.5

Total current assets		1,235.0	933.5

Non current assets
Receivables	6	1.8	8.4
Investments accounted for using the equity method	9	58.6	53.6
Other financial assets	10	6.7	4.7
Property, plant and equipment	11	577.2	1,114.9
Intangible assets	12	319.4	2,265.3
Deferred tax assets	4	66.2	78.2
Other assets	8	99.6	145.5

Total non current assets		1,129.5	3,670.6

Total assets		2,364.5	4,604.1

Current liabilities
Payables	13	142.5	499.7
Interest bearing liabilities	14	205.8	178.8
Current tax liabilities	4	9.9	29.0
Provisions	15	38.5	195.5

Total current liabilities		396.7	903.0

Non current liabilities
Payables	13	3.5	6.2
Interest bearing liabilities	14	1,449.7	2,813.8
Deferred tax liabilities	4	12.0	22.4
Provisions	15	23.1	100.4

Total non current liabilities		1,488.3	2,942.8

Total liabilities		1,885.0	3,845.8

Net assets		479.5	758.3

Equity
Contributed equity	16	868.3	1,063.9
Reserves	17	(159.2)	(234.4)
Accumulated losses	18	(248.5)	(96.7)

Equity attributable to Burns, Philp & Company Limited shareholders		460.6	732.8
Outside equity interests	19	18.9	25.5

Total equity	20	479.5	758.3

See accompanying notes to consolidated financial statements.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended June 30,

	2001	2002	2003

	(A$ million)
Cash flows from operating activities
Cash receipts in the course of operations	1,409.6	1,404.2	1,934.1
Cash payments in the course of operations:
Payments to suppliers and employees	(1,167.2)	(1,101.1)	(1,562.2)
Prepaid slotting allowances paid	(40.5)	(32.0)	(10.5)
Interest received	12.9	6.8	17.0
Borrowing costs paid	(95.1)	(63.5)	(104.3)
Dividends received from associates	8.6	15.3	12.7
Income taxes paid	(9.9)	(16.6)	(54.2)
Business restructuring costs	—	—	(31.1)

Net cash provided by operating activities(b)	118.4	213.1	201.5

Cash flows from investing activities(d)
Payments for property, plant and equipment	(88.8)	(82.3)	(80.2)
Payments for other financial assets	—	(3.0)	—
Payments for businesses, net of cash acquired(c)
Goodman Fielder Limited	—	—	(1,967.3)
Fleischmann’s Latin America	—	(20.2)	(191.5)
Other	(11.9)	(2.3)	—
Proceeds from disposal of property, plant and equipment	2.3	2.3	27.5
Proceeds from disposal of other financial assets	—	—	5.2
Proceeds from disposal of businesses, net of cash disposed of(c)	8.9	0.7	260.8
Other	(0.3)	(1.0)	(1.2)

Net cash (used in)/provided by investing activities	(89.8)	(105.8)	(1,946.7)

Cash flows from financing activities(d),(e)
Proceeds from issue of ordinary shares on exercise of options	32.2	20.2	195.6
Proceeds from issue of CP Shares	—	104.0	—
Repayment of 7.5% Notes	—	(135.8)	—
Buy-back of convertible debt bonds	—	(2.6)	(181.1)
Repayment of other borrowings	(49.1)	(848.1)	(2,696.4)
Drawdown of other borrowings	—	1,520.3	4,040.4
Refinancing costs paid	—	(20.3)	(75.4)
Debt issue costs paid	—	(18.3)	(31.4)
Dividends paid — CP Shares	—	(11.5)	(22.3)
Dividends paid — former Goodman Fielder shareholders	—	—	(195.3)
Dividends paid — outside equity interests	(1.4)	(1.1)	(1.0)
Other	0.8	0.6	0.7

Net cash provided by/(used in) financing activities	(17.5)	607.4	1,033.8

Net (decrease)/increase in cash held	11.1	714.7	(711.4)
Cash at beginning of year	187.5	216.0	922.7
Effects of exchange rate changes on cash (including cash at beginning of year and cash transactions during the year)	17.4	(8.0)	(33.3)

Cash at end of year(a)	216.0	922.7	178.0

See accompanying notes to consolidated financial statements.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Year Ended June 30,

	2001	2002	2003

	(A$ million)
(a) Reconciliation of cash
Cash assets (refer note 5)	218.2	923.6	180.5
Bank overdrafts (refer note 14)	(2.2)	(0.9)	(2.5)

Cash as per statements of cash flows	216.0	922.7	178.0

(b) Reconciliation of net cash provided by operating activities to profit from ordinary activities after income tax
Profit from ordinary activities after income tax	90.5	149.5	174.3
Add/(less)
Depreciation and amortization	100.7	105.0	131.7
Net expense from movements in provisions	16.9	49.7	102.1
Share of net profits of associates	(12.4)	(10.1)	(11.1)
Dividends received from associates	8.6	15.3	12.7
Net (profit)/loss on disposal of non current assets and businesses	(0.5)	2.0	(62.9)
Foreign currency (gains) on borrowings	—	—	(139.1)
Deferred borrowing costs expensed	—	3.9	41.4
Changes in assets and liabilities net of effects of acquisitions and disposals of businesses:
Trade debtors	(12.2)	8.6	47.0
Inventories	5.2	(14.9)	18.7
Trade creditors	1.7	8.4	(4.5)
Prepaid slotting allowances	(40.5)	(32.0)	(10.5)
Provisions	(26.3)	(24.3)	(91.7)
Current and deferred tax provisions	1.7	(0.8)	(38.6)
Future income tax benefit	0.5	(44.4)	(7.0)
Other assets and liabilities, net	(15.5)	(2.8)	39.0

Net cash provided by operating activities	118.4	213.1	201.5

See accompanying notes to consolidated financial statements.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	2001		2002		2003

	Acquisitions	Disposals	Acquisitions	Disposals	Acquisitions	Disposals

	(A$ million)
(c) Acquisitions and disposals of businesses
Consideration:
Cash payment	(11.9)	—	(22.5)	—	(2,164.5)	—
Deposit paid — prior year	—	—	—	—	(20.2)	—
Amount payable	(2.5)	—	—	—	(26.0)	(0.5)
Cash proceeds*	—	8.9	—	0.7	—	266.0
Amount receivable	—	3.9	—	—	—	—

	(14.4)	12.8	(22.5)	0.7	(2,210.7)	265.5

Fair value of net assets acquired/disposed of:
Property, plant and equipment	—	9.5	—	—	(731.9)	134.6
Goodwill	—	—	—	—	(1,376.8)	26.9
Identifiable intangible assets	(14.4)	—	—	—	(691.2)	9.4
Trade debtors	—	—	—	—	(288.0)	28.0
Inventories	—	1.3	—	—	(262.1)	35.4
Cash	—	—	—	—	(8.4)	5.2
Other current and non current assets	—	—	(20.2)	0.7	(120.1)	3.1
Trade creditors	—	—	—	—	259.2	(6.9)
Dividend payable — former Goodman Fielder shareholders	—	—	—	—	195.3	—
Other payables	—	—	(2.3)	—	75.9	(4.1)
Bank overdraft	—	—	—	—	2.7	—
Other interest bearing liabilities	—	—	—	—	351.4	—
Current and deferred tax liabilities	—	—	—	—	55.3	(6.2)
Provisions	—	1.9	—	—	318.4	(11.5)

	(14.4)	12.7	(22.5)	0.7	(2,220.3)	213.9
Outside equity interests	—	—	—	—	9.6	—
Profit on disposal of businesses	—	0.1	—	—	—	51.6

	(14.4)	12.8	(22.5)	0.7	(2,210.7)	265.5

(Outflow)/inflow of cash:
Cash (payment)/proceeds	(11.9)	8.9	(22.5)	0.7	(2,164.5)	266.0
Cash acquired/(disposed of)	—	—	—	—	5.7	(5.2)

	(11.9)	8.9	(22.5)	0.7	(2,158.8)	260.8

*	Current year proceeds of A$266.0 million include A$105.1 million received in respect of Goodman Fielder’s US and Argentinian gelatin operations. The sale of these operations had been recognized in the Goodman Fielder financial statements prior to Burns Philp acquiring control of Goodman Fielder on March 19, 2003, but the proceeds were not received until after that date.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

(d) Non cash financing and investing activities

      There were no significant non cash financing and investing activities during the current year.

      During the year ended June 30, 2002, A$260.9 million of 7.5% Notes were bought back pursuant to a Notes Buy Back Offer.

      Total consideration for the Notes Buy Back comprised cash of A$130.45 million and a A$130.45 million allotment of converting preference shares (CP Shares). A$5.3 million of the 7.5% Notes were also redeemed for cash during the year ended June 30, 2002.

      In addition to the A$130.45 million allotment of CP Shares pursuant to the Notes Buy Back Offer, a renounceable rights issue of CP Shares during the year ended June 30, 2002 raised cash of A$104.0 million.

(e) Financing facilities — refer note 14(l).

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1.     Statement of Significant Accounting Policies

      The significant policies which have been adopted in the preparation of this financial report are:

     (a) Basis of Preparation

      The financial report is a general purpose financial report which has been prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views, other authoritative pronouncements of the Australian Accounting Standards Board and the Corporations Act 2001.

      It has been prepared on the basis of historical costs and, except where stated, does not take into account changing money values or fair values of non current assets.

      These accounting policies have been consistently applied by each entity in the consolidated entity and, except where there is a change in accounting policy, are consistent with those of the previous year.

     (b) Principles of Consolidation

      The consolidated financial statements include the financial statements of Burns, Philp & Company Limited (the Company), being the parent entity, and its controlled entities (the consolidated entity or the Group).

     Controlled entities

      The financial statements of controlled entities are included from the date control commences until the date control ceases.

      Outside interests in the equity and result of the entities that are controlled by the Company are shown as a separate item in the consolidated financial statements.

     Associates

      Associates are those entities, other than partnerships, over which the consolidated entity exercises significant influence and which are not intended for sale in the near future.

      In the consolidated financial statements, investments in associates are accounted for using equity accounting principles.

      Investments in associates are carried at the lower of the equity accounted amount and recoverable amount. The consolidated entity’s equity accounted share of the associates’ net profit or loss is recognized in the consolidated statement of financial performance from the date significant influence commences until the date significant influence ceases. Other movements in reserves are recognized directly in consolidated reserves.

     Transactions eliminated on consolidation

      Unrealized gains and losses and inter entity balances resulting from transactions with or between controlled entities are eliminated in full on consolidation.

      Unrealized gains resulting from transactions with associates and joint ventures are eliminated to the extent of the consolidated entity’s interest. Unrealized gains relating to associates and joint venture entities are eliminated against the carrying amount of the investment. Unrealized losses are eliminated in the same way as unrealized gains, unless they evidence a recoverable amount impairment.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     (c) Foreign Currency

      Unless otherwise indicated, all amounts are in Australian dollars. Foreign currency transactions are translated to Australian currency at the rates of exchange ruling at the dates of the transactions.

      Amounts receivable and payable in foreign currencies at balance date are translated at rates of exchange ruling on that date.

      Statements of financial performance for overseas controlled entities are translated to Australian currency at the weighted average rates of exchange ruling during the year. All overseas operations are considered to be self-sustaining. On consolidation, exchange differences arising on the translation of financial statements of overseas controlled entities are transferred directly to the foreign currency translation reserve together with any exchange gains or losses on foreign currency monetary liabilities, after applicable income tax, which hedge the net investment, or form part of the net investment, in self-sustaining overseas operations.

      Other foreign exchange translation gains or losses arising on current account balances and unhedged foreign currency borrowings are reflected in the consolidated result.

     (d) Goodwill

      Goodwill, being the excess of purchase consideration over the fair value of identifiable net assets acquired, is amortized on a straight line basis over the period of expected benefit, not exceeding 20 years. In the years ended June 30, 2001, 2002 and 2003, goodwill has been amortized at an annual rate of 5%. In addition, the carrying value of goodwill is reviewed annually by the Directors.

     (e) Identifiable Intangible Assets

      Identifiable intangible assets (trademarks, tradenames, brandnames and technological assets) are amortized on a straight line basis over the period of expected benefit, not exceeding 40 years. In the years ended June 30, 2001, 2002 and 2003, identifiable intangible assets have been amortized at an annual rate of 2.5%. In addition, the carrying value of identifiable intangible assets is reviewed annually by the Directors.

     (f) Research and Development

      Research and development expenditure, including expenditure on developing, maintaining, enhancing and protecting fermentation technology and other technologies, is charged against the consolidated result in the year in which it is incurred.

     (g) Property, Plant and Equipment

      Depreciation is provided on plant and equipment generally on a straight line basis at annual rates varying between 3% and 33% (2001 — 3% and 33%; 2002 — 3% and 33%) so as to write off the cost of the assets over their expected economic useful lives of 3 to 33 years. Depreciation is also provided on freehold buildings on a straight line basis at annual rates varying between 2% and 2.5% (2001 — 2%; 2002 — 2%) over their expected economic useful lives of 40 to 50 years. Leasehold properties and improvements are amortized over the economic useful life of the property or the period of the respective lease, whichever is the shorter, at annual rates varying between 3% and 5% (2001 — 3% and 5%; 2002 — 3% and 5%) being 20 to 33 years.

      All items of property, plant and equipment are carried at the lower of cost less accumulated depreciation and amortization, and recoverable amount.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     (h) Investments

     Associates

      Investments in associates are accounted for using equity accounting principles. Investments in associates are carried at the lower of the equity accounted amount and recoverable amount.

     Other investments

      Other investments are carried at the lower of cost and recoverable amount.

     (i) Recoverable Amount of Non Current Assets Valued on Cost Basis

      The carrying amounts of non current assets valued on the cost basis are reviewed to determine whether they are in excess of their recoverable amount at balance date. If the carrying amount of a non current asset exceeds its recoverable amount, the asset is written down to the lower amount. The write down is recognized as an expense in the net profit or loss in the reporting period in which it occurs.

      Where a group of assets working together supports the generation of cash inflows, recoverable amount is assessed in relation to that group of assets.

      In assessing recoverable amounts of non current assets the relevant cash flows have not been discounted to their present value, except where specifically stated.

     (j) Revenue Recognition

     Sale of goods

      Revenue from the sale of goods is recognized (net of returns, discounts and allowances) when the risks and rewards of ownership and title of goods pass to the customer.

      Following the acquisition of Goodman Fielder Limited, the Group has reassessed the presentation of allowances deducted from gross sales revenue. As a consequence of this, certain payments which were previously recognized in marketing, selling and distribution expenses have been reclassified and deducted from sales revenue.

      The impact of this reclassification is to reduce sales revenue and marketing, selling and distribution expenses by approximately A$74.2 million in the year ended June 30, 2003. There is no impact on net profit from this reclassification.

      Comparative financial information has been reclassified which has resulted in a reduction in consolidated sales revenue of A$64.9 million for the year ended June 30, 2001 and A$68.9 million for the year ended June 30, 2002. The impact on sales revenue as previously reported by business segment is set out below:

	Yeast North
	America		Herbs & Spices		Other

	2001	2002	2001	2002	2001	2002

	(A$ million)
Sales revenue previously reported	353.4	360.8	438.9	439.5	125.0	118.1
Effect of reclassification	(12.7)	(11.1)	(51.5)	(57.6)	(0.7)	(0.2)

Adjusted sales revenue	340.7	349.7	387.4	381.9	124.3	117.9

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Rendering of services

      Revenue from rendering of services comprises revenue earned from provision of liquid storage facilities by our terminal business to entities outside the consolidated entity. Revenue from the provision of this service is invoiced on a monthly basis and is recognized when storage has been provided.

Interest revenue

      Interest revenue is recognized as it accrues, taking into account the effective yield on the financial asset.

Sale of non current assets

      The gross proceeds of non current asset sales are included as revenue at the date control of the asset passes to the buyer, usually when an unconditional contract of sale is signed.

      The gain or loss on disposal is calculated as the difference between the carrying amount of the asset at the time of disposal and the net proceeds on disposal.

Dividends

      Revenue from dividends and distributions from controlled entities is recognized by the Company when they are declared by the controlled entities.

      Revenue from dividends from other investments are recognized when received.

(k) Borrowing Costs

      Borrowing costs include interest, interest under interest rate swap contracts, amortization of discounts or premiums relating to borrowings and amortization of ancillary costs incurred in connection with arrangement of borrowings. Ancillary costs incurred in connection with the arrangement of borrowings are capitalized and amortized over the life of the borrowings.

      Borrowing costs are expensed as incurred unless they relate to qualifying assets. Qualifying assets are assets which take more than twelve months to get ready for their intended use or sale. Such borrowing costs are capitalized to the basis of the related asset during the construction period.

(l) Taxation

      The income statement liability method of tax effect accounting is adopted. Under this method, income tax expense is based on accounting profit adjusted for permanent differences between accounting and taxable income.

      Future income tax benefits relating to timing differences are not brought to account unless realization of the asset is assured beyond reasonable doubt. Future income tax benefits relating to tax losses are only brought to account when their realization is virtually certain.

      As a consequence of the substantive enactment of the Tax Consolidation legislation and since the consolidated tax group, being the Company and all Australian resident wholly owned controlled entities within the consolidated entity, had not notified the Australian Taxation Office at the date of signing this report of the implementation date for the tax consolidation, the consolidated entity has applied UIG 39 “Effect of Proposed Tax Consolidation Legislation on Deferred Tax Balances.” There was no impact on the Group’s future income tax benefits as of June 30, 2003.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(m) Inventories

      Inventories are carried at the lower of cost and net realizable value. Cost is determined on the basis of first-in-first-out, or average cost, whichever is the most appropriate for each individual business. The method of assigning costs to inventory in each business is applied consistently from year to year. Selling and distribution costs are estimated and deducted to determine net realizable value. Adequate provision is made for slow moving and obsolete inventory.

      The cost of manufactured inventory and work in progress includes applicable variable and fixed factory overhead costs, the latter being allocated on the basis of normal operating capacity.

(n) Prepaid Slotting Allowances

      The consolidated entity has incurred costs (slotting allowances) in connection with shelf space contracts for certain of its herbs and spices food products. Time based contracts are amortized over the life of the contract, generally three to five years. Volume based contracts are amortized over the volume of purchases. Prepaid slotting allowances are not recorded in excess of their recoverable amount.

(o) Employee Entitlements

Annual leave

      The provision for employee entitlements to annual leave represents present obligations resulting from employees’ services provided up to balance date, calculated at undiscounted amounts based on remuneration wage and salary rates that the consolidated entity expects to pay as of the reporting date, including related on-costs.

Long service leave

      The provision for employee entitlements to long service leave represents the present value of the estimated future cash outflows to be made resulting from employees’ services provided up to balance date.

      The provision is calculated using expected future increases in wage and salary rates including related on-costs and expected settlement dates based on turnover history and is discounted using the rates attaching to national government securities at balance date which most closely match the terms of maturity of the related liabilities.

Superannuation plans

      The Company and other controlled entities contribute to several defined benefit and defined contribution superannuation plans. Contributions are expensed as incurred.

      In the event of an actuarially assessed deficit in a defined benefit plan, a provision is recognized to fully provide for the estimated plan deficit. No asset is recognized for any estimated plan surplus.

(p) Statements of Cash Flows

      For the purpose of the statements of cash flows, cash includes cash assets net of bank overdrafts.

(q) Converting Financial Instruments

      Converting financial instruments, such as converting preference shares, which must convert to ordinary shares are classified as contributed equity on initial recognition to the extent that holders are exposed to changes in the fair value of the Company’s ordinary shares with related distributions treated as dividends.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(r) Accounting for Acquisitions

      Acquisitions are accounted for using the purchase method of accounting. The excess of the cost of acquisition over the fair value of net tangible assets acquired is allocated first to the fair value of identifiable intangible assets. The remaining cost of acquisition is then allocated to goodwill.

      For acquisitions completed during the year ended June 30, 2003, the allocation of fair value to assets and liabilities is a preliminary assessment.

(s) Provisions

      A provision is recognized when there is a legal, equitable or constructive obligation as a result of a past event and it is probable that a future sacrifice of economic benefits will be required to settle the obligation, the timing or amount of which is uncertain.

Dividends

      A provision for dividends payable is recognized in the reporting period in which the dividends are declared, for the entire undistributed amount, regardless of the extent to which they will be paid in cash.

Restructuring and employee termination benefits

      A provision for restructuring, including employee termination benefits, related to an acquired entity or operation is recognized at the date of acquisition where:

•	the main features of the restructuring were announced, implementation of the restructuring commenced, or contracts were entered by the date of acquisition; and

•	a detailed formal plan is developed by the earlier of three months after the date of the acquisition and the completion of this financial report.

      The provision only relates to costs associated with the acquired entity, and is included in the determination of the fair value of the net assets acquired. The provision includes liabilities for termination benefits that will be paid to employees of the acquired entity as a result of the restructuring.

      Other provisions for restructuring or termination benefits are only recognized when a detailed plan has been approved and the restructuring or termination benefits has either commenced or been publicly announced, or firm contracts related to the restructuring or termination benefits have been entered into. Costs related to ongoing activities are not provided for.

Surplus leased premises

      Provision is made for non-cancellable operating lease rentals payable on surplus leased premises when it is determined that no substantive future benefit will be obtained from its occupancy and sub-lease rentals are less than the lease rental payable.

      The estimate is calculated based on discounted net future cash flows, using the interest rate implicit in the lease or an estimate thereof.

Workers’ compensation

      Goodman Fielder Pty Limited, a wholly owned subsidiary of the Group, is a licensed self-insurer under the New South Wales Workers’ Compensation Act and the Victorian Accident Compensation Act. Provisions have been made in respect of all Goodman Fielder employees in New South Wales and Victoria for all assessed workers’ compensation liabilities, together with an estimate of liabilities incurred but not reported, based on an independent actuarial assessment. Workers’ compensation cover for all remaining employees is insured commercially.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(t) Receivables

Trade debtors

      Trade debtors are carried at original invoice amount, less any provision for doubtful debts. The collectibility of debts is assessed at reporting date and specific provision is made for any doubtful accounts.

Other debtors

      Amounts receivable, other than trade receivables, from related or other parties are carried at amounts due less any provision for doubtful debts. Interest, when charged, is taken up as income on an accrual basis.

(u) Rounding Off

      Burns, Philp & Company Limited is a company of the kind referred to in ASIC Class Order 98/100 dated July 10, 1998 and in accordance with that Class Order amounts in the financial report have been rounded off to the nearest tenth of a million dollars unless otherwise shown.

(v) Use of Estimates

      The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Estimates and assumptions which, in the opinion of management, are significant to the underlying amounts included in the financial statements and for which it would be reasonably possible that future events or information could change those estimates include: 1) litigation-related contingencies; 2) impairment assessments of goodwill and long-lived assets; 3) preliminary allocation of purchase price to the fair value of assets acquired and liabilities assumed in connection with a business combination; and 4) realization of deferred income tax assets. These estimates are discussed further throughout the accompanying notes.

(w) Environmental Remediation

      Remediation costs are accrued based on estimates of known environmental remediation exposure. Ongoing environmental compliance costs, including maintenance and monitoring costs, are expensed as incurred. Provisions are determined on an undiscounted basis reflecting current costs, current legal requirements and current technology. Changes in estimates are dealt with on a prospective basis.

(x) Changes in Accounting Policies

Foreign currency translation

      The Group has applied the revised Australian Accounting Standard AASB1012 “Foreign Currency Translation” (issued in November 2000) for the first time from July 1, 2002.

      The primary change in the revised AASBl0l2, as it applies to the Group, is the requirement that financial reports of self-sustaining foreign operations in hyperinflationary economies be adjusted for inflation before translation.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As a result of this change in accounting policy, the current year’s profit from ordinary activities before and after tax decreased by A$2.2 million. There was no impact on opening accumulated losses as of July 1, 2002.

Employee benefits

      The Group has applied the revised Australian Accounting Standard AASB1028 “Employee Benefits” (issued in June 2001) for the first time from July 1, 2002.

      The liability for wages and salaries, annual leave and sick leave is now calculated using the remuneration rates the consolidated entity expects to pay as of each reporting date, not wage and salary rates current as of each reporting date.

      As a result of this change in accounting policy, opening accumulated losses as of July 1, 2002 increased by A$0.3 million. The change in accounting policy had no impact on the current year’s consolidated profit.

Provisions, contingent liabilities and contingent assets

      The Group has applied Australian Accounting Standard AASB1044 “Provisions, Contingent Liabilities and Contingent Assets” (issued in October 2001) for the first time from July 1, 2002. AASB1044 codifies recognition, measurement and disclosure requirements for provisions, contingent liabilities and contingent assets. Specifically, a provision should only be recognized when a present obligation exists.

      As a result of this change in accounting policy, there was no impact on opening accumulated losses as of July 1, 2002 or the current year’s consolidated profit.

(y) Reclassification of comparative information

      Where applicable, comparative information has been reclassified to conform with the presentation of the financial statements for the year ended June 30, 2003.

Note 2.     Revenue from Ordinary Activities

	2001	2002	2003

	(A$ million)
Revenue from operating activities
Sale of goods revenue	1,326.0	1,292.8	1,880.2
Rendering of services revenue	30.7	29.9	7.0

Total revenue from sale of goods and rendering of services	1,356.7	1,322.7	1,887.2
Other revenues from operating activities:
Interest revenue from other parties	13.0	7.0	18.0
Proceeds from disposal of non current assets and businesses	15.3	2.3	23.5
Other	3.6	4.1	4.0
Revenue from outside operating activities
Individually significant proceeds from disposal of non current assets and businesses	—	—	169.6
Individually significant unrealized foreign currency gain	—	—	139.1

Total revenue from ordinary activities	1,388.6	1,336.1	2,241.4

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 3.     Profit from Ordinary Activities Before Income Tax

	2001	2002	2003

	(A$ million)
(a) Profit from ordinary activities before income tax has been determined after crediting/(charging):
Net gain/(loss) on disposal of property, plant and equipment*	0.4	(2.0)	10.4
Net gain on disposal of other financial assets	—	—	0.9
Net gain on disposal of businesses**	0.1	—	51.6
Net foreign exchange gain/(loss)***	(0.3)	(0.2)	138.3
Net bad and doubtful debts expense including movements in provision for doubtful debts	(4.1)	(9.3)	(4.4)
Operating lease rental expense	(9.1)	(7.5)	(12.0)
Research and development costs expensed	(7.0)	(5.8)	(8.7)
Carrying value of net assets and properties sold**	—	—	(111.4)
Deferred borrowing costs written off**	—	—	(32.6)
Provisions for restructuring of businesses**	—	(25.1)	(52.0)
Borrowing costs:
7.5% Notes	(22.4)	(2.4)	—
Debt Bonds	(10.3)	(10.7)	(1.8)
Deferred borrowing costs amortized	—	(3.9)	(8.8)
Other parties	(63.1)	(55.9)	(164.2)

Total borrowing costs****	(95.8)	(72.9)	(174.8)

Depreciation and amortization:
Plant and equipment	(57.4)	(53.8)	(67.0)
Freehold properties	(5.6)	(4.8)	(4.7)
Leasehold properties	(0.1)	(0.2)	(0.4)
Leasehold improvements	(1.8)	(1.8)	(1.1)
Goodwill	(1.9)	(2.5)	(21.8)
Identifiable intangibles	(9.7)	(9.4)	(13.3)
Prepaid slotting allowances	(24.2)	(32.5)	(23.4)

Total depreciation and amortization	(100.7)	(105.0)	(131.7)

*	The net gain of A$10.4 million in the current year includes a gain of A$6.6 million on the sale of the South Yarra property which has been reported as an individually significant item (refer note 3(b)).

**	These amounts have been included in individually significant items (refer note 3(b)).

***	The net gain of A$138.3 million in the current year includes an unrealized foreign currency gain of A$139.1 million on unhedged borrowings which has been reported as an individually significant item (refer note 3(b)).

****	Total borrowing costs of A$174.8 million in the current year do not include the A$139.1 million unrealized foreign currency gain on unhedged borrowings.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2001	2002	2003

	(A$ million)
(b) Individually significant items
Included in other revenue from ordinary activities	—	—	308.7
Included in general and administrative expenses from ordinary activities	—	(35.2)	(196.0)

	—	(35.2)	112.7

Consisting of:
(i) Gain on sale of Australasian Terminals business
Sale proceeds	—	—	83.5
Carrying amount of net assets sold	—	—	(42.8)
(ii) Gain on sale of North American Industrial Vinegar business
Sale proceeds	—	—	76.9
Carrying amount of net assets sold	—	—	(66.0)
(iii) Gain on sale of South Yarra property	—
Sale proceeds	—	—	9.2
Carrying amount of property	—	—	(2.6)
(iv) Deferred borrowing costs written off	—
Former senior funding agreement	—	—	(14.4)
Acquisition bridge facility	—	—	(18.2)
(v) Unrealized foreign currency gain	—	—	139.1
(vi) Provisions for restructuring of new businesses	—	—	(52.0)
(vii) Provision for amounts due from Kmart USA	—	(10.1)	—
(viii) Provision for Oakland closure costs	—	(25.1)	—

	—	(35.2)	112.7

(i)	On August 7, 2002, the Company announced that it had entered into an agreement to sell the Terminals business to subsidiaries of Kaneb Pipe Line Operating Partnership LP. The sale of the business was completed on September 18, 2002, resulting in a A$40.7 million gain.

(ii)	On August 23, 2002, the Company announced that it had entered into an agreement to sell the North American Industrial Vinegar business to Swander Pace Capital L.L.C., a private equity investor. The sale was completed on October 8, 2002, resulting in a A$10.9 million gain.

(iii)	Following the closure of the South Yarra yeast manufacturing facility in Australia in July 2002, the South Yarra property was sold, resulting in a A$6.6 million gain.

(iv)	As part of the acquisition of Goodman Fielder Limited (refer note 30 for further details), the Group’s senior funding facility was refinanced. Consequently, deferred costs of A$14.4 million incurred in establishing the Group’s previous senior funding facility were written off.

On March 13, 2003, the Group drew down the entire amount of an A$1.35 billion secured senior share acquisition bridge facility in order to, among other things, fund acceptances of the offer for Goodman Fielder shares and related expenses, refinance the Group’s existing secured senior indebtedness and fund working capital requirements. On April 4, 2003, the Group repaid the A$1.35 billion secured senior share acquisition bridge facility in full. Following the repayment of this share acquisition bridge facility, the borrowing costs of A$18.2 million associated with the facility were expensed.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(v)	As detailed in note 14, significant additional borrowing arrangements have been entered into to fund the acquisition of Goodman Fielder Limited. These borrowings have been drawn down mainly in U.S. dollars and are not fully hedged. In accordance with accounting policy l(c), an unrealized foreign currency gain of A$139.1 million has been included in the current year’s consolidated profit.

(vi)	Following the acquisition of Goodman Fielder Limited on March 19, 2003, the Group announced a number of restructuring programs arising from a review of Goodman Fielder’s operations. These programs included, among other things, the closure of eight regional bakeries in Phase 1 of the Baking Manufacturing Review. As these programs were not announced at the time of our acquisition, the redundancy and other costs arising from these restructuring programs amounting to A$48.7 million have been expensed during the current year. In addition, restructuring costs of A$3.3 million have been incurred in respect of the Group’s Fleischmann’s Latin America acquisition.

        Movements in the components of Goodman Fielder Australia restructuring provisions are as follows:

	Property, Plant
	& Equipment
	Write Down	Severance*	Other**	Total

	(A$ million)
Provision acquired	—	16.7	5.2	21.9
Provision expensed during the year	—	35.8	0.8	36.6
Amount utilized	—	(17.0)	(0.1)	(17.1)
Foreign currency fluctuations	—	—	—	—

Balance at year ended June 30, 2003	—	35.5	5.9	41.4

*	The severance provision related to 741 employees, 395 of whom were terminated during the year ended June 30, 2003.

**	The other provision included individual provisions for costs related to site closure and remediation costs.

        Movements in the components of Goodman Fielder New Zealand restructuring provisions are as follows:

	Property, Plant
	& Equipment
	Write Down	Severance*	Other**	Total

	(A$ million)
Provision acquired	—	2.0	—	2.0
Provision expensed during the year	—	5.2	3.1	8.3
Amount utilized	—	—	(3.1)	(3.1)
Foreign currency fluctuations	—	(0.7)	—	(0.7)

Balance at year ended June 30, 2003	—	6.5	—	6.5

*	The severance provision related to 131 employees, none of whom were terminated during the year ended June 30, 2003.

**	The other provision included individual provisions for costs related to site closure and remediation costs.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

        Movements in the components of Other and Corporate restructuring provisions are as follows:

	Property, Plant
	& Equipment
	Write Down	Severance*	Other**	Total

	(A$ million)
Provision acquired	—	12.0	34.4	46.4
Provision expensed during the year	—	3.4	0.4	3.8
Amount utilized	—	(13.2)	(11.8)	(25.0)
Foreign currency fluctuations	—	—	—	—

Balance at year ended June 30, 2003	—	2.2	23.0	25.2

*	The severance provision related to 192 employees, 177 of whom were terminated during the year ended June 30, 2003.

**	The other provision included individual provisions for costs related to site closure and remediation costs, and remaining costs arising from the sale of the Goodman Fielder Milling Australia and Ingredients businesses.

        Movements in the components of the Fleischmann’s Latin America restructuring provisions are as follows:

	Property, Plant
	& Equipment
	Write Down	Severance*	Other**	Total

	(A$ million)
Provision created	—	1.2	2.1	3.3
Amount utilized	—	(1.2)	(0.8)	(2.0)
Foreign currency fluctuations	—	—	—	—

Balance at year ended June 30, 2003	—	—	1.3	1.3

*	The severance provision related to 207 employees, all of whom were terminated during the year ended June 30, 2003.

**	The other provision included individual provisions for the write-off of raw materials and spares, estimated site and tank clean up costs and early contract termination penalties. During the year ended June 30, 2003, the other reserve was used to offset the cost of scrapping raw materials and spare parts and the costs of environmental clean up.

(vii)	In December 2001, Kmart USA, a major customer of the herbs and spices business, announced it was seeking protection from its creditors under US bankruptcy laws. As a result, a provision of A$10.1 million, being the full amount outstanding from Kmart USA, was made as of December 31, 2001.

(viii)	In March 2002, the Group announced the closure of its yeast plant in Oakland, California. As a result of this decision, the Group recorded an expense of A$25.1 million. This expense included a non cash charge of A$17.2 million to record a write-down in the carrying value of the land, buildings and equipment to net realizable value, A$3.2 million related to expected severance costs, and A$4.7 million related to other costs.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

        Movements in the components of the Oakland provision for closure costs are as follows:

	Property, Plant
	and Equipment
	Write Downs	Severance*	Other**	Total

	(A$ million)
Provision created	17.2	3.2	4.7	25.1
Amount utilized	(17.2)	(1.1)	(0.9)	(19.2)
Foreign currency fluctuations	—	(0.1)	(0.2)	(0.3)

Balance at June 30, 2002	—	2.0	3.6	5.6
Amount utilized	—	(1.6)	(3.0)	(4.6)
Foreign currency fluctuations	—	(0.2)	(0.3)	(0.5)

Balance at year ended June 30, 2003	—	0.2	0.3	0.5

*	The severance provision related to 45 employees, 43 of whom were terminated during the years ended June 30, 2002 and 2003.

**	The other provision included individual provisions for the write-off of raw materials and spares, estimated site and tank clean up costs and early contract termination penalties. During the years ended June 30, 2002 and 2003, the other reserve was used to offset the costs of scrapping raw materials and spare parts and the costs of environmental clean up.

	2001	2002	2003

	(A$ thousands)
(c) Auditors’ remuneration
Audit services
Auditors of the Company — KPMG
KPMG Australia
Audit and review of financial reports*	321.0	336.5	922.6
Other regulatory audit services	11.0	11.0	11.0
Overseas KPMG firms
Audit and review of financial reports*	644.3	547.1	751.0
Other regulatory audit services	113.1	73.9	58.4

Total KPMG	1,089.4	968.5	1,743.0
Other auditors
Audit and review of financial reports	26.0	23.0	147.7

Total audit services	1,115.4	991.5	1,890.7

Other services
Auditors of the Company — KPMG**
KPMG Australia
U.S. GAAP assurance services***	—	659.5	1,246.8
Refinancing due diligence****	253.7	—	1,340.6
Other assurance services	149.0	149.2	141.0
Overseas KPMG firms
U.S. GAAP assurance services***	—	222.5	546.0
Other assurance services	74.3	262.8	59.2
Taxation	206.5	224.9	436.0

Total KPMG	683.5	1,518.9	3,769.6

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2001	2002	2003

	(A$ thousands)
Other auditors
Other assurance services	—	—	2.9
Taxation	—	0.1	5.5

Total other services	683.5	1,519.0	3,778.0

*	The 2003 fees include amounts paid in relation to the audit of Goodman Fielder Limited and its controlled entities.

**	All non-audit (other services) provided by KPMG are pre-approved by the Audit Committee. As part of this approval process, the Audit Committee ensures the services do not impact KPMG’s independence.

***	The 2003 fees for U.S. GAAP assurance services represent amounts paid in relation to opinions provided on U.S. GAAP financial information as part of raising the 10.75% Senior Subordinated Notes and the 9.5% Senior Notes. The 2002 fees include amounts paid in relation to the 9.75% Senior Subordinated Notes.

****	The 2003 fees represent amounts paid for due diligence reports required by the Group’s financiers as a condition of raising additional funding.

Note 4.	Income Tax

	2001	2002	2003

	(A$ million)
Income tax (expense)/benefit relating to ordinary activities
Prima facie income tax (expense)/benefit calculated at 34% (2001), 30% (2002) and 30% (2003) on profit from ordinary activities	(34.9)	(36.2)	(54.9)
(Increase)/decrease in income tax (expense) due to:
Utilization of tax losses and timing differences not previously recognized	15.8	19.9	44.3
Non assessable gain on sale of Australasian Terminals business	—	—	12.5
Share of net profits of associates	4.2	3.0	3.3
Differences in overseas tax rates	(1.2)	(5.9)	(8.3)
Amortization of intangible assets not deductible for tax	(3.9)	(3.6)	(10.5)
Other permanent adjustments	7.9	3.5	0.6

Income tax (expense)/benefit relating to ordinary activities before individually significant income tax items	(12.1)	(19.3)	(13.0)
Individually significant income tax items:
Income tax (expense) resulting from a subsidiary ownership restructuring	—	—	(4.6)
Recoupment of United States tax losses and timing differences not previously recognized(b)	—	47.9	9.0

Income tax (expense)/benefit relating to ordinary activities	(12.1)	28.6	(8.6)

Income tax (expense)/benefit is made up of:
Current income tax (expense)	(9.9)	(15.0)	(12.0)
Deferred income tax benefit/(expense)	(2.2)	43.6	3.4

	(12.1)	28.6	(8.6)

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2002	2003

	(A$ million)
Current tax liabilities
Provision for current income tax	9.9	29.0

Deferred tax liabilities
Provision for deferred income tax	12.0	22.4

Comprises the deferred liability at current income tax rates of the following items:
Excess of taxation depreciation over accounting depreciation	9.7	15.6
Unrealized foreign currency gains	—	47.9
Other items	2.3	0.6

Deferred tax liabilities	12.0	64.1
Tax losses carried forward offset against deferred tax liabilities	—	(41.7)

Net provision for deferred income tax	12.0	22.4

Deferred tax assets
Future income tax benefit	66.2	78.2

Comprises the future tax benefit at current income tax rates of the following items:
Tax losses carried forward	63.6	97.9
Provisions	0.5	15.0
Other items	2.1	7.0

Deferred tax assets	66.2	119.9
Tax losses carried forward offset against deferred tax liabilities	—	(41.7)

Net future income tax benefit	66.2	78.2

Future income tax benefit not recognized(c)
Tax losses	236.3	200.5
Timing differences	132.5	95.8

	368.8	296.3

(a)	The Group had gross deferred tax assets of A$435.0 million as of June 30, 2002 and A$416.2 million as of June 30, 2003, a valuation allowance of A$368.8 million as of June 30, 2002 and A$296.3 million as of June 30, 2003, net deferred tax assets of A$66.2 million as of June 30, 2002 and A$78.2 million as of June 30, 2003, and gross deferred tax liabilities of A$12.0 million as of June 30, 2002 and A$64.1 million as of June 30, 2003. The net change in the valuation allowance for the Group for the year ended June 30, 2002 was a decrease of A$46.7 million, and for the year ended June 30, 2003 was a decrease of A$72.5 million.

(b)	The results for the years ended June 30, 2002 and June 30, 2003 include gains of A$47.9 million and A$9.0 million, respectively, arising on the recognition of a deferred tax asset in relation to the U.S. businesses.

The recent history of the Group’s U.S. businesses indicates an ongoing improvement in profitability and a return to generating taxable profits. Furthermore, the U.S. businesses are forecast to continue to remain profitable and generate future taxable profits.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Given the forecast profitability and the generation of taxable profits, the Directors are of the opinion that virtual certainty now exists in relation to the recoverability of a component of the unrecognized U.S. future income tax benefit relating to tax loss carry forwards and that the recovery of certain timing differences is now assured beyond any reasonable doubt.

(c)	The potential future income tax benefit arising from other tax losses and timing differences has not been recognized as an asset because recovery of tax losses is not virtually certain and recovery of timing differences is not assured beyond any reasonable doubt. The potential future income tax benefit will only be realized if there are no adverse changes in tax legislation and the companies concerned derive sufficient future assessable income to enable the benefit to be realized and continue to comply with the conditions for deductibility imposed by the law.

(d)	The adjusted dividend franking account balance in Burns, Philp & Company Limited was nil as of June 30, 2002 and 2003.

Note 5.	Cash Assets

	2002	2003

	(A$ million)
Cash at bank and on hand	76.0	91.4
Short term deposits	832.3	89.1
Restricted deposit	15.3	—

Total cash assets	923.6	180.5

Note 6.	Receivables

Current
Trade debtors	156.3	359.4
Provision for doubtful debts(a)	(12.7)	(10.3)

	143.6	349.1
Secured receivables	0.4	0.1
Other receivables	16.4	35.8

Total current receivables	160.4	385.0

Non current
Other receivables	1.8	8.4

	2001	2002	2003

	(A$ million)
(a) Movements in provision for doubtful debts were:
Balance at beginning of year	11.4	13.2	12.7
Foreign currency fluctuations	1.5	(5.2)	(0.9)
Movement due to business disposals	—	—	(0.4)
Additions to provision	5.1	5.8	3.6
Bad debts written off against provision	(4.8)	(1.1)	(4.7)

Balance at end of year	13.2	12.7	10.3

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7.	Inventories

	2002	2003

	(A$ million)
Current
Finished goods(a)	64.7	147.0
Provision against finished goods(b)	(1.9)	(1.4)
Work in progress(a)	7.6	23.1
Provision against work in progress(b)	—	(0.1)
Raw materials(a)	55.2	148.3
Provision against raw materials(b)	(2.5)	(2.4)

Total inventories	123.1	314.5

(a)	At cost

	2001	2002	2003

	(A$ million)
(b) Movements in provision for inventory obsolescence were:
Balance at beginning of year	6.1	3.7	4.4
Foreign currency fluctuations	1.2	(0.5)	(0.4)
Additions to provision	1.1	3.7	0.9
Inventories written off against provision	(4.7)	(2.5)	(1.0)

Balance at end of year	3.7	4.4	3.9

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 8.	Other Assets

	2002	2003

	(A$ million)
Current
Prepayments	10.6	27.8
Prepaid slotting allowances(a)	16.4	10.2
Properties held for sale	—	14.7
Deferred expenditure	0.9	0.8

Total current other assets	27.9	53.5

Non current
Prepayments	5.6	6.9
Prepaid slotting allowances(a)	32.9	20.3
Business acquisition deposit	20.2	—
Deferred borrowing costs(b)	34.7	113.9
Deferred expenditure	6.2	4.4

Total non current other assets	99.6	145.5

(a) Cost	179.2	160.1
Accumulated amortization	(129.9)	(129.6)

	49.3	30.5

(b) Cost	38.3	122.7
Accumulated amortization	(3.6)	(8.8)

	34.7	113.9

Note 9.	Investments Accounted for Using the Equity Method

	2002	2003

	(A$ million)
Non current
Associates	58.6	53.6

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Details of investments in associates are as follows:

			% Ownership
			Interest

Name	Principal Activities	Balance Date	2002	2003

Levaduras Collico SA	Yeast Manufacture	June 30	50.0	50.0
Mauri Fermentation (Malaysia) Sdn Bhd	Yeast Manufacture	June 30	42.0	42.0
Mauri Fermentation Pakistan (Private) Ltd.	Yeast Manufacture	June 30	50.0	50.0
Mauri Products Limited	Yeast Manufacture	September 15	50.0	50.0
Meishan-Mauri Yeast Co. Ltd.	Yeast Manufacture	June 30	50.0	50.0
Pilmico-Mauri Foods Corporation	Yeast Manufacture	June 30	50.0	50.0
Proofex Products Company	Yeast Manufacture	September 16	30.0	30.0
P.T. Indo Fermex	Yeast Manufacture	December 31	49.0	49.0
P.T. Sama Indah	Yeast Manufacture	December 31	49.0	49.0
P.T. Natraco Spices Indonesia	Spices Processing	December 31	50.0	—
Gelec S.A.	Food Manufacture	June 30	—	33.3
Fresh Start Bakeries Australia Pty Ltd.(a)	Buns Manufacture	June 30	—	90.9
P.T. Sinar Meadow International Indonesia	Margarine Manufacture	December 31	—	50.0
Quingdao Xinghua Foodstuff & Cereal Oil Co. Ltd.	Food Manufacture	June 30	—	30.0

	2001	2002	2003

	(A$ million)
Results of associates
Share of associates’:
Profit from ordinary activities before income tax expense	16.7	14.2	15.2
Income tax expense relating to profit from ordinary activities	(4.3)	(4.1)	(4.1)

Share of net profits of associates accounted for using the equity method	12.4	10.1	11.1

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2001	2002	2003

	(A$ million)
Share of post-acquisition retained profits and reserves attributable to associates
Retained profits
Share of associates’ retained profits at beginning of year	3.7	7.5	2.3
Share of retained profits of associates of Goodman Fielder Limited	—	—	0.4
Share of associates’ net profits accounted for using the equity method	12.4	10.1	11.1
Dividends from associates	(8.6)	(15.3)	(12.7)

Share of associates’ retained profits at end of year	7.5	2.3	1.1

Asset revaluation reserve
Share of associates’ asset revaluation reserves at beginning and end of year	19.0	19.0	19.0

Foreign currency translation reserve
Share of associates’ foreign currency translation reserves at beginning of year	(25.6)	(20.9)	(24.5)
Share of increment/(decrement) in associates’ foreign currency translation reserves	4.7	(3.6)	(7.5)

Share of associates’ foreign currency translation reserves at end of year	(20.9)	(24.5)	(32.0)

Other reserves
Share of associates’ other reserves at beginning and end of year	18.9	18.9	18.9

Movements in carrying amount of investments
Carrying amount of investments in associates at beginning of year	58.1	66.9	58.6
Associates acquired with Goodman Fielder Limited	—	—	4.6
Share of net profits of associates	12.4	10.1	11.1
Dividends received from associates	(8.6)	(15.3)	(12.7)
Share of increment/(decrement) in associates’ foreign currency translation reserves	4.7	(3.6)	(7.5)
Capital contributed to an associate	0.3	0.5	0.2
Return of capital by an associate	—	—	(0.7)

Carrying amount of investments in associates at end of year(b)	66.9	58.6	53.6

Summary performance and financial position of associates
The consolidated entity’s share of aggregate assets, liabilities and profits of associates are as follows:
Net profit — as reported by associates and equity adjusted(c)	12.4	10.1	11.1

Net assets
Current assets		27.9	29.5
Non current assets		48.4	54.9

Total assets		76.3	84.4

Current liabilities		12.5	18.9
Non current liabilities		5.2	11.9

Total liabilities		17.7	30.8

Net assets — as reported by associates and equity adjusted(c)		58.6	53.6

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(a)	At June 30, 2003, the Group owned more than 50% of the equity in Fresh Start Bakeries Australia Pty Limited, but did not control this entity. Under a shareholder agreement, the Group did not control a majority of the board of directors and did not have control of the operating and financial decisions. Subsequent to year end, in accordance with the shareholder agreement, the Group’s ownership interest has been reduced to 50%.

(b)	No individual investment in an associate is material in amount.

(c)	There were no adjustments arising from equity accounting.

Note 10.	Other Financial Assets

	2002	2003

	(A$ million)
Non current
Shares in other listed corporation(a)	4.0	4.0
Interest bearing deposits	2.7	0.7

Total non current other financial assets	6.7	4.7

(a) Written down to recoverable amount.

Note 11.	Property, Plant and Equipment

	2002	2003

	(A$ million)
Plant and equipment
Cost	788.6	1,014.8
Accumulated depreciation	(427.8)	(334.7)

	360.8	680.1

Freehold properties(a)
Cost	206.7	414.9
Accumulated depreciation	(24.3)	(18.4)

	182.4	396.5

Leasehold properties(a)
Cost	8.0	24.0
Accumulated amortization	(0.6)	(1.5)

	7.4	22.5

Leasehold improvements
Cost	38.4	21.1
Accumulated amortization	(11.8)	(5.3)

	26.6	15.8

Total property, plant and equipment	577.2	1,114.9

(a) The carrying amount of freehold and leasehold properties comprises:
Goodman Fielder properties	—	254.3
Other Group properties	189.8	164.7

	189.8	419.0

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Goodman Fielder properties are included in the consolidated statement of financial position as of June 30, 2003 at their preliminary fair values at acquisition date, March 19, 2003, less depreciation and amortization provided since that date.

      Independent valuations, on an existing use basis of valuation, were obtained for all other Group properties as of June 30, 2003. These valuations, which disclosed a surplus of A$33.1 million over the carrying amount of A$164.7 million, have not been recognized in the consolidated statement of financial position.

	2001	2002	2003

	(A$ million)
(b) Reconciliations of the carrying amounts for each class of property, plant and equipment are set out below:
Plant and equipment
Carrying amount at beginning of year	391.2	449.6	360.8
Foreign currency fluctuations	42.9	(94.1)	(27.9)
Movement due to business acquisitions	—	—	466.6
Movement due to business disposals	—	—	(114.4)
Additions	79.8	76.1	69.2
Disposals	(8.5)	(17.5)	(7.2)
Depreciation	(57.4)	(53.8)	(67.0)
Reclassifications	0.2	0.5	—
Reversal of prior year write downs	1.4	—	—

Carrying amount at end of year	449.6	360.8	680.1

Freehold properties
Carrying amount at beginning of year	197.8	219.6	182.4
Foreign currency fluctuations	23.7	(29.4)	(16.8)
Movement due to business acquisitions	—	—	249.4
Movement due to business disposals	—	—	(13.2)
Additions	5.7	3.0	10.0
Disposals	(2.0)	(2.8)	(10.6)
Depreciation	(5.6)	(4.8)	(4.7)
Reclassifications	—	(3.2)	—

Carrying amount at end of year	219.6	182.4	396.5

Leasehold properties
Carrying amount at beginning of year	4.1	5.4	7.4
Foreign currency fluctuations	0.2	0.2	(0.9)
Movement due to business acquisitions	—	—	15.9
Movement due to business disposals	—	—	(0.2)
Additions	1.4	2.0	0.7
Amortization	(0.1)	(0.2)	(0.4)
Reclassifications	(0.2)	—	—

Carrying amount at end of year	5.4	7.4	22.5

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2001	2002	2003

	(A$ million)
Leasehold improvements
Carrying amount at beginning of year	22.8	29.5	26.6
Foreign currency fluctuations	3.1	(2.2)	(3.2)
Movement due to business disposals	—	—	(6.8)
Additions	1.9	1.2	0.3
Disposals	—	(0.1)	—
Amortization	(1.8)	(1.8)	(1.1)
Reclassifications	3.5	—	—

Carrying amount at end of year	29.5	26.6	15.8

Note 12.     Intangible Assets

	2002	2003

	(A$ million)
Identifiable intangible assets
Cost(a)	331.2	969.3
Accumulated amortization	(34.3)	(45.4)

Total identifiable intangible assets	296.9	923.9

Purchased goodwill
Cost(b)	36.1	1,374.1
Accumulated amortization	(13.6)	(32.7)

Total purchased goodwill	22.5	1,341.4

Total intangible assets	319.4	2,265.3

(a)	Goodman Fielder identifiable intangible assets are included in the consolidated statement of financial position as of June 30, 2003 at their preliminary fair value at acquisition date, March 19, 2003, less amortization provided since that date.

(b) Written down to recoverable amount where appropriate.

Note 13.     Payables

Current
Trade creditors	68.0	312.3
Other creditors and accruals	74.5	187.4

Total current payables	142.5	499.7

Non current
Other creditors	3.5	6.2

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 14.     Interest Bearing Liabilities

	2002	2003

	(A$ million)
Current
Secured
Senior indebtedness
Term loan facilities(d)	—	94.0
Revolving loan facility(d)	—	60.0
Other	17.8	—
Bank overdrafts(e)	0.9	1.1
Other indebtedness(e)	12.3	10.4
Unsecured
Bank overdrafts(e)	—	1.4
Convertible debt bonds(j)	174.8	—
Other indebtedness(e)	—	11.9

Total current interest bearing liabilities(b)(c)	205.8	178.8

Non current
Secured
Senior indebtedness
Term loan facilities(d)	—	1,572.1
Other	738.7	—
Unsecured
9.5% Senior Notes due 2010(h)	—	149.9
10.75% Senior Subordinated Notes due 2011(a)(g)	—	299.6
9.75% Senior Subordinated Notes due 2012(f)	711.0	599.8
New Zealand Subordinated Capital Notes(i)	—	185.7
Other indebtedness(e)	—	6.7

Total non current interest bearing liabilities(b)(c)	1,449.7	2,813.8

(a) Notes payable	—	314.9
Unamortized discount	—	(15.3)

	—	299.6

(b) Interest bearing liabilities by currency:
United States dollars	1,526.7	1,458.2
Australian dollars	—	1,238.9
New Zealand dollars	14.3	199.0
Canadian dollars	42.3	40.4
Euro	66.0	38.3
Others	6.2	17.8

Total interest bearing liabilities	1,655.5	2,992.6

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 14.     Interest Bearing Liabilities (continued)

      (c) Consolidated interest bearing liabilities by maturity at June 30:

	Senior	2012	Debt	Bank	Other	Other
	Indebtedness	Notes	Bonds	Overdrafts	Indebtedness	Indebtedness
	Floating	Fixed	Fixed	Floating	Floating	Fixed	Total

	(A$ million)
2002
1 year or less	17.8	—	174.8	0.9	8.5	3.8	205.8
1 to 2 years	22.2	—	—	—	—	—	22.2
2 to 3 years	97.8	—	—	—	—	—	97.8
3 to 4 years	128.9	—	—	—	—	—	128.9
4 to 5 years	489.8	—	—	—	—	—	489.8
10 to 11 years	—	711.0	—	—	—	—	711.0

	756.5	711.0	174.8	0.9	8.5	3.8	1,655.5

Weighted average interest rate	3.85%	9.75%	5.5%	14.78%	5.18%	5.63%	6.57%

	Senior	2010	2011	2012	NZ Capital	Bank	Other	Other
	Indebtedness	Notes	Notes	Notes	Notes	Overdrafts	Indebtedness	Indebtedness
	Floating	Fixed	Fixed	Fixed	Fixed	Floating	Floating	Fixed	Total

	(A$ million)
2003
1 year or less	154.0	—	—	—	—	2.5	15.2	7.1	178.8
1 to 2 years	144.0	—	—	—	—	—	—	6.7	150.7
2 to 3 years	189.0	—	—	—	—	—	—	—	189.0
3 to 4 years	229.0	—	—	—	—	—	—	—	229.0
4 to 5 years	629.0	—	—	—	—	—	—	—	629.0
5 to 6 years	381.1	—	—	—	151.7	—	—	—	532.8
6 to 10 years	—	149.9	299.6	599.8	34.0	—	—	—	1,083.3

	1,726.1	149.9	299.6	599.8	185.7	2.5	15.2	13.8	2,992.6

Weighted average interest rate	7.11%	9.50%	10.75%	9.75%	9.79%	10.70%	5.60%	10.23%	8.30%

      (d) Senior indebtedness as of June 30, 2003 consisted of A$1,726.1 million (equivalent) drawn under the Group’s secured senior credit facilities. As of June 30, 2003, A$154.0 million of this indebtedness is classified as a current liability and A$1,572.1 million as a non current liability.

Term A Loan Senior Funding Agreement

      On January 16, 2003, the Group entered into a A$1.4 billion five year senior secured credit facility, which is governed by the Term A Loan Senior Funding Agreement, comprised of an A$1.3 billion term loan facility, referred to as the Term A loan facility, (available for the purpose of funding the acquisition of Goodman Fielder, refinancing the then existing senior secured indebtedness, the expected repayment of certain indebtedness of Goodman Fielder and for other corporate purposes), and an A$100.0 million revolving loan facility which is available for working capital purposes. Certain controlled entities of Burns Philp are permitted to make borrowings under the Term A loan facility and the revolving loan facility. On April 3, 2003, the Group drew down A$1.3 billion under the term loan facility. As of June 30, 2003, the Group had drawn down A$60.0 million of the revolving facility.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Term B Secured Senior Loan Facility

      On February 20, 2003, the Group entered into a U.S.$270.0 million six year senior secured credit facility, referred to as the Term B loan facility, for the purpose of funding the acquisition of Goodman Fielder, refinancing the then existing senior secured indebtedness, the expected repayment of certain indebtedness of Goodman Fielder and for other corporate purposes. A wholly owned controlled entity of Burns Philp is the sole borrower under the Term B loan facility. On April 2, 2003, the Group drew down U.S.$270.0 million under this facility.

Security Arrangements

      Burns Philp and its major asset owning controlled entities in Australia and certain other jurisdictions have granted security over their assets as security for the Term A loan facility, the revolving loan facility, the Term B loan facility and certain working capital facilities and treasury transactions, in favor of a security trustee.

      The Group has granted security interests to the security trustee on trust for the lenders of these facilities by way of a Security Trust Deed dated July 28, 1998, a Debenture Trust Deed dated July 28, 1998, fixed and floating equitable charges granted by Burns Philp and certain Australian controlled entities, and various other forms of security granted by non-Australian controlled entities in other jurisdictions. As of June 30, 2003, Goodman Fielder and its controlled entities had not become guarantors of these facilities, and had not granted security over their assets to secure these facilities. However, Goodman Fielder and certain of its Australian controlled entities have since become guarantors of these facilities and have granted certain security over their assets to secure these facilities. Under Australian corporations law, any guarantees or securities given by Goodman Fielder or its Australian controlled entities in relation to the facilities could only be given subject to obtaining the approval of Burns Philp’s shareholders. This approval was obtained at an Extraordinary General Meeting of Burns Philp held on July 23, 2003. In addition, Burns Philp intends for certain of the Goodman Fielder Limited controlled entities incorporated outside of Australia to become guarantors of these facilities and to grant security over their assets to secure these facilities to the extent required by the loan agreements and, as a result, substantially all of the Group’s assets will be pledged to secure the senior indebtedness.

      (e) In addition to the Term A loan facility, the revolving loan facility and the Term B loan facility, there are a number of other financings typically involving small amounts extended to operating companies in the Group. These facilities are either secured by the security arrangements referred to in (d) above, or have the benefit of securities at the operating company level, or are unsecured.

      (f) On June 21, 2002 a controlled entity of Burns, Philp & Company Limited issued in a private offering, U.S.$400 million of Senior Subordinated Notes (9.75% Senior Subordinated Notes) that bear interest at 9.75% and mature on July 15, 2012.

      The payment of principal and interest, and the performance of all other obligations in respect of the 9.75% Senior Subordinated Notes, are fully and unconditionally guaranteed by Burns, Philp & Company Limited and certain of its controlled entities, including Goodman Fielder Limited and certain of its controlled entities. Both the 9.75% Senior Subordinated Notes and the guarantees are senior subordinated obligations of the issuer and the guarantors, ranking equally with their other senior subordinated debt and subordinated to their senior debt (that is, debt which is not subordinated to other debt).

      The Company has lodged with the Securities and Exchange Commission in the United States a Form F-4 Registration Statement for registration of an exchange offer under which the 9.75% Senior Subordinated Notes will be exchanged for identical registered notes.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      (g) On February 20, 2003, two controlled entities of Burns, Philp & Company Limited issued in a private offering, U.S.$210 million of Senior Subordinated Notes (10.75% Senior Subordinated Notes). These notes were issued with an original issue discount of U.S.$10.7 million, bear interest at 10.75% and mature on February 15, 2011.

      The payment of principal and interest, and the performance of all other obligations in respect of the 10.75% Senior Subordinated Notes, are fully and unconditionally guaranteed by Burns, Philp & Company Limited and certain of its controlled entities, including Goodman Fielder Limited and certain of its controlled entities. Both the 10.75% Senior Subordinated Notes and the guarantees are senior subordinated obligations of the issuer and the guarantors, ranking equally with their other senior subordinated debt and subordinated to their senior debt.

      The Company has lodged with the Securities and Exchange Commission in the United States a Form F-4 Registration Statement for registration of an exchange offer under which the 10.75% Senior Subordinated Notes will be exchanged for identical registered notes.

      (h) On June 16, 2003, two controlled entities of Burns, Philp & Company Limited issued in a private offering, U.S.$100 million of Senior Notes (9.5% Senior Notes) that bear interest at 9.5% and mature on November 15, 2010.

      The payment of principal and interest, and the performance of all other obligations in respect of the 9.5% Senior Notes, are fully and unconditionally guaranteed by Burns, Philp & Company Limited and certain of its controlled entities, including Goodman Fielder Limited and certain of its controlled entities. Both the 9.5% Senior Notes and the guarantees are senior unsubordinated obligations of the issuer and the guarantors, ranking equally with their other senior debt.

      The Company has lodged with the Securities and Exchange Commission in the United States a Form F-4 Registration Statement for registration of an exchange offer under which the 9.5% Senior Notes will be exchanged for identical registered notes.

      (i) New Zealand Subordinated Capital Notes

      The Group has issued NZ$212.5 million of New Zealand Subordinated Capital Notes (Capital Notes). These instruments were issued by a newly created controlled entity, Goodman Finance Limited, and are general unsecured obligations of this controlled entity, guaranteed by Burns, Philp & Company Limited and certain of its controlled entities, including Goodman Fielder Limited and certain of its controlled entities. Both the Capital Notes and the guarantees are subordinated obligations of the issuer and the guarantors, ranking behind all their other secured and unsecured liabilities.

      The Capital Notes were issued in two series, one series of which mature on the fifth anniversary of their issue date and bear interest at a rate of 9.75% and, the other series which mature on the eighth anniversary of their issue date and bear interest at a rate of 9.95%.

      Upon the maturity of the Capital Notes, the Capital Notes may continue upon new terms (if this is proposed by the issuer and if the noteholder accepts the new terms), or may be redeemed in cash equal to the face value of the Capital Notes, or at the sole discretion of the issuer, may be redeemed by Burns, Philp & Company Limited issuing ordinary shares for the face value of the Capital Notes.

      (j) All of the outstanding convertible debt bonds were redeemed by Burns Philp Treasury (Europe) BV on September 9, 2002.

      (k) Refer note 31 for additional financial instruments disclosure.

      (l) Financing Facilities

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Details of the consolidated entity’s committed financing facilities as at June 30 are set out below:

	2002	Average	2003	Average
	A$ Million	Maturity	A$ Million	Maturity

Bank overdrafts	8.3	0.9 years	19.3	1.0 years
Bank loan facilities	792.1	4.1 years	1,801.7	4.8 years
Senior Notes	—		149.9	7.4 years
Senior Subordinated Notes	711.0	10.0 years	899.4	8.7 years
New Zealand Subordinated Capital Notes	—		185.7	6.0 years
Debt Bonds	174.8	1.8 years	—

Total committed lines of credit	1,686.2		3,056.0
Add cash	923.6		180.5
Less interest bearing liabilities	(1,655.5)		(2,992.6)

Undrawn lines of credit and cash	954.3		243.9

      (m) Securitization Program

      A controlled entity has entered into a receivables purchase agreement which enables it to securitize selected amounts of its debtors portfolio up to a limit of A$50.0 million (2002 — nil). At June 30, 2003, A$50.0 million (2002 — nil) has been securitized and is not included in the consolidated statement of financial position.

      Under the receivables purchase agreement, the Company, irrevocably and without recourse, transfers all applicable trade receivables to the financial institution, which is counterparty to the agreement. The Company retains collection and administrative responsibilities for the applicable trade receivables. Other than standard discounts incurred, no gain or loss was recorded on the sale of these receivables during the year.

Note 15.     Provisions

	2002	2003

	(A$ million)
Current
Employee benefits	13.7	54.1
Business closure and rationalization	7.7	75.7
Workers’ compensation (refer note 1(s))	—	11.4
Legal claims	1.1	26.9
CP Shares dividend	4.4	—
Other	11.6	27.4

Total current provisions	38.5	195.5

Non current
Employee benefits	23.0	55.3
Workers’ compensation (refer note 1(s))	—	34.4
Other	0.1	10.7

Total non current provisions	23.1	100.4

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      (a) Reconciliations of the carrying amount of each class of provision, except for employee benefits, are set out below:

2003

(A$ million)
Business closure and rationalization — current

Carrying amount at beginning of year	7.7
Foreign currency fluctuations	(0.9)
Movement due to business acquisitions	70.3
Provisions made during the year	52.0
Payments made during the year	(53.4)

Carrying amount at end of year	75.7

Workers’ compensation — current

Carrying amount at beginning of year	—
Movement due to business acquisitions	13.4
Provisions made during the year	5.2
Payments made during the year	(7.2)

Carrying amount at end of year	11.4

Legal claims — current

Carrying amount at beginning of year	1.1
Movement due to business acquisitions	26.9
Provisions made during the year	(0.8)
Payments made during the year	(0.3)

Carrying amount at end of year	26.9

CP Shares dividend — current

Carrying amount at beginning of year	4.4
Dividend paid during the year	(4.4)

Carrying amount at end of year	—

Other — current

Carrying amount at beginning of year	11.6
Foreign currency fluctuations	(1.2)
Movement due to business acquisitions	84.1
Movement due to business disposals	(9.8)
Provisions made during the year	20.9
Payments made during the year	(78.2)

Carrying amount at end of year	27.4

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2003

(A$ million)
Workers’ compensation — non current

Carrying amount at beginning of year	—
Movement due to business acquisitions	31.9
Provisions made during the year	2.5

Carrying amount at end of year	34.4

Other — non current

Carrying amount at beginning of year	0.1
Movement due to business acquisitions	10.6

Carrying amount at end of year	10.7

Note 16.     Contributed Equity

	2002	2003

	(A$ million)
Issued and paid up share capital
802,685,992 (2002) and 1,780,681,266 (2003) ordinary shares, fully paid	634.4	830.0
797,395,767 (2002) and 797,371,199 (2003) converting preference shares, fully paid	233.9	233.9

Total contributed equity	868.3	1,063.9

      Movements since June 30, 2001 in Burns, Philp & Company Limited ordinary shares, converting preference shares (CP Shares), share options (2003 Options) and the Debt Bonds issued by Burns Philp Treasury (Europe) BV have been as follows:

Ordinary Shares

	Number of Shares	A$ million

Ordinary shares at June 30, 2001	699,922,121	613.7
Exercise of 2003 Options	101,136,905	20.2
Conversion of CP Shares	1,626,966	0.5

Ordinary shares at June 30, 2002	802,685,992	634.4
Exercise of 2003 options	977,970,706	195.6
Conversion of CP Shares	24,568	—

Ordinary shares at June 30, 2003	1,780,681,266	830.0
Exercise of 2003 Options since year end	251,082,230	50.2
Conversion of CP Shares since year end	67,839	—

Ordinary Shares at September 4, 2003	2,031,831,335	880.2

      Holders of ordinary shares are entitled to receive dividends as declared from time to time and, at members’ meetings, are entitled to one vote on a show of hands and one vote per share on a poll.

      In the event of winding up of the Company, ordinary shareholders rank after secured and unsecured creditors and holders of the CP Shares (but only as to payment of any declared and unpaid dividend and the repayment of capital) and are fully entitled to the balance of any proceeds on liquidation.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Converting Preference Shares (CP Shares)

	Number of Shares	A$ million

CP Shares as of June 30, 2001	—	—
CP Shares issued	799,022,733	239.7
CP Share issue costs	—	(5.3)
CP Shares converted into ordinary shares	(1,626,966)	(0.5)

CP Shares as of June 30, 2002	797,395,767	233.9
CP Shares converted into ordinary shares	(24,568)	—

CP Shares as of June 30, 2003	797,371,199	233.9
CP Shares converted into ordinary shares since year end	(67,839)	—

CP Shares as of September 4, 2003	797,303,360	233.9

      Holders of CP Shares are entitled to receive, where there are profits available for the payment of dividends, a cumulative preferential dividend of 7.5% per annum based on the issue price of A$0.30, payable quarterly with no guarantee of franking. Each CP Share will convert (subject to takeover laws) into one ordinary share at any time during its five year term at the option of the holder, or otherwise on the fifth anniversary of its issue date of August 13, 2001 (or, in certain limited circumstances, later). No further payment will be required by the holder on conversion of the CP Shares. The conversion ratio will be adjusted in certain circumstances, including on the final conversion date if any cumulative dividend remains undeclared.

      Holders of CP Shares have the right to attend but no right to vote at members’ meetings. In the event of winding up of the Company, CP shareholders rank after creditors but in priority to any other class of shares as to payment of any declared and unpaid dividend and the repayment of capital.

Guaranteed Subordinated Convertible Debt Bonds (Debt Bonds)

	Number of Bonds	A$ million

Issued Debt Bonds as of June 30, 2001	20,000	197.4
Debt Bonds bought back and cancelled	(335)	(3.1)
Foreign currency fluctuation	—	(19.5)

Issued Debt Bonds as of June 30, 2002	19,665	174.8
Foreign currency fluctuation	—	6.3
Debt Bonds redeemed and cancelled	(19,665)	(181.1)

Issued Debt Bonds as of June 30, 2003	—	—

      The Debt Bonds due 2004 were issued by Burns Philp Treasury (Europe) BV (BPTE), together with non detachable subordinated conversion bonds (Conversion Bonds) issued by Burns, Philp & Company Limited, on March 24, 1994.

      On September 9, 2002, BPTE, after having given notice to the Trustee and holders of the Debt Bonds on August 1, 2002, redeemed all the outstanding Debt Bonds. Upon redemption of the Debt Bonds, the Debt Bonds and the attached Conversion Bonds were cancelled.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Share Options (2003 Options)

Number of Options

Total number of 2003 Options Issued	1,500,000,000
2003 Options exercised as of June 30, 2002	(270,458,276)
2003 Options exercised during the current year	(977,970,706)

2003 Options as of June 30, 2003	251,571,018
2003 Options exercised since year end	(251,082,230)
2003 Options lapsed (as not exercised) since year end	(488,788)

2003 Options as of September 4, 2003	—

      The terms of the 2003 Options were set out in a Notes Trust Deed dated August 11, 1998.

      The main terms of the 2003 Options were as follows:

1.	Issuer:	Burns, Philp & Company Limited.
2.	Exercise Price:	A$0.20.
3.	Exercise Dates:	The holder could elect to exercise the 2003 Options in whole or in part (in multiples of 100 unless exercising all options held) at any time up until 5:00 pm on August 14, 2003. Any 2003 Options not exercised automatically lapsed.
4.	Tradeability:	The 2003 Options were quoted on the ASX under code BPCO. ASX quotation of the 2003 Options ceased on August 7, 2003.
5.	Ranking of shares issued on exercise of Options:	Ordinary shares issued on exercise of 2003 Options rank in all respects pari passu with the Company’s issued ordinary shares.
6.	Rights of Option holders to participate in any share issue or interest issue of the Company:	A holder of 2003 Options was entitled to participate in new issues of securities (other than issues of Bonus Shares as defined in the Notes Trust Deed) of Burns, Philp & Company Limited to holders of ordinary shares without exercising the 2003 Options.

New Zealand Subordinated Capital Notes

      A controlled entity issued NZ$212.5 million of New Zealand Subordinated Capital Notes (Capital Notes) during the current year which may, upon maturity and at the sole discretion of the issuer, be redeemed by Burns, Philp & Company Limited issuing ordinary shares for the face value of the Capital Notes (refer note 14 for further details).

Employee Share Plans

      Employee share plans — still operate for employees in Australia, New Zealand, Indonesia and Malaysia. The structures of the plans vary depending on local legislative and taxation requirements, but in most locations interest free loans have been provided to enable employees to purchase up to 500 ordinary shares each. The last loans were provided in 1997 and there is no present intention to provide further loans.

      Executive share plan — ordinary shares are held under this plan by executives. Interest free loans were provided to enable executives to purchase ordinary shares at market value. Entitlement was based on seniority. No ordinary shares were allotted to employees under this plan during the year. The plan was replaced by the incentive plan in 1992.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      During the current year the shares of those members of the Employee and Executive share plans who were no longer employees were sold, with the proceeds of sale being applied to repay outstanding loans and any residual loan balances being forgiven.

      The number of participants, ordinary shares and the value of outstanding loans under the Employee and Executive share plans as of June 30, 2003 were:

		Ordinary	Loans
	Members	Shares	A$ (Thousands)

Employee share plans	41	24,405	58.4
Executive share plan	2	28,900	51.3

	43	53,305	109.7

Goodman Fielder Employee Share Plans

      All of the shares issued under the Goodman Fielder Employee Share Plans (including the Long Term Incentive Plans) were acquired pursuant to the Burns Philp offer or compulsory acquisition.

Employee Share Option Plans

      Incentive plan — under an incentive plan available to executives worldwide prior to 1998, participants could purchase a specified number of options based on seniority. The exercise price of the options was based on the market price of the Company’s ordinary shares at the time of issue of the options. During the current year no options were issued, no options were exercised and 69,950 options were forfeited on expiry on October 1, 2002. No options were on issue as of June 30, 2003 and there is no present intention to offer further options.

Goodman Fielder Employee Share Option Plans

      All of the options issued under the Goodman Fielder Employee Share Option Plans were acquired pursuant to the Burns Philp offer or compulsory acquisition.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 17.     Reserves

	2002	2003

	(A$ million)
Capital reserves
Asset revaluation reserve	106.4	106.4
Other capital reserves	8.8	8.8

	115.2	115.2

Revenue reserve
General reserve	l8.1	18.1
Foreign currency translation reserve(a)	(292.5)	(367.7)

Total reserves	(159.2)	(234.4)

	2001	2002	2003

	(A$ million)
(a) Movements in foreign currency translation reserve were:
Balance at beginning of year	(136.5)	(115.5)	(292.5)
Net foreign exchange translation gain/(loss) transferred directly to reserve:
Controlled entities
Net translation gain/(loss)	16.3	(200.3)	(54.7)
Related deferred income tax benefit/(expense)	—	26.9	(13.0)
Associates
Net translation gain/(loss)	4.7	(3.6)	(7.5)

Balance at end of year	(115.5)	(292.5)	(367.7)

(b) Nature and purpose of reserves

Asset revaluation reserve

      The asset revaluation reserve comprises the net revaluation increments and decrements arising in prior years from the revaluation of properties, identifiable intangibles and other financial assets. As a result of adopting the deemed cost election for these classes of assets on the application of AASB 1041 from July 1, 2000, the reserve balance is not available for future property, identifiable intangible or other financial asset write downs.

Foreign currency translation reserve

      The foreign currency translation reserve records the foreign currency differences arising from the translation of self-sustaining foreign operations and the translation of transactions that hedge the consolidated entity’s net investment in foreign operations or the translation of foreign currency monetary items forming part of the net investment in self-sustaining operations, net of related income tax expense/benefit.

Other capital reserves and general reserve

      The amounts standing to the credit of other capital reserves and the general reserve resulted from historical transactions. These balances are available for transfer into retained earnings.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 18.     Accumulated Losses

	Consolidated

	2001	2002	2003

	(A$ million)
Accumulated losses at beginning of year	(467.3)	(378.8)	(248.5)
Net profit attributable to Burns, Philp & Company Limited shareholders	88.5	146.2	170.0
Dividends paid or payable — CP Shares(a)	—	(15.9)	(17.9)
Net increase in accumulated losses on initial adoption of Revised AASB 1028 “Employee Benefits” (refer note 1(v))	—	—	(0.3)

Accumulated losses at end of year	(378.8)	(248.5)	(96.7)

(a) Details of dividends paid or payable on CP Shares are:
2002
Paid October 2, 2001 0.31438 cents per share (franked amount per share 0.31438 cents)	—	(2.5)	—
Paid December 31, 2001 0.55480 cents per share (franked amount per share 0.55480 cents)	—	(4.4)	—
Paid April 2, 2002 0.56710 cents per share (franked amount per share 0.07474 cents)	—	(4.6)	—
Provided June 30, 2002 and paid July 1, 2002 0.55480 cents per share (unfranked)	—	(4.4)	—
2003
Paid September 30, 2002 0.56100 cents per share (unfranked)	—	—	(4.5)
Paid December 31, 2002 0.56710 cents per share (unfranked)	—	—	(4.5)
Paid March 31, 2003 0.55480 cents per share (unfranked)	—	—	(4.4)
Paid June 30, 2003 0.56100 cents per share (unfranked)	—	—	(4.5)

	—	(15.9)	(17.9)

	2001	2002	2003

	(A$ million)
Note 19. Outside Equity Interests
Outside equity interests in controlled entities comprise:
Interest in retained profits at beginning of year	3.6	4.2	6.4
Interest in retained earnings of partly owned controlled entities of Goodman Fielder Limited at March 19, 2003	—	—	2.0
Interest in profit from ordinary activities after related income tax expense	2.0	3.3	4.3
Interest in dividends paid	(1.4)	(1.1)	(1.0)

Interest in retained profits at end of year	4.2	6.4	11.7
Interest in contributed equity	13.3	13.9	18.8
Interest in reserves	7.7	(1.4)	(5.0)

Total outside equity interests	25.2	18.9	25.5

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 20.     Total Equity

	2001	2002	2003

	(A$ million)
Total equity at beginning of year	129.6	277.9	479.5
Total changes in equity attributable to Burns, Philp & Company Limited shareholders recognized in the statements of financial performance	109.5	(30.8)	94.5
Transactions with Burns, Philp & Company Limited shareholders as owners:
Contributions of equity (refer note 16)	32.2	254.6	195.6
Dividends paid or payable — CP Shares	—	(15.9)	(17.9)
Total changes in outside equity interests	6.6	(6.3)	6.6

Total equity at end of year	277.9	479.5	758.3

Note 21. Commitments

Capital expenditure commitments
Capital expenditure contracted for at balance date but not provided for:
Payable within 1 year		12.3	16.1

Operating lease commitments(a)
Aggregate amount contracted for at balance date but not provided for:
Payable within 1 year		6.1	25.0
Payable between 1 and 2 years		5.2	18.1
Payable between 2 and 3 years		3.6	8.0
Payable between 3 and 4 years		2.5	7.1
Payable between 4 and 5 years		2.1	6.4
Payable after 5 years		14.6	7.0

Total operating lease commitments		34.1	71.6

(a)	The consolidated entity leases property and motor vehicles under non-cancellable operating leases expiring from 1 to 20 years. Property leases generally provide the consolidated entity with a right of renewal at which time all terms are renegotiated. Property lease payments may comprise a base amount plus an incremental contingent rental. Contingent rentals are based on either movements in consumer prices indices or operating criteria.

Note 22.     Contingent Liabilities

(a)	The consolidated entity is subject to litigation in the ordinary course of operations, for which a provision of A$26.9 million has been recognized in the consolidated financial statements as of June 30, 2003 (refer note 15). The consolidated entity does not believe that it is engaged in any other legal proceedings for which provisions have not been made which would be likely to have a material affect on its business, financial position or results of operations.

(b)	As part of the security arrangements entered into with the consolidated entity’s financiers (refer note 14(d) for further details), Burns, Philp & Company Limited has entered into a Deed of Guarantee and Indemnity whereby it (and certain controlled entities) have guaranteed payment of amounts owing under certain financing documents. The total amount owing by its controlled entities was A$1,655.5 million as of June 30, 2002 and A$2,992.6 million as of June 30, 2003.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(c)	On January 8, 2003, Goodman Fielder advised in an ASX announcement of recent correspondence from the Australian Taxation Office (ATO). On December 24, 2002, the ATO advised Goodman Fielder that it had determined that Part IVA of the Australian Income Tax Assessment Act 1936 applied to arrangements concerning a financial facility entered into in 1990. On March 26, 2003, Goodman Fielder announced to the ASX that the ATO had issued amended assessments in respect of the matter, which imposed additional income tax, penalties and interest of approximately A$126.5 million. A tentative arrangement has been made with the ATO to settle the matter for A$53.0 million in tax and penalties subject to final agreement between the parties. A$20.0 million was paid on June 4, 2003 and A$33.0 million has been provided as of June 30, 2003.

(d)	The Company and certain of its wholly owned controlled entities identified in note 29 have entered into a Deed of Cross Guarantee. The effect of the Deed is that the Company guarantees to each creditor payment in full of any debt in the event of winding up of any of the controlled entities under certain provisions of the Corporations Act 2001. If a winding up occurs under other provisions of the Law, the Company will only be liable in the event that after six months any creditor has not been paid in full. The controlled entities have also given similar guarantees in the event that the Company is wound up.

Consolidated statements of financial performance for the years ended June 30, 2001, 2002 and 2003 and consolidated statements of financial position as of June 30, 2002 and 2003, comprising the Company and controlled entities which are parties to the Deed, after eliminating all transactions between parties to the Deed of Cross Guarantee, are set out below.

	2001	2002	2003

	(A$ million)
Statements of Financial Performance
Profit from ordinary activities before income tax benefit/(expense)	92.5	24.2	101.3
Income tax benefit/(expense) relating to profit from ordinary activities	(2.6)	2.3	3.1

Profit from ordinary activities after related income tax benefit/(expense)	89.9	26.5	104.4

Statements of Financial Position
Cash assets		23.5	32.4
Receivables		142.3	456.6
Inventories		3.5	2.3
Other assets		3.0	29.9

Total current assets		172.3	521.2

Investments		712.6	2,877.5
Property, plant and equipment		19.0	17.6
Intangible assets		9.4	9.2
Other assets		20.6	71.2

Total non current assets		761.6	2,975.5

Total assets		933.9	3,496.7

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2002	2003

	(A$ million)
Payables	314.6	443.1
Interest bearing liabilities	—	90.0
Provisions	11.4	3.2

Total current liabilities	326.0	536.3

Interest bearing liabilities	—	2,173.7
Provisions	0.9	1.0

Total non current liabilities	0.9	2,174.7

Total liabilities	326.9	2,711.0

Net assets	607.0	785.7

Contributed equity	868.3	1,063.9
Reserves and accumulated losses	(261.3)	(278.2)

Total equity	607.0	785.7

Note 23.	Segment Information

Business and Geographic Segments

      The Group’s business segments are identified based on the nature of the products provided and services rendered. The Group also operates in four main geographic regions. The Directors selected these segments for internal reporting purposes and have organized the enterprise around these products and services and geographic areas.

Changes in Business Segments

      Following the acquisition of Goodman Fielder in March 2003, the group now operates in four business segments with additional activity segmented in Other and Corporate. During the current year, the Terminals and Vinegar businesses, previously separately reported as business segments, were sold. Business segment information in respect of these two businesses has now been included in Other in respect of each of the years ended June 30, 2001, 2002 and 2003.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Business segment	Geographic segment	Products and services

Yeast/ Bakery	North America Latin America Europe Asia Pacific	Bakers’ yeast and bakers’ ingredients — industrial and consumer yeast, yeast extracts and bakery ingredients
Herbs and Spices	North America Asia Pacific	Sourcing, grinding, blending, packaging and distribution of herbs and spices
Goodman Fielder Australia	Asia Pacific	Packaged bread and other baked goods, breakfast cereals, nutritious snacks, cake mixes, branded flour, margarine, mayonnaise, dressings and spreads
Goodman Fielder New Zealand	Asia Pacific	Salty and nutritious snacks, spreads and oils, loaf bread, baked goods, frozen meals and flour
Other	Asia Pacific	Mainly flour, processed chicken, margarine, ice cream and snack foods*
	Asia Pacific	Bulk liquid storage**
	North America	Industrial vinegar**
Corporate/T&D	North America Europe Asia Pacific	Administration and technology and development

*	Mainly represented by Goodman Fielder’s businesses in the South Pacific and Asia.

**	The Australasian Terminals (bulk liquid storage) and the North American Industrial Vinegar businesses were sold during the current year. Refer notes 3(b) and 24 for further details.

Major Customers

      No single customer represented 10% or more of the Group’s consolidated revenue in any of the years ended June 30, 2001, 2002 and 2003.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Yeast/Bakery						Goodman Fielder

	North	Latin		Asia		Herbs &		New		Corporate/	Consolidated
	America*	America	Europe	Pacific	Total	Spices*	Australia	Zealand	Other*	T&D	Total

	(A$ million)
2001
Revenue
External segment revenue from sale of goods and rendering of services**	340.7	223.8	144.7	135.8	845.0	387.4	—	—	124.3	—	1,356.7
Proceeds from sales of businesses and property											15.3
Interest revenue											13.0
Other unallocated revenue											3.6

Total revenue from ordinary activities											1,388.6

Result
Segment result	69.1	19.5	26.9	18.7	134.2	33.3	—	—	21.0	(15.5)	173.0
Share of net profits of associates	—	2.0	5.7	4.7	12.4	—	—	—	—	—	12.4

EBIT	69.1	21.5	32.6	23.4	146.6	33.3	—	—	21.0	(15.5)	185.4

Net interest expense											(82.8)

Profit from ordinary activities before income tax											102.6
Income tax (expense)											(12.1)

Profit from ordinary activities after income tax											90.5
Outside equity interests											(2.0)

Net profit											88.5

Included in the segment result above were:
Depreciation and amortization (excluding prepaid slotting allowances)	(24.0)	(15.4)	(10.3)	(8.4)	(58.1)	(8.0)	—	—	(10.0)	(0.4)	(76.5)
Amortization of prepaid slotting allowances	—	—	—	—	—	(24.2)	—	—	—	—	(24.2)
Net expense from movements in provisions	(3.3)	(1.3)	(0.6)	(2.4)	(7.6)	(8.1)	—	—	(4.2)	3.0	(16.9)
Acquisitions of non current assets during year	29.5	20.2	14.4	14.1	78.2	3.5	—	—	7.1	—	88.8

*	Refer to note 1(j) for details regarding a reclassification of revenues.

**	There were no significant inter-segment sales.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Yeast/Bakery						Goodman Fielder

	North	Latin		Asia		Herbs &		New		Corporate/	Consolidated
	America*	America	Europe	Pacific	Total	Spices*	Australia	Zealand	Other*	T&D	Total

	(A$ million)
2002
Revenue
External segment revenue from sale of goods and rendering of services**	349.7	167.4	163.5	142.3	822.9	381.9	—	—	117.9	—	1,322.7
Proceeds from sales of businesses and property											2.3
Interest revenue											7.0
Other unallocated revenue											4.1

Total revenue from ordinary activities											1,336.1

Result
Segment result	58.4	25.1	29.4	20.2	133.1	44.6	—	—	18.9	(19.9)	176.7
Share of net profits of associates	—	2.0	4.4	3.7	10.1	—	—	—	—	—	10.1

EBIT	58.4	27.1	33.8	23.9	143.2	44.6	—	—	18.9	(19.9)	186.8

Net interest expense											(65.9)

Profit from ordinary activities before income tax											120.9
Income tax benefit											28.6

Profit from ordinary activities after income tax											149.5
Outside equity interests											(3.3)

Net profit											146.2

Included in the segment result above were:
Depreciation and amortization (excluding prepaid slotting allowances)	(22.1)	(12.1)	(11.4)	(8.4)	(54.0)	(7.5)	—	—	(10.4)	(0.6)	(72.5)
Amortization of prepaid slotting allowances	—	—	—	—	—	(32.5)	—	—	—	—	(32.5)
Net expense from movements in provisions***	(3.0)	(3.6)	(2.2)	(2.7)	(11.5)	(4.5)	—	—	(4.7)	(3.9)	(24.6)
Individually significant items
— Provision for Oakland closure costs	(25.1)	—	—	—	(25.1)	—	—	—	—	—	(25.1)
— Provision for amounts due from Kmart USA	—	—	—	—	—	(10.1)	—	—	—	—	(10.1)
Assets
Segment assets	389.8	135.3	222.4	206.9	954.4	229.3	—	—	141.0	71.5	1,396.2
Equity accounted investments	—	10.9	25.3	22.4	58.6	—	—	—	—	—	58.6
Unallocated assets											909.7

Consolidated total assets	389.8	146.2	247.7	229.3	1,013.0	229.3	—	—	141.0	71.5	2,364.5

Liabilities
Segment liabilities	50.5	16.8	44.7	25.5	137.5	32.9	—	—	15.6	18.1	204.1
Unallocated liabilities											1,680.9

Consolidated total liabilities	50.5	16.8	44.7	25.5	137.5	32.9	—	—	15.6	18.1	1,885.0

Acquisitions of non current assets during the year	8.4	24.7	11.1	18.0	62.2	11.1	—	—	11.9	0.1	85.3

*	Refer to note 1(j) for details regarding a reclassification of revenues.

**	There were no significant inter-segment sales.

***	Excluding individually significant items.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Primary Reporting by Business Segment

	Yeast/Bakery						Goodman Fielder

	North	Latin		Asia		Herbs &		New		Corporate/	Consolidated
	America	America	Europe	Pacific	Total	Spices	Australia	Zealand	Other	T&D	Total

	(A$ million)
2003
Revenue
External segment revenue from sale of goods and rendering of services*	305.0	191.4	163.7	143.7	803.8	348.4	464.9	161.8	108.3	—	1,887.2
Proceeds from sales of businesses and property											193.1
Interest revenue											18.0
Unrealized foreign currency gain											139.1
Other unallocated revenue											4.0

Total revenue from ordinary activities											2,241.4

Result
Segment result	72.8	7.8	25.1	33.0	138.7	58.2	(19.6)	8.2	3.9	139.2	328.6
Share of net profits of associates	—	1.6	5.6	3.8	11.0	—	0.1	—	—	—	11.1

EBIT	72.8	9.4	30.7	36.8	149.7	58.2	(19.5)	8.2	3.9	139.2	339.7

Net interest expense											(156.8)

Profit from ordinary activities before income tax											182.9
Income tax (expense)											(8.6)

Profit from ordinary activities after income tax											174.3
Outside equity interests											(4.3)

Net profit											170.0

Included in the segment result above were:
Depreciation and amortization (excluding prepaid slotting allowances)	(17.1)	(13.0)	(13.1)	(9.0)	(52.2)	(6.6)	(30.1)	(10.9)	(6.9)	(1.6)	(108.3)
Amortization of prepaid slotting allowances	—	—	—	—	—	(23.4)	—	—	—	—	(23.4)
Net expense from movements in provisions**	(3.9)	(2.9)	(2.7)	—	(9.5)	(4.0)	(27.7)	—	(1.5)	(7.4)	(50.1)
Individually significant items
— Gain on sale of terminals business in Australasia	—	—	—	—	—	—	—	—	—	40.7	40.7
— Gain on sale of vinegar business in North America	—	—	—	—	—	—	—	—	—	10.9	10.9
— Gain on sale of South Yarra property	—	—	—	6.6	6.6	—	—	—	—	—	6.6
— Deferred borrowing costs written off	—	—	—	—	—	—	—	—	—	(32.6)	(32.6)
— Unrealized foreign currency gain	—	—	—	—	—	—	—	—	—	139.1	139.1
— Provisions for restructuring of new businesses	—	(3.3)	—	—	(3.3)	—	(36.6)	(8.3)	(3.8)	—	(52.0)
Assets
Segment assets	309.8	337.8	209.6	189.1	1,046.3	177.0	1,907.0	846.9	318.2	155.0	4,450.4
Equity accounted investments	—	9.6	20.1	19.4	49.1	—	4.5	—	—	—	53.6
Unallocated assets											100.1

Consolidated total assets	309.8	347.4	229.7	208.5	1.095.4	177.0	1,911.5	846.9	318.2	155.0	4,604.1

Liabilities
Segment liabilities	32.9	30.6	40.3	22.9	126.7	24.1	304.6	74.2	32.8	242.0	804.4
Unallocated liabilities											3,041.4

Consolidated total liabilities	32.9	30.6	40.3	22.9	126.7	24.1	304.6	74.2	32.8	242.0	3,845.8

Acquisitions of non current assets during the year	8.8	13.1	6.9	12.2	41.0	4.1	22.2	7.6	4.5	0.8	80.2

*	There were no significant inter-segment sales.

**	Excluding individually significant items.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Secondary Reporting by Geographical Segment

	North	Latin		Asia	Consolidated
	America*	America	Europe	Pacific	Total

	(A$ million)
2001
Revenue
External segment revenue from sale of goods and rendering of services**	817.0	223.8	144.7	171.2	1,356.7
Proceeds from sales of businesses and property					15.3
Interest revenue					13.0
Other unallocated revenue					3.6

Total revenue from ordinary activities					1,388.6

Result
Segment result	103.0	19.4	27.9	22.7	173.0
Share of net profits of associates	—	2.1	5.7	4.6	12.4

EBIT	103.0	21.5	33.6	27.3	185.4

Acquisitions of non current assets during the year	36.5	20.2	14.4	17.7	88.8

2002
Revenue
External segment revenue from sale of goods and rendering of services**	816.2	167.4	163.5	175.6	1,322.7
Proceeds from sales of businesses and property					2.3
Interest revenue					7.0
Other unallocated revenue					4.1

Total revenue from ordinary activities					1,336.1

Result
Segment result	108.6	25.1	29.9	13.1	176.7
Share of net profits of associates	—	2.0	4.4	3.7	10.1

EBIT	108.6	27.1	34.3	16.8	186.8

Assets
Segment assets	722.6	135.3	229.9	308.4	1,396.2
Equity accounted investments	—	10.9	25.3	22.4	58.6
Unallocated assets					909.7

Consolidated total assets	722.6	146.2	255.2	330.8	2,364.5

Acquisitions of non current assets during the year	25.8	24.7	11.1	23.7	85.3

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	North	Latin		Asia	Consolidated
	America*	America	Europe	Pacific	Total

	(A$ million)
2003
Revenue
External segment revenue from sale of goods and rendering of services**	678.9	191.4	163.7	853.2	1,887.2
Proceeds from sales of businesses and property					193.1
Interest revenue					18.0
Unrealized foreign currency gain					139.1
Other unallocated revenue					4.0

Total revenue from ordinary activities					2,241.4

Result
Segment result	141.2	7.8	24.3	155.3	328.6
Share of net profits of associates	—	1.6	5.6	3.9	11.1

EBIT	141.2	9.4	29.9	159.2	339.7

Assets
Segment assets	517.1	337.8	215.3	3,380.2	4,450.4
Equity accounted investments	—	9.6	20.1	23.9	53.6
Unallocated assets					100.1

Consolidated total assets	517.1	347.4	235.4	3,404.1	4,604.1

Acquisitions of non current assets during the year	13.3	13.1	6.9	46.9	80.2

*	Refer to note 1(j) for details regarding a reclassification of revenues in 2001 and 2002.

**	There were no significant inter-segment sales.

Additional geographical segment information by country

	United		New	Other	Consolidated
	States*	Australia	Zealand	Countries	Total

	(A$ million)
2001
Revenue
External segment revenue from sale of goods and rendering of services**	746.6	51.6	16.2	542.3	1,356.7
Proceeds from sales of businesses and property					15.3
Interest revenue					13.0
Other unallocated revenue					3.6

Total revenue from ordinary activities					1,388.6

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	United		New	Other	Consolidated
	States*	Australia	Zealand	Countries	Total

	(A$ million)
2002
Revenue
External segment revenue from sale of goods and rendering of services**	758.6	50.3	17.0	496.8	1,322.7
Proceeds from sales of businesses and property					2.3
Interest revenue					7.0
Other unallocated revenue					4.1

Total revenue from ordinary activities					1,336.1

Long-lived assets
Property, plant and equipment	201.8	57.2	12.1	306.1	577.2
Intangibles (net)	180.7	9.4	3.0	126.3	319.4

Total long-lived assets	382.5	66.6	15.1	432.4	896.6

2003
Revenue
External segment revenue from sale of goods and rendering of services**	629.5	507.9	181.9	567.9	1,887.2
Proceeds from sales of businesses and property					193.1
Interest revenue					18.0
Unrealized foreign currency gain					139.1
Other unallocated revenue					4.0

Total revenue from ordinary activities					2,241.4

Long-lived assets
Property, plant and equipment	119.6	445.6	187.4	362.3	1,114.9
Intangibles (net)	139.0	1,401.2	444.5	280.6	2,265.3

Total long-lived assets	258.6	1,846.8	631.9	642.9	3,380.2

*	Refer to note 1(j) for details regarding a reclassification of revenues in 2001 and 2002.

**	There were no significant inter-segment sales.

Note 24.	Discontinued Operations

Terminals and Vinegar Business Segments

      On April 18, 2002, the Board announced its plan to sell the Australasian Terminals business and the North American Industrial Vinegar business. The sales of these businesses were completed in the current year.

      Gains on the sales of A$40.7 million (Australasian Terminals business) and A$10.9 million (North American Industrial Vinegar business) have been brought to account in the current year’s consolidated profit (refer note 3(b) for further details).

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      These businesses have been included in Other businesses in the reporting by business segment in note 23 up until the date of sale. Additional financial information in respect of these businesses is set out below:

	Terminals			Vinegar

	2001	2002	2003	2001	2002	2003

	(A$ million)
Financial performance information for the year ended June 30
Revenue from ordinary activities	31.3	31.0	7.0	89.6	84.8	25.5
Expenses from ordinary activities	(20.1)	(23.1)	(5.4)	(80.1)	(73.9)	(21.8)

Segment result (EBIT)	11.2	7.9	1.6	9.5	10.9	3.7
Net interest revenue	—	0.1	—	0.1	0.1	0.1

Profit from ordinary activities before income tax	11.2	8.0	1.6	9.6	11.0	3.8
Income tax expense	(0.6)	(0.6)	(0.1)	—	—	—

Net profit	10.6	7.4	1.5	9.6	11.0	3.8

Financial position information as of June 30
Total assets		54.3	—		83.9	—
Total liabilities		9.4	—		7.3	—

Net assets		44.9	—		76.6	—

Cash flow information for the year ended June 30
Net cash provided by operating activities	17.6	11.8	0.8	13.2	14.6	6.3
Net cash (used in) investing activities	(3.3)	(5.4)	(2.2)	(3.5)	(6.3)	(0.4)

Net (decrease)/increase in cash held	14.3	6.4	(1.4)	9.7	8.3	5.9

Note 25. Earnings Per Share

Classification of Securities as Ordinary Shares

      The following securities have been classified as ordinary shares and included in basic and diluted earnings per share:

(a) ordinary shares

Classification of Securities as Potential Ordinary Shares

      The following securities have been classified as potential ordinary shares and included in diluted earnings per share only:

(a) 2003 Options outstanding (refer note 16 for further details)

(b) CP Shares (refer note 16 for further details)

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Earnings Reconciliation

	2001	2002	2003

	(A$ million)
Net profit	90.5	149.5	174.3
Net profit attributable to outside equity interests	(2.0)	(3.3)	(4.3)

	88.5	146.2	170.0
Less: CP Shares dividends	—	(15.9)	(17.9)

Basic earnings	88.5	130.3	152.1
Add: CP Shares dividends	—	15.9	17.9

Diluted earnings	88.5	146.2	170.0

Basic earnings comprise:
Continuing operations	68.3	111.9	95.2
Discontinued operations(a)	20.2	18.4	56.9

	88.5	130.3	152.1

Diluted earnings comprise:
Continuing operations	68.3	127.8	113.1
Discontinued operations(a)	20.2	18.4	56.9

	88.5	146.2	170.0

Weighted Average Number of Shares Used as the Denominator

	2001	2002	2003

	(million shares)
Number for basic earnings per share(b)	648.6	751.2	1,056.5
Adjust for:
Effect of 2003 Options(c)	826.0	850.7	637.2
Effect of CP Shares	—	701.4	797.4

Number for diluted earnings per share	1,474.6	2,303.3	2,491.1

(a)	Earnings for the current year include an A$10.9 million gain on sale of the North American Industrial Vinegar business and an A$40.7 million gain on sale of the Australasian Terminals business (refer note 3(b) for further details).

(b)	From July 1, 2003 to September 4, 2003, 251,082,230 2003 Options and 67,839 CP Shares were converted to ordinary shares. These shares have not been included in the calculation of basic EPS as for the year ended June 30, 2003.

(c)	During the years ended June 30, 2001, 2002 and 2003, 161.1 million, 101.1 million and 978.0 million of 2003 Options, respectively, were converted to ordinary shares. The diluted EPS calculation includes that portion of these options assumed to be issued for nil consideration, weighted with reference to the date of conversion. The weighted average number included was 35.6 million in 2001, 33.9 million in 2002 and 472.9 million in 2003.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 26.     Related Parties

	2002	2003

	(A$ million)
Amounts receivable from related parties
Current:
Associates	1.8	5.9
Amounts payable to related parties
Current:
Associates	0.3	0.3

Directors and Director Related Entities

      The names of persons who held the office of Director of Burns, Philp & Company Limited during the year are: A G McGregor, M D I Burrows, T J Degnan, G R Hart, B M Murray and F W Smith.

      Information on the remuneration of Directors is disclosed in note 28.

Directors’ Loans

      At June 30, 2002 and 2003, loans to directors of certain controlled entities amounted to A$3,771 and A$1,650, respectively. Loan repayments of A$2,563 and A$2,121 were received from directors during the years ended June 30, 2002 and 2003, respectively. Interest payments of A$382 and A$318 were also received in relation to directors’ loans during the years ended June 30, 2002 and 2003, respectively.

Directors’ and Director Related Entities’ Holdings of Shares and Share Options

      Details of Directors’ and director related entities’ ordinary share, converting preference share and option holdings in Burns, Philp & Company Limited at the reporting date and details of movements in these holdings during the period are set forth below. In respect of these holdings, dividends are payable to Directors and director related entities on the same terms and conditions as other shareholders.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Directors’ and Director Related Entities’ Holdings of Shares and Share Options

Number of Ordinary Shares, CP Shares and 2003 Options	2002	2003

Ordinary Shares
Balance at beginning of year	107,480,720	107,480,720
Ordinary shares acquired during the year	—	951,657,189

Balance at end of year	107,480,720	1,059,137,909

Ordinary shares acquired since year end		36,652,583

Balance at September 4, 2003		1,095,790,492

CP Shares
Balance at beginning of year	—	538,376,663
CP Shares acquired during the year	538,376,663	281,350

Balance at end of year	538,376,663	538,658,013

CP Shares acquired since year end		25,000

Balance at September 4, 2003		538,683,013

2003 Options
Balance at beginning of year	987,033,586	987,033,586
2003 Options acquired during the year	—	1,253,686
2003 Options exercised during the year	—	(951,634,689)

Balance at end of year	987,033,586	36,652,583

2003 Options exercised since year end		(36,652,583)

Balance at September 4, 2003		—

Other Director and Director Related Entities’ Transactions

      G R Hart is managing director and substantial shareholder of Rank Group Limited (Rank) and B M Murray is chief financial officer of Rank. The Company paid to Rank A$1,542,000, A$1,349,000 and A$1,816,000 for the years ended June 30, 2001, 2002 and 2003, respectively, in reimbursement of salaries and expenses of employees of Rank who performed services for the Company during those years.

      Mr. Hart is also a director of, and through Rank owns 100% of New Zealand Dairy Foods Holdings Limited and New Zealand Dairy Foods Limited, a consumer foods group supplying a range of dairy products. A subsidiary of the Company, Goodman Fielder New Zealand Limited, packages products for New Zealand Dairy Foods Limited. This arrangement was entered into in August 2003. The value of the work performed and invoiced is approximately NZ$6.0 million per year.

      Each of the Directors of Burns, Philp & Company Limited, other than B M Murray, holds ordinary shares and CP Shares at the date of this report as detailed in the table above. Each of the Directors, other than B M Murray, will participate in benefits which they are entitled to receive as a result of holding the ordinary shares and CP Shares in accordance with their relevant terms of issue.

      From time to time Directors of the Company, directors of its controlled entities, or director related entities, may purchase goods from the consolidated entity. These purchases are on the same terms and conditions as the consolidated entity’s employees or customers and are trivial in nature.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Controlled Entities

      Information relating to controlled entities is set out in note 29.

      Loans are provided to controlled entities at annual interest rates varying from 0% to commercial rates.

      Details of dividends and interest transactions between Burns, Philp & Company Limited and its controlled entities are set out in note 2.

Associates

      Information relating to investments in and dividends received from associates is set out in note 9.

Superannuation Plans

      Information relating to superannuation and pension plans is set out in note 27.

Materiality

      In accordance with AASB 1017 Related Party Disclosures, all transactions with directors and director related entities have been disclosed. However, in respect of other related parties, only material transactions have been disclosed.

Note 27.     Superannuation Plans

      The consolidated entity sponsored 4 defined contribution and 5 defined benefit employee superannuation plans as of June 30, 2001 and 2002, and 4 defined contribution and 7 defined benefit employee superannuation plans as of June 30, 2003.

      Superannuation plans have not been extended to some overseas controlled entities where there are suitable national plans available. In Australia and New Zealand, Burns Philp’s employees, other than Goodman Fielder employees, are covered by defined contribution plans not sponsored by the consolidated entity.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Details of plans sponsored by the consolidated entity are set out below:

Date of Last
Country	Fund	Benefit Type	Actuarial Valuation

Australia	Goodman Fielder Superannuation Fund	Defined Benefit	June 30, 2000*
Canada	Burns Philp Food Limited Retirement Savings Plan for Salaried Employees	Accumulation	Not required
Canada	Burns Philp Food Limited Retirement Savings Plan for Hourly Employees	Accumulation	Not required
Germany	Fürsorgeverein der Deutsche Hefewerke GmbH e.V.	Defined Benefit (Pension)	June 30, 2003
New Zealand	Goodman Fielder (NZ) Retirement Plan	Defined Benefit	March 31, 2002*
USA	Burns Philp Inc. Retirement Plan for Bargaining Unit Employees	Defined Benefit (Pension)	June 30, 2003
USA	Burns Philp Inc. Retirement Plan for Non Bargaining Unit Employees	Defined Benefit (Pension)	June 30, 2003
USA	Burns Philp Inc. Savings Plan	Accumulation	Not required
USA	Tone Brothers, Inc. Savings Plan	Accumulation	Not required
USA	Tone Brothers, Inc. Plan	Defined Benefit (Lump Sum)	June 30, 2003
USA	Tone Brothers, Inc. Non Bargaining Retirement Plan	Defined Benefit (Lump Sum)	June 30, 2003

*	While the last full actuarial valuations were carried out on these dates, information disclosed in this note has been based on actuarial reviews carried out as of March 31, 2003 (Goodman Fielder (NZ) Retirement Plan) and June 30, 2003 (Goodman Fielder Superannuation Fund).

      Plan benefits consist of either cash accumulation plans with defined contribution levels or defined benefit plans with a retirement benefit based on years of service and final average salary.

      In the case of defined benefit plans, employer contributions are based on the advice of the plans’ actuaries. Employee contributions are based on various percentages of their gross salaries. After serving a qualifying period, all employees are entitled to benefits on retirement, disability or death.

      Employer contributions to defined benefit plans were A$5.8 million, A$6.7 million and A$11.6 million during the years ended June 30, 2001, 2002 and 2003, respectively.

      Employer contributions to defined contribution plans were A$2.8 million, A$2.4 million and A$1.9 million during the years ended June 30, 2001, 2002 and 2003, respectively.

      The accrued benefits, plan assets at net market value and vested benefits of the defined benefit plans based on the most recent financial statements of the plans are set out in the table below. Accrued benefits are benefits which the plans are presently obliged to pay at some future date, as a result of membership of the plans. Vested benefits are benefits which are not conditional upon the continued membership of the plans or any factor, other than resignation from the plans.

      The Directors, based on the advice of the trustees of the defined benefit plans, are not aware of any changes in circumstances since the date of the most recent financial statements of the plans which would have a material impact on the overall financial position of the plans.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Defined Benefit Plans

			Plan Assets at
			Net Market
	Accrued Benefits		Value		Excess (Deficit)		Vested Benefits

	2002	2003	2002	2003	2002	2003	2002	2003

	(A$ million)
Goodman Fielder Superannuation Fund(c)	—	258.9	—	258.9	—	—	—	258.9
Fürsorgeverein der Deutsche Hefewerke GmbH eV (a)(d)	19.2	20.6	2.5	1.8	(16.7)	(18.8)	17.6	18.6
Goodman Fielder (NZ) Retirement Plan(a)(c)	—	44.1	—	36.4	—	(7.7)	—	43.2
Burns Philp Inc. Retirement Plan for Bargaining Unit Employees(a)(d)	5.6	5.5	4.1	3.4	(1.5)	(2.1)	5.5	5.5
Burns Philp Inc. Retirement Plan for Non Bargaining Unit Employees(a)(d)	28.7	24.3	16.8	12.0	(11.9)	(12.3)	22.6	19.6
Tone Brothers, Inc. Plan(d)	7.4	8.1	9.8	9.0	2.4	0.9	7.0	7.7
Tone Brothers, Inc. Non Bargaining Retirement Plan(a)(d)	7.5	7.3	5.0	5.1	(2.5)	(2.2)	4.0	4.0
Burns Philp (UK) Pension Plan(b)(d)	—	—	0.2	0.2	0.2	0.2	—	—

(a)	Adequate provision has been made in the consolidated financial statements for the deficit.

(b)	All members are now covered by a private pension arrangement and the plan is in the process of being wound up.

(c)	Details as of March 31, 2003 for the Goodman Fielder (NZ) Retirement Plan and June 30, 2003 for the Goodman Fielder Superannuation Fund.

(d)	Details as of June 30 in each year.

Note 28.	Directors’ and Executives’ Remuneration

Directors’ Income

	Consolidated

A$ (Thousands)	2001	2002	2003**

Total income paid or payable, or otherwise made available to all Directors of the Company and to all Directors of the Company and directors of controlled entities from the Company or any related party*	16,650	17,549	33,170

*	The maximum amount of fees payable to non executive Directors of Burns, Philp & Company Limited, in aggregate, is A$450,000 (exclusive of retirement payments). This was approved at the 1993 Annual General Meeting. For the year to June 30, 2003, the basic fee paid to a non executive Director was A$60,000, except for the Deputy Chairman who was not paid a fee. The Chairman was paid three times the basic fee, i.e., A$180,000, plus a statutory superannuation contribution.

**	This amount includes payments to directors of the Goodman Fielder Group (including termination payments) for the period March 19, 2003 to June 30, 2003.

Executives’ Remuneration

      The remuneration of executives who work wholly or mainly outside Australia are not included in this disclosure. Executive officers are those officers involved in the strategic direction, general management or control of business at a Company or operating division level.

      The number of executive officers of the Company and of controlled entities, whose remuneration from the Company or related parties and from entities in the consolidated Group exceeded A$100,000, is set out below together with details of the bands in which their remuneration fell.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Consolidated

Number of Australian Executives	2001	2002	2003

A$ (Thousands)
100 - 110	—	—	3
110 - 120	—	1	1
140 - 150	1	—	—
150 - 160	—	1	—
160 - 170	1	—	—
170 - 180	—	—	1
180 - 190	—	—	2
190 - 200	—	1	—
200 - 210	—	—	2
210 - 220	1	—	—
220 - 230	1	1	—
230 - 240	1	—	—
240 - 250	1	—	2
250 - 260	—	1	1
260 - 270	—	—	2
280 - 290	—	1	—
310 - 320	2	—	—
320 - 330	—	—	1
340 - 350	—	1	—
370 - 380	—	1	—
390 - 400	—	—	1
400 - 410	—	—	1
410 - 420	1	—	—
470 - 480	—	1	1
480 - 490	—	—	1
510 - 520	—	—	1
530 - 540	—	—	1
790 - 800	1	—	—
960 - 970	—	—	1
990 - 1,000	—	—	1
1,090 - 1,100	—	—	1
1,380 - 1,390	—	—	1
1,520 - 1,530	—	—	1
2,730 - 2,740	—	—	1
2,800 - 2,810	—	—	1
3,010 - 3,020	1	—	—
3,880 - 3,890	—	1	—

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Consolidated

A$(Thousands)	2001	2002	2003*

Total income received, or due and receivable, from the Company, entities in the consolidated entity or related parties by executive officers of the Company and of controlled entities whose income is A$100,000 or more	6,103	6,310	17,298

*	This amount includes payments to Australian executives of the Goodman Fielder Group (including termination payments) for the period March 19, 2003 to June 30, 2003.

Note 29.     Controlled Entities

      Except where otherwise noted, the consolidated entity’s interest in ordinary shares of controlled entities is 100% and controlled entities carry on business in the country of incorporation.

Controlled Entities at June 30, 2002	Country of
and June 30, 2003	Incorporation

Compania Argentina de Levaduras SAIC(f)(h)	Argentina
Sudamericana de Levaduras SA de Inversiones(f)(g)	Argentina
Surgras SA(h)	Argentina
Bevsel Pty Ltd	Australia
BPT South Pacific Pty Ltd	Australia
Burns Philp Camellia Pty Ltd(a)(f)(g)	Australia
Burns Philp Capital Pty Ltd(a)(d)(r)	Australia
Burns Philp Custodians Pty Ltd(a)	Australia
Burns Philp Food Holdings Pty Ltd(a)(f)(g)	Australia
Burns Philp Food Overseas Holdings Ltd(a)(f)(g)	Australia
Burns Philp Food Properties Pty Ltd(a)(f)(g)	Australia
Burns Philp Food Services Pty Ltd(a)(f)(g)	Australia
Burns Philp Hardware Holdings Pty Ltd(b)	Australia
Burns Philp International Investments Pty Ltd	Australia
Burns Philp Investments Pty Ltd(b)	Australia
Burns Philp Microbiology Pty Ltd	Australia
Burns Philp Middle East Pty Ltd(a)(f)(g)	Australia
Burns Philp Overseas Holdings Ltd(a)(f)(g)	Australia
Burns Philp Pakistan Pty Ltd(a)(f)(g)	Australia
Burns Philp Shipping Holdings Pty Ltd	Australia
Burns Philp South America Pty Ltd(a)(f)(g)	Australia
Burns Philp Technology Pty Ltd(a)(f)(g)	Australia
Burns Philp Technology & Development Pty Ltd(a)(f)(g)	Australia
Burns Philp Treasury (Australia) Ltd(f)(g)	Australia
E L Bell Pty Ltd	Australia
Indonesian Yeast Company Pty Ltd(a)(f)(g)	Australia
Integrated Ingredients Indonesia Pty Ltd(a)	Australia
Integrated Ingredients Pty Ltd(b)	Australia
Mauri Fermentation Argentina Pty Ltd(a)(f)(g)	Australia
Mauri Fermentation Brazil Pty Ltd(a)(f)(g)	Australia
Mauri Fermentation Chile Pty Ltd(a)(f)(g)	Australia
Mauri Fermentation China Pty Ltd(a)(f)(g)	Australia
Mauri Fermentation India Pty Ltd(a)(f)(g)	Australia
Mauri Fermentation Indonesia Pty Ltd(a)(f)(g)	Australia
Mauri Fermentation Malaysia Pty Ltd(a)(f)(g)	Australia
Mauri Fermentation Philippines Pty Ltd(a)(f)(g)	Australia
Mauri Fermentation Vietnam Pty Ltd(a)(f)(g)	Australia
Mauri Grocery Pty Ltd	Australia
Mauri Integrated Ingredients Pty Ltd(b)	Australia
Mauri Yeast Australia Pty Ltd(a)(f)(g)	Australia
MBT Engineering Pty Ltd(b)	Australia
MBT Fabrication Services Pty Ltd(a)	Australia
Nanged Pty Ltd	Australia

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Controlled Entities at June 30, 2002	Country of
and June 30, 2003	Incorporation

Burns Philp A & B Ltd(i)	Bangladesh
Burns Philp Brasil Industria e Commercio de Alimentos Ltda (f)(bb)	Brazil
Burns Philp Food Ltd(f)(g)	Canada
Burns Philp Chile lnversiones Ltda	Chile
Harbin Mauri Yeast Company Ltd(j)	China
Hebei Mauri Food Company Ltd(k)	China
Panyu Mauri Food Company Ltd(p)	China
Yantai Mauri Yeast Company Ltd(l)	China
BEG France SARL(m)	France
BEG Backhefe Export GmbH(m)	Germany
Burns Philp Deutschland Export Nahrungsmittel-Vertriebsgesellschaft mbH(f)(g)	Germany
Burns Philp Deutschland GmbH(f)(g)	Germany
Burns Philp Deutschland Grundbesitz GmbH(f)(g)	Germany
Deutsche Hefewerke GmbH(f)(g)(cc)	Germany
Burns Philp India (Private) Ltd	India
Cochin Spices Private Ltd	India
Mauri Yeast India (Private) Ltd	India
Burns Philp Alimentos S de RL de CV	Mexico
Burns Philp Mexico, SA de CV	Mexico
Burns Philp Netherlands European Holdings BV(f)(g)	The Netherlands
Burns Philp Treasury (Europe) BV(f)(g)	The Netherlands
Burns Philp (New Zealand) Ltd(f)(g)	New Zealand
New Zealand Food Industries Ltd(f)(g)	New Zealand
Pinnacle NZ Ltd	New Zealand
Mauri Fermentos, SA(q)	Portugal
Burns Philp Food SA(f)(g)	Spain
Burns Philp Lanka (Private) Ltd	Sri Lanka
Mauri Maya Sanayi AS	Turkey
Burns Philp (U.K.) PLC(f)(g)	UK
Burns Philp Europe Ltd	UK
Burns Philp Pension Plan Ltd	UK
Burns Philp Food Inc(f)(g)	USA
Burns Philp Inc(f)(g)	USA
Tone Brothers, Inc(f)(g)	USA
Fitamar SA(s)	Uruguay
Flodden SA(f)(g)	Uruguay
Levadura Uruguaya SA(f)(g)(s)	Uruguay
Mauri-La Nga Fermentation Co Ltd(o)	Vietnam

Controlled Entities in voluntary
liquidation at June 30, 2003

Defiance International Pty Ltd	Australia
Hefe-Patent GmbH(n)	Germany
Corlette Pty Ltd	Australia

Controlled Entities at June 30, 2002
disposed of during the year

Burns Philp Hardware Overseas Holdings Pty Ltd(dd)	Australia
Burns Philp Nominees Pty Ltd(dd)	Australia
Burns Philp Retail (Fiji) Pty Ltd(dd)	Australia
Burns Philp Rights Sale Service Pty Ltd(dd)	Australia
Consolidated Stevedores Holdings Pty Ltd(dd)	Australia
Terminals Pty Ltd(ee)	Australia
Wyong Hardware & Building Supplies Pty Ltd(dd)	Australia
Wyong Timber Milling Co Pty Ltd(dd)	Australia
Burns Philp Shipping Agencies (Fiji) Ltd(dd)	Fiji
Deutsche Hefewerke GmbH & Co(ff)	Germany
Burns Philp Shipping (Far East) Ltd(dd)	Hong Kong
Burns Philp Investments (PNG) Ltd(dd)	PNG
BST (Auckland) Ltd(ee)	New Zealand
Bulk Storage Terminals Ltd(ee)	New Zealand
Burns Philp Investments PLC(dd)	UK
Burns Philp R&D Ltd(dd)	UK
Burns Philp Food North America Inc(gg)	USA

Controlled Entities acquired
during the year

Goodman Fielder acquisitions
BCW Hotplate Bakery Pty Ltd(f)(g)(t)	Australia
Cairns Bakeries Holding Co Pty Ltd(t)	Australia

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Controlled Entities acquired	Country of
during the year	Incorporation

Cobbity Farm Bakeries Pty Ltd(t)	Australia
Country Bake Bakeries Pty Ltd(f)(g)(t)	Australia
Country Bake Cairns Pty Ltd(t)	Australia
Country Bake Mid Coast Pty Ltd(t)	Australia
Country Bake Tasmania Pty Ltd(t)	Australia
Darwin Bakery Pty Ltd(t)	Australia
Defiance Corporate Pty Ltd(t)	Australia
Defiance Enterprises Pty Ltd(t)	Australia
Defiance International Trading Pty Ltd(t)	Australia
Defiance Mills Pty Ltd(t)	Australia
Ernest Adams Australia Pty Ltd(f)(g)(t)	Australia
ETA Foods Pty Ltd(e)(f)(g)(t)	Australia
FGD Share Plan Nominees Pty Ltd(t)	Australia
Fielder Gillespie Davis Finance Pty Ltd(f)(g)(t)	Australia
G F Australia Pty Ltd(e)(f)(g)(t)	Australia
G F D Australia Pty Ltd(f)(g)(t)	Australia
G F Defiance Pty Ltd(f)(g)(t)	Australia
GF Finance International Pty Ltd(f)(g)(t)	Australia
GF Finance Pty Ltd(e)(f)(g)(t)	Australia
GF Fresh Pty Ltd(f)(g)(t)	Australia
GF Group Services Pty Ltd(f)(g)(t)	Australia
GF Trade Finance Pty Ltd(f)(g)(t)	Australia
G Wood Son and Company Pty Ltd(f)(g)(t)	Australia
Gillespie Bros Holdings Pty Ltd(e)(f)(g)(t)	Australia
Goodman Fielder Consumer Foods Pty Ltd(e)(f)(g)(t)	Australia
Goodman Fielder Field Operations Pty Ltd(e)(f)(g)(t)	Australia
Goodman Fielder Food Services Pty Ltd(e)(f)(g)(t)	Australia
Goodman Fielder Ingredients Pty Ltd(e)(f)(g)(t)	Australia
Goodman Fielder International Pty Ltd(e)(f)(g)(t)	Australia
Goodman Fielder Pty Ltd(e)(f)(g)(t)	Australia
Goodman Fielder Nominees Pty Ltd(t)	Australia
Goodman Fielder Superannuation Fund Pty Ltd(t)	Australia
M L (WA) Export Pty Ltd(f)(g)(t)	Australia
Mowbray Industries Pty Ltd(e)(f)(g)(t)	Australia
Namregtown International Pty Ltd(e)(f)(g)(t)	Australia
Provincial Traders Foods Pty Ltd(f)(g)(t)	Australia
QBA Properties Pty Ltd(f)(g)(t)	Australia
Quality Bakers Australia Pty Ltd(e)(f)(g)(t)	Australia
Regal Bakeries Pty Ltd(t)	Australia
Rochna Pty Ltd(e)(f)(g)(t)	Australia
Sirius Biotechnology International Pty Ltd(t)	Australia
Sirius Biotechnology Pty Ltd(e)(t)	Australia
Southern Border Bakeries Pty Ltd(t)	Australia
Stuart Bakery Pty Ltd(f)(g)(t)	Australia
Sunicrust Bakeries Pty Ltd(f)(g)(t)	Australia
The Uncle Tobys Company Pty Ltd(e)(f)(g)(t)	Australia
Uncle Tobys Properties Pty Ltd(f)(g)(t)	Australia
Wakely Bros Pty Ltd(t)	Australia
Wide Bay Bakeries Pty Ltd(t)	Australia
William Jackett & Son Pty Ltd(f)(g)(t)	Australia
Goodman Fielder (Shanghai) Co Ltd(u)	China
Evercrisp Snack Products (South Seas) Ltd(u)	Fiji
Goodman Fielder (Fiji) Ltd(u)	Fiji
Goodman Fielder International (Fiji) Ltd(u)	Fiji
Tucker Group (Fiji) Ltd(u)	Fiji
Tuckers Ice Cream Company (Fiji) Ltd(u)	Fiji
Goodman Fielder International (China) Ltd(t)	Hong Kong
Goodman Fielder International (Hong Kong) Ltd(t)	Hong Kong
Goodman Fielder International Sdn Bhd(t)	Malaysia
Goodman Fielder Nouvelle Caledonie SAS(t)	New Caledonia
Moulins Du Pacifique Sud SA(v)	New Caledonia
Societe lndustrielle Commerciale et Agro Alimentaire Neo-Caledonienne SA(w)	New Caledonia

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Controlled Entities acquired	Country of
during the year	Incorporation

Bluebird Foods Limited(t)	New Zealand
GF Finance (NZ) Ltd(t)	New Zealand
GF lntertrade Ltd(t)	New Zealand
GF Retirement Nominees Ltd(t)	New Zealand
Goodman Fielder Milling & Baking New Zealand Ltd(t)	New Zealand
Goodman Fielder New Zealand Ltd(t)	New Zealand
Meadow Lea Food Ltd(t)	New Zealand
NZ Margarine Holdings Ltd(t)	New Zealand
Quality Bakers New Zealand Ltd(t)	New Zealand
Associated Mills Ltd(x)	PNG
Binnen Bakery Ltd(w)	PNG
Evercrisp Snacks (PNG) Ltd(t)	PNG
Golden Crust Bakery Ltd(y)	PNG
Goodman Fielder International (PNG) Ltd(t)	PNG
Mount Hagen Bakery Ltd(t)	PNG
RBPM Ltd(z)	PNG
Goodman Fielder International (Philippines) Inc(t)	Philippines
GF Insurance & Risk Management Services Pte Ltd(t)	Singapore
GF Investments (Asia) Pte Ltd(t)	Singapore
Goodman Fielder International (Singapore) Pte Ltd(t)	Singapore
Quality Bakers (Asia) Pte Ltd(t)	Singapore
Goodman Fielder International (SI) Ltd(aa)	Solomon Islands
GF Ingredients USA Inc(t)	USA

Other acquisitions and newly
incorporated entities

BPC1 Pty Ltd(a)(c)(f)(g)(t)	Australia
Burns Philp Australia Pty Ltd(a)(c)(f)(g)(t)	Australia
Burns Philp Food Overseas Investments Pty Ltd (a)(c)(f)(g)(t)	Australia
Burns Philp Colombia SA(t)	Colombia
Burns Philp Ecuador SA(f)(g)(t)	Ecuador
Burns Philp Guatemala SA(f)(g)(t)	Guatemala
Goodman Finance Limited(f)(g)(t)	New Zealand
Burns Philp Peru SAC(f)(g)(t)	Peru
BPCUS1 Inc(f)(g)(t)	USA
Burns Philp Capital (U.S.) Inc(f)(g)(t)	USA
Greensted SA(f)(g)(t)	Uruguay
Burns Philp Venezuela SA(f)(g)(t)	Venezuela

(a)	A party to a Deed of Cross Guarantee with Burns, Philp & Company Limited dated May 13, 1992. Granted relief from specified accounting requirements in accordance with ASIC Class Order 98/1418. Burns Philp Custodians Pty Limited is the Trustee appointed under this Deed but is not granted relief from specified accounting requirements in accordance with ASIC Class Order 98/1418.

(b)	Entered into a Deed of Revocation with Burns, Philp & Company Limited dated March 15, 2002 whereby the Deed of Cross Guarantee ceased to apply to such company effective October 6, 2002.

(c)	Entered into a Deed of Assumption with Burns, Philp & Company Limited and Burns Philp Custodians Pty Limited dated August 15, 2002, whereby such company was joined as a party to the Deed of Cross Guarantee.

(d)	Entered into a Deed of Assumption with Burns, Philp & Company Limited and Burns Philp Custodians Pty Limited dated June 13, 2003, whereby such company was joined as a party to the Deed of Cross Guarantee.

(e)	On August 8, 2003 the status of the company changed from public to proprietary.

(f)	As part of the security arrangements entered into with the Burns, Philp & Company Limited Group’s financiers (refer note 14 for further details), such controlled entities entered into or acceded to a Deed of Guarantee and Indemnity whereby such entities guaranteed payment of amounts owing under certain financing documents and in addition or, in certain circumstances, alternatively, have executed certain securities to secure amounts owing under certain financing documents (including those facilities the subject of the Senior Funding Agreement). There is also an indemnity in support of this guarantee. The Deed of Guarantee and Indemnity and the securities continue in place for the benefit of the financiers party to the Term A Loan Facility and the Term B Loan Facility, notwithstanding the termination of the Senior Funding Agreement.

(g)	As part of the issue of the 9.75% Senior Subordinated Notes, 10.75% Senior Subordinated Notes and 9.5% Senior Notes (refer note 14 for further details), such controlled entities entered into Indentures whereby the payment of principal and interest and performance of all other obligations in respect of the 9.75% Senior Subordinated Notes, 10.75% Senior Subordinated Notes and 9.5% Senior Notes, are fully and unconditionally guaranteed by Burns, Philp & Company Limited and such controlled entities.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Ownership interest and voting
	rights at June 30,

	2002	2003
	%	%

(h)	97	97
(i)	51	51
(j)	85	85
(k)	90	90
(l)	60	60
(m)	80	80
(n)	67	67
(o)	66	66
(p)	60	100
(q)	96	96
(r)	100	100
(s)	97	100
(t)	—	100
(u)	—	90
(v)	—	99
(w)	—	98
(x)	—	74
(y)	—	89
(z)	—	75
(aa)	—	97
(bb)	Name changed during the year from Mauri Brasil Industria, Comercia E lmportacao Ltda.
(cc)	Name changed since year end from Deutsche Hefewerke Verwaltungs GmbH.
(dd)	Voluntarily liquidated or struck off during the year. There was no profit or loss on the voluntary liquidation or striking off of these entities.
(ee)	Terminals Pty Ltd, BST Auckland Ltd and Bulk Storage Terminals Ltd comprised the Australasian Terminals business which was sold during the year resulting in a gain of A$40.7 million being included in the current year’s consolidated profit (refer notes 3(b) and 24 for further details).
(ff)	Partnership dissolved during the year.
(gg)	Merged into Burns Philp Inc. during the year.

Note 30.     Acquisitions of Businesses

      (a)     On December 13, 2002, the Group announced that it had acquired approximately 14.9% of the outstanding ordinary shares of Goodman Fielder Limited (Goodman Fielder) for an aggregate purchase price of approximately A$325.6 million. On January 3, 2003, its wholly owned subsidiary, BPC1 Pty Limited, made an unsolicited offer for all of the remaining outstanding ordinary shares of Goodman Fielder for cash, at a price of A$1.85 per share. On February 12, 2003, Goodman Fielder announced to the Australian Stock Exchange a dividend of A$0.035 per ordinary share held on the record date of February 21, 2003. On February 19, 2003, Goodman Fielder announced to the Australian Stock Exchange a special dividend of A$0.20 per ordinary share held on the record date of March 7, 2003. To reflect the value of the dividend and special dividend, the offer price was reduced to A$1.615 per share. On March 13, 2003 the Group increased the offer price to A$1.635 per ordinary share of Goodman Fielder. The Goodman Fielder board announced that it had recommended to its shareholders that they accept the

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Group’s revised offer, and the offer was declared free from conditions. On March 19, 2003, four Burns Philp nominees were appointed as directors of Goodman Fielder, constituting a majority of the Goodman Fielder board of directors, with Mr. Alan McGregor appointed as Chairman of the Goodman Fielder board. The offer closed on March 28, 2003. On April 4, 2003, the Group informed Goodman Fielder’s shareholders that it had received sufficient acceptances of the offer to entitle it to compulsorily acquire all the outstanding Goodman Fielder shares that it did not currently own and that it had commenced this compulsory acquisition procedure. Under this procedure, the Group acquired these remaining shares on June 12, 2003. On May 27, 2003, the Group informed Goodman Fielder optionholders that it was also commencing the compulsory acquisition in relation to Goodman Fielder options and these were compulsorily acquired and cancelled on July 8, 2003.

      The aggregate amount of the cost of the acquisition was approximately A$2.0 billion which included transaction costs of A$38.5 million. The results of the operations of Goodman Fielder and its controlled entities have been consolidated from March 19, 2003, being the date we gained effective control of Goodman Fielder. As of the acquisition date, a provision of A$15.3 million was recognized as a fair value adjustment for redundancy costs at Goodman Fielder head office.

      (b)     On October 31, 2002, the Group acquired the Fleischmann’s Latin America yeast and industrial bakery ingredients business with operations in Brazil, Bolivia, Colombia, Costa Rica, Ecuador, El Salvador, Guatemala, Honduras, Nicaragua, Peru, Venezuela and Uruguay. The aggregate amount of the cost of the acquisition was A$211.7 million which included transaction costs of A$10.0 million.

Note 31.     Additional Financial Instruments Disclosure

Interest Rate Risk

      The Group enters into interest rate swaps and forward rate agreements to manage cash flow risks associated with the interest rates on borrowings that are floating.

     Interest Rate Swap Agreements

      Interest rate swaps allow the Group to swap floating rate borrowings into fixed rates. Maturities of swap contracts are principally between one and five years.

      Each contract involves quarterly or semi annual payment or receipt of the net amount of interest. The fixed rates varied from 4.01% to 7.15% at June 30, 2002 and from 2.74% to 7.15% at June 30, 2003, and the floating rates were at bank bill rates plus a credit margin.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Interest Rate Risk Exposure

      The Group’s exposure to interest rate risk and the effective weighted average interest rate for classes of financial assets and liabilities at June 30, is set out below.

		Fixed Interest Maturing In

			Over 1		Non
		1 Year	Year to	More than	Interest
	Floating	or Less	5 Years	5 Years	Bearing	Total

	(A$ million)
2002
Financial assets
Cash assets	923.6	—	—	—	—	923.6
Receivables	—	—	—	—	162.2	162.2
Other financial assets	2.7	—	—	—	4.0	6.7

	926.3	—	—	—	166.2	1,092.5

Weighted average interest rate	1.97%
Financial liabilities
Senior indebtedness	756.5	—	—	—	—	756.5
Debt Bonds	—	174.8	—	—	—	174.8
Senior Subordinated Notes	—	—	—	711.0	—	711.0
Bank overdrafts and other indebtedness	9.1	4.1	—	—	—	13.2
Payables	—	—	—	—	146.0	146.0
Employee benefits	—	—	—	—	36.7	36.7

	765.6	178.9	—	711.0	182.7	1,838.2

Interest rate swaps	(392.2)	69.7	322.5	—	—	—
Weighted average interest rate	4.46%	5.52%	5.65%	9.75%

2003
Financial assets
Cash assets	180.5	—	—	—	—	180.5
Receivables	—	—	—	—	393.4	393.4
Other financial assets	0.7	—	—	—	4.0	4.7

	181.2	—	—	—	397.4	578.6

Weighted average interest rate	3.71%
Financial liabilities
Senior indebtedness	1,726.1	—	—	—	—	1,726.1
Senior Notes	—	—	—	149.9	—	149.9
Senior Subordinated Notes	—	—	—	899.4	—	899.4
New Zealand Subordinated Capital Notes	—	—	—	185.7	—	185.7
Bank overdrafts and other indebtedness	17.7	7.1	6.7	—	—	31.5
Payables	—	—	—	—	505.9	505.9
Employee benefits	—	—	—	—	109.4	109.4

	1,743.8	7.1	6.7	1,235.0	615.3	3,607.9

Interest rate swaps	(532.7)	157.3	375.4	—	—	—
Weighted average interest rate	6.84%	6.20%	5.18%	9.97%

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Foreign Exchange Risk

Statement of Financial Position

      The Group does not hedge its statement of financial position using derivative contracts.

      As part of the acquisition of Goodman Fielder, significant additional U.S. dollar denominated borrowings were drawn down during the current year. In accordance with note 1(c), an unrealized foreign exchange gain of A$139.1 million has been included in the consolidated result for the year ended June 30, 2003.

      The Group is currently reviewing its foreign currency position.

Anticipated Purchase and Sale Commitments

      Following the acquisition of Goodman Fielder, the Group now enters into forward foreign exchange contracts to reduce the exposure to foreign currency movements in respect of a proportion of anticipated purchase and sale commitments denominated in foreign currencies.

      The gross value to be received under foreign currency contracts and the weighted average contracted exchange rates of outstanding contracts for the Group as of June 30 is set out below.

	2002	2003	2002	2003

			A$ Million	A$ Million
	Weighted
	Average
	Exchange Rate
Sell U.S. dollars, buy Australian dollars	—	0.6042	—	26.6
Sell New Zealand dollars, buy U.S. dollars	—	0.5980	—	22.2
Sell Australian dollars, buy New Zealand dollars	—	1.1270	—	20.9

      All these contracts mature by November 2004.

      At June 30, 2003, the unrealized gain (or “mark to market”) on these contracts of A$2.4 million (2002 — nil; 2001 — nil) has been included in the current year’s consolidated profit.

Commodity Price Risk

      Following the acquisition of Goodman Fielder, the Group now enters into commodity contracts to buy specified amounts of wheat, protein meals, oils and other grains at pre-determined purchase prices. The contracts are entered into to cover the requirements of commodities needed by certain Goodman Fielder businesses. The procurement/ pricing process has the objective of flattening the price curve of commodity price movements. The Group generally covers 3 to 12 months forward requirements of these Goodman Fielder businesses, depending on market view.

      At June 30, 2003, outstanding contracts have a face value of A$3.2 million, with various maturities between June 30, 2003 and March 2004. The net deferred gain of A$0.4 million on commodity contracts as of June 30, 2003 will be recognized in the consolidated statement of financial performance by March 2004. There were no outstanding contracts as of June 30, 2001 and 2002.

Credit Risk Exposure

      Credit risk represents the loss that would be recognized if counterparties failed to perform as contracted.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recognized Financial Instruments

      The credit risk on financial assets, excluding investments, of the consolidated entity which have been recognized on the statement of financial position is the carrying amount, net of any provision for doubtful debts. The Group is not materially exposed to any individual customer.

Unrecognized Financial Instruments

      The credit risk on unrecognized derivative contracts is minimized, as counterparties are recognized financial intermediaries with acceptable credit ratings determined by a recognized rating agency. Swap contracts are subject to credit risk in relation to the relevant counterparties, which are all large banks. The credit risk on swap contracts is limited to the next amount to be received from counterparties on contracts that are favorable to the Group. There was no accrued amount due to the Group as of June 30, 2001, 2002 or 2003.

Net Fair Values of Financial Assets and Liabilities

Valuation Approach

      Net fair values of listed financial assets and liabilities are determined by reference to the market price of these instruments adjusted for transaction costs necessary to realize the asset or settle the liability.

Recognized Financial Instruments

      The carrying amounts and net fair values of financial assets and liabilities as of June 30 are as follows:

	Carrying Amount		Net Fair Value

	2002	2003	2002	2003

	(A$ million)
Financial assets
Cash assets	923.6	180.5	923.6	180.5
Receivables	162.2	393.4	162.2	393.4
Other financial assets	6.7	4.7	6.7	4.7
Financial liabilities
Senior indebtedness	756.5	1,726.1	756.5	1,726.1
Senior Notes	—	149.9	—	154.1
Senior Subordinated Notes	711.0	899.4	711.0	887.1
New Zealand Subordinated Capital Notes	—	185.7	—	185.7
Bank overdrafts and other indebtedness	13.2	31.5	13.2	31.5
Debt Bonds	174.8	—	174.8	—
Payables	146.0	505.9	146.0	505.9
Employee benefits	36.7	109.4	36.7	109.4

Unrecognized Financial Instruments

      The net fair values of unrecognized financial instruments held as of June 30 are as follows:

	2002	2003

	(A$ million)
Interest rate swaps — unrealized (loss)	(17.0)	(26.9)
Commodity contracts — unrealized gain	—	0.4

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The valuations of unrecognized financial instruments detailed in this note reflect the estimated amounts which the Group expects to pay or receive to terminate the contracts (net of transaction costs) or replace the contracts at their current market rates as of the reporting date. This is based on independent market quotations and determined using standard valuation techniques.

      The unrealized loss (or “mark to market”) on interest rate swaps was A$4.3 million as of June 30, 2001, A$17.0 million as of June 30, 2002, and A$26.9 million as of June 30, 2003, and represents the difference between funding actions of the Group over time, compared to what could have been achieved if all the funding was renegotiated at year end.

      As interest rates are subject to volatility, the Group’s economic position on hedging transactions can change substantially in line with interest rate movements. As the Group enters into these transactions for hedging purposes and does not actively trade in these instruments, it is not appropriate to recognize the impact of marking to market the position existing at balance date in the consolidated result.

Note 32.	Events Subsequent to Balance Date

      From July 1, 2003 to August 14, 2003 when the 2003 Options expired, 251,082,230 2003 Options were exercised resulting in the allotment of 251,082,230 ordinary shares (refer note 16 for further details).

      No other events have occurred subsequent to balance date which would have a material effect on the financial report.

Note 33.	United States Generally Accepted Accounting Principles Disclosures

      The consolidated financial report is prepared in accordance with accounting principles generally accepted in Australia (Australian GAAP). Accounting principles generally accepted in Australia vary in certain respects from accounting principles generally accepted in the United States of America (U.S. GAAP). The nature and effect of such differences as they relate to the Group are presented throughout this note.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table includes a statement of financial performance prepared in accordance with Australian GAAP, but presented in a U.S. GAAP format:

	2001	2002	2003

	(A$ million)
Net sales of goods	1,301.3	1,276.9	1,831.3
Other revenues from ordinary activities	18.3	5.3	27.5

Net sales	1,319.6	1,282.2	1,858.8

Costs and expenses:
Cost of sales	725.5	677.4	1,103.3
Selling, marketing and distribution(1)	329.0	305.5	351.1
General and administrative	112.8	106.2	193.8
Individually significant items	—	35.2	(61.1)

Total costs and expenses	1,167.3	1,124.3	1,587.1

Operating income	152.3	157.9	271.7
Interest expense	(95.8)	(72.9)	(172.9)
Interest income	12.9	6.8	17.9
Share of net profit of associates accounted for using the equity method	12.4	10.1	11.1
Minority interests	(2.0)	(3.3)	(4.3)

Profit before income taxes	79.8	98.6	123.5
Income tax (expense)/benefit	(11.5)	29.2	(8.5)

Profit from continuing operations	68.3	127.8	115.0
Discontinued operations:
Income from operations of discontinued operations, net of tax(2)	20.2	18.4	3.4
Gain on disposal of discontinued operations	—	—	51.6

Net profit	88.5	146.2	170.0

(1)	Includes shipping and handling costs of A$84.4 million, A$81.1 million and A$139.9 million in the years ended June 30, 2001, 2002 and 2003, respectively.

(2)	Income tax expense was A$0.6 million, A$0.6 million and A$0.1 million for the years ended June 30, 2001, 2002 and 2003, respectively. There was no income tax expense associated with the gain on disposal of discontinued operations.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Note		2001	2002	2003

	(A$ million)
Reconciliation of net profit to U.S. GAAP
Australian GAAP net profit reported in statement of financial performance			88.5	146.2	170.0
Adjustments required to comply with U.S. GAAP:
Property, plant and equipment revaluations	33(a	)	0.7	1.4	0.8
Amortization of intangible assets	33(b	)	4.0	7.3	13.3
Pension plans	33(c	)	(0.7)	—	(0.2)
Deferred tax assets	33(d	)	24.9	(39.0)	—
Derivative financial instruments	33(e	)	(17.2)	(9.5)	(9.0)
Amortization of goodwill	33(f	)	(1.1)	(0.5)	21.8
Reversal of asset impairments	33(g	)	(3.3)	—	—
Hyperinflation adjustment	33(k	)	(2.9)	(2.3)	—
Amortization of discount on 7.5% Notes	33(m	)	(2.4)	(0.4)	—
Loss on extinguishment of debt	33(n	)	—	(90.3)	—
Amortization of deferred expenditure	33(o	)	0.2	0.2	0.2
Equity method investment	33(p	)	0.5	(2.2)	(4.2)
Gain on disposal of discontinued operations and other properties	33(q	)	—	—	17.5
Foreign currency translation	33(r	)	—	5.0	—
Cumulative effect of change in accounting policy	33(t	)	—	—	(0.3)
Provisions for restructuring costs	33(u	)	—	—	52.0
Tax effect of U.S. GAAP adjustments			2.3	(0.9)	(4.7)

Net profit under U.S. GAAP			93.5	15.0	257.2

	2001	2002	2003

	(A$ million)
Statement of comprehensive income/(loss)
Net profit under U.S. GAAP	93.5	15.0	257.2
Other comprehensive income/(loss), net of tax:(1)
Foreign currency translation reserve:
Movement under Australian GAAP	21.0	(177.0)	(75.2)
Movement under U.S. GAAP	(23.2)	20.9	19.2
Additional minimum pension liability	(1.3)	(3.3)	(3.3)
Derivative and hedging activities, including cumulative effect type adjustment in 2001	9.1	(3.4)	(1.8)

Other comprehensive income/(loss)	5.6	(162.8)	(61.1)

Comprehensive income/(loss)	99.1	(147.8)	196.1

(1)	Except for the foreign currency translation reserve movements under Australian GAAP, no income tax expense/(benefit) has been recorded in comprehensive income/(loss) for the years ended June 30, 2001, 2002, or 2003. Refer to note 17(a) for details of income tax expense/(benefit) recorded on foreign currency translation reserve movements under Australian GAAP.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Foreign	Additional		Accumulated
	currency	minimum	Derivative	other
	translation	pension	and hedging	comprehensive
	reserve	liability	activities	loss

	(A$ million)
Statement of accumulated other comprehensive loss, net of tax (AOCL)
AOCL balance as of June 30, 2000	(228.6)	(0.7)	—	(229.3)
Cumulative effect on July 1, 2000	—	—	12.8	12.8
Current period change	(2.2)	(1.3)	(3.7)	(7.2)

AOCL balance as of June 30, 2001	(230.8)	(2.0)	9.1	(223.7)
Current period change	(156.1)	(3.3)	(3.4)	(162.8)

AOCL balance as of June 30, 2002	(386.9)	(5.3)	5.7	(386.5)
Current period change	(56.0)	(3.3)	(1.8)	(61.1)

AOCL balance as of June 30, 2003	(442.9)	(8.6)	3.9	(447.6)

Income tax expense/(benefit)

      Income tax expense/(benefit), as recorded under Australian and U.S. GAAP, by location of the taxing jurisdiction for the years ended June 30, 2001, 2002 and 2003 consisted of the following:

	2001	2002	2003

	(A$ million)
Profit before tax
Domestic	1.7	(1.6)	69.8
Foreign	100.9	122.5	113.1

	102.6	120.9	182.9

Income tax expense/(benefit)
Current:
Domestic	2.4	1.7	2.8
Foreign	7.5	13.3	9.2

	9.9	15.0	12.0
Deferred:
Domestic	—	—	—
Foreign	2.2	(43.6)	(3.4)

	2.2	(43.6)	(3.4)

Australian GAAP income tax expense/(benefit)	12.1	(28.6)	8.6

U.S. GAAP adjustments to deferred taxes — foreign	(27.2)	39.9	4.7

U.S. GAAP income tax expense/(benefit)	(15.1)	11.3	13.3

U.S. GAAP earnings per share

      Basic earnings per share is computed by dividing profit available to ordinary shareholders by the weighted average number of ordinary shares outstanding for the reporting period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

were exercised or converted into ordinary shares. For the calculation of diluted earnings per share, the basic weighted average number of shares is increased by the dilutive effect of stock options and CP Shares determined using the treasury method. The potential ordinary shares in Conversion Bonds (2001 — 33.9 million; 2002 — 35.5 million; 2003 — nil), Estate Mortgage Notes (2001 — 12.0 million; 2002 — nil; 2003 — nil) and unexercised employee share options (2001 — 0.8 million; 2002 — 0.1 million; 2003 — nil) on issue were antidilutive.

	2001	2002	2003

	Shares (million)
Weighted average number of shares on which earnings per share calculations are based:
Basic	648.6	751.2	1,056.5
Effect of dilutive securities
— 2003 Options	826.0	850.7	637.2
— CP Shares	—	701.4	797.4

Diluted	1,474.6	2,303.3	2,491.1

Earnings per share:

	2001		2002		2003

	(A$ million)	(cents/share)	(A$ million)	(cents/share)	(A$ million)	(cents/share)
Earnings per ordinary share — basic
Net profit/(loss) from continuing operations	80.5	12.4	(13.6)	(1.8)	168.3	15.9
Net profit from discontinued operations	13.0	2.0	12.7	1.7	71.0	6.7

Net profit/(loss)	93.5	14.4	(0.9)	(0.1)	239.3	22.6

Earnings per ordinary share — diluted
Net profit from continuing operations	80.5	5.4	2.3	—	186.2	7.5
Net profit from discontinued operations	13.0	0.9	12.7	0.6	71.0	2.9

Net profit	93.5	6.3	15.0	0.6	257.2	10.4

For the years ended June 30, 2002 and 2003, net profit from continuing operations for basic earnings per share is calculated as net profit from continuing operations less dividends paid on CP Shares of A$15.9 million and A$17.9 million, respectively. Net profit from continuing operations for dilutive earnings per share is calculated as basic net profit from continuing operations plus dividends paid on CP Shares of $15.9 million and A$17.9 million, respectively. No such adjustments were required for the year ended June 30, 2001.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Note		2001	2002	2003

	(A$ million)
Reconciliation of shareholders’ equity to U.S. GAAP
Australian GAAP shareholders’ equity per statement of financial position			277.9	479.5	758.3
Less: Outside equity interests	33(h	)	(25.2)	(18.9)	(25.5)

Equity attributed to the Group			252.7	460.6	732.8
Cumulative adjustments required to comply with U.S. GAAP:
Property, plant and equipment revaluations	33(a	)	(26.3)	(24.3)	(14.4)
Intangible assets	33(b	)	(248.3)	(216.6)	(168.8)
Pension plans	33(c	)	(2.0)	(5.3)	(8.6)
Deferred tax assets	33(d	)	49.5	5.1	5.5
Derivative financial instruments	33(e	)	(4.3)	(17.0)	(26.5)
Goodwill	33(f	)	53.5	49.2	186.8
Reversal of asset impairments	33(g	)	(3.3)	(2.9)	(2.4)
Revaluations of equity method investments	33(j	)	(14.9)	(13.1)	(11.3)
Hyperinflation adjustment	33(k	)	3.5	3.4	—
Discount on 7.5% Notes	33(m	)	5.9	—	—
Deferred expenditure	33(o	)	(0.8)	(0.6)	(0.5)
Equity method investment	33(p	)	6.1	3.9	(0.3)
Deferred tax adjustments arising on acquisitions	33(d	)	—	—	(76.0)
Cumulative tax effect of U.S. GAAP adjustments			(11.2)	(6.6)	(6.7)

Shareholders’ equity/(deficit) under U.S. GAAP			60.1	235.8	609.6

(a)	Property, plant and equipment revaluations

Under Australian GAAP, prior to July 1, 2000, certain assets, including land and buildings, were periodically revalued based on directors’ or independent valuations. Upward revaluations were recorded as increases to the asset revaluation reserve, which is a component of shareholders’ equity or, alternatively, were recorded in the statement of financial performance to the extent that a previous revaluation decrement had been recorded for that class of assets through the statement of financial performance. Downward revaluations could have been written off against the asset revaluation reserve only to the extent that a previous revaluation increment had been recorded for that class of assets and were otherwise recorded in the statement of financial performance. Subsequent to July 1, 2000, the Group adopted a cost basis of valuation (cost basis being deemed the carrying amount as of July 1, 2000) for property, plant and equipment under the revised Australian accounting standard. U.S. GAAP does not permit the periodic revaluation of property, plant and equipment. Accordingly, adjustments have been made to depreciation expense and to reduce revalued Australian GAAP property, plant and equipment balances to historical cost for U.S. GAAP.

(b)	Amortization of intangible assets

Under Australian GAAP, intangible assets were periodically revalued prior to July 1, 2000. Subsequent to July 1, 2000, the Group adopted a cost basis of valuation (cost basis being deemed the carrying amount as of July 1, 2000) for intangible assets under the revised Australian accounting standard. In addition, certain identifiable intangible assets (trademarks,

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

tradenames, brandnames and technological assets) were considered to have an indefinite life prior to fiscal 1999 and accordingly, were not amortized. Effective July 1, 1999 identifiable intangible assets are amortized over 40 years under Australian GAAP. Under U.S. GAAP, these intangible assets are recorded at cost and have been amortized on a straight line basis over their estimated useful lives, not to exceed 40 years, until June 30, 2002. On July 1, 2002, the Group adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Intangible Assets” (Statement No. 142).

The intangibles, which are included in the yeast and bakery ingredients and Goodman Fielder segments, were purchased over several years as a result of the Group’s business acquisitions, and had been amortized over periods up to 40 years. Upon initial application of Statement No. 142, the Group reassessed the useful lives of its intangible assets and have determined that the intangibles have indefinite useful lives. Accordingly, the Group ceased amortizing the intangibles for U.S. GAAP purposes on July 1, 2002. The carrying amount of intangibles under U.S. GAAP as of June 30, 2003 was A$753.9 million.

In the reconciliation of Australian GAAP to U.S. GAAP financial information, the adjustment to net profit for the year ended June 30, 2003 represents the reversal of the amortization charge on intangible assets for Australian GAAP. In the reconciliation of Australian GAAP to U.S. GAAP financial information, the adjustment to net profit for the years ended June 30, 2001 and 2002 represents the reversal of the amortization charge on the revalued amount and any amortization difference resulting from previously not amortizing the assets for Australian GAAP. The adjustments to shareholders’ equity represent the reversal of the revaluation increment and the accumulated amortization on the cost of the assets since acquisition.

(c)	Pension plans

Under Australian GAAP, employers’ contributions to defined benefit plans are expensed as made. The Group has also provided for any deficits in superannuation fund assets, based on actuarial valuations (refer note 27). Accounting for pension plans under U.S. GAAP is determined using a defined methodology which results in net amounts of expenses (based on actuarial calculations) and the related plan surplus or deficiency being recorded in the financial statements of the employer systematically over the working lives of the employees covered by the plan.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The additional information required to be disclosed in accordance with Statement of Financial Accounting Standards No. 132 “Employers’ Disclosures About Pensions and Other Post Retirement Benefits” is set out below:

	2001	2002	2003

	(A$ million)
The components of net periodic pension costs are:
Service cost	4.2	4.5	11.8
Interest cost	4.2	4.5	16.0
Expected return on plan assets	(3.2)	(3.2)	(14.4)
Recognized net actuarial (gain)/loss	(0.1)	0.2	0.8
Amortization of transition obligation	0.1	0.1	—
Amortization of prior service cost	0.1	0.1	—
Other — settlement expense**	—	—	1.5

Net periodic pension costs	5.3	6.2	15.7

The changes in benefit obligation and plan assets and reconciliation of funded status are as follows:
Change in benefit obligation
Benefit obligation at beginning of year	56.9	63.9	68.2
Service cost	4.2	4.5	11.8
Interest cost	4.2	4.5	16.0
Actuarial loss	0.6	3.5	5.3
Benefits paid *	(5.3)	(5.3)	(19.7)
Acquisition/divestiture/transfers	(4.5)	—	299.3
Other	(0.2)	0.9	(1.2)
Foreign currency translation	8.0	(3.8)	(9.7)

Benefit obligation at end of year	63.9	68.2	370.0

Change in plan assets
Fair value of plan assets at beginning of year	36.4	37.2	35.5
Actual return on plan assets	(4.0)	(1.7)	10.8
Employer contributions	5.5	7.2	16.4
Benefits paid*	(4.2)	(4.2)	(18.5)
Acquisition/divestiture/transfers	(2.7)	—	288.1
Other	—	1.0	0.1
Foreign currency translation	6.2	(4.0)	(6.3)

Fair value of plan assets at end of year	37.2	35.5	326.1

*	During the years ended June 30, 2001, 2002 and 2003, the Group paid benefits under its pension plans out of the assets specifically set aside as benefit plan assets. In addition, benefits of A$1.1 million, A$1.1 million and A$1.2 million were paid out of the Group’s assets during the years ended June 30, 2001, 2002 and 2003, respectively, for a benefit plan which did not have designated plan assets.

**	Upon the sale of the vinegar business, the Group has recognized a settlement expense of approximately A$1.5 million.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2001	2002	2003

	(A$ million)
Reconciliation of funded status
Funded status — underfunded	(26.7)	(32.7)	(43.9)
Unrecognized net actuarial loss	4.5	12.4	14.5
Unrecognized net transition obligation	0.1	—	—
Unrecognized prior service cost	0.1	—	0.3

Net amount recognized at year end	(22.0)	(20.3)	(29.1)

Amounts recorded to the statement of financial position
Prepaid pension cost	3.3	3.4	3.1
Accrued pension cost	(27.5)	(29.3)	(40.9)
Intangible asset	0.2	0.3	0.1
Accumulated other comprehensive income	2.0	5.3	8.6

Net amount recognized at year end	(22.0)	(20.3)	(29.1)

Amounts related to plans with projected benefit obligations in excess of plan assets as set forth below:
Projected accumulated benefit obligation	58.7	61.0	102.9
Plan assets	29.7	25.9	58.2
Amounts related to plans with accumulated benefit obligations in excess of plan assets are set forth below (these amounts are a subset of the projected benefit obligations in excess of plan assets detailed above):

Accumulated benefit obligation	47.4	45.7	90.2
Plan assets	25.4	20.9	53.2
The weighted average assumptions used to calculate year end benefit obligation are set forth below:
Discount rate	7.12%	6.88%	5.81%
Long term rate of return on plan assets	8.69%	8.29%	5.95%
Rate of compensation increase	4.29%	4.03%	4.07%

(d)	Deferred income taxes

Deferred income taxes are accounted for under the income statement liability method for Australian GAAP purposes. The asset and liability method is followed under U.S. GAAP, whereby the book value of assets and liabilities is compared to their related tax values in calculating deferred tax assets and liabilities. The GAAP differences, as they relate to the Company, involve the recognition criteria for deferred tax assets associated with tax losses, and the recognition of deferred taxes on acquisition.

Under Australian GAAP, the recognition criterion for future income tax benefits related to tax losses carried forward is “virtually certain” as compared to a “more likely than not” recognition threshold for U.S. GAAP. The definition of “more likely than not” is a level of likelihood that is more than 50 percent, which is considered a lesser recognition threshold than the “virtually certain” criterion. Accordingly, a portion of tax losses carried forward have been recognized for U.S. GAAP purposes in all three years, which have not been recognized for Australian GAAP.

Certain tax losses carried forward, which were recognized for U.S. GAAP purposes in prior years, were recognized for Australian GAAP purposes in fiscal 2002. During the year ended June 30, 2003 the Group recognized an additional A$9.0 million of tax losses carried forward as

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

it was determined that these losses met the criteria for recognition under Australian and U.S. GAAP.

For U.S. GAAP purposes, the Group had gross deferred tax assets of A$435.0 million at June 30, 2002 and A$416.2 million at June 30, 2003, a valuation allowance of A$363.7 million at June 30, 2002 and A$290.8 million at June 30, 2003, net deferred tax assets of A$71.3 million at June 30, 2002 and A$83.7 million at June 30, 2003 and deferred tax liabilities of A$18.6 million at June 30, 2002 and $A138.6 million at June 30, 2003. The net change in the valuation allowance for the Group was a decrease of A$2.3 million for the year ended June 30, 2002 and a decrease of A$72.9 million for the year ended June 30, 2003.

In assessing the realizability of deferred tax assets for U.S. GAAP, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of June 30, 2003, the projected future taxable income for fiscal years 2004 through 2008 results in the utilization of approximately A$141.3 million of tax losses carried forward. Further utilization of tax losses carried forward have not been considered at June 30, 2003 due to the inherent uncertainty of longer term profit estimates. The Group has revenue losses carried forward for income tax purposes of A$805.3 million which are available to offset future taxable income, if any. The amount of carry forward tax losses is estimated based on the information presently available, and may change based upon the actual tax returns as filed or changes in the applicable tax codes. Any change in the above estimated amount of carry forward tax losses will result in an offsetting change to the valuation allowance on deferred tax assets. The location by tax jurisdiction and expiry date of these tax losses, the benefits of which have not been recognized, is set out below:

Tax jurisdiction	A$ million	Expiry Date

Revenue losses
Australia	159.7	No expiry
Germany	483.7	No expiry
United States	161.9	2010 - 2019

	805.3

Capital losses
Australia	272.1	No expiry

      Under Australian GAAP, deferred tax liabilities are not recorded on the fair value of intangible assets and property, plant and equipment acquired through a business combination. Under U.S. GAAP, deferred tax assets and liabilities are recognized on acquisition, based on the difference between the fair value and tax value of assets acquired and liabilities assumed. The recognition of deferred tax assets and liabilities on acquisition is adjusted against the carrying value of goodwill recognized on acquisition.

      During the year ended June 30, 2003, the Group recorded additional deferred tax liabilities of approximately A$76.0 million arising from the tax effect of the differences between the fair value and tax value of identifiable intangible assets recognized on acquisition of Goodman Fielder Limited and the Fleischmann’s yeast and industrial bakery ingredients business in Latin America. This additional deferred tax liability resulted in additional goodwill recognized on acquisition under U.S. GAAP.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As of June 30, 2003, approximately A$27.4 million of the valuation allowance for deferred tax assets will be allocated to reduce the goodwill of Goodman Fielder if the tax benefit is subsequently recognized.

      As of June 30, 2003, a deferred tax liability of A$7.2 million was not provided on foreign subsidiaries’ undistributed earnings of approximately A$24.0 million since the Group considers the undistributed earnings to be permanently invested in the subsidiaries. A deferred tax liability will be recognized when the Group is no longer able to demonstrate that it plans to permanently reinvest undistributed earnings. As of June 30, 2002 and 2001, the Group had cumulative undistributed losses in subsidiaries. No tax benefit was recorded in respect of these undistributed losses.

(e) Derivative financial instruments

The Group utilizes derivative instruments, principally swaps, forward contracts and options to enhance its ability to manage risks, including interest rates, foreign currency fluctuations and, commodity price changes, which exist as part of its ongoing business operations. These contracts hedge transactions and balances for periods consistent with the related exposures.

Interest rate swap agreements are used to manage interest rate exposure and to achieve a desired proportion of variable and fixed rate debt.

The Group uses foreign exchange contracts, including forward currency contracts and swap contracts, to hedge existing foreign exchange exposures. Foreign currency contracts require the Group, at a future date, to either buy or sell foreign currency in exchange for U.S. dollars and other currencies.

The Group uses commodity futures contracts to fix the price on a portion of its raw material purchase requirements, including wheat and soybean oil.

The Group does not use derivative instruments for trading purposes.

Under Australian GAAP, interest payments and receipts under interest rate swap contracts are recognized on an accrual basis in the statement of financial performance as an adjustment to interest expense during the period. The net gains or losses on foreign exchange contracts are recognized in the statement of financial performance as an adjustment to cost of goods sold during the period. Net gains or losses on commodity price contracts are deferred and recognized in the statement of financial performance as an adjustment to cost of goods sold when the underlying hedged transaction occurs.

Prior to July 1, 2000, the Group accounted for interest rate swaps as hedge transactions under the accrual method for U.S. GAAP, in a manner consistent with the accounting under Australian GAAP.

As of July 1, 2000, under U.S. GAAP, all derivative instruments are recorded on the statement of financial position at their fair value. If hedge accounting is appropriate based upon the specific criteria of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (Statement No. 133), as amended, the impact of recording the derivative instrument is offset to the extent the hedging relationship is effective. If designated as a fair value hedge, changes in the derivative’s fair value are recorded to the statement of financial performance and the hedged item is marked to market for changes in fair value associated with the hedged risk.

If designated as a cash flow hedge, the effective portion of the hedge is recorded to Other Comprehensive Income (OCI), and released from OCI into earnings as the hedge item affects earnings (e.g. accrual of interest expense). All ineffectiveness in the hedging relationship as well as derivative instruments not qualifying for hedge accounting are reflected in the statement of financial performance immediately for U.S. GAAP purposes.

The Group’s existing derivative instruments did not meet the U.S. GAAP hedge accounting criteria after the adoption (July 1, 2000) of Statement No. 133, as amended. All derivative contracts are recognized as

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

either assets or liabilities and are measured at fair value at each balance sheet date. Changes in the fair value of derivative instruments are recognized in the statement of financial performance.

As a result of adopting Statement No. 133, as amended, and in accordance with the transition provisions, the Group recorded a cumulative after tax adjustment to accumulated other comprehensive income of A$12.8 million relating to interest rate swaps in the year ended June 30, 2001. For the year ended June 30, 2002, a loss on changes in fair value of derivatives of A$13.9 million, net of tax, was recorded in the statement of financial performance, and A$3.4 million, net of tax, of the transitional deferred gain was reclassified from accumulated other comprehensive income to income in the statement of financial performance. For the year ended June 30, 2003, a loss on changes in fair value of derivatives of A$9.0 million, net of tax, was recorded in the statement of financial performance, and A$1.8 million, net of tax, of the transitional deferred gain was reclassified from accumulated other comprehensive income to income in the statement of financial performance. The amount of accumulated other comprehensive income expected to be reclassified to income over the next twelve months to June 30, 2004 is approximately A$1.6 million.

(f)	Amortization of goodwill

In previous years, the Group wrote off goodwill at acquisition for Australian GAAP purposes, which was permitted under Australian GAAP at the time. Subsequently, Australian GAAP has been revised and goodwill, being the excess of purchase consideration over the fair value of identifiable net assets acquired, is amortized on a straight line basis over the period of expected benefit, not exceeding 20 years. U.S. GAAP does not permit goodwill to be written off at acquisition, and the amount previously written off under Australian GAAP has been reinstated. Goodwill has been amortized over periods not exceeding 40 years until June 30, 2002. On July 1, 2002, the Group adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Intangible Assets”. Consequently, the Group has ceased amortizing goodwill under U.S. GAAP.

Changes in the carrying amount of goodwill under U.S. GAAP are as follows:

	Yeast and	Goodman	Goodman
	Bakery	Fielder	Fielder		Discontinued
	Ingredients	Australia	New Zealand	Other	Operations	Total

	(A$ million)
Balance as of July 1, 2002	67.2	—	—	—	4.5	71.7
Goodwill acquired during the year ended June 30, 2003	144.6	774.1	401.9	182.4	—	1,503.0
Goodwill included in discontinued operations sold during the year ended June 30, 2003	—	—	—	—	(4.5)	(4.5)
Foreign currency translation	(13.0)	—	(19.4)	(9.6)	—	(42.0)

Balance as of June 30, 2003	198.8	774.1	382.5	172.8	—	1,528.2

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents U.S. GAAP adjusted information reflecting the impact of the non amortization of goodwill and separately identifiable intangible assets on net income and earnings per share for the years ended June 30, 2001 and 2002, compared to the reported net income and earnings per share for the year ended June 30, 2003:

	2001	2002	2003

	(A$ million)
Reported net income	93.5	15.0	257.2
Add back:
Goodwill amortization	3.0	3.0	—
Intangibles amortization	5.7	2.1	—

Adjusted net income	102.2	20.1	257.2

Basic earnings/(loss) per share as reported (cents per share)	14.4	(0.1)	22.6
Add back:
Goodwill amortization	0.5	0.4	—
Intangibles amortization	0.9	0.3	—

As adjusted	15.8	0.6	22.6

Diluted earnings per share as reported (cents per share)	6.3	0.6	10.4
Goodwill amortization	0.2	0.1	—
Intangibles amortization	0.4	0.1	—

As adjusted	6.9	0.8	10.4

In the reconciliations of Australian GAAP net profit to U.S. GAAP net profit, for the year ended June 30, 2003, the adjustment represents the reversal of the amortization charge for Australian GAAP. For the years ended June 30, 2001 and 2002, the adjustment represents the difference in amortization charges based on the differences in amortization costs. The adjustment to shareholders’ equity represents the reversal of the goodwill write off and the differences in accumulated amortization on the goodwill.

(g)	Reversal of asset impairments

For Australian GAAP purposes, the Group has recorded recoveries of certain written down values for non current assets previously impaired. The recovery of amounts previously impaired for U.S. GAAP purposes is not permitted, and accordingly, the amount has been reversed.

(h)	Minority interest (outside equity interests)

Minority interests are generally included as part of total shareholders’ equity under Australian GAAP. Minority interests are excluded from total shareholders’ equity under U.S. GAAP.

(i)	Accounting for share options issued to employees

Under Australian GAAP, options issued to employees have been accounted for utilizing the intrinsic value method. Under the intrinsic value method, compensation expense is recorded for options issued with an exercise price below market price on the date of issuance. The Group has not issued options with an exercise price below market price and, accordingly, no expense has been recognized for share options issued to employees.

SFAS No. 123, “Accounting for Stock-Based Compensation” (Statement No. 123) requires shares and options issued to employees to be recognized either using the fair value method or the

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

intrinsic value method, as prescribed by Accounting Principles Board Opinion No. 25 (APB Opinion No. 25) and its related interpretations.

In accordance with APB Opinion No. 25, the Group does not recognize an expense for options granted to employees with an exercise price greater than or equal to the market price of the underlying share at the date of grant under U.S. GAAP. Statement No. 123 requires a company to determine the fair market value of all awards of stock based compensation at the grant date and to disclose pro-forma net profit and earnings per share as if the resulting stock based compensation amounts were recorded in the statements of financial performance. There were no options granted to employees in the years ended June 30, 2001, 2002 and 2003, nor is there any pro-forma impact in the years ended June 30, 2001, 2002 and 2003 for options issued to employees in prior years.

Stock option transactions with employees during the years ended June 30, 2001, 2002 and 2003 were as follows:

				Weighted Average
	Number of Options			Exercise Price

	2001	2002	2003	2001	2002	2003

Options outstanding at beginning of year	1,077,370	756,170	69,950	2.21	1.97	1.02
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited	(321,200)	(686,220)	(69,950)	2.78	2.07	1.02

Options outstanding at end of year	756,170	69,950	—	1.97	1.02	—

(j)	Revaluations of equity method investments

The Group has investments in certain associates accounted for under the equity method that prepare their accounts in accordance with Australian or local generally accepted accounting principles. Adjustments have been recorded relating to the Group’s share of U.S. GAAP differences originating at equity investees. These adjustments are primarily for property, plant and equipment revaluations and intangible asset revaluations method described more fully at 33(a) and 33(b), respectively.

(k)	Hyperinflation adjustment

Under U.S. GAAP, the financial statements of a foreign entity in a highly inflationary economy (e.g., Turkey) are remeasured as if the functional currency were the reporting currency. Prior to July 1, 2002, the adjustment to equity represents the historical adjustment to property, plant and equipment recorded under U.S. GAAP. From July 1, 2002, Australian GAAP has adopted hyper-inflationary accounting consistent with U.S. GAAP.

(l)	Statements of cash flows

Under Australian GAAP, cash is defined as cash on hand and deposits repayable on demand, less overdrafts repayable on demand. Under U.S. GAAP, cash and cash equivalents are defined as cash and investments with original maturities of three months or less, and do not include bank overdrafts, the changes in which would be presented as a financing activity in the consolidated statements of cash flows (refer to statement of cash flows).

For U.S. GAAP purposes, restricted cash deposits (A$15.3 million at June 30, 2002 and nil at June 30, 2003) are disclosed separately from cash and cash equivalents in the statement of

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial position. In addition, restricted cash deposits are not included in the cash and cash equivalents total in the statement of cash flows.

(m)	Amortization of discount on 7.5% Notes

When debt with detachable options is issued, U.S. GAAP requires the relative fair value of the options to be measured and allocated to share capital. As a result of allocating a portion of the proceeds equal to the fair value of the 2003 Options to share capital, a discount on the 7.5% Notes was recognized. The discount resulting from such allocation is recognized as interest expense over the life of the 7.5% Notes. The original face amount of the 7.5% Notes was A$300.0 million and the discount recognized on the date of issuance resulting from the detachable options was A$12.5 million. The effective interest rate of the 7.5% Notes was approximately 8.4% and the carrying amount at June 30, 2001 under U.S. GAAP was A$260.4 million. The 7.5% Notes were redeemed during the year ended June 30, 2002 and the unamortized discount balance of A$5.5 million was included in the A$90.3 million loss on extinguishment of debt (refer (n) below for further details). Australian GAAP is less prescriptive in determining the fair value for debt with detachable options than U.S. GAAP. Under Australian GAAP, all of the proceeds were allocated to the debt and, as a result, no discount was recognized.

(n)	Loss on extinguishment of debt

The 7.5% Notes were redeemed in August 2001. The holders of the 7.5% Notes who participated in the Notes Buy Back Offer received consideration consisting of cash and CP Shares. Under Australian GAAP, the total consideration paid to extinguish the 7.5% Notes was based on the cash paid and the issue price of the CP Shares of A$0.30 per share. The combination of the cash and the issue price of the CP Shares was equivalent to the carrying amount of the 7.5% Notes redeemed as part of the Notes Buy Back Offer and, as a result, no gain or loss was recognized upon extinguishment under Australian GAAP.

Under U.S. GAAP, the consideration paid to extinguish the 7.5% Notes was based on the cash paid and the fair value of the CP Shares issued (as determined by quoted market prices). As a result, a loss was recorded on the extinguishment of the 7.5% Notes under U.S. GAAP. Of the A$90.3 million loss recorded on the debt extinguishment, A$5.5 million is attributable to the lower carrying amount of the 7.5% Notes with detachable options (2003 Options) issued in August 1998.

In April 2002 the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” As a result of the rescission of Statement No. 4, the loss on extinguishment of debt, which was previously presented as an extraordinary item, has been reclassified as an ordinary loss upon the adoption of Statement No. 145, which became effective for the Group in the fiscal year that began July 1, 2002.

(o)	Amortization of deferred expenditure

Certain expenditures, consisting of start up costs, have been capitalized for Australian GAAP purposes and are being amortized over their estimated useful lives. Under U.S. GAAP, such costs are not capitalized but are expensed as incurred.

(p)	Equity method investment

Under Australian GAAP, investments in associates are carried at the lower of equity accounted carrying value and recoverable amount. The determination of recoverable amount requires an

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

assessment of the estimated proceeds on the ultimate disposal of an asset. A write down of an associate to recoverable amount was recorded for Australian GAAP due to a continued decline in both operating results and share price at June 1997. The Group has maintained this investment at the June 1997 written down value through the year ended June 30, 2001, which continued to represent the investment’s estimated recoverable amount (which is less than the equity accounted carrying value). The 2002 Australian GAAP result includes a further write down in the recoverable amount of this investment.

U.S. GAAP permits a write down of equity investments in the event of an “other than temporary decline” in value. An “other than temporary decline” might include, but is not limited to, an inability to recover the carrying amount of the investment or an inability of the investee to sustain an earnings capacity which would justify the carrying amount of the investment. At the time of the original write down for Australian GAAP in the year ended June 30, 1997, a similar write down was recorded for U.S. GAAP. As a result of a continued low stock price, the Group recorded an additional impairment of this equity method investment for U.S. GAAP purposes in the year ended June 30, 2002 to reflect an other than temporary decline in its value. Subsequent to the write downs in 1997 and 2002, equity in earnings was recorded for U.S. GAAP purposes through June 30, 2003.

(q)	Sale of discontinued operations and other properties

As described above in note 33(a) and note 33(b), certain assets, including intangibles assets and land and buildings, have been revalued under Australian GAAP. The revaluations have been reversed for U.S. GAAP, and the corresponding U.S. GAAP amortization expense through the fiscal year ended June 30, 2002, or depreciation expense on these assets has been recorded based on historical cost. Consequently, certain intangible assets and land and buildings have a net book value that differs between Australian GAAP and U.S. GAAP. When these assets are sold, the resulting gain or loss differs between Australian GAAP and U.S. GAAP.

During the year ended June 30, 2003, the Group sold its terminals and industrial vinegar businesses and its South Yarra property, resulting in additional gains of A$3.3 million, A$12.4 million and A$1.8 million, respectively, under U.S. GAAP due to the differences in net book values.

(r)	Foreign currency translation

Australian GAAP permits unrealized foreign exchange gains and losses on foreign currency borrowings to be recorded within the foreign currency translation reserve (equity) if:

1.	the balance represents part of a net investment in a self sustaining foreign operation; or

2.	to the extent the balance represents a hedge of monetary amount forming part of a net investment in a self sustaining foreign operation.

Prior to fiscal 2003, for Australian GAAP purposes the Group’s total foreign currency borrowings were considered to be part of the net monetary investment in self sustaining foreign operations and net gains resulting from the excess of U.S. dollar borrowings over U.S. dollar net investments were recorded in the foreign currency translation reserve. As a result of changes in the Company’s borrowings during the year ended June 30, 2003, the Group recorded an unrealized foreign exchange gain of A$139.1 million resulting from the excess of U.S. dollar borrowings over U.S. dollar net investments under Australian GAAP.

Under U.S. GAAP, gains and losses on foreign currency transactions that are designated as, and are effective as, economic hedges of a net investment in a foreign entity are recorded in the

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

same manner as translation adjustments (i.e. as currency translation adjustments within accumulated other comprehensive income, a component of shareholders’ equity). An excess economic hedge position (e.g., the excess of U.S. dollar borrowings over U.S. dollar net investments) results in a transaction gain or loss, which is recorded in the statement of financial performance. A transaction gain has been recorded for U.S. GAAP purposes resulting from the Group’s excess economic hedge position over its net investment in foreign operations at June 30, 2002. No additional foreign exchange adjustment was necessary for U.S. GAAP purposes for the year ended June 30, 2003.

(s)	Sale of non current assets

Under Australian GAAP, proceeds from the sale of non current assets are recorded as other revenues from ordinary activities and the basis of the assets sold is included in expenses. Under U.S. GAAP, the difference between the sales proceeds and the cost basis of the assets sold is presented as a net gain or loss and included in the determination of operating income.

(t)	Cumulative effect of change in accounting policy

Upon initial adoption of revised Australian Accounting Standard AASB 1028 “Employee Benefits”, an adjustment of A$0.3 million was recorded against opening retained earnings as of July 1, 2002. Under U.S. GAAP, this cumulative effect of a change in accounting policy has been recorded in net profit.

(u)	Provisions for restructuring costs

Following the acquisitions of Goodman Fielder and Fleischmann’s Latin America, the Group established certain provisions for redundancy and restructuring costs related to its commitment to the rationalization of these businesses. Under Australian GAAP, these provisions do not meet the criteria for recognition of a pre-acquisition liability, as the plans were not announced and committed to as of the date of acquisition. Consequently, these costs were expensed in the year ended June 30, 2003.

Under U.S. GAAP, Emerging Issues Task Force (“EITF”) 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination”, addresses issues concerning the timing of recognition of liabilities with respect to certain employee termination benefits and other costs to exit an activity arising from a purchase business combination. Based on the U.S. criteria, the restructuring costs that were expensed by the Group under Australian GAAP have been recorded as a liability assumed as of the acquisition date with a corresponding increase in goodwill for U.S. GAAP purposes. Additional goodwill of A$47.2 million was recognized under U.S. GAAP.

(v)	Supplemental business combinations disclosure

The Company has accounted for acquisitions subsequent to June 30, 2001 under Statement of Financial Accounting Standards No. 141, “Business Combinations” (Statement No. 141) and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (Statement No. 142). For purchase acquisitions completed prior to June 30, 2001, the Company accounted for acquisitions under Accounting Principles Board Opinion No. 16, “Business Combinations.”

As detailed in Note 30, the Group acquired Goodman Fielder and the Fleischmann’s Latin American yeast and industrial bakery ingredients business during the year ended June 30, 2003. Both acquisitions reflect the on-going pursuit of the Company’s strategy of organic and acquisitive growth in yeast and other food and non alcoholic beverage businesses.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The purchase price allocations for these acquisitions have been prepared on a preliminary basis, and reasonable changes are expected as additional information becomes available due to the proximity of these acquisitions to our fiscal year end and our on-going review of the acquired businesses. Following is a summary of the estimated fair values of the assets acquired and liabilities assumed as of the date of the acquisition:

	Goodman Fielder			Fleischmann’s Latin America			Total

		US GAAP			US GAAP			US GAAP
	AGAAP	Adjustments	US GAAP	AGAAP	Adjustments	US GAAP	AGAAP	Adjustments	US GAAP

	(A$ millions)
Current assets	642.6	—	642.6	13.4	—	13.4	656.0	—	656.0
Property, plant and equipment	703.7	—	703.7	28.2	—	28.2	731.9	—	731.9
Intangible assets	650.9	—	650.9	40.3	—	40.3	691.2	—	691.2
Goodwill	1,239.2	119.2	1,358.4	137.6	7.0	144.6	1,376.8	126.2	1,503.0
Other assets	79.5	3.9	83.4	1.8	0.9	2.7	81.3	4.8	86.1

Total assets acquired	3,315.9	123.1	3,439.0	221.3	7.9	229.2	3,537.2	131.0	3,668.2
Current liabilities	1,074.7	—	1,074.7	9.4	—	9.4	1,084.1	—	1,084.1
Restructuring provisions	70.3	48.7	119.0	—	3.3	3.3	51.3	52.0	122.3
Non-current liabilities	162.5	74.4	236.9	—	4.6	4.6	162.5	79.0	241.5

Total liabilities assumed	1,307.5	123.1	1,430.6	9.4	7.9	17.3	1,316.9	131.0	1,447.9
Outside equity interests	9.6	—	9.6	—	—	—	9.6	—	9.6

Net assets acquired	1,998.8	—	1,998.8	211.9	—	211.9	2,210.7	—	2,210.7

Based on existing tax law, none of the acquired goodwill is expected to be deductible for tax purposes.

The following summary unaudited proforma condensed consolidated financial information for the years ended June 30, 2002 and 2003 shows the estimated proforma impact on our consolidated financial statements of the following transactions:

•	the sale of our terminals and vinegar businesses during the year ended June 30, 2003;

•	our acquisition of Goodman Fielder, including the indebtedness we have incurred to finance the acquisition; and

•	the disposal by Goodman Fielder of its milling business and its ingredients business segment.

The summary unaudited proforma condensed consolidated financial information is based on management’s current estimates of, and good faith assumptions regarding, the adjustments arising from the transactions described above. The unaudited proforma adjustments are based on currently available information and actual adjustments could differ materially from our current estimates. Although the unaudited condensed consolidated financial information gives effect to our acquisition of the Fleischmann’s Latin America yeast and industrial bakery ingredients business from Kraft Foods International Inc., as this business was operated within Kraft Foods prior to our acquisition of it and Kraft Foods did not maintain discrete accounts for this business, we lack certain historical information regarding the Fleischmann’s business required to make all adjustments needed to give complete pro forma effect to this acquisition.

The summary unaudited proforma condensed consolidated financial information does not purport to represent what the financial position and results of operations actually would have been had

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the acquisition of Goodman Fielder, the financing for the acquisition and the other transactions reflected in this presentation been consummated on the dates indicated or to project the financial position as of any future date or the result of operations for any future period.

The summary unaudited pro-forma condensed consolidated statements of financial performance for the years ended June 30, 2002 and 2003 give effect to our acquisition of Goodman Fielder, the financing for the acquisition and the other transactions reflected in this presentation as if they had occurred on July 1, 2001.

	Burns Philp	Goodman
Statement of Financial Performance Data	Group	Fielder(1)	Pro-forma

	(A$ million, except earnings per share)
Year ended June 30, 2002
Revenue from sale of goods	1,292.8	2,957.5	3,628.9
Net profit / (loss) under Australian GAAP(2)	146.2	162.4	(10.7)
Net profit / (loss) under U.S. GAAP (2)	15.0	127.5	(148.6)
Basic earnings / (loss) per share (cents per share)
— Australian GAAP	17.3		(2.0)
— U.S. GAAP	(0.1)		(12.2)
Diluted earnings / (loss) per share (cents per share)
— Australian GAAP	6.3		(0.4)
— U.S. GAAP	0.6		(5.9)
Year ended June 30, 2003
Revenue from sale of goods	1,880.2	1,912.3	3,581.3
Net profit under Australian GAAP(3)	170.0	54.5	77.7
Net profit under U.S. GAAP(3)	257.2	83.1	207.8
Basic earnings per share (cents per share)
— Australian GAAP	14.4		5.7
— U.S. GAAP	22.6		18.0
Diluted earnings per share (cents per share)
— Australian GAAP	6.8		3.1
— U.S. GAAP	10.4		8.3

(1)	Financial data for the year ended June 30, 2003 represents results for the period from July 1, 2002 to the date of acquisition.

(2)	The unaudited proforma net loss for the year ended June 30, 2002 under Australian GAAP includes a net individually significant loss of A$103.0 million before tax, related to a provision of A$10.1 million against prepaid slotting allowance and accounts receivable from a major customer, an A$25.1 million provision for closure costs and a writedown of the carrying amount of plant and equipment in respect of the Oakland, California yeast plant, and an A$67.8 million provision for restructuring costs recorded by Goodman Fielder. Individually significant tax items included in the unaudited proforma net loss for the year ended June 30, 2002 include an A$47.9 million deferred tax benefit recorded on the recoupment of United States tax losses which were not previously recognized, and an A$15.8 million deferred tax benefit recognized on the provisions for restructuring costs recorded by Goodman Fielder.

Individually significant items recognized in the unaudited proforma net loss under U.S. GAAP include, in addition to the items listed above, a net A$90.3 million loss recorded on the extinguishment of debt, and A$27.5 million of additional restructuring costs recorded by Goodman Fielder, which were

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

previously recorded under Australian GAAP. Individually significant tax items recorded under U.S. GAAP exclude A$39.0 million of the deferred tax benefit which was previously recorded under U.S. GAAP.

(3)	The unaudited pro-forma net profit for the year ended June 30, 2003 under Australian GAAP includes a net individually significant gain of A$61.1 million before tax, related to an A$139.1 million unrealized foreign currency gain recorded on our U.S. dollar denominated borrowings which do not effectively hedge our U.S. dollar net investment, an A$6.6 million gain on the sale of property in South Yarra, Australia, offset by A$52.0 million of expenses arising from our restructuring of Goodman Fielder and Fleischmann’s Latin America, and an A$32.6 million provision for restructuring costs recorded by Goodman Fielder prior to our acquisition. Individually significant tax items included in the unaudited proforma net profit for the year ended June 30, 2003 include an A$9.0 million deferred tax benefit recorded on the recoupment of United States tax losses which were not previously recognized, an A$8.6 million deferred tax benefit recognized on the provisions for restructuring costs recorded by Goodman Fielder prior to our acquisition, offset by an A$4.6 million tax expense arising from a change in subsidiary ownership.

Individually significant items recognized in the unaudited proforma net profit under U.S. GAAP include the items listed above, except for A$52.0 million of restructuring costs recognized following our acquisition of Goodman Fielder and Fleischmann’s Latin America.

(w)	New U.S. accounting pronouncements

In July 2002, the FASB issued Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” Statement No. 146 is based on the general principle that a liability for a cost associated with an exit or disposal activity should be recorded when it is incurred and initially measured at fair value. Statement No. 146 applies to costs associated with (1) an exit activity that does not involve an entity newly acquired in a business combination, or (2) a disposal activity within the scope of Statement No. 144. These costs include certain termination benefits, costs to terminate a contract that is not a capital lease, and other associated costs to consolidate facilities or relocate employees. This statement did not have a material impact on our consolidated results or financial position on the date of adoption.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure an amendment of Statement No. 123.” This Statement amends Statement No. 123, “Accounting for Stock Based Compensation,” to provide alternative methods of voluntarily transitioning to the fair value-based method of accounting for stock-based employee compensation. Statement No. 148 also amends the disclosure requirements of Statement No. 123 to require more prominent disclosure of the method used to account for stock-based employee compensation and the effect of the method on reported results in both annual and interim financial statements. The disclosure provisions are effective for us from July 1, 2002. The adoption of Statement No. 148 did not have a material impact on the Group’s consolidated results or financial position under U.S. GAAP.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others.” This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under guarantees issued. This Interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of this Interpretation are applicable to guarantees issued or modified after December 31, 2002 and are not expected to have a material effect on the Group’s financial statements. The adoption of this interpretation has not resulted in any additional disclosure as the Group has not provided any guarantees of indebtedness to others.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities.” This Interpretation requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity’s activities via voting rights or similar rights. In October 2003, the FASB postponed the applicability of Interpretation 46 to many variable interest entities. This Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. For companies with a variable interest in a variable interest entity created before February 1, 2003, this Interpretation, as amended, applies no later than the beginning of the first interim or annual reporting period ending after December 15, 2003. This Interpretation requires certain disclosures in financial statements issued after January 31, 2003 if it is reasonably possible that the Group will consolidate or disclose information about variable interest entities when the Interpretation becomes effective. This Interpretation did not have a material impact on the Group’s consolidated results or financial position on the date of adoption.

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, “Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities.” This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement requires contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. Statement No. 149 amends certain other existing pronouncements. This Statement is effective for contracts entered into or modified after June 30, 2003, except for hedging relationships designated after June 30, 2003. The provisions of this Statement that relate to Statement No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. We do not expect the adoption of Statement No. 149 to have a material impact on the Group’s consolidated results or financial position under U.S. GAAP.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments (presently classified as equity) that embody obligations for the issuer. Generally, this statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this standard did not have a material impact on the Group’s financial position or net profit.

In November 2002, the EITF reached a consensus on Issue 02-16, “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor.” This Issue provides guidance on how a customer, including a reseller, should characterize consideration received from a vendor (Issue 1) and when the customer should recognize that consideration in the income statement (Issue 2). The consensus on Issue 1 should be applied to fiscal periods beginning after December 15, 2002. The consensus on Issue 2 is effective for arrangements entered into after November 21, 2002. As the guidance is applicable to customers, including resellers, that sell goods or services to a vendor (that is, resellers and vendors that sell goods or services to each other) and end-users that receive cash consideration from a vendor, the adoption of the consensus on Issue 2 did not have any impact on the

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Group’s financial position or net profit. Likewise, we do not expect that the adoption of Issue 1 will have an impact on the Group’s financial position or net profit.

(x)	Sales incentives

In May 2000 the Emerging Issues Task Force (EITF) of the FASB reached a consensus on Issue 00-14, “Accounting for Certain Sales Incentives.” The Issue addresses recognition and statement of financial performance classification of certain sales incentives. In April 2001, the EITF reached a consensus on Issue 00-25, “Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor’s Products.” The Issue addresses when consideration from a vendor is either (a) an adjustment of the selling prices of the vendor’s products to the retailer and, therefore, should be deducted from revenue when recognized in the vendor’s statement of financial performance or (b) a cost incurred by the vendor for assets or services provided by the retailer to the vendor and, therefore, should be included as a cost or an expense when recognized in the vendor’s statement of financial performance. These Issues were subsequently codified in EITF Issue 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).” Issue 01-9 was effective for the Group in the fiscal year ended June 30, 2002. The adoption of these Issues results only in the reclassification of certain short and long term rights to retail store shelf space, sales incentive and trade promotion expenses from selling, marketing and distribution expense to a reduction of revenue from sale of goods. The adoption does not affect the Group’s financial position or net profit. After adjusting for the reclassification of revenue recorded under Australian GAAP, referred to in note 1(j), the impact of this change for the years ended June 30, 2001, 2002 and 2003, was a reduction in revenue and selling, marketing and distribution expense of A$24.2 million, A$32.5 million and A$23.4 million, respectively, under U.S. GAAP.

(y)	Off-balance sheet arrangements

In 1990, a subsidiary of Goodman Fielder entered into a structured borrowing arrangement whereby monies were borrowed and a portion of the borrowings were invested in risk-free assets which were placed into a trust to meet the repayments of liabilities maturing in 2005 (“1990 refinancing transactions”). The value and maturity of the risk-free assets reflect the value and maturity of the liabilities. Upon maturity of the liabilities, the trust is obliged to repay these liabilities on behalf of Goodman Fielder out of the proceeds from the redemption of the risk-free assets. The structure of this arrangement was such that the likelihood of Goodman Fielder being called upon to repay these liabilities was remote.

As of June 30, 2003, under Australian GAAP, this arrangement is accounted for as a legal set-off transaction, where the liabilities are set off by the risk-free assets and recorded off balance sheet. Under U.S. GAAP, the structure of this arrangement is such that, under FASB Technical Bulletin 84-4, this transaction does not meet the criteria for debt defeasance, nor does the transaction qualify for set-off under FASB Interpretation No. 39. Consequently, the risk-free assets and liabilities are recognized on the statement of financial position under U.S. GAAP. As of June 30, 2003, the value of the risk-free assets and liabilities are both A$394.7 million.

Subsequent to June 30, 2003, the Company has entered into an agreement which unwinds the various transactions that are the subject of the 1990 refinancing transactions. As a consequence of unwinding the 1990 refinancing transactions, the value of the risk-free assets and liability will no longer be recognized on our statement of financial position under U.S. GAAP.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(z)	Condensed consolidating guarantor financial information

In connection with an offer by Burns Philp Capital Pty Limited, a wholly owned subsidiary of Burns, Philp & Company Limited, to sell U.S.$400.0 million of senior subordinated notes due 2012 and an offer by Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. to sell U.S. $210 million of senior subordinated notes due 2011 (collectively referred to as the “senior subordinated notes”), and in connection with an offer by Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. to sell U.S. $100 million of senior notes due 2010 (referred to as the “senior notes”), Burns, Philp & Company Limited and certain of its subsidiaries have guaranteed Burns Philp Capital Pty Limited’s and Burns Philp Capital (U.S.) Inc.’s obligation to pay principal and interest on the senior notes and senior subordinated notes (collectively, “the notes”). The guarantors of the notes include Burns, Philp & Company Limited and certain of its wholly owned subsidiaries. The notes are fully and unconditionally guaranteed on an unsecured senior and, in the case of the senior subordinated notes, subordinated, joint and several basis by Burns, Philp & Company Limited and certain of its wholly owned subsidiaries.

           The following condensed consolidating financial information presents:

(1)	Condensed consolidating statements of financial position as of June 30, 2002 and 2003 and the related statements of financial performance and cash flows for each of the years in the three-year period ended June 30, 2003, of

                         (a)     Burns, Philp & Company Limited, the parent;

                         (b)     Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc., the issuers;

                         (c)     the other guarantor subsidiaries;

                         (d)     the non guarantor subsidiaries; and

                         (e)     the Group on a consolidated basis, and

(2)	Adjustments and elimination entries necessary to consolidate Burns, Philp & Company Limited, the parent, with issuer and guarantor and non guarantor subsidiaries.

Investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and non guarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Other	Non-	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuer	Entities	Entities	Eliminations	Consolidated

	(A$ millions)
Condensed consolidating statement of financial performance for year ended June 30, 2001
Revenue from sale of goods	—	—	1,040.6	350.3	—	1,390.9
Revenue from rendering services	—	—	30.7	—	—	30.7
Other revenues from ordinary activities	11.1	—	9.1	9.8	(11.1)	18.9

Total revenue	11.1	—	1,080.4	360.1	(11.1)	1,440.5

Costs and expenses:
Cost of sales	—	—	565.1	219.4	—	784.5
Cost of services	—	—	15.5	—	—	15.5
Selling, marketing and distribution	—	—	290.2	55.4	—	345.6
General and administrative	14.3	—	73.0	45.7	(11.1)	121.9

Total costs and expenses	14.3	—	943.8	320.5	(11.1)	1,267.5

Income from operations	(3.2)	—	136.6	39.6	—	173.0
Interest expense	(1.2)	—	(95.2)	(34.3)	34.9	(95.8)
Interest income	0.6	—	20.6	26.7	(34.9)	13.0
Share of net profit of associates accounted for using the equity method	—	—	10.4	2.0	—	12.4
Minority interests	—	—	—	(2.0)	—	(2.0)

Profit before income taxes	(3.8)	—	72.4	32.0	—	100.6

Income tax expense	(0.3)	—	(5.0)	(6.8)	—	(12.1)
Equity in earnings of subsidiaries	92.6	—	36.8	6.6	(136.0)	—

Australian GAAP net profit/(loss)	88.5	—	104.2	31.8	(136.0)	88.5

U.S. GAAP adjustments
Property, plant and equipment revaluations	0.7	—	0.6	0.1	(0.7)	0.7
Amortization of intangible assets	4.0	—	3.2	0.8	(4.0)	4.0
Pension plans	(0.7)	—	(0.7)	—	0.7	(0.7)
Valuation allowance for deferred tax assets	24.9	—	25.8	—	(25.8)	24.9
Derivative financial instruments	(17.2)	—	(17.2)	—	17.2	(17.2)
Amortization of goodwill	(1.1)	—	(1.1)	(0.3)	1.4	(1.1)
Reversal of asset impairments	(3.3)	—	(3.3)	(3.3)	6.6	(3.3)
Hyperinflation adjustment	(2.9)	—	(2.9)	(2.9)	5.8	(2.9)
Amortization of discount on 7.5% Notes	(2.4)	—	—	—	—	(2.4)
Amortization of deferred expenditure	0.2	—	0.2	0.2	(0.4)	0.2
Equity method investment	0.5	—	0.5	0.5	(1.0)	0.5
Tax effect of U.S. GAAP adjustments	2.3	—	1.4	—	(1.4)	2.3

U.S. GAAP net profit/(loss)	93.5	—	110.7	26.9	(137.6)	93.5

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuer	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Condensed consolidating statement of financial position as of June 30, 2001
Total current assets	0.9	—	429.0	190.3	(6.5)	613.7
Net property, plant and equipment	0.2	—	460.4	243.5	—	704.1
Goodwill and other intangibles	—	—	299.1	108.4	—	407.5
Investments	273.6	—	697.9	84.3	(981.3)	74.5
Intra-group receivables	44.0	—	100.4	765.6	(910.0)	—
Total other assets	1.6	—	46.2	13.2	—	61.0

Total assets	320.3	—	2,033.0	1,405.3	(1,897.8)	1,860.8

Total current liabilities	10.7	—	422.3	84.1	(6.5)	510.6
Long term debt	13.5	—	749.2	266.2	—	1,028.9
Other long term liabilities	0.4	—	35.4	7.6	—	43.4
Intra-group payables	43.0	—	729.9	137.1	(910.0)	—

Total liabilities	67.6	—	1,936.8	495.0	(916.5)	1,582.9

Australian GAAP shareholders’ equity/(deficit)	252.7	—	96.2	910.3	(981.3)	277.9

U.S. GAAP adjustments
Outside equity interests	—	—	—	(25.2)	—	(25.2)
Property, plant and equipment revaluations	(26.3)	—	(25.9)	(0.4)	26.3	(26.3)
Intangible assets	(248.3)	—	(248.3)	(37.7)	286.0	(248.3)
Pension plans	(2.0)	—	(2.0)	—	2.0	(2.0)
Valuation allowance for deferred tax assets	49.5	—	47.2	—	(47.2)	49.5
Derivative financial instruments	(4.3)	—	(4.3)	—	4.3	(4.3)
Goodwill	53.5	—	53.5	6.8	(60.3)	53.5
Reversals of asset impairments	(3.3)	—	(3.3)	(3.3)	6.6	(3.3)
Revaluations of equity method investments	(14.9)	—	(14.9)	(0.5)	15.4	(14.9)
Hyperinflation adjustment	3.5	—	3.5	3.5	(7.0)	3.5
Discount on 7.5% Notes	5.9	—	—	—	—	5.9
Deferred expenditure	(0.8)	—	(0.8)	(0.8)	1.6	(0.8)
Equity method investment	6.1	—	6.1	6.1	(12.2)	6.1
Tax effect of U.S. GAAP adjustments	(11.2)	—	(11.2)	—	11.2	(11.2)

U.S. GAAP shareholders’ equity/(deficit)	60.1	—	(104.2)	858.8	(754.6)	60.1

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuer	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Condensed consolidating statement of cash flows for year ended June 30, 2001
Net operating cash flows	(4.7)	—	123.2	(0.1)	—	118.4
Net investing cash flows	(30.1)	—	(12.0)	(47.7)	—	(89.8)
Net financing cash flows	34.6	—	(93.4)	41.3	—	(17.5)

Net (decrease)/increase in cash held	(0.2)	—	17.8	(6.5)	—	11.1
Cash at beginning of period	0.1	—	140.1	47.3	—	187.5
Exchange rate adjustments	—	—	14.4	3.0	—	17.4

Australian GAAP cash at end of period	(0.1)	—	172.3	43.8	—	216.0

U.S. GAAP adjustments
Bank overdrafts	0.1	—	0.4	1.7	—	2.2

U.S. GAAP cash at end of period	—	—	172.7	45.5	—	218.2

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuer	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Condensed consolidating statement of financial performance for year ended June 30, 2002
Revenue from sale of goods	—	—	1,056.8	304.9	—	1,361.7
Revenue from rendering services	—	—	29.9	—	—	29.9
Other revenues from ordinary activities	20.7	—	5.1	1.3	(20.7)	6.4

Total revenue	20.7	—	1,091.8	306.2	(20.7)	1,398.0

Costs and expenses:
Cost of sales	—	—	553.9	176.6	—	730.5
Cost of services	—	—	21.1	—	—	21.1
Selling, marketing and distribution	—	—	274.7	45.1	—	319.8
General and administrative	16.7	0.3	61.5	41.5	(5.3)	114.7
Individually significant items	—	—	35.2	—	—	35.2

Total costs and expenses	16.7	0.3	946.4	263.2	(5.3)	1,221.3

Income from operations	4.0	(0.3)	145.4	43.0	(15.4)	176.7
Interest expense	(0.1)	(1.8)	(79.5)	(14.4)	22.9	(72.9)
Interest income	9.3	0.3	12.4	7.9	(22.9)	7.0
Share of net profit of associates accounted for using the equity method	—	—	8.1	2.0	—	10.1
Minority interests	—	—	—	(3.3)	—	(3.3)

Profit/(loss) before income taxes	13.2	(1.8)	86.4	35.2	(15.4)	117.6

Income tax benefit/(expense)	3.7	—	36.2	(11.3)	—	28.6
Equity in earnings of subsidiaries	129.3	—	37.6	6.3	(173.2)	—

Australian GAAP net profit/(loss)	146.2	(1.8)	160.2	30.2	(188.6)	146.2

U.S. GAAP adjustments
Property, plant and equipment revaluations	1.4	—	1.4	0.3	(1.7)	1.4
Amortization of intangible assets	7.3	—	7.3	1.3	(8.6)	7.3
Valuation allowance for deferred tax assets	(39.0)	—	(39.0)	—	39.0	(39.0)
Derivative financial instruments	(9.5)	—	(9.5)	—	9.5	(9.5)
Amortization of goodwill	(0.5)	—	(0.5)	0.5	—	(0.5)
Hyperinflation adjustment	(2.3)	—	(2.3)	(2.3)	4.6	(2.3)
Amortization of discount on 7.5% Notes	(0.4)	—	—	—	—	(0.4)
Extraordinary loss on extinguishment of debt	(90.3)	—	—	—	—	(90.3)
Amortization of deferred expenditure	0.2	—	0.2	0.2	(0.4)	0.2
Equity method investment	(2.2)	—	(2.2)	(2.2)	4.4	(2.2)
Foreign currency translation	5.0	—	5.0	—	(5.0)	5.0
Tax effect of U.S. GAAP adjustments	(0.9)	—	(0.9)	—	0.9	(0.9)

U.S. GAAP net profit/(loss)	15.0	(1.8)	119.7	28.0	(145.9)	15.0

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuer	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Condensed consolidating statement of financial position as of June 30, 2002
Total current assets	23.8	695.5	406.7	120.0	(11.0)	1,235.0
Net property, plant and equipment	0.1	—	405.7	171.4	—	577.2
Goodwill and other intangibles	—	—	266.8	52.6	—	319.4
Investments	198.8	—	528.2	85.8	(747.5)	65.3
Intra-group receivables	251.5	—	102.8	447.3	(801.6)	—
Total other assets	—	18.3	128.0	21.3	—	167.6

Total assets	474.2	713.8	1,838.2	898.4	(1,560.1)	2,364.5

Total current liabilities	9.4	1.7	340.9	55.7	(11.0)	396.7
Long term debt	—	711.0	738.7	—	—	1,449.7
Other long term liabilities	0.5	—	30.3	7.8	—	38.6
Intra-group payables	3.7	0.9	658.8	138.2	(801.6)	—

Total liabilities	13.6	713.6	1,768.7	201.7	(812.6)	1,885.0

Australian GAAP shareholders’ equity/(deficit)	460.6	0.2	69.5	696.7	(747.5)	479.5

U.S. GAAP adjustments
Outside equity interests	—	—	—	(18.9)	—	(18.9)
Property, plant and equipment revaluations	(24.3)	—	(24.3)	(1.4)	25.7	(24.3)
Intangible assets	(216.6)	—	(216.6)	(24.3)	240.9	(216.6)
Pension plans	(5.3)	—	(5.3)	—	5.3	(5.3)
Valuation allowance for deferred tax assets	5.1	—	5.1	—	(5.1)	5.1
Derivative financial instruments	(17.0)	—	(17.0)	—	17.0	(17.0)
Goodwill	49.2	—	49.2	1.8	(51.0)	49.2
Reversal of asset impairments	(2.9)	—	(2.9)	(2.9)	5.8	(2.9)
Revaluations of equity method investments	(13.1)	—	(13.1)	(0.4)	13.5	(13.1)
Hyperinflation adjustment	3.4	—	3.4	3.4	(6.8)	3.4
Deferred expenditure	(0.6)	—	(0.6)	(0.6)	1.2	(0.6)
Equity method investment	3.9	—	3.9	3.9	(7.8)	3.9
Tax effect of U.S. GAAP adjustments	(6.6)	—	(6.6)	—	6.6	(6.6)

U.S. GAAP shareholders’ equity/(deficit)	235.8	0.2	(155.3)	657.3	(502.2)	235.8

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuer	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Condensed consolidating statement of cash flows for year ended June 30, 2002
Net operating cash flows	11.4	0.1	175.7	41.9	(16.0)	213.1
Net investing cash flows	27.1	—	(50.7)	(50.2)	(32.0)	(105.8)
Net financing cash flows	(15.9)	682.0	(118.5)	11.8	48.0	607.4

Net increase in cash held	22.6	682.1	6.5	3.5	—	714.7
Cash at beginning of period	(0.1)	—	172.3	43.8	—	216.0
Exchange rate adjustments	(1.5)	13.2	(5.8)	(13.9)	—	(8.0)

Australian GAAP cash at end of period	21.0	695.3	173.0	33.4	—	922.7

U.S. GAAP adjustments
Bank overdrafts	—	—	—	0.9	—	0.9

U.S. GAAP cash at end of period	21.0	695.3	173.0	34.3	—	923.6

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuer	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Condensed consolidating statement of financial performance for the year ended June 30, 2003
Revenue from sale of goods	—	—	891.4	988.8	—	1,880.2
Revenue from rendering services	—	—	—	7.0	—	7.0
Proceeds from disposal of non current assets and businesses
— Individually significant items	—	—	169.6	—	—	169.6
— Other	—	—	17.8	5.7	—	23.5
Net foreign currency gains/(losses)	—	158.2	(72.6)	44.4	9.1	139.1
Other revenues from ordinary activities	6.6	—	2.8	1.0	(6.4)	4.0

Total revenue	6.6	158.2	1,009.0	1,046.9	2.7	2,223.4

Costs and expenses:
Cost of sales	—	—	(478.7)	(640.8)	—	(1,119.5)
Cost of services	—	—	—	(5.4)	—	(5.4)
Selling, marketing and distribution	—	—	(191.5)	(186.9)	—	(378.4)
General and administrative
— Individually significant	—	—	(157.7)	(38.8)	0.5	(196.0)
— Other	(13.0)	—	(93.3)	(93.7)	4.5	(195.5)

Total costs and expenses	(13.0)	—	(921.2)	(965.6)	5.0	(1,894.8)

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuer	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Income from operations	(6.4)	158.2	87.8	81.3	7.7	328.6
Interest expense	(0.5)	(80.3)	(180.6)	(21.6)	108.2	(174.8)
Interest income	22.0	76.9	23.2	4.1	(108.2)	18.0
Share of net profit of associates accounted for using the equity method	—	—	9.4	1.7	—	11.1
Minority interests	—	—	—	(5.0)	0.7	(4.3)

Profit/(loss) before income taxes	15.1	154.8	(60.2)	60.5	8.4	178.6

Income tax benefit/(expense)	6.2	—	—	(14.1)	(0.7)	(8.6)
Equity in earnings of subsidiaries	148.7	—	46.4	6.5	(201.6)	—

Australian GAAP net profit/(loss)	170.0	154.8	(13.8)	52.9	(193.9)	170.0

U.S. GAAP adjustments
Property, plant and equipment revaluations	0.8	—	0.8	0.3	(1.1)	0.8
Amortization of intangible assets	13.3	—	13.3	6.7	(20.0)	13.3
Pension plans	(0.2)	—	(0.2)	—	0.2	(0.2)
Derivative financial instruments	(9.0)	—	(9.0)	—	9.0	(9.0)
Amortization of goodwill	21.8	—	21.8	21.0	(42.8)	21.8
Amortization of deferred expenditure	0.2	—	0.2	0.2	(0.4)	0.2
Equity method investment	(4.2)	—	(4.2)	—	4.2	(4.2)
Gain on disposal of discontinued operations and other properties	17.5	—	17.5	—	(17.5)	17.5
Provision for restructuring costs	52.0	—	52.0	52.0	(104.0)	52.0
Cumulative effect of change in accounting policy	(0.3)	—	(0.3)	—	0.3	(0.3)
Tax effect of U.S. GAAP adjustments	(4.7)	—	(4.7)	(4.7)	9.4	(4.7)

U.S. GAAP net profit	257.2	154.8	73.4	128.4	(356.6)	257.2

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuer	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Condensed consolidating statement of financial position as of June 30, 2003
Total current assets	7.5	0.3	291.4	671.8	(37.5)	933.5
Net property, plant and equipment	0.1	—	299.3	815.5	—	1,114.9
Goodwill and other intangibles	—	—	245.4	2,019.9	—	2,265.3
Investments	369.5	—	2,591.0	77.0	(2,979.2)	58.3
Intra-group receivables	424.4	1,204.5	627.3	421.3	(2,677.5)	—
Total other assets	—	42.6	154.8	34.7	—	232.1

Total assets	801.5	1,247.4	4,209.2	4,040.2	(5,694.2)	4,604.1

Total current liabilities	6.2	43.4	314.0	576.9	(37.5)	903.0
Long term debt	—	1,049.3	1,757.8	6.7	—	2,813.8
Other long term liabilities	0.5	—	35.8	92.7	—	129.0
Intra-group payables	62.0	—	2,010.7	604.8	(2,677.5)	—

Total liabilities	68.7	1,092.7	4,118.3	1,281.1	(2,715.0)	3,845.8

Australian GAAP shareholders’ equity/(deficit)	732.8	154.7	90.9	2,759.1	(2,979.2)	758.3

U.S. GAAP adjustments
Outside equity interests	—	—	—	(25.5)	—	(25.5)
Property, plant and equipment revaluations	(14.4)	—	(14.4)	(0.4)	15.3	(14.4)
Intangible assets	(168.8)	—	(168.8)	(23.1)	191.9	(168.8)
Pension plans	(8.6)	—	(8.6)	—	8.6	(8.6)
Valuation allowance for deferred tax assets	5.5	—	5.5	—	(5.5)	5.5
Derivative financial instruments	(26.5)	—	(26.5)	—	26.5	(26.5)
Goodwill	186.8	—	186.8	135.8	(322.6)	186.8
Reversal of asset impairments	(2.4)	—	(2.4)	(2.3)	4.7	(2.4)
Revaluations of equity method investments	(11.3)	—	(11.3)	(0.3)	11.6	(11.3)
Deferred expenditure	(0.5)	—	(0.5)	(0.5)	1.0	(0.5)
Equity method investment	(0.3)	—	(0.3)	—	0.3	(0.3)
Deferred taxes arising on acquisition	(76.0)	—	(76.0)	(76.0)	152.0	(76.0)
Tax effect of U.S. GAAP adjustments	(6.7)	—	(6.7)	(2.0)	8.7	(6.7)

U.S. GAAP shareholders’ equity/(deficit)	609.6	154.7	(32.3)	2,764.3	(2,886.7)	609.6

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuer	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Condensed consolidating statement of cash flows for the year ended June 30, 2003
Net operating cash flows	8.1	41.4	140.8	13.1	(1.9)	201.5
Net investing cash flows	(97.5)	—	(2,006.4)	59.8	97.4	(1,946.7)
Net financing cash flows	68.9	(747.0)	1,842.5	(35.1)	(95.5)	1,033.8

Net increase in cash held	(20.5)	(705.6)	(23.1)	37.8	—	(711.4)
Cash at beginning of period	21.0	695.3	173.0	33.4	—	922.7
Exchange rate adjustments	0.2	10.6	(39.0)	(5.1)	—	(33.3)

Australian GAAP cash at end of period	0.7	0.3	110.9	66.1	—	178.0

U.S. GAAP adjustments
Bank overdrafts	—	—	—	2.5	—	2.5

U.S. GAAP cash at end of period	0.7	0.3	110.9	68.6	—	180.5

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Subsequent to June 30, 2003, certain Goodman Fielder Australia subsidiaries have become guarantors to the senior subordinated notes and the senior notes. During the year ended June 30, 2003, these entities contributed revenue of approximately A$464.9 million, incurred a net loss under Australian GAAP, including equity in earnings from subsidiaries, of A$12.6 million (which includes restructuring costs of A$48.7 million), and had total assets, including investments in subsidiaries, of approximately A$2,955.8 million.

      (aa) Allocation of interest expense to discontinuing operations

      The Group has allocated interest expense to the Terminals and Vinegar businesses, being discontinuing operations, in accordance with the allocation method described in EITF 87-24 “Allocation of Interest to Discontinuing Operations.” The percentage of the consolidated interest allocated has been determined as the ratio of net assets to be sold to the sum of total net assets of the consolidated entity plus consolidated debt other than (a) debt of the discontinuing operation that will be assumed by the buyer and (b) debt that can be directly attributed to other operations of the enterprise. The percentage calculated has been applied to the consolidated interest expense, adjusted to exclude the interest expense from (a) debt of the discontinuing operation that will be assumed by the buyer and (b) debt that can be directly attributed to other operations of the enterprise.

      The amount of interest allocated to the Terminals businesses was A$3.3 million, A$2.8 million and A$0.8 million for the years ended June 30, 2001, 2002 and 2003, respectively, and the amount of interest allocated to the Vinegar business was A$4.6 million, A$3.4 million and A$1.1 million for the years ended June 30, 2001, 2002 and 2003, respectively.

Note 34.     Events (unaudited) subsequent to the date of the Report of the Independent Auditors

      On March 26, 2003, Goodman Fielder announced that the Australian Taxation Office had issued an assessment imposing additional income tax, penalties and interest relating to arrangements concerning a financing facility entered into in 1990 and scheduled to expire in December 2005. The amended assessments incorporated additional income tax, penalties and interest of approximately A$126.5 million. A Settlement Deed has been made with the Australian Taxation Office to settle the matter for approximately A$53.0 million in tax, penalties and interest. A$20.0 million was paid in cash to the Australian Taxation Office on June 4, 2003, which will be offset against the A$53.0 million now required to be paid to the Australian Taxation Office. On December 23, 2003, Goodman Fielder paid A$16.5 million to the Australian Taxation Office. The balance of A$16.5 million plus A$0.3 million of interest was paid on January 16, 2004. As of June 30, 2003 approximately A$33.0 million has been accrued.

      On March 4, 2004, the Group announced the proposed sale of its Herbs & Spices business. The Group has appointed Credit Suisse First Boston to advance this sale. To the extent that a satisfactory transaction is negotiated, the Group expects that the sale of this business could be completed by June 2004.

      The Herbs and Spices segment generated revenue of A$148.6 million and segment EBIT of A$24.1 million in the six months ended December 31, 2003 and generated revenue of A$348.4 million and segment EBIT of A$58.2 million during the year ended 30 June 2003. At 31 December 2003, the Herbs and Spices segment had total assets of A$168.4 million and total liabilities of A$27.3 million. Note 23 of these financial statements includes further information regarding the Herbs and Spices divisions for the year ended June 30, 2003.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

UNAUDITED INTERIM CONSOLIDATED FINANCIAL INFORMATION FOR EACH OF THE
THREE MONTH AND SIX MONTH PERIODS ENDED DECEMBER 31, 2003

TABLE OF CONTENTS

Page

Unaudited Interim Consolidated Statements of Financial Performance for each of the three month periods ended December 31, 2002 and 2003 and each of the six month periods ended December 31, 2002 and 2003
F-104
Unaudited Interim Consolidated Statements of Financial Position as of June 30, 2003 and December 31, 2003	F-105
Unaudited Interim Consolidated Statements of Cash Flows for each of the six month periods ended December 31, 2002 and 2003	F-106
Notes to the Unaudited Interim Consolidated Financial Statements	F-107

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF FINANCIAL PERFORMANCE

		Three Months		Six Months
		Ended		Ended
		December 31,		December 31,

	Note	2002	2003	2002	2003

	(A$ million, except earnings per share amounts)
Revenue from sale of goods	2	344.5	873.5	642.9	1,739.0
Cost of goods sold		(181.3)	(539.1)	(348.6)	(1,083.4)
Gross profit		163.2	334.4	294.3	655.6
Revenue from rendering of services	2	—	—	7.0	—
Other revenues from ordinary activities	2	2.0	16.6	8.3	20.0
Other revenues from ordinary activities — individually significant items	2, 3(b)	84.2	81.5	169.6	99.5
Share of net profits of associates accounted for using the equity method	8	2.6	3.4	5.3	6.4
Selling, marketing and distribution expenses		(67.3)	(170.6)	(127.8)	(338.5)
General and administrative expenses
Individually significant items	3(b)	(80.2)	(7.6)	(125.6)	(13.9)
Other		(29.7)	(93.7)	(64.8)	(176.6)
Net interest expense:
Borrowing costs		(29.2)	(68.0)	(63.6)	(144.7)
Interest revenue	2	3.5	1.4	9.1	3.2

Profit from ordinary activities before related income tax expense	3(a)	49.1	97.4	111.8	111.0
Income tax expense relating to ordinary activities	6	(9.7)	(13.5)	(14.8)	(22.5)

Profit from ordinary activities after related income tax expense		39.4	83.9	97.0	88.5
Profit attributable to outside equity interests		(1.1)	(1.2)	(1.9)	(2.2)

Net profit attributable to Burns, Philp & Company Limited shareholders		38.3	82.7	95.1	86.3

Non-owner transaction changes in equity
Net exchange difference relating to self-sustaining foreign operations		(2.1)	(16.8)	(6.7)	(19.8)
Net increase in accumulated losses on initial adoption of Revised AASB 1028 “Employee Benefits”		(0.3)	—	(0.3)	—

Total revenues, expenses and valuation adjustments attributable to Burns, Philp & Company Limited shareholders recognized directly in equity		(2.4)	(16.8)	(7.0)	(19.8)

Total changes in equity attributable to Burns, Philp & Company Limited shareholders other than those resulting from transactions with shareholders as owners	15	35.9	65.9	88.1	66.5

Earnings per share — basic (cents)
Continuing operations	17	1.8	3.8	3.5	3.9
Discontinued operations	17	2.2	—	6.9	—

Basic earnings per share		4.0	3.8	10.4	3.9

Earnings per share — diluted (cents)
Continuing operations	17	0.8	2.9	1.6	3.1
Discontinued operations	17	0.8	—	2.4	—

Diluted earnings per share		1.6	2.9	4.0	3.1

The accompanying notes form an integral part of the unaudited interim consolidated financial statements.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		As of	As of
		June 30,	December 31,
	Note	2003	2003

		(A$ million)
Current assets
Cash assets		180.5	133.6
Receivables		385.0	341.1
Inventories	7	314.5	276.7
Prepaid slotting allowances		10.2	7.7
Other assets		43.3	23.1

Total current assets		933.5	782.2

Non current assets
Receivables		8.4	3.1
Investments accounted for using the equity method	8	53.6	53.2
Other financial assets		4.7	5.2
Property, plant and equipment	9	1,114.9	1,055.1
Intangible assets	10	2,265.3	2,223.8
Deferred tax assets		78.2	65.5
Prepaid slotting allowances		20.3	15.4
Deferred borrowing costs		113.9	119.8
Other assets		11.3	14.3

Total non current assets		3,670.6	3,555.4

Total assets		4,604.1	4,337.6

Current liabilities
Payables		499.7	402.3
Interest bearing liabilities	11	178.8	134.5
Current tax liabilities		29.0	17.0
Provisions	12	195.5	193.1

Total current liabilities		903.0	746.9

Non current liabilities
Payables		6.2	15.2
Interest bearing liabilities	11	2,813.8	2,592.9
Deferred tax liabilities		22.4	19.6
Provisions	12	100.4	97.7

Total non current liabilities		2,942.8	2,725.4

Total liabilities		3,845.8	3,472.3

Net assets		758.3	865.3

Equity
Contributed equity	13	1,063.9	1,114.1
Reserves		(234.4)	(254.2)
Accumulated losses	14	(96.7)	(19.4)

Equity attributable to Burns, Philp & Company Limited shareholders		732.8	840.5
Outside equity interests		25.5	24.8

Total equity	15	758.3	865.3

The accompanying notes form an integral part of the unaudited interim consolidated financial statements.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

			Six Months Ended
			December 31,

	Note		2002	2003

			(A$ million)
Cash flows from operating activities
Cash receipts in the course of operations			670.2	1,828.9
Cash payments in the course of operations:
Payments to suppliers and employees			(517.1)	(1,544.9)
Prepaid slotting allowances paid			(10.8)	(8.2)
Dividends received from associates			4.5	4.2
Interest and other items of similar nature received			9.3	4.3
Borrowing costs paid			(27.7)	(140.9)
Income taxes			(3.6)	(31.8)
Business restructuring costs paid			—	(36.4)

Net cash provided by operating activities			124.8	75.2

Cash flows from investing activities
Payment for property, plant and equipment			(27.7)	(42.3)
Payment for purchase of other financial assets			—	(0.7)
Payment for businesses, net of cash acquired:
Goodman Fielder			(325.6)	(35.8)
Fleischmann’s Latin America			(190.0)	(2.2)
Proceeds from disposal of property, plant and equipment			16.1	17.5
Proceeds from disposal of businesses, net of cash disposed of			158.8	—
Proceeds from recovery of vendor finance loan	3	(b)(iii)	—	30.0
Other			(0.4)	(0.2)

Net cash used in investing activities(a)			(368.8)	(33.7)

Cash flows from financing activities
Proceeds from issue of ordinary shares on exercise of options			50.1	50.2
Buy-back of convertible debt bonds			(181.1)	—
Repayment of other borrowings			(12.5)	(106.5)
Draw down of other borrowings			—	1.0
Refinancing costs paid			(0.7)	(12.6)
Debt issue costs paid			(4.8)	(5.6)
Dividends paid – converting preference shares	5		(13.4)	(9.0)
Dividends paid – outside equity interests			(0.6)	(1.3)

Net cash used in financing activities(a)			(163.0)	(83.8)

Net decrease in cash held			(407.0)	(42.3)
Cash at beginning of period			922.7	178.0
Effects of exchange rate changes on cash (including cash at beginning of period and cash transactions during the period)			(1.8)	(11.9)

Cash at end of period(b)			513.9	123.8

(a) Non-cash financing and investing activities

      There were no significant non-cash financing and investing activities during the current or prior corresponding six months.

		December 31,	December 31,
		2002	2003

		(A$ million)
(b)	Reconciliation of cash
	Cash assets	515.1	133.6
	Bank overdrafts	(1.2)	(9.8)

	Cash as per statements of cash flows	513.9	123.8

The accompanying notes form an integral part of the unaudited interim consolidated financial statements.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Note 1.     Statement of Significant Accounting Policies

      The significant policies, which have been applied in the preparation of these interim financial statements, are:

(a) Basis of Preparation

      The unaudited interim consolidated financial report is a general purpose financial report which has been prepared in accordance with the Australian Corporations Act 2001, Australian Accounting Standard AASB1029 “Interim Financial Reporting”, other authoritative announcements of the Australian Accounting Standards Board and consensus views issued by the Urgent Issues Group, a committee of the Australian Accounting Standards Board. The unaudited interim consolidated financial report does not include full note disclosures of the type normally included in an annual financial report. It is recommended that this interim financial report be read in conjunction with the June 30, 2003 Annual Financial Report and any public announcements by Burns, Philp & Company Limited and its controlled entities during the six months ended December 31, 2003, in accordance with continuous disclosure obligations arising under the Australian Corporations Act 2001.

      This unaudited interim consolidated financial report has been prepared on the basis of historical costs and, except where stated, does not take into account changing money values or current valuations of non current assets.

      The consolidated financial statements include the financial statements of Burns, Philp & Company Limited (Burns Philp or the Company), being the parent entity, and its controlled entities (the consolidated entity or the Group).

      The information furnished herein reflects all adjustments (including normal recurring accruals and adjustments), which are, in the opinion of the directors, necessary to fairly state the operating results for the respective periods. However, these operating results are not necessarily indicative of the results expected for the full fiscal year.

      The accounting policies have been consistently applied by each entity in the consolidated entity and are consistent with those applied in the June 30, 2003 audited consolidated financial statements.

      The carrying amounts of non current assets are reviewed to determine whether they are in excess of their recoverable amount at the end of each reporting period. If the carrying amount of a non current asset exceeds the recoverable amount, the asset is written down to the lower amount. In assessing recoverable amounts, the relevant cash flows have not been discounted to their present value.

(b) Principles of Consolidation

      The unaudited interim consolidated financial statements of the Group include the financial statements of Burns, Philp & Company Limited, being the parent entity, and its controlled entities.

Controlled entities

      The financial statements of controlled entities are included from the date control commences until the date control ceases. Outside equity interests in the equity and result of the entities that are controlled by the Group are shown as separate items in the unaudited interim consolidated financial statements.

(c) Foreign Currency

      Foreign currency transactions are translated to Australian currency at the rates of exchange ruling at the dates of the transactions.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 1.     Statement of Significant Accounting Policies (Continued)

      Amounts receivable and payable in foreign currencies at balance date are translated at rates of exchange prevailing on that date.

      Statements of financial performance for overseas controlled entities are translated to Australian currency at the weighted average rates of exchange ruling during the period. All overseas operations are considered to be self-sustaining. On consolidation, exchange differences arising on the translation of financial statements of overseas controlled entities are transferred directly to the foreign currency translation reserve together with any exchange gains or losses on foreign currency monetary liabilities, after applicable income tax, which hedge the net investment, or form part of the net investment, in self-sustaining overseas operations.

      Foreign exchange translation gains or losses arising out of current account balances and unhedged foreign currency borrowings are reflected in the consolidated result.

(d) Taxation

      The income statement liability method of tax effect accounting is adopted. Under this method, income tax expense is based on accounting profit adjusted for permanent differences between accounting and taxable income.

      Future income tax benefits relating to timing differences are not brought to account unless realization of the asset is assured beyond reasonable doubt. Future income tax benefits relating to tax losses are only brought to account when their realization is virtually certain.

(e) Revenue Recognition

Sale of Goods

      Revenue from the sale of goods is recognized (net of returns, discounts and allowances) when the risks and rewards of ownership and title of goods pass to the customer.

      Following the acquisition of Goodman Fielder, we have reassessed the allowances we deduct from gross sales revenue. As a consequence of this, certain allowances which were previously recognized in marketing, selling and distribution expenses during the three months and six months ended December 31, 2002, have been reclassified and deducted from sales revenue. There is no impact on net profit from this reclassification.

      Comparative financial information has been reclassified which has resulted in a reduction in consolidated sales revenue of A$25.9 million for the three months ended December 31, 2002 and of A$45.0 million for the six months ended December 31, 2002. The impact on sales revenue as previously reported by business segment is set out below:

	Three Months Ended		Six Months Ended
	December 31, 2002		December 31, 2002

	Yeast North	Herbs &	Yeast North	Herbs &
	America	Spices	America	Spices

	(A$ million)
Sales revenue previously reported	102.4	140.7	184.8	247.5
Effect of reclassification	(7.1)	(18.8)	(9.2)	(35.8)

Adjusted sales revenue	95.3	121.9	175.6	211.7

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 1.     Statement of Significant Accounting Policies (Continued)

(f) Accounting for Acquisitions

      Acquisitions are accounted for using the purchase method of accounting. The excess of the purchase price over the fair value of net tangible assets acquired is allocated first to the fair value of identifiable intangible assets. The remaining purchase price is then allocated to goodwill.

(g) Intangible Assets

Goodwill

      Goodwill is amortized on a straight line basis over the period of expected benefit, not exceeding 20 years. In the three and six months ended December 31, 2002 and 2003, goodwill has been amortized at an annual rate of 5%. In addition, the carrying value of goodwill is reviewed regularly by the directors to ensure it is not in excess of its recoverable amount.

Identifiable Intangible Assets

      Identifiable intangible assets (trademarks, tradenames, brandnames and technological assets) are amortized on a straight line basis over the period of expected benefit, not exceeding 40 years. In the three and six months ended December 31, 2002 and 2003, identifiable intangible assets have been amortized at an annual rate of 2.5%. In addition, the carrying value of identifiable intangible assets is reviewed regularly by the directors to ensure it is not in excess of its recoverable amount.

(h) Comparative Figures

      Comparative figures have been adjusted where necessary to reflect the presentation adopted as of December 31, 2003.

(i) Impact of Adopting AASB Equivalents to IFRS

      For annual reporting periods beginning on or after July 1, 2005, the consolidated entity must comply with International Financial Reporting Standards (IFRS) as issued by the Australian Accounting Standards Board.

      This financial report has been prepared in accordance with Australian Accounting Standards and other financial reporting requirements in Australia (Australian GAAP). The differences between Australian GAAP and IFRS identified to date as potentially having a significant effect on the consolidated entity’s financial performance and financial position are summarized below. The summary should not be taken as an exhaustive list of all the differences between Australian GAAP and IFRS. No attempt has been made to identify all disclosure, presentation or classification differences that would affect the manner in which transactions or events are presented.

      The consolidated entity has not quantified the effects of the differences discussed below. Accordingly, there can be no assurances that the consolidated financial performance and financial position as disclosed in this financial report would not be significantly different if determined in accordance with IFRS.

      Regulatory bodies that promulgate Australian GAAP and IFRS have significant ongoing projects that could affect the differences between Australian GAAP and IFRS described below and the impact of these differences relative to the consolidated entity’s financial reports in the future. The potential impact on the consolidated entity’s financial performance and financial position of the adoption of IFRS, including system upgrades and other implementation costs which may be incurred, have not been quantified as the actual

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 1.     Statement of Significant Accounting Policies (Continued)

impact will depend on the particular circumstances prevailing on adoption in the reporting periods commencing on July 1, 2005.

      The key potential effects of the conversion to IFRS on the consolidated entity are as follows:

•	To the extent not already recognized, financial instruments must be recognized in the statement of financial position and all derivatives and most financial assets must be carried at fair value;

•	Income tax will be calculated based on the “balance sheet” approach, which may result in more deferred tax assets and liabilities being recognized and, as tax effects follow the underlying transaction, some tax effects may be recognized in equity;

•	To the extent not already recognized, surpluses and deficits in the defined benefit superannuation plans sponsored by entities within the consolidated entity will be recognized in the statement of financial position and the statement of financial performance;

•	Intangible assets:

–	Internally generated intangible assets will not be recognized;

–	Intangible assets can only be revalued if there is an active market;

This may require revaluations of intangible assets recorded in prior periods to be reversed on adoption of IFRS.

•	Goodwill and intangible assets with indefinite useful lives will be tested for impairment annually and will not be amortized; and

•	Impairments of assets will be determined on a discounted basis, with strict tests for determining whether the value of goodwill and cash-generating operations has been impaired.

Note 2.     Revenue From Ordinary Activities

	Three Months		Six Months
	Ended		Ended
	December 31,		December 31,

	2002	2003	2002	2003

	(A$ million)
Sale of goods revenue from operating activities	344.5	873.5	642.9	1,739.0
Rendering of services revenue from operating services	—	—	7.0	—

Total revenue from sale of goods and rendering of services	344.5	873.5	649.9	1,739.0
Other revenues from operating activities
Interest revenue	3.5	1.4	9.1	3.2
Proceeds from disposal of non current assets and businesses	1.2	16.5	6.9	17.9
Other	0.8	0.1	1.4	2.1
Other revenue from outside operating activities
Individually significant proceeds from disposal of non current assets and businesses	84.2	—	169.6	—
Individually significant proceeds received on recovery of vendor finance loan	—	30.0	—	30.0
Individually significant unrealized foreign currency gain	—	51.5	—	69.5

Total revenue from ordinary activities	434.2	973.0	836.9	1,861.7

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 3.     Profit From Ordinary Activities Before Income Tax

	Three Months		Six Months
	Ended		Ended
	December 31,		December 31,

	2002	2003	2002	2003

	(A$ million)
(a) Profit from ordinary activities before income tax has been determined after crediting/(charging):
Net gain on disposal of property, plant and equipment*	—	0.4	10.2	0.3
Net gain on disposal of businesses**	18.4	—	51.8	—
Unrealized foreign currency gain**	—	51.5	—	69.5
Recovery of vendor finance loan**	—	30.0	—	30.0
Provisions for restructuring of new businesses**	—	(7.6)	—	(13.9)
Carrying value of net assets and properties sold**	(65.8)	—	(111.2)	—
Deferred borrowing costs written off**	(14.4)	—	(14.4)	—
Depreciation and amortization:
Property, plant and equipment	(11.4)	(28.7)	(25.0)	(58.0)
Goodwill	(1.6)	(17.1)	(2.0)	(35.7)
Identifiable intangibles assets	(2.1)	(5.9)	(4.2)	(12.0)
Prepaid slotting allowances	(10.2)	(7.3)	(18.4)	(12.5)

Total depreciation and amortization	(25.3)	(59.0)	(49.6)	(118.2)

*	The net gain of A$10.2 million in the six months ended December 31, 2002 included a gain of A$6.6 million on the sale of the South Yarra property which was reported as an individually significant item (refer note 3(b)).

**	These amounts have been included in individually significant items (refer note 3(b)).

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 3.     Profit From Ordinary Activities Before Income Tax (Continued)

	Three Months		Six Months
	Ended		Ended
	December 31,		December 31,

	2002	2003	2002	2003

	(A$ million)
(b) Individually significant items
Included in other revenue from ordinary activities	84.2	81.5	169.6	99.5
Included in general and administrative expenses from ordinary activities	(80.2)	(7.6)	(125.6)	(13.9)

Total individually significant items	4.0	73.9	44.0	85.6

Consisting of:
(i) Unrealized foreign currency gain	—	51.5	—	69.5
(ii) Provisions for restructuring of new businesses	—	(7.6)	—	(13.9)
(iii) Recovery of vendor finance loan	—	30.0	—	30.0
(iv) Gain on sale of Australasian Terminals business
Sale proceeds	7.3	—	83.5	—
Carrying amount of net assets sold	—	—	(42.8)	—
(v) Gain on sale of North America Industrial Vinegar business
Sale proceeds	76.9	—	76.9	—
Carrying amount of net assets sold	(65.8)	—	(65.8)	—
(vi) Gain on sale of South Yarra property
Sale proceeds	—	—	9.2	—
Carrying amount of property	—	—	(2.6)	—
(vii) Deferred borrowing costs written off	(14.4)	—	(14.4)	—

	4.0	73.9	44.0	85.6

(i)	Significant additional borrowings were drawn down by the Group to fund the acquisition of Goodman Fielder. These additional borrowings are not fully hedged and therefore, in accordance with accounting policy note 1(c), an unrealized foreign currency gain of A$51.5 million for the three months ended December 31, 2003 and A$69.5 million for the six months ended December 31, 2003 has been included in the consolidated statements of financial performance.

(ii)	Since June 30, 2003, additional restructuring programs have been implemented at Goodman Fielder. Redundancy and other costs from these restructuring programs of A$7.6 million for the three months ended December 31, 2003 and of A$13.9 million for the six months ended December 31, 2003 have been expensed.

(iii)	In 1999, Goodman Fielder provided a vendor finance loan of A$35.3 million to Bartter Enterprises Pty Limited (Bartter) as part of the sale of its Australian poultry operations. This loan was fully provided for by Goodman Fielder in June 2001. At the time of our acquisition of Goodman Fielder, there was significant uncertainty regarding the recoverability of this loan. Accordingly, no value was assigned on acquisition. During the six months ended December 31, 2003, Bartter completed a significant financial restructure of its operations which resulted in the Group recovering approximately A$30.0 million of this vendor finance loan. The recovery of this loan has been recognized as revenue in the three months and six months ended December 31, 2003.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 3.     Profit From Ordinary Activities Before Income Tax (Continued)

(iv)	On August 7, 2002, Burns Philp announced that it had entered into an agreement to sell the Terminals business to controlled entities of Kaneb Pipe Line Operating Partnership LP. The sale of the business was completed on September 18, 2002 resulting in an A$33.4 million gain in the three months ended September 30, 2002 and a further A$7.3 million gain in the three months ended December 31, 2002.

(v)	On August 23, 2002, Burns Philp announced that it had entered into an agreement to sell the North American Industrial Vinegar business to Swander Pace Capital L.L.C., a private equity investor. The sale was completed on October 9, 2002, resulting in an A$11.1 million gain for the three months and six months ended December 31, 2002.

(vi)	Following the closure of the South Yarra yeast manufacturing facility in July 2002, the South Yarra property was sold, resulting in an A$6.6 million gain for the three months ended September 30, 2002 and the six months ended December 31, 2002.

(vii)	As part of the acquisition of Goodman Fielder during the year ended June 30, 2003, the Group’s then existing senior funding facility was refinanced, necessitating the write off of A$14.4 million of deferred borrowing costs in respect of this funding arrangement.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 4.	Segment Reporting

Business and Geographic Segments

      Following the acquisition of Goodman Fielder in March 2003, the Group now operates in four main business segments with additional insignificant activity segmented in Other. During the six months ended December 31, 2002, the Terminals and Vinegar businesses, previously separately reported as business segments, were sold. Business segment information in respect of these two businesses has been included in Other in respect of the three and six months ended December 31, 2002. The Group’s business segments are identified based on the nature of the products provided and services rendered. The Group also operates in four main geographic regions. The directors selected these segments for internal reporting purposes and have organized the enterprise around these products and services and geographic areas.

Business Segment	Geographic Segment	Products and Services

Yeast/Bakery	North America Latin America Europe Asia Pacific*	Bakers’ yeast and bakers’ ingredients — industrial and consumer yeast, yeast extracts and bakery ingredients

Herbs and Spices	North America	Sourcing, grinding, blending, packaging and distribution of herbs and spices

Goodman Fielder Australia	Asia Pacific	Packaged bread and other baked goods, breakfast cereals, nutritious snacks, cake mixes, branded flour, margarine, mayonnaise, dressings and spreads

Goodman Fielder New Zealand	Asia Pacific	Salty and nutritious snacks, spreads and oils, loaf bread, baked goods, frozen meals and flour

Other	Asia Pacific North America	Bulk liquid storage** Industrial vinegar**

Corporate/T&D	North America Europe Asia Pacific	Administration, technology and development

*	Also includes fats and oils, flour, processed chicken, margarine, ice cream and snack foods

**	The Australasian Terminals (bulk liquid storage) and the North American Industrial Vinegar businesses were sold during the six months ended December 31, 2002. Refer notes 3(b), 16 and 18 for further details.

Major Customers

      Two of the Group’s customers, which operate in the Australian retail grocery industry, represented approximately 21% of the Group’s consolidated sales revenue in the three months ended December 31, 2003 and 22% of the Group’s consolidated sales revenue in the six months ended December 31, 2003.

      No single customer represented 10% or more of the Group’s consolidated sales revenue in the three month and six month periods ended December 31, 2002.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4.	Segment Reporting (Continued)

Primary Reporting by Business Segment

	Three Months Ended December 31, 2003

	Yeast/Bakery						Goodman Fielder

	North	Latin		Asia		Herbs &		New		Corporate/	Consolidated
	America	America	Europe	Pacific	Total	Spices	Australia	Zealand	Other	T&D	Total

	(A$ million)
Revenue
External segment revenue from sale of goods*	68.3	54.8	41.2	102.9	267.2	83.7	373.5	148.2	0.9	—	873.5
Proceeds from sales of businesses and property											16.5
Proceeds from recovery of vendor finance loan											30.0
Interest revenue											1.4
Unrealized foreign currency gain											51.5
Other unallocated revenue											0.1

Total revenue from ordinary activities											973.0

Result
Segment result	16.6	7.2	9.1	12.3	45.2	17.8	6.4	18.0	—	73.2	160.6
Share of net profits of associates	—	0.4	1.5	0.7	2.6	—	0.8	—	—	—	3.4

Segment EBIT	16.6	7.6	10.6	13.0	47.8	17.8	7.2	18.0	—	73.2	164.0

Net interest expense											(66.6)

Profit from ordinary activities before income tax											97.4
Income tax expense											(13.5)

Profit from ordinary activities after income tax											83.9
Outside equity interests											(1.2)

Net profit											82.7

Included in the segment result above were:
Non-cash expense items:
Depreciation and amortization (excluding prepaid slotting allowances)	(3.6)	(3.9)	(2.9)	(5.6)	(16.0)	(1.4)	(24.1)	(9.8)	(0.1)	(0.3)	(51.7)
Amortization of prepaid slotting allowances	—	—	—	—	—	(7.3)	—	—	—	—	(7.3)
Net expense from movements in provisions**	(1.0)	(4.1)	(1.3)	(0.4)	(6.8)	(0.7)	7.0	(0.9)	—	(2.9)	(4.3)
Individually significant items:
Unrealized foreign currency gain	—	—	—	—	—	—	—	—	—	51.5	51.5
Restructuring of new businesses	—	—	—	—	—	—	(7.6)	—	—	—	(7.6)
Recovery of vendor finance loan	—	—	—	—	—	—	—	—	—	30.0	30.0
Acquisitions of non current assets during the three months	1.1	2.8	1.5	4.5	9.9	0.6	4.4	3.7	—	0.1	18.7

*	There were no significant inter-segment sales

**	Excluding individually significant items

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4.	Segment Reporting (Continued)

Primary Reporting by Business Segment — (Continued)

	Three Months Ended December 31, 2002

	Yeast/Bakery						Goodman Fielder

	North	Latin		Asia		Herbs &		New		Corporate/	Consolidated
	America	America	Europe	Pacific	Total	Spices	Australia	Zealand	Other	T&D	Total

	(A$ million)
Revenue
External segment revenue from sale of goods*	95.3	43.3	40.2	40.3	219.1	121.9	—	—	3.5	—	344.5
Proceeds from sales of businesses and property											85.4
Interest revenue											3.5
Other unallocated revenue											0.8

Total revenue from ordinary activities											434.2

Result
Segment result	29.0	2.1	5.6	7.7	44.4	29.2	—	—	(0.1)	(1.3)	72.2
Share of net profits of associates	—	0.4	1.2	1.0	2.6	—	—	—	—	—	2.6

Segment EBIT	29.0	2.5	6.8	8.7	47.0	29.2	—	—	(0.1)	(1.3)	74.8

Net interest expense											(25.7)

Profit from ordinary activities before income tax											49.1
Income tax expense											(9.7)

Profit from ordinary activities after income tax											39.4
Outside equity interests											(1.1)

Net profit											38.3

Included in the segment result above were:
Non-cash expense items:
— Depreciation and amortization (excluding prepaid slotting allowances)	(4.3)	(3.0)	(3.4)	(2.2)	(12.9)	(1.7)	—	—	(0.4)	(0.1)	(15.1)
— Amortization of prepaid slotting allowances	—	—	—	—	—	(10.2)	—	—	—	—	(10.2)
— Net expense from movements in provisions**	(1.4)	(0.5)	(1.1)	(0.3)	(3.3)	(1.3)	—	—	—	1.4	(3.2)
Individually significant items:
— Gain on sale of terminals business in Australasia	—	—	—	—	—	—	—	—	—	7.3	7.3
— Gain on sale of vinegar business in North America	—	—	—	—	—	—	—	—	—	11.1	11.1
— Deferred borrowing costs provided for	—	—	—	—	—	—	—	—	—	(14.4)	(14.4)
Acquisitions of non current assets during the three months	2.7	2.9	2.1	4.7	12.4	0.6	—	—	—	—	13.0

_______________

*	There were no significant inter-segment sales.

**	Excluding individually significant items.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4.	Segment Reporting (Continued)

Primary Reporting by Business Segment — (Continued)

	Six Months Ended December 31, 2003

	Yeast/Bakery						Goodman Fielder

	North	Latin		Asia		Herbs &		New		Corporate/	Consolidated
	America	America	Europe	Pacific	Total	Spices	Australia	Zealand	Other	T&D	Total

	(A$ million)
Revenue
External segment revenue from sale of goods*	128.6	117.9	82.0	202.9	531.4	148.6	767.1	290.1	1.8	—	1,739.0
Proceeds from sales of businesses and property											17.9
Proceeds from recovery of vendor finance loan											30.0
Interest revenue											3.2
Unrealized foreign currency gain											69.5
Other unallocated revenue											2.1

Total revenue from ordinary activities											1,861.7

Result
Segment result	26.7	16.5	15.9	21.5	80.6	24.1	25.1	32.1	0.1	84.1	246.1
Share of net profits of associates	—	1.0	2.9	1.6	5.5	—	0.9	—	—	—	6.4

Segment EBIT	26.7	17.5	18.8	23.1	86.1	24.1	26.0	32.1	0.1	84.1	252.5

Net interest expense											(141.5)

Profit from ordinary activities before income tax											111.0
Income tax expense											(22.5)

Profit from ordinary activities after income tax											88.5
Outside equity interests											(2.2)

Net profit											86.3

Included in the segment result above were:
Non-cash expense items:
— Depreciation and amortization (excluding prepaid slotting allowances)	(7.4)	(8.4)	(5.9)	(11.4)	(33.1)	(2.9)	(48.0)	(20.7)	(0.1)	(0.9)	(105.7)
— Amortization of prepaid slotting allowances	—	—	—	—	—	(12.5)	—	—	—	—	(12.5)
— Net expense from movements in provisions**	(2.5)	(4.7)	(2.0)	(0.9)	(10.1)	(1.6)	4.2	(1.6)	—	(3.1)	(12.2)
Individually significant items:
— Unrealized foreign currency gain	—	—	—	—	—	—	—	—	—	69.5	69.5
— Restructuring of new businesses	—	—	—	—	—	—	(13.9)	—	—	—	(13.9)
— Recovery of vendor finance loan	—	—	—	—	—	—	—	—	—	30.0	30.0
Assets
Segment assets	275.3	302.9	203.6	481.0	1,262.8	168.4	1,789.9	762.3	2.9	41.2	4,027.5
Equity accounted investments	—	10.0	18.8	18.8	47.6	—	5.6	—	—	—	53.2
Unallocated assets											256.9

Consolidated total assets	275.3	312.9	222.4	499.8	1,310.4	168.4	1,795.5	762.3	2.9	41.2	4,337.6

Liabilities
Segment liabilities	34.4	23.6	39.7	59.7	157.4	27.3	270.2	72.0	0.4	128.5	655.8
Unallocated liabilities											2,816.5

Consolidated total liabilities	34.4	23.6	39.7	59.7	157.4	27.3	270.2	72.0	0.4	128.5	3,472.3

Acquisitions of non current assets during the six months	1.9	5.4	3.0	8.4	18.7	1.3	15.5	6.7	—	0.1	42.3

*	There were no significant inter-segment sales.

**	Excluding individually significant items.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4.	Segment Reporting (Continued)

Primary Reporting by Business Segment — (Continued)

	Six Months Ended December 31, 2002

	Yeast/Bakery						Goodman Fielder

	North	Latin		Asia		Herbs &		New		Corporate/	Consolidated
	America	America	Europe	Pacific	Total	Spices	Australia	Zealand	Other	T&D	Total

	(A$ million)
Revenue
External segment revenue from sale of goods and rendering of services*	175.6	73.1	79.7	75.8	404.2	211.7	—	—	34.0	—	649.9
Proceeds from sales of businesses and property											176.5
Interest revenue											9.1
Other unallocated revenue											1.4

Total revenue from ordinary activities											836.9

Result
Segment result	46.1	7.3	10.9	20.0	84.3	43.4	—	—	5.4	27.9	161.0
Share of net profits of associates	—	0.9	2.3	2.1	5.3	—	—	—	—	—	5.3

Segment EBIT	46.1	8.2	13.2	22.1	89.6	43.4	—	—	5.4	27.9	166.3

Net interest expense											(54.5)

Profit from ordinary activities before income tax											111.8
Income tax expense											(14.8)

Profit from ordinary activities after income tax											97.0
Outside equity interests											(1.9)

Net profit											95.1

Included in the segment result above were:
Non-cash expense items:
— Depreciation and amortization (excluding prepaid slotting allowances)	(8.7)	(4.5)	(6.8)	(4.5)	(24.5)	(3.4)	—	—	(3.1)	(0.2)	(31.2)
— Amortization of prepaid slotting allowances	—	—	—	—	—	(18.4)	—	—	—	—	(18.4)
— Net expense from movements in provisions**	(1.4)	(0.6)	(1.4)	(0.3)	(3.7)	(2.0)	—	—	(0.5)	(0.4)	(6.6)
Individually significant items
— Gain on sale of terminals business in Australasia	—	—	—	—	—	—	—	—	—	40.7	40.7
— Gain on sale of vinegar business in North America	—	—	—	—	—	—	—	—	—	11.1	11.1
— Gain on sale of South Yarra property	—	—	—	6.6	6.6	—	—	—	—	—	6.6
— Deferred borrowing costs provided for	—	—	—	—	—	—	—	—	—	(14.4)	(14.4)
Assets
Segment assets	390.1	361.6	230.5	210.6	1,192.8	239.7	—	—	3.0	36.3	1,471.8
Equity accounted investments	—	11.2	24.2	23.7	59.1	—	—	—	—	—	59.1
Unallocated assets											831.5

Consolidated total assets	390.1	372.8	254.7	234.3	1,251.9	239.7	—	—	3.0	36.3	2,362.4

Liabilities
Segment liabilities	50.4	21.0	45.7	25.4	142.5	35.7	—	—	0.4	35.9	214.5
Unallocated liabilities											1,537.9

Consolidated total liabilities	50.4	21.0	45.7	25.4	142.5	35.7	—	—	0.4	35.9	1,752.4

Acquisitions of non current assets during the six months	5.4	5.7	3.1	8.2	22.4	2.6	—	—	2.6	0.1	27.7

*	There were no significant inter-segment sales

**	Excluding individually significant items

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 4.	Segment Reporting (Continued)

Secondary Reporting by Geographical Segments

	Three Months Ended December 31, 2003

	North	Latin		Asia	Consolidated
	America	America	Europe	Pacific	Total

	(A$ million)
Revenue
External segment revenue from sale of goods*	152.0	54.8	41.2	625.5	873.5
Proceeds from sales of businesses and property					16.5
Proceeds from recovery of vendor finance loan					30.0
Interest revenue					1.4
Unrealized foreign currency gain					51.5
Other unallocated revenue					0.1

Total revenue from ordinary activities					973.0

Result
Segment result	33.5	7.2	8.0	111.9	160.6
Share of net profits of associates	—	0.4	1.5	1.5	3.4

Segment EBIT	33.5	7.6	9.5	113.4	164.0

Assets
Segment assets	448.3	302.9	208.8	3,067.5	4,027.5
Equity accounted investments	—	10.0	18.8	24.4	53.2
Unallocated assets	—	—	—	—	256.9

Consolidated total assets	448.3	312.9	227.6	3,091.9	4,337.6

Acquisitions of non current assets during the three months	1.7	2.8	1.5	12.7	18.7

	Three Months Ended December 31, 2002

	North	Latin		Asia	Consolidated
	America	America	Europe	Pacific	Total

	(A$ million)
Revenue
External segment revenue from sale of goods*	219.7	43.3	40.2	41.3	344.5
Proceeds from sales of businesses
and property					85.4
Interest revenue					3.5
Other unallocated revenue					0.8

Total revenue from ordinary activities					434.2

Result
Segment result	67.1	2.1	5.3	(2.3)	72.2
Share of net profits of associates	—	0.4	1.2	1.0	2.6

Segment EBIT	67.1	2.5	6.5	(1.3)	74.8

Assets
Segment assets	624.4	361.6	234.4	251.4	1,471.8
Equity accounted investments	—	11.2	24.2	23.7	59.1
Unallocated assets	—	—	—	—	831.5

Consolidated total assets	624.4	372.8	258.6	275.1	2,362.4

Acquisitions of non current assets during the three months	3.2	2.9	4.0	2.9	13.0

*	There were no significant inter-segment sales.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 4.	Segment Reporting (Continued)

Secondary reporting by geographical segments (Continued)

	Six Months Ended December 31, 2003

	North	Latin		Asia	Consolidated
	America	America	Europe	Pacific	Total

	(A$ million)
Revenue
External segment revenue from sale of goods*	277.2	117.9	82.0	1,261.9	1,739.0
Proceeds from sales of businesses
and property					17.9
Proceeds from recovery of vendor loan					30.0
Interest revenue					3.2
Unrealized foreign currency gain					69.5
Other unallocated revenue					2.1

Total revenue from ordinary activities					1,861.7

Result
Segment result	47.3	16.5	14.6	167.7	246.1
Share of net profits of associates	—	1.0	2.9	2.5	6.4

Segment EBIT	47.3	17.5	17.5	170.2	252.5

Assets
Segment assets	448.3	302.9	208.8	3,067.5	4,027.5
Equity accounted investments	—	10.0	18.8	24.4	53.2
Unallocated assets					256.9

Consolidated total assets	448.3	312.9	227.6	3,091.9	4,337.6

Acquisitions of non current assets during the six months	3.2	5.4	3.0	30.7	42.3

	Six Months Ended December 31, 2002

	North	Latin		Asia	Consolidated
	America	America	Europe	Pacific	Total

	($A million)
Revenue
External segment revenue from sale of goods and rendering of services*	412.8	73.1	79.7	84.3	649.9
Proceeds from sales of businesses and property					176.5
Interest revenue					9.1
Other unallocated revenue					1.4

Total revenue from ordinary activities					836.9

Result
Segment result	103.7	7.3	10.4	39.6	161.0
Share of net profits of associates	—	0.9	2.3	2.1	5.3

Segment EBIT	103.7	8.2	12.7	41.7	166.3

Assets
Segment assets	624.4	361.6	234.4	251.4	1,471.8
Equity accounted investments	—	11.2	24.2	23.7	59.1
Unallocated assets					831.5

Consolidated total assets	624.4	372.8	258.6	275.1	2,362.4

Acquisitions of non current assets during the six months	8.3	5.7	5.0	8.7	27.7

*	There were no significant inter-segment sales.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 5.     Dividends

Ordinary Shares

      No interim dividend is to be paid on the ordinary shares (previous corresponding six months nil).

Converting Preference Shares (CP Shares)

      CP Shares are entitled to receive, where there are profits available for the payment of dividends, a cumulative preferential dividend of 7.5% per annum based on the issue price of $0.30, payable quarterly with no guarantee of franking.

      Interim dividends paid on the CP Shares in the current six months were as follows:

September 30, 2003:	0.56710 cents per CP Share (unfranked)	$4.5 million
December 31, 2003:	0.56710 cents per CP Share (unfranked)	$4.5 million

      Interim dividends paid on the CP Shares in the previous corresponding six months were as follows:

July 1, 2002:	0.55480 cents per CP Share (unfranked)	$4.4 million*
September 30, 2002:	0.56100 cents per CP Share (unfranked)	$4.5 million
December 31, 2002:	0.56710 cents per CP Share (unfranked)	$4.5 million

*	Provided as of June 30, 2002.

Interim Dividends on all Securities

	Six Months
	Ended
	December 31,

	2002	2003

	(A$ million)
Ordinary shares	—	—
CP Shares
Provided as of June 30, 2002 and paid July 1, 2002	4.4	—
Declared and paid during the six months	9.0	9.0

Total	13.4	9.0

      Dividend payment dates with respect to the CP Shares for the remainder of the period to June 30, 2004 will be March 31, 2004 and June 30, 2004.

Franking Credits Available

      As of December 31, 2003, the balance of franking credits available for the franking of dividends was A$22.9 million.

      The above amounts are based on the balance of the dividend franking account as of December 31, 2003, adjusted to reflect the impact of the new Tax Consolidation legislation as well as the franking amounts that will arise from the current Australian tax liabilities.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 6.     Income Tax

	Three Months		Six Months
	Ended		Ended
	December 31,		December 31,

	2002	2003	2002	2003

	(A$ million)
Income tax expense relating to ordinary activities
Prima facie income tax expense calculated at 30% on profit from ordinary activities	(14.7)	(29.2)	(33.5)	(33.3)
(Increase)/decrease in income tax expense due to:
Recoupment of tax losses and timing differences not previously recognized	10.2	14.9	15.3	16.8
Amortization of intangibles not deductible for tax	(0.6)	(4.9)	(1.2)	(12.3)
Proceeds received on recovery of vendor finance loan not taxable	—	9.0	—	9.0
Gain on sale of Australasian Terminals business not taxable	2.5	—	12.5	—
Share of net profits of associates	0.8	0.8	1.6	1.7
Differences in overseas tax rates	(2.1)	(3.9)	(4.8)	(4.6)
Other permanent adjustments	(1.2)	(0.2)	(0.1)	0.2

Income tax expense relating to ordinary activities before individually significant income tax item	(5.1)	(13.5)	(10.2)	(22.5)
Individually significant income tax item:
Income tax expense resulting from a subsidiary ownership restructuring	(4.6)	—	(4.6)	—

Income tax expense relating to ordinary activities	(9.7)	(13.5)	(14.8)	(22.5)

Note 7.     Inventories

	June 30,	December 31,
	2003	2003

	(A$ million)
Current
Raw materials(a)	148.3	107.0
Provision against raw materials	(1.0)	(0.8)
Work in progress(a)	23.1	19.5
Provision against work in progress	(0.1)	(0.1)
Finished goods(a)	147.0	153.0
Provision against finished goods	(2.8)	(1.9)

Total inventories	314.5	276.7

(a)	At cost.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 8.     Investments Accounted for Using the Equity Method

	June 30,	December 31,
	2003	2003

	(A$ million)
Non current
Associates	53.6	53.2

			% Ownership Interest

			June 30,	December 31,
Name	Principal Activities	Balance date	2003	2003

Fresh Start Bakeries Australia Pty Ltd(1)	Buns Manufacture	June 30	90.9	50.0
Gelec S.A.	Food Manufacture	June 30	33.3	33.3
Levaduras Collico SA	Yeast Manufacture	June 30	50.0	50.0
Mauri Fermentation (Malaysia) Sdn Bhd	Yeast Manufacture	June 30	42.0	42.0
Mauri Fermentation Pakistan (Private) Ltd	Yeast Manufacture	June 30	50.0	50.0
Mauri Products Limited	Yeast Manufacture	September 15	50.0	50.0
Meishan-Mauri Yeast Co Ltd	Yeast Manufacture	June 30	50.0	50.0
Pilmico-Mauri Foods Corporation	Yeast Manufacture	June 30	50.0	50.0
Proofex Products Company	Yeast Manufacture	September 16	30.0	30.0
P.T. Indo Fermex	Yeast Manufacture	December 31	49.0	49.0
P.T. Sama Indah	Yeast Manufacture	December 31	49.0	49.0
P.T. Sinar Meadow International Indonesia	Margarine Manufacture	December 31	50.0	50.0
Quingdao Xinghua Foodstuff & Cereal Oil Co Ltd	Food Manufacture	June 30	30.0	30.0

(1)	While the Group owned more than 50% of the equity in Fresh Start Bakeries Australia Pty Limited as of June 30, 2003, it did not control this entity. Under a shareholder agreement, the Group did not control a majority of the board of directors, and did not have control of the operating and financial decisions. In accordance with the shareholder agreement the Group’s ownership interest was reduced to 50% during the current period.

      The share of net profits of associates comprise:

	Three Months		Six Months
	Ended		Ended
	December 31,		December 31,

	2002	2003	2002	2003

	(A$ million)		(A$ million)
Share of profit from ordinary activities before income tax	3.6	4.7	7.3	8.8
Share of income tax on ordinary activities	(1.0)	(1.3)	(2.0)	(2.4)

Share of net profits of associates	2.6	3.4	5.3	6.4

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 9.     Property, Plant and Equipment

	June 30,	December
	2003	31, 2003

	(A$ million)
Plant and equipment
Cost	1,014.8	1,000.4
Accumulated depreciation	(334.7)	(360.9)

Total plant and equipment	680.1	639.5

Freehold properties
Cost	414.9	403.6
Accumulated depreciation	(18.4)	(24.4)

Total freehold properties	396.5	379.2

Leasehold properties
Cost	24.0	24.5
Accumulated amortization	(1.5)	(2.2)

Total leasehold properties	22.5	22.3

Leasehold improvements
Cost	21.1	19.3
Accumulated amortization	(5.3)	(5.2)
Total leasehold improvements	15.8	14.1

Total property, plant and equipment	1,114.9	1,055.1

Note 10. Intangible Assets

	June 30,	December
	2003	31, 2003

	(A$ million)
Identifiable intangible assets
Cost	969.3	941.5
Accumulated amortization	(45.4)	(55.2)

Total identifiable intangible assets	923.9	886.3

Purchased goodwill
Cost(a)	1,374.1	1,408.0
Accumulated amortization	(32.7)	(70.5)

Total purchased goodwill	1,341.4	1,337.5

Total intangible assets	2,265.3	2,223.8

(a)	Written down to recoverable amount where appropriate.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 11.     Interest Bearing Liabilities

	June 30,	December 31,
	2003	2003

	(A$ million)
Current
Secured
Senior indebtedness
Term loan facilities(b)	94.0	113.6
Revolving loan facility(b)	60.0	—
Bank overdrafts(c)	1.1	9.8
Other indebtedness(c)	10.4	8.5
Unsecured
Bank overdrafts(c)	1.4	—
Other indebtedness(c)	11.9	2.6

Total current interest bearing liabilities	178.8	134.5

Non current
Secured
Senior indebtedness
Term loan facilities(b)	1,572.1	1,469.8
Other indebtedness(c)	—	3.1
Unsecured
9.5% Senior Notes due 2010(f)	149.9	133.5
10.75% Senior Subordinated Notes due 2011(a)(e)	299.6	267.1
9.75% Senior Subordinated Notes due 2012(d)	599.8	533.8
New Zealand Subordinated Capital Notes(g)	185.7	185.6
Other indebtedness(c)	6.7	—

Total non current interest bearing liabilities	2,813.8	2,592.9

(a) Notes payable	314.9	280.3
Unamortized discount	(15.3)	(13.2)

	299.6	267.1

(b)	Senior indebtedness as of December 31, 2003 consisted of A$1,583.4 million (equivalent) drawn under the Group’s secured senior credit facilities. As of December 31, 2003, A$113.6 million of this indebtedness is classified as a current liability and A$1,469.8 million as a non current liability.

          Term A Loan Senior Funding Agreement

      On January 16, 2003, the Group entered into a A$1.4 billion five year senior secured credit facility, which is governed by the Term A loan senior funding agreement, comprising an A$1.3 billion term loan facility, referred to as the Term A loan facility and an A$100.0 million revolving facility. Certain controlled entities of Burns Philp are permitted to make borrowings under the Term A loan facility and the revolving loan facility.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 11.     Interest Bearing Liabilities (Continued)

Term B Secured Senior Loan Facility

On February 20, 2003, the Group entered into a U.S.$270.0 million six year senior secured credit facility, referred to as the Term B loan facility. A wholly owned controlled entity of Burns Philp is the sole borrower under the Term B loan facility.

          Security Arrangements

Burns Philp and certain Australian controlled entities and non-Australian controlled entities in other jurisdictions have granted security over their assets in respect of the Term A loan facility, the revolving loan facility, the Term B loan facility and certain working capital facilities and treasury transactions, in favor of a security trustee.

The Group has granted security interests to the security trustee on trust for the senior lenders by way of a Security Trust Deed dated July 28, 1998, a Debenture Trust Deed dated July 28, 1998, a Deed of Debenture Trust dated March 7, 2003, fixed and floating equitable charges granted by Burns Philp and certain Australian controlled entities, and various other forms of security granted by non-Australian controlled entities in other jurisdictions.

(c)	In addition to the Term A loan facility, the revolving loan facility and the Term B loan facility, there are a number of other financings typically involving small amounts extended to operating companies in the Group. These facilities are either secured by the security arrangements referred to in (b) above, or have the benefit of securities at the operating company level, or are unsecured.

(d)	On June 21, 2002, a controlled entity of Burns Philp issued in a private offering, US$400 million of senior subordinated notes that bear interest at 9.75% and mature on July 15, 2012.

The payment of principal and interest, and the performance of all other obligations in respect of the 9.75% senior subordinated notes due 2012, are fully and unconditionally guaranteed by Burns Philp and certain of its controlled entities.

(e)	On February 20, 2003, a controlled entity of Burns Philp issued in a private offering, US$210 million of senior subordinated notes. These notes were issued with an original issue discount of US$10.7 million. They bear interest at 10.75% and mature on February 15, 2011.

The payment of principal and interest, and the performance of all other obligations in respect of the 10.75% senior subordinated notes due 2011, are fully and unconditionally guaranteed by Burns Philp and certain of its controlled entities.

(f)	On June 16, 2003, a controlled entity of Burns Philp issued in a private offering, US$100.0 million of senior notes that bear interest at 9.5% and mature on November 15, 2010.

The payment of principal and interest, and the performance of all other obligations in respect of the 9.5% senior notes due 2010, are fully and unconditionally guaranteed by Burns Philp and certain of its controlled entities.

(g)	During the year ended June 30, 2003, a controlled entity of Burns Philp issued NZ$212.5 million of New Zealand Subordinated Capital Notes. These instruments were issued by Goodman Finance Limited and are general unsecured obligations of this controlled entity, guaranteed by Burns Philp and certain of its controlled entities, on a basis subordinated to all other secured and unsecured liabilities of Burns Philp and of its controlled entities, including the 9.5% senior notes due 2010, the 10.75% senior subordinated notes due 2011 and the 9.75% senior subordinated notes due 2012.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 12.     Provisions

	June 30,	December 31,
	2003	2003

	(A$ million)
Current
Employee benefits	54.1	50.5
Business closure and rationalization	75.7	49.5
Workers’ compensation	11.4	13.2
Legal claims	26.9	27.6
Other	27.4	52.3

Total current provisions	195.5	193.1

Non current
Employee benefits	55.3	53.2
Workers’ compensation	34.4	33.6
Other	10.7	10.9

Total non current provisions	100.4	97.7

Note 13.     Contributed Equity

	June 30,	December 31,
	2003	2003

	(A$ million)
Issued and paid-up share capital
2,031,834,572 (June 2003 — 1,780,681,266) ordinary shares, fully paid	830.0	880.2
797,300,123 (June 2003 — 797,371,199) converting preference shares, fully paid	233.9	233.9

Total contributed equity	1,063.9	1,114.1

      Movements since June 30, 2003 in Burns, Philp & Company Limited ordinary shares, converting preference shares (CP Shares), and share options (2003 Options), have been as follows:

Ordinary Shares

	Number of shares	A$ million

Ordinary shares as of June 30, 2003	1,780,681,266	830.0
Exercise of 2003 Options during the current period	251,082,230	50.2
Conversion of CP Shares during the current period	71,076	—

Ordinary shares as of December 31, 2003	2,031,834,572	880.2

      Holders of ordinary shares are entitled to receive dividends as declared from time to time and, at members’ meetings, are entitled to one vote on a show of hands and one vote per share on a poll.

      In the event of winding up of the Company, ordinary shareholders rank after secured and unsecured creditors and holders of the CP Shares (but only as to payment of any declared and unpaid dividend and the repayment of capital) and are fully entitled to the balance of any proceeds on liquidation.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 13.     Contributed Equity (Continued)

Converting Preference Shares (CP Shares)

	Number of CP Shares	A$ million

CP Shares as of June 30, 2003	797,371,199	233.9
CP Shares converted during the current period	(71,076)	—

CP Shares as of December 31, 2003	797,300,123	233.9

      Holders of CP Shares are entitled to receive, where there are profits available for the payment of dividends, a cumulative preferential dividend of 7.5% per annum, based on the issue price of A$0.30, payable quarterly with no guarantee of franking. Each CP Share will convert (subject to takeover laws) into one ordinary share at any time during its five year term at the option of the holder, or otherwise on the fifth anniversary of its issue date of August 13, 2001 (or, in certain limited circumstances, later). No further payment will be required by the holder on conversion of the CP Shares. The conversion ratio will be adjusted in certain circumstances, including on the final conversion date if any cumulative dividend remains undeclared.

      Holders of CP Shares have the right to attend but no right to vote at members’ meetings. In the event of winding up of the Company, CP Shareholders rank after creditors but in priority to any other class of shares as to payment of any declared and unpaid dividend and the repayment of capital.

Share Options (2003 Options)
Number of Options

Total number of 2003 Options issued	1,500,000,000
Exercised as of June 30, 2003	(1,248,428,982)

Issued 2003 Options as of June 30, 2003	251,571,018
Exercised prior to expiration date	(251,082,230)
Options lapsed on expiry	(488,788)

Issued 2003 Options as of December 31, 2003	—

      The terms of the 2003 Options were set out in a Notes Trust Deed dated August 11, 1998. The options were exercisable at A$0.20 per option at any time up until the expiration date of August 14, 2003. Options not exercised by the expiration date, lapsed.

Note 14.     Accumulated Losses

Six Months Ended
December 31, 2003

(A$ million)
Accumulated losses as of June 30, 2003	(96.7)
Net profit attributable to Burns, Philp & Company Limited shareholders	86.3
Dividends declared and paid during the six months — CP Shares (refer note 5)	(9.0)

Accumulated losses as of December 31, 2003	(19.4)

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 15.     Total Equity

Total equity as of June 30, 2003	758.3
Total changes in equity attributable to Burns, Philp & Company Limited shareholders recognized in the statement of financial performance	66.5
Transactions with Burns, Philp & Company Limited shareholders as owners:
Contributions of equity (refer note 13)	50.2
Dividends declared and paid during the six months — CP Shares (refer note 5)	(9.0)
Total changes in outside equity interests	(0.7)

Total equity as of December 31, 2003	865.3

Note 16.     Acquisition/Disposal of Controlled Entities

      Control was not gained or lost over any entity during the current six months.

      In the previous corresponding six months, the Group completed the acquisition from Kraft Foods International, Inc. of its Fleischmann’s yeast and industrial bakery ingredients business in Latin America, for a total consideration of A$210.2 million.

      With the sale of the Australasian Terminals business during the previous corresponding six months, there was a loss of control over Terminals Pty Ltd, BST (Auckland) Ltd and Bulk Storage Terminals Ltd, resulting in an A$33.4 million gain being brought to account in the three months ended September 30, 2002 and a further gain of A$7.3 million being brought to account in the three months ended December 31, 2002 (refer notes 3(b) and 18 for further details).

Note 17.     Earnings Per Share

Classification of Securities as Ordinary Shares

      The following securities have been classified as ordinary shares and included in basic earnings per share:

(a)	Ordinary shares

Classification of Securities as Potential Ordinary Shares

      The following securities have been classified as potential ordinary shares and included in diluted earnings per share only:

(a)	Ordinary shares

(b)	2003 Options outstanding (up until expiration date of August 14, 2003)

(c)	CP Shares

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 17.     Earnings Per Share (Continued)

Earnings Reconciliation

	Three Months		Six Months
	Ended		Ended
	December 31,		December 31,

	2002	2003	2002	2003

		(A$ million)
Net profit attributable to Burns, Philp & Company
Limited shareholders	38.3	82.7	95.1	86.3
Less: CP Shares dividend	(4.5)	(4.5)	(9.0)	(9.0)

Basic earnings	33.8	78.2	86.1	77.3
Add: CP Shares dividend	4.5	4.5	9.0	9.0

Diluted earnings	38.3	82.7	95.1	86.3

Basic earnings comprise:
Continuing operations	15.4	78.2	29.0	77.3
Discontinued operations(a)	18.4	—	57.1	—

	33.8	78.2	86.1	77.3

Diluted earnings comprise:
Continuing operations	19.9	82.7	38.0	86.3
Discontinued operations(a)	18.4	—	57.1	—

	38.3	82.7	95.1	86.3

(a)	Earnings for the three months and six months ended December 31, 2002 included an A$11.1 million gain on sale of the North American Industrial Vinegar business.

Earnings for the three months ended December 31, 2002, also included an A$7.3 million gain on sale of the Australasian Terminals business which, together with the A$33.4 million gain already reported in the three months ended September 30, 2002, resulted in an A$40.7 million gain for the six months ended December 31, 2002.

Weighted Average Number of Shares Used as the Denominator

	Three Months Ended		Six Months Ended
	December 31,		December 31,

	2002	2003	2002	2003

	Shares	Shares	Shares	Shares
	(million)	(million)	(million)	(million)

Number for basic earnings per share	854.6	2,031.8	828.6	1,966.7
Adjust for:
Effect of 2003 Options	722.2	—	767.0	46.8
Effect of CP Shares	797.4	797.3	797.4	797.4

Number for diluted earnings per share	2,374.2	2,829.1	2,393.0	2,810.9

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 18.     Discontinued Operations

Terminals and Vinegar Businesses

      On April 18, 2002 the Board announced its plan to sell the Australasian Terminals and the North American Vinegar businesses, and the sales of these businesses were finalized in the six months ended December 31, 2002.

      Additional financial information in respect of these businesses is set out below:

	Terminals				Vinegar

	Three Months		Six Months		Three Months		Six Months
	Ended		Ended		Ended		Ended
	December 31,		December 31,		December 31,		December 31,

	2002	2003	2002	2003	2002	2003	2002	2003

	(A$ million)
Financial performance information
Revenue from ordinary activities	—	—	7.0	—	2.5	—	25.5	—
Expenses from ordinary activities	—	—	(5.4)	—	(2.6)	—	(21.8)	—

Segment result (EBIT)	—	—	1.6	—	(0.1)	—	3.7	—
Net interest revenue	—	—	—	—	0.1	—	0.1	—

Profit from ordinary activities before income tax	—	—	1.6	—	—	—	3.8	—
Income tax expense	—	—	(0.1)	—	—	—	—	—

Net profit	—	—	1.5	—	—	—	3.8	—

Cash flow information
Net cash provided by operating activities	—	—	0.8	—	0.2	—	6.3	—
Net cash (used in) investing activities	—	—	(2.2)	—	—	—	(0.4)	—

Net increase/(decrease) in cash held	—	—	(1.4)	—	0.2	—	5.9	—

      Because both businesses had been sold by December 31, 2002, there are no assets or liabilities related to these businesses included in the consolidated statements of financial position as of December 31, 2003 and June 30, 2003.

Note 19.     Contingent Liabilities

      The consolidated entity is subject to litigation in the ordinary course of operations, for which a provision of A$27.6 million has been recognized in the consolidated financial statements as of December 31, 2003. The consolidated entity does not believe that it is engaged in any other legal proceedings for which provisions have not been made which would be likely to have a material affect on its business, financial position or results of operations.

      On March 26, 2003, Goodman Fielder announced that the Australian Taxation Office had issued an assessment imposing additional income tax, penalties and interest relating to arrangements concerning a financing facility entered into in 1990 and scheduled to expire in 2005. The amended assessments incorporated additional income tax, penalties and interest of approximately A$126.5 million. A Settlement Deed has been made with the Australian Taxation Office to settle the matter for approximately A$53.0 million in tax, penalties and interest. A$20.0 million was paid in cash to the Australian Taxation Office on June 4, 2003 and a further A$16.5 million was paid to the Australian Taxation Office on December 23, 2003. The balance outstanding of A$16.5 million plus approximately A$0.3 million of

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

interest was paid to the Australian Taxation Office on January 16, 2004, and was accrued in the consolidated statement of financial position as of December 31, 2003. There was A$33.0 million accrued in the consolidated statement of financial position as of June 30, 2003.

Note 20. Events Subsequent to Balance Date

      As a consequence of the substantive enactment of the Tax Consolidation legislation and since the consolidated tax group within the consolidated entity has now formally notified the Australian Taxation Office of the implementation date for the tax consolidation, the consolidated entity has applied UIG 52 “Income Tax Accounting under the Tax Consolidation System” in the six months ended December 31, 2003. The head entity in the consolidated tax group is Burns, Philp & Company Limited, and each subsidiary in the consolidated tax group has agreed to enter into a tax sharing agreement with Burns, Philp & Company Limited. The directors believe that, at this time, there is no material impact on the Group’s deferred tax balances arising from the formation of a consolidated tax group.

      No other events have occurred subsequent to balance date which would have a material effect on the financial report.

Note 21.     Condensed Consolidating Guarantor Financial Information

      In connection with an offer by Burns Philp Capital Pty Limited to sell U.S.$400.0 million of Senior Subordinated Notes due 2012, an offer by Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. to sell U.S.$210.0 million of Senior Subordinated Notes due 2011 (collectively referred to as the “Senior Subordinated Notes”) and in connection with an offer by Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. to sell U.S.$100.0 million of Senior Notes due 2010, Burns, Philp & Company Limited and certain of its subsidiaries have guaranteed Burns Philp Capital Pty Limited’s and Burns Philp Capital (U.S.) Inc.’s obligation to pay principal and interest on the Senior Subordinated Notes and the Senior Notes (collectively, “the Notes”). The guarantors of the Notes include Burns, Philp & Company Limited and certain of its wholly owned subsidiaries. The Notes are fully and unconditionally guaranteed on an unsecured senior and, in the case of the Senior Subordinated Notes, subordinated, joint and several basis by Burns, Philp & Company Limited and certain of its wholly owned subsidiaries.

      The following condensed consolidated financial information presents:

      (1) Condensed consolidating statements of financial position as of December 31, 2003 and June 30, 2003, and statements of financial performance and cash flows for the six months ended December 31, 2003 and 2002 of:

(a)	Burns, Philp & Company Limited, the parent;

(b)	Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc., the issuers;

(c)	the other guarantor subsidiaries;

(d)	the non-guarantor subsidiaries; and

(e)	the Group on a consolidated basis; and

      (2) Adjustments and elimination entries necessary to consolidate Burns, Philp & Company Limited, the parent, with issuer and guarantor and non-guarantor subsidiaries.

      For the purposes of this Note, investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and non-guarantor subsidiaries are presented on a combined

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 21.     Condensed Consolidating Guarantor Financial Information (Continued)

basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

Condensed Consolidating Statement of Financial Performance for the Six Months Ended December 31, 2003

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuers	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Revenue from sale of goods	—	—	1,171.6	567.4	—	1,739.0
Other revenues from ordinary activities	2.9	—	19.2	0.8	(2.9)	20.0

Total revenue	2.9	—	1,190.8	568.2	(2.9)	1,759.0

Costs and expenses:
Cost of sales	—	—	(732.7)	(350.7)	—	(1,083.4)
Selling, marketing and distribution	—	—	(242.0)	(96.5)	—	(338.5)
General and administrative	0.8	98.9	(226.1)	(53.1)	2.9	(176.6)
Individually significant item	—	—	85.6	—	—	85.6

Total costs and expenses	0.8	98.9	(1,115.2)	(500.3)	2.9	(1,512.9)

Operating income	3.7	98.9	75.6	67.9	—	246.1
Interest expense	(3.0)	(56.0)	(167.9)	(29.2)	111.4	(144.7)
Interest income	20.3	61.5	32.1	0.7	(111.4)	3.2
Share of net profit of associates accounted for using the equity method	—	—	6.4	—	—	6.4
Minority interests	—	—	—	(2.2)	—	(2.2)

Profit/(loss) before income taxes	21.0	104.4	(53.8)	37.2	—	108.8

Income tax benefit/(expense)	—	—	(6.4)	(16.1)	—	(22.5)
Equity in earnings of subsidiaries	65.3	—	21.1	4.7	(91.1)	—

Australian GAAP net profit	86.3	104.4	(39.1)	25.8	(91.1)	86.3

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 21.     Condensed Consolidating Guarantor Financial Information (Continued)

Condensed Consolidating Statement of Financial Performance for the Six Months Ended December 31, 2002

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuers	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Revenue from sale of goods	—	—	504.3	138.6	—	642.9
Revenue from rendering services	—	—	—	7.0	—	7.0
Other revenues from ordinary activities	13.3	—	7.3	0.9	(13.2)	8.3

Total revenue	13.3	—	511.6	146.5	(13.2)	658.2

Costs and expenses:
Cost of sales	—	—	(265.6)	(83.0)	—	(348.6)
Cost of services	—	—	—	(5.4)	—	(5.4)
Selling, marketing and distribution	—	—	(104.5)	(23.3)	—	(127.8)
General and administrative	(8.6)	19.1	(56.4)	(3.4)	(10.1)	(59.4)
Individually significant items	—	—	41.6	—	2.4	44.0

Total costs and expenses	(8.6)	19.1	(384.9)	(115.1)	(7.7)	(497.2)

Operating income	4.7	19.1	126.7	31.4	(20.9)	161.0
Interest expense	—	(35.6)	(61.8)	(7.4)	41.2	(63.6)
Interest income	7.5	29.3	11.3	2.2	(41.2)	9.1
Share of net profit of associates accounted for using the equity method	—	—	4.4	0.9	—	5.3
Minority interests	—	—	—	(2.0)	0.1	(1.9)

Profit/(loss) before income taxes	12.2	12.8	80.6	25.1	(20.8)	109.9

Income tax benefit/(expense)	2.2	—	(4.6)	(13.4)	1.0	(14.8)
Equity in earnings of subsidiaries	80.7	—	11.7	3.4	(95.8)	—

Australian GAAP net profit	95.1	12.8	87.7	15.1	(115.6)	95.1

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 21.     Condensed Consolidating Guarantor Financial Information (Continued)

Condensed Consolidating Statement of Financial Position as of December 31, 2003

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuers	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Total current assets	19.4	0.8	471.1	322.5	(31.6)	782.2
Net property, plant and equipment	0.1	—	669.5	385.5	—	1,055.1
Goodwill and other intangibles	—	—	1,541.1	682.7	—	2,223.8
Investments	453.4	—	1,127.7	71.8	(1,594.5)	58.4
Intra-group receivables	457.6	1,192.1	525.4	472.0	(2,647.1)	—
Total other assets	—	44.4	101.9	71.8	—	218.1

Total assets	930.5	1,237.3	4,436.7	2,006.3	(4,273.2)	4,337.6

Total current liabilities	6.8	43.9	496.2	231.6	(31.6)	746.9
Long term debt	—	934.3	1,644.6	14.0	—	2,592.9
Other long term liabilities	0.5	—	104.0	28.0	—	132.5
Intra-group payables	82.7	—	2,121.7	442.7	(2,647.1)	—

Total liabilities	90.0	978.2	4,366.5	716.3	(2,678.7)	3,472.3

Australian GAAP shareholders’ equity	840.5	259.1	70.2	1,290.0	(1,594.5)	865.3

Condensed Consolidating Statement of Financial Position as of June 30, 2003

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuers	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Total current assets	7.5	0.3	291.4	671.8	(37.5)	933.5
Net property, plant and equipment	0.1	—	299.3	815.5	—	1,114.9
Goodwill and other intangibles	—	—	245.4	2,019.9	—	2,265.3
Investments	369.5	—	2,591.0	77.0	(2,979.2)	58.3
Intra-group receivables	424.4	1,204.5	627.3	421.3	(2,677.5)	—
Total other assets	—	42.6	154.8	34.7	—	232.1

Total assets	801.5	1,247.4	4,209.2	4,040.2	(5,694.2)	4,604.1

Total current liabilities	6.2	43.4	314.0	576.9	(37.5)	903.0
Long term debt	—	1,049.3	1,757.8	6.7	—	2,813.8
Other long term liabilities	0.5	—	35.8	92.7	—	129.0
Intra-group payables	62.0	—	2,010.7	604.8	(2,677.5)	—

Total liabilities	68.7	1,092.7	4,118.3	1,281.1	(2,715.0)	3,845.8

Australian GAAP shareholders’ equity	732.8	154.7	90.9	2,759.1	(2,979.2)	758.3

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 21.     Condensed Consolidating Guarantor Financial Information (Continued)

Condensed Statement of Cash Flows for Half Year Ended December 31, 2003

				Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuers	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Net operating cash flows	(11.1)	0.3	16.4	69.6	—	75.2
Net investing cash flows	(30.3)	—	52.5	(55.9)	—	(33.7)
Net financing cash flows	41.2	(0.5)	(124.2)	(0.3)	—	(83.8)

Net (decrease)/increase in cash held	(0.2)	(0.2)	(55.3)	13.4	—	(42.3)
Cash at beginning of period	0.7	0.3	110.9	66.1	—	178.0
Exchange rate adjustments	—	—	(9.7)	(2.2)	—	(11.9)

Australian GAAP cash at end of period	0.5	0.1	45.9	77.3	—	123.8

Condensed Statement of Cash Flow for Half Year Ended December 31, 2002

				Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuers	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Net operating cash flows	10.6	29.5	64.5	20.2	—	124.8
Net investing cash flows	—	—	(219.8)	(149.0)	—	(368.8)
Net financing cash flows	(30.0)	(740.9)	463.1	144.8	—	(163.0)

Net (decrease)/increase in cash held	(19.4)	(711.4)	307.8	16.0	—	(407.0)
Cash at beginning of period	21.0	695.3	173.0	33.4	—	922.7
Exchange rate adjustments	0.2	16.5	(17.1)	(1.4)	—	(1.8)

Australian GAAP cash at end of period	1.8	0.4	463.7	48.0	—	513.9

      Subsequent to December 31, 2003, certain Goodman Fielder New Zealand subsidiaries have become guarantors to the senior subordinated notes and the senior notes. During the six months ended December 31, 2003, these entities contributed revenue of approximately A$374.8 million, contributed a net profit under Australian GAAP, including equity in earnings from subsidiaries, of A$12.1 million, and had total assets, including investments in subsidiaries, of approximately A$755.6 million.

Note 22.	United States Generally Accepted Accounting Principles Disclosures

      The unaudited interim consolidated financial report is prepared in accordance with accounting principles generally accepted in Australia (Australian GAAP). Accounting principles generally accepted in Australia vary in certain respects from accounting principles generally accepted in the United States of America (U.S. GAAP). The nature and effect of such differences as they relate to the Group are presented throughout this note.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

      The following table includes a statement of financial performance prepared in accordance with Australian GAAP, but presented in a U.S. GAAP format:

	Six Months Ended
	December 31,

	2002	2003

	(A$ million)
Net sales of goods	624.2	1,726.5
Other revenues from ordinary activities	8.3	20.0

Net sales	632.5	1,746.5

Costs and expenses:
Cost of sales	332.4	1,083.4
Selling, marketing and distribution(1)	130.7	326.0
General and administrative	57.7	176.6
Individually significant items	7.8	(85.6)

Total costs and expenses	528.6	1,500.4

Operating income	103.9	246.1
Interest expense	(63.6)	(144.7)
Interest income	9.0	3.2
Share of net profit of associates accounted for using the equity method	5.3	6.4
Minority interests	(1.9)	(2.2)

Profit before income taxes	52.7	108.8

Income tax expense	14.7	22.5

Profit from continuing operations	38.0	86.3

Discontinued operations:
Income from operations of discontinued operations, net of tax(1)(2)	5.3	—
Gain on disposal of discontinued operations(2)	51.8	—

Net profit	95.1	86.3

(1)	Includes shipping and handling costs of A$42.4 million and A$147.9 million for the six months ended December 31, 2002, and 2003, respectively. Of these amounts, A$2.9 million has been expensed in determining income from operations of discontinued operations for the six months ended December 31, 2002.

(2)	Income tax expense was A$0.1 million for the six months ended December 31, 2002. There was no income tax expense associated with the gain on disposal of discontinued operations.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

			Six Months
			Ended
			December 31,

	Note		2002	2003

			(A$ million)
Reconciliation of net profit to U.S. GAAP
Australian GAAP net profit reported in statement of financial performance			95.1	86.3
Adjustments required to comply with U.S. GAAP:
Property, plant and equipment revaluations			(1.0)	0.4
Amortization of intangible assets	(a	)	4.2	12.0
Derivative financial instruments			(8.8)	3.1
Deferred tax assets	(d	)	(2.8)	—
Amortization of goodwill	(b	)	2.0	35.7
Amortization of deferred expenditure			0.1	0.1
Equity method investment			(2.7)	(3.1)
Gain on disposal of discontinued operations and other properties	(c	)	18.0	—
Reversal of deferred borrowing costs provision	(e	)	14.4	—
Cumulative effect of change in accounting policy	(f	)	(0.3)	—
Reversal of restructuring provisions on acquisition	(g	)	—	(5.7)
Tax effect of U.S. GAAP adjustments			0.1	—

Net profit under U.S. GAAP			118.3	128.8

	Six Months
	Ended
	December 31,

	2002	2003

	(A$ million)
Statement of comprehensive income
Net profit under U.S. GAAP	118.3	128.8
Other comprehensive (loss), net of tax:
Foreign currency translation reserve
Movement under Australian GAAP	(6.7)	(19.8)
Movement under U.S. GAAP	(2.9)	14.0
Additional minimum pension liability	(0.1)	0.8
Derivatives and hedging activities	(0.7)	(1.6)

Other comprehensive (loss)	(10.4)	(6.6)

Comprehensive income	107.9	122.2

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

	Foreign	Additional	Derivative	Accumulated
	Currency	Minimum	and	Other
	Translation	Pension	Hedging	Comprehensive
	Reserve	Liability	Activities	Loss

	(A$ million)
Statement of accumulated other comprehensive loss, net of tax (AOCL)
AOCL balance as of June 30, 2002	(386.9)	(5.3)	5.7	(386.5)
Current period change	(9.6)	(0.1)	(0.7)	(10.4)

AOCL balance as of December 31, 2002	(396.5)	(5.4)	5.0	(396.9)
Current period change	(46.4)	(3.2)	(1.1)	(50.7)

AOCL balance as of June 30, 2003	(442.9)	(8.6)	3.9	(447.6)
Current period change	(5.8)	0.8	(1.6)	(6.6)

AOCL balance as of December 31, 2003	(448.7)	(7.8)	2.3	(454.2)

U.S. GAAP Earnings Per Share

      Basic earnings per share is computed by dividing profit available to ordinary shareholders by the weighted average number of ordinary shares outstanding for the reporting period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares. For the calculation of diluted earnings per share, the basic weighted average number of shares is increased by the dilutive effect of stock options and CP Shares determined using the treasury method.

	Six Months Ended
	December 31,

	2002	2003

	(Shares, million)
Weighted average number of shares on which earnings per share calculations are based:
Basic	828.6	1,966.7
Effect of dilutive securities
— 2003 Options	767.0	46.8
— CP Shares	797.4	797.4

Diluted	2,393.0	2,810.9

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

	Six Months Ended December 31,

	2002		2003

	(A$ million)	(cents/share)	(A$ million)	(cents/share)

Earnings per share:
Earnings per ordinary share — basic
Net profit from continuing operations (1)	37.6	4.5	119.8	6.1
Net profit from discontinued operations	71.7	8.7	—	—

Net profit	109.3	13.2	119.8	6.1

Earnings per ordinary share — diluted
Net profit from continuing operations (1)	46.6	1.9	128.8	4.6
Net profit from discontinued operations	71.7	3.0	—	—

Net profit	118.3	4.9	128.8	4.6

(1)	Net profit from continuing operations for basic earnings per share is calculated as net profit from continuing operations less dividends paid on CP Shares of A$9.0 million and A$9.0 million for the six months ended December 31, 2002 and 2003, respectively. Net profit from continuing operations for diluted earnings per share is calculated as basic net profit from continuing operations plus dividends paid on CP Shares of A$9.0 million and A$9.0 million for the six months ended December 31, 2002 and 2003, respectively.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

			As of June 30,	As of December 31,
	Note		2003	2003

			(A$ million)
Reconciliation of shareholders’ equity to U.S. GAAP
Australian GAAP shareholders’ equity per statement of financial position			758.3	865.3
Less: Outside equity interests			(25.5)	(24.8)

Equity attributed to the Group			732.8	840.5
Cumulative adjustments required to comply with U.S. GAAP:
Property, plant and equipment revaluations			(14.4)	(16.2)
Intangible assets	(a	)	(168.8)	(140.0)
Pension plans			(8.6)	(7.8)
Deferred tax assets			5.5	5.4
Derivative financial instruments			(26.5)	(21.4)
Goodwill	(b	)	186.8	210.5
Reversal of asset impairments			(2.4)	(1.7)
Revaluation of equity method investments			(11.3)	(10.6)
Deferred expenditure			(0.5)	(0.4)
Equity method investment			(0.3)	(3.4)
Deferred tax adjustments arising on acquisitions			(76.0)	(75.4)
Cumulative tax effect of U.S. GAAP adjustments			(6.7)	(6.5)

Shareholders’ equity under U.S. GAAP			609.6	773.0

(a)	Intangible assets

Under Australian GAAP, intangible assets were periodically revalued prior to July 1, 2000. Subsequent to July 1, 2000, the Group adopted a cost basis of valuation (cost basis being deemed the carrying amount as of July 1, 2000) for intangible assets under the revised Australian accounting standard. In addition, certain identifiable intangible assets (trademarks, tradenames, brandnames and technological assets) were considered to have an indefinite life prior to fiscal 1999 and accordingly, were not amortized. Effective July 1, 1999 identifiable intangible assets are amortized over 40 years under Australian GAAP.

Under U.S. GAAP, these intangible assets are recorded at cost and have been amortized on a straight line basis over their estimated useful lives, not to exceed 40 years, until June 30, 2002. On July 1, 2002, the Group adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Intangible Assets” (Statement No. 142).

The intangible assets, which are included in the yeast and bakery ingredients and Goodman Fielder Australia and New Zealand segments, were purchased over several years as a result of the Group’s business acquisitions, and prior to July 1, 2002, had been amortized over periods up to 40 years. Upon initial application of Statement No. 142, the Group reassessed the useful lives of its intangible assets and determined that the intangibles have indefinite useful lives. Accordingly, the Group ceased amortizing the intangible assets for U.S. GAAP purposes on July 1, 2002. The carrying amount of identifiable intangible assets under U.S. GAAP as of December 31, 2003 was A$745.2 million.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

In the reconciliations of Australian GAAP to U.S. GAAP financial information in the six months ended December 31, 2002 and 2003, the adjustments to net profit of A$4.2 million and A$12.0 million, respectively, represent the reversal of the amortization charge on the intangible assets for Australian GAAP. The adjustments to shareholders’ equity represent the reversal of the revaluation increment and the accumulated amortization on the cost of the assets since acquisition.

(b) Goodwill

In previous years, the Group wrote off certain goodwill at acquisition for Australian GAAP purposes, which was permitted under Australian GAAP at the time. Subsequently, Australian GAAP has been revised and goodwill, being the excess of purchase consideration over the fair value of identifiable net assets acquired, is amortized on a straight line basis over the period of expected benefit, not exceeding 20 years. U.S. GAAP does not permit goodwill to be written off at acquisition, and the amount previously written off under Australian GAAP has been reinstated. Goodwill has been amortized over periods not exceeding 40 years until June 30, 2002. On July 1, 2002, the Group adopted Statement No. 142. Consequently, the Group has ceased amortizing goodwill under U.S. GAAP. Changes in the carrying amount of goodwill under U.S. GAAP are as follows:

	Yeast and	Goodman	Goodman
	Bakery	Fielder	Fielder New
	Ingredients	Australia	Zealand	Total

	(A$ millions)
Balance as of June 30, 2003	371.6	774.1	382.5	1,528.2
Goodwill acquired during the period	2.6	34.4	3.9	40.9
Foreign currency translation	(21.1)	—	(0.1)	(21.2)

Balance as of December 31, 2003	353.1	808.5	386.3	1,547.9

In the above reconciliations of Australian GAAP net profit to U.S. GAAP net profit in the six months ended December 31, 2002 and 2003, the adjustments to net profit of A$2.0 million and A$35.7 million, respectively, represent the reversal of the amortization charge for Australian GAAP. The adjustments to shareholders’ equity represent the reversal of the goodwill write off and the differences in accumulated amortization on the goodwill.

(c) Sale of discontinued operations and other properties

As described in Note 33(a) and Note 33(b) to the audited consolidated financial statements for the year ended June 30, 2003, certain assets including intangible assets and land and buildings, have been revalued under Australian GAAP. The revaluations have been reversed for U.S. GAAP, and the corresponding U.S. GAAP amortization expense through the fiscal year ended June 30, 2002 or depreciation expense on these assets has been recorded based on historical cost. Consequently, certain intangible assets and land and buildings have a net book value that differs between Australian GAAP and U.S. GAAP. When these assets are sold, the resulting gain or loss differs between Australian GAAP and U.S. GAAP.

During the six months ended December 31, 2002, the Group sold its terminals and industrial vinegar businesses and its South Yarra property, resulting in additional gains of A$3.3 million, A$12.9 million and A$1.8 million, respectively, under U.S. GAAP due to the difference in net book value.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

(d) Deferred income taxes

Deferred income taxes are accounted for under the income statement liability method for Australian GAAP purposes. The asset and liability method is followed under U.S. GAAP, whereby the book value of assets and liabilities is compared to their related tax values in calculating deferred tax assets and liabilities. The GAAP differences, as they relate to the Group, involve the recognition criteria for deferred tax assets associated with tax losses, and the recognition of deferred taxes on acquisition.

Under Australian GAAP, the recognition criterion for future income tax benefits related to tax losses carried forward is “virtually certain” as compared to a “more likely than not” recognition threshold for U.S. GAAP. The definition of “more likely than not” is a level of likelihood that is more than 50 percent, which is considered a lesser recognition threshold than the “virtually certain” criterion. Accordingly, a portion of tax losses carried forward have been recognized for U.S. GAAP purposes in prior years, which have not been recognized for Australian GAAP.

During the six months ended December 31, 2002, the Group determined that A$2.8 million of tax losses carried forward no longer met the criteria for recognition under U.S. GAAP.

(e) Provision for deferred borrowing costs

As part of the acquisition of Goodman Fielder Limited, the Group’s existing senior funding facility was refinanced. Certain existing deferred costs incurred in establishing the Group’s existing secured senior funding facility were expensed. Under Australian GAAP, a provision of A$14.4 million was created at December 31, 2002 to meet this potential expense. In accordance with the Emerging Issues Task Force (EITF) 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments”, these costs are recorded as deferred expenditure and then amortized on a straight line basis over the life of the related debt financing. Under U.S. GAAP, deferred borrowing costs can only be written off when this debt is extinguished. Consequently, this provision was not permitted under U.S. GAAP at December 31, 2002.

(f) Cumulative effect of change in accounting policy

Upon initial adoption of revised Australian Accounting Standard AASB 1028 “Employee Benefits”, an adjustment of A$0.3 million was recorded against opening retained earnings as of July 1, 2002. Under U.S. GAAP, this cumulative effect of a change in accounting policy has been recorded in net profit.

(g)	Reversal of restructuring provisions on acquisition

Following the acquisitions of Goodman Fielder and Fleischmann’s Latin America, the Group established certain provisions for restructuring costs related to its commitment to the rationalization of these businesses. These restructuring costs comprise employee termination benefits and other costs to exit an activity. Under Australian GAAP, these provisions did not meet the criteria for recognition of a pre-acquisition liability, as the plans were not announced and committed to as of the date of acquisition. Consequently, these costs were expensed in the year ended June 30, 2003.

Under U.S. GAAP, Emerging Issues Task Force (“EITF”) 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination”, addresses issues concerning the timing of recognition of liabilities with respect to certain employee termination benefits and other costs to exit an activity arising from a purchase business combination. Based on the criteria detailed in EITF 95-3,

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

the restructuring costs that were expensed by the Group under Australian GAAP were recorded as a liability assumed as of the acquisition date with a corresponding increase in goodwill under U.S. GAAP.

During the six months ended December 31, 2003, the carrying value of these restructuring provisions were reassessed which resulted in the reversal of A$5.7 million of these provisions. Under Australian GAAP, the reversal of these provisions was recorded as income in the statement of financial performance. Under U.S. GAAP, the reversal of these provisions was recorded as an adjustment to goodwill recorded on acquisition. The adjustment to net profit for the six months ended December 31, 2003 represents the reversal of the income recorded under Australian GAAP.

(h) Condensed consolidating guarantor financial information

In connection with an offer by Burns Philp Capital Pty Limited, to sell U.S. $400.0 million of senior subordinated notes due 2012, an offer by Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. to sell U.S.$210.0 million of senior subordinated notes due 2011 (collectively referred to as the “senior subordinated notes”), and an offer by Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc. to sell US$100.0 million of senior notes due 2010 (referred to as the “senior notes”), Burns, Philp & Company Limited and certain of its subsidiaries have guaranteed Burns Philp Capital Pty Limited’s and Burns Philp Capital (U.S.) Inc.’s obligation to pay principal and interest on the senior notes and senior subordinated notes (collectively, “the notes”). The guarantors of the notes include Burns, Philp & Company Limited and certain of its wholly owned subsidiaries. The notes are fully and unconditionally guaranteed on an unsecured senior and, in the case of the senior subordinated notes, subordinated, joint and several basis by Burns, Philp & Company Limited and certain of its wholly owned subsidiaries.

The following condensed consolidating financial information presents:

(1)	Condensed consolidating statements of financial position as of December 31, 2003 and June 30, 2003 and the statements of financial performance and cash flows for each of the six months ended December 31, 2002 and 2003, of

(a) Burns, Philp & Company Limited, the parent;

(b) Burns Philp Capital Pty Limited and Burns Philp Capital (U.S.) Inc., the issuers;

(c) the other guarantor subsidiaries;

(d) the non-guarantor subsidiaries; and

(e) the Group on a consolidated basis, and

(2)	Adjustments and elimination entries necessary to consolidate Burns, Philp & Company Limited, the parent, with the issuer and guarantor and non-guarantor subsidiaries.

For the purposes of this Note, investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and non-guarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

Condensed Consolidating Statement of Financial Performance for the Six Months Ended December 31, 2003

			Other	Non	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuers	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Revenue from sale of goods	—	—	1,171.6	567.4	—	1,739.0
Other revenues from ordinary activities	2.9	—	19.2	0.8	(2.9)	20.0

Total revenue	2.9	—	1,190.8	568.2	(2.9)	1,759.0

Costs and expenses:
Cost of sales	—	—	(732.7)	(350.7)	—	(1,083.4)
Selling, marketing and distribution	—	—	(242.0)	(96.5)	—	(338.5)
General and administrative	0.8	98.9	(226.1)	(53.1)	2.9	(176.6)
Individually significant items	—	—	85.6	—	—	85.6

Total costs and expenses	0.8	98.9	(1,115.2)	(500.3)	2.9	(1,512.9)

Income from operations	3.7	98.9	75.6	67.9	—	246.1
Interest expense	(3.0)	(56.0)	(167.9)	(29.2)	111.4	(144.7)
Interest income	20.3	61.5	32.1	0.7	(111.4)	3.2
Share of net profit of associates accounted for using the equity method	—	—	6.4	—	—	6.4
Minority interests	—	—	—	(2.2)	—	(2.2)

Profit/(loss) before income taxes	21.0	104.4	(53.8)	37.2	—	108.8

Income tax (expense)	—	—	(6.4)	(16.1)	—	(22.5)
Equity in earnings of subsidiaries	65.3	—	21.1	4.7	(91.1)	—

Australian GAAP net profit/(loss)	86.3	104.4	(39.1)	25.8	(91.1)	86.3

U.S. GAAP adjustments
Property, plant and equipment revaluations	0.4	—	0.4	0.2	(0.6)	0.4
Amortization of intangible assets	12.0	—	12.0	4.2	(16.2)	12.0
Derivative financial instruments	3.1	—	3.1	—	(3.1)	3.1
Amortization of goodwill	35.7	—	35.7	16.2	(51.9)	35.7
Amortization of deferred expenditure	0.1	—	0.1	0.1	(0.2)	0.1
Equity method investment	(3.1)	—	(3.1)	—	3.1	(3.1)
Reversal of restructuring provisions on acquisition	(5.7)	—	(5.7)	—	5.7	(5.7)

U.S. GAAP net profit/(loss)	128.8	104.4	3.4	46.5	(154.3)	128.8

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

Condensed Consolidating Statement of Financial Performance for the Six Months Ended December 31, 2002

			Other	Non-	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuers	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Revenue from sale of goods	—	—	504.3	138.6	—	642.9
Revenue from rendering services	—	—	—	7.0	—	7.0
Other revenues from ordinary activities	13.3	—	7.3	0.9	(13.2)	8.3

Total revenue	13.3	—	511.6	146.5	(13.2)	658.2

Costs and expenses:
Cost of sales	—	—	(265.6)	(83.0)	—	(348.6)
Cost of services	—	—	—	(5.4)	—	(5.4)
Selling, marketing and distribution	—	—	(104.5)	(23.3)	—	(127.8)
General and administrative	(8.6)	19.1	(56.4)	(3.4)	(10.1)	(59.4)
Individually significant items	—	—	41.6	—	2.4	44.0

Total costs and expenses	(8.6)	19.1	(384.9)	(115.1)	(7.7)	(497.2)

Income/(loss) from operations	4.7	19.1	126.7	31.4	(20.9)	161.0
Interest expense	—	(35.6)	(61.8)	(7.4)	41.2	(63.6)
Interest income	7.5	29.3	11.3	2.2	(41.2)	9.1
Share of net profit of associates accounted for using the equity method	—	—	4.4	0.9	—	5.3
Minority interests	—	—	—	(2.0)	0.1	(1.9)

Profit before income taxes	12.2	12.8	80.6	25.1	(20.8)	109.9

Income tax benefit/(expense)	2.2	—	(4.6)	(13.4)	1.0	(14.8)
Equity in earnings of subsidiaries	80.7	—	11.7	3.4	(95.8)	—

Australian GAAP net profit/(loss)	95.1	12.8	87.7	15.1	(115.6)	95.1

U.S. GAAP adjustments
Property, plant and equipment revaluations	(1.0)	—	(1.0)	0.1	0.9	(1.0)
Amortization of intangible assets	4.2	—	4.2	0.5	(4.7)	4.2
Derivative financial instruments	(8.8)	—	(8.8)	—	8.8	(8.8)
Deferred tax assets	(2.8)	—	(2.8)	—	2.8	(2.8)
Amortization of goodwill	2.0	—	2.0	—	(2.0)	2.0
Amortization of deferred expenditure	0.1	—	0.1	0.1	(0.2)	0.1
Equity method investment	(2.7)	—	(2.7)	—	2.7	(2.7)
Gain on disposal of discontinued operations and other properties	18.0	—	18.0	—	(18.0)	18.0
Cumulative effect of change in accounting policy	(0.3)	—	(0.3)	—	0.3	(0.3)
Reversal of deferred borrowing costs provision	14.4	—	14.4	—	(14.4)	14.4
Tax effect of U.S. GAAP adjustments	0.1	—	0.1	—	(0.1)	0.1

U.S. GAAP net profit/(loss)	118.3	12.8	110.9	15.8	(139.5)	118.3

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

Condensed Consolidating Statement of Financial Position as of December 31, 2003

			Other	Non-	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuers	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Total current assets	19.4	0.8	471.1	322.5	(31.6)	782.2
Net property, plant and equipment	0.1	—	669.5	385.5	—	1,055.1
Goodwill and other intangibles	—	—	1,541.1	682.7	—	2,223.8
Investments	453.4	—	1,127.7	71.8	(1,594.5)	58.4
Intra-group receivables	457.6	1,192.1	525.4	472.0	(2,647.1)	—
Total other assets	—	44.4	101.9	71.8	—	218.1

Total assets	930.5	1,237.3	4,436.7	2,006.3	(4,273.2)	4,337.6

Total current liabilities	6.8	43.9	496.2	231.6	(31.6)	746.9
Long term debt	—	934.3	1,644.6	14.0	—	2,592.9
Other long term liabilities	0.5	—	104.0	28.0	—	132.5
Intra-group payables	82.7	—	2,121.7	442.7	(2,647.1)	—

Total liabilities	90.0	978.2	4,366.5	716.3	(2,678.7)	3,472.3

Australian GAAP shareholders’ equity	840.5	259.1	70.2	1,290.0	(1,594.5)	865.3

U.S. GAAP adjustments
Outside equity interests	—	—	—	(24.8)	—	(24.8)
Property, plant and equipment revaluations	(16.2)	—	(16.2)	(2.3)	18.5	(16.2)
Intangible assets	(140.0)	—	(140.0)	(18.2)	158.2	(140.0)
Pension plans	(7.8)	—	(7.8)	—	7.8	(7.8)
Deferred tax assets	5.4	—	5.4	—	(5.4)	5.4
Derivative financial instruments	(21.4)	—	(21.4)	—	21.4	(21.4)
Goodwill	210.5	—	210.5	117.5	(328.0)	210.5
Reversal of asset impairments	(1.7)	—	(1.7)	(1.7)	3.4	(1.7)
Revaluations of equity method investments	(10.6)	—	(10.6)	(0.3)	10.9	(10.6)
Deferred expenditure	(0.4)	—	(0.4)	(0.4)	0.8	(0.4)
Equity method investment	(3.4)	—	(3.4)	—	3.4	(3.4)
Deferred tax adjustments arising on acquisitions	(75.4)	—	(75.4)	(75.4)	150.8	(75.4)
Cumulative tax effect of U.S. GAAP adjustments	(6.5)	—	(6.5)	(6.5)	13.0	(6.5)

U.S. GAAP shareholders’ equity	773.0	259.1	2.7	1,277.9	(1,539.7)	773.0

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

Condensed Consolidating Statement of Financial Position as of June 30, 2003

			Other	Non-	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuers	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Total current assets	7.5	0.3	291.4	671.8	(37.5)	933.5
Net property, plant and equipment	0.1	—	299.3	815.5	—	1,114.9
Goodwill and other intangibles	—	—	245.4	2,019.9	—	2,265.3
Investments	369.5	—	2,591.0	77.0	(2,979.2)	58.3
Intra-group receivables	424.4	1,204.5	627.3	421.3	(2,677.5)	—
Total other assets	—	42.6	154.8	34.7	—	232.1

Total assets	801.5	1,247.4	4,209.2	4,040.2	(5,694.2)	4,604.1

Total current liabilities	6.2	43.4	314.0	576.9	(37.5)	903.0
Long term debt	—	1,049.3	1,757.8	6.7	—	2,813.8
Other long term liabilities	0.5	—	35.8	92.7	—	129.0
Intra-group payables	62.0	—	2,010.7	604.8	(2,677.5)	—

Total liabilities	68.7	1,092.7	4,118.3	1,281.1	(2,715.0)	3,845.8

Australian GAAP shareholders’ equity	732.8	154.7	90.9	2,759.1	(2,979.2)	758.3

U.S. GAAP adjustments
Outside equity interests	—	—	—	(25.5)	—	(25.5)
Property, plant and equipment revaluations	(14.4)	—	(14.4)	(0.9)	15.3	(14.4)
Intangible assets	(168.8)	—	(168.8)	(23.1)	191.9	(168.8)
Pension plans	(8.6)	—	(8.6)	—	8.6	(8.6)
Deferred tax assets	5.5	—	5.5	—	(5.5)	5.5
Derivative financial instruments	(26.5)	—	(26.5)	—	26.5	(26.5)
Goodwill	186.8	—	186.8	135.8	(322.6)	186.8
Reversal of asset impairments	(2.4)	—	(2.4)	(2.3)	4.7	(2.4)
Revaluations of equity method investments	(11.3)	—	(11.3)	(0.3)	11.6	(11.3)
Deferred expenditure	(0.5)	—	(0.5)	(0.5)	1.0	(0.5)
Equity method investment	(0.3)	—	(0.3)	—	0.3	(0.3)
Deferred taxes arising on acquisition	(76.0)	—	(76.0)	(76.0)	152.0	(76.0)
Tax effect of U.S. GAAP adjustments	(6.7)	—	(6.7)	(2.0)	8.7	(6.7)

U.S. GAAP shareholders’ equity/(deficit)	609.6	154.7	(32.3)	2,764.3	(2,886.7)	609.6

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

Condensed Consolidating Statement of Cash Flows for the Six Months Ended December 31, 2003

				Non-	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuers	Entities	Entities	Eliminations	Consolidated

	(A$ millions)
Net operating cash flows	(11.1)	0.3	16.4	69.6	—	75.2
Net investing cash flows	(30.3)	—	52.5	(55.9)	—	(33.7)
Net financing cash flows	41.2	(0.5)	(124.2)	(0.3)	—	(83.8)

Net (decrease)/increase in cash held	(0.2)	(0.2)	(55.3)	13.4	—	(42.3)
Cash at beginning of period	0.7	0.3	110.9	66.1	—	178.0
Exchange rate adjustments	—	—	(9.7)	(2.2)	—	(11.9)

Australian GAAP cash at end of period	0.5	0.1	45.9	77.3	—	123.8

U.S. GAAP adjustments
Bank overdrafts	—	—	—	9.8	—	9.8

U.S. GAAP cash at end of period	0.5	0.1	45.9	87.1	—	133.6

Condensed Consolidating Statement of Cash Flows for the Six Months Ended December 31, 2002

				Non-	Adjustments
			Guarantor	Guarantor	and
	Parent	Issuers	Entities	Entities	Eliminations	Consolidated

	(A$ million)
Net operating cash flows	10.6	29.5	64.5	20.2	—	124.8
Net investing cash flows	—	—	(219.8)	(149.0)	—	(368.8)
Net financing cash flows	(30.0)	(740.9)	463.1	144.8	—	(163.0)

Net (decrease)/increase in cash held	(19.4)	(711.4)	307.8	16.0	—	(407.0)
Cash at beginning of period	21.0	695.3	173.0	33.4	—	922.7
Exchange rate adjustments	0.2	16.5	(17.1)	(1.4)	—	(1.8)

Australian GAAP cash at end of period	1.8	0.4	463.7	48.0	—	513.9

U.S. GAAP adjustments
Bank overdrafts	—	—	—	1.2	—	1.2

U.S. GAAP cash at end of period	1.8	0.4	463.7	49.2	—	515.1

      Subsequent to December 31, 2003, certain Goodman Fielder New Zealand subsidiaries have become guarantors to the senior subordinated notes and the senior notes. During the six months ended December 31, 2003, these entities contributed revenue of approximately A$374.8 million, contributed a net profit under Australian GAAP, including equity in earnings from subsidiaries, of A$12.1 million, and had total assets, including investments in subsidiaries, of approximately A$755.6 million under Australian GAAP.

(i)	Sales incentives

In May 2000 the Emerging Issues Task Force (EITF) of the FASB reached a consensus on Issue 00-14 “Accounting for Certain Sales Incentives.” The Issue addresses recognition and statement of financial performance classification of certain sales incentives. In April 2001, the EITF reached a

BURNS, PHILP & COMPANY LIMITED AND CONTROLLED ENTITIES

NOTES TO THE UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS — (Continued)

Note 22.	United States Generally Accepted Accounting Principles Disclosures (Continued)

consensus on Issue 00-25, “Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor’s Products.” The Issue addresses when consideration from a vendor is either (a) an adjustment of the selling prices of the vendor’s products to the retailer and, therefore, should be deducted from revenue when recognized in the vendor’s statement of financial performance or (b) a cost incurred by the vendor for assets or services provided by the retailer to the vendor and, therefore, should be included as a cost or an expense when recognized in the vendor’s statement of financial performance. These Issues were subsequently codified in EITF Issue 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).” Issue 01-9 was effective for the Group in the fiscal year ended June 30, 2002. The adoption of these Issues results only in the reclassification of certain short and long term rights to retail store shelf space, sales incentive and trade promotion expenses from selling, marketing and distribution expense to a reduction of revenue from sale of goods. The adoption does not affect the Group’s financial position or net profit. After adjusting for the reclassification of revenue recorded under Australian GAAP, referred to in note 1(e), the impact of this change for the six months ended December 31, 2002 and 2003 was a reduction in revenue and selling, marketing and distribution expense of A$18.4 million and A$12.5 million, respectively, under U.S. GAAP.

(j)	Allocation of interest expense to discontinued operations

The Group has allocated interest expense to the terminals and vinegar businesses, being discontinued operations, in accordance with the allocation method described in EITF 87-24 “Allocation of Interest to Discontinuing Operations.” The percentage of the consolidated interest allocated has been determined as the ratio of net assets to be sold to the sum of total net assets of the consolidated entity plus consolidated debt other than (a) debt of the discontinuing operation that will be assumed by the buyer and (b) debt that can be directly attributed to other operations of the enterprise. The percentage calculated has been applied to the consolidated interest expense, adjusted to exclude the interest expense from (a) debt of the discontinuing operation that will be assumed by the buyer and (b) debt that can be directly attributed to other operations of the enterprise.

The amount of interest allocated to the terminals business was A$0.8 million for the six months ended December 31, 2002, and the amount of interest allocated to the vinegar business was A$1.1 million for the six months ended December 31, 2002.

REPORT OF INDEPENDENT AUDITORS

The Board of Directors

Goodman Fielder Limited

We have audited the accompanying consolidated statements of financial position of Goodman Fielder Limited and Controlled Entities (the Company) as of June 30, 2002 and 2001, and the related consolidated statements of financial performance and cash flows for each of the three years in the period ended June 30, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Australia and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Goodman Fielder Limited and Controlled Entities at June 30, 2002 and 2001 and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 2002, in conformity with accounting principles generally accepted in Australia.

Accounting principles generally accepted in Australia vary in certain respects from accounting principles generally accepted in the United States. The application of the accounting principles generally accepted in the United States would have affected the determination of consolidated net income for each of the three years in the period ended 30 June 2002 and the determination of the consolidated shareholders’ equity at 30 June 2002 and 2001 to the extent summarised in note 42 to the consolidated financial statements.

ERNST & YOUNG

Sydney, Australia

September 18, 2002

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

STATEMENT OF FINANCIAL PERFORMANCE

(for the year ended 30 June 2002)

			Consolidated

			2002	2001	2000
	Notes		A$M	A$M	A$M

Sales revenue	2		2,957.5	3,062.5	3,136.3
Cost of sales			(1,891.1)	(1,957.3)	(2,047.8)

Gross profit			1,066.4	1,105.2	1,088.5
Revenue generated from investing activities	2		462.2	157.5	49.8
Expenses relating to investing activities	3	(d)	(307.1)	(172.8)	(9.5)
Marketing, selling and distribution expenses	3	(d)	(606.8)	(633.1)	(581.6)
Production expenses	3	(d)	(48.1)	(65.2)	(23.0)
Administration expenses	3	(d)	(273.2)	(393.9)	(340.9)
Share of net profit (loss) from associate	36		(4.6)	—	—
Borrowing costs expensed	3		(64.7)	(66.8)	(63.5)

Profit (Loss) from ordinary activities before income tax expense			224.1	(69.1)	119.8
Income tax expense attributable to ordinary activities	5		(61.5)	(7.8)	(34.5)

Profit (Loss) from ordinary activities after income tax expense			162.6	(76.9)	85.3
Net profit attributable to outside equity interests			(0.2)	(1.4)	(2.3)

Net profit (loss) attributable to members of the parent entity			162.4	(78.3)	83.0
Net exchange differences on translation of foreign controlled entities	21		(22.9)	13.8	17.8

Total changes in equity other than those resulting from transactions with members			139.5	(64.5)	100.8

Basic earnings per share after significant items			12.8	(6.0)	6.5
Diluted earnings per share after significant items			12.8	(6.0)	6.5
Basic earnings per share before significant items			10.5	9.3	10.3
Diluted earnings per share before significant items			10.5	9.3	10.3

The above Statement of Financial Performance should be read in conjunction with the accompanying notes.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

STATEMENT OF FINANCIAL POSITION

(as at 30 June 2002)

		Consolidated

		2002	2001
	Notes	A$M	A$M

Current assets
Cash		61.3	75.2
Receivables	6	278.2	396.1
Inventories	7	254.2	301.9
Other	8	313.7	69.3

Total current assets		907.4	842.5

Non-current assets
Receivables	9	12.6	13.8
Investment in associate	10	3.9	—
Other financial assets	10	2.4	7.9
Property, plant and equipment	11	861.7	1,075.2
Intangibles	12	520.8	594.0
Deferred tax assets	5	95.8	127.7
Other	13	4.3	5.3

Total non-current assets		1,501.5	1,823.9

Total assets		2,408.9	2,666.4

Current liabilities
Payables	14	376.8	337.6
Interest bearing liabilities	15	176.7	57.2
Provisions	16	189.7	225.9
Current tax liabilities	5	5.2	5.8
Other — unearned income		2.9	1.6

Total current liabilities		751.3	628.1

Non-current liabilities
Payables	17	0.7	0.6
Interest bearing liabilities	18	418.7	762.6
Provisions	19	57.6	49.6
Deferred tax liabilities	5	83.5	88.3
Other — unearned income		1.7	0.5

Total non-current liabilities		562.2	901.6

Total liabilities		1,313.5	1,529.7

Net assets		1,095.4	1,136.7

Equity
Parent entity interest
Contributed equity	20	1,065.8	1,152.0
Reserves	21	(25.3)	(0.8)
Retained profits	21	46.4	(24.6)

Total parent entity interest in equity		1,086.9	1,126.6
Outside equity interests in controlled entities	22	8.5	10.1

Total equity		1,095.4	1,136.7

The above Statement of Financial Position should be read in conjunction with the accompanying notes.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

STATEMENT OF CASH FLOWS

(for the year ended 30 June 2002)

		Consolidated

		2002	2001	2000
	Notes	A$M	A$M	A$M

Cash flows from operating activities
Receipts from customers		3,281.1	3,130.4	3,234.9
Payments to suppliers and employees		(2,951.1)	(2,870.1)	(2,856.2)
VAT/GST receipts		158.9	147.6	55.3
VAT/GST payments		(76.0)	(91.3)	(76.0)
Dividends received		0.8	2.8	0.7
Interest and bill discounts received		8.8	6.0	2.2
Interest and other costs of finance paid		(61.1)	(65.1)	(62.9)
Income taxes paid (including withholding tax)		(38.6)	(35.4)	(33.9)
Other receipts		7.8	7.3	4.9
Other payments		(3.2)	(2.5)	(2.0)

Net cash from operating activities	35(a)	327.4	229.7	267.0

Cash flows from investing activities
Payments for controlled entities and businesses	35(d)	—	(0.9)	(61.5)
Cash flow on sale of controlled entities and businesses	35(d)	347.9	97.7	122.7
Payments for property, plant and equipment		(93.6)	(134.0)	(159.7)
Proceeds from sale of property, plant and equipment		37.6	35.4	18.1
Payment for investments		(3.9)	—	—
Proceeds from sale of investments		11.3	—	—
Other receipts		0.4	6.7	0.9
Other payments		—	(4.2)	(0.9)

Net cash from investing activities		299.7	0.7	(80.4)

Cash flows from financing activities
Proceeds from issues of shares		1.1	—	—
Payment for shares bought back		(89.5)	—	—
Proceeds from borrowings		6.9	17.3	49.7
Repayments of borrowings		(207.1)	(149.5)	(133.6)
Dividends paid		(89.8)	(90.8)	(89.5)
Hedging (Payments) receipts		(12.3)	15.4	(1.2)
Other receipts		—	—	2.1
Other payments		—	—	(1.4)

Net cash from financing activities		(390.7)	(207.6)	(173.9)

Net increase (decrease) in cash held		236.4	22.8	12.7
Cash at the beginning of the period		105.9	101.6	80.5
Effects of exchange rate changes		(5.4)	(18.5)	8.4

Cash at the end of the period	35(b)	336.9	105.9	101.6

The above Statement of Cash Flows should be read in conjunction with the accompanying notes.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS

Note 1. Statement of Significant Accounting Policies

      This general purpose financial report has been prepared in accordance with Accounting Standards, Urgent Issues Group Consensus Views and the Corporations Act 2001.

      Except for certain assets which are at valuation, the financial statements are prepared in accordance with the historical cost convention and do not take into account current valuations of non-current assets. Cost is based on the fair value of the consideration given in exchange for assets. The fair value of consideration with deferred settlement terms is determined by discounting any amounts payable in the future to their present value at the date of acquisition. Present values are calculated using rates applicable to similar borrowing arrangements of the economic entity.

Changes in accounting policies

      The accounting policies adopted are consistent with those of the previous Annual Report except for the accounting policy with respect to the earnings per share.

      The consolidated entity has adopted the revised Accounting Standard AASB 1027 “Earnings Per Share” and has for the first time, determined basic and diluted earnings per share in accordance with the revised Standard. Basic earnings per share (EPS) was previously calculated by dividing the profit from ordinary activities after tax by the weighted average number of Ordinary shares outstanding during the financial year. In accordance with the revised AASB 1027, basic EPS is now calculated as net profit attributable to members, divided by the weighted average number of Ordinary shares.

      Diluted EPS was previously determined by dividing the profit from ordinary activities after tax adjusted for the effect of earnings on potential Ordinary shares, by the weighted average number of Ordinary shares (both issued and potentially dilutive) outstanding during the financial year. In accordance with AASB 1027, diluted EPS is now calculated as net profit attributable to members, adjusted for:

•	The after tax effect of dividends and interest associated with dilutive potential Ordinary shares that have been recognized as expenses; and

•	Other non-discretionary changes in revenues or expenses during the period that would result from the dilution of potential Ordinary shares;

divided by the weighted average number of Ordinary shares and dilutive potential Ordinary shares.

Principles of consolidation

      The financial statements comprise the consolidated accounts of the economic entity comprising the parent entity and the entities it controlled at the end of, or during, the year. The accounting policies adopted in preparing the financial statements have been consistently applied by entities in the economic entity except as otherwise indicated. The effects of all transactions between entities in the economic entity are eliminated in full.

      When the economic entity gains or loses control of an entity during the year, the results of that entity are included in the consolidated statement of financial performance only for that part of the period during which control existed.

Foreign currency

      Transactions denominated in foreign currencies are converted at the exchange rate at the date of the transaction. Foreign currency payables and receivables are translated at exchange rates at balance date. Resulting exchange gains and losses are included in the operating result for the year.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      Gains and losses resulting from trading in foreign currencies are brought to account as they arise and are measured by reference to movements in market rates. These gains and losses are disclosed as trading gains or losses.

      Financial statements of self-sustaining overseas controlled entities are translated at exchange rates existing at balance date. Exchange gains or losses on translation are taken directly to the exchange fluctuation reserve. To the extent that a specific long term borrowing or other derivative product is intended to hedge the net investment in an overseas controlled entity, exchange differences (net of applicable income tax) are taken directly to the exchange fluctuation reserve. Financial statements of integrated overseas controlled entities are translated using the temporal method whereby exchange gains or losses on translation are included in the operating result for the year.

      When a foreign controlled entity is sold and funds are repatriated to Australia, the net amount held in the exchange fluctuation reserve (comprising exchange differences arising on translating net assets of self-sustaining overseas controlled entities, gains and losses on hedges of net investments and related income tax) is transferred directly to retained earnings.

      Where a purchase or sale is specifically hedged, exchange gains or losses on the hedging transaction arising up to the date of purchase or sale and costs, premiums and discounts relative to the hedging transaction are included with the purchase or sale. Exchange gains and losses arising on the hedge transaction after that date are taken to the statement of financial performance.

Derivative financial instruments

      Derivative financial instruments, principally interest rate swap contracts and forward foreign exchange contracts, are entered into to manage financial risks.

      Income and expenses under interest rate swap contracts are recognized in the statement of financial performance on a basis consistent with corresponding fluctuations in the interest payments on underlying financial liabilities. The carrying amounts of interest rate swaps, which comprise net interest receivables and payables, are included in assets or liabilities, respectively.

      Forward foreign exchange contracts are accounted for as outlined in the foreign currency accounting policy note above.

      Various types of commodity contracts, including futures, are entered into to manage commodity price risk, protecting the economic entity from price fluctuations.

Investments

      Non-current investments are stated at cost.

      Dividends from investments, except controlled entities, are recognized in the statement of financial performance when received.

      Investments in associates are carried at the lower of the equity-accounted amount and recoverable amount in the consolidated financial report.

Inventories

      Raw materials and stores, work in progress and finished goods are stated at the lower of cost and net realisable value. Costs have been assigned to inventory quantities on hand at balance date using the first in, first out basis. Where appropriate, cost comprises applicable fixed and variable overheads.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Property held for resale

      Freehold property held for resale is valued at the lower of cost and net realisable value. Interest and other holding charges are capitalised until the properties are brought to a marketable condition.

Receivables, accounts payable, provisions and borrowings

      Trade accounts receivable are carried at original invoice amount less any provision for doubtful debts. A provision for doubtful debts is recognized when collection of the full amount is no longer probable. Bad debts are written off in the period in which they are identified.

      Amounts (other than trade debts) receivable from related and other parties are carried at amounts due less any provision for doubtful debts (raised on the same basis as above). Interest (when charged) is taken up as income on an accrual basis.

      Trade accounts payable, including accruals not yet billed, are recognized when the economic entity becomes obliged to make future payments as a result of a purchase of assets or services.

      All loans are measured at the principal amount. Interest is charged as an expense as it accrues.

      Bills of exchange and promissory notes are carried at the principal amount plus deferred interest.

      Dividends payable are recognized when the dividend is declared.

Workers’ compensation

      Goodman Fielder is a licensed self-insurer under the New South Wales Workers’ Compensation Act and the Victorian Accident Compensation Act. Goodman Fielder has made provisions for all assessed workers’ compensation liabilities, together with an estimate of liabilities incurred but not reported, based on an independent actuarial assessment. Workers compensation for all remaining employees is insured commercially.

Recoverable amount

      Non-current assets are not carried at an amount above their recoverable amount, and where carrying values exceed their recoverable amount assets are written down.

      In assessing recoverable amounts the expected net cash inflows from the continued use and subsequent disposal of the non-current assets are discounted to their present values using a market determined risk adjusted discount rate. This determination is based on either individual or groups of assets where appropriate.

Property, plant and equipment

Cost and valuation

      Property, plant and equipment are carried at the lower of cost or recoverable amount.

      Assessments of the fair market values of freehold and leasehold land and buildings are obtained at least every three years.

      Except where indicated, no provision has been made for any taxes on capital gains which could arise in the event of a sale of certain revalued non-current assets as it is not expected that any such liability will crystallise.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Depreciation and amortisation

      Property, plant and equipment, other than freehold land, are depreciated over their estimated useful lives using the reducing balance or straight-line methods as appropriate. The significant useful lives are:

	2002	2001	2000

Freehold buildings	40 years	40 years	40 years
Leasehold land and buildings	the lease term	the lease term	the lease term
Plant and equipment	3 to 15 years	3 to 15 years	5 to 15 years

Other non-current assets

      Significant items of carry forward expenditure having a benefit or relationship to more than one period are written off over the periods to which such expenditure relates.

Leases

      Leases are classified at their inception as either operating or finance leases based on the economic substance of the agreement so as to reflect the risks and benefits incidental to ownership.

      The minimum lease payments of operating leases, where the lessor effectively retains substantially all of the risks and benefits of ownership of the leased item, are recognized as an expense on a straight-line basis.

      Finance leases which effectively transfer substantially all of the risks and benefits incidental to ownership of the leased item to the Group are capitalised at the present value of the minimum lease payments and disclosed as property, plant and equipment under lease. A lease liability of equal value is also recognized.

      Capitalized lease assets are depreciated over the shorter of the estimated useful life of the assets and the lease term. Minimum lease payments are allocated between interest expense and reduction of the lease liability with the interest expense calculated using the interest rate implicit in the lease and charged directly to the statement of financial performance.

      The cost of improvements to or on leasehold property is capitalized, disclosed as leasehold improvements, and amortized over the unexpired period of the lease or the estimated useful lives of the improvements, whichever is the shorter.

Acquisition of assets

      The cost method of accounting is used for all acquisitions of assets regardless of whether shares or other assets are acquired. Cost is determined as the fair value of the identifiable net assets acquired plus costs directly attributable to the acquisition. Where goodwill arises it is brought to account in accordance with the intangibles accounting policy set out below.

Intangibles

      Intangible assets are amortized on a straight-line basis over the period of expected benefits, ranging from five to 20 years in respect of goodwill and five to 100 years in respect of other intangibles.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Employee benefits

      Liabilities for amounts expected to be paid to employees for their entitlement to annual leave and other current employee entitlements are measured as the amount unpaid at the reporting date at current pay rates in respect of employees’ services up to that date.

      A liability for long service leave is accrued based on the present value of expected future payments to be made in respect of services provided by employees up to the balance date. The present value of future liabilities is determined based on expected future wage and salary levels, service to date and the projected period of future service and interest rates on government guaranteed securities with maturities similar to the expected timing of future liabilities.

      The economic entity sponsors a number of superannuation funds providing benefits either on a defined benefit or defined contribution basis. Contributions to superannuation funds are charged as an expense as the contributions are paid or become payable. Any deficiency in the net assets of the superannuation funds is recognized as a liability when it arises to the extent that any material liability in excess of normal contribution levels is expected to accrue to the economic entity.

Taxation

      Tax effect accounting procedures are followed whereby the income tax expense in the statement of financial performance is matched with the accounting profit (after allowing for permanent differences). The future tax benefit relating to revenue tax losses is carried forward as an asset at balance date where the benefit is regarded as being virtually certain of realisation. No recognition is made of the benefit of capital losses until realised. Income tax on net cumulative timing differences is set aside to the deferred income tax and future tax benefit accounts at the rates which are expected to apply when those timing differences reverse.

Share capital

      Ordinary share capital is recognized at the fair value of the consideration received by the Company.

      Any transaction costs arising on the issue of Ordinary shares are recognized directly in equity as a reduction of the share proceeds received.

Operating revenue

      Sales revenue represents revenue earned from the sale of the economic entity’s products, net of trade allowances and duties and taxes paid. Revenue is recognized when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectibility is reasonably assured. Revenue is typically recognized at the time of shipment.

Earnings per share

      Basic earnings per share is calculated as net profit attributable to members divided by the weighted average number of Ordinary shares.

      Diluted EPS is calculated as net profit attributable to members, adjusted for:

•	The after tax effect of dividends and interest associated with dilutive potential Ordinary shares that have been recognized as an expense; and

•	Other non-discretionary changes in revenues or expenses during the period that would result from the dilution of potential Ordinary shares;

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

divided by the weighted average number of Ordinary shares and dilutive potential Ordinary shares.

Comparative figures

      Where necessary, comparative figures have been reclassified and repositioned for consistency with current year disclosures as a result of the first time application of revised Accounting Standards AASB 1005 “Segment Reporting” and AASB 1042 “Discontinuing Operations”.

	Consolidated

	2002	2001	2000
	A$M	A$M	A$M

Note 2. Revenue From Ordinary Activities
Revenues from operating activities
Revenue from sale of goods	2,957.5	3,062.5	3,136.3
Revenues generated from investing activities
Dividends received	0.8	2.8	0.7
Interest received	12.7	4.7	4.4
Proceeds on sale of business	396.8	101.7	11.5
Proceeds on sale of non-current assets	44.3	35.4	25.7
Other operating revenue	7.6	12.9	7.5

Revenues generated from investing activities	462.2	157.5	49.8

Revenues generated from ordinary activities	3,419.7	3,220.0	3,186.1

Note 3. Expenses and Net Gains/(Losses)
Operating profit from ordinary activities before income tax for the period includes the following items:
(a) Expenses
Depreciation of property, plant and equipment	108.2	119.1	121.7
Amortization
Goodwill	24.5	27.9	26.4
Other intangibles	6.3	6.2	6.2
Finance leases capitalized	0.1	0.1	0.2
Net amount provided for
Diminution in the value of inventories	0.8	0.8	0.4
Employee entitlements	29.7	34.9	32.7
Bad and doubtful debts expense
Trade debtors	4.2	6.3	5.9
Borrowing costs
Other persons and corporations
Interest and finance charges paid/payable	64.7	70.1	67.5
Less: amounts capitalized	—	(3.3)	(4.0)

Borrowing costs expensed	64.7	66.8	63.5

Research and development costs	20.9	28.0	24.8
Rent expense on operating leases	33.9	40.0	38.0

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002	2001	2000
	A$M	A$M	A$M

(b) Net gains/(losses)
Net foreign exchange gains/(losses)
Trading	1.0	1.0	1.0
Non trading	0.1	(0.4)	0.9
Net gain/(loss) on disposal of
Property, plant and equipment	9.2	7.0	1.5
Investments and other non-current assets	5.8	1.6	2.0

	Consolidated

	2002		2001		2000

	A$M	A$M	A$M	A$M	A$M	A$M
	Before	After	Before	After	Before	After
	tax	tax	tax	tax	tax	tax

(c) Significant items
Operating profit (loss) from ordinary activities before income tax for the period includes the following significant items:
Exit of ingredients operations(i)
Revenue from sale of business	388.1	388.1	98.0	98.0	—	—
Book value of business sold	(264.5)	(287.1)	(84.0)	(82.6)	—	—

Gain on divestment	123.6	101.0	14.0	15.4	—	—

Write down as a result of exiting the ingredients business
Goodwill	(22.5)	(13.9)	(11.6)	(11.6)	—	—
Tax asset	—	—	—	(14.2)	—	—
Other costs	(10.0)	(7.0)	(26.1)	(25.0)	—	—

Loss on write down	(32.5)	(20.9)	(37.7)	(50.8)	—	—

Exit of Asian operation(ii)
Revenue from sale of business	2.6	2.6	—	—	—	—
Book value of business sold	(4.0)	(0.7)	—	—	—	—

Gain on divestment	(1.4)	1.9	—	—	—	—

Write down in Asian operations
Property, plant and equipment	—	—	(7.1)	(7.1)	—	—
Goodwill	—	—	(6.6)	(6.6)	—	—
Tax asset	—	—	—	(2.2)	—	—

Loss on write down	—	—	(13.7)	(15.9)	—	—

Provision against Bartter receivable(iii)	—	—	(35.3)	(23.3)	—	—

Rationalization and restructuring (Note 4)	(67.8)	(52.0)	(177.3)	(121.7)	(73.7)	(47.9)

Total significant items	21.9	30.0	(250.0)	(196.3)	(73.7)	(47.9)

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(i)	On 15 August 2001, Germantown International Limited was sold to Danisco A/S for sales proceeds of A$197.4 million.

On 31 March 2002, part of the gelatin business was sold to Deutsche Gelatine-Fabriken Stoess AG for sales proceeds of A$190.7 million.

On 29 September 2000, the Starch operations in Australia and New Zealand were sold to Penford Corporation in the United States for sale proceeds of A$98.0 million.

(ii)	On 29 June 2002, Taiwan operations were sold to McCain Foods (Aust) Pty Ltd for sale proceeds of A$2.6 million.

(iii)	Represents provision against finance provided to Bartter Pty Ltd, on the sale of the Poultry operations on the 23 August 1999 (Note 9).

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(d)	Significant items including rationalization and restructuring have been included in the statement of financial performance as follows:

		Consolidated

		2002	2001	2000
	Notes	A$M	A$M	A$M

Revenue generated from investing activities
Proceeds on sale of Germantown		197.4	—	—
Proceeds on sale of gelatin		190.7	—	—
Proceeds on sale of Starch		—	98.0	—

	3	388.1	98.0	—
Proceeds from sale of other businesses		8.7	3.7	11.5
Other revenue from investing activities		65.4	55.8	38.3

Total revenue generated from investing activities	2	462.2	157.5	49.8

Expenses relating to investing activities
Book value Germantown		95.2	—	—
Book value gelatin		169.3	—	—
Book value Starch		—	84.0	—

	3	264.5	84.0	—
Book value of Asian operations	3	4.0	—	—
Book value of other businesses sold		6.1	2.1	9.5
Provision against Bartter receivable	3	—	35.3	—
Write down in Asian operations	3	—	13.7	—
Write down of gelatin business	3	32.5	37.7	—

Total expenses relating to investing activities		307.1	172.8	9.5

Marketing, selling and distribution expenses
Rationalization and restructuring costs	4	5.8	18.5	19.0
Other		601.0	614.6	562.6

Total marketing, selling and distribution expenses		606.8	633.1	581.6

Production expenses
Rationalization and restructuring costs	4	48.1	65.2	23.0

Administration expenses
Rationalization and restructuring costs	4	13.9	93.6	31.7
Other		259.3	300.3	309.2

Total administration expenses		273.2	393.9	340.9

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002		2001		2000

	A$M	A$M	A$M	A$M	A$M	A$M
	Before	After	Before	After	Before	After
	tax	tax	tax	tax	tax	tax

Note 4. Rationalization and Restructuring Costs
Operating profit (loss) from ordinary activities before income tax for the period includes the following expenses whose disclosure is relevant in explaining the financial performance of the entity:
Rationalization and integration of Australian operations(i)	(60.3)	(43.2)	(102.6)	(68.0)	—	—
Rationalization of Milling operations(ii)	—	—	(46.3)	(32.0)	—	—
Rationalization and integration of NZ operations(iii)	(3.2)	(2.2)	(13.6)	(9.8)	—	—
Bunge Defiance integration(iv)	—	—	—	—	(13.2)	(7.3)
Meadow Lea manufacturing strategy(v)	—	—	—	—	(20.5)	(13.1)
Rationalization of other operations and facilities(vi)	(4.3)	(6.6)	(14.8)	(11.9)	(40.0)	(27.5)

	(67.8)	(52.0)	(177.3)	(121.7)	(73.7)	(47.9)

      Total rationalization and restructuring costs have been allocated to the functions of administration, marketing, selling and distribution and other production expenses in the statement of financial performance.

	Consolidated

	2002	2001	2000

	A$M	A$M	A$M
	Before	Before	Before
	tax	tax	tax

(i) Costs of implementing the Future Co strategies across all the Australian operations, including the rationalization and integration of GF Consumer Foods and rationalization of Baking Australia.
These costs comprise:
Redundancy costs	(25.4)	(27.6)	—
Write down of property, plant and equipment	(25.3)	(39.9)	—
Other costs	(9.6)	(35.1)	—

	(60.3)	(102.6)	—

(ii) Rationalization of Milling operations in Australia and New Zealand — Project Jupiter.
These costs comprise:
Redundancy costs	—	(10.1)	—
Write down of property, plant and equipment	—	(15.9)	—
Associated IT asset write down	—	(16.5)	—
Other costs (including relocation and consulting costs)	—	(3.8)	—

	—	(46.3)	—

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002	2001	2000

	A$M	A$M	A$M
	Before	Before	Before
	tax	tax	tax

(iii) Costs of implementing the Future Co strategies across all the NZ operations to create one integrated food company, GF New Zealand Limited.
These costs comprise:
Redundancy costs	(1.6)	(3.7)	—
Write down of property, plant and equipment	(1.6)	(3.9)	—
Other costs	—	(6.0)	—

	(3.2)	(13.6)	—

(iv) Costs incurred by existing Goodman Fielder milling, baking and other businesses integrating the Bunge Defiance business acquired in December 1998. These costs comprise:
Redundancy costs	—	—	(3.5)
Write down of property, plant and equipment	—	—	(2.0)
Other costs	—	—	(7.7)

	—	—	(13.2)

(v) Costs incurred in rationalizing the Meadow Lea manufacturing sites. These costs comprise:
Redundancy costs	—	—	(11.8)
Write down of property, plant and equipment	—	—	(8.7)

	—	—	(20.5)

(vi) Costs incurred in rationalising other operations primarily focused on closure and amalgamation of sites.
These costs comprise:
Redundancy costs	(1.9)	(2.0)	(13.4)
Write down of property, plant and equipment	(1.3)	(7.4)	(11.7)
Other costs	(1.1)	(5.4)	(14.9)

	(4.3)	(14.8)	(40.0)

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002	2001	2000
	A$M	A$M	A$M

Note 5. Income Tax
(a) The prima facie tax expense on the operating profit (loss) varies from the income tax expense in the financial statements and is reconciled as follows:
Operating profit (loss) before tax	224.1	(69.1)	119.8

Prima facie tax expense (benefit) at 30 per cent (2001 — 34 per cent)	67.2	(23.5)	43.1

Add tax effect of permanent differences which increase tax expense
Overseas tax rate differential	3.1	0.2	—
Non-allowable amortisation and depreciation	9.1	11.8	10.9
Non-tax deductible expenses	2.3	1.8	1.2
Tax on repatriation of overseas dividends	2.0	0.1	0.3
Under provision in prior years	5.6	0.8	0.7
Non-deductible rationalisation costs and significant items	4.9	34.4	—
Other	4.1	5.7	3.1

	31.1	54.8	16.2

Less tax effect of permanent differences which decrease tax expense
Research and development tax concessions	3.3	5.4	6.0
Rebateable and non-taxable dividends	—	0.4	0.2
Non-taxable capital profits	21.6	9.8	0.4
Over provision in prior years	3.3	2.0	2.9
Effect on deferred tax balances of change in Australian tax rates	—	—	7.5
Utilisation of revenue losses/credits not previously recognized	1.4	—	0.3
Other	7.2	5.9	7.5

	36.8	23.5	24.8

Aggregate income tax expense	61.5	7.8	34.5

Deferred tax assets and liabilities
Current tax provision	(5.2)	(5.8)	(10.1)
Deferred income tax liability	(83.5)	(88.3)	(101.2)
Future income tax benefit	95.8	127.7	86.9

(b) Income tax comprises
Current year	60.6	9.0	37.0
Prior years	0.9	(1.2)	(2.5)

	61.5	7.8	34.5

(c) Future income tax benefits attributable to tax losses carried forward as an asset
(Note 1)	6.0	12.1	11.9

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002	2001
	A$M	A$M

Note 6. Current Assets — Receivables
Trade debtors	270.0	379.7
Provision for doubtful debts	(9.0)	(11.6)

	261.0	368.1

Loans to associated companies	11.9	12.5
Provision for doubtful loans	(11.9)	(12.5)

	—	—

Other debtors	17.2	28.0

	278.2	396.1

Significant terms and conditions

      Credit sales are generally on 30 day terms from date of statement.

	Consolidated

	2002	2001
	A$M	A$M

Note 7. Current Assets — Inventories
Raw materials
At cost	114.0	137.1
Provision for diminution	(1.5)	(2.9)

	112.5	134.2

Work in progress, at cost	10.5	16.1
Finished goods
At cost	124.2	145.4
Provision for diminution	(3.4)	(2.3)

	120.8	143.1

Other inventory	10.4	8.5

	254.2	301.9

Note 8. Current Assets — Other
Short term deposits
Cash equivalents	277.4	31.3
Other	2.2	1.0
Prepayments	15.0	17.2
Land and buildings identified for sale, at cost	6.3	1.4
Other	12.8	18.4

	313.7	69.3

Note 9. Non-Current Assets — Receivables
Other debtors	49.1	50.4
Provision for doubtful other debtors	(36.5)	(36.6)

	12.6	13.8

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      Included in other debtors is an amount of A$35.3 million which represents vendor finance to Bartter Pty Ltd, provided on the sale of the Poultry operations on 23 August 1999. The vendor finance is an interest bearing debt repayable five and a half years after the date of the sale. This amount has been fully provided against.

	Consolidated

	2002	2001
	A$M	A$M

Note 10. Non-Current Assets — Other Financial Assets
Shares in associates — at equity accounted value (Note 36)	3.9	—
Shares in other corporations — not listed
At cost	2.4	7.9

	6.3	7.9

Note 11. Non-Current Assets — Property, Plant and Equipment
Freehold land and buildings
At cost	355.4	429.2
Accumulated depreciation	(37.6)	(33.8)
Buildings under construction, at cost	3.9	10.2

	321.7	405.6

Leasehold land and buildings
At cost	19.8	20.8
Accumulated amortization	(3.1)	(2.8)

	16.7	18.0

Plant and equipment
At cost	1,149.5	1,328.3
Accumulated depreciation	(718.1)	(765.2)
Plant and equipment under lease, at cost	0.5	0.6
Accumulated amortization	(0.3)	(0.4)
Plant and equipment under construction, at cost	91.7	88.3

	523.3	651.6

Summary
Property, plant and equipment, at cost	1,524.7	1,778.3
Under construction, at cost	95.6	98.5
Leased assets, at cost	0.5	0.6
Accumulated depreciation and amortization	(759.1)	(802.2)

	861.7	1,075.2

      Freehold and leasehold land and buildings are carried at the lower of cost or recoverable amount. Assessments of the fair market values of freehold and leasehold land and buildings are obtained at least every three years.

      Independent assessments of the market values, on an existing use basis where appropriate, of freehold and relevant leasehold land and buildings were undertaken in the prior period. The independent valuations were carried out during September and October 2000 by Jones Lang LaSalle. At the time of valuation, the total value attributed to assets included in the valuation was A$410.4 million.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Reconciliations

      Reconciliations of the carrying amounts of each class of property, plant and equipment at the beginning and end of the current financial year are set out below:

	Freehold	Buildings			Leased
	land and	under	Leasehold	Plant and	plant and	In course of
	buildings	construction	improvements	equipment	equipment	construction	Total
	A$M	A$M	A$M	A$M	A$M	A$M	A$M

Consolidated 2002
Carrying amount at start of the period	395.4	10.2	18.0	563.1	0.2	88.3	1,075.2
Additions	7.2	2.9	0.3	36.6	—	53.0	100.0
Disposals	(9.5)	—	—	(12.6)	—	(6.2)	(28.3)
Disposals through sale of entities	(62.5)	—	—	(81.4)	—	(3.0)	(146.9)
Depreciation/amortization expense	(11.6)	—	(0.7)	(96.0)	—	—	(108.3)
Recoverable amount write down	(2.4)	—	—	(22.8)	—	(1.2)	(26.4)
Transfers	(0.1)	(9.2)	—	42.8	—	(39.8)	(6.3)*
Other	1.3	—	(0.9)	1.7	—	0.6	2.7

Carrying amount at end of period	317.8	3.9	16.7	431.4	0.2	91.7	861.7

*	Includes transfers to land and buildings identified for resale (refer Note 8).

	Freehold	Buildings			Leased
	land and	under	Leasehold	Plant and	plant and	In course of
	buildings	construction	improvements	equipment	equipment	construction	Total
	A$M	A$M	A$M	A$M	A$M	A$M	A$M

Consolidated 2001
Carrying amount at start of the period	428.4	4.3	20.0	632.4	0.3	99.5	1,184.9
Additions	17.3	5.9	1.1	63.7	—	46.0	134.0
Disposals	(15.9)	—	(0.6)	(11.9)	—	—	(28.4)
Disposals through sale of entities	(20.9)	—	—	(34.9)	—	(2.6)	(58.4)
Depreciation/amortization expense	(11.4)	—	(0.1)	(107.6)	(0.1)	—	(119.2)
Capitalised interest	—	—	—	3.3	—	—	3.3
Recoverable amount write down	(10.9)	—	—	(54.9)	—	(20.1)	(85.9)
Transfers	—	—	—	35.3	—	(35.3)	—
Other	8.8	—	(2.4)	37.7	—	0.8	44.9

Carrying amount at end of period	395.4	10.2	18.0	563.1	0.2	88.3	1,075.2

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002	2001
	A$M	A$M

Note 12. Non-Current Assets — Intangibles
Goodwill — at cost	385.3	430.3
Accumulated amortization	(121.8)	(122.6)

	263.5	307.7

Goodwill	74.0	74.0
Recoverable amount write down	(36.6)	(14.1)

Goodwill — at recoverable amount	37.4	59.9

Brand names, patents and trademarks, at cost	267.2	264.9
Accumulated amortization	(47.3)	(38.5)

	219.9	226.4

	520.8	594.0

Note 13. Non-Current Assets — Other
Expenditure carried forward	4.3	5.3

Note 14. Current Liabilities — Payables
Trade creditors	376.8	337.6

Significant terms and conditions

      Trade creditors are generally settled within 30 days.

	Consolidated

	2002	2001
	A$M	A$M

Note 15. Current Liabilities — Interest Bearing Liabilities
Secured
Lease liabilities	—	0.1

	—	0.1

Unsecured
Bank overdraft	1.8	0.6
Bank loans	174.9	56.5

	176.7	57.1

	176.7	57.2

Secured liabilities are principally secured by way of mortgages over leased assets.

Refer to Note 18(a) for details regarding classification of debt.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002	2001
	A$M	A$M

Note 16. Current Liabilities — Provisions
Dividends	49.3	51.6
Employee entitlements	57.9	68.7
Other (primarily rationalization and restructuring)	82.5	105.6

	189.7	225.9

Note 17. Non-Current Liabilities — Payables
Other liabilities	0.7	0.6

	Consolidated

	2002	2001
	A$M	A$M

Note 18. Non-Current Liabilities — Interest Bearing Liabilities
Unsecured
Bank loans	65.0	331.3
Other loans	353.7	395.5
Bills of exchange and promissory notes	—	35.8

	418.7	762.6

(a) Current bank loans and borrowings are classified as non-current to the extent that unused non-current committed facilities are available to the economic entity.
The total of non-current bank loans and other borrowings analyzed as to maturity dates is as follows:
Due later than:
One year and not later than two	65.0	79.9
Two years and not later than five	70.7	287.7
Five years or more	283.0	395.0

	418.7	762.6

	Consolidated

	2002	2001
	A$M	A$M

Note 19. Non-Current Liabilities — Provisions
Employee entitlements	32.5	36.2
Other	25.1	13.4

	57.6	49.6

Employee entitlement liabilities
Current (Note 16)	57.9	68.7
Non-current (above)	32.5	36.2

Aggregate employee entitlement liabilities	90.4	104.9

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002	2001
	A$000	A$000

Note 20. Contributed Equity
Paid up capital
1,224,770,703 (2001 — 1,281,600,146)
Ordinary shares, fully paid	1,065,827	1,152,028

Particulars of movements in issued Ordinary shares during the year

		Number
		Shares issued	Issue price A$	A$000

2002
1.07.01	Opening balance	1,281,600,146		1,152,028
5.10.01	Dividend Reinvestment Plan — Final Dividend	2,940,083	1.27	3,740
12.4.02	Dividend Reinvestment Plan — Interim Dividend	1,637,316	1.49	2,450
Various	Shares bought back during the year	(62,106,842)	*	(93,497)
26.6.02	Options exercised	700,000	1.58	1,106

30.6.02	Closing balance	1,224,770,703		1,065,827

      On the 27 November 2001, the Company commenced its on market program to buy back A$100 million in shares. 62,106,842 shares have been bought back and cancelled in the period to 30 June 2002. This represents 5.1 per cent of total shares outstanding at 30 June 2002. The cost of acquisition being A$93.5 million. On 21 June 2002 the buy back was extended to A$200 million in shares.

*	Prices at which shares were bought back ranged from A$1.30 to A$1.69. The average buy back price was A$1.50.

2001
1.07.00	Opening balance	1,276,368,958		1,146,257
6.10.00	Dividend Reinvestment Plan — Final Dividend	2,690,010	1.15	3,094
4.12.00	Issue of shares to D.L.G. Hearn	500,000	—	—
12.4.01	Dividend Reinvestment Plan — Interim Dividend	2,041,178	1.31	2,677

30.6.01	Closing balance	1,281,600,146		1,152,028

2000
1.07.99	Opening balance	1,271,497,689		1,139,957
8.10.99	Dividend Reinvestment Plan — Final Dividend	2,652,331	1.40	3,726
7.04.00	Dividend Reinvestment Plan — Interim Dividend	2,218,938	1.16	2,574

30.06.00	Closing Balance	1,276,368,958		1,146,257

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Particulars of options

	Consolidated

	2002	2001	2000

On issue at the end of the period(1)	30,931,400	33,967,000	36,210,000
Options exercised	700,000	—	—
Options lapsed(2)	7,335,600	4,193,000	4,141,200
Options granted
— Employee Share Option Plan	—	1,950,000	765,000
— Shareholder approval(3)	5,000,000	—	—

(1)	Each option is convertible into one fully paid Ordinary share in the capital of the parent entity upon exercise.

(2)	Expired upon cessation of the holders’ employment with the Company.

(3)	5,000,000 Options were issued to the Managing Director — Mr T.P. Park on 16 November 2001. The issue was approved by shareholders at the Annual General Meeting held on the same day. The exercise price for 3,000,000 is A$1.27. The exercise price for the remaining 2,000,000 is to be set on 16 November 2003. The expiry date of all 5,000,000 options is 10 years from the 2001 Annual General Meeting — namely 16 November 2011. Performance hurdles apply to all options. The right to exercise the 2,000,000 options or part thereof will be determined in November 2003 after a performance review by the Board. On resignation, Mr T.P. Park is entitled to options for which the available date has passed at the date of termination, provided performance hurdles have been met and exercise takes place within 30 days of termination.

      The market price at issue date for options issued during the year was A$1.34.

Terms and conditions of contributed equity

     Ordinary shares

      Ordinary shares have the right to receive dividends as declared and, in the event of winding up the Company, to participate in the proceeds from sale of all surplus assets in proportion to the number of shares held. Ordinary shares entitle their holder to one vote, either in person or by proxy, at a meeting of the Company.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Options on issue as at 30 June 2002

(a)	Options with performance hurdles yet to be achieved and whose first exercise dates have not been reached

							Performance hurdles
							yet to be achieved

Number of	Number		Exercise			First	Share price	Accumulation
employee holders	of options		price A$	Expiry date	Grant date	exercise date	hurdle A$	index

	1,000,000		1.27	16.11.11	16.11.01	16.11.03	1.70	na
	1,000,000		1.27	16.11.11	16.11.01	16.11.04	1.90	na
	1,000,000		1.27	16.11.11	16.11.01	16.11.05	2.10	na
	1,000,000	(1)	—	16.11.11	16.11.01	16.11.04	(1)	na
	1,000,000	(1)	—	16.11.11	16.11.01	16.11.05	(1)	na

1	5,000,000	(1)

	800,000		1.54	31.03.09	31.03.99	31.09.02	2.04	*
	800,000		1.54	31.03.09	31.03.99	31.09.03	2.24	*

4	1,600,000

	100,000		1.26	19.07.10	10.10.00	10.04.03	**	*
	100,000		1.26	19.07.10	10.10.00	10.04.04	1.76	*
	100,000		1.26	19.07.10	10.10.00	10.04.05	1.96	*

1	300,000

	100,000	(2)	1.11	15.03.10	15.03.00	16.09.02	**	*
	100,000	(3)	1.11	15.03.10	15.03.00	—
	100,000	(3)	1.11	15.03.10	15.03.00	—

1	300,000

	250,000		1.23	04.09.10	10.10.00	10.04.03	**	*
	250,000		1.23	04.09.10	10.10.00	10.04.04	1.73	*
	250,000		1.23	04.09.10	10.10.00	10.04.05	1.93	*

1	750,000

	50,000		1.26	29.01.11	29.01.01	29.07.03	**	*
	50,000		1.26	29.01.11	29.01.01	29.07.04	1.76	*
	50,000		1.26	29.01.11	29.01.01	29.07.05	1.96	*

1	150,000

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(b) Options with performance hurdles yet to be achieved but whose first exercise dates have been reached

						Performance hurdles
						yet to be achieved

Number of	Number of		Exercise			Share price	Accumulation
employee holders	options		price A$	Expiry date	Grant date	hurdle A$	index

1	6,000,000		1.30	31.03.04	16.11.95	**	*
1	1,000,000		1.76	04.12.06	04.12.98	2.06	*
1	1,340,000		1.47	15.11.02	14.11.97	**	*
4	650,000		1.54	31.03.09	31.03.99	1.84	*
	200,000		2.14	12.12.07	12.12.97	2.44	*
	200,000		2.14	12.12.07	12.12.97	2.64	*
	200,000		2.14	12.12.07	12.12.97	2.84	*

1	600,000

2	1,125,000	(4)	1.58	19.12.06	19.12.96	**	*
1	15,000		1.44	31.08.09	31.08.99	1.80	na
(c) Options with no remaining performance hurdles and whose first exercise dates have been reached

45	2,285,000	(5)	1.95	22.12.07	22.12.97
75	3,742,000	(6)	2.10	22.12.08	22.12.98
4,606	4,584,400		2.39	31.03.08	31.03.98
1	1,000,000	(7)	2.14	31.10.02	05.11.98
1	240,000	(7)	1.76	31.10.02	14.12.98
1	250,000	(7)	1.26	31.10.02	19.07.00

Total options on issue	30,931,400

Shown as:
Employee Share Plan options — Note 39(b)	17,591,400
Issued under Deeds approved by shareholders	13,340,000

Total options on issue	30,931,400

na:	not applicable.

*	Accumulation index to be achieved — refer notes following.

**	Share price hurdle achieved.

Notes

     General

      Performance hurdles are in the form of a share price hurdle and, in many cases, the GMF growth in accumulation index outperforming the median of the growth in the accumulation indices of a basket of approximately 40 companies.

(1)	Options issued to CEO (Mr T.P. Park). The market price at the time of appointment was A$1.27. The exercise price of tranches 4 and 5 will be the market price determined at 16 November 2003 and

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

the share price hurdles will be the exercise price plus 30 cents and the exercise price plus 50 cents respectively.

(2)	Options exercised subsequent to year end following passing of all hurdles.

(3)	Options lapsed following termination subsequent to year end.

(4)	Includes 750,000 options which lapsed subsequent to year end.

(5)	Options issued (with time hurdles) following GMF accumulation index growth for 1997 outperforming the median growth figure of a basket of approximately 40 companies. Includes 480,500 options which lapsed subsequent to year end.

(6)	Options issued (with time hurdles) following GMF accumulation index growth for 1998 outperforming the median growth figure of a basket of approximately 40 companies. Includes 1,095,000 options which lapsed subsequent to year end.

(7)	Options issued with time and performance hurdles. Time hurdles have been achieved and performance hurdles have fallen away due to redundancy.

	Consolidated

	2002	2001	2000
	A$M	A$M	A$M

Note 21. Reserves And Retained Profits
Composition of reserves
General	0.3	0.3	0.3
Capital profits	2.9	2.9	2.9
Asset revaluation	5.8	5.8	5.8
Exchange fluctuation	(34.3)	(9.8)	(24.4)

	(25.3)	(0.8)	(15.4)

Material movements in reserves and retained profits
Exchange fluctuation
Balance at 1 July	(9.8)	(24.4)	(42.2)
Movement on translation after applicable income tax	(22.9)	13.8	17.8
Transfer to retained profits on sale of business	(1.6)	0.8	—

Balance at end	(34.3)	(9.8)	(24.4)

Retained profits
Balance at 1 July	(24.6)	150.5	163.1
Net profit attributable to members of the parent entity	162.4	(78.3)	83.0
Transfer from reserve on sale of business	1.6	(0.8)	—

Total available for appropriation	139.4	71.4	246.1
Dividends paid and provided (Note 23)	(93.0)	(96.0)	(95.6)

Balance at end	46.4	(24.6)	150.5

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002	2001
	A$M	A$M

Note 22. Outside Equity Interests
Outside equity interests in controlled entities comprises:
Share capital	5.8	4.9
Reserves	—	0.6
Retained profits	2.7	4.6

	8.5	10.1

Note 23. Dividends Paid or Provided
Ordinary
Paid	44.0	44.8
Provided for	49.0	51.2

	93.0	96.0

(a)	The dividend on Ordinary shares of 3.5 cents per share paid on 10 April 2002 was franked to 50 per cent. The proposed dividend of 4.0 cents (2001 — 4.0 cents) per share will be franked to 50 per cent (2001 — 50 per cent). The tax rate at which the dividends will be franked is 30 per cent. The proposed dividend is expected to be paid on 4 October 2002.

(b)	There are no material franking credits available at balance date in respect of distributable reserves of the economic entity (2001 — not material).

(c)	The parent entity has a balance in its Foreign Dividend Account of A$76.2 million (2001 — A$61.1 million). 50 per cent of the dividend declared will be paid from this account.

	Consolidated

	2002	2001	2000

Note 24. Earnings Per Share (cents)
Basic earnings per share after significant items	12.8	(6.0)	6.5
Diluted earnings per share after significant items	12.8	(6.0)	6.5
Basic earnings per share before significant items	10.5	9.3	10.3
Diluted earnings per share before significant items	10.5	9.3	10.3

	Consolidated

	2002	2001	2000
	M	M	M

Weighted average number of Ordinary shares used as the denominator
Weighted average number of Ordinary shares used as the denominator in calculating basic earnings per share	1,265.5	1,279.1	1,273.9
Effect of dilutive securities
Potential Ordinary shares	1.1	0.1	—

Weighted average number of Ordinary shares used as the denominator in calculating diluted earnings per share	1,266.6	1,279.2	1,273.9

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002	2001	2000
	A$M	A$M	A$M

The following represents the income data used in the calculations of basic and diluted earnings per share
Net profit (loss) from ordinary activities attributable to members of the parent entity	162.4	(78.3)	83.0
Adjusted for outside equity interests	0.2	1.4	2.3

Earnings used in calculating basic and diluted earnings per share	162.6	(76.9)	85.3

Information concerning the classification of securities

Options

      Options issued to executives are considered to be potential Ordinary shares and have been included in the determination of diluted earnings per share. The options have not been included in the determination of basic earnings per share. Details relating to options are set out in Note 20.

      In the period between 30 June 2002 and date of signing the financial statements 12,239,701 shares have been bought back as part of the share buy back scheme.

	Consolidated

	2002	2001	2000
	A$000	A$000	A$000

Note 25. Directors’ Remuneration
Income paid or payable, or otherwise made available to Directors of the economic entity and the parent entity, from entities in the economic entity and related entities.
Executive Directors	22,730	20,202	15,482
Non-executive Directors	961	861	1,013

Total	23,691	21,063	16,495

      The number of Directors of the parent entity whose income including retirement accrual or redundancy payments from entities in the economic entity and related entities falls within the following bands:

	Parent Entity				Parent Entity
	Number				Number

A$000	2002	2001	2000	A$000	2002		2001	2000

30 - 40	—	1	1	170 - 180	1		—	—
70 - 80	2	1	—	180 - 190	—		—	1
80 - 90	1	1	1	190 - 200	—		—	1
90 - 100	—	—	1	200 - 210	—		1	—
100 - 110	1	—	—	790 - 800	—		—	1
110 - 120	1	1	—	870 - 880	—		1	—
120 - 130	2	—	—	1,540 - 1,550	1		—	—
130 - 140	—	1	3	1,550 - 1,560	—		1	—
140 - 150	—	1	—	1,840 - 1,850	—		—	1
170 - 180	1	—	—	2,150 - 2,160	1	*	—	—
				3,180 - 3,190	1	*	—	—

*	Including retiring and or redundancy payments.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      Details of options granted to and exercised by executive Directors are set out in Note 20.

	Consolidated

	2002	2001	2000
	A$000	A$000	A$000

Note 26. Executives’ Remuneration
Amounts received or due and receivable by executive officers of the economic entity and the parent entity (including Directors) whose remuneration including retirement and or redundancy payments is A$100,000 or more, from entities in the economic entity and related entities.

Fixed remuneration	26,463	30,898	32,454
Other*	21,566	4,843	8,787

Total	48,029	35,741	41,241

*	Comprises retirement, redundancy, retention and incentives.

      The number of executive officers of the economic entity (including Directors) whose income from entities in the economic entity and related entities falls within the following bands:

	Consolidated
	Number

A$000	2002		2001		2000

100 - 110	1		4	*	2
110 - 120	2		6		1
120 - 130	1		12	*	9
130 - 140	5		5		16	*
140 - 150	4		11	*	23
150 - 160	3		13	*	13
160 - 170	6		9	*	16	*
170 - 180	4		4	*	12	*
180 - 190	4		6		10	*
190 - 200	4		3		6	*
200 - 210	2		9		7
210 - 220	3	*	5	*	5
220 - 230	3		5	*	4
230 - 240	2		8		4
240 - 250	3	*	5		5	*
250 - 260	—		2		6
260 - 270	—		4	*	5
270 - 280	1		2		3
280 - 290	3	*	6		1
290 - 300	6		—		5
300 - 310	1		2	*	3
310 - 320	2		2		1	*
320 - 330	1		3	*	1
330 - 340	2		—		1
340 - 350	2		1		1
350 - 360	3		—		1
360 - 370	2		—		1
370 - 380	1		—		—
380 - 390	2		1		2	*
390 - 400	3		1		1
400 - 410	2		—		—
410 - 420	4		—		—
420 - 430	—		2		—
430 - 440	2		—		—
440 - 450	2	*	—		—
450 - 460	3		—		—
460 - 470	3		—		1	*
470 - 480	1		—		2
490 - 500	2	*	—		2
530 - 540	1		—		—
540 - 550	—		1	*	—
550 - 560	2	*	—		1
560 - 570	2	*	—		1
570 - 580	—		—		1
620 - 630	1	*	—		—
630 - 640	1		—		—
640 - 650	1		—		1
650 - 660	—		1	*	—

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated
	Number

A$000	2002		2001		2000

660 - 670	—		1	*	—
700 - 710	—		1		1
730 - 740	—		1		—
740 - 750	2	*	—		—
760 - 770	1	*	—		—
790 - 800	—		—		1	*
810 - 820	1	*	—		—
860 - 870	—		1	*	—
870 - 880	—		1		—
880 - 890	1		—		—
930 - 940	—		1	*	—
1,020 - 1,030	1		—		1	*
1,050 - 1,060	1		1	*	—
1,080 - 1,090	—		—		1
1,160 - 1,170	1		1	*	—
1,320 - 1,340	1		—		—
1,460 - 1,470	1		—		—
1,540 - 1,550	1		—		—
1,550 - 1,560	—		—		—
1,840 - 1,850	—		—		1
2,150 - 2,160	1	*	—		—
3,180 - 3,190	1	*	—		—

*	Including retiring and or redundancy payments.

      The Short Term and Long Term Incentives are reflected in the above bandings. In addition options issued to executives are detailed in Note 20.

	Consolidated

	2002	2001	2000
	A$000	A$000	A$000

Note 27. Auditors’ Remuneration
Amounts received, or due and receivable by the Auditors for:
Auditing and reviewing the financial statements of the parent entity, economic entity and each of its controlled entities
Ernst & Young (Australia)	783	799	782
Ernst & Young (International)	413	727	725
Other Auditors	106	99	84

	1,302	1,625	1,591

Other services
Ernst & Young (Australia)	640	262	573
Ernst & Young (International)	545	349	156

	1,185	611	729

Total amounts received, or due and receivable, by the Auditors	2,487	2,236	2,320

Other services comprise:
Audit-related services
Ingredients completion audits	698	—	—
Other projects	277	245	279
Consulting	—	196	286

	975	441	565

Tax compliance services	210	170	164

	1,185	611	729

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 28. Financial Instrument Disclosures

(a) Derivative financial instruments

Objectives and Significant Terms and Conditions

Interest rate swaps

      The economic entity has entered into interest rate swap contracts that, on a net basis, entitle it to receive interest at floating rates on notional principal amounts and oblige it to pay interest at fixed interest rates. At specified intervals the economic entity will pay to or receive from counterparties the difference between the fixed and floating rate interest amounts calculated on the notional principal amount.

      At 30 June 2002 the interest rates attaching to outstanding contracts are as follows:

AUD contracts	Fixed at 5.89 per cent	Floating rates are 4.58 per cent
NZD contracts	Fixed at 7.05 per cent	Floating rates are 5.56 per cent to 5.92 per cent
USD contracts	Fixed at 5.78 per cent	Floating rates are 5.60 per cent to 5.98 per cent

      The remaining notional principal amounts of these contracts at balance date is, for USD contracts, net US$150 million and, for NZD contracts, NZ$280 million, and AUD contracts A$30 million. These contracts mature within eight years from balance date.

Forward foreign exchange contracts

      The economic entity enters into forward foreign exchange contracts to buy and sell specified amounts of various foreign currencies in the future at pre-determined exchange rates. The contracts hedge certain foreign currency denominated transactions and the net assets of foreign controlled entities. The economic entity has a policy of entering into forward foreign exchange contracts to minimise the volatility in shareholder equity attributable to foreign exchange movements.

      At balance date, the details of material outstanding contracts are (Australian dollar equivalents):

	Face Value		Average
	(A$M)		Exchange Rate

	2002	2001	2002	2001

Buy US dollars, sell Australian dollars	261.5	258.4	0.5438	0.5124
Buy US dollars, sell New Zealand dollars	83.4	—	0.4850	—
Buy US dollars, sell New Taiwan dollars	—	15.1	—	34.82
Sell US dollars, buy New Zealand dollars	—	137.0	—	0.4131
Sell US dollars, buy EURO	11.1	—	0.9431	—

      All of these contracts mature within 6 months of balance date.

      At balance date foreign exchange contracts were in place resulting in cover of approximately 50.76 per cent (2001 — 53.2 per cent) of the 12 month forward requirements of the economic entity. All material overseas net assets are hedged as outlined in Note 1.

      The net deferred loss on hedges as at balance date of A$9.2 million (2001 — A$0.4 million deferred gain) will be recognized in the measurement of the underlying transaction as outlined in Note 1.

Commodity contracts

      The economic entity enters into commodity contracts to buy specified amounts of wheat, protein meals, oils and other grains at pre-determined purchase prices. The contracts are entered into to cover the physical requirements of the commodities needed by the economic entity. The procurement/pricing

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

process has the objective of flattening the price curve of commodity price movements. The economic entity covers its commodity price risk exposure within limits granted by the Board of Directors.

      At 30 June 2002 outstanding contracts have a face value of A$9.1 million (2001 — A$15.7 million), with various maturities between balance date and June 2003.

      The net gain deferred on commodity contracts in the balance sheet at 30 June 2002 was A$1.7 million (2001 — A$1.5 million deferred loss). This amount will be recognized in the statement of financial performance within the next 18 months.

(b) Interest rate risk

      The economic entity spreads its interest rate risk across a one to five-year yield curve in order to ensure that the economic entity is not locked into a particular interest rate regime for too long a period, except to the extent that specific departures are approved by the Board, to enable the economic entity to take advantage of low interest rate opportunities in the longer term. Derivative foreign financial instruments are taken into account in determining interest rate risk.

      The economic entity’s exposure to interest rate risk, repricing maturities and the effective interest rates on financial assets and liabilities at balance date are shown in the table on the next page. The effective interest rates shown are a function of the mix of the currencies of the assets and liabilities to which they relate.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Weighted		Fixed interest rate maturities
	average
	effective	Floating	1 year or	1 to 5	More than	Non-interest
	interest rate	interest rate	less	years	5 years	bearing	Total
	per cent	A$M	A$M	A$M	A$M	A$M	A$M

30 June 2002
Assets
Cash and cash equivalents (Note 35(b))	3.6	304.2	—	—	—	34.5	338.7
Trade debtors	—	—	—	—	—	261.0	261.0
Other debtors	—	—	—	—	—	29.8	29.8
Other current assets	—	—	—	—	—	12.8	12.8
Short term deposits — other	1.4	2.2	—	—	—	—	2.2
Investments	—	—	—	—	—	6.3	6.3
Forward foreign exchange contracts	1.6	196.7	—	—	—	—	196.7
Interest rate swaps	5.7	272.7	—	70.8	194.5	—	538.0

Total financial assets		775.8	—	70.8	194.5	344.4	1,385.5

Liabilities
Trade accounts payable	—	—	—	—	—	376.8	376.8
Other accounts payable	—	—	—	—	—	0.7	0.7
Bills of exchange and promissory notes	—	—	—	—	—	—	—
Bank loans	6.0	239.9	—	—	—	—	239.9
Other loans	7.2	—	—	70.7	283.0	—	353.7
Dividends payable	—	—	—	—	—	49.3	49.3
Other provisions	—	—	—	—	—	107.6	107.6
Forward foreign exchange contracts	5.6	196.7	—	—	—	—	196.7
Interest rate swaps	4.5	265.3	147.0	125.7	—	—	538.0

Total financial liabilities		701.9	147.0	196.4	283.0	534.4	1,862.7

Net financial assets (liabilities)		73.9	(147.0)	(125.6)	(88.5)	(190.0)	(477.2)

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Weighted		Fixed interest rate maturities
	average
	effective	Floating	1 year or	1 to 5	More than	Non-interest
	interest rate	interest rate	less	years	5 years	bearing	Total
	per cent	A$M	A$M	A$M	A$M	A$M	A$M

30 June 2001
Assets
Cash and cash equivalents (Note 35(b))	3.6	71.7	—	—	—	34.8	106.5
Trade debtors	—	—	—	—	—	368.1	368.1
Other debtors	—	—	—	—	—	41.8	41.8
Other current assets	—	—	—	—	—	18.4	18.4
Short term deposits — other	4.9	1.0	—	—	—	—	1.0
Investments	—	—	—	—	—	7.9	7.9
Forward foreign exchange contracts	5.4	224.7	—	—	—	—	224.7
Interest rate swaps	5.5	463.7	—	—	98.8	—	562.5

Total financial assets		761.1	—	—	98.8	471.0	1,330.9

Liabilities
Trade accounts payable	—	—	—	—	—	337.6	337.6
Other accounts payable	—	—	—	—	—	0.6	0.6
Bills of exchange and promissory notes	6.3	35.8	—	—	—	—	35.8
Bank loans	6.4	387.8	—	—	—	—	387.8
Other loans	7.2	0.5	—	—	395.0	—	395.5
Dividends payable	—	—	—	—	—	51.6	51.6
Other provisions	—	—	—	—	—	119.0	119.0
Forward foreign exchange contracts	5.5	224.7	—	—	—	—	224.7
Interest rate swaps	6.0	98.8	124.0	339.7	—	—	562.5

Total financial liabilities		747.6	124.0	339.7	395.0	508.8	2,115.1

Net financial assets (liabilities)		13.5	(124.0)	(339.7)	(296.2)	(37.8)	(784.2)

(c) Credit risk

      All financial assets are unsecured. The carrying amounts of financial assets, other than derivatives, included in the consolidated statement of financial position, therefore represents the economic entity’s maximum exposure to credit risk in relation to these assets.

      The credit exposure of derivative financial instruments is represented by the net fair value of the contracts, as disclosed below.

      Where entities have a right of set-off and intend to settle on a net basis, this set-off has been reflected in the financial statements in accordance with accounting standards.

Concentration of credit risk

      The economic entity does not have any significant exposure to any individual customer or counterparty.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      Credit risk that arises from the economic entity’s trade receivables is concentrated in the manufacturing and retail industries. Credit risk concentrations by location as a percentage of the total receivables from customers are:

	Consolidated

	2002	2001
	per cent	per cent

Australia	66.0	62.0
New Zealand	19.0	12.9
Other	15.0	25.1

      Other includes PNG, South Pacific, Asia and North and Latin America.

(d) Net fair values

      Net fair values of financial assets and liabilities are not materially different to the carrying amounts shown in the statement of financial position except for the following:

	Carrying amount	Aggregate
	per statement of	net fair
	financial position	value
	A$M	A$M

Other loans	353.7	380.3
Commodity contracts	—	1.2
Interest rate swaps	—	14.0

Determination of net fair values

      Net fair values of financial assets and liabilities are determined as their current carrying amount shown in the statement of financial position except for the following:

Interest rate swaps	Fair value determined as the difference in present value of the future interest cash flows.

Forward foreign exchange contracts	Fair value determined as the recognized gain or loss at balance date calculated by reference to current forward exchange rates for contracts with similar maturity profiles.

Commodity contracts	Fair value determined having reference to the closing price on the applicable futures exchange and “over the counter” prices.

Other loans	Fair value is estimated using discounted cash flow analysis, based on current incremental borrowing rates for similar types of borrowing arrangements.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 29.     Contingent Liabilities

	Consolidated

	2002	2001
	A$M	A$M

Unsecured
Indemnities and other guarantees	—	0.3

	—	0.3

(a)	There were no secured contingent liabilities in existence at balance date.

(b)	The maximum contingent liability of the economic entity for possible termination benefits under service agreements with Directors and executives who take part in the management of the economic entity at balance date was A$7.7 million (2001 — A$6.6 million).

(c)	The parent entity has given a guarantee in respect of certain claims that may be made following the sale of Meneba NV in April 1998. The maximum current contingent liability in respect of this matter is A$9.0 million (2001 — A$9.0 million).

(d)	Goodman Fielder is subject to tax audits in both Australia and a foreign location. To date no tax assessments have been amended in Australia and an objection has been lodged against the tax assessment issued by the foreign tax authority. Based on advice from independent taxation and legal advisers, the Directors believe that no material effect is likely to result.

(e)	The Directors are of the opinion that no material losses will arise in respect of any contingent liability.

Note 30.     Commitments for Expenditure

	Consolidated

	2001	2002
	A$M	A$M

Capital expenditure contracted for
Payable:
Within one year	20.4	12.1
Later than one year and not later than two	—	0.8

	20.4	12.9

      Capital expenditure contracted for is generally with respect to property, plant and equipment.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Lease commitments

      Total lease expenditure contracted for at balance date but not recognized in the financial statements is represented by non-cancellable operating leases as disclosed below.

	Consolidated

	2002	2001
	A$M	A$M

Operating leases
Analysis of non-cancellable operating lease commitments
Due within one year	24.7	23.5
Due later than one year and not later than five	55.0	55.0
Due after five years	9.0	14.1

	88.7	92.6

Operating lease terms range from three to ten years and mainly relate to motor vehicles and premises
Finance lease commitments
Due within one year	—	0.1

Total minimum lease payments	—	0.1
Less future finance charges	—	—

Total provided for as a liability	—	0.1

Representing lease liabilities
Current	—	0.1
Non-current	—	—

	—	0.1

Note 31. Superannuation Commitments

      Goodman Fielder Limited and its controlled entities sponsor a number of superannuation funds in Australia, New Zealand and other countries where they operate. The funds generally provide benefits on a defined contribution basis for all new employees or their dependents on retirement, resignation, total and permanent disability and death. However there are certain employees who have retained defined benefits and pension entitlements.

      The members and certain entities within the economic entity make contributions as specified in the rules of the respective funds and after having regard to actuarial advice.

      Based on the most recent actuarial valuation, as set out later in this note, the assets of all funds were sufficient to satisfy all benefits which would have been vested in the event of termination of the funds, or in the event of the voluntary or compulsory termination of the employment of each employee.

      Company contributions are generally legally enforceable, with the right to terminate, reduce or suspend these contributions upon giving written notice to the trustees.

      Australian contributions in terms of awards or agreements are legally enforceable and, in addition, contributions to other Australian funds have to be made at minimum levels for the Company to avoid taxation penalties in terms of the Superannuation Guarantee Act.

      The basis of contributions to the various plans is determined as a percentage of each member’s salary.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      The superannuation funds of the economic entity at 30 June 2002 are detailed below:

(a) Defined benefit funds

      The accrued benefits, based on the last actuarial assessments, and the plan assets at net market value and vested benefits at the date of the most recent plan financial statements (as translated at the exchange rate at that date) of each defined benefit superannuation plan sponsored by the parent entity and other entities in the economic entity are as follows:

2002 Consolidated

								Annual
		Date of		Market	Accrued	Value of	Vested	Company
		last		value	benefits	surplus	benefits	contributions
Name of plan	Main sponsor	accounts	Note	A$M	A$M	A$M	A$M	A$M

Parent Entity
Goodman Fielder Limited Superannuation Fund	Goodman Fielder Limited	30/6/00	(1)	290.9	284.4	6.5	277.0	19.5
Other Entities in the Economic Entity
Goodman Fielder (NZ) Retirement Plan	Goodman Fielder (NZ) Ltd	31/3/02	(2)	45.7	44.7	1.0	40.7	1.4
Goodman Fielder (USA) Inc. Pension Plan*	GF Ingredients USA Inc.	31/12/01	(3)	4.7	4.4	0.3	3.8	0.3
Leiner Davis Gelatin Pension Plan for Davenport Collectively Bargained Employees	Leiner Davis Gelatin	31/12/01	(3)	1.5	1.4	0.1	1.1	0.1

				342.8	334.9	7.9	322.6	21.3

*	This fund is in the process of winding up. Sufficient funds have been provided to ensure that on winding up liabilities are covered.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

2001 Consolidated

					Value of		Annual
		Date of	Market	Accrued	surplus/	Vested	Company
		last	value	benefits	deficiency	benefits	contributions
Name of plan	Main sponsor	accounts	A$M	A$M	A$M	A$M	A$M

Parent Entity
Goodman Fielder Superannuation Fund	Goodman Fielder Limited	30/6/00	290.9	284.4	6.5	277.0	19.5
Other Entities in the Economic Entity
Goodman Fielder (NZ) Retirement Plan	Goodman Fielder (NZ) Ltd	31/3/01	52.8	45.8	7.0	43.1	0.9
Davis Gelatin Industries Retirement Fund	Leiner Davis Gelatin (SA)	30/6/00 *	1.2	0.8	0.4	0.5	0.1
Davis Gelatin Industries Pension Fund	Leiner Davis Gelatin (SA)	30/6/00 *	1.5	1.5	—	0.8	0.1
Goodman Fielder (USA) Inc. Pension Plan	Goodman Fielder (USA) Inc	31/12/00	13.1	9.5	3.6	8.7	0.6
Leiner Davis Gelatin Pension Plan for Davenport Collectively Bargained Employees	Leiner Davis Gelatin	31/12/00	1.3	1.1	0.2	0.9	0.1

			360.8	343.1	17.7	331.0	21.3

*	Goodman Fielder Limited is no longer responsible for these funding arrangements, due to the sale of Leiner Davis Gelatin effective 31 March 2002.

      The date of the last actuarial assessment of each plan and the name of the actuary were as follows:

      (1) 30 June 2000 by M. Blair, F.I.A.A.

      (2) 31 March 2002 by B. Reid, F.I.A.

      (3) 31 December 2001 by J. Leube, FSPA

(b) Defined contribution funds

      Actuarial assessments are not applicable to the following funds as benefits are based solely on an accumulation of defined contributions.

Country of
Fund	operation

David Gelatin Industries Provident Fund	South Africa
Defined Contribution Plan for the employees of Germantown (Canada) Inc.	Canada
Germantown International Ltd. 401(K) Profit Sharing Plan	USA
Goodman Fielder (USA) Inc 401(K) Profit Sharing Plan	USA
Leiner David Gelatin 401(K) Profit Sharing Plan	USA

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 32. Business and Geographic Segment Data

(a) Primary reporting business segments

	2002 and 2001

	Milling		Baking		GF		GF Consumer										Total
	Australia		Australia		New Zealand		Foods		International		Ingredients		Corporate		Eliminations		Economic Entity

	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001
	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M

Revenue
Sales external to the economic entity	268.0	260.3	765.6	772.8	511.4	486.6	846.6	828.9	297.3	306.4	268.6	407.5	—	—		—	2,957.5	3,062.5
Internal sales	172.7	166.7	8.2	23.3	17.9	11.3	70.7	64.6	2.2	3.0	1.1	11.9		—	(272.8)	(280.8)
Other revenue	1.3	0.5	30.0	3.3	4.6	10.5	1.3	23.6	11.8	4.4	399.4	109.5	1.1	1.0	—	—	449.5	152.8
Unallocated interest revenue																	12.7	4.7

Total Revenue	442.0	427.5	803.8	799.4	533.9	508.4	918.6	917.1	311.3	313.8	669.1	528.9	1.1	1.0	(272.8)	(280.8)	3,419.7	3,220.0

Segment Result
Trading result	25.5	23.9	55.1	49.4	68.0	64.6	79.9	81.7	18.8	29.6	35.0	32.2	(28.1)	(38.4)	—	—	254.2	243.0
Rationalisation and restructuring	—	(34.4)	(28.1)	(49.2)	(3.2)	(25.5)	(32.2)	(53.4)	(2.5)	(10.5)	—	—	(1.8)	(4.3)	—	—	(67.8)	(177.3)
Other significant items	—	—	—	—	—	—	—	—	(1.4)	(13.7)	91.1	(23.7)	—	(35.3)	—	—	89.7	(72.7)

	25.5	(10.5)	27.0	0.2	64.8	39.1	47.7	28.3	14.9	5.4	126.1	8.5	(29.9)	(78.0)	—	—	276.1	(7.0)
Interest																	(52.0)	(62.1)

Profit from ordinary activities before tax																	224.1	(69.1)
Tax																	(61.5)	(7.8)
Outside equity interest																	(0.2)	(1.4)

Net Profit (Loss)																	162.4	(78.3)

Segment assets	218.3	218.3	509.5	568.1	341.2	330.1	590.1	652.7	122.9	158.2	116.6	430.8	353.7	105.8	(0.5)	(0.5)	2,251.8	2,463.5
Cash																	61.3	75.2
Taxation assets																	95.8	127.7

Total segment assets																	2,408.9	2,666.4

Segment liabilities	(66.8)	(82.6)	(114.7)	(112.9)	(72.9)	(67.8)	(150.6)	(169.3)	(25.6)	(29.1)	(21.0)	(48.9)	(177.8)	(105.2)	—	—	(629.4)	(615.8)
Borrowings and overdrafts																	(595.4)	(819.8)
Taxation liabilities																	(88.7)	(94.1)

Total segment liabilities																	(1,313.5)	(1,529.7)

	2002 and 2001

	Milling		Baking		GF		GF Consumer										Total
	Australia		Australia		New Zealand		Foods		International		Ingredients		Corporate		Eliminations		Economic Entity

	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001
	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M

Investment in associates	—	—	3.9	—	—	—	—	—	—	—	—	—	—	—	—	—	3.9

Acquisition of non- current assets	13.8	10.4	28.1	25.3	14.2	33.2	18.4	32.8	5.3	8.9	11.3	13.2	2.5	10.2			93.6	134.0

Depreciation and amortization expense	10.2	15.0	37.1	31.2	23.2	22.9	36.3	42.4	8.5	10.1	21.3	29.5	3.8	5.0			140.4	156.1

Other non-cash expenses (gains)	0.1	18.4	7.7	7.0		(1.0)	13.6	37.4	(1.6)	23.4	(89.1)	41.8	(12.8)	46.2			(82.1)	173.2

	2000

	Sales External to				Other				Segment Profit
	the Economic Entity		Internal Sales		Revenue		Total Revenue		(Loss)		Assets

	2001	2000	2001	2000	2001	2000	2001	2000	2001	2000	2001	2000
	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M	A$M

Milling and Baking
Australia	1,003.8	1,001.3	211.4	211.9	3.8	20.4	1,219.0	1,233.6	71.6	76.5	786.4	807.2
New Zealand	282.7	278.8	82.0	56.4	9.8	4.2	374.5	339.4	35.2	37.4	197.9	199.4
Intra Segment			(214.3)	(188.4)			(214.3)	(188.4)

Milling and Baking	1,286.5	1,280.1	79.1	79.9	13.6	24.6	1,379.2	1,384.6	106.8	113.9	984.3	1,006.6
Cereals and Snacks:
Uncle Tobys	368.2	367.8	14.3	12.5	3.8	0.5	386.3	380.8	45.8	39.9	389.4	422.7
Bluebird	143.7	142.0	2.3	2.9	0.7	0.5	146.7	145.4	22.5	18.0	83.5	84.7
Intra Segment			(5.8)	(6.2)			(5.8)	(6.2)

Cereals & Snacks	511.9	509.8	10.8	9.2	4.5	1.0	527.2	520.0	68.3	57.9	472.9	507.4
Edible Oils	518.8	584.5	58.4	63.8	19.8	0.4	598.0	648.7	47.9	60.9	312.0	319.1
Ingredients	385.3	313.5	5.3	6.3	11.5	1.3	402.1	321.1	30.2	13.2	433.9	410.7
International	334.7	319.6	3.0	1.6	4.4	4.8	342.1	326.0	28.6	22.5	158.2	180.2
Other	—	—	—	—	1.0	1.3	1.0	1.3	(40.8)	(30.6)	105.8	129.2
Eliminations	—	—	(163.2)	(188.6)	—	—	(163.2)	(188.6)	—	—	(0.5)	(0.5)

	3,038.2	3,007.5	(6.6)	(27.8)	54.8	33.4	3,086.4	3,013.1	241.0	237.8	2,466.6	2,552.7
Rationalization and restructuring									(161.6)	(73.7)
Other significant items									(51.4)	—

	3,038.2	3,007.5	(6.6)	(27.8)	54.8	33.4	3,086.4	3,013.1	28.0	164.1	2,466.6	2,552.7
Discontinued Business
Operations	24.3	128.8	6.6	27.8	98.0	12.0	128.9	168.6	2.0	14.8	(3.1)	130.6
Rationalization and restructuring									(15.7)	—
Other significant items									(21.3)	—

	24.3	128.8	6.6	27.8	98.0	12.0	128.9	168.6	(35.0)	14.8	(3.1)	130.6
Unallocated	—	—	—	—	4.7	4.4	4.7	4.4	(62.1)	(59.1)	202.9	162.8

Economic entity	3,062.5	3,136.3	—	—	157.5	49.8	3,220.0	3,186.1	(69.1)	119.8	2,666.4	2,846.1

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(b) Secondary reporting geographic segments

						Acquisition of
	Segment revenues from sales to					non-current
	external customers			Segment assets		assets

	2002	2001	2000	2002	2001	2002	2001
	A$M	A$M	A$M	A$M	A$M	A$M	A$M

Australia	1,952.3	1,966.6	2,020.5	1,627.5	1,594.3	67.8	86.8
New Zealand	521.0	520.1	500.0	398.5	364.6	15.2	37.2
Other	484.2	575.8	615.8	225.8	504.6	10.6	10.0
Unallocated	—	—	—	157.1	202.9	—	—

Economic entity	2,957.5	3,062.5	3,136.3	2,408.9	2,666.4	93.6	134.0

(c) The Ingredients segment result is detailed below:

		German
	Gelatin	town	Total
	A$M	A$M	A$M

Revenue from ordinary activities	248.3	20.3	268.6
Expenses from ordinary activities	(215.3)	(18.3)	(233.6)

Segment result	33.0	2.0	35.0
Interest/administration costs	7.0	(0.3)	6.7

Profit from ordinary activities before income tax	40.0	1.7	41.7
Income tax on profit (loss) from ordinary activities	(18.3)	(3.0)	(21.3)

Profit from ordinary activities after income tax	21.7	(1.3)	20.4

(d) The Ingredients segment assets and liabilities are detailed below:

Gelatin
A$M

Total assets	116.6
Total liabilities	(21.0)

Net assets per segment note	95.6
Tax and other balances excluded from segment note	64.5

Net assets	160.1

Business segments

     Milling

      Flour milling business.

     Baking

      Includes baking, crumbing, pastry and related baked foods businesses.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

     New Zealand

      Includes:

—	Cereal and potato-based snacks, breakfast cereals, desserts, packet flour, cake mixes and pastry products.

—	Baking, flour milling, crumbing, pastry and related baked foods businesses.

—	Margarine, oils, mayonnaises and sauces.

     Consumer Foods

      Includes:

—	Cereal snacks, breakfast cereals, desserts, packet flour, cake mixes and pastry products.

—	Margarine, oils, mayonnaises and sauces.

     International

      Includes exports from Australia and New Zealand, poultry, baking and flour milling in the South Pacific region and food manufacturing, wholesale and distribution operations in the Asian region.

     Ingredients

      Includes gelatin, starch and stabilizers businesses.

Geographic segments

     Other

      Primarily includes PNG, South Pacific, Asia, Europe and North and Latin America.

Segment accounting policies

      The Group generally accounts for intersegment sales as if the sales or transfers were to third parties at current market prices. Revenues are attributed to geographic areas based on the location of the assets producing the revenues.

      Segment accounting policies are the same as the consolidated entity’s policies described in Note 1. During the financial year, there were no changes in segment accounting policies that had a material effect on the segment information.

Note 33. Discontinuing Operations

Leiner Davis Gelatin

      On 15 February 2001, the Company announced its intention to discontinue its ingredients business segment, comprising its Leiner Davis Gelatin business and its international Germantown dairy stabilizers business. On 29 August 2000, the Company announced the sale of its Starch operations, which was previously part of the ingredients business segment.

      On the 15 February 2001, the Company announced the sale of Leiner Davis Gelatin business to Deutsche Gelatine-Fabriken Stoess AG and thereby discontinued its gelatin operations.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      Part of the gelatin business was sold on 28 March 2002 with effect from 31 March 2002. The US and Argentinian-based gelatin operations were retained. The date of divestment of the retained business was 4 April 2003.

      On 11 December 2001, the Company announced its intention to discontinue its Milling Australia business segment. The sale of this business was completed on 4 October 2002.

      Financial information relating to the discontinuing operation for the period to the date of the disposals and to balance date is set out below.

	Consolidated

	2002	2001	2000
	A$M	A$M	A$M

Ingredients
Financial performance information
Revenue from ordinary activities	268.6	407.5	398.2
Expenses from ordinary activities	(233.6)	(375.3)	(373.7)

Segment result (EBIT)	35.0	32.2	24.5
Net interest revenue/(expense)	6.7	1.4	(3.7)

Profit from ordinary activities	41.7	33.6	20.8
Income tax expense	(21.3)	(17.4)	(11.2)

Net profit	20.4	16.2	9.6

Carrying amount of assets and liabilities
Total assets	191.3	430.8	623.3
Total liabilities	(31.2)	(48.9)	(128.7)

Net assets	160.1	381.9	494.6

Cash flow information
Net cash provided by operating activities	41.1	55.7	46.7
Net cash provided by investing activities	(70.8)	(11.7)	(19.7)
Net cash used in financing activities	(310.0)	(167.6)	(5.6)

Net increase/(decrease) in cash generated	(339.7)	(123.6)	21.4

	Consolidated

	2002	2001	2000
	A$M	A$M	A$M

Milling Australia
Financial performance information
Revenue from ordinary activities	269.3	260.8	310.5
Expenses from ordinary activities	(243.8)	(236.9)	(273.6)

Segment result (EBIT)	25.5	23.9	36.9
Net interest expense	(1.8)	(3.5)	(1.7)

Profit from ordinary activities	23.7	20.4	35.2
Income tax expense	(4.2)	(8.5)	(13.3)

Net profit	19.5	11.9	21.9

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002	2001	2000
	A$M	A$M	A$M

Carrying amount of assets and liabilities
Total assets	218.3	247.9	260.3
Total liabilities	(66.8)	(78.9)	(79.6)

Net assets	151.5	169.0	180.7

Cash flow information
Net cash provided by operating activities	1.6	46.5	29.3
Net cash provided by investing activities	(12.7)	40.3	5.9
Net cash used in financing activities	1.0	(71.8)	77.3

Net increase/(decrease) in cash generated	(10.1)	15.0	112.5

Note 34. Related Party Disclosures

Directors

      The names of the persons who were Directors of Goodman Fielder Limited at any time during the financial year are as follows:

      R.K. Barton, T.P. Park, J.R. Grant, N.C. Lister, Sir Dryden Spring, J.L. Holmes à Court, C.B. Livingstone, Sir Ross Buckland, J.L. Peterson, D.L.G. Hearn and D.A. McKay.

Remuneration, retirement benefits and service agreements

      Information on remuneration of Directors and service agreements with Directors is disclosed in Notes 26 and 29 respectively.

Loans to Directors (excluding those under Employee Share Plan Schemes).

      No loans to Directors (excluding those under Employee Share Plan Schemes) were outstanding at the end of either the current or prior year.

	Consolidated

	2002	2001
	A$000	A$000

Loans under Employee Share Schemes
Aggregate amount of loans receivable from Directors of controlled entities at year end	19	47

      No loans under Employee Share Plans were made to Directors of controlled entities during the current year (2001 — nil).

      Aggregate amount of loan repayments made during the year by Directors of controlled entities was A$4,052 (2001 — A$5,344).

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      Repayments were received from the following Directors:

2002	A. Anderson, R. Barnhill, W. Dawson, R. Findlay, B. Fiorentino, C. Fitzgerald, I. Gilmour, I. Glasson, R. Gordon, J. Gregg, J. Hartigan, P. Lambert, R. Matthews, P. Maxworthy, J. Payne, M. Sage, R. Seach, M. Spurr, P. Stanton, G. Stephenson, R. Stretton, R. Vela, Y. Wallace, E.F. Wojtasik.
2001	D.E. Alcock, A.L. Anderson, R. Barnhill, D. Brown, R. Findlay, B. Fiorentino, C. Fitzgerald, I.M. Gilmour, I. Glasson, R. Gordon, J. Gregg, J.E. Hartigan, D. Holley, R.E. Jenkin, S. Kelly, P. Lambert, R. Lowndes, S. Marshall, R. Matthews, P.J. Maxworthy, P.J. McLoghlin, R. Mitchell, J. Payne, M. Robb, I. Robertson, T. Ryan, M. Sage, R. Seach, M.E. Spurr, P.C. Stanton, G. Stephenson, R. Stretton, R. Vela, Y. Wallace, C.G. Wise, E.F. Wojtasik.

      Loans under Employee Share Plans are interest free.

Transactions of Directors of Goodman Fielder Limited and their Director-related entities concerning shares and share options

      Aggregate numbers of shares and share options of Goodman Fielder Limited acquired by Directors of the parent entity or their Director-related entities were as follows:

	2002	2001

Acquisitions
Ordinary shares acquired on market at arm’s length	—	10,000
Ordinary shares acquired under the Company’s Dividend Reinvestment Plan on conditions no more favourable than to other shareholders	2,626	3,190
Ordinary shares acquired under the Director’s Remuneration Plan (the “Plan”) approved by shareholders in November 1998	89,784	181,045
Ordinary shares issued pursuant to approval by shareholders in November 1998	—	500,000
Options over unissued shares pursuant to approval by shareholders in November 2001	5,000,000	—
Disposals
Ordinary shares disposed on market at arm’s length	—	21,871
Aggregate number of shares and options over unissued Ordinary shares held by Directors, indirectly or beneficially by Directors or their Director-related entities:
Ordinary shares*	496,469	1,112,988
Options over unissued Ordinary shares	5,000,000	11,610,000

*	These include 310,782 (2001 — 350,830) shares purchased since the commencement of the Plan in the respective names of Directors in office at balance date in accordance with the terms of the Plan. Directors elect to forego a minimum of 25 per cent of their fee and receive shares which carry a two year restriction on disposal from date of allocation (quarterly). Of these shares 99,836 shares have ceased to carry this restriction.

      Directors and their Director-related entities received normal dividends on their Ordinary shares. The options held by the CEO at year end expire on 16 November 2011 and are exercisable at A$1.27 for 3,000,000; the exercise price for 2,000,000 options is to be set on 16 November 2003. The right to exercise the 2,000,000 options, or part thereof, will be determined in November 2003, after a performance review by the Board.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Other transactions of Directors and their Director-related entities

Directors of the parent entity

      Certain Directors are also Directors of other companies. All transactions between those companies and companies in the Goodman Fielder economic entity were conducted in the ordinary course of business under normal commercial terms and conditions. These items have not been disclosed here as they do not have the potential to adversely affect the decisions of the Directors involved.

Directors of controlled entities

      Certain Directors are also Directors of other companies. All transactions between those companies and companies in the Goodman Fielder Limited economic entity were conducted in the ordinary course of business under normal commercial terms. Transactions entered into include receipt of dividends on shares held in the parent entity, the acquisition or sale of shares in the parent entity, purchase of product and equipment, professional services and rental of premises. These items have not been disclosed here as they are trivial or domestic in nature, and they do not have the potential to adversely affect the decisions of the Directors involved.

Transactions with wholly owned controlled entities and other related corporations

      Aggregate amounts included in the determination of the operating results before income tax and balances at balance date which resulted from transactions with each class of related parties, were as follows:

	Consolidated

	2002	2001	2000
	A$M	A$M	A$M

Interest revenue
Other related corporations	—	0.1	0.1
Dividend revenue
Other related corporations	0.8	2.7	0.7
Sales of goods and services
Other related corporations	7.9	0.1	0.1
Purchase of goods and services from
Other related corporations	6.9	7.3	9.7
Loan repayments from
Other related corporations	0.6	2.6	—
Current receivables due from related parties
Other related corporations	1.0	—	0.1
Current payables due to related parties
Other related corporations	0.5	0.4	0.5
Unless otherwise stated the above transactions were made on commercial terms and conditions and at market rates

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002	2001	2000
	A$M	A$M	A$M

Note 35. Notes to and Forming Part of the Statements of Cash Flows

(a) Reconciliation of operating profit after income tax to net cash from operating activities
Operating profit after income tax	162.6	(76.9)	85.3
Depreciation and amortisation	140.4	156.1	156.2
Write down of non-current assets	43.0	186.6	22.4
Net (profit) loss on sale of non-current assets	(117.4)	(22.6)	(3.5)
Other	(7.7)	9.2	3.3
Changes in operating assets and liabilities, net of effects from acquisitions and disposals of controlled entities and businesses

(Increase) Decrease in receivables	70.2	(1.3)	(12.9)
(Increase) Decrease in inventories	(12.2)	4.4	18.1
(Increase) Decrease in other assets	20.6	(47.3)	26.2
(Decrease) Increase in creditors	46.8	14.8	17.9
(Decrease) Increase in provisions	(28.8)	5.6	(44.4)
(Decrease) Increase in other liabilities	9.9	1.1	(1.6)

Net cash inflow from operating activities	327.4	229.7	267.0

(b) Components of cash and cash equivalents

      For the purposes of the statements of cash flows, cash includes cash on hand, at bank and in transit, and cash equivalents consisting of short term deposits and amounts owing by/(to) a controlled entity which are highly liquid and used in the cash management function on a day-to-day basis, net of outstanding bank overdrafts. Cash as at the end of the period as shown in the statements of cash flow is reconciled to the related items in the statement of financial position as follows:

Cash	61.3	75.2	75.9
Cash equivalents (Note 8)	277.4	31.3	26.0
Bank overdrafts (Note 15)	(1.8)	(0.6)	(0.3)

	336.9	105.9	101.6

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	Acquired			Disposed

	2002	2001	2000	2002	2001	2000
	A$M	A$M	A$M	A$M	A$M	A$M

(c) Acquisitions and disposals
Fair value of net assets of controlled entities and businesses acquired and disposed
Current assets
Cash	—	—	1.7	18.0	—	—
Receivables	—	0.4	9.0	45.2	18.1	—
Inventories	—	—	7.2	55.8	14.7	—
Other	—	—	0.5	20.8	0.9	—
Non-current assets
Property, plant and equipment	—	0.1	21.5	146.9	58.4	—
Intangibles	—	—	—	17.1	0.4	—
Other	—	—	2.0	0.2	0.5	—
Current liabilities
Payables	—	(0.3)	(3.9)	(29.0)	(10.3)	—
Interest bearing liabilities	—	—	(7.9)	—	—	—
Provisions	—	—	(0.6)	(8.2)	(2.4)	—
Provision for restructuring	—	—	(3.7)	—	—	—
Other	—	—	(1.0)	(9.2)	—	—
Non-current liabilities
Interest bearing liabilities	—	—	(4.0)	—	—	—
Provisions	—	—	—	(3.9)	(4.8)	—

	—	0.2	20.8	253.7	75.5

Minority share of net assets acquired	—	—	(0.6)
Goodwill on acquisition	—	0.7	43.0

Total consideration	—	0.9	63.2

(d) Consideration — acquisitions and disposals
Cash	—	(0.9)	(61.5)	391.7	101.7	—
Net cash acquired/(disposed)	—	—	1.7	(18.0)	—	—
Costs — cash	—	—	(1.7)	(25.8)	(4.0)	—

Net cash flow	—	(0.9)	(61.5)	347.9	97.7	—
Consideration receivable	—	—	—	5.1	—	—

	—	(0.9)	(61.5)	353.0	97.7	—

      On 15 August 2001, Germantown International Limited was sold to Danisco A/S for sales proceeds of A$197.4 million. Of the A$197.4 million in proceeds, A$2.5 million is due to be received.

      On 31 March 2002 part of the gelatin business was sold to Deutsche Gelatine-Fabriken Stoess AG for sales proceeds of A$190.7 million.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      On 29 June 2002, the Taiwan operation was sold to McCain Foods (Aust) Pty Ltd for sales proceeds receivable of A$2.6 million.

      On 23 August 1999, the Group’s Poultry operations were sold to Bartter Pty Limited for A$131.5 million of which A$35.3 million represented Vendor Finance. An after tax extraordinary loss of A$44.8 million arose as a result of the sale and was brought to account at 30 June 1999.

      On 8 February 2002 Southland operations was sold to Invercargill Trading Limited for sales proceeds of A$6.1 million.

(e) Non cash financing and investing activities

      In respect of dividends paid during the year ended 30 June 2002, Goodman Fielder Limited shareholders had the option to elect to participate in the Dividend Reinvestment Plan. The Dividend Reinvestment Plan enables shareholders to reinvest in shares rather than receive cash. Under the Dividend Reinvestment Plan, A$6.2 million (2001 — A$5.8 million; 2000 — A$6.3 million) of dividends were reinvested in the current period (Note 20).

(f) Standby arrangements and credit facilities

      Entities in the economic entity have access to:

	Consolidated

	2002	2001
	A$M	A$M

Credit standby arrangements
— unsecured bank overdraft facilities
subject to annual review with amounts drawn payable at call, totalling	19.8	19.1
amount of facilities unused	17.8	18.6
— committed syndicated standby facilities
of varying expiry*, totalling	—	131.9
amount of facilities unused	—	131.9
Loan facilities
— unsecured bank term loan facilities
of varying maturity**, totalling	239.9	446.3
amount of facilities used	239.9	388.3
amount of facilities unused	—	58.0
— unsecured promissory note facilities***
amount of facilities used	—	35.8
— unsecured note issuance facilities
with no fixed expiry, totalling	442.1	493.8
amount of facilities unused	442.1	493.8
US private placement
amortising 2007 to 2011	353.7	395.0
amount of facilities used	353.7	395.0
Securitisation program****
available	96.0	35.4
in place	48.0	35.4

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

*	There were no syndicated standby facilities available as at the end of June 2002 (2001 — A$60 million and NZD $90 million)

**	These facilities mature within the following terms:

	Consolidated

	2002	2001
	A$M	A$M

Within 1 year	174.9	186.6
Within 1 — 2 years	65.0	79.9
Within 2 — 5 years	—	179.8

Total unsecured bank term loan facilities	239.9	446.3

***	Unsecured promissory note facilities are cancellable with 30 days’ notice. Unsecured promissory note facilities are limited by market demand.

****	These programs provide Goodman Fielder Limited with the ability to securitise selected amounts of its debtors portfolio. A total of A$48 million has been securitised at year end and is not included in the statement of financial position.

(g) Goodman Fielder Limited has been approved by the Victorian WorkCover Authority and the WorkCover Authority of NSW respectively, as a self-insurer for purposes of the relevant accident compensation acts.

      The agreement between the state and authorities provides that Goodman Fielder Limited must provide a bank guarantee to or in favour of the relevant state authority as security for any amount for which the state authority may become liable because of failure of Goodman Fielder Limited to satisfy claim or claims under the relevant acts or judgement for damages entered against it.

      Bank guarantees have been raised for the Victorian WorkCover Authority — maximum liability A$20.4 million and WorkCover Authority NSW — maximum liability A$8.5 million.

Note 36. Investments in associated companies

					Carrying amount
			Ownership		consolidated
			interest		— at cost

		Country of	2002	2001	2002	2001	2000
Name of Associate	Principal activity	operation	per cent	per cent	A$M	A$M	A$M

PT Sinar Meadow International Indonesia(1)	Margarine manufacturer	Indonesia	Ord 50.0	Ord 50.0	—	—	—
Fresh Start Bakeries Australia	Buns manufacturer	Australia	Ord 50.0	—	3.9	—	—

(1) 31 December balance date

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Consolidated

	2002	2001	2000
	A$M	A$M	A$M

Results of associate
The economic entity’s share of the results of its associate is as follows:
Operating profit before income tax	0.2	—	—
Income tax expense attributable to operating profit	(0.1)	—	—

Operating profit after income tax adjusted for:	0.1	—	—
Elimination of profit on sale of assets to associates	(4.7)	—	—

Share of net profit (loss) of associate	(4.6)	—	—

Share of reserves attributable to associate
Retained profits (accumulated losses)
at the beginning of the year	—	—	(0.9)
at the end of the year	(4.6)	—	—
Movements in carrying amount of investment
Equity carrying amount at the beginning of the year	—	—	1.2
Investment in associate	8.5	—	—
Elimination of profit on sale of assets to associate	(4.7)	—	—
Share of associates’ operating profit after income tax	0.1	—	—
Sale of investment	—	—	(1.2)

Carrying amount at the end of the year	3.9	—	—

Note 37. Particulars relating to controlled entities

			Equity of
			ultimate parent
			entity per cent
		Country of
Name		incorporation	2002	2001

Parent entity
Goodman Fielder Limited		Aust
Controlled entities
Fielder Gillespie Davis Finance Pty Limited	(a)	Aust	100	100
Goodman Fielder International (SI) Ltd.	(d)	Solomon Is	97.1	97.1
Leiner Davis (USA) Inc. (formerly Goodman Fielder USA Inc)	(b)	USA	100	100
Leiner Davis Gelatin Corp.	(b)	USA	100	100
Germantown USA Inc.	(b)	USA	—	100
Germantown International Foods Company Inc	(b)	USA	—	100
FGD Share Plan Nominees Pty Limited	(a)	Aust	100	100
GF Australia Limited	(a)	Aust	100	100
Goodman Fielder Mills Limited	(a)	Aust	100	100
GF International (NZ) Limited	(d)	NZ	100	100
Great Southern Roller Flour Mills Ltd	(a)	Aust	100	100
William Jackett & Son Proprietary Limited	(a)	Aust	100	100

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

			Equity of
			ultimate parent
			entity per cent
		Country of
Name		incorporation	2002	2001

Goodman Fielder Superannuation Fund Pty Ltd	(f)	Aust	100	100
Mowbray Industries Pty Limited	(a)	Aust	100	100
Goodman Fielder Food Services Limited	(a)	Aust	100	100
Goodman Fielder International Limited	(a)	Aust	100	100
Goodman Fielder International (Hong Kong) Limited	(d)	Hong Kong	100	100
Goodman Fielder International Sdn Bhd	(d)	Malaysia	100	100
Goodman Fielder International (China) Ltd	(d)	Hong Kong	100	100
Goodman Fielder International (Philippines) Limited	(d)	Philippines	100	100
Meadow Lea Foods Limited	(a)	Aust	100	100
NZ Margarine Holdings Limited	(d)	NZ	100	100
Meadow Lea Foods Limited (formerly Meadow Lea New Zealand Limited)	(d)	NZ	100	100
Goodman Fielder (Shanghai) Co Ltd	(d)	China	90	90
M.L. (W.A.) Export Pty Ltd	(a)	Aust	100	100
The Uncle Tobys Company Limited	(a)	Aust	100	100
G Wood Son and Company Pty Ltd	(a)	Aust	100	100
Anchor Foods Pty Ltd	(a)	Aust	100	100
Quality Bakers Australia Limited	(a)	Aust	100	100
QBA Properties Pty Limited	(a)	Aust	100	100
Stuart Bakery Pty Ltd	(a)	Aust	100	100
Wakely Bros. Pty Limited	(a)	Aust	100	100
Ernest Adams Australia Pty Ltd	(a)	Aust	100	100
GF Defiance Pty Limited	(a)	Aust	100	100
GFD Australia Pty Limited	(a)	Aust	100	100
GF Albury Mills Limited	(a)	Aust	100	100
GF Narrandera Mills Limited	(a)	Aust	100	100
Sirius Biotechnology Limited	(a)	Aust	100	100
Sirius Biotechnology International Pty Ltd	(a)	Aust	100	100
Sunicrust Bakeries Proprietary Limited	(a)	Aust	100	100
BCW Hotplate Bakery Pty Ltd	(a)	Aust	100	100
Southern Border Bakeries Pty Ltd	(a)	Aust	100	100
Defiance Mills Pty Ltd	(a)	Aust	100	100
Cobbity Farm Bakeries Pty Ltd	(a)	Aust	100	100
Defiance Corporate Pty Ltd	(a)	Aust	100	100
Defiance Enterprises Pty Ltd	(a)	Aust	100	100
North Queensland Flour Milling Pty Ltd	(a)	Aust	100	100
Defiance Milling Co Pty Ltd	(a)	Aust	100	100
Cairns Bakeries Holding Co Pty Ltd	(a)	Aust	100	100
Country Bake Bakeries Pty Ltd	(a)	Aust	100	100

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

			Equity of
			ultimate parent
			entity per cent
		Country of
Name		incorporation	2002	2001

Wide Bay Bakeries Pty Ltd	(a)	Aust	100	100
Defiance Fine Foods Pty Ltd	(a)	Aust	100	100
Defiance Dalby Pty Ltd	(a)	Aust	100	100
Defiance International Trading Pty Ltd	(a)	Aust	100	100
Regal Bakeries Pty Limited	(a)	Aust	100	100
Country Bake Cairns Pty Ltd	(a)	Aust	100	100
Country Bake Mid Coast Pty Ltd	(a)	Aust	100	100
Country Bake Tasmania Pty Ltd	(a)	Aust	100	100
Darwin Bakery Pty Limited	(a)	Aust	100	100
ETA Foods Ltd	(a)	Aust	100	100
Goodman Fielder (Fiji) Limited	(d)	Fiji	90	90
Goodman Fielder International (Fiji) Ltd. (formerly Crest Chicken Limited)	(d)	Fiji	90	90
Tucker Ice-Cream Co (Fiji) Limited (formerly Tip-Top Ice Cream Co (Fiji) Limited)	(d)	Fiji	90	90
Tucker Group (Fiji) Limited	(d)	Fiji	90	90
GF Finance (N.Z.) Limited	(d)	NZ	100	100
Germantown International N.Z. Limited	(d)	NZ	—	100
GF Intertrade Limited	(d)	NZ	100	100
Quality Bakers New Zealand Limited	(d)	NZ	100	100
Goodman Fielder Milling & Baking New Zealand Ltd	(d)	NZ	100	100
Goodman Fielder New Zealand Limited (formerly Bluebird Foods Limited)	(d)	NZ	—	100
GF Retirement Nominees Limited	(d)	NZ	100	100
GF Finance Limited		Aust	100	100
GF Finance International Pty Limited	(f)	Aust	100	100
GF Investments (Asia) Pte Limited	(d)	Singapore	100	100
Goodman Fielder International (Singapore) Pte Ltd	(d)	Singapore	100	100
Quality Bakers (Asia) Pte Ltd	(d)	Singapore	100	100
Gillespie Bros. Holdings Ltd	(a)	Aust	100	100
Goodman Fielder International (PNG) Pty Limited	(c)	PNG	100	100
Associated Mills Limited	(c)	PNG	74	74
Lae Feed Mills Pty Limited	(c)	PNG	74	74
Binnen Bakery Pty Limited	(c)	PNG	97.92	97.92
Evercrisp Snacks (PNG) Pty Limited	(c)	PNG	100	100
Golden Crust Bakery Limited	(c)	PNG	89	89
Mount Hagen Bakery Pty Limited	(c)	PNG	100	100
R.B.P.M. Pty Ltd	(c)	PNG	74	74
United Bakeries Limited	(c)	PNG	74	74
GF Fresh Pty Ltd	(a)	Aust	100	100

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

			Equity of
			ultimate parent
			entity per cent
		Country of
Name		incorporation	2002	2001

GF Group Services Pty Limited	(a)	Aust	100	100
GF Trade Finance Pty Limited	(a)	Aust	100	100
Goodman Fielder Ingredients Limited	(a)	Aust	100	100
GF Ingredients USA Inc.	(d)	USA	100	—
Leiner Davis Gelatin S.A. (Pty) Limited	(d)	South Africa	—	100
Germantown International Limited	(a)	Aust	—	100
Germantown Canada Inc.	(d)	Canada	—	100
Germantown Do Brasil Industria E. Comercio Ltda	(b)	Brazil	—	100
Germantown Europe N.V	(d)	Belgium	—	100
Germantown Manufacturing Company S.A. de C.V.	(b)	Mexico	—	85
Germantown Holdings Pty Ltd	(f)	Aust	—	100
Leiner Davis Gelatin International Limited	(a)	Aust	—	100
Leiner Davis Gelatin (N.Z.) Limited	(d)	NZ	—	100
Leiner Davis Gelatin Argentina SA	(d)	Argentina	—	100
Maramba S.R.L.	(b)	Paraguay	—	100
Leiner Davis Gelatin GmbH	(d)	Germany	—	100
Goodman Fielder do Brasil Industria e Comercio Ltda	(b)	Brazil	—	100
Goodman Fielder Ingredients Brasil Industria e Comercio Ltda	(b)	Brazil	—	100
Leiner Davis Gelatin Mexico S.A. de C.V.	(b)	Mexico	—	100
Leiner Davis Gelatin France S.A.	(d)	France	—	100
Goodman Fielder (Japan) K.K.	(b)	Japan	100	100
Goodman Fielder Nominees Pty Ltd	(a)	Aust	100	100
Goodman Fielder Nouvelle Caledonie Ltd	(c)	N. Caledonia	100	100
Goodman Fielder Field Operations Limited	(a)	Aust	100	100
Moulins du Pacifique Sud SA Ltd	(c)	N. Caledonia	99.5	99.5
Provincial Traders Foods Pty Ltd	(a)	Aust	100	100
Societe Industrielle Commerciale et Agro — Alimentaire Ltd	(c)	N. Caledonia	96.7	96.7
Uncle Tobys Properties Pty Limited	(a)	Aust	100	100

Previously controlled entities liquidated or in liquidation
Batmello Pty Ltd	(a)	Aust	100	100
Goodman Fielder Dunfrepus Pty Ltd	(a)	Aust	100	100
GF BD Superannuation Pty Ltd	(a)	Aust	100	100
BSSP Pty Ltd	(a)	Aust	100	100
Defiance Trustees Pty Ltd	(a)	Aust	100	100
Wayrag Pty Limited	(a)	Aust	100	100
Leiner Davis Uruguaya de Gelatinas S.A.	(e)	Uruguay	100	100
Allied Flour Limited	(e)	Aust	100	100
Murrumbidgee Milling Pty Limited	(e)	Aust	100	100

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

			Equity of
			ultimate parent
			entity per cent
		Country of
Name		incorporation	2002	2001

Quesnay Pty Ltd	(e)	Aust	100	100
Goodman Group Australia Investments Pty Ltd	(e)	Aust	100	100
Goodman Group Australia Holdings Ltd	(e)	Aust	100	100
Barndola Pty Limited	(a)	Aust	100	100
Sinar Meadow International Ltd	(d)	Hong Kong	58	58
GF Bakery Systems Pty Limited	(a)	Aust	100	100
Pacific Glucose (Australia) Proprietary Limited	(a)	Aust	100	100
Downyflake Food Corporation Proprietary Limited	(a)	Aust	100	100
Fidelity Food Technologies Pty Ltd	(a)	Aust	100	100
DFI Australia Pty Ltd	(a)	Aust	100	100
Corlette Pty Ltd	(a)	Aust	100	100
Defiance International Pty Ltd	(a)	Aust	100	100
Defiance Hong Kong Limited	(d)	Hong Kong	100	100
Goody Foods Co. Ltd	(d)	Taiwan	100	100
Lorabond Pty Ltd	(a)	Aust	100	100
H.J. Exports Pty Ltd	(a)	Aust	100	100
Meadow Brands Philippines Inc.	(e)	Philippines	—	100
World Trade Services (UK) Ltd	(e)	UK	—	100
G.F. Foods Queensland Pty Ltd	(e)	Aust	—	100
Controlled entities incorporated in overseas countries carry on business in the country of incorporation.

Notes:

(a)	These controlled entities have adopted the Australian Securities and Investments Commission’s Class Order which provides relief from the requirement to prepare audited accounts where a Deed of Indemnity has been entered into between the controlled entities and the parent entity to meet each other’s liabilities as if they were their own. Information relating to Deeds of Cross Guarantee are set out in Note 38.

(b)	Controlled entities not required to prepare audited statutory accounts.

(c)	Controlled entities audited by a firm other than Ernst & Young.

(d)	Controlled entities audited by other member firms of Ernst & Young (International).

(e)	These controlled entities were placed into liquidation/deregistration or liquidated/deregistered during the current or prior year.

(f)	These controlled entities are relieved from the requirement to prepare audited statutory accounts by virtue of being classed as Small Proprietary Companies.

Note 38. Deeds of Cross Guarantee

      Goodman Fielder Limited and a number of its controlled entities are parties to a Deed of Cross Guarantee under which each company guarantees the debts of the others. By entering into the Deed, the wholly owned entities have been relieved from the requirement to prepare a financial report and a Directors’ report under Class Order 98/1418 (as amended by Class Order 98/2017) issued by the Australian Securities and Investments Commission.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      Entities party to the Deed of Cross Guarantee represent a ‘Closed Group’ for the purposes of the Class Order. Goodman Fielder Limited is the parent entity of the ‘Closed Group’. Controlled entities party to the Deed of Cross Guarantee are listed in Note 37.

      The consolidated statement of financial performance of the Closed Group for the year ended 30 June 2002 is set out below:

	2002	2001
	A$M	A$M

Sales revenue	2,365.3	2,443.7
Cost of sales	(1,635.4)	(1,694.5)

Gross profit	729.9	749.2

Revenue generated from investing activities	363.4	173.2
Expenses relating to investing activities	(203.3)	(86.1)
Marketing, selling and distribution expenses	(421.0)	(428.3)
Production expenses	(47.0)	(61.9)
Administration expenses	(210.6)	(307.5)
Share of net profit (loss) from associate	(4.6)	—
Borrowing costs expensed	(35.8)	(73.6)

Profit (Loss) from ordinary activities before income tax expense	171.0	(35.0)

Income tax expense attributable to ordinary activities	(43.7)	23.9

Profit (Loss) from ordinary activities after income tax expense	127.3	(11.1)
Net exchange differences on translation of foreign controlled entities	—	—

Net profit	127.3	(11.1)

Opening Retained Earnings	398.3	507.6
Dividends paid for or provided	(92.9)	(96.1)
Transfers to or from reserves	—	(2.1)
Net profit	127.3	(11.1)

Closing retained earnings	432.7	398.3

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      The consolidated statement of financial position of the Closed Group as at 30 June 2002 is set out below:

	2002	2001
	A$M	A$M

Current Assets
Cash	65.3	54.7
Receivables	190.6	290.5
Inventories	150.3	159.5
Other	15.1	15.5

Total current assets	421.3	520.2

Non-current assets
Receivables	813.9	398.6
Financial assets	792.1	981.0
Property, plant and equipment	574.8	638.2
Intangibles	445.2	485.1
Deferred tax assets	31.1	39.6
Other	2.8	3.4

Total non-current assets	2,659.9	2,545.9

Total assets	3,081.2	3,066.1

Current liabilities
Payables	339.0	232.9
Provisions	137.5	156.5
Current tax liabilities	44.1	3.5
Other — unearned income	2.9	1.6

Total current liabilities	523.5	394.5

Non-current liabilities
Payables	1,089.0	1,158.6
Provisions	14.8	17.6
Deferred tax liabilities	36.4	36.3
Other — unearned income	1.7	0.5

Total non-current liabilities	1,141.9	1,213.0

Total liabilities	1,665.4	1,607.5

Net assets	1,415.8	1,458.6

Equity
Contributed equity	1,066.4	1,152.8
Reserves	(83.3)	(92.5)
Retained profits	432.7	398.3

Total equity	1,415.8	1,458.6

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      Leiner Davis Gelatin International Limited was the only entity that exited the Class Order during the course of the year ended 30 June 2002.

Note 39. Employee Incentive Plans

(a) Share Plans

      The economic entity currently has four Share Plans in operation.

Australian Employee Share Plan and Australian Employee Share Plan (1996)

      Under the first Plan, which was approved by shareholders in 1986, employees in Australia having 12 months continuous service were each issued, subject to the approval of the Directors, up to a maximum of 500 Ordinary shares in the parent entity. Under the 1996 Plan, which was approved by shareholders in 1996, permanent full-time and part-time employees in Australia having 12 months continuous service can be issued, subject to the approval of Directors, up to a maximum of 1,000 Ordinary shares in the parent entity.

      The parent entity provides interest-free loans to eligible employees to finance the acquisition of the shares. The loan period is 10 years and the dividends declared on the shares are used to repay the loans.

      Shares were issued at a discount of 10 per cent to the market price prevailing at the date of the offer or the date of allotment whichever was the lower under the Australian Employee Share Plan. Shares were issued at a discount not exceeding 10 per cent to the market price prevailing at the date of allotment under the Australian Employee Share Plan (1996).

      Shares were last issued in 1998. Employees are not beneficially entitled to the shares until the loan has been repaid in full.

New Zealand Employee Share Purchase Scheme

      Arising from the approval by shareholders of the Australian Employee Share Plan (1996) a revised New Zealand Employee Share Purchase Plan was implemented in 1998. The Plan enabled the issue to permanent full-time and part-time employees of 12 months continuous service subject to approval by Directors, up to a maximum of 1,000 Ordinary shares in the parent entity. Owing to restrictive regulation governing Employee Share Plans in New Zealand, employees could participate only to the extent of 900 shares.

      The economic entity provides interest-free loans to eligible employees to finance the acquisitions of the shares in the parent entity. The loans are repaid by employees over a five year period by payroll deduction.

      Shares were issued at a discount of 10 per cent to market price prevailing at the date of offer.

      Employees are not beneficially entitled to the shares until the loans have been repaid in full.

Long Term Incentive Plan

      The Plan commenced in 2000. Under the Plan terms, selected executives would participate in the Plan which provided that fully paid Ordinary shares would be issued, provided performance hurdles were met at the end of each Plan period.

      In the initial notice in February 2001 to the Australian Stock Exchange, the Company advised that the number of shares which could be issued for the period ended 30 June 2002, provided the performance hurdles were met, was up to 6.5 million. Since balance date the number of shares to be issued to the 80

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Plan participants of 4.1 million shares has been determined having regard to the level of performance of the Company. Individual entitlements have been calculated and a value included in the bandings in Notes 25 and 26.

      In addition, the entitlements to participate in the second Plan period ending 30 June 2004 have been set. The table below shows the range in the number of shares which could be issued under the Plan period.

      There will be no Long Term Incentive benefits paid in respect of the period ending 30 June 2003.

		Performance hurdles

		Not achieved	Achieved

			Range of shares
Plan period ending	Plan participants		to be issued

30 June 2004	79	Nil	between 1.2 mil and 3.7 mil

      A copy of the rules of the Plan was attached to the announcement made to the Australian Stock Exchange dated 8 February 2001.

      Participation in employee share plans at 30 June 2002 was as follows:

			No. of Shares
			held in Plan		Receivable from Plan
	No. of participants
Employee			2002	2001	2002	2001
Share Plans	2002	2001	’000	’000	$000	$000

Australian	4,546	4,736	4,985	5,198	7,544	8,112
New Zealand	832	906	715	777	546	861

	5,378	5,642	5,700	5,975	8,090	8,973

      The market price per share at balance date was A$1.67 (2001 — A$1.17).

(b) Australian, New Zealand Employee Share Options Plans

      At the 1990 Annual General Meeting shareholders approved the establishment of an Australian Employee Share Options Plan and the Overseas Scheme. Amendments to the Plans were last approved by shareholders at the 1997 Annual General Meeting. Employee Share Options Plans could be established in various overseas countries pursuant to these approvals. As a result the economic entity has established Options Plans in Australia and New Zealand.

      Employees are nominated by the Directors, at their discretion. Generally participation is offered to staff who are in the permanent employment of the economic entity.

      Such eligible employees may acquire options to subscribe for Ordinary shares in the parent entity. Options may be converted into Ordinary shares at a future date at a fixed exercise price subject to meeting certain conditions, the exercise price of the options is determined as the fair market price of the shares at the date of offer. No consideration is payable for the acquisition of the options. No options were issued during the year under the Plans (2001 — 1,950,000).

      In addition, in accordance with shareholder approval in November 1998, for all options held by employees on the date of approval, the final exercise dates were extended by five years.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      The number of options on issue at 30 June 2002, the details of which are shown on Note 20, was as follows:

			No. of options
			converted to		No. of options
			Ordinary shares		on issue
	No. of participants
			2002	2001	2002	2001
Option Plan	2002	2001	’000	’000	’000	’000

Australian	3,855	4,114	700	—	16,063	21,107
New Zealand	901	1,016	—	—	1,528	1,770

	4,756	5,130	700	—	17,591	22,877

(c) Employee Share And Options Plans limitation

      At the Annual General Meeting of the Company held in 1990 shareholders approved that the number of shares and options on issue at any time pursuant to the Share Plans and the Option Plans cannot exceed 10 per cent of the total issued capital of the Company. At 30 June 2002 the relevant percentage was approximately 1.9 per cent (2001 — 2.3 per cent).

Note 40. Subsequent Events

      On 16 August 2002, the Company signed an unconditional agreement to sell the Australian Milling business to joint venture partners GrainCorp Ltd and Cargill Australia Ltd for approximately $200 million. GrainCorp and Cargill will also be the long term strategic partners in the partners in the supply of flour-based products to the Company.

      The Milling business will be discontinued effective 4 October 2002. The business is reported as Milling in the segment analysis — Note 32.

      The financial effect of this sale has not been recognized in the financial statements.

Note 41.	Events (Unaudited) Subsequent to the Date of the Report of the Independent Auditors

      On 26 March 2003, Goodman Fielder announced that the Australian Taxation Office had issued an assessment imposing additional income tax, penalties and interest relating to arrangements concerning a financing facility entered into in 1990 and scheduled to expire in 2005. The amended assessments incorporated additional income tax, penalties and interest of approximately A$126.5 million. As of 30 June 2002, Goodman Fielder has existing provisions of A$37.0 million against these additional amounts. A Settlement Deed has been made with the Australian Taxation Office to settle the matter for approximately A$53.0 million in tax, penalties and interest. A$20.0 million was paid in cash to the Australian Taxation Office on 4 June 2003, which will be offset against the A$53.0 million now required to be paid to the Australian Taxation Office. On 23 December 2003, Goodman Fielder paid A$16.5 million to the Australian Taxation Office. The balance of A$16.5 million plus A$0.3 million of interest was paid on 16 January 2004.

      On 23 April 2003, the Dutch Court of Appeal in the Hague held that a flour shipment supplied by Meneba B.V., a Dutch company sold by Goodman Fielder, was entitled to be rejected by the purchasers of that flour and that the purchasers were also entitled to be repaid the purchase price, accrued interest, additional damages and legal costs. Goodman Fielder Limited had agreed in April 1997 to indemnify Meneba for all damages, costs or expenses in connection with this dispute. Meneba has the right to appeal the decision of the Dutch Court of Appeal to the Dutch Supreme Court. However, it is not possible to do this until the present proceedings, as pending before the Court of Appeal in the Hague, have resulted in a final judgment of the Dutch Court of Appeal and only then can a further appeal (against both the interim

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

appeal judgment of 23 April 2003 and the final appeal judgment yet to be given) can be lodged. On 4 December 2003 the plaintiff in the Dutch Court of Appeal proceedings (the purchasers of the flour) filed their Brief on Damages with the Court. The amount claimed by the plaintiffs in these proceedings as specified in their Brief on Damages is approximately U.S.$13.5 million (A$18.2 million).

      Meneba filed its Brief in response to the plaintiff’s Brief on Damages on 15 January 2004. It is uncertain as to when a decision on the amount of damages will be made by the Dutch Court of Appeal, but it is not expected that a decision would be made before mid 2004. Management currently estimates that damages for the repayment of the purchase price, accrued interest, additional damages and legal costs will be less than the amount claimed by the plaintiff’s in their Brief on Damages. Goodman Fielder may also have liability with respect to separate proceedings to which Meneba is party before the Belgium Court of Cassation. These proceedings relate to an alleged breach of trademarks which were used on the flour sacks. The maximum potential liability of Meneba in these proceedings is estimated to be U.S.$1.2 million plus accrued interest (A$1.6 million). Therefore, it is not currently possible to estimate what impact, if any, the ultimate resolution of this matter would have on our results of operations, financial position or cash flows. In addition there is some uncertainty surrounding our indemnification liability to Meneba, and the amount of our ultimate liability may be more or less than the amount ultimately awarded by the Dutch Court of Appeal and the Belgium Court of Cassation.

      On 13 December 2002, Burns, Philp & Company Limited (“Burns Philp”) announced that it had acquired approximately 14.9% of the outstanding shares of the Company. On 3 January 2003, Burns Philp made an unsolicited offer for all of the remaining outstanding ordinary shares of the Company for cash, at a price of A$1.85 per share. On 13 March 2003, Burns Philp increased the effective offer price to A$1.87 per ordinary share. The board announced that it had recommended to its shareholders that they accept the revised offer, and the offer was declared free from conditions. On 19 March 2003, four Burns Philp nominees were appointed as directors of the Company, constituting a majority of the board of directors. On 4 April 2003, Burns Philp informed the Company’s shareholders that it had received sufficient acceptances of the offer to entitle it to compulsorily acquire all the outstanding shares that it did not currently own and that it had commenced this compulsory acquisition procedure. Under this procedure, Burns Philp acquired these remaining shares on 12 June 2003.

      Following the change in control of the Company, Burns Philp implemented a review of the Group’s operations which has resulted in the closure of eight bakeries throughout regional Australia and the restructuring of the Group’s head office.

      On 4 April 2003, Goodman Fielder disposed of the remaining portion of its Leiner Davis Gelatin business for proceeds of A$110.8 million, which concluded the disposal of Goodman Fielder’s ingredients business segment.

      In 1999, Goodman Fielder provided a vendor finance loan of A$35.3 million to Bartter Enterprises Pty Limited (Bartter) as part of the sale of its Australian poultry operations to Bartter. This loan was fully reserved by Goodman Fielder in June 2001, as recovery of this receivable was not certain. During the six months ended 31 December 2003, Bartter completed a significant financial restructuring of its operations which resulted in the Company recovering approximately A$30.0 million of this vendor finance loan.

Note 42.	United States Generally Accepted Accounting Principles Disclosures

      The consolidated financial report is prepared in accordance with accounting principles generally accepted in Australia (“Australian GAAP”). Certain differences exist between Australian GAAP and accounting principles generally accepted in the United States of America (“U.S. GAAP”). The differences between Australian GAAP and U.S. GAAP as they relate to the Company are presented throughout this note.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      The following table includes a statement of financial performance prepared in accordance with Australian GAAP, but presented in a U.S. GAAP format:

	2002	2001	2000

	A$ million
Net sales of goods	2,420.9	2,394.7	2,427.6
Costs and expenses:
Cost of sales	(1,539.6)	(1,513.9)	(1,548.1)
Selling, marketing and distribution*	(509.9)	(514.2)	(482.8)
General and administrative	(213.2)	(220.4)	(241.0)
Rationalization and restructuring charges	(67.8)	(142.9)	(73.0)

Total costs and expenses	(2,330.5)	(2,391.4)	(2,344.9)

Operating income/(loss)	90.4	3.3	82.7
Interest expense	(55.2)	(49.2)	(47.3)
Interest income	6.0	4.7	4.4
Share of net profit of associates accounted for using the equity method	(4.6)	—	—
Other income/(expense), net	38.7	(8.3)	33.7
Minority interests	(0.2)	(1.4)	(2.3)

Profit/(loss) before income taxes	75.1	(50.9)	71.2
Income tax benefit/(expense)	(27.8)	(13.6)	(13.5)

Profit/(loss) from continuing operations	47.3	(64.5)	57.7
Discontinued operations:
Income/(loss) from operations of discontinued operations, net of tax**	115.1	(13.8)	25.3

Net profit/(loss)	162.4	(78.3)	83.0

*	Includes shipping and handling costs of A$241.7 million, A$239.9 million and A$232.9 million in the years ended 30 June 2002, 2001 and 2000 respectively.

**	Income tax (expense)/benefit was A$(33.7) million, A$5.8 million and A$(20.5) million for the years ended 30 June 2002, 2001 and 2000, respectively.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Note		2002	2001	2000

			A$ million
Reconciliation of net profit/(loss) to U.S. GAAP
Australian GAAP net profit/(loss) reported in statement of financial performance			162.4	(78.3)	83.0
Adjustments required to comply with U.S. GAAP:
Property, plant and equipment revaluations	42	(a)	0.2	0.2	0.2
Amortization of goodwill and intangible assets	42	(b)(s)	(4.2)	(4.2)	(5.1)
Non-compete arrangements	42	(c)	(1.7)	(1.7)	—
Pension plans	42	(d)	(3.2)	(3.6)	(8.6)
Derivative financial instruments	42	(e)	9.0	1.4	—
Rationalization and restructuring costs	42	(f)	(27.5)	67.1	5.4
Gain/loss on sale of discontinued operations	42	(t)	(1.4)	2.5	—
Share based compensation	42	(g)	(6.4)	(3.3)	(5.8)
Securitization of receivables	42	(i)	(0.1)	(0.3)	—
Start up costs	42	(j)	—	6.3	(4.9)
Equity method investment	42	(k)(l)	(3.7)	—	—
Foreign currency translation on sale of subsidiaries	42	(m)	1.6	(0.8)	—
Contingent gains	42	(r)	(1.6)	3.9	(2.4)
Tax effect of U.S. GAAP adjustments			4.1	(17.7)	6.4

Net profit/(loss) under U.S. GAAP			127.5	(28.5)	68.2

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

	Note		2002	2001	2000

			A$ million
Reconciliation of shareholders’ equity to U.S. GAAP
Australian GAAP shareholders’ equity per statement of financial position			1,095.4	1,136.7	1,291.6
Less: Outside equity interests	42	(q)	(8.5)	(10.1)	(10.2)

Equity attributed to the Company			1,086.9	1,126.6	1,281.4
Cumulative adjustments required to comply with U.S. GAAP:
Property, plant and equipment revaluations	42	(a)	(4.9)	(5.1)	(5.3)
Intangible assets	42	(b)	(21.8)	(19.2)	(16.6)
Non-compete arrangements	42	(c)	5.2	6.7	7.6
Pension plans	42	(d)	3.7	6.6	10.1
Derivative financial instruments	42	(e)	5.5	(0.2)	—
Goodwill	42	(b)(s)	44.0	44.8	53.8
Rationalization and restructuring costs	42	(f)	49.7	77.6	11.7
Gain/loss on sale of discontinued operations	42	(t)	1.1	2.5	—
Equity method investment	42	(k)(l)	(3.7)	—	—
Hyper inflation accounting	42	(n)	(15.7)	—	—
Securitization of receivables	42	(i)	(0.4)	(0.3)	—
Employee share loans	42	(h)	(7.5)	(8.1)	(8.9)
Start up costs	42	(j)	—	—	(6.3)
Fair value adjustments arising on acquisitions	42	(o)	(0.5)	(0.5)	(0.1)
Dividends	42	(p)	49.0	51.2	51.0
Contingent gains	42	(r)	—	1.5	(2.4)
Cumulative tax effect of U.S. GAAP adjustments			(63.4)	(74.3)	(67.7)

Shareholders’ equity under U.S. GAAP			1,127.2	1,209.8	1,308.3

(a)	Property, plant and equipment revaluations

      Under Australian GAAP, prior to 1 July 2000, certain assets, including land and buildings, were periodically revalued based on Directors’ or independent valuations. Upward revaluations were recorded as increases to the asset revaluation reserve, which is a component of shareholders’ equity or, alternatively, were recorded in the Statement of Financial Performance to the extent that a previous revaluation decrement had been recorded for that class of assets through the Statement of Financial Performance.

      Downward revaluations have been written off against the asset revaluation reserve only to the extent that a previous revaluation increment had been recorded for that class of assets and were otherwise recorded in the Statement of Financial Performance. Subsequent to 1 July 2000, the Company adopted a cost basis of valuation (cost basis being deemed the carrying amount as of 1 July 2000, including the impact of prior revaluations) for property, plant and equipment under the revised Australian accounting standard.

      U.S. GAAP does not permit the upward revaluation of long-lived assets. Accordingly, adjustments have been made to decrease depreciation expense, to reverse the revalued Australian GAAP property, plant and equipment balances to historical cost for U.S. GAAP.

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(b)	Goodwill and other intangible assets

      Under Australian GAAP, the Company amortizes intangible assets on a straight-line basis over the period of expected benefits, ranging from five to twenty years in respect of goodwill and five to one hundred years in respect of other intangibles.

      Prior to 30 June 2002, U.S. GAAP generally required all goodwill and all other identifiable intangible assets to be amortized to expense systematically over the period of estimated benefit, not to exceed forty years.

      The adjustment to net profit represents the additional amortization expense on those intangible assets which have been amortized over a period greater than 40 years under Australian GAAP. The adjustment to shareholders’ equity represents the cumulative effect of the adjustments to amortization expense.

(c)	Noncompete arrangements

      The Company has entered into noncompete arrangements with individuals operating certain delivery routes on behalf of Goodman Fielder. Under the terms of these arrangements, the individuals cannot operate delivery routes for any company other than Goodman Fielder. These contracts were entered into subsequent to a business combination. Under Australian GAAP, as part of the purchase price allocation for this business combination, an accrual was established for the amount expected to be paid to enter into these noncompete arrangements. Payments made to enter these contracts were applied to the accrual. The portion of goodwill arising as a result of including an accrual for the future payment of these contracts in the purchase allocation is being amortized over a 20-year period.

      Under U.S. GAAP, the accrual established in relation to the business combination does not meet the definition of a pre-acquisition liability because the noncompete arrangements were not in place at the time of acquisition. Accordingly, an accrual for future payments relating to these arrangements would not be reflected in the purchase price allocation under U.S. GAAP. After entering into these noncompete agreements, the arrangement meets the definition of a separately identifiable intangible asset and thus requires classification apart from goodwill. In addition, under U.S. GAAP, a five-year amortization period would be applied to these costs, based on the underlying terms of the noncompete contracts. An adjustment has been made to reflect the impact of adjusting the amortization period for these assets.

(d)	Pension plans

      Under Australian GAAP, the Company’s contributions to company-sponsored defined benefit and superannuation (i.e., defined contribution) plans are charged to the Statement of Financial Performance in the year to which the contributions relate. For disclosure purposes, periodic actuarial reviews are performed. Such reviews are not required to be performed annually.

      Under U.S. GAAP, pension costs are determined under an accrual method of accounting whereby the compensation cost of an employee’s pension benefits is recognized over that employee’s approximate service period based on actuarial estimates. U.S. GAAP requires that an amount equal to the “net periodic pension cost” be charged to the Statement of Financial Performance regardless of whether contributions are made or are due during the period.

      The net periodic pension cost is an actuarially determined amount comprised of the following components:

•	service cost, the present value of future benefits which have accrued during the period; and

•	interest cost, the increase in the projected benefit obligation due to the passage of time; less

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

•	expected return on plan assets, estimated earnings on invested assets segregated to provide future benefits.

      In addition, in certain circumstances, net periodic pension costs may also include amortization of previously unrecognized prior service costs, transition assets/obligations and actuarially determined gains/losses. Actuarial valuations are required to be performed on an annual basis. Adjustments have been made to reflect the cumulative pension asset required to be recognized for U.S. GAAP, as well as the net periodic pension cost to be recognized in each period.

(e)	Derivative financial instruments

      Under Australian GAAP, generally, if a hedging relationship is established, the derivative instrument is not recognized until the underlying hedge transaction is recognized. Accordingly, hedge gains and losses are included in the Statement of Financial Performance when the gains and losses arising from the related hedged position are recognized in the Statement of Financial Performance.

U.S. GAAP Prior to SFAS 133, Accounting for Derivative Financial Instruments

      Under U.S. GAAP, SFAS 133 specifies the accounting for derivatives and must be adopted as of 1 January 2001. Prior to the adoption of SFAS 133, under U.S. GAAP exchange gains and losses arising from foreign exchange contracts intended to hedge forecasted or anticipated purchases or sales of goods or services can only be deferred where there is a firm commitment and the transaction to which they relate is specifically identified (“Hedge Accounting”). Exchange gains and losses arising from foreign exchange forward contracts which were used to hedge an anticipated transaction but which do not meet the requirements for Hedge Accounting are included in the Statement of Financial Performance consistent with Australian GAAP.

      Prior to the adoption of SFAS 133, the guidance in SFAS 80, Accounting for Futures Contracts, forms the basis for accounting for commodity hedging under U.S. GAAP. Hedges of anticipated commodity hedging transactions were allowed, provided that the significant characteristics and expected terms of the anticipated transaction were identified and it was probable that the anticipated transaction would have occurred. Where a commodity contract was designated a hedge it was not recorded and the gain or loss was recognized in the same period in which the gain or loss from the underlying exposures being hedged was recognized, consistent with Australian GAAP.

U.S. GAAP Under SFAS 133

      The Company’s existing derivative instruments did not meet the U.S. GAAP hedge accounting criteria after the adoption (1 July 2000) of Statement No. 133, as amended. All derivative contracts are recognized as either assets or liabilities and are measured at fair value at each balance sheet date. Changes in the fair value of derivative instruments are recognized in the statement of financial performance. As a result of adopting Statement No. 133, as amended, at 1 July 2000, the Company recorded an adjustment of A$5.8 million to record a derivative liability, along with an offsetting A$5.8 million discount on borrowings outstanding, to reflect the impact of recording derivative financial instruments that qualified as fair value type hedges under previous accounting standards. In addition, the Company recorded a net derivative liability of A$6.7 million and a cumulative after tax adjustment to accumulated other comprehensive income of A$4.3 million, to reflect the impact of recording all other derivative financial instruments.

      The discount on borrowings outstanding arising on adoption of Statement No. 133 is amortized to interest expense over the remaining life of the hedged borrowings. The adjustment to other comprehensive income relating to other derivative financial instruments is reversed through net income as the underlying

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NOTES TO THE FINANCIAL STATEMENTS — (Continued)

transactions to which the derivative financial instruments relate occurred. As the Company has not implemented the documentation and testing requirements of Statement No. 133, all changes in the fair values of derivative financial instruments occurring after 1 July 2000 are recognized through net income.

      As a result of applying the above principles, for the year ended 30 June 2001, the Company has recorded an after tax adjustment of A$6.8 million to record unrealized gains on changes in the fair value of derivative financial instruments, an after tax adjustment of A$5.6 million to reflect the impact of reclassifying a portion of other comprehensive income to expense and an after tax adjustment of A$0.3 million to reflect the impact of amortizing the discount on borrowings outstanding. For the year ended 30 June 2002, the Company has recorded an after tax adjustment of A$5.8 million to record unrealized gains on changes in the fair value of derivative financial instruments, an after tax adjustment of A$0.9 million to reflect the impact of reclassifying a portion of other comprehensive income to expense and an after tax adjustment of A$0.4 million to reflect the impact of amortizing the discount on borrowings outstanding.

(f)	Provisions for staff redundancy and restructuring costs

      The Company has established certain provisions for redundancy and restructuring costs related to its commitment to the rationalization of various businesses. Under U.S. GAAP, Emerging Issues Task Force (“EITF”) 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) and 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, addresses issues concerning the timing of recognition of liabilities with respect to certain employee termination benefits and other costs to exit an activity. Based on the criteria detailed in these standards, certain items provided by the Company under Australian GAAP have been expensed as incurred under U.S. GAAP.

(g)	Share based compensation

      Under Australian GAAP, options issued to employees are generally accounted for utilizing the intrinsic value method. Under the intrinsic value method, compensation expense is recorded for options issued with an exercise price below market price on the date of issuance. Shares granted to employees for no consideration are not expensed.

      SFAS 123, “Accounting for Stock-Based Compensation” (SFAS 123) requires shares and options or rights issued to employees to be recognized either using the fair value method or an intrinsic value method, as prescribed by Accounting Principles Board Opinion No. 25 (APB 25) and its related interpretations. The fair value method results in compensation expense of such shares and options or rights being recorded in the Statement of Financial Performance over the vesting period, based on the fair values of the underlying options at the date of grant.

      Under APB 25, the intrinsic value accounting alternative for stock options or rights granted to employees requires compensation expense to be recorded at the measurement date (the date at which both the number of options or rights the employee is entitled to receive and the exercise price are known) as the excess of the quoted market price of the stock on the measurement date over the exercise price of the options or rights issued.

      In addition, the value of the options or rights issued to employees under variable plans (i.e., plans with a variable number of shares to be granted and/or a variable exercise price) must be recognized over the period to which they relate. Expense recognition under variable plans begins when it becomes probable that the options will become exercisable. The value of options or rights issued under variable plans (e.g., options issued to Managing Director/ CEO) is measured as the quoted market price for the stock at each statement of financial position date until the measurement date, less the amount, if any, the employee is required to pay.

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NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      Under U.S. GAAP, an expense is also recognized for shares granted to employees. The amount of expense to recognize for shares granted without restriction is determined by reference to the share price on the date the shares are granted. Recognition of expense for restricted share grants which are subject to target share prices or other performance hurdles are accounted for in a manner similar to variable share option plans (i.e., expense recognition begins when it becomes probable that the shares will be granted). Adjustments have been made to reflect the impact of the application of variable accounting to the Company’s employee share plans and option plans.

(h)	Employee share loans

      Under Australian GAAP, non-recourse loans to employees under the terms of an employee share plan are treated as receivables. Dividends paid on the shares are disclosed as dividends and no compensation expense is recorded in the Statement of Financial Performance.

      Under U.S. GAAP, such loans to employees under employee share plans are deducted from shareholders’ equity; dividends paid during the term of the non-recourse loan have been accounted for as compensation expense. Adjustments have been made to reflect the reclassification of the employee share plan balance to equity, as well as the recognition of dividend payments as an expense.

(i)	Securitization of receivables

      Under Australian GAAP, a “risks and rewards” approach is followed when determining whether financial assets and liabilities qualify for derecognition under the terms of certain financing facilities. If, under the terms of an agreement with an outside party, the Company receives cash from the outside party and the majority of risks and rewards associated with an identified financial asset are passed to the outside party, the asset is derecognized. A gain or loss is recorded for the difference between the cash proceeds and the carrying amount of the asset. Under U.S. GAAP, transactions related to the derecognition of financial assets are accounted for under the provisions of SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities — a Replacement of FASB Statement 125.” Under the terms of this standard, the following criteria must be met to derecognize the asset:

a)	The transferred assets must be isolated from the transferor — put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership.

b)	Each transferee (or, if the transferee is a qualifying special-purpose entity (SPE), each holder of its beneficial interests) must have the right to pledge or exchange the assets (or beneficial interests) it receives, and no condition can both constrain the transferee (or holder) from taking advantage of its right to pledge or exchange and provides more than a trivial benefit to the transferor.

c)	The transferor cannot maintain effective control over the transferred assets through either (1) an agreement that both entitles and obligates the transferor to repurchase or redeem them before their maturity or (2) the ability to unilaterally cause the holder to return specific assets, other than through a cleanup call.

      If the above criteria are met, then the asset is derecognized, but only to the extent that risks/rewards have been passed to the transferee. Accordingly, any retained interest in the transferred assets (e.g., servicing obligations or retained risk of loss) continues to be recognized in the financial statements of the transferor. An adjustment to net profit and shareholders’ equity has been recorded to recognize the service obligation expense and liability and the provision of the retained risk of loss.

      Under U.S. GAAP, an independent legal opinion is generally required to satisfy the criteria in point (a) above. This legal opinion is not required under Australian GAAP, and consequently, has not been

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NOTES TO THE FINANCIAL STATEMENTS — (Continued)

obtained for the three-year period ending 30 June 2002. Therefore, under U.S. GAAP, an adjustment is required to recognize the transferred financial assets and corresponding liability on balance sheet. As of 30 June 2002 and 2001, the value of the transferred assets was A$48.0 million and A$35.4 million, respectively.

(j)	Start up costs

      Certain expenditures, consisting of start up costs, have been capitalized for Australian GAAP purposes and are being amortized over their estimated useful lives. Under U.S. GAAP, such costs are not capitalized but are expensed as incurred.

      An adjustment to net profit and shareholders’ equity has been recorded to recognize the expense in the period in which it occurred.

(k)	Equity accounting — deferral of gains/losses on sale of assets to joint venture entities

      Under Australian GAAP, investments in joint venture entities are recognized at the cost of acquisition, being the fair value of the assets transferred net of cash received and including acquisition costs. Gain on the sale of assets to joint venture entities, measured as the difference between the cost of the investment and the net book values of the net assets transferred, is deferred to the extent of the ownership interest retained in the joint venture entity. The deferred gain is amortized to net income over a period not to exceed 20 years.

      For U.S. GAAP purposes, investments in joint venture entities in which both cash and an interest in the joint venture are received in exchange for the contribution of assets are recorded by recognizing a gain/loss to the extent that control over the contributed assets has been lost, provided that specific criteria have been achieved to qualify as the culmination of an earnings process. The investment balance is recorded based on the underlying historical cost of the contributed assets to the extent of the retained ownership interest in the joint venture and at fair value to the extent that control over the contributed assets has been passed to the joint venture partner(s).

      Under U.S. GAAP, an adjustment to net profit and shareholders’ equity is required to reduce the profit recognized on sale of assets to joint venture entities in the year ended 30 June 2002.

(l)	Equity accounting — recognition of share of net profit (loss) of joint venture entities

      The Group has a 90% equity interest in Fresh Start Bakeries Australia (the Investee). The Investee was originally capitalized via the contribution of cash and assets by the Group in exchange for the Group’s 90% equity interest, as well as the contribution of cash and assets in exchange for a convertible note payable and a 10% equity interest from the other partner in the venture, Fresh Start Bakeries Inc. At inception, the fair value of the combination of Fresh Start Bakeries Inc.’s equity interest and its convertible note receivable was equivalent to the fair value of the Group’s 50% equity interest. In accordance with the joint venture agreement, Fresh Start Bakeries Inc. and the Group jointly control the Investee, with all significant business decisions requiring the approval of both investors. Under Australian GAAP consolidation of this entity is not required because the Group does not control the Investee. In addition, the Group’s share of profits in the Investee is recorded based on a 50% ownership interest.

      Under U.S. GAAP, based on the provisions of EITF 96-16 “Investor’s Accounting for an Investee when the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights,” consolidation of this entity is not required, consistent with Australian GAAP. However, APB Opinion No. 18: “The Equity Method Of Accounting For Investments In Common Stock” requires the recognition of the Investor’s share of profits and losses in the Investee to

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NOTES TO THE FINANCIAL STATEMENTS — (Continued)

be based upon the percentage ownership in common (or other voting) stock. Accordingly, an adjustment has been included to reflect the Company’s 90% interest in the profit/loss of the Investee.

(m)	Foreign currency translation on sale of subsidiaries

      Australian GAAP requires the exchange fluctuation reserve (related to the self-sustaining operation to be disposed of) to be transferred directly to retained earnings. Upon the sale of a foreign entity, U.S. GAAP requires the exchange fluctuation reserve (i.e., cumulative translation adjustment component of Other Comprehensive Income) to be recorded in the Statement of Financial Performance as part of the gain or loss on sale.

      An adjustment has been made to net profit to record the transfer from the exchange fluctuation reserve to net profit, rather than directly in retained earnings.

(n)	Hyperinflationary economies

      Australian GAAP does not address accounting in a highly inflationary economy. U.S. GAAP requires that the parent company’s reporting currency (i.e., the Australian dollar in the case of an Australian parent) be used as if it were the functional currency for all operations in highly inflationary economies.

      Since December 2001, the value of the Argentinian peso has significantly decreased versus the Australian dollar and other major currencies, due to a prolonged period of recession and high inflation. Prior to 20 December 2001 the value of the Argentinian peso was pegged at 1 ARP to 1 U.S. dollar. In February 2002, a free exchange market for the purchase and sale of foreign currency was established.

      Under Australian GAAP, from 1 January 2001, the Group accounts for its Argentinian operations using hyper inflation accounting principles, whereby long-lived assets were recorded using historical exchange rates rather than current exchange rates. Operating results and net current assets have been translated based on the weighted average and current translation rates of the Argentinian peso.

      Under U.S. GAAP, the economic conditions in Argentina do not meet the conditions required to apply hyper inflation accounting principles. Consequently, an adjustment has been made to shareholder’s equity to restate the value of long-lived assets to Argentinian pesos, and reflect the decrease in the Australian dollar value of these assets.

(o)	Fair value adjustments arising on acquisition

      Under Australian GAAP, fair value adjustments arising on acquisition of subsidiaries are allocated to the Company’s share of net assets and the minority interest’s share of net assets. Under U.S. GAAP, only the Company’s share of the fair value adjustments are recognized on acquisition of subsidiaries. The minority interest’s share of net assets is recorded at historical cost on acquisition.

      An adjustment to shareholders’ equity is required to record the difference in the allocation of the fair value of assets acquired under U.S. GAAP.

      Under Australian GAAP, deferred taxes are not recorded on the fair value adjustments to long lived and identifiable intangible assets on acquisition. Under U.S. GAAP, deferred tax liabilities are recorded on acquisition to reflect the difference between the fair value and the tax value of the assets recognized. This gives rise to an increase in the value of goodwill recorded on acquisition.

      An adjustment has been recorded to increase the deferred tax liabilities and goodwill recognized on acquisition of controlled entities, and to record additional goodwill amortisation expense and income tax benefit relating to the fair value adjustments on long-lived assets.

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NOTES TO THE FINANCIAL STATEMENTS — (Continued)

(p) Dividends

      For Australian GAAP purposes, prior to 31 December 2002, dividends were accrued in the period to which they relate. Under U.S. GAAP, dividends are accrued in the period in which they are declared.

(q) Outside equity interests in controlled entities

      Outside equity interests in controlled entities are included in shareholders’ equity under Australian GAAP. Under U.S. GAAP, such interests (minority interests) are classified outside of shareholders’ equity.

(r) Contingent gains

      During the year ended 30 June 2000, a portion of a facility owned by the Company in New Zealand was destroyed by fire. During the year ended 30 June 2001, the Company received an insurance settlement, which related to the damage caused by the fire and a business interruption claim.

      Under Australian GAAP, contingent gains, such as proceeds from the insurance settlement, are recorded to the extent that it is determined to be more likely than not the resolution of the contingency will result in a gain. A portion of these proceeds were recognized during the year ended 30 June 2000, with the remainder of the proceeds recognized upon receipt of the settlement during the year ended 30 June 2001.

      Under Australian GAAP, the proceeds received for the business interruption claim were deferred and recognized over the three-year period to which it relates.

      Under U.S. GAAP, contingent gains, such as the proceeds from the insurance settlement are not recognized until they are realized, and proceeds from the business interruption claim are recognized in full when received.

      An adjustment to net profit and shareholders’ equity has been recorded to recognize the receipt of the insurance settlement and business interruption claim in the period in which it was received.

      Under U.S. GAAP, the receipt of the insurance settlement would meet the requirements for classification as an extraordinary item. Consequently, under U.S. GAAP, an extraordinary item of approximately A$9.9 million, net of tax, would be recognized in the year ended 30 June 2001.

(s)	Deferred tax balances arising on intangible assets

      Under Australian tax law, intangible assets purchased directly from a third party have a tax base that is equal to their book base at the time of acquisition. Under Australian GAAP, a deferred tax asset is not recorded in relation to the difference between the book base and tax base that subsequently results as the assets, which are amortized for book purposes, are not amortized for tax purposes.

      Under U.S. GAAP, a deferred tax asset would be recorded for differences between the book base and tax base of these intangible assets, and reduced for a valuation allowance to the extent the resulting deferred tax asset is deemed to be unrecoverable. Because the company has an intention to continue to use these intangible assets indefinitely, the entire deferred tax asset balance has been reduced by a valuation allowance. As at 30 June 2002 and 2001, the value of the deferred tax asset and corresponding valuation allowance was A$3.8 million.

      Under Australian tax law, intangible assets purchased in a business combination that did not have a preexisting tax base in the acquired company, have no tax base. In allocating the purchase price to acquired assets and liabilities, a deferred tax liability is not recognized for the difference between the book base and tax base of intangible assets acquired in the business combination.

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NOTES TO THE FINANCIAL STATEMENTS — (Continued)

      Under U.S. GAAP, a deferred tax liability would be recorded if, in a business combination, the book base of intangible assets acquired in the combination exceed the tax base. An offsetting entry would be recorded to goodwill. At 30 June 2002 and 2001, goodwill and an additional deferred tax liability of A$55 million and A$53 million would be recorded under U.S. GAAP.

(t) Gain/loss on sale of discontinued operations

      Under Australian GAAP, operations are classified as “discontinuing operations” upon the earlier of management entering into a binding sale agreement or management formally announcing a detailed plan for disposal. Any loss on disposal is recognized when the disposal is complete, subject to an impairment test of the related assets.

      U.S. GAAP, prior to the adoption of SFAS No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets”, on 1 July 2002, requires operations meeting the definition of a “segment” set forth in APB No. 30, to be classified as “discontinued” upon achievement of certain prescriptive requirements. These requirements generally result in classification as “discontinued” at the same time or earlier than would be required under Australian GAAP. At the time of meeting these criteria, any anticipated net loss on disposal, as well as any anticipated operating losses through the disposal date are recognized. Gains and operating profits are recognized when realized.

      An adjustment has been made to net profit and shareholders’ equity for the timing of the recognition of gains and losses on disposal of discontinued operations.

(u) Allocation of interest to discontinued operations

      The Company has allocated interest expense to the milling and ingredients businesses, being discontinued operations, in accordance with the allocation method described in EITF 87-24 “Allocation of Interest to Discontinuing Operations.” The percentage of the consolidated interest allocated has been determined as the ratio of net assets to be sold to the sum of total net assets of the consolidated entity plus consolidated debt other than (a) debt of the discontinuing operation that will be assumed by the buyer and (b) debt that can be directly attributed to other operations of the enterprise. The percentage calculated has been applied to the consolidated interest expense, adjusted to exclude the interest expense from (a) debt of the discontinuing operation that will be assumed by the buyer and (b) debt that can be directly attributed to other operations of the enterprise.

      The amount of interest allocated to the milling business was A$5.8 million, A$4.6 million and A$5.3 million for the years ended 30 June 2002, 2001 and 2000, respectively, and the amount of interest allocated to the ingredients business segment was A$3.7 million, A$13.0 million and A$10.9 million for the years ended 30 June 2002, 2001 and 2000, respectively.

(v) Off balance sheet product financing

      Under Australian GAAP, product financing arrangements, whereby a third party purchases inventory on behalf of a company seeking to finance the purchase of inventory (“the sponsor”), are not recorded until the inventory is used.

      Under U.S. GAAP, such arrangements are accounted for under the provisions of SFAS 49 “Accounting for Product Financing Arrangements.” This standard requires an asset and a corresponding

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

liability to be recorded when a third party purchases the inventory on behalf of the sponsor when the following conditions are present:

•	The financing arrangement requires the sponsor to purchase the product, a substantially identical product, or processed goods of which the product is a component at specified prices. The specified prices are not subject to change except for fluctuations due to finance and holding costs.

•	The payments that the other entity will receive on the transaction are established by the financing arrangement, and the amounts to be paid by the sponsor will be adjusted, as necessary, to cover substantially all fluctuations in costs incurred by the other entity in purchasing and holding the product (including interest).

      Under U.S. GAAP, this would give rise to an increase in current inventories and trade creditors of A$100.1 million, A$78.7 million, and A$74.1 million for the years ended 30 June 2002, 2001 and 2000, respectively.

(w) Statement of shareholders’ equity

      U.S. GAAP includes a separate statement (equivalent with the statements of Financial position, Financial performance and cash Flows) for the movements in shareholders’ equity as opposed to note disclosure made for Australian GAAP purposes.

(x) Statement of Cash Flows

      Under Australian GAAP, cash is defined as cash on hand and deposits repayable on demand, less overdrafts repayable on demand. Under U.S. GAAP, cash and cash equivalents are defined as cash and investments with original maturities of three months or less, and do not include bank overdrafts, the changes in which would be presented as a financing activity in the consolidated statement of cash Flows.

(y) Other Comprehensive Income

      Under Australian GAAP, certain transactions that are recorded directly in equity (with no impact on the Statement of Financial Performance) are recorded into “Reserve” accounts, which are separately classified within equity. Under U.S. GAAP, changes in Reserve accounts are reflected as “Other Comprehensive Income.” The balances in the Reserve accounts at the end of a period are referred to as “Accumulated Other Comprehensive Income.”

(z) Off-balance sheet arrangements

      In 1990, the Group entered into a structured borrowing arrangement whereby monies were borrowed and a portion of the borrowings were invested in risk-free assets which were placed into a trust to meet the repayments of liabilities maturing in 2005. The value and maturity of the risk-free assets reflect the value and maturity of the liabilities. Upon maturity of the liabilities, the trust is obliged to repay these liabilities on behalf of Goodman Fielder out of the proceeds from the redemption of the risk-free assets. The structure of this arrangement is such that the likelihood of Goodman Fielder being called upon to repay these liabilities is remote.

      Under Australian GAAP, this arrangement is accounted for as a legal set-off transaction, where the liabilities are set off by the risk-free assets and recorded off balance sheet. Under U.S. GAAP, the structure of this arrangement is such that, under FASB Technical Bulletin 84-4, this transaction does not meet the criteria for debt defeasance, nor does the transaction qualify for set-off under FASB Interpretation No. 39. Consequently, the risk-free assets and liabilities are recognized on the balance sheet

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NOTES TO THE FINANCIAL STATEMENTS — (Continued)

under U.S. GAAP. As of 30 June 2002 and 2001, the value of both the risk-free assets and liabilities are A$346.8 million and A$304.7 million, respectively.

(aa) Recently issued U.S. GAAP pronouncements

      In June 2001 the FASB issued Statement No. 141, “Business Combinations”, and Statement No. 142, “Goodwill and Intangible Assets”. Statement No. 141 requires that the purchase method of accounting be used for all business combinations completed after 30 June 2001 and also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill. Statement No. 142 will require that goodwill no longer be amortized, but instead tested for impairment at least annually. Statement No. 142 will also require recognized intangible assets to be amortized over their respective estimated useful lives and reviewed for impairment in accordance with Statement No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Any recognized intangible asset determined to have an indefinite useful life will not be amortized, but instead tested for impairment in accordance with Statement No. 142 until its life is determined to no longer be indefinite.

      The provisions of Statement No. 141 are applicable to all business combinations accounted for by the purchase method for which the date of acquisition is 1 July 2001, or later. The Company is required to adopt the provisions of Statement No. 142 on 1 July 2002. Retroactive application of Statements No. 141 and No. 142 is not permitted. However, any goodwill and any intangible asset determined to have an indefinite useful life that are acquired in a business combination completed after 30 June 2001 will not be amortized. Goodwill and intangible assets acquired in business combinations completed before 1 July 2001 will continue to be amortized until 30 June 2002.

      The Company does not expect the adoption of Statement No. 141 to have a material impact on its consolidated financial statements under U.S. GAAP. The Company implemented Statement No. 142 on 1 July 2002. In accordance with Statement No. 142, the Company will be required to complete the first step of the transitional goodwill impairment test by 31 December 2002. The Company has not yet determined the impact that the adoption of Statement No. 142 will have on its consolidated financial statements. Under this statement, goodwill will no longer be amortized in the statement of financial performance. The amount of amortization of goodwill during the years ended 30 June 2000, 2001 and 2002 in accordance with U.S. GAAP was A$28.5 million, A$27.5 million and A$27.6 million, respectively.

      In June 2001 the FASB issued Statement No. 143, “Accounting for Asset Retirement Obligations”. Statement No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs, and applies to legal obligations associated with the retirement of long-lived assets and/or the normal operation of a long-lived asset. Under Statement No. 143, the fair value of a liability for an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The liability is discounted and accretion expense is recognized using the credit adjusted risk free interest rate in effect when the liability was initially recognized. Statement No. 143 is effective for the Company as of 1 July 2002. The adoption of Statement No. 143 did not have a material impact on the Company’s consolidated results or financial position under U.S. GAAP.

      In August 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Statement No. 144 addresses financial accounting and reporting for the impairment of long lived assets and will supersede (a) Statement No. 121 with respect to the accounting for the impairment or disposal of long lived assets and (b) Accounting Principles Board Opinion No. 30 (Opinion 30) for the disposal of a segment of a business. Statement No. 144 retains the requirements of Statement No. 121 to (a) recognize an impairment loss if the carrying amount of a long lived asset is not recoverable

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and fair value of the asset.

      Statement No. 144 also requires that a long lived asset to be abandoned, exchanged for a similar productive asset, or distributed to owners in a spin off be considered held and used until the asset is disposed of, exchanged or distributed.

      Statement No. 144 retains the basic provisions of Opinion 30 for the presentation of discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). A component of an entity comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. A component of an entity that is classified as held for sale or that has been disposed of is presented as a discontinued operations if the operations and cash flows of the component will be (or have been) eliminated from the ongoing operations of the entity and the entity will not have any significant continuing involvement in the operations of the component. In addition, discontinued operations are no longer measured on a net realizable value basis, and future operating losses are no longer recognized before they occur.

      The Company implemented Statement No. 144 on 1 July 2002. This statement did not have a material impact on the Company’s consolidated results or financial position on the date of adoption.

      In April 2002, the FASB issued Statement No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections.”, which is effective for the Company in the fiscal year beginning 1 July 2002. This statement did not have a material impact on the Company’s consolidated results or financial position on the date of adoption.

      In July 2002, the FASB issued Statement No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” Statement No. 146 is based on the general principle that a liability for a cost associated with an exit or disposal activity should be recorded when it is incurred and initially measured at fair value. Statement No. 146 applies to costs associated with (1) an exit activity that does not involve an entity newly acquired in a business combination, or (2) a disposal activity within the scope of Statement No. 144. These costs include certain termination benefits, costs to terminate a contract that is not a capital lease, and other associated costs to consolidate facilities or relocate employees. The provisions of this statement apply prospectively to exit or disposal activities initiated after 31 December 2002. This statement is not expected to have a material impact on the Company’s consolidated results or financial position on the date of adoption.

      In May 2003, the FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. Statement 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. Statement 149 amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. Statement 149 is generally effective for contracts entered into or modified after 30 June 2003, except as stated below and for hedging relationships designated after 30 June 2003. The guidance should be applied prospectively. This statement is not expected to have a material impact on the Group’s consolidated results or financial position on the date of adoption.

      In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. Statement 150 affects the issuer’s accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing

GOODMAN FIELDER LIMITED AND CONTROLLED ENTITIES

NOTES TO THE FINANCIAL STATEMENTS — (Continued)

company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer’s shares. Statement 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. This Statement is effective for financial instruments entered into or modified after 31 May 2003, and otherwise is effective at the beginning of the first interim period beginning after 15 June 2003.

      In May 2000, the Emerging Issues Task Force (EITF) of the FASB reached a consensus on Issue 00-14 “Accounting for Certain Sales Incentives.” The issue addresses recognition and statement of financial performance classification of certain sales incentives. In April 2001, the EITF reached a consensus on Issue 00-25, “Vendor Income Statement Characterisation of Consideration Paid to a Reseller of the Vendor’s Products.” The issue addresses when consideration from a vendor is either (a) an adjustment of the selling prices of the vendor’s products to the retailer and, therefore, should be deducted from revenue when recognized in the vendor’s statement of financial performance or (b) a cost incurred by the vendor for assets or services provided by the retailer to the vendor and, therefore, should be included as a cost or an expense when recognized in the vendor’s statement of financial performance. These issues were subsequently codified in EITF Issue 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).” Issue 01-9 is effective for the Company in the fiscal year ended 30 June 2002. In its Australian GAAP financial statements, the Company currently recognizes sales incentives and trade promotion allowances as a reduction in revenue from sale of goods. Consequently, no adjustment to the classification of revenues and expenses is required in accordance with U.S. GAAP.

UNAUDITED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS OF GOODMAN FIELDER LIMITED
FOR THE SIX MONTHS ENDED DECEMBER 31, 2002

      The financial statements included herein are taken from Goodman Fielder’s published unaudited interim consolidated financial statements for the six months ended 31 December 2002, prepared in accordance with Australian GAAP which it released to the Australian Stock Exchange on 12 February 2003.

Appendix 4B

Half yearly/preliminary final report

Rules 4.1, 4.3
Appendix 4B
Half yearly/preliminary final report
Name of entity
Goodman Fielder Limited

ABN or equivalent company reference	Half Year ended (‘current period’)
000 003 958	31 December 2002
For announcement to the market

Extracts from this report for announcement to the market (see note 1).	$A millions

Revenues from ordinary activities (item 1.1)	down	8.4%	to	1,610.3
Profit (loss) from ordinary activities after tax attributable to members (item 1.22)	down	32.2%	to	66.7
Significant items after tax:
Profit on sale of Milling operations				15.2
Unsolicited bid costs (i)				(3.5)
Workers compensation (ii)				(3.5)
Rationalisation & restructuring				(11.7)
Profit (loss) from extraordinary items after tax attributable to members (item 2.5(d))	gain (loss) of	–		–
Net profit (loss) for the period attributable to members (item 1.11)	down	32.2%	to	66.7
(i) Costs in relation to unsolicited bid for control of Goodman Fielder by Burns Philp announced 13 December 2002
(ii) Adjustment to initial workers compensation liability in respect of transition to self insure

Dividends (distributions)	Amount per security	Franked amount per security

Final dividend (Preliminary final report only – item 15.4)	3.5¢	50%
Interim dividend (Half yearly report only – item 15.6)

Previous corresponding period (Preliminary final report – item 15.5; half yearly report – item 15.7)	3.5¢	50%

Record date for determining entitlements to the dividend, (in the case of a trust, distribution) (see item 15.2)

21st February 2003

Brief explanation of any of the figures reported above (see Note 1) and short details of any bonus or cash issue or other item(s) of importance not previously released to the market:

NA

If this is a half yearly report it is to be read in conjunction with the most recent annual financial report.

+ See chapter 19 for defined terms.
Appendix 4B Page 1

Appendix 4B
Half yearly/preliminary final report

Condensed consolidated statement of financial performance

		Current period –	Previous corresponding
		$A millions	period – $A millions

1.1	Revenues from ordinary activities (see items 1.23 – 1.25)	1,610.3	1,757.1
1.2	Expenses for ordinary activities (see items 1.26)	(1,494.7)	(1,590.8)
1.3	Borrowing costs	(25.4)	(32.7)
1.4	Share of net profits (losses) of associates and joint venture entities (see item 16.7)	0.5	–

1.5	Profit (loss) from ordinary activities before tax	90.7	133.6
1.6	Income tax on ordinary activities (see note 4)	(23.6)	(34.8)

1.7	Profit (loss) from ordinary activities after tax	67.1	98.8
1.8	Profit (loss) from extraordinary items after tax (see item 2.5)	–	–

1.9	Net profit (loss)	67.1	98.8
1.10	Net profit (loss) attributable to outside equity interests	(0.4)	(0.4)

1.11	Net profit (loss) for the period attributable to members	66.7	98.4

Non-owner transaction changes in equity
1.12	Increase (decrease) in revaluation reserves	–	–

1.13	Net exchange differences recognized in equity	0.5	(8.1)

1.14	Other revenue, expense and initial adjustments recognized directly in equity (attach details)	–	–

1.15	Initial adjustments from UIG transitional provisions – decrease in retained earnings from change in accounting policy for dividends	49.0	–

1.16	Total transactions and adjustments recognized directly in equity (items 1.12 to 1.15)	49.5	(8.1)

1.17	Total changes in equity not resulting from transactions with owners as owners	116.2	90.3

			Previous corresponding
		Current period	Period
Earnings per security (EPS)		Cents	Cents

1.18	Basic EPS (after significant items)	5.5	7.7

1.19	Diluted EPS (after significant items)	5.5	7.7

+ See chapter 19 for defined terms.
Appendix 4B Page 2

Appendix 4B
Half yearly/preliminary final report

Notes to the condensed consolidated statement of financial performance Profit (loss) from ordinary activities attributable to members

		Current period –	Previous corresponding
		$A millions	period – $A millions

1.20	Profit from ordinary activities after tax (item 1.7)	67.1	98.8

1.21	Less (plus) outside equity interests	0.4	0.4

1.22	Profit (loss) from ordinary activities after tax, attributable to members	66.7	98.4

 Revenue and expenses from ordinary activities (see note 15)

		Current period –	Previous corresponding
		$A millions	period – $A millions

1.23	Revenue from sales or services	1,396.3	1,539.0

1.24	Interest revenue	9.6	4.6

1.25	Other relevant revenue:

	Revenues generated from investing activities	204.4(2)	213.5(1)

1.26	Details of relevant expenses

	COGS	(889.0)	(977.3)

	Marketing, selling & distribution expenses	(296.8)	(313.1)

	Expense relating to investing activities	(182.8)	(98.6)

	Production expenses (refer Attachment B)	(8.7)	(48.8)

	Administration expenses	(117.4)	(153.0)

1.27	Depreciation and amortization excluding amortization of intangibles (see item 2.3)(3)	45.6	56.4

Capitalised outlays
1.28	Interest costs capitalized in asset values	–	–
1.29	Outlays capitalized in intangibles (unless arising from an acquisition of a business)	–	–

(1)	Includes A$197.7 mill proceeds on sale of Germantown International Limited.
(2)	Includes A$195.3 mill proceeds on sale of Milling operations.

 Consolidated retained profits

		Current period –	Previous corresponding
		$A millions	period – $A millions

1.30	Retained profits (accumulated losses) at the beginning of the financial period	46.4	(24.6)
1.31	Net profit (loss) attributable to members (item 1.11)	66.7	98.4
1.32	Net transfers from (to) reserves	–	0.4
1.33	Net effect of changes in accounting policies (Accounting for dividends in accordance with AABB 1044)	49.0	–
1.34	Dividends and other equity distributions paid or payable	(48.6)	(44.3)

1.35	Retained profits (accumulated losses) at end of financial period	113.5	29.9

+ See chapter 19 for defined terms.
Appendix 4B Page 3

Appendix 4B
Half yearly/preliminary final report

 Intangible and extraordinary items

Consolidated – current period

Related
				outside	Amount (after
				equity	tax)
				interests	attributable to
		Before tax	Related tax	$A	members $A
		$A millions	$A millions	millions	millions
		(a)	(b)	(c)	(d)

2.1	Amortisation of goodwill	11.4	(0.6)	–	10.8
2.2	Amortisation of other intangibles	3.0	–	–	3.0

2.3	Total amortization of intangibles	14.4	(0.6)	–	13.8

2.4	Extraordinary items (details)	–	–	–	–

2.5	Total extraordinary items	–	–	–	–

Comparison of half year profits		Current year –	Previous year –
(Preliminary final report only)		$A millions	$A millions

3.1	Consolidated profit (loss) from ordinary activities after tax attributable to members reported for the 1st half year (item 1.22 in the half yearly report)	NA	NA

3.2	Consolidated profit (loss) from ordinary activities after tax attributable to members for the 2nd half year	NA	NA

			As shown in
		At end of	last annual	As in last half
		current period	report $A	yearly report $A
Consolidated statement of financial position		$A millions	millions	millions

	Current assets
4.1	Cash	222.7	338.7	237.8
4.2	Receivables	270.4	278.2	348.1
4.3	Investments	–	–	–
4.4	Inventories	237.1	254.2	289.5
4.5	Tax assets	–	–	–
4.6	Other (provide details if material)	33.6	36.3	24.8

4.7	Total current assets	763.8	907.4	900.2

	Non-current assets
4.8	Receivables	11.7	12.6	12.3
4.9	Investments (equity accounted)	4.4	3.9	–
4.10	Other investments	2.4	2.4	2.1
4.11	Inventories	–	–	–

+ See chapter 19 for defined terms.
Appendix 4B Page 4

Appendix 4B
Half yearly/preliminary final report

			As shown in
		At end of	last annual	As in last half
		current period	report $A	yearly report $A
		$A millions	millions	millions

4.12	Exploration and evaluation expenditure capitalized (see para. 71 of AASB 1022)	–	–	–
4.13	Development properties (mining entities)	–	–	–
4.14	Other property, plant and equipment (net)	721.7	861.7	989.6
4.15	Intangibles (net)	508.4	520.8	577.2
4.16	Tax assets	101.7	95.8	120.2
4.17	Other	3.2	4.3	4.5

4.18	Total non-current assets	1,353.5	1,501.5	1,705.9

4.19	Total assets	2,117.3	2,408.9	2,606.1

	Current liabilities
4.20	Payables	343.7	376.8	331.5
4.21	Interest bearing liabilities	29.1	176.7	0.8
4.22	Tax liabilities	18.3	5.2	17.5
4.23	Provisions exc. tax liabilities	145.5	189.7	248.1
4.24	Other	5.6	2.9	3.3

4.25	Total current liabilities	542.2	751.3	601.2

	Non-current liabilities
4.26	Payables	–	0.7	–
4.27	Interest bearing liabilities	362.5	418.7	711.8
4.28	Tax liabilities	70.7	83.5	80.1
4.29	Provisions exc. tax liabilities	37.6	57.6	51.4
4.30	Other	4.6	1.7	2.9

4.31	Total non-current liabilities	475.4	562.2	846.2

Consolidated statement of financial position continued

4.32	Total liabilities	1,017.6	1,313.5	1,447.4

4.33	Net assets	1,099.7	1,095.4	1,158.7

	Equity
4.34	Capital/contributed equity	1,000.4	1,065.8	1,128.6
4.35	Reserves	(24.8)	(25.3)	(8.9)
4.36	Retained profits (accumulated losses)	113.5	46.4	29.9

4.37	Equity attributable to members of the parent entity	1,089.1	1,086.9	1,149.6
4.38	Outside equity interests in controlled entities	10.6	8.5	9.1

+ See chapter 19 for defined terms.
Appendix 4B Page 5

Appendix 4B
Half yearly/preliminary final report

4.39	Total equity	1,099.7	1,095.4	1,158.7

4.40	Preference capital included as part of 4.37	N/ A	N/ A	N/ A

Notes to the consolidated statement of financial position

Exploration and evaluation expenditure capitalized                     N/ A

(To be completed only by entities with mining interests if amounts are material. Include all expenditure incurred.)

		Current period –	Previous corresponding
		$A millions	period – $A millions

5.1	Opening balance
5.2	Expenditure incurred during current period
5.3	Expenditure written off during current period
5.4	Acquisitions, disposals, revaluation increments, etc.
5.5	Expenditure transferred to Development Properties

5.6	Closing balance as shown in the consolidated balance sheet (item 4.12)

Development properties N/ A

(To be completed only by entities with mining interests if amounts are material.)

		Current period –	Previous corresponding
		$A millions	period – $A millions

6.1	Opening balance
6.2	Expenditure incurred during current period
6.3	Expenditure transferred from exploration and evaluation
6.4	Expenditure written off during current period
6.5	Acquisitions, disposals, revaluation increments, etc.
6.6	Expenditure transferred to mine properties

6.7	Closing balance as shown in the consolidated balance sheet (item 4.13)

+ See chapter 19 for defined terms.
Appendix 4B Page 6

Appendix 4B
Half yearly/preliminary final report

Consolidated statement of cash flows

		Current period –	Previous corresponding
		$A millions	period – $A millions

	Cash flows related to operating activities
7.1	Receipts from customers	1,628.8	1,790.3
7.2	Payments to suppliers and employees	(1,459.9)	(1,574.5)
7.3	Dividends received from associates	–	–
7.4	Other dividends received	0.1	0.4
7.5	Interest and other items of similar nature received	3.0	3.4
7.6	Interest and other costs of finance paid	(21.0)	(3l.6)
7.7	Income taxes paid	(21.2)	(24.4)
7.8	Other	0.1	5.8
7.9	Net operating cash flows	129.9	169.4

	Cash flows related to investing activities
7.10	Payment for purchases of property, plant and equipment	(52.5)	(31.3)
7.11	Proceeds from sale of property, plant and equipment	7.7	6.5
7.12	Payment for purchases of equity investments	–	(0.1)
7.13	Proceeds from sale of businesses	129.3	176.0
7.14	Loans to other entities	–	–
7.15	Loans repaid by other entities	–	–
7.16	Other (provide details if material)	0.3	10.1

7.17	Net investing cash flows	84.8	161.2

	Cash flows related to financing activities
7.18	Proceeds from issues of +securities (shares, options, etc.)	8.2	–
7.18	Payment for shares bought back.	(80.3)	(27.2)
7.19	Proceeds from borrowings	38.5	6.6
7.20	Repayment of borrowings	(245.7)	(121.9)
7.21	Dividends paid	(46.4)	(47.9)
7.22	Other (provide details if material)	(7.0)	(2.0)

7.23	Net financing cash flows	(332.7)	(192.4)

7.24	Net increase (decrease) in cash held	(118.0)	138.2
7.25	Cash at beginning of period (see Reconciliation of cash)	336.9	105.9
7.26	Exchange rate adjustments to item 7.25.	3.0	(2.0)
7.26	Translational effects of exchange rate changes	(2.5)	(5.1)

7.27	Cash at end of period	219.4	237.0
	(see Reconciliation of cash)

+ See chapter 19 for defined terms.
Appendix 4B Page 7

Appendix 4B
Half yearly/preliminary final report

Non-cash financing and investing activities

Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flow are as follows. (If an amount is quantified, show comparative amount.)

In respect of dividends paid during the half-year ended 31 December 2002, Goodman Fielder Limited shareholders had the option to elect to participate in the Dividend Reinvestment Plan. The Dividend Reinvestment Plan enables shareholders to reinvest in shares rather than cash. Under the Dividend Reinvestment Plan A$2.6 million (2001: A$3.7 million) of dividends were reinvested in the current period.

+ See chapter 19 for defined terms.
Appendix 4B Page 8

Appendix 4B
Half yearly/preliminary final report

Reconciliation of cash

			Previous
Reconciliation of cash at the end of the period (as shown in the consolidated statement		Current period	corresponding
of cash flows) to the related items in the accounts is as follows.		$A millions	period $A millions

8.1	Cash on hand and at bank	15.2	125.4
8.2	Deposits at call	207.5	112.4
8.3	Bank overdraft	(3.3)	(0.8)
8.4	Other (provide details)	–	–

8.5	Total cash at end of period (item 7.27)	219.4	237.0

Other notes to the condensed financial statements

Ratios

			Previous
		Current period	corresponding Period

	Profit before tax/revenue

9.1	Consolidated profit (loss) from ordinary activities before tax (item 1.3) as a percentage of revenue (item l. l)	5.6%	7.6%

	Profit after tax/equity interests

9.2	Consolidated net profit (loss) from ordinary activities after tax attributable to members (item 1.11) as a percentage of equity (similarly attributable) at the end of the period (item 4.37)	6.1%	8.6%

Earnings per security (EPS)

10.	Details of basic and diluted EPS reported separately in accordance with paragraph 9 and 18 of AASB 1027: Earnings Per Share are as follows.

	Current period	Previous corresponding
	$A millions	Period SA millions

Weighted Average number of ordinary shares used as the denominator in calculating basic earnings per share	1,206.2	1,281.9

Potential ordinary shares	0.9	0.2

Weighted Average number of ordinary shares and potential ordinary shares used as the denominator in calculating diluted earnings per share	1,207.1	1,282.1

+ See chapter 19 for defined terms.
Appendix 4B Page 9

Appendix 4B
Half yearly/preliminary final report

Reconciliation of earnings used in calculating basic & diluted earnings per share

The following represents the income data used in	Current period	Previous corresponding
the calculations of basic and diluted earnings per share	$A millions	Period $A millions

Net profit (loss) from ordinary activities	67.1	98.8

Adjusted for outside equity interests	0.4	0.4

Earnings used in calculating basic and diluted earnings per share	66.7	98.4

NTA backing	Current period	Previous corresponding
(see note 7)		period

Net tangible asset backing per +ordinary security	49 cents	45 cents

Discontinuing Operations

(Entities must report a description of any significant activities or events relating to discontinuing operations in accordance with paragraph 7.5 (g) of AASB 1029: Interim Financial Reporting, or, the details of discontinuing operations they have disclosed in their accounts in accordance with AASB 1012: Discontinuing Operations (see note 17).)

12.1      Discontinuing Operations

On the 4th October 2002, the company announced the sale of its Milling operations to Allied Flour Mills. The operations were sold effective 4th October 2002.

On the 15th February 2001, the company announced the sale of the Leiner Davis Gelatin business to Deutsche Gelatine-Fabriken Stoess AG. Part of the gelatin business was sold on 28 March 2002 with effect from 31 March 2002. The remaining US and Argentinian based gelatin operations were sold 31 January 2003 to Tessenderlo Chemie SA/ NV for $A115 million ($US67 million).

Financial information relating to the discontinuing operations for the period to the date of disposal is set out below:

+ See chapter 19 for defined terms.
Appendix 4B Page 10

Appendix 4B
Half yearly/preliminary final report

			Previous
	Current Period		corresponding period
	$A Mill		$A Mill

Financial Performance information	Milling	Gelatin	Milling	Gelatin

Revenue from ordinary activities	137.6	67.5	185.8	153.4
Expenses form ordinary activities	135.8	53.9	170.1	121.7
Profit from ordinary activities before tax	1.8	13.6	15.7	31.7
Income tax (exp)/benefit	2.3	(4.9)	(3.7)	(11.4)

Profit from ordinary activities after tax	4.1	8.7	12.0	20.3

Carrying amount of assets and liabilities
Total Assets	244.6	366.4	753.3	501.0
Total liabilities	85.2	132.0	581.1	216.6

Net Assets	159.4	234.4	172.2	284.4

Cash flow information (outflow)/inflow
Operating activities	(16.0)	12.7	20.6	25.8
Investing activities	57.5	(3.2)	(2.8)	(65.4)
Financing activities	(369.0)	(2.0)	(29.2)	19.1

Net cash flow	(327.5)	7.5	(11.4)	(20.5)

Details of sale of Milling operations
Consideration received/receivable	195.3	–	–	–
Carrying amount of net assets sold	182.8	–	–	–
Gain on sale before tax	12.5	–	–	–
Income tax benefit	2.7	–	–	–

Gain on sale after tax	15.2	–	–	–

+ See chapter 19 for defined terms.
Appendix 4B Page 11

Appendix 4B
Half yearly/preliminary final report

Control gained over entities having material effect                N/A

13.1	Name of entity (or group of entities)
13.2	Consolidated profit (loss) from ordinary activities and extraordinary items after tax of the controlled entity (or group of entities) since the date in the current period on which control was acquired	$
13.3	Date from which such profit has been calculated
13.4	Profit (loss) from ordinary activities and extraordinary items after tax of the controlled entity (or group of entities) for the whole of the previous corresponding period	$

Loss of control of entities having material effect

14.1	Name of entity (or group of entities)	Milling Australia
14.2	Consolidated profit (loss) from ordinary activities and extraordinary items after tax of the controlled entity (or group of entities) for the current period to the date of loss of control	Refer 12.1 above
14.3	Date to which the profit (loss) in item 14.2 has been calculated	Refer 12.1 above
14.4	Consolidated profit (loss) from ordinary activities and extraordinary items after tax of the controlled entity (or group of entities) while controlled during the whole of the previous corresponding period	Refer 12.1 above
14.5	Contribution to consolidated profit (loss) from ordinary activities and extraordinary items from sale of interest leading to loss of control	Refer 12.1 above

Dividends (in the case of a trust, distributions)

15.1	Date the dividend (distribution) is payable	14th March 2003
15.2	Record date to determine entitlements to the dividend (distribution) (i.e., on the basis of proper instruments of transfer received by 5.00 pm if securities are not + CHESS approved or security holding balances established by 5.00 pm or such later time permitted by SCH Business Rules if +securities are +CHESS approved)	21st February 2003
15.3	If it is a final dividend, has it been declared? (Preliminary final report only)	N/A

+ See chapter 19 for defined terms.
Appendix 4B Page 12

Appendix 4B
Half yearly/preliminary final report

Amount per security

		Amount per	Franked amount	Amount per
		security	per security at	security of
			30% tax (see	foreign source
			note 4)	dividend

(Preliminary final report only)
15.4	Final dividend: Current year N/A	na	na	na
15.5	Previous year N/ A	na	na	na

(Half yearly and preliminary final reports)
15.6	Interim dividend: Current year (1)	3.5 ¢	50%	50%
15.7	Previous year	3.5 ¢	50%	50%

(l)	Dividend has not been provided in this interim period in line with AASB I044

Total dividend (distribution) per security (interim plus final)          NA

(Preliminary final report only)

		Current year	Previous year

15.8	-Ordinary securities	– ¢	–
15.9	Preference +securities	– ¢	–

Half yearly report – interim dividend (distribution) on all securities or
Preliminary final report – final dividend (distribution) on all securities

			Previous
		Current period	corresponding
		$A millions	period – $A millions

15.10	+Ordinary securities (each class separately)	41.6	44.3
15.11	Preference +securities (each class separately)	–	–
15.12	Other equity instruments (each class separately)	–	–

15.13	Total	41.6	44.3

(1)	Dividend has not been provided in line with AASB 1044

     The +dividend or distribution plans shown below are in operation.

Dividend Reinvestment Plan

Participation is limited to 20,000 for any one shareholder. The strike price is calculated on the weighted average share price, applicable to the five trading days immediately following the record date.

The last date(s) for receipt of election notices for the +dividend or distribution plans	24th February 2003

Any other disclosures in relation to dividends (distributions). (For half yearly reports, provide details in accordance with paragraph 7.5(d) of AASB l029 Interim Financial Reporting)

     The interim dividend will be partially franked to 50%. There are no material franking credits available at half year end (2001: A$7.8 million). The parent entity has a balance in its Foreign Dividend Account of $64.5 million (2001: A$36.3 million). 50% of the dividend declared will be paid from this account. Dividends paid during the interim period were all provided for at 30 June 2002.

+ See chapter 19 for defined terms.
Appendix 4B Page 13

Appendix 4B
Half yearly/preliminary final report

Details of aggregate share of profits (losses) of associates and joint venture entities

		Current period	Previous
		$A millions	corresponding
			period –
Group’s share of associates’ and joint venture entities’:			$A millions

16.1	Profit (loss) from ordinary activities before tax	0.6	–
16.2	Income tax on ordinary activities	(0.1)	–

16.3	Profit (loss) from ordinary activities after tax	0.5	–
16.4	Extraordinary items net of tax		–

16.5	Net profit (loss)	0.5	–
16.6	Adjustments	–	–

16.7	Share of net profit (loss) of associates and joint venture entities	0.5	–

Material interests in entities which are not controlled entities
The economic entity has an interest (that is material to it) in the following entities. (If the interest was acquired or disposed of during either the current or previous corresponding period, indicate date of acquisition (“from dd/mm/yy”) or disposal (“to dd/mw/yy”).)

Name of entity

		Percentage of ownership interest		Contribution to net profit
		held at end of period or date of		(loss) (item 1.9)
disposal

17.1	Equity accounted associates and joint venture entities	Current Period	Previous corresponding period	Current period $A millions	Previous corresponding period – $A millions
Fresh Start Bakeries		50%	–	0.5	–
17.2	Total	50%	–	0.5	–
17.3	Other material interests	–	–	–	–
17.4	Total	–	–	–	–

+ See chapter 19 for defined terms.
Appendix 4B Page 14

Appendix 4B
Half yearly/preliminary final report

Issued and quoted securities at end of current period

(Description must include rate of interest and any redemption or conversion rights together with prices and dates)

		Total number	Number quoted	Issue price	Amount paid
Category of +securities				per security	up per
				(see note 14)	security (see
note 14)
				(cents)	(cents)

18.1	Preference +securities (description)
18.2	Changes during current period
(a) Increases through issues
(b) Decreases through returns of capital, buybacks, redemptions

18.3	-Ordinary securities	1,188,820,329	1,188,820,329	Fully paid	Fully paid
18.4	Changes during current period
	(a) Increases through issues	7,495,136	7,495,136	Fully paid	Fully paid
	(b) Decreases through returns of capital, buybacks Note 1	(49,795,510)	(49,795,510)	Fully paid	Fully paid
	(c) Options exercised	6,350,000	6,350,000	Fully paid	Fully paid

18.5	+Convertible debt securities (description and conversion factor)
18.6	Changes during current period
(a) Increases through issues
(b) Decreases through securities matured, converted

Note 1: On the 27th November 2001 the company commenced its on market programme to buyback A$100 million in shares. On the 21st June 2002 the buy back was extended to A$200 million in shares. A further third tranche of A$100 million shares was announced 8th November 2002 and will commence once the current A$200 million share buy back has been completed. 111.9 million shares have been cancelled in the period to 31 December 2000 since the commencement of the buy back. This represents 9.4% of total shares outstanding at 3l December 2002. The cost of acquisition being A$169.3 million. Prices at which shares were bought back ranged from $1.30 to A$1.69. The average buy back price was A$1.51.

+ See chapter 19 for defined terms.
Appendix 4B Page 15

Appendix 4B
Half yearly/preliminary final report

18.7	Options (description and conversion factor)		Exercise price	Expiry Date (if any )

		375,000*	1.58	19.12.06
		600,000*	2.14	12.12.07
		1,545,000	1.95	22.12.07
		4,452,400	2.39	31.03.08
		1,000,000*	1.76	04.12.06
		2,482,000	2.10	22.12.08
		2,250,000*	1.54	31.03.09
		15,000*	1.44	31.08.09
		750,000*	1.23	04.09.10
		300,000*	1.26	19.07.10
		150,000*	1.26	29.01.11
		3,000,000*	1.27	16.11.11
		2,000,000*	Note 1	16.11.11

18.8	Issued during current period	Nil

18.9	Exercised during current period	6,000,000	1.30	31.03.04
		100,000	1.11	15.03.10
		250,000	1.26	31.10.02

18.10	Expired during current period	1,340,000	1.47	15.11.02
		1,000,000	2.14	31.10.02
		240,000	1.76	31.10.02
		200,000	1.11	15.03.10
		750,000	1.58	19.12.06
		740,000	1.95	22.12.07
		132,000	2.39	31.03.08
		1,260,000	2.10	22.12.08

18.11	Debentures (description)
18.12	Changes during current period
	(a) Increases through issues
	(b) Decreases through securities matured, converted

18.13	Unsecured notes (description)
18.14	Changes during current period
	(a) Increases through issues
	(b) Decreases through securities matured, converted

Note 1: The exercise price for the 2,000,000 options is to be set on 16 November 2003. The right to exercise the 2,000,000 options or part thereof will be determined in November 2003 after a performance review by the Board

*	Time and/or performance hurdles apply

+ See chapter 19 for defined terms.
Appendix 4B Page 16

Appendix 4B
Half yearly/preliminary final report

Options

Senior Management Options Incentive Plan

As announced on 16 December 2002, Goodman Fielder introduced this plan as part of the revised executive remuneration program. In the 2002 offer, approximately 9.1 million Options will be granted at an issue price of A$1.48, being the volume weighted average price at which shares traded in the five day period prior to 5 December 2002. As Options cannot be issued under the ASX Listing Rules without Shareholder approval for three months after Goodman Fielder was told in writing that Burns Philp intended to make a takeover offer for Goodman Fielder, it is the Board’s intention to issue these Options to executives when that three month period has expired. However, it is a term of this plan that once the Options are issued, if there is a change of control of Goodman Fielder within the first six months of the non-exercise period relating to those Options, then those Options will not be excercisable and will lapse. The non-exercise period for those Options commenced on 16 December 2002.

Long Term Incentive Plan

The plan commenced in 2000. Under the plan terms, executives and managers would participate in the Plan which provided that fully paid ordinary shares would be issued on the basis that performance hurdles are met at the end of each Plan Period.

Entitlements to participate in the Plan periods ending 30 June 2004 and 30 June 2005 have been set. The table below shows the range in the number of shares which could be issued under the plans.

There will be no long term incentive benefits in respect of the period ending 30 June 2003.

Shares to be issued
Plan Period Ending		Performance Hurdles
	Participants		Achieved Range
		Not Achieved	minimum - maximum
30 June 2004	68	nil	1.1 mill - 3.3 mill *
30 June 2005	60 1	nil	2.8 mill - 11.1 mill

* As a result of receiving the Bidder’s Statement, Goodman Fielder issued 2,165,865 Shares to the custodian. If a bidder reaches compulsory acquisition, or the offer is recommended by the Board and special conditions exist (for example, a bidder holds close to 90%) the Board may decide to allow the Shares held by the custodian to be allocated to participants.

Segment reporting

Refer Attachment A

Comments by directors

Basis of financial report preparation

19.1	This report is a half yearly financial report, it is a general purpose financial report prepared in accordance with the requirements of the Corporations Act 2001, applicable Accounting Standards including, AASB 1029: Interim Financial Reporting and other mandatory professional reporting requirements (Urgent Issues Group consensus views). It should be read in conjunction with the last annual report and any announcements to the market made by the entity during the period. The Statement of Financial Performance is condensed as defined in AASB 1029: Interim Financial Reporting. This report does not include all the notes of the type normally included in an annual financial report.

+ See chapter 19 for defined terms.
Appendix 4B Page 17

Appendix 4B
Half yearly/preliminary final report

19.2	Material factors affecting the revenues and expenses of the economic entity for the current period. In a half yearly report, provide explanatory comments about any seasonal or irregular factors affecting operations.

Sales of Milling operation refer 12.1

19.3	A description of each event since the end of the current period which has had a material effect and which is not already reported elsewhere in this Appendix or in attachments, with financial effect quantified (if possible).

Sale of remaining Leiner Davis Gelatin operations
The remaining US and Argentinian based gelatin operations were sold 31 January 2003 to Tessenderlo Chernie SA/NV for $A115 million ($US67 million). The sale is subject to regulatory approval. However based on the US Federal Trade Commission review of our gelatin divestments, we don’t anticipate any approval difficulties.

Unsolicited Bid

On 13 December 2002, Burns, Philp & Company Limited (Burns Philp) announced its intention to make an unsolicited, conditional, off-market cash takeover bid for all the issued ordinary shares in Goodman Fielder Limited, at A$1.85 per share. At the time Burns Philp also stated that it had acquired approximately 14.9 per cent of the ordinary shares in Goodman Fielder on 12 December 2002.

The bidders statements and the target’s statements have been despatched to shareholders. The closing date of the bid has been extended to 5 March 2003. The bid is subject to regulatory approvals and conditions that must be fulfilled or waived. The Directors of Goodman Fielder Limited have recommended that shareholders reject the offer.

19.4	Franking credits available and prospects for paying fully or partly franked dividends for at least the next year.

The interim dividend will be partially franked to 50%. Its is likely that subsequent dividends declared and paid will be partially franked.

+ See chapter 19 for defined terms.
Appendix 4B Page 18

Appendix 4B
Half yearly/preliminary final report

19.5.1	Unless disclosed below, the accounting policies, estimation methods and measurement bases used in this report are the same as those used in the last annual report. Any changes in accounting policies, estimation methods and measurement bases since the last annual report are disclosed as follows. (Disclose changes and differences in the half yearly report in accordance with AASB 1029: Interim Financial Reporting. Disclose changes in accounting policies in the preliminary final report in accordance with AASB 1001 : Accounting Policies-Disclosure).

Change in accounting policy for providing for dividends
Provision is only made for the amount of any dividend declared, determined or publicly recommended by the directors on or before the half year but not distributed at balance date.

The above policy was adopted with effect from 1 July 2002 to comply with AASB 1044 “Provisions, Contingent Liabilities and Contingent Assets” released in October 2001 and applied to the half year ended 31 December 2002. In previous periods, in addition to providing for the amount of any dividends declared, determined or publicly recommended by the directors on or before the end of the period but not distributed at balance date, provisions was made for dividends to be paid out of retained earnings at the end of the period where the dividend was proposed, recommended or declared between the end of the period and the completion of the financial report.

An adjustment of A$49 million was made against consolidated retained profits at the beginning of the half year to reverse the amount provided at 30 June 2002 for the proposed final dividend for the year ended on that date that was recommended by the directors between the end of the financial year and the completion of the financial report. This reduced the consolidated current liabilities at the beginning of the half year by A$49 million with corresponding increases in consolidated net assets, retained profits, total equity and total dividends provided for and paid during the current interim period. In accordance with the new standard no dividend provision has been has been recorded at 31 December 2002.

The change in accounting policy has had no effect on basic and diluted EPS.

19.6	Revisions in estimates of amounts reported in previous interim periods. For half yearly reports the nature and amount of revisions in estimates of amounts reported in previous +annual reports if those revisions have a material effect in this half year.

Nil

+ See chapter 19 for defined terms.
Appendix 4B Page 19

Appendix 4B
Half yearly/preliminary final report

19.7	Changes in contingent liabilities or assets. For half yearly reports, changes in contingent liabilities and contingent assets since the last annual report.
 Taxation Audit — 1990 Re-financing Facility

On the 8 January 2003, Goodman Fielder advised shareholders in an ASX announcement of recent correspondence from the Australian Taxation Office (ATO). This correspondence referred to a re- financing facility that was established by Goodman Fielder in December 1990.

On the 24 December 2002, after a course of correspondence and meetings between Goodman Fielder and the ATO, the ATO advised that it had determined that Part IVA of the Income Tax Assessment Act applied to the arrangements concerning the re-financing facility, and invited Goodman Fielder to respond.

Goodman Fielder did so on 17 January 2003 in respect to a number of issues raised by the ATO. The company also sought further discussions with the ATO. No amended tax assessment has yet been issued in relation to this re-financing facility.

Upon receipt of the 24 December 2002 letter from the ATO, Goodman Fielder sought independent advice as to its tax liability and as to any potential financial impact on Goodman Fielder. Goodman Fielder has been advised that it should have no additional tax liability.

If the view expressed by the ATO in its letter prevails, contrary to independent advice provided to Goodman Fielder, then, based on the ATO’s analysis of the position, Goodman Fielder may incur an expense for additional income tax for a total liability of $A138.6 million.

After applying an existing specific provision of $A37 million relating to the deferred income tax liability (which reflects the previously calculated and on-going tax outlays over the remaining life of the re-financing facility), the exposure is reduced to $A101.6 million.

Even if the ATO view is correct on the basic issue of the liability, the total potential amount payable remains extremely uncertain. Goodman Fielder continues to be advised that it should have no additional tax liability in relation to this matter and therefore maintains that it has applied the correct tax treatment to its re-financing facility. Accordingly, Goodman Fielder will object to and vigorously oppose any amended assessments.

Singapore Tax

In September 2001, the Inland Revenue Authority of Singapore issued assessments resulting in an additional tax liability of $S14.9 million or approximately $A14.7 million, in relation to the years from 1992 to 1997. The claimed increase in assessable gains relates to two transactions in 1992 and I995 involving the sale of shares that Goodman Fielder treated as on capital account and therefore not taxable in Singapore. The Inland Revenue Authority of Singapore is claiming the transaction was on revenue account. Goodman Fielder continues to be advised that it should have no additional tax liability in relation to this matter and therefore maintains that it has applied the correct tax treatment to the transaction. After allowing for provisions and possible foreign tax credits the matter is fully provided for in Goodman Fielder’s accounts.

+ See chapter 19 for defined terms.
Appendix 4B Page 20

Appendix 4B
Half yearly/preliminary final report

Additional disclosure for trusts NA

20.1	Number of units held by the management company or responsible entity or their related parties.

20.2	A statement of the fees and commissions payable to the management company or responsible entity. Identify: • initial service charges • management fees • other fees

Annual meeting NA

(Preliminary final report only)

The annual meeting will be held as follows: Place Date Time Approximate date the +annual report will be available

+ See chapter 19 for defined terms.
Appendix 4B Page 21

GOODMAN FIELDER LIMITED AND ITS CONTROLLED ENTITIES

Attachment A
31 DECEMBER 2002

BUSINESS SEGMENT DATA

(a) Primary Reporting Business Segments

	Milling		Baking				Consumer						Corporate/				Total
	Australia		Australia		New Zealand		Foods		International		Ingredients		Unallocated		Eliminations		Economic entity

	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001
	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil	A$Mil

Revenue
Sales external to the economic entity	74.0	129.2	374.4	392.2	291.6	256.9	451.5	430.3	139.7	163.7	65.1	166.7			–	–	1,396.3	1,539.0
Internal Sales	56.8	91.5	3.9	4.5	9.3	12.8	40.0	38.0	–	1.4	–	1.0			(110.0)	(149.2)	–	–
Other Revenue	195.3	1.1	2.7	1.5	0.8	0.7	4.3	–	0.5	1.0	–	208.8	0.8	0.4			204.4	213.5
Unallocated – interest revenue																	9.6	4.6

Total Revenue	326.1	221.8	381.0	398.2	301.7	270.4	495.8	468.3	140.2	166.1	65.1	376.5	0.8	0.4	(110.0)	(149.2)	1,610.3	1,757.1

Segment Result
Trading result	6.8	11.8	18.8	25.7	38.2	34.4	51.0	41.2	12.3	14.6	11.2	19.0	(17.8)*	(15.3)			120.5	131.4
Rationalisation & restructuring	(0.6)	–	(6.4)	(32.1)	(3.9)	(2.8)	(4.0)	(30.5)	(1.3)	(2.7)	–	(0.7)	(0.3)	–			(16.5)	(68.8)
Other Significant items	12.5	–	–	–	–	–	–	–	–	–	–	99.1	(10.0)	–			2.5	99.1

	18.7	11.8	12.4	(6.4)	34.3	31.6	47.0	10.7	11.0	11.9	11.2	117.4	(28.1)	(15.3)			106.5	161.7
Interest																	(15.8)	(28.1)

Profit from ordinary activities before tax																	90.7	133.6
Tax																	(23.6)	(34.8)
Outside equity interest																	(0.4)	(0.4)

Net Profit (loss)																	66.7	98.4

*	Includes A$6.0 million non recurring workers compensation costs.

(b)	The Ingredients & Milling segment result is detailed below:

	Total	Total
	Gelatin	Milling
	A$Mil	A$Mil

Revenue from ordinary activities	65.1	137.6
Expenses	53.9	130.8

Trading result	11.2	6.8
Interest/ Administration costs	2.4	(5.0)

Profit from ordinary activities before income tax	13.6	1.8
Income tax on profit (loss) from ordinary activities	(4.9)	2.3

Profit from ordinary activities after income tax	8.7	4.1

Attachment B

SIGNIFICANT ITEMS

	Consolidated
	2002	2001
	A$Millions	A$Millions

Significant items including rationalisation & restructuring have been included in the Statement of Financial performance as follows:
Revenue generated from Investing activities
Proceeds on sale of Milling	195.3	–
Proceeds on sale of Germantown	–	197.7

	195.3	197.7
Proceeds from sale of other businesses	–	–
Other revenue from Investing activities	18.7	20.4

Total Revenue generated from Investing activities	214.0	218.1

Expenses relating to Investing activities
Book value Milling	(182.8)	–
Book value Germantown	–	(98.6)

	(182.8)	(98.6)

Book value of other businesses sold	–	–
Other	–	–

Total expenses relating to Investing activities	(182.8)	(98.6)

Marketing, Selling & Distribution expenses
Rationalisation & Restructuring costs *	6.3	4.7
Other	290.5	308.4

Total Marketing, Selling & Distribution expenses	296.8	313.1

Production expenses
Rationalisation & Restructuring costs *	8.7	48.8

Administration expenses
Significant items	10.0	–
Rationalisation & Restructuring costs *	1.5	15.3
Other	105.9	137.7

Total Administration expenses	117.4	153.0

* Rationalisation and restructuring relates to costs incurred to reset corporate, in line with divestments and bringing forward of initiatives that will deliver future efficiency and productivity gains.

Attachment C

United States Generally Accepted Accounting Principles Disclosures

      The unaudited interim consolidated financial report is prepared in accordance with accounting principles generally accepted in Australia (Australian GAAP). Certain significant differences exist between Australian GAAP and accounting principles generally accepted in the United States of America (U.S. GAAP). The significant differences between Australian GAAP and U.S. GAAP as they relate to the Group are presented throughout this note.

      The following table includes a statement of financial performance prepared in accordance with Australian GAAP, but presented in a U.S. GAAP format:

	Six Months Ended
	31 December

	2002	2001

	(A$ million)
Net sales of goods	1,244.2	1,246.1

Costs and expenses:
Cost of sales	(783.2)	(784.8)
Selling, marketing and distribution(1)	(270.8)	(265.9)
General and administrative	(93.5)	(97.7)
Rationalization and restructuring charges	(25.9)	(68.1)

Total costs and expenses	(1,173.4)	(1,216.5)

Operating income	70.8	29.6
Interest expense	(23.6)	(23.3)
Interest income	9.5	4.3
Share of net profit of associates accounted for using the equity method	0.5	—
Other income/expense, net	8.9	3.6
Minority interests	(0.4)	(0.4)

Profit before income taxes	65.7	13.8

Income tax expense	21.5	19.7

Profit/(loss) from continuing operations	44.2	(5.9)

Discontinued operations:
Income from operations of discontinued operations, net of tax(2)	22.5	104.3

Net profit	66.7	98.4

(1)	Includes shipping and handling costs of A$127.8 million and A$125.2 million for the six months ended 31 December 2002, and 2001, respectively.

(2)	Income tax expense was A$2.1 million and A$15.1 million for the six months ended 31 December 2002 and 2001, respectively.

      The following reconciliations and notes should be read in conjunction with Note 42 of the consolidated financial statements for the year ended 30 June 2002.

		Six Months
		Ended
		December 31,

	Note	2002	2001

		A$ million
Reconciliation of net profit to U.S. GAAP
Australian GAAP net profit reported in statement of financial performance		66.7	98.4
Adjustments required to comply with U.S. GAAP:
Property, plant and equipment revaluations		0.1	0.1
Amortization of goodwill and intangible assets	(a)	14.3	(1.7)
Non-compete arrangements		(0.9)	(0.8)
Derivative financial instruments		1.7	1.1
Rationalization and restructuring costs		12.3	9.4
Gain/loss on sale of discontinued operations		—	(2.5)
Share based compensation		(0.5)	—
Securitization of receivables		—	(0.2)
Equity method investment		(0.2)	—
Foreign currency translation on sale of subsidiaries		—	0.4
Contingent gains		—	(0.8)
Tax effect of U.S. GAAP adjustments		(4.0)	(0.8)

Net profit under U.S. GAAP		89.5	102.6

		As of
		December 31,

	Note	2002	2001

		A$ million
Reconciliation of shareholders’ equity to U.S. GAAP
Australian GAAP shareholders’ equity per statement of financial position		1,099.7	1,158.7
Less: Outside equity interests		(10.6)	(9.1)

Equity attributed to the Company		1,089.1	1,149.6
Cumulative adjustments required to comply with U.S. GAAP:
Property, plant and equipment revaluations		(4.8)	(5.0)
Intangible assets	(a)	(18.8)	(20.2)
Non-compete arrangements		4.4	5.8
Pension plans		4.0	6.6
Derivative financial instruments		6.6	0.3
Goodwill	(a)	56.0	44.5
Rationalization and restructuring costs		61.5	86.7
Gain/loss on sale of discontinued operations		1.1	—
Equity method investment	(b)	(3.9)	—
Hyper inflation accounting	(c)	(14.9)	(6.5)
Securitization of receivables		(0.4)	(0.5)
Employee share loans		(7.2)	(7.8)
Fair value adjustments arising on acquisitions		(0.5)	(0.5)
Dividends	(d)	—	44.3
Contingent gains		—	0.8
Tax effect of U.S. GAAP adjustments		(67.5)	(73.1)

Shareholders’ equity under U.S. GAAP		1,104.7	1,225.0

(a) Amortization of goodwill and intangible assets

      Under Australian GAAP, the Company amortizes intangible assets on a straight-line basis over the period of expected benefits, ranging from five to twenty years in respect of goodwill and five to one hundred years in respect of other intangibles.

      Prior to 30 June 2001, U.S. GAAP required all identifiable intangible assets, including goodwill, to be amortized to expense systematically over the period of estimated benefit, not to exceed forty years. On 29 June 2001, SFAS 141 “Business Combinations” and SFAS 142 “Goodwill and Other Intangible Assets” were issued, effective for fiscal years beginning after 15 December 2001.

      For goodwill and intangible assets acquired prior to 1 July 2001, amortization has been recognized until 30 June 2002. On 1 July 2002, the Company adopted Statement No. 142, “Goodwill and Intangible Assets”, and determined that the value of recognized intangible assets and goodwill was not impaired as of 1 July 2002.

      The trademarks and brandnames were purchased over several years as a result of the Company’s business acquisitions, and, under U.S. GAAP had been amortized over periods up to 40 years. Upon initial application of Statement No. 142, the Company reassessed the useful lives of its intangible assets and determined that because they are expected to generate cash flows indefinitely, the trademarks have indefinite useful lives. Accordingly, the Company ceased amortizing the trademarks and brandnames on 1 July 2002. The carrying amount of trademarks and brandnames under U.S. GAAP as of 31 December 2002 was A$198.6 million. Changes in the carrying amount of goodwill under U.S. GAAP is as follows:

Total

(A$ million)
Balance as of 1 July 2002	300.2
Goodwill acquired during six months	—
Goodwill included in discontinued operations sold during period	(2.0)
Foreign currency translation effects	3.7

Balance as of 31 December 2002	301.9

      The amortization expense and net income for the Company under U.S. GAAP for the six months ended 31 December 2002, the year of initial application, and the corresponding period of the prior year are as follows:

	Six Months
	Ended
	December 31,

	2002	2001

	(A$ million)
Reported net income	89.5	102.6
Add back:
Goodwill amortization	—	14.8
Trademark amortization	—	4.4

Adjusted net income	89.5	121.8

      In the reconciliations of Australian GAAP to U.S. GAAP financial information for the six months ended 31 December 2002, the adjustment to net profit of A$14.3 million represents the reversal of the goodwill and other intangible assets amortization charge recorded for Australian GAAP. In the six months ended 31 December 2001, the adjustment to net profit of A$1.7 million represents the additional amortization charge on those intangible assets which are being amortized over a period in excess of 40 years for

Australian GAAP. The adjustment to shareholders’ equity represents the difference in accumulated amortization on the cost of the intangible assets since acquisition.

(b) Equity accounting — deferral of gains/losses on sale of assets to joint venture entities

      Under Australian GAAP, investments in joint venture entities are recognized at the cost of acquisition, being the fair value of the assets transferred net of cash received and including acquisition costs. Gain on the sale of assets to joint venture entities, measured as the difference between the cost of the investment and the net book values of the net assets transferred, is deferred to the extent of the ownership interest retained in the joint venture entity. The deferred gain is amortized to net income over a period not to exceed 20 years.

      For U.S. GAAP purposes, investments in joint venture entities in which both cash and an interest in the joint venture are received in exchange for the contribution of assets are recorded by recognizing a gain/loss to the extent that control over the contributed assets has been lost, provided that specific criteria have been achieved to qualify as the culmination of an earnings process. The investment balance is recorded based on the underlying historical cost of the contributed assets to the extent of the retained ownership interest in the joint venture and at fair value to the extent that control over the contributed assets has been passed to the joint venture partner(s).

      Under U.S. GAAP, an adjustment to net profit and shareholders’ equity was required to reduce the profit recognized on sale of assets to joint venture entities in the fiscal year ended June 30 2002.

(c) Hyperinflationary economies

      Australian GAAP does not address accounting in a highly inflationary economy. U.S. GAAP requires that the parent company’s reporting currency (i.e., the Australian dollar in the case of an Australian parent) be used as if it were the functional currency for all operations in highly inflationary economies.

      Since December 2001, the value of the Argentinian peso has significantly decreased versus the Australian dollar and other major currencies, due to a prolonged period of recession and high inflation. Prior to 20 December 2001 the value of the Argentinian peso was pegged at 1 ARP to 1 U.S. dollar. In February 2002, a free exchange market for the purchase and sale of foreign currency was established.

      Under Australian GAAP, from 1 January 2001, the Company accounts for its Argentinian operations using hyper inflation accounting principles. The value of long-lived assets has been recorded in U.S. dollars, rather than Argentinian pesos. Operating results and net current assets have been recorded in Argentinian pesos.

      Under U.S GAAP, the economic conditions in Argentina do not meet the conditions required to apply hyper inflation accounting principles. Consequently, an adjustment has been made to shareholders’ equity to restate the value of long-lived assets to Argentinian pesos, and reflect the decrease in the Australian dollar value of these assets.

(d) Dividends

      For Australian GAAP purposes, prior to 1 July 2002, dividends were accrued in the period to which they relate. Under U.S. GAAP, dividends are accrued in the period in which they are declared.

(e) Allocation of interest expense to discontinued operations

      The Company has allocated interest expense to the milling and ingredients businesses, being discontinuing operations, in accordance with the allocation method described in EITF 87-24 “Allocation of Interest to Discontinuing Operations.” The percentage of the consolidated interest allocated has been determined as the ratio of net assets to be sold to the sum of total net assets of the consolidated entity plus consolidated debt other than (a) debt of the discontinuing operation that will be assumed by the buyer and (b) debt that can be directly attributed to other operations of the enterprise. The percentage calculated has been applied to the consolidated interest expense, adjusted to exclude the interest expense from (a) debt of the discontinuing operation that will be assumed by the buyer and (b) debt that can be directly attributed to other operations of the enterprise.

      The amount of interest allocated to the milling business was nil and A$2.6 million for the six months ended 31 December 2002 and 2001, respectively, and the amount of interest allocated to the ingredients business segment was A$1.8 million and A$6.8 million for the six months ended 31 December 2002 and 2001, respectively.

(f) Additional disclosures required by U.S. GAAP

      Set out below is a breakdown of inventory as of 31 December 2002 and 2001, respectively, as required by U.S. GAAP interim reporting requirements.

	Six months ended
	31 December

	2002	2001

	(A$ million)
Raw materials — at cost	107.9	122.0
— provision for diminution	(0.3)	(0.7)
Work in progress — at cost	10.3	21.4
Finished goods — at cost	112.6	140.9
— provision for diminution	(3.8)	(4.6)
Other inventory — at cost	10.4	10.5

	237.1	289.5

PROSPECTUS

Offer to Exchange

9 3/4% Series B Senior Subordinated Notes due 2012

registered under the Securities Act of 1933
for any and all outstanding
9 3/4% Senior Subordinated Notes due 2012,
U.S.$400,000,000 aggregate principal amount outstanding

        Until                     , 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

      The Constitution of Burns Philp provides that to the extent permitted by law and without limiting the powers of Burns Philp, the Board of Directors of Burns Philp may authorize, and Burns Philp may, indemnify each present or past director, secretary, auditor, other officer or employee of Burns Philp or of its related body corporate against any liability which results directly or indirectly from facts or circumstances relating to the person serving or having served in their capacity as director, secretary, auditor, other officer or employee in relation to Burns Philp or to its related body corporate.

      The indemnity does not apply to any such liability which results directly or indirectly from facts or circumstances occurring before March 13, 2000 or against the following liabilities (other than for legal costs):

(a) a liability owed to Burns Philp or its related body corporate;

(b) a liability for certain preliminary penalties under Section 1317H of or compensation under the Australian Corporations Law; or

(c) a liability that is owed to someone other than Burns Philp or its related body corporate and did not arise out of conduct in good faith.

      In addition, the indemnity does not apply to legal costs incurred in defending an action for liability incurred as a director, secretary, auditor, other officer or employee of Burns Philp, or of its related body corporate, if the costs are incurred:

(a) in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified due to the effect of the preceding paragraphs (a) to (c); or

(b) in defending or resisting criminal proceedings in which the person is found guilty; or

(c) in defending or resisting proceedings brought by the Australian Securities and Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except in relation to costs in certain limited circumstances); or

(d) in connection with proceedings for relief to the person under the Australian Corporations Law in which the court denies the relief.

      The Constitution of Burns Philp provides that to the extent permitted by law and without limiting the powers of Burns Philp, the Board of Directors of Burns Philp may authorize, and Burns Philp may enter into any:

(i) documentary indemnity in favor of; or

(ii) insurance policy for the benefit of,

a present or past director, secretary, auditor, other officer or employee of Burns Philp or of its related body corporate. The indemnity or insurance policy may be in such terms as the Board of Directors of Burns Philp approve and, in particular, may apply to acts or omissions prior to or after the time of entering into the indemnity or policy, but no documentary indemnity is permitted to relate to acts or omissions before March 13, 2000.

      The benefit of any indemnity given as described above continues, even after its terms or the terms of the Constitution of Burns Philp relating to such an indemnity are modified or deleted, in respect of liability arising out of acts or omissions occurring prior to the modification or deletion.

      The benefits of any indemnity previously given to any person in respect of liabilities arising directly or indirectly from facts or circumstances occurring prior to March 13, 2000 also continue.

      Burns Philp maintains and pays premium for directors’ and officers’ liability insurance policies.

      The Constitution of the Issuer provides that to the extent permitted by law and without limiting the powers of the Issuer, the Issuer must indemnify each person who is, or has been, a director, secretary or other officer or employee of the Issuer or any of its subsidiaries against any liability which results directly or indirectly from facts or circumstances relating to the person serving or having served as a director, secretary, other officer or employee in relation to the Issuer or any of its subsidiaries:

(a) other than:

(i) a liability owed to the Issuer or a related body corporate;

(ii) a liability for a pecuniary penalty order under Section 1317G or a compensation order under Section 1317H of the Australian Corporations Law; or

(iii) a liability that is owed to someone (other than the Issuer or a related body corporate) and did not arise out of conduct in good faith;

(this paragraph does not apply to a liability for legal costs); or

(b) other than for legal costs incurred in defending an action for liability incurred as a director, secretary, other officer or employee of the Issuer or any of its subsidiaries if the costs are incurred:

(i) in defending or resisting civil proceedings in which the person is found to have a liability for which they could not be indemnified under paragraph (a)(i) to (a)(iii); or

(ii) in defending or resisting criminal proceedings in which the person is found guilty; or

(iii) in defending or resisting proceedings brought by the Australian Securities and Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to be established; or

(iv) in connection with proceedings for relief to the person under the Australian Corporations Law in which the Court denies the relief.

      Paragraph (iii) does not apply to costs incurred in responding to actions brought by the Australian Securities and Investments Commission or a liquidator as part of an investigation before commencing proceedings for the court order.

      The benefit of each indemnity given above continues, even after its terms or the terms of this clause are modified or deleted, in respect of a liability arising out of acts or omissions occurring prior to the modifications or deletion.

      The Constitution of the Issuer provides that to the extent permitted by law and without limiting the powers of the Issuer, the directors may authorize the Issuer to, and the Issuer may enter into any:

(a) documentary indemnity in favor of; or

(b) insurance policy for the benefit of,

a person who is, or has been, a director, secretary, auditor, employee or other officer of the Issuer or of a subsidiary of the Issuer, which indemnity or insurance policy may be in such terms as the directors approve and, in particular, may apply to acts or omissions prior to or after the time of entering into the indemnity or the policy.

Item 21.     Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
No.	Description

2.1**†	Stock and Asset Purchase Agreement, dated October 14, 2002, among Kraft Foods International, Inc., Kraft Foods Holdings, Inc. and Burns, Philp & Company Limited.
2.2***†	Asset Purchase Agreement, dated as of August 23, 2002, among Burns Philp Food Inc., Burns Philp Food Limited and Vinegar Corp.
2.2a****†	Index of schedules to the Asset Purchase Agreement dated as of August 23, 2002, among Burns Philp Food Inc., Burns Philp Food Limited and Vinegar Corp.
2.3***†	Share Sale Agreement, dated August 7, 2002, among Burns Philp Food Services Pty Limited, Burns Philp (New Zealand) Limited, Burns, Philp & Company Limited, ST Australia Pty Ltd, Support Terminals Operating Partnership L.P. and Kaneb Pipe Line Operating Partnership, L.P.
3.1*	Constitution of Burns, Philp & Company Limited.
3.2*	Constitution of Burns Philp Capital Pty Limited.
4.1*	Indenture, dated as of June 21, 2002, among Burns Philp Capital Pty Limited, Burns, Philp & Company Limited, the Subsidiary Guarantors from time to time party thereto and The Bank of New York, as trustee.
4.2*	Registration Rights Agreement, dated as of June 21, 2002, among Burns Philp Capital Pty Limited, Burns, Philp & Company Limited and the parties named in Schedule A therein, and Credit Suisse First Boston Corporation and TD Securities (USA) Inc., relating to the Registrant’s 9 3/4% Senior Subordinated Notes due 2012.
4.3****	Indenture, dated as of February 20, 2003, among Burns Philp Capital Pty Limited, Burns Philp Capital (U.S.) Inc., Burns, Philp & Company Limited, the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee.
4.4****	Registration Rights Agreement, dated as of February 20, 2003, among Burns Philp Capital Pty Limited, Burns Philp Capital (U.S.) Inc., Burns, Philp & Company Limited and the parties named in Schedule A therein, and Credit Suisse First Boston LLC, relating to the Registrant’s 10 3/4% Senior Subordinated Notes due 2011.
4.5****	Indenture, dated as of June 16, 2003, among Burns Philp Capital Pty Limited, Burns Philp Capital (U.S.) Inc., Burns, Philp & Company Limited, the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee.
4.6****	Registration Rights Agreement, dated as of June 16, 2003, among Burns Philp Capital Pty Limited, Burns Philp Capital (U.S.) Inc., Burns, Philp & Company Limited and the parties named in Schedule A therein, and Credit Suisse First Boston LLC, relating to the Registrant’s 9 1/2% Senior Notes due 2010.
5.1	Opinion of Dewey Ballantine LLP regarding the validity of the Exchange Notes being registered.
5.2	Opinion of Dorsey & Whitney regarding the validity of the guarantee issued by the guarantor incorporated in Iowa.
5.3	Opinions of Brons & Salas regarding the validity of the guarantees issued by the guarantor incorporated or otherwise organized in Argentina and Levadura Uruguaya S.A. incorporated or otherwise organized in Uruguay.
5.4	Opinion of Blake, Cassels & Graydon LLP regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in Canada.
5.5	Opinion of Mayer, Brown, Rowe & Maw regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in England.
5.6	Opinion of Freshfields Bruckhaus Deringer regarding the validity of the guarantees issued by the guarantors incorporated or otherwise organized in Germany.
5.7	Opinion of Clifford Chance LLP regarding the validity of the guarantees issued by the guarantors incorporated or otherwise organized in the Netherlands.

Exhibit
No.	Description

5.8	Opinion of Russell McVeagh regarding the validity of the guarantees issued by certain of the guarantors incorporated or otherwise organized in New Zealand.
5.9	Opinion of Allens Arthur Robinson regarding the validity of the guarantees issued by certain of the guarantors incorporated or otherwise organized in Australia.
5.10	Opinion of Uria & Menendez regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in Spain.
5.11	Opinion of Perez Bustamante & Ponce regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in Ecuador.
5.12	Opinion of Bonilla, Montano & Toriello regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in Guatemala.
5.13	Opinion of Posadas, Posadas & Vecino regarding the validity of the guarantees issued by Flodden S.A. and Greensted S.A., each incorporated or otherwise organized in Uruguay.
5.14	Opinion of McLeod Dixon regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in Venezuela.
5.15	Opinion of Muniz, Forsyth, Ramirez, Perez-Taiman & Luna-Victoria regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in Peru.
5.16	Opinion of Bell Gully regarding the validity of the guarantees issued by certain of the guarantors incorporated or otherwise organized in New Zealand.
5.17	Opinion of Freehills regarding the validity of the guarantees issued by certain of the guarantors incorporated or otherwise organized in Australia and an opinion regarding the choice of law in the powers of attorney executed by the guarantors incorporated or otherwise organized in Germany.
10.1*	Senior Funding Agreement, dated August 2, 2001, among Burns, Philp & Company Limited, the Initial Borrowers, the Lead Arranger and Underwriter, the Co-Lead Arranger and Underwriter, the Facility Agent and the Initial Lenders (as such terms are defined therein), as amended by the First Amending Agreement dated November 13, 2001 and the Second Amending Agreement dated June 2, 2002.
10.2*	Revolving Loan Facility Agreement, dated August 2, 2001, among Burns, Philp & Company Limited, the entities listed in Schedule 1 thereto, Credit Suisse First Boston, Melbourne Branch, and the financial institutions listed in Schedule 2 thereto.
10.3*	Term Loan Facility Agreement, dated August 2, 2001, among Burns, Philp & Company Limited, the entities listed in Schedule 1 thereto, Credit Suisse First Boston, Melbourne Branch, and the financial institutions listed in Schedule 2 thereto.
10.4*	Debenture Trust Deed, dated July 28, 1998, between Burns, Philp & Company Limited and Chase Securities Australia Ltd.
10.5*	Security Trust Deed, dated July 28, 1998, between Burns, Philp & Company Limited and Chase Securities Australia Ltd.
10.6*	Security Trustee Agreement, dated August 13, 2001, among Burns, Philp & Company Limited, Credit Suisse First Boston, Melbourne Branch, J.P. Morgan Australia Limited in its capacity as Trustee under the Security Trust Deed, and The Chase Manhattan Bank in its capacity as Co-Trustee under the Security Trust Deed, and The Chase Manhattan Bank.
10.7*	Deed of Guarantee and Indemnity, dated June 17, 1999, between the Companies described in Item 1 of Schedule 1 thereto and Chase Securities Australia Ltd., in favor of the Debenture Stockholders (as defined therein).
10.8*	Deed of Guarantee and Indemnity, dated July 28, 1999, between the Companies described in Item 1 of Schedule 1 thereto and Chase Securities Australia Ltd., in favor of the Debenture Stockholders (as defined therein).

Exhibit
No.	Description

10.9*	Guarantee, dated November 17, 1998, between Burns Philp Canada Inc. and Chase Securities Australia Ltd., in favor of the Debenture Stockholders (as defined therein).
10.10*	Guarantee, dated November 17, 1998, between Burns Philp Food Limited and Chase Securities Australia Ltd., in favor of the Debenture Stockholders (as defined therein).
10.11*	Guarantor Accession Deed, dated July 23, 1998, executed by each party listed in the Schedule thereto.
10.12*	Guarantor Accession Deed, dated November 16, 1998, executed by each party listed in the Schedule thereto.
10.13*	Guarantor Accession Deed, dated November 24, 1998, executed by the Companies described in Schedule 1 thereto.
10.14*	Guarantor Accession Deed, dated May 10, 1999, executed by each party listed in the Schedule thereto.
10.15*	Guarantor Accession Deed, dated May 25, 1999, executed by each party listed in the Schedule thereto.
10.16*	Guarantor Accession Deed, dated May 25, 1999, executed by each party listed in the Schedule thereto.
10.17*	Guarantor Accession Deed, dated October 21, 1999, executed by each party listed in the Schedule thereto.
10.18*	Acceding Guarantor Accession Deed, dated June 22, 2000, executed by the Companies listed in Schedule 1 thereto.
10.19*	Undertaking of Mutual Obligations Agreement and other Covenants, dated May 10, 1999, among Mauri Brazil Industria, Commercio e Importacao Ltda., Mauri Fermentation Brazil Pty Limited and Chase Securities Australia Limited.
10.20**	Employment Agreement, dated August 20, 2002, between Thomas J. Degnan and Burns Philp Inc.
10.21*****	Employment Agreement, dated November 18, 2003, between R. Steven Martin and Tone Brothers, Inc.
10.22**	Employment Agreement, dated September 10, 2001, as amended, between John Lynch and Burns Philp (U.K.) Plc.
10.23**	Employment Agreement, dated September 10, 2001, as amended, between Frank Schoonyoung and Burns Philp Food Inc.
10.24*****	Agreement, dated November 18, 2003, between R. Steven Martin and Burns, Philp & Company Limited.
10.25****	TLA Senior Funding Agreement dated January 16, 2003, as amended and restated as of February 21, 2003, and as further amended and restated as of March 4, 2003, among Burns, Philp & Company Limited, the Initial Borrowers, the Lead Arranger and Underwriter, the Co-Lead Arrangers and Underwriters, the Facility Agent and the Initial Subscribers.
10.26****	Revolving Facility Agreement dated January 16, 2003, as amended and restated as of February 21, 2003, among the Parent, the Initial Borrowers, Credit Suisse First Boston, Melbourne Branch, and the Initial Subscribers.
10.27****	Term A Facility Agreement dated January 16, 2003, as amended and restated as of February 21, 2003, among the Parent, the Initial Borrowers, Credit Suisse First Boston, Melbourne Branch, and the Initial Subscribers.
10.28****	Trust Deed, dated April 30, 2003, relating to Capital Notes, Goodman Finance Limited, as Issuer of Capital Notes, and Burns, Philp & Company Limited, as Guarantor and Issuer of Ordinary Shares in Redemption of Capital Notes and the New Zealand Guardian Trust Company Limited, as trustee.

Exhibit
No.	Description

10.29****	Term B Senior Funding Agreement dated February 20, 2003, as amended and restated February 26, 2003, among Burns, Philp & Company Limited, Burns Philp Inc., the lenders named therein and Credit Suisse First Boston, Cayman Islands Branch (“TLB”).
10.30****	Guarantor Accession Deed, dated October 24, 2000, executed by Burns Philp Pakistan Pty Limited.
10.31****	Guarantor Accession Deed, dated June 14, 2002, executed by Burns Philp Capital Pty Limited.
10.32****	Guarantor Accession Deed, dated October 17, 2002, executed by each party listed in Schedule 1 thereto.
10.33****	Guarantor Accession Deed, dated December 2, 2002, executed by each party listed in the Schedule thereto.
10.34****	Guarantor Accession Deeds, dated February 7, 2003, executed by BPCUS1 Inc., Burns Philp Capital (U.S.) Inc. and Burns Philp Finance New Zealand Limited.
10.35*****	Guarantor Accession Deed, dated August 6, 2003, executed by each party listed in Schedule 1 thereto.
10.36*****	Amendment No. 1, dated November 20, 2003, to the TLB.
10.37*****	Deed of Debenture Trust, dated March 7, 2003, by and among Burns, Philp & Company Limited, each entity listed on Schedule 1 thereto, and J.P. Morgan Australia Limited, as security trustee.
10.38*****	Employment Agreement, dated November 20, 1998, between Robert MacPherson and Tone Brothers, Inc.
10.39	Guarantor Accession Deed, dated February 11, 2004, executed by each party listed in Schedule 1 thereto.
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of Burns, Philp & Company Limited.
23.1	Consent of KPMG.
23.2	Consent of Ernst & Young.
23.3	Consent of Dewey Ballantine LLP (included in Exhibit 5.1).
23.4	Consent of Dorsey & Whitney (included in Exhibit 5.2).
23.5	Consent of Brons & Salas (included in Exhibit 5.3).
23.6	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.4).
23.7	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.5).
23.8	Consent of Freshfields Bruckhaus Deringer (included in Exhibit 5.6).
23.9	Consent of Clifford Chance LLP (included in Exhibit 5.7).
23.10	Consent of Russell McVeagh (included in Exhibit 5.8).
23.11	Consent of Allens Arthur Robinson (included in Exhibit 5.9).
23.12	Consent of Uria & Menendez (included in Exhibit 5.10).
23.13	Consent of Perez Bustamante & Ponce (included in Exhibit 5.11).
23.14	Consent of Bonilla, Montano & Toriello (included in Exhibit 5.12).
23.15	Consent of Posadas, Posadas & Vecino (included in Exhibit 5.13).
23.16	Consent of McLeod Dixon (included in Exhibit 5.14).
23.17	Consent of Muniz, Forsyth, Ramirez, Perez-Taiman & Luna-Victoria (included in Exhibit 5.15).
23.18	Consent of Bell Gully (included in Exhibit 5.16).
23.19	Consent of Freehills (included in Exhibit 5.17).

Exhibit
No.	Description

24.1	Powers of Attorney (included on the signature page of the Registration Statement).
24.2**	Powers of Attorney.
24.3***	Powers of Attorney.
24.4****	Powers of Attorney.
24.5*****	Powers of Attorney.
24.6	Powers of Attorney.
25.1*	Statement on Form T-1 of Eligibility of Trustee.
99.1*****	Form of Letter of Transmittal for the 9 3/4% Senior Subordinated Notes due 2012.
99.2*	Form of Notice of Guaranteed Delivery for the 9 3/4% Senior Subordinated Notes due 2012.
99.3*	Form of Letter to Brokers.
99.4*	Form of Letter to Clients.
99.5	Form of Instruction to Registered Holder from Beneficial Owner.
99.6	Guidelines for Certification of Taxpayer Indentification Number on Substitute Form W-9.

*	Previously filed with the Registrants’ Registration Statement on Form F-4 filed on August 9, 2002 (File No. 333-98141).

**	Previously filed with Amendment No. 1 to the Registrants’ Registration Statement on Form F-4 filed on October 18, 2002 (File No. 333-98141).

***	Previously filed with Amendment No. 2 to the Registrants’ Registration Statement on Form F-4 filed on December 3, 2002 (File No. 333-98141).

****	Previously filed with Amendment No. 3 to the Registrants’ Registration Statement on Form F-4 filed on July 16, 2003 (File No. 333-98141).

*****	Previously filed with Amendment No. 4 to the Registrant’s Registration Statement on Form F-4 filed on January 22, 2004 (File No. 333-98141).

†	Schedules to this exhibit have been omitted. Upon request, a copy of any omitted schedule will be supplementally furnished to the SEC.

(b) Financial Statement Schedules

      All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

Item 22.     Undertakings.

      1.     The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of the delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished; provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

      2.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      3.     The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on March 5, 2004.

BURNS, PHILP & COMPANY LIMITED
(Registrant)

By:	/s/ THOMAS J. DEGNAN

Name: Thomas J. Degnan
Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Alan G. McGregor	Chairman of the Board of Directors	March 5, 2004

* Graeme R. Hart	Deputy Chairman of the Board of Directors	March 5, 2004

/s/ THOMAS J. DEGNAN Thomas J. Degnan	Chief Executive Officer and Managing Director (Principal Executive Officer)	March 5, 2004

* Mark D. I. Burrows	Director	March 5, 2004

* Fred W. Smith	Director	March 5, 2004

* Bryce M. Murray	Director	March 5, 2004

* Allen P. Hugli	Chief Financial Officer (Principal Financial and Accounting Officer)	March 5, 2004

/s/ THOMAS J. DEGNAN Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP CAPITAL PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

SUDAMERICANA DE LEVADURAS S.A. DE INVERSIONES
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Vice President and Director (Principal Executive Officer)	March 5, 2004

* Eduardo E. Represas	Director	March 5, 2004

* Domingo Caridade	Director	March 5, 2004

* Christiam Olt	President and Director	March 5, 2004

* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on March 5, 2004.

BURNS PHILP AUSTRALIA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP CAMELLIA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Richard P. Meagher	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP FOOD HOLDINGS PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004
      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP FOOD OVERSEAS HOLDINGS LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on March 5, 2004.

BURNS PHILP FOOD OVERSEAS INVESTMENTS PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP FOOD PROPERTIES PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP FOOD SERVICES PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP SOUTH AMERICA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP MIDDLE EAST PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Srinivas S. Garapati	Director	March 5, 2004

* Fouad I. Khouri-Dagher	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP OVERSEAS HOLDINGS LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP PAKISTAN PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Srinivas S. Garapati	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP TECHNOLOGY AND DEVELOPMENT
PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Geoffrey M. Black	Director	March 5, 2004

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP TECHNOLOGY PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP TREASURY (AUSTRALIA) LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

INDONESIAN YEAST COMPANY PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Richard P. Meagher	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

MAURI FERMENTATION ARGENTINA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

MAURI FERMENTATION BRAZIL PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

MAURI FERMENTATION CHILE PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

MAURI FERMENTATION CHINA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Richard P. Meagher	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

MAURI FERMENTATION INDIA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Srinivas S. Garapati	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

MAURI FERMENTATION INDONESIA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Richard P. Meagher	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

MAURI FERMENTATION MALAYSIA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Srinivas S. Garapati	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

MAURI FERMENTATION PHILIPPINES PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Richard P. Meagher	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

MAURI FERMENTATION VIETNAM PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Amitab Duggal	Director	March 5, 2004

* Srinivas S. Garapati	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

MAURI YEAST AUSTRALIA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004
* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004
/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004
* Richard P. Meagher	Director	March 5, 2004
* Gregory J. Quirk	Director	March 5, 2004
* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BPC1 PTY LIMITED
(Registrant)

By:	/s/ THOMAS J. DEGNAN

Name: Thomas J. Degnan
Title: Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ THOMAS J. DEGNAN Thomas J. Degnan	Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Allen P. Hugli	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ THOMAS J. DEGNAN Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP FOOD LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Attorney and Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Allen P. Hugli	Vice President and Director (Principal Financial and Accounting Officer)	March 5, 2004

* Frank Schoonyoung	Vice President and Director	March 5, 2004

* Ricardo Alvergue	Treasurer and Director	March 5, 2004

* Thomas J. Degnan	President (Principal Executive Officer)	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP ECUADOR S.A.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Raul de la Torre	Director	March 5, 2004

* Jose Maria Perez	Director	March 5, 2004

* Luis Francisco Valenzuela	Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP DEUTSCHLAND
EXPORT NAHRUNGSMITTEL-
VERTRIEBSGESELLSCHAFT
MBH
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* John T. Lynch	Director	March 5, 2004

* John G. McKenna	Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP DEUTSCHLAND GMBH
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* John T. Lynch	Director	March 5, 2004

* John G. McKenna	Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP DEUTSCHLAND GRUNDBESITZ GMBH
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* John T. Lynch	Director	March 5, 2004

* John G. McKenna	Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

DEUTSCHE HEFEWERKE GMBH
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Dennis Lamberth	Director	March 5, 2004

* John T. Lynch	Director	March 5, 2004

* John G. McKenna	Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP GUATEMALA S.A.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Lorena Barrios	Director	March 5, 2004

* Rolando Barrios	Director	March 5, 2004

* Ramiro Berrios Lopez	Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP NETHERLANDS EUROPEAN
HOLDINGS B.V.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

* R.G.A. de Schutter for and on behalf of Equity Trust Co. N.V	Director	March 5, 2004

* John T. Lynch	Director	March 5, 2004

* John G. McKenna	Director	March 5, 2004

* Lois E. Wheeler	Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP TREASURY (EUROPE) B.V.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

* R.G.A. de Schutter for and on behalf of Equity Trust Co. N.V	Director	March 5, 2004

* John T. Lynch	Director	March 5, 2004

* John G. McKenna	Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GOODMAN FINANCE LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Graeme R. Hart	Director	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Director and Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP (NEW ZEALAND) LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Keith J. Mellor	Director	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

* Richard P. Meagher	Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

NEW ZEALAND FOOD INDUSTRIES LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Keith J. Mellor	Director	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

* Richard P. Meagher	Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP PERU S.A.C.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Ricardo Daniel Aquerman	Director	March 5, 2004

* Sergio Oquendo Heraud	Director	March 5, 2004

* Albert Alex Jesus Forsyth Solari	Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP FOOD S.A.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Dennis Lamberth	Director	March 5, 2004

* John T. Lynch	Director	March 5, 2004

* John G. McKenna	Director	March 5, 2004

* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP (U.K.) P.L.C.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Dennis Lamberth	Director	March 5, 2004

* Lois E. Wheeler	Secretary and Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BPCUS1 INC.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	President and Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP CAPITAL (U.S.) INC.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	President and Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fenton, Missouri on March 5, 2004.

BURNS PHILP FOOD INC.
(Registrant)

By:	/s/ FRANK H. SCHOONYOUNG

Name: Frank H. Schoonyoung
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ FRANK H. SCHOONYOUNG Frank H. Schoonyoung	President and Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP INC.
(Registrant)

By:	/s/ THOMAS J. DEGNAN

Name: Thomas J. Degnan
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ THOMAS J. DEGNAN Thomas J. Degnan	President and Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ankeny, Iowa on March 5, 2004.

TONE BROTHERS, INC.
(Registrant)

By:	/s/ R. STEVEN MARTIN

Name: R. Steven Martin
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ R. STEVEN MARTIN R. Steven Martin	President and Director	March 5, 2004

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Treasurer and Director (Principal Financial and Accounting Officer)	March 5, 2004

* Frank H. Schoonyoung	Director	March 5, 2004

* Robert MacPherson	Chief Financial Officer and Vice President	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

FLODDEN S.A.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Lucio Guillermo Andres	Director	March 5, 2004
* Daniel Fernando Calvo	Director	March 5, 2004
* Christiam Olt	Director	March 5, 2004
* Oscar Manteca	Director	March 5, 2004
* Fernando Carlos Wall	Director	March 5, 2004
* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004
* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GREENSTED S.A.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Lucio Guillermo Andres	Director	March 5, 2004
* Ramiro Berrios Lopez	Director	March 5, 2004
* Oscar Manteca	Director	March 5, 2004
* Fernando Carlos Wall	Director	March 5, 2004
* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004
* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

LEVADURA URUGUAYA S.A.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Christiam Olt	Director	March 5, 2004

* Oscar Devotto	Director	March 5, 2004

* Lucio Guillermo Andres	Director	March 5, 2004

* Guillermo Cristobal	Director	March 5, 2004

* Fernando C. Wall	Director	March 5, 2004

* Oscar Manteca	Director	March 5, 2004

* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BURNS PHILP VENEZUELA S.A.
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Lucio Guillermo Andres	Director	March 5, 2004

* Luis Freddy Duran Gonzalez	Director	March 5, 2004

* Fernando Carlos Wall	Director	March 5, 2004

* Thomas J. Degnan	Principal Executive Officer and Authorized Representative in the United States	March 5, 2004

* Allen P. Hugli	Principal Financial and Accounting Officer	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GOODMAN FIELDER PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

BCW HOTPLATE BAKERY PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia March 5, 2004.

COUNTRY BAKE BAKERIES PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

ERNEST ADAMS AUSTRALIA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

ETA FOODS PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

FIELDER GILLESPIE DAVIS FINANCE PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

G F AUSTRALIA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

G F D AUSTRALIA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

G F DEFIANCE PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GF FINANCE INTERNATIONAL PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GF FINANCE PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GF FRESH PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GF GROUP SERVICES PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING Helen D. Golding Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GF TRADE FINANCE PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

G WOOD SON AND COMPANY PROPRIETARY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GILLESPIE BROS HOLDINGS PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GOODMAN FIELDER CONSUMER FOODS PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GOODMAN FIELDER FIELD OPERATIONS PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GOODMAN FIELDER FOOD SERVICES PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GOODMAN FIELDER INGREDIENTS PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GOODMAN FIELDER INTERNATIONAL PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

M L (WA) EXPORT PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

MOWBRAY INDUSTRIES PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

NAMREGTOWN INTERNATIONAL PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

PROVINCIAL TRADERS FOODS PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

QBA PROPERTIES PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

QUALITY BAKERS AUSTRALIA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

ROCHNA PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

STUART BAKERY PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

SUNICRUST BAKERIES PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

THE UNCLE TOBYS COMPANY PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

UNCLE TOBYS PROPERTIES PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

WILLIAM JACKETT & SON PTY LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

* Thomas J. Degnan	Director (Principal Executive Officer)	March 5, 2004

* Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

* Gregory J. Quirk	Director	March 5, 2004

* Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

      The undersigned, by signing her name hereto, does sign and execute this Amendment No. 5 pursuant to the Powers of Attorney executed by the above named directors, officers and representatives of the Registrant and previously filed with the Securities and Exchange Commission on behalf of such directors, officers and representatives.

*By:	/s/ HELEN D. GOLDING __________________________________ Helen D. Golding

Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GF FINANCE (N.Z.) LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen Hugli, Helen Golding, Gregory Quirk, Philip West, George Petty and Herbert Blum and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

/s/ ALLEN P. HUGLI Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004
/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004
/s/ BRYCE M. MURRAY Bryce M. Murray	Director	March 5, 2004
/s/ THOMAS J. DEGNAN Thomas J. Degnan	Principal Executive Officer	March 5, 2004
/s/ THOMAS J. DEGNAN Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GOODMAN FIELDER MILLING & BAKING
NEW ZEALAND LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen Hugli, Helen Golding, Gregory Quirk, Philip West, George Petty and Herbert Blum and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

/s/ ALLEN P. HUGLI Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004
/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004
/s/ BRYCE M. MURRAY Bryce M. Murray	Director	March 5, 2004
/s/ THOMAS J. DEGNAN Thomas J. Degnan	Principal Executive Officer	March 5, 2004
/s/ THOMAS J. DEGNAN Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

GOODMAN FIELDER NEW ZEALAND LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen Hugli, Helen Golding, Gregory Quirk, Philip West, George Petty and Herbert Blum and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

/s/ ALLEN P. HUGLI Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

/s/ BRYCE M. MURRAY Bryce M. Murray	Director	March 5, 2004

/s/ THOMAS J. DEGNAN Thomas J. Degnan	Principal Executive Officer	March 5, 2004

/s/ THOMAS J. DEGNAN Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

MEADOW LEA FOODS LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen Hugli, Helen Golding, Gregory Quirk, Philip West, George Petty and Herbert Blum and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

/s/ ALLEN P. HUGLI Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004
/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004
/s/ BRYCE M. MURRAY Bryce M. Murray	Director	March 5, 2004
/s/ THOMAS J. DEGNAN Thomas J. Degnan	Principal Executive Officer	March 5, 2004
/s/ THOMAS J. DEGNAN Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

NZ MARGARINE HOLDINGS LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen Hugli, Helen Golding, Gregory Quirk, Philip West, George Petty and Herbert Blum and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

/s/ ALLEN P. HUGLI Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004
/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004
/s/ BRYCE M. MURRAY Bryce M. Murray	Director	March 5, 2004
/s/ THOMAS J. DEGNAN Thomas J. Degnan	Principal Executive Officer	March 5, 2004
/s/ THOMAS J. DEGNAN Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 5, 2004.

QUALITY BAKERS NEW ZEALAND LIMITED
(Registrant)

By:	/s/ HELEN D. GOLDING

Name: Helen D. Golding
Title: Group Legal Counsel

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen Hugli, Helen Golding, Gregory Quirk, Philip West, George Petty and Herbert Blum and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

	Title	Date
Signature

/s/ ALLEN P. HUGLI Allen P. Hugli	Director (Principal Financial and Accounting Officer)	March 5, 2004

/s/ HELEN D. GOLDING Helen D. Golding	Director	March 5, 2004

/s/ BRYCE M. MURRAY Bryce M. Murray	Director	March 5, 2004

/s/ THOMAS J. DEGNAN Thomas J. Degnan	Principal Executive Officer	March 5, 2004

/s/ THOMAS J. DEGNAN Thomas J. Degnan	Authorized Representative in the United States	March 5, 2004

INDEX TO EXHIBITS

Exhibit
No.		Description

2	.1**†	Stock and Asset Purchase Agreement, dated October 14, 2002, among Kraft Foods International, Inc., Kraft Foods Holdings, Inc. and Burns, Philp & Company Limited.
2	.2***†	Asset Purchase Agreement, dated as of August 23, 2002, among Burns Philp Food Inc., Burns Philp Food Limited and Vinegar Corp.
2	.2a****†	Index of schedules to the Asset Purchase Agreement dated as of August 23, 2002, among Burns Philp Food Inc., Burns Philp Food Limited and Vinegar Corp.
2	.3***†	Share Sale Agreement, dated August 7, 2002, among Burns Philp Food Services Pty Limited, Burns Philp (New Zealand) Limited, Burns, Philp & Company Limited, ST Australia Pty Ltd, Support Terminals Operating Partnership L.P. and Kaneb Pipe Line Operating Partnership, L.P.
3	.1*	Constitution of Burns, Philp & Company Limited.
3	.2*	Constitution of Burns Philp Capital Pty Limited.
4	.1*	Indenture, dated as of June 21, 2002, among Burns Philp Capital Pty Limited, Burns, Philp & Company Limited, the Subsidiary Guarantors from time to time party thereto and The Bank of New York, as trustee.
4	.2*	Registration Rights Agreement, dated as of June 21, 2002, among Burns Philp Capital Pty Limited, Burns, Philp & Company Limited and the parties named in Schedule A therein, and Credit Suisse First Boston Corporation and TD Securities (USA) Inc., relating to the Registrant’s 9 3/4% Senior Subordinated Notes due 2012.
4	.3****	Indenture, dated as of February 20, 2003, among Burns Philp Capital Pty Limited, Burns Philp Capital (U.S.) Inc., Burns, Philp & Company Limited, the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee.
4	.4****	Registration Rights Agreement, dated as of February 20, 2003, among Burns Philp Capital Pty Limited, Burns Philp Capital (U.S.) Inc., Burns, Philp & Company Limited and the parties named in Schedule A therein, and Credit Suisse First Boston LLC, relating to the Registrant’s 10 3/4% Senior Subordinated Notes due 2011.
4	.5****	Indenture, dated as of June 16, 2003, among Burns Philp Capital Pty Limited, Burns Philp Capital (U.S.) Inc., Burns, Philp & Company Limited, the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee.
4	.6****	Registration Rights Agreement, dated as of June 16, 2003, among Burns Philp Capital Pty Limited, Burns Philp Capital (U.S.) Inc., Burns, Philp & Company Limited and the parties named in Schedule A therein, and Credit Suisse First Boston LLC, relating to the Registrant’s 9 1/2% Senior Notes due 2010.
5.1		Opinion of Dewey Ballantine LLP regarding the validity of the Exchange Notes being registered.
5.2		Opinion of Dorsey & Whitney regarding the validity of the guarantee issued by the guarantor incorporated in Iowa.
5.3		Opinions of Brons & Salas regarding the validity of the guarantees issued by the guarantor incorporated or otherwise organized in Argentina and Levadura Uruguaya S.A. incorporated or otherwise organized in Uruguay.
5.4		Opinion of Blake, Cassels & Graydon LLP regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in Canada.
5.5		Opinion of Mayer, Brown, Rowe & Maw regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in England.
5.6		Opinion of Freshfields Bruckhaus Deringer regarding the validity of the guarantees issued by the guarantors incorporated or otherwise organized in Germany.
5.7		Opinion of Clifford Chance LLP regarding the validity of the guarantees issued by the guarantors incorporated or otherwise organized in the Netherlands.
5.8		Opinion of Russell McVeagh regarding the validity of the guarantees issued by certain of the guarantors incorporated or otherwise organized in New Zealand.
5.9		Opinion of Allens Arthur Robinson regarding the validity of the guarantees issued by certain of the guarantors incorporated or otherwise organized in Australia.

Exhibit
No.		Description

5.10		Opinion of Uria & Menendez regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in Spain.
5.11		Opinion of Perez Bustamante & Ponce regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in Ecuador.
5.12		Opinion of Bonilla, Montano & Toriello regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in Guatemala.
5.13		Opinion of Posadas, Posadas & Vecino regarding the validity of the guarantees issued by Flodden S.A. and Greensted S.A., each incorporated or otherwise organized in Uruguay.
5.14		Opinion of McLeod Dixon regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in Venezuela.
5.15		Opinion of Muniz, Forsyth, Ramirez, Perez-Taiman & Luna-Victoria regarding the validity of the guarantee issued by the guarantor incorporated or otherwise organized in Peru.
5.16		Opinion of Bell Gully regarding the validity of the guarantees issued by certain of the guarantors incorporated or otherwise organized in New Zealand.
5.17		Opinion of Freehills regarding the validity of the guarantees issued by certain of the guarantors incorporated or otherwise organized in Australia and an opinion regarding the choice of law in the powers of attorney executed by the guarantors incorporated or otherwise organized in Germany.
10	.1*	Senior Funding Agreement, dated August 2, 2001, among Burns, Philp & Company Limited, the Initial Borrowers, the Lead Arranger and Underwriter, the Co-Lead Arranger and Underwriter, the Facility Agent and the Initial Lenders (as such terms are defined therein), as amended by the First Amending Agreement dated November 13, 2001 and the Second Amending Agreement dated June 2, 2002.
10	.2*	Revolving Loan Facility Agreement, dated August 2, 2001, among Burns, Philp & Company Limited, the entities listed in Schedule 1 thereto, Credit Suisse First Boston, Melbourne Branch, and the financial institutions listed in Schedule 2 thereto.
10	.3*	Term Loan Facility Agreement, dated August 2, 2001, among Burns, Philp & Company Limited, the entities listed in Schedule 1 thereto, Credit Suisse First Boston, Melbourne Branch, and the financial institutions listed in Schedule 2 thereto.
10	.4*	Debenture Trust Deed, dated July 28, 1998, between Burns, Philp & Company Limited and Chase Securities Australia Ltd.
10	.5*	Security Trust Deed, dated July 28, 1998, between Burns, Philp & Company Limited and Chase Securities Australia Ltd.
10	.6*	Security Trustee Agreement, dated August 13, 2001, among Burns, Philp & Company Limited, Credit Suisse First Boston, Melbourne Branch, J.P. Morgan Australia Limited in its capacity as Trustee under the Security Trust Deed, and The Chase Manhattan Bank in its capacity as Co-Trustee under the Security Trust Deed, and The Chase Manhattan Bank.
10	.7*	Deed of Guarantee and Indemnity, dated June 17, 1999, between the Companies described in Item 1 of Schedule 1 thereto and Chase Securities Australia Ltd., in favor of the Debenture Stockholders (as defined therein).
10	.8*	Deed of Guarantee and Indemnity, dated July 28, 1999, between the Companies described in Item 1 of Schedule 1 thereto and Chase Securities Australia Ltd., in favor of the Debenture Stockholders (as defined therein).
10	.9*	Guarantee, dated November 17, 1998, between Burns Philp Canada Inc. and Chase Securities Australia Ltd., in favor of the Debenture Stockholders (as defined therein).
10	.10*	Guarantee, dated November 17, 1998, between Burns Philp Food Limited and Chase Securities Australia Ltd., in favor of the Debenture Stockholders (as defined therein).
10	.11*	Guarantor Accession Deed, dated July 23, 1998, executed by each party listed in the Schedule thereto.
10	.12*	Guarantor Accession Deed, dated November 16, 1998, executed by each party listed in the Schedule thereto.
10	.13*	Guarantor Accession Deed, dated November 24, 1998, executed by the Companies described in Schedule 1 thereto.

Exhibit
No.		Description

10	.14*	Guarantor Accession Deed, dated May 10, 1999, executed by each party listed in the Schedule thereto.
10	.15*	Guarantor Accession Deed, dated May 25, 1999, executed by each party listed in the Schedule thereto.
10	.16*	Guarantor Accession Deed, dated May 25, 1999, executed by each party listed in the Schedule thereto.
10	.17*	Guarantor Accession Deed, dated October 21, 1999, executed by each party listed in the Schedule thereto.
10	.18*	Acceding Guarantor Accession Deed, dated June 22, 2000, executed by the Companies listed in Schedule 1 thereto.
10	.19*	Undertaking of Mutual Obligations Agreement and other Covenants, dated May 10, 1999, among Mauri Brazil Industria, Commercio e Importacao Ltda., Mauri Fermentation Brazil Pty Limited and Chase Securities Australia Limited.
10	.20**	Employment Agreement, dated August 20, 2002, between Thomas J. Degnan and Burns Philp Inc.
10	.21*****	Employment Agreement, dated November 18, 2003, between R. Steven Martin and Tone Brothers, Inc.
10	.22**	Employment Agreement, dated September 10, 2001, as amended, between John Lynch and Burns Philp (U.K.) Plc.
10	.23**	Employment Agreement, dated September 10, 2001, as amended, between Frank Schoonyoung and Burns Philp Food Inc.
10	.24*****	Agreement, dated November 18, 2003, between R. Steven Martin and Burns, Philp & Company Limited.
10	.25****	TLA Senior Funding Agreement dated January 16, 2003, as amended and restated as of February 21, 2003, and as further amended and restated as of March 4, 2003, among Burns, Philp & Company Limited, the Initial Borrowers, the Lead Arranger and Underwriter, the Co-Lead Arrangers and Underwriters, the Facility Agent and the Initial Subscribers.
10	.26****	Revolving Facility Agreement dated January 16, 2003, as amended and restated as of February 21, 2003, among the Parent, the Initial Borrowers, Credit Suisse First Boston, Melbourne Branch, and the Initial Subscribers.
10	.27****	Term A Facility Agreement dated January 16, 2003, as amended and restated as of February 21, 2003, among the Parent, the Initial Borrowers, Credit Suisse First Boston, Melbourne Branch, and the Initial Subscribers.
10	.28****	Trust Deed, dated April 30, 2003, relating to Capital Notes, Goodman Finance Limited, as Issuer of Capital Notes, and Burns, Philp & Company Limited, as Guarantor and Issuer of Ordinary Shares in Redemption of Capital Notes and the New Zealand Guardian Trust Company Limited, as trustee.
10	.29****	Term B Senior Funding Agreement dated February 20, 2003, as amended and restated February 26, 2003, among Burns, Philp & Company Limited, Burns Philp Inc., the lenders named therein and Credit Suisse First Boston, Cayman Islands Branch (“TLB”).
10	.30****	Guarantor Accession Deed, dated October 24, 2000, executed by Burns Philp Pakistan Pty Limited.
10	.31****	Guarantor Accession Deed, dated June 14, 2002, executed by Burns Philp Capital Pty Limited.
10	.32****	Guarantor Accession Deed, dated October 17, 2002, executed by each party listed in Schedule 1 thereto.
10	.33****	Guarantor Accession Deed, dated December 2, 2002, executed by each party listed in the Schedule thereto.
10	.34****	Guarantor Accession Deeds, dated February 7, 2003, executed by BPCUS1 Inc., Burns Philp Capital (U.S.) Inc. and Burns Philp Finance New Zealand Limited.
10	.35*****	Guarantor Accession Deed, dated August 6, 2003, executed by each party listed in Schedule 1 thereto.
10	.36*****	Amendment No. 1, dated November 20, 2003, to the TLB.

Exhibit
No.		Description

10	.37*****	Deed of Debenture Trust, dated March 7, 2003, by and among Burns, Philp & Company Limited, each entity listed on Schedule 1 thereto, and J.P. Morgan Australia Limited, as security trustee.
10	.38*****	Employment Agreement, dated November 20, 1998, between Robert MacPherson and Tone Brothers, Inc.
10.39		Guarantor Accession Deed, dated February 11, 2004, executed by each party listed in Schedule 1 thereto.
12.1		Statement of Computation of Ratio of Earnings to Fixed Charges.
21.1		Subsidiaries of Burns, Philp & Company Limited.
23.1		Consent of KPMG.
23.2		Consent of Ernst & Young.
23.3		Consent of Dewey Ballantine LLP (included in Exhibit 5.1).
23.4		Consent of Dorsey & Whitney (included in Exhibit 5.2).
23.5		Consent of Brons & Salas (included in Exhibit 5.3).
23.6		Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.4).
23.7		Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.5).
23.8		Consent of Freshfields Bruckhaus Deringer (included in Exhibit 5.6).
23.9		Consent of Clifford Chance LLP (included in Exhibit 5.7).
23.10		Consent of Russell McVeagh (included in Exhibit 5.8).
23.11		Consent of Allens Arthur Robinson (included in Exhibit 5.9).
23.12		Consent of Uria & Menendez (included in Exhibit 5.10).
23.13		Consent of Perez Bustamante & Ponce (included in Exhibit 5.11).
23.14		Consent of Bonilla, Montano & Toriello (included in Exhibit 5.12).
23.15		Consent of Posadas, Posadas & Vecino (included in Exhibit 5.13).
23.16		Consent of McLeod Dixon (included in Exhibit 5.14).
23.17		Consent of Muniz, Forsyth, Ramirez, Perez-Taiman & Luna-Victoria (included in Exhibit 5.15).
23.18		Consent of Bell Gully (included in Exhibit 5.16).
23.19		Consent of Freehills (included in Exhibit 5.17).
24.1		Powers of Attorney (included on the signature page of the Registration Statement).
24	.2**	Powers of Attorney.
24	.3***	Powers of Attorney.
24	.4****	Powers of Attorney.
24	.5*****	Powers of Attorney.
24.6		Powers of Attorney.
25	.1*	Statement on Form T-1 of Eligibility of Trustee.
99	.1*****	Form of Letter of Transmittal for the 9 3/4% Senior Subordinated Notes due 2012.
99	.2*	Form of Notice of Guaranteed Delivery for the 9 3/4% Senior Subordinated Notes due 2012.
99	.3*	Form of Letter to Brokers.
99	.4*	Form of Letter to Clients.
99.5		Form of Instruction to Registered Holder from Beneficial Owner.
99.6		Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Previously filed with the Registrants’ Registration Statement on Form F-4 filed on August 9, 2002 (File No. 333-98141).

**	Previously filed with Amendment No. 1 to the Registrants’ Registration Statement on Form F-4 filed on October 18, 2002 (File No. 333-98141).

***	Previously filed with Amendment No. 2 to the Registrants’ Registration Statement on Form F-4 filed on December 3, 2002 (File No. 333-98141).

****	Previously filed with Amendment No. 3 to the Registrants’ Registration Statement on Form F-4 filed on July 16, 2003 (File No. 333-98141).

*****	Previously filed with Amendment No. 4 to the Registrant’s Registration Statement on Form F-4 filed on January 22, 2004 (File No. 333-98141).

†	Schedules to this exhibit have been omitted. Upon request, a copy of any omitted schedule will be supplementally furnished to the SEC.